UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Nordstrom, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

1617 Sixth Avenue, Seattle, Washington 98101

[•], 2025

Dear Shareholder,

You are cordially invited to attend a special meeting of shareholders (together with any adjournment or postponement thereof, the “Special Meeting”) of Nordstrom, Inc., a Washington corporation (“Nordstrom”). The Special Meeting will be held on [•], 2025 at [•], Pacific Time. You may attend the Special Meeting via a live interactive webcast at www.virtualshareholdermeeting.com/JWN2025SM. You will be able to listen to the Special Meeting live and vote during the meeting. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our shareholders.

At the Special Meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of December 22, 2024, by and among Nordstrom, Norse Holdings, Inc., a Delaware corporation (“Parent”), and Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”). Parent and Acquisition Sub are affiliated with certain members of the Nordstrom family and related trusts and family-controlled investment vehicles (the “Family Group”) and El Puerto de Liverpool S.A.B. de C.V., a Mexican publicly traded corporation (sociedad anónima bursátil de capital variable) (“Liverpool” and, collectively with Parent, Acquisition Sub, the Family Group and their respective affiliates, the “Parent Parties”). Pursuant to the Merger Agreement, Acquisition Sub will merge with and into Nordstrom, with Nordstrom surviving as a wholly owned subsidiary of Parent (the “Merger”). At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Nordstrom to its named executive officers in connection with the Merger (the “Compensation Proposal”), and a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement (the “Adjournment Proposal”).

At the effective time of the Merger (the “Effective Time”), each share of Nordstrom’s common stock, no par value per share (“Nordstrom Common Stock”), issued and outstanding as of immediately prior to the Effective Time (subject to certain exceptions in the Merger Agreement, including shares to be contributed to Parent by the Family Group and Liverpool) will be cancelled and converted into the right to receive $24.25 per share of Nordstrom Common Stock in cash (the “Merger Consideration”), without interest and less any required tax withholdings. This amount represents a premium of approximately 42% to the Nordstrom Common Stock’s unaffected closing price per share on March 18, 2024, the last trading day prior to media speculation regarding a potential transaction. In addition, Nordstrom’s Board of Directors (the “Nordstrom Board”) intends to declare a special dividend of up to $0.25 per share (based on the amount of available cash on hand of Nordstrom and its subsidiaries) prior to and contingent on the closing of the Merger.

The proposed Merger is a “going private transaction” under the rules of the Securities and Exchange Commission. If the Merger is consummated, Nordstrom Common Stock will be delisted from the New York Stock Exchange and Nordstrom will become a privately held company that is wholly owned by Parent.

A Special Committee composed solely of independent and disinterested directors (the “Special Committee”) was formed by the Nordstrom Board and, with the assistance of its own independent financial and legal advisors, considered, evaluated and negotiated the Merger Consideration and the other terms of the Merger Agreement. The Special Committee unanimously (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders, (2) recommended that Nordstrom’s shareholders approve the Merger Agreement, the Compensation Proposal and the

Adjournment Proposal, and (3) recommended that the Nordstrom Board, among other things, (a) approve the Merger Agreement and, subject to receiving the Requisite Shareholder Approvals (as defined below), the consummation of the transactions contemplated thereby, including the Merger, and (b) recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by Nordstrom’s shareholders. The Nordstrom Board, acting on the unanimous recommendation of the Special Committee, unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves), among other things, (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders, (2) approved the Merger Agreement and, subject to receiving the Requisite Shareholder Approvals, the consummation of the transactions contemplated thereby, including the Merger, and (3) upon the terms and subject to the conditions of the Merger Agreement, resolved to recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by Nordstrom’s shareholders. In addition, the Special Committee and the Nordstrom Board, on behalf of Nordstrom, each believes that the Merger is fair to Nordstrom’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each of the Special Committee and the Nordstrom Board unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves from the recommendation of the Nordstrom Board) recommends that you vote: (1) “FOR” the approval of the Merger Agreement, (2) “FOR” the compensation that will or may become payable by Nordstrom to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares you own. Approval of the Merger Agreement requires the affirmative vote of (1) the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting and (2) the holders of shares of Nordstrom Common Stock representing a majority of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting other than shares owned, directly or indirectly, by the Parent Parties or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of Nordstrom (together the “Requisite Shareholder Approvals”). Each record holder of Nordstrom Common Stock is entitled to one vote for each share of Nordstrom Common Stock owned of record as of the close of business on [•], 2025 (the “Record Date”).

If you fail to vote on the proposal to approve the Merger Agreement, the effect will be the same as a vote “AGAINST” the approval of the Merger Agreement.

The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger, and the other proposals to be considered at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The accompanying proxy statement also describes the actions and determinations of the Nordstrom Board and the Special Committee in connection with their evaluation of, among other things, the Merger Agreement and the Merger. Please read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

In connection with the execution of the Merger Agreement, the Family Group and Liverpool entered into Rollover, Voting and Support Agreements (the “Rollover and Support Agreements”) with Nordstrom and Parent, pursuant to which they agreed to vote all of their shares of Nordstrom Common Stock in favor of the approval of the Merger Agreement, subject to certain terms and conditions contained in the Rollover and Support Agreements. In addition, pursuant to the respective Rollover and Support Agreements and subject to the terms and conditions contained therein, each of the Family Group and Liverpool will contribute to Parent substantially all of their respective holdings of Nordstrom Common Stock, in exchange for common stock of Parent. As a result of the Merger, the shares of Nordstrom Common Stock contributed to Parent will be cancelled and extinguished without any conversion thereof or consideration paid therefor. Copies of the Rollover and Support Agreements are attached as Annex D and Annex E to the proxy statement.

Even if you plan to attend the Special Meeting, please grant your proxy electronically over the Internet or by telephone (using the instructions found on the proxy card) or mark, sign, date and return the enclosed proxy card by mail as promptly as possible using the enclosed prepaid reply envelope. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted.

If you fail to grant your proxy or vote your shares at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the approval of the Merger Agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the approval of the Merger Agreement.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders call: (877) 750-2689 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833

Thank you for your support.

Sincerely,

Bradley D. Tilden	Eric D. Sprunk
Chairman of the Nordstrom Board	Chairman of the Special Committee

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

NORDSTROM, INC.
1617 Sixth Avenue
Seattle, Washington 98101

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2025

Notice is given that a special meeting of shareholders (together with any adjournment or postponement thereof, the “Special Meeting”) of Nordstrom, Inc., a Washington corporation (“Nordstrom”), will be held on [•], 2025, at [•] Pacific Time, for the following purposes:

1.     To consider and vote on the proposal to approve the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of December 22, 2024, by and among Nordstrom, Norse Holdings, Inc. and Navy Acquisition Co. Inc. (the “Merger Proposal”);

2.     To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Nordstrom to its named executive officers in connection with the merger (the “Merger”) of Navy Acquisition Co. Inc., a wholly owned subsidiary of Norse Holdings, Inc., with and into Nordstrom (the “Compensation Proposal”); and

3.     To consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The foregoing matters are more fully described in the attached proxy statement. The proxy statement, as well as the Merger Agreement attached thereto, are hereby incorporated by reference in this notice.

Approval of the Merger Proposal requires the affirmative vote of (1) the holders of shares of Nordstrom’s common stock, no par value per share (“Nordstrom Common Stock”), representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting and (2) the holders of shares of Nordstrom Common Stock representing a majority of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting other than shares owned, directly or indirectly, by any of Norse Holdings, Inc., a Delaware corporation (“Parent”), Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly owned subsidiary of Parent, certain members of the Nordstrom family and related trusts and family controlled investment vehicles, and El Puerto de Liverpool S.A.B. de C.V., a publicly traded corporation formed under the laws of Mexico (collectively with their respective affiliates, the “Parent Parties”) or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of Nordstrom. Approval of the Compensation Proposal and the Adjournment Proposal requires that the number of votes cast “FOR” such proposal at the Special Meeting exceeds the number of votes cast “AGAINST” such proposal (unless a quorum is not present, in which case approval of the Adjournment Proposal requires a majority of the shares of Norse Common Stock represented at the meeting). If you fail to vote on the Merger Proposal, the effect will be the same as a vote “AGAINST” the Merger Proposal.

The Special Meeting will be held by means of a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/JWN2025SM. We believe this is the most effective approach for enabling shareholder attendance and participation. The Special Meeting will begin promptly at [•], Pacific Time. Online check-in will begin a few minutes prior to the Special Meeting. You will need the control number found on your proxy card in order to participate in the Special Meeting (including voting your shares). If you are a beneficial owner of shares in street name, please contact your bank, broker or other nominee to arrange to attend and vote at the meeting.

Only Nordstrom’s shareholders as of the close of business on [•], 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. A list of shareholders of record entitled to vote at the Special Meeting will be available at Nordstrom’s corporate offices located at 1617 Sixth Avenue, Seattle, Washington 98101 during regular business hours for a period beginning 10 days prior to the Special Meeting. The list will also be available to shareholders participating in the interactive webcast during the meeting.

Each of the Special Committee of Nordstrom’s Board of Directors (the “Nordstrom Board”) and the Nordstrom Board unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves from the recommendation of the Nordstrom Board) recommends that you vote “FOR” (1) the approval of the Merger Agreement, (2) the approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Nordstrom to its named executive officers in connection with the Merger, and (3) the approval of any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting.

Nordstrom shareholders who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares of Nordstrom Common Stock, in accordance with Chapter 23B.13 of the Washington Business Corporation Act, as amended (“WBCA”), if they deliver written notice of their intent to demand payment for their shares before the vote is taken on the Merger Proposal and comply with all of the other requirements of Chapter 23B.13 of the WBCA, which are summarized in the accompanying proxy statement. Pursuant to Chapter 23B.13 of the WBCA, when a proposed merger is to be submitted to a vote at a meeting of shareholders, as in the case of the Special Meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights and must be accompanied by a copy of Chapter 23B.13 of the WBCA. Accordingly, this notice of the Special Meeting constitutes notice to the holders of Nordstrom Common Stock of their dissenters’ rights, and a copy of Chapter 23B.13 of the WBCA is attached as Annex F to the proxy statement accompanying this notice.

Even if you plan to attend the Special Meeting, please grant your proxy electronically over the Internet or by telephone (using the instructions found on the proxy card) or sign, date and return, as promptly as possible, the enclosed proxy card by mail in the postage-paid envelope provided. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or vote your shares of Nordstrom Common Stock at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the Merger Proposal.

By Order of the Nordstrom Board of Directors,

Ann Munson Steines
Chief Legal Officer, General Counsel and Corporate Secretary

Seattle, Washington
[•], 2025

NORDSTROM, INC.

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2025

This proxy statement is dated [•], 2025 and, together with the enclosed form of proxy card, is first being sent to shareholders on or about [•], 2025.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

i

Certain Defined Terms

Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:

Acquisition Sub means Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly owned Subsidiary of Parent.

Adjournment Proposal means the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting.

Articles of Merger means articles of merger in such form as required by and in accordance with the applicable provisions of the WBCA.

Below Investment Grade Rating Event has the meanings ascribed thereto in the Senior Notes, except that a Below Investment Grade Rating Event shall be deemed to have not occurred or be continuing for any series of Senior Notes for all purposes under the Merger Agreement (including for the condition described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Merger — Conditions to Each Party’s Obligations” and the termination right described in the section of this proxy statement captioned “The Merger Agreement — Termination of the Merger Agreement — Termination Rights Exercisable by Either Parent or Nordstrom”) in the event that a Successful Note Offer has occurred. A Successful Note Offer has occurred when the aggregate principal amount of all series of Senior Notes that have (1) tendered in an Offer to Exchange (as defined in the section of this proxy statement captioned “The Merger Agreement — Financing Cooperation; Notes Offer and Consent Solicitation”) and been accepted by Parent or Nordstrom, as applicable, or (2) tendered in an Offer to Exchange (in which all conditions to close such Offer to Exchange have otherwise been satisfied or waived other than (a) any condition based on the Merger having occurred or (b) those conditions that by their terms are only capable of being satisfied on the closing date of such Offer to Exchange, which would be satisfied if the closing were to occur as of such date) and do not have withdrawal rights is together at least the amount set forth on the Parent Disclosure Letter (as defined in the section of this proxy statement captioned “The Merger Agreement — Financing Cooperation; Notes Offer and Consent Solicitation”). As defined in the Senior Notes: (1) Below Investment Grade Rating Event means the ratings on the Senior Notes are lowered by each of the Rating Agencies and the Senior Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control (as defined in the Senior Notes) until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event (as defined in the Senior Notes) thereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee of the Senior Notes in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event); (2) Rating Agency means (a) each of Fitch Ratings Limited or any successor to its rating agency business (“Fitch”), Moody’s Investors Service Inc. or any successor to its rating agency business (“Moody’s”), and S&P Global Ratings, a division of S&P Global, Inc., or any successor to its rating agency businesses (“S&P”) and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of Nordstrom’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by Nordstrom as a replacement agency for Fitch, Moody’s or S&P, as the case may be; and (3) Investment Grade means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by Nordstrom.

v

Centerview means Centerview Partners LLC.

Closing means the closing of the Merger, subject to and in accordance with the terms and conditions of the Merger Agreement.

Closing Date means the date on which the Closing occurs.

Code means the Internal Revenue Code of 1986, as amended.

Compensation Proposal means the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Nordstrom to its named executive officers in connection with the Merger.

Converted Option Cash Award means, with respect to an Unvested Nordstrom Option, the contingent right to receive a payment in cash (payable subject to the vesting and timing of settlement terms described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger — Treatment of Outstanding Nordstrom Equity Awards”) of an amount equal to, without interest and less any required tax withholdings, the product of (1) the total number of shares of Nordstrom Common Stock subject to such cancelled Unvested Nordstrom Option, multiplied by (2) the excess, if any, of (a) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement) over (b) the exercise price per share of Nordstrom Common Stock subject to such cancelled Unvested Nordstrom Option.

Converted PSU Award means, with respect to an Unvested Nordstrom PSU, the contingent right to receive a payment in cash (payable subject to the vesting and timing of settlement terms described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger — Treatment of Outstanding Nordstrom Equity Awards”) of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock subject to such Unvested Nordstrom PSU (as eventually determined based on actual performance for the applicable performance period based on the applicable terms of such Unvested Nordstrom PSU), multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

Converted RSU Award means, with respect to an Unvested Nordstrom RSU, the contingent right to receive a payment in cash (payable subject to the vesting and timing of settlement terms described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger — Treatment of Outstanding Nordstrom Equity Awards”) of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock subject to such Unvested Nordstrom RSU, multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

Debt Commitment Letter means the debt commitment letter, dated as of December 22, 2024 (and amended by that certain Lender Commitment Letter Joinder, dated as of January 27, 2025), by and among Parent and the Debt Financing Sources (as defined in the section of the proxy statement captioned “Special Factors — Financing of the Merger — Debt Financing”) party thereto, pursuant to which the Debt Financing Sources party thereto have committed, subject to the terms and conditions thereof, to provide Acquisition Sub with a $1,200 million senior secured asset-backed revolving credit facility.

Debt Financing means the debt financing set forth in the Debt Commitment Letter on the terms and conditions set forth therein.

Deferred Compensation Plans mean Nordstrom’s Deferred Compensation Plan, Nordstrom’s Supplemental Executive Retirement Plan and Nordstrom’s Directors Deferred Compensation Plan, each as amended.

Dissenting Shares means shares of Nordstrom Common Stock held by a person who has not voted in favor of or consented to the approval of the Merger Agreement and the Merger and has complied with all other provisions of the WBCA concerning dissenters’ rights with respect to the Merger Agreement.

DOJ means the United States Department of Justice.

Effective Time means the effective time of the Merger.

Equity Commitment Letter means the equity commitment letter, dated as of December 22, 2024, by and between Liverpool and Parent, pursuant to which Liverpool has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amount set forth therein.

Equity Financing means the investment in Parent, directly or indirectly, of the cash amount set forth in the Equity Commitment Letter, a portion of which will be funded through the Parent Loan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Family Group means Anne E. Gittinger, Anne E. Gittinger Trust u/w Everett W. Nordstrom, 1976 Elizabeth J. Nordstrom Trust FBO Anne Gittinger, Susan E. Dunn, Susan E. Dunn Trust u/w Elizabeth J. Nordstrom, Estate of Bruce A. Nordstrom, 1976 Bruce A. Nordstrom Trust (aka 1976 Elizabeth J. Nordstrom Trust FBO Bruce A. Nordstrom), Trust A u/w Frances W. Nordstrom, Margaret Jean O’Roark Nordstrom, Peter E. Nordstrom, Brandy F. Nordstrom, Erik B. Nordstrom, Julie A. Nordstrom, James F. Nordstrom, Jr., Katharine T. Nordstrom 2007 Trust Agreement, Julia K. Nordstrom 2007 Trust Agreement, Audrey G. Nordstrom 2007 Trust Agreement, LN 1989 TRUST JWN, LN Holdings JWN LLC, LN Holdings JWN II LLC, Alexandra F. Nordstrom, Blake and Molly Nordstrom 2012 Trust FBO Andrew L Nordstrom, Leigh E. Nordstrom, Samuel C. Nordstrom, Sara D. Nordstrom, Erik and Julie Nordstrom 2012 Sara D. Nordstrom Trust, Bruce and Jeannie Nordstrom 2010 MFN Trust, Pete and Brandy Nordstrom 2010 MFN Trust, Bruce and Jeannie Nordstrom 2012 CFN Trust, Pete and Brandy Nordstrom 2012 CFN Trust, Pete and Brandy Nordstrom 2012 Children’s Trust, Molly Nordstrom, BWN Trust u/w Blake W. Nordstrom, Mari Mowat Wolf, Kimberly Mowat Bentz, Blake Mowat Bentz 1991 Trust, Kyle Andrew Bentz Trust 1993, LN Medina Family LLC, Lisa Nordstrom, Blake and Molly Nordstrom 2012 Trust FBO Alexandra F. Nordstrom, and Andrew L. Nordstrom.

Family Guarantors means Erik B. Nordstrom, Peter E. Nordstrom, James F. Nordstrom, Jr., Anne E. Gittinger, Anne E. Gittinger Trust u/w Everett W. Nordstrom, 1976 Elizabeth J. Nordstrom Trust FBO Anne Gittinger, and the Estate of Bruce A. Nordstrom.

Family Limited Guaranty means the Limited Guaranty, dated as of December 22, 2024, by and among the Family Guarantors and Nordstrom.

Family Rollover and Support Agreement means the Rollover, Voting and Support Agreement, dated as of December 22, 2024, by and among the Family Group, Parent and Nordstrom.

FTC means the United States Federal Trade Commission.

Funded Debt Amount means the least of (1) $450 million, (2) an amount sufficient to enable Parent and Acquisition Sub to pay all Funding Obligations required to be paid on the Closing Date (assuming receipt of the gross proceeds of the Equity Financing and the use of all Nordstrom Cash on Hand in excess of $100 million), and (3) the amount of the Debt Financing requested to be funded by Parent in a notice to the Debt Financing Sources.

Funding Obligations means all of the amounts required to be provided by Parent or Acquisition Sub for the consummation of the transactions contemplated by the Merger Agreement, the payment of the aggregate Merger Consideration, the payment of the Special Dividend to the holders of Nordstrom Common Stock, the payment in respect of Vested Nordstrom Options, Vested Nordstrom RSUs, and Vested Nordstrom PSUs, the payment of all amounts outstanding or otherwise due and owing pursuant to the terms of Nordstrom’s existing credit agreement, the payment of all amounts payable pursuant to the provisions of the Merger Agreement described in the section of this proxy statement captioned “The Merger Agreement — Treatment of Outstanding Equity Awards and Equity Plans,” and the payment of all associated costs and expenses of the Merger (including any fees (including original issue discount), premiums and expenses related to the transactions contemplated by the Merger Agreement, including the Equity Financing and the Debt Financing).

GAAP means U.S. generally accepted accounting principles.

HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

IRS means the Internal Revenue Service.

Limited Guaranties means the Family Limited Guaranty and the Liverpool Limited Guaranty.

Liverpool means El Puerto de Liverpool S.A.B. de C.V., a Mexican publicly traded corporation (sociedad anónima bursátil de capital variable).

Liverpool Debt Financing means a broadly marketed underwritten offering of debt securities under Rule 144A or Regulation S promulgated under the Securities Act.

Liverpool Limited Guaranty means the Limited Guaranty, dated as of December 22, 2024, by and between Liverpool and Nordstrom.

Liverpool Rollover and Support Agreement means the Rollover, Voting and Support Agreement, dated as of December 22, 2024, by and among Liverpool, Parent and Nordstrom.

Merger means the merger of Acquisition Sub with and into Nordstrom, pursuant to the WBCA, upon the terms and subject to the conditions set forth in the Merger Agreement, with Nordstrom surviving the Merger as a direct, wholly owned subsidiary of Parent.

Merger Agreement means the Agreement and Plan of Merger, dated as of December 22, 2024, by and among Nordstrom, Parent and Acquisition Sub, as it may be amended, supplemented or modified from time to time.

Merger Consideration means cash in an amount equal to $24.25 per share of Nordstrom Common Stock.

Merger Proposal means the proposal to approve the Merger Agreement.

Morgan Stanley means Morgan Stanley & Co. LLC.

Nordstrom means Nordstrom, Inc., a Washington corporation. In addition, the terms “we,” “us” and “our” refer to Nordstrom, Inc.

Nordstrom Board means the board of directors of Nordstrom.

Nordstrom Cash Amount means (1) $410 million, plus (2) the Special Dividend Payment (as defined in the section of this proxy statement captioned “The Merger Agreement — Special Dividend and Stub Period Dividend — Special Dividend”), if the Special Dividend is declared by Nordstrom, minus (3) the amount of expenses and costs for which Nordstrom is entitled to be reimbursed in respect of Nordstrom’s financing cooperation covenant (described in the section of this proxy statement captioned “The Merger Agreement — Financing Cooperation; Notes Offer and Consent Solicitation”) that have not been paid to Nordstrom.

Nordstrom Cash on Hand means all available cash of Nordstrom and its subsidiaries, in each case determined in accordance with GAAP applied based on Nordstrom’s historic practices and accounting policies and expressed in U.S. dollars, and includes amounts deposited with the Paying Agent or with Nordstrom’s transfer agent to pay the Special Dividend.

Nordstrom Common Stock means the common stock, no par value per share, of Nordstrom.

Nordstrom Equity Awards means Nordstrom Options, Nordstrom PSUs and Nordstrom RSUs.

Nordstrom Equity Plans means, collectively, the Nordstrom, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) and the Nordstrom, Inc. 2010 Equity Incentive Plan, each as amended.

Nordstrom Option means an option to purchase shares of Nordstrom Common Stock granted under a Nordstrom Equity Plan.

Nordstrom PSU means an award of performance-based restricted stock units with respect to shares of Nordstrom Common Stock granted under a Nordstrom Equity Plan.

Nordstrom RSU means an award of restricted stock units with respect to shares of Nordstrom Common Stock granted under a Nordstrom Equity Plan that vests solely based on the holder’s provision of services over time.

Nordstrom Stock Purchase Plan means the Nordstrom, Inc. Employee Stock Purchase Plan, as amended and restated.

Nordstrom Stock Unit means a notional unit credited to an account under a Deferred Compensation Plan that is measured by reference to a share of Nordstrom Common Stock.

NYSE means the New York Stock Exchange and any successor stock exchange.

Parent means Norse Holdings, Inc., a Delaware corporation.

Parent Entities means Parent and Acquisition Sub.

Parent Filing Parties means Parent, Acquisition Sub, Anne E. Gittinger, Anne E. Gittinger Trust u/w Everett W. Nordstrom, 1976 Elizabeth J. Nordstrom Trust FBO Anne Gittinger, Charles W. Riley, Jr., solely in his capacity as trustee of Anne E. Gittinger Trust u/w Everett W. Nordstrom and as co-trustee of Trust A u/w Frances W. Nordstrom and not in any individual capacity, Margaret Jean O’Roark Nordstrom, in her capacity as co-executor of the Estate of Bruce A. Nordstrom, the Estate of Bruce A. Nordstrom, 1976 Bruce A. Nordstrom Trust (aka 1976 Elizabeth J. Nordstrom Trust FBO Bruce A. Nordstrom), Trust A u/w Frances W. Nordstrom, Peter E. Nordstrom, Erik B. Nordstrom, James F. Nordstrom, Jr., Katharine T. Nordstrom 2007 Trust Agreement, Julia K. Nordstrom 2007 Trust Agreement, Audrey G. Nordstrom 2007 Trust Agreement, Erik and Julie Nordstrom 2012 Sara D. Nordstrom Trust, Bruce and Jeannie Nordstrom 2010 MFN Trust, Pete and Brandy Nordstrom 2010 MFN Trust, Bruce and Jeannie Nordstrom 2012 CFN Trust, Pete and Brandy Nordstrom 2012 CFN Trust, Pete and Brandy Nordstrom 2012 Children’s Trust and Liverpool.

Parent Loan means a term loan from Liverpool to Parent for up to $861 million.

Parent Parties means Parent, Acquisition Sub, the Family Group, Liverpool, and their respective affiliates.

Record Date means [•], 2025.

Requisite Shareholder Approvals means the approval of the Merger Agreement Proposal by the affirmative vote of (1) the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting and (2) the holders of shares of Nordstrom Common Stock representing a majority of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting other than shares owned, directly or indirectly, by the Parent Parties or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of Nordstrom.

Rollover means the contribution of the Rollover Shares to Parent.

Rollover and Support Agreements mean the Family Rollover and Support Agreement and the Liverpool Rollover and Support Agreement.

Rollover Shares means the shares of Nordstrom Common Stock to be contributed to Parent pursuant to the Rollover and Support Agreements.

SEC means the United States Securities and Exchange Commission.

Senior Notes means Nordstrom’s senior notes issued under that certain Indenture by and between Nordstrom and Wells Fargo Bank, N.A., dated as of December 3, 2007, including Nordstrom’s 4.000% senior notes due 2027, 4.375% senior notes due 2030, 4.250% senior notes due 2031, 5.000% senior notes due 2044 and 7.00% senior notes due 2038.

Special Committee means a committee established by the Nordstrom Board composed of independent and disinterested members of the Nordstrom Board.

Special Dividend means a special cash dividend in the Special Dividend Per Share Amount per share of Nordstrom Common Stock contingent upon the occurrence of the Closing that may be declared by Nordstrom subject to certain conditions in the Merger Agreement (described in the section of this proxy statement captioned “The Merger Agreement — Special Dividend and Stub Period Dividend — Special Dividend”).

Special Dividend Per Share Amount means an amount equal to (1) $0.25 per share of Nordstrom Common Stock or (2) if such amount would result in Nordstrom Cash on Hand as of immediately prior to the Effective Time being less than $410 million after giving effect to the aggregate amount of the Special Dividend to be paid on the issued and outstanding shares of Nordstrom Common Stock, Vested Nordstrom Options, Vested Nordstrom RSUs, and Vested Nordstrom PSUs (such aggregate amount, the “Special Dividend Payment”), the greatest amount per share of Nordstrom Common Stock less than $0.25 that would result in there being $410 million in Nordstrom Cash on Hand as of immediately prior to the Effective Time after giving effect to the Special Dividend Payment.

Special Meeting means the Special Meeting of Shareholders of Nordstrom, together with any adjournments or postponements thereof.

Stub Period Dividend means a “stub period” cash dividend contingent upon the occurrence of the Closing in an amount equal to the product of (1) the number of days from the record date for payment of the last quarterly dividend paid by Nordstrom prior to the Effective Time through and including immediately prior to the Effective Time and (2) a daily dividend rate determined by dividing the amount of the last quarterly dividend prior to the Effective Time by 91.

Surviving Corporation means Nordstrom, as the surviving corporation of the Merger.

Unvested Nordstrom Option means a Nordstrom Option that is not a Vested Nordstrom Option.

Unvested Nordstrom PSU means a Nordstrom PSU that is not a Vested Nordstrom PSU.

Unvested Nordstrom RSU means a Nordstrom RSU that is not a Vested Nordstrom RSU.

Vested Nordstrom Option means a Nordstrom Option that is vested in accordance with its terms and is outstanding and unexercised at the Effective Time.

Vested Nordstrom PSU means a Nordstrom PSU that is vested but not yet settled or that vests as a result of the consummation by Nordstrom of the transactions contemplated by the Merger Agreement.

Vested Nordstrom RSU means a Nordstrom RSU that is vested but not yet settled or that vests as a result of the consummation by Nordstrom of the transactions contemplated by the Merger Agreement.

WBCA means the Washington Business Corporation Act, as amended.

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Summary Term Sheet

This summary term sheet discusses the material terms contained in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety.

Introduction

On December 22, 2024, Nordstrom entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Acquisition Sub will merge with and into Nordstrom, with Nordstrom surviving the Merger as a wholly owned subsidiary of Parent. If the Merger is consummated, each outstanding share of Nordstrom Common Stock (other than as described below) will be converted into the right to receive the Merger Consideration, without interest and subject to any applicable withholding taxes, Nordstrom Common Stock will be delisted from the NYSE and Nordstrom will become a privately held company. Nordstrom is asking its shareholders to consider and vote on the approval of the Merger Agreement.

The Nordstrom Board formed the Special Committee to consider and evaluate the advisability of an acquisition by one or more persons of all of the outstanding shares of Nordstrom Common Stock (except for shares owned by one or more shareholders who are retaining their interests), and any alternative transaction to a potential transaction that the Special Committee deems appropriate, and delegated to the Special Committee certain powers of the Nordstrom Board with respect to a potential transaction and any alternative transaction. The Special Committee is composed solely of members of the Nordstrom Board who are independent of and disinterested with respect to the Family Group, Liverpool, the Merger Agreement and the transactions contemplated thereby.

As described more fully below, the Special Committee, with the assistance of its own independent financial and legal advisors, considered, evaluated and negotiated the Merger Agreement. At the conclusion of its review, the Special Committee unanimously (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders, (2) recommended that Nordstrom’s shareholders approve the Merger Agreement, the Compensation Proposal and the Adjournment Proposal, and (3) recommended that the Nordstrom Board, among other things, (a) approve the Merger Agreement and, subject to receiving the Requisite Shareholder Approvals, the consummation of the transactions contemplated thereby, including the Merger, and (b) recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by Nordstrom’s shareholders. The Nordstrom Board, acting on the unanimous recommendation of the Special Committee, unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves), among other things, (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders, (2) approved the Merger Agreement and, subject to receiving the Requisite Shareholder Approvals, the consummation of the transactions contemplated thereby, including the Merger, and (3) upon the terms and subject to the conditions of the Merger Agreement, resolved to recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by Nordstrom’s shareholders. In addition, the Special Committee and the Nordstrom Board, on behalf of Nordstrom, each believes that the Merger is fair to Nordstrom’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Because the transactions contemplated by the Merger Agreement are a “going private” transaction under the rules of the SEC, for which a Schedule 13E-3 Transaction Statement is required to be filed with the SEC, Nordstrom and the Parent Filing Parties have filed such a Transaction Statement with the SEC with respect to such transactions solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. You may obtain additional information about the Schedule 13E-3 under the caption “Where You Can Find Additional Information.”

The Parties to the Merger

•        Nordstrom.    Nordstrom was incorporated as a Washington corporation in 1946. We exist to help our customers feel good and look their best. Since starting as a shoe store in 1901, how to best serve customers has been at the center of every decision we make. This heritage of service is the foundation we’re building on as we provide convenience and true connection for our customers. Our interconnected model enables us to serve customers when, where and how they want to shop — whether that’s in-store at more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations or digitally through our Nordstrom and Rack apps and websites. Through it all, we remain committed to leaving the world better than we found it. For more information, see the section of this proxy statement captioned “The Parties to the Merger — Nordstrom.” Nordstrom Common Stock is listed on the NYSE under the symbol “JWN.” Nordstrom’s corporate offices are located at 1617 Sixth Avenue, Seattle, Washington 98101.

•        Parent.    Norse Holdings, Inc. was incorporated on December 17, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and the arranging of the Rollover, Equity Financing and Debt Financing in connection with the Merger. Parent’s address is 1617 Sixth Avenue, Seattle, Washington 98101, and its telephone number is (206) 628-2111. For more information about Parent, see the sections of this proxy statement captioned “The Parties to the Merger — Parent Entities” and “Important Information Regarding the Parent Filing Parties — Parent Entities.”

•        Acquisition Sub.    Navy Acquisition Co. Inc. is a direct, wholly owned subsidiary of Parent and was formed on December 17, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Acquisition Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Acquisition Sub’s address is 1617 Sixth Avenue, Seattle, Washington 98101, and its telephone number is (206) 628-2111. For more information about Acquisition Sub, see the sections of this proxy statement captioned “The Parties to the Merger — Parent Entities” and “Important Information Regarding the Parent Filing Parties — Parent Entities.”

•        Parent and Acquisition Sub are each affiliated with certain members of the Family Group and Liverpool. In connection with the transactions contemplated by the Merger Agreement, (1) Liverpool has committed to directly or indirectly purchase common equity securities of Parent or other securities of Parent consistent with materials provided to the rating agencies prior to the date of the Merger Agreement for an aggregate amount in cash of up to $1,712 million on the terms and subject to the conditions set forth in the Equity Commitment Letter, (2) the Debt Financing Sources have committed to provide Acquisition Sub with a senior secured asset-based credit facility in an aggregate principal amount of $1,200 million on the terms and subject to the conditions set forth in the Debt Commitment Letter, and (3) the Family Group and Liverpool have agreed to effectuate the Rollover. The cash amounts funded by Liverpool and the Debt Financing Sources will be used to fund the Funding Obligations, along with the Nordstrom Cash on Hand, as described further in this proxy statement under the caption “Special Factors — Financing of the Merger.”

The Special Meeting

•       Date, Time and Place.    The Special Meeting will be held on [•], 2025, at [•], Pacific Time. You may attend the Special Meeting solely via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/JWN2025SM. You will need the control number found on your proxy card in order to participate in the Special Meeting (including voting your shares). A list of shareholders of record entitled to vote at the Special Meeting will be available at Nordstrom’s corporate offices located at 1617 Sixth Avenue, Seattle, Washington 98101 during regular business hours for a period beginning 10 days prior to the Special Meeting. The list will also be available to shareholders participating in the interactive webcast during the meeting. Nordstrom believes that a virtual meeting provides expanded access, improved communication and cost savings for its shareholders.

•       Purpose.    At the Special Meeting, Nordstrom will ask shareholders to vote on the following proposals:

○        The Merger Proposal:    The proposal to approve the Merger Agreement, pursuant to which Acquisition Sub will merge with and into Nordstrom, with Nordstrom continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent;

○        The Compensation Proposal:    The proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Nordstrom to its named executive officers in connection with the Merger; and

○        The Adjournment Proposal:    The proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting.

•        Record Date; Shares Entitled to Vote; Quorum.    You are entitled to vote at the Special Meeting if you are a record holder of shares of Nordstrom Common Stock as of the close of business on the Record Date. As of [•], 2025, there were [•] shares of Nordstrom Common Stock outstanding and entitled to vote at the Special Meeting. For each share of Nordstrom Common Stock that you are the record holder of as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting. The holders of a majority of the outstanding shares of Nordstrom Common Stock entitled to vote at the Special Meeting, present by means of remote communication or represented by proxy, will constitute a quorum at the Special Meeting.

Votes Required

•        The Merger Proposal.    Approval of the Merger Proposal requires the affirmative vote of (1) the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting and (2) the holders of shares of Nordstrom Common Stock representing a majority of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting other than shares owned, directly or indirectly, by any of the Parent Parties or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of Nordstrom (the “Majority of the Minority Approval”). If you fail to vote on the Merger Proposal, the effect will be the same as a vote “AGAINST” the approval of the Merger Proposal.

•        The Compensation Proposal.    Approval of the Compensation Proposal requires that the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes cast “AGAINST” the proposal. This vote will be on a non-binding, advisory basis.

•        The Adjournment Proposal.    Approval of the Adjournment Proposal requires that the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes cast “AGAINST” the proposal (unless a quorum is not present, in which case approval of the Adjournment Proposal requires a majority of the shares of Norse Common Stock represented at the meeting).

Intent of Nordstrom’s Directors and Executive Officers and Certain Shareholders to Vote in Favor of the Merger

•       Intent of Nordstrom’s Directors and Executive Officers to Vote in Favor of the Merger.    Nordstrom’s directors and executive officers have informed Nordstrom that, as of the date of this proxy statement, they intend to vote all of the shares of Nordstrom Common Stock owned directly by them in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal (although, with respect to the Merger Proposal, such votes will not be considered for purposes of the Majority of the Minority Approval). As of the Record Date, Nordstrom’s directors and executive officers beneficially owned, in the aggregate, [•] shares of Nordstrom Common Stock, collectively representing approximately [•]% of the shares of Nordstrom Common Stock outstanding as of the Record Date. For more information, see the section of this proxy statement captioned “Special Factors — Intent of Nordstrom’s Directors and Executive Officers to Vote in Favor of the Merger.”

•       Intent of Certain Shareholders to Vote in Favor of the Merger.    Each member of the Family Group, who, in the aggregate beneficially owned approximately [•]% of the shares of Nordstrom Common Stock outstanding as of the Record Date, and Liverpool, which beneficially owned approximately [•]%, of the shares of Nordstrom Common Stock outstanding as of the Record Date, each entered into a Rollover and Support Agreement with Nordstrom and Parent, pursuant to which each such shareholder agreed to vote all of its shares of Nordstrom Common Stock in favor of the approval of the Merger Agreement (although, with respect to the Merger Proposal, such votes will not be considered for purposes of the Majority of the Minority Approval) and vote on certain other matters, subject to certain terms and conditions contained in the Rollover and Support Agreements. For more information, see the sections of this proxy statement captioned “Special Factors — Intent of Nordstrom’s Directors and Executive Officers to Vote in Favor of the Merger” and “The Rollover and Support Agreements,” as well as the full text of the Rollover and Support Agreements, attached as Annex D and Annex E to this proxy statement, which are incorporated by reference in this proxy statement in their entirety.

Background of the Merger

•        For a description of the background of the Merger, including Nordstrom’s discussions with the Parent Parties, see the section of this proxy statement captioned “Special Factors — Background of the Merger.”

Reasons for the Merger; Recommendation of the Special Committee and the Nordstrom Board

•        Special Committee’s Recommendation.    The Special Committee, pursuant to resolutions adopted at a joint meeting of the Nordstrom Board and Special Committee held on December 22, 2024, unanimously (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders, (2) recommended that Nordstrom’s shareholders approve the Merger Agreement, the Compensation Proposal and the Adjournment Proposal, and (3) recommended that the Nordstrom Board, among other things, (a) approve the Merger Agreement and, subject to receiving the Requisite Shareholder Approvals, the consummation of the transactions contemplated thereby, including the Merger, and (b) recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by Nordstrom’s shareholders. In addition, the Special Committee, on behalf of Nordstrom, believes that the Merger is fair to Nordstrom’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. For a description of the reasons considered by the Special Committee, see the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and the Nordstrom Board.”

•       Nordstrom Board’s Recommendation.    The Nordstrom Board, acting on the unanimous recommendation of the Special Committee and pursuant to resolutions adopted at a joint meeting of the Nordstrom Board and Special Committee held on December 22, 2024, unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves), among other things, (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders, (2) approved the Merger Agreement and, subject to receiving the Requisite Shareholder Approvals, the consummation of the transactions contemplated thereby, including the Merger, and (3) upon the terms and subject to the conditions of the Merger Agreement, resolved to recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by Nordstrom’s shareholders. In addition, the Nordstrom Board, on behalf of Nordstrom, believes that the Merger is fair to Nordstrom’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. For a description of the reasons considered by the Nordstrom Board, see the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and the Nordstrom Board.”

Each of the Special Committee and the Nordstrom Board unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves from the recommendation of the Nordstrom Board) recommends that you vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

Opinion of Morgan Stanley & Co. LLC to the Special Committee

•        The Special Committee retained Morgan Stanley to act as a financial advisor in connection with the possible sale of a majority of the equity or all or substantially all of the assets of Nordstrom or a sale of less than a majority in certain circumstances. The Special Committee selected Morgan Stanley to act as a financial advisor based on Morgan Stanley’s experience, qualifications, expertise and reputation and its knowledge of the financial services industry, market and regulatory environment and business and affairs of Nordstrom. At a joint meeting of the Nordstrom Board and Special Committee on December 22, 2024, in which the directors affiliated with the Parent Parties recused themselves, Morgan Stanley rendered to the Special Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated December 22, 2024, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Merger Consideration, without interest, to be received by the holders of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the Merger pursuant to the Merger Agreement was fair from a financial point of view to the holders of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion). At the request of the Special Committee, Morgan Stanley opined upon the fairness of the Merger Consideration of $24.25 per share in cash, without interest, to be received by the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the Merger pursuant to the Merger Agreement and did not opine upon any dividend including the Special Dividend to be received by the holders of shares of Nordstrom Common Stock.

•        The full text of the written opinion of Morgan Stanley, dated December 22, 2024, is attached as Annex B to this proxy statement and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Shareholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the Special Committee and addresses only the fairness, from a financial point of view to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) of the Merger Consideration to be received by the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the Merger, pursuant to the Merger Agreement, as of the date of the opinion. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the Merger Agreement and does not constitute a recommendation to shareholders of Nordstrom as to how to vote at the Special Meeting to be held in connection with the Merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. In addition, the opinion does not in any manner address the price at which Nordstrom Common Stock will trade following the consummation of the Merger or at any time.

•        For more information, see the section of this proxy statement captioned “Special Factors — Opinion of Morgan Stanley & Co. LLC to the Special Committee.”

Opinion of Centerview Partners LLC to the Special Committee

•       The Special Committee retained Centerview to act as a financial advisor to the Special Committee in connection with the possible sale of all or a majority of the equity securities, assets or businesses of Nordstrom or less than a majority in certain circumstances. In connection with this engagement, the Special Committee requested that Centerview evaluate the fairness, from a financial point of view, to the holders of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion), of the Merger Consideration, without interest, proposed to be paid to such holders pursuant to the Merger Agreement. At the request of the Special Committee, Centerview opined upon the fairness of the Merger Consideration of $24.25 per share in cash, without interest, to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) in the Merger pursuant to the Merger Agreement and did not opine upon any dividend including the Special Dividend to be paid to the holders of shares of Nordstrom Common Stock. At a joint meeting of the Nordstrom Board and Special Committee on December 22, 2024, in which the directors affiliated with the Parent Parties recused themselves, Centerview rendered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 22, 2024, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

•        The full text of Centerview’s written opinion, dated December 22, 2024, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the transactions contemplated by the Merger Agreement and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the transactions contemplated by the Merger Agreement and does not constitute a recommendation to any shareholder of Nordstrom or any other person as to how such shareholder or other person should vote with respect to the Merger or otherwise act with respect to the transactions contemplated by the Merger Agreement or any other matter.

•        The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

•        For more information, see the section of this proxy statement captioned “Special Factors — Opinion of Centerview Partners LLC to the Special Committee.”

Position of the Parent Filing Parties as to the Fairness of the Merger

•       The Parent Filing Parties believe that the Merger is substantively and procedurally fair to Nordstrom’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. However, none of the Parent Filing Parties has undertaken any formal evaluation of the fairness of the Merger to Nordstrom’s unaffiliated security holders or engaged a financial advisor for such purpose. The Parent Filing Parties did not participate in, or, to the extent applicable, recused themselves from, the discussions or deliberations of the Special Committee and the Nordstrom Board, and they have not received advice from the respective legal, financial or other advisors of the Special Committee or the Nordstrom Board as to the fairness of the Merger. The belief of the Parent Filing Parties as to the fairness of the Merger is based on the factors discussed in the section of this proxy statement captioned “Special Factors — Position of the Parent Filing Parties as to the Fairness of the Merger.”

Certain Effects of the Merger

•        If the conditions to the completion of the Merger are either satisfied or, to the extent permissible under applicable law, waived, at the Effective Time: (1) Acquisition Sub will merge with and into Nordstrom, (2) the separate existence of Acquisition Sub will cease, and (3) Nordstrom will continue as the Surviving Corporation in the Merger and as a wholly owned subsidiary of Parent. Following the Merger, Nordstrom will cease to be a publicly traded company and the shares of Nordstrom Common Stock will be delisted from the NYSE. If the Merger is consummated, as a result of such consummation, you will not own any shares of capital stock of the Surviving Corporation.

•        The time at which the Merger becomes effective will occur upon the filing of the Articles of Merger with the Secretary of State of the State of Washington (or at a later time as Parent, Acquisition Sub or Nordstrom may agree and specify in the Articles of Merger).

Treatment of Shares and Equity Awards

•        Treatment of Shares of Nordstrom Common Stock.    If the Merger is consummated, each share of Nordstrom Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Nordstrom Common Stock that are (1) held by Nordstrom or owned of record by Nordstrom or any of its subsidiaries, (2) held, directly or indirectly, by Parent or Acquisition Sub or any of their wholly-owned subsidiaries (other than, in each case of clauses (1) and (2), shares held on behalf of a third party), (3) Rollover Shares, or (4) Dissenting Shares) will be cancelled and automatically converted into the right to receive the Merger Consideration of $24.25 per share in cash, without interest thereon, subject to any required tax withholding in accordance with the terms of the Merger Agreement. In addition, the Merger Agreement permits Nordstrom, prior to and contingent upon the occurrence of the Closing, to declare in accordance with applicable law a special cash dividend to holders of record of Nordstrom Common Stock as of a date that is no later than one trading day prior to the Effective Time. If declared, the Special Dividend will be in an amount of up to $0.25 per share, calculated based on the amount of Nordstrom Cash on Hand as described in the section of this proxy statement captioned “The Merger Agreement — Special Dividend and Stub Period Dividend — Special Dividend.”

•        Treatment of Nordstrom Options.    The Merger Agreement provides for the following treatment of Nordstrom Options outstanding immediately prior to the Effective Time (except as otherwise agreed to in writing prior to the Effective Time by Parent, Nordstrom, and a holder of Nordstrom Options):

○        Vested Nordstrom Options.    Each Vested Nordstrom Option will, without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the total number of shares of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option, multiplied by (2) the excess, if any, of (a) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement) over (b) the exercise price per share of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option. However, if the exercise price per share of Nordstrom Common Stock subject to any such Vested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Vested Nordstrom Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Vested Nordstrom Option shall be exercisable, and each Vested Nordstrom Option shall entitle the holder thereof only to the payment provided for pursuant to the terms of the Merger Agreement, if any.

○        Unvested Nordstrom Options.    Each Unvested Nordstrom Option will, without any action on the part of the holder thereof, be cancelled and converted into a Converted Option Cash Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom Option immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted Option Cash Award; provided that no such changes shall adversely affect the rights of the applicable holder. However, if the exercise price per share of Nordstrom Common Stock subject to any such Unvested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Unvested Nordstrom Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Unvested Nordstrom Option shall be exercisable, and each Unvested Nordstrom Option shall entitle the holder thereof only to the payment provided for pursuant to the terms of the Merger Agreement, if any.

•        Treatment of Nordstrom RSUs.    The Merger Agreement provides for the following treatment of Nordstrom RSUs outstanding immediately prior to the Effective Time (except as otherwise agreed to in writing prior to the Effective Time by Parent, Nordstrom, and a holder of a Nordstrom RSU):

○        Vested Nordstrom RSUs.    Each Vested Nordstrom RSU will, without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock subject to such Vested Nordstrom RSU, multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

○        Unvested Nordstrom RSUs.    Each Unvested Nordstrom RSU will, without any action on the part of the holder thereof, be cancelled and converted into a Converted RSU Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom RSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted RSU Award; provided that no such changes shall adversely affect the rights of the applicable holder.

•        Treatment of Nordstrom PSUs.    The Merger Agreement provides for the following treatment of Nordstrom PSUs outstanding immediately prior to the Effective Time (except as otherwise agreed to in writing prior to the Effective Time by Parent, Nordstrom, and a holder of a Nordstrom PSU):

○        Vested Nordstrom PSUs.    Each Vested Nordstrom PSU will, without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock that vested with respect to such Vested Nordstrom PSU multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

○        Unvested Nordstrom PSUs.    Each Unvested Nordstrom PSU will, without any action on the part of the holder thereof, be cancelled and converted into a Converted PSU Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom PSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted PSU Award; provided that no such changes shall adversely affect the rights of the applicable holder.

○        Any portion of a Nordstrom PSU award that is not a Vested Nordstrom PSU or an Unvested Nordstrom PSU as described above will be cancelled for no consideration.

•        Payments with respect to Vested Nordstrom Options, Vested Nordstrom RSUs and Vested Nordstrom PSUs will be made as promptly as practicable after the Effective Time, or at such later time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code.

•       The Merger Agreement provides that all Nordstrom Stock Units credited to accounts under a Deferred Compensation Plan immediately prior to the Effective Time will be notionally reinvested in one or more other investment funds as determined by Nordstrom prior to the Effective Time until such accounts are distributed in cash pursuant to the terms of the applicable Deferred Compensation Plan as in effect immediately prior to the Effective Time.

•        The Merger Agreement provides that, as of the Effective Time, all Nordstrom Equity Plans (other than agreements underlying, and the terms of the Nordstrom Equity Plans applicable to the Converted Option Cash Awards, the Converted RSU Awards and the Converted PSU Awards, in each case, solely to the extent relevant to the terms and conditions of the Merger Agreement) will terminate and that the Nordstrom Stock Purchase Plan will terminate as of (and subject to the occurrence of) immediately prior to the Effective Time.

For more information about the treatment of Nordstrom Equity Awards, see the sections of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger.”

Certain Effects on Nordstrom if the Merger Is Not Consummated

•        If the Merger Agreement is not approved as a result of the failure to obtain the Requisite Shareholder Approvals, or if the Merger is not consummated for any other reason, Nordstrom’s shareholders will not receive any payment for their shares of Nordstrom Common Stock in connection with the Merger. Instead, (1) Nordstrom will remain an independent public company, (2) Nordstrom Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) Nordstrom will continue to file periodic reports with the SEC. For more information, see the section of this proxy statement captioned “Special Factors — Certain Effects on Nordstrom if the Merger is Not Consummated.”

Interests of Nordstrom’s Directors and Executive Officers in the Merger

In considering the recommendations of the Special Committee and the Nordstrom Board with respect to the Merger, you should be aware that, aside from their interests as holders of Nordstrom Common Stock, Nordstrom’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a shareholder. In particular:

•        Nordstrom’s directors and executive officers hold Nordstrom Equity Awards or may be granted Nordstrom Equity Awards that will be afforded the treatment described in the sections of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger — Treatment of Outstanding Nordstrom Equity Awards” and “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger — Change in Control and Termination Benefits for Executive Officers and Directors — Treatment of Equity Awards Upon Qualifying Termination;”

•        Nordstrom’s executive officers are entitled to severance benefits pursuant to existing Nordstrom arrangements upon a qualifying termination (whether or not there is a change in control) as described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger — Change in Control and Termination Benefits for Executive Officers and Directors — Executive Severance Plan;”

•        Certain of Nordstrom’s executive officers who participate in the Nordstrom Supplemental Executive Retirement Plan (the “SERP”) will have their benefits fully vest upon the Merger as described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger — Change in Control and Termination Benefits for Executive Officers and Directors — Supplemental Executive Retirement Plan;”

•       The members of the Special Committee will be entitled to receive compensation for their service on the Special Committee and the other independent members of the Nordstrom Board may receive compensation for their additional time required by the transaction; however the amount and form of such compensation has not been approved as of the filing of this proxy statement;

•       Nordstrom’s directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and Nordstrom;

•        Nordstrom’s directors and executive officers who are members of the Family Group have agreed to transfer, contribute and deliver all of their shares of Nordstrom Common Stock to Parent in exchange for common stock of Parent, as described in the section of this proxy statement captioned “The Rollover and Support Agreements;”

•        Certain of Nordstrom’s executive officers are entitled to receive cash-based retention bonuses as described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger — Change in Control and Termination Benefits for Executive Officers and Directors — Retention Agreements;” and

•        Messrs. Erik and Peter Nordstrom are expected to receive employment agreements following the consummation of the Merger pursuant to which they will serve as Co-Chief Executive Officers and Co-Chairmen of the Board of the Parent; however, the principal terms of such employment agreements have yet to be agreed.

The Special Committee and the Nordstrom Board were aware of and considered these interests to the extent that they existed and were disclosed to the Special Committee at the time they made their recommendations, among other matters. For a more detailed description of the interests of Nordstrom’s executive officers and directors in the Merger, see the section in this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger.”

U.S. Federal Income Tax Considerations of the Merger

•        For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors — U.S. Federal Income Tax Considerations of the Merger”) in exchange for such U.S. Holder’s shares of Nordstrom Common Stock in the Merger will be a taxable transaction. In general, such U.S. Holder’s gain or loss will be an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the shares of Nordstrom Common Stock surrendered in the Merger.

•        A Non-U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors — U.S. Federal Income Tax Considerations of the Merger”) who exchanges shares of Nordstrom Common Stock for cash in the Merger will generally not be subject to U.S. federal income tax with respect to such exchange unless such Non-U.S. Holder has certain connections with the United States.

•        Any Special Dividend or Stub Period Dividend will generally constitute dividend income for U.S. federal income tax purposes to the extent paid from Nordstrom’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. A Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount treated as a dividend (or such lower rate specified by an applicable income tax treaty).

•        For a more complete description of the U.S. federal income tax considerations of the Merger, see the section of this proxy statement captioned “Special Factors — U.S. Federal Income Tax Considerations of the Merger.”

•       Holders of Nordstrom Common Stock should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Restrictions on Solicitation of Competing Proposals

•        Until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, Nordstrom is subject to customary “no-shop” restrictions on its ability to solicit any Competing Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement — Restrictions on Solicitation of Competing Proposals”) from third parties or engage in negotiations or discussions with, or furnish information to, third parties that have made a Competing Proposal. These “no-shop” restrictions are subject to a customary “fiduciary out” provision that allows the Nordstrom Board (acting on the recommendation of the Special Committee) or the Special Committee, under certain specified circumstances, to engage in negotiations or substantive discussions with, or furnish any information and other access to, any person making a Competing Proposal and its representatives or potential sources of financing if the Nordstrom Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that such Competing Proposal either constitutes a Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement — Restrictions on Solicitation of Competing Proposals”) or could reasonably be expected to lead to a Superior Proposal

•        For more information, see the section of this proxy statement captioned “The Merger Agreement — Restrictions on Solicitation of Competing Proposals.”

Obligations of the Nordstrom Board with Respect to its Recommendation

•        Except as set forth below, until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, the Nordstrom Board will not (and no committee of the Nordstrom Board, including the Special Committee, will) make an Adverse Recommendation Change (as defined in the section of this proxy statement captioned “The Merger Agreement — Obligations of the Nordstrom Board with Respect to Its Recommendation”).

•        At any time prior to receipt of the Requisite Shareholder Approvals, the Nordstrom Board (acting on the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change or the Nordstrom Board (acting on the recommendation of the Special Committee) may authorize, adopt or approve a Competing Proposal and, with respect to such Competing Proposal constituting a Superior Proposal, cause or permit Nordstrom to enter into a definitive agreement to effect such Superior Proposal substantially concurrently with the termination of the Merger Agreement if Nordstrom complies with certain procedures in the Merger Agreement, including providing certain information regarding the Competing Proposal to Parent and engaging in good faith negotiations with Parent during a specified period.

•        Other than in connection with a Superior Proposal, at any time before the Requisite Shareholder Approvals are obtained, the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change if the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that an Intervening Event (as defined in the section of this proxy statement captioned “The Merger Agreement — Obligations of the Nordstrom Board with Respect to Its Recommendation”) has occurred and the failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

•        If the Merger Agreement is terminated by Parent within 10 business days of an Adverse Recommendation Change or by Nordstrom because the Nordstrom Board causes or permits Nordstrom to enter into a definitive agreement to effect a Superior Proposal, then Nordstrom must pay Parent a termination fee.

•       For more information, see the section of this proxy statement captioned “The Merger Agreement — Obligations of the Nordstrom Board with Respect to Its Recommendation.”

Financing

•       It is presently anticipated that the total amount of cash necessary to complete the Merger and related transactions will be approximately $2.63 billion, which is expected to be funded by the Equity Financing, the proceeds of the Debt Financing, and Nordstrom Cash on Hand as such sources are described below:.

○        Equity Financing:    Pursuant to the Equity Commitment Letter, subject to the terms and conditions therein, including (1) the satisfaction or waiver by Parent of all of the conditions to Parent’s obligation to effect the Closing set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (2) the prior or substantially simultaneous funding of the Debt Financing, or the Debt Financing would be funded substantially simultaneously with the funding of the Equity Financing if the Equity Financing is funded, in each case in an amount that would result in gross proceeds of at least the Funded Debt Amount, and (3) the substantially simultaneous consummation of the Closing if the commitment were funded, Liverpool will provide Parent an aggregate amount in cash of up to $1,712 million, which may be reduced in accordance with the terms set forth in the Equity Commitment Letter. Up to $861 million of the Equity Financing will be funded through the Parent Loan, which will be secured by all of the shares held by Liverpool and the Nordstrom family in Nordstrom. Nordstrom is an express and intended third-party beneficiary of the Equity Commitment Letter and is entitled to specifically enforce Liverpool’s obligations thereunder, on the terms and subject to the conditions set forth therein.

○        Debt Financing:    Pursuant to the Debt Commitment Letter, subject to the terms and conditions set forth therein, the Debt Financing Sources party thereto will provide Acquisition Sub with a senior secured asset-based revolving credit facility in an aggregate principal amount of $1,200 million. On the Closing Date, drawings under the facility and issued letter of credit may not exceed $550 million in the aggregate.

○        Nordstrom Cash on Hand:    The availability of $410 million in Nordstrom Cash on Hand (or lesser amounts as provided in the definition of Nordstrom Cash Amount) is one of the requirements for Nordstrom to be entitled to an injunction, specific performance or other equitable remedies to enforce Parent’s and Acquisition’s Sub’s obligations to consummate the Merger. Nordstrom had $1,035 million in cash and cash equivalents as of February 1, 2025.

•       Parent and Acquisition Sub have represented to Nordstrom that the aggregate proceeds from the Equity Financing and the Debt Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of “flex” (including any original issue discount flex)) when funded in accordance with the Equity Commitment Letter and the Debt Commitment Letter, together with Nordstrom Cash on Hand not exceeding the Nordstrom Cash Amount, are sufficient and available to fund the Funding Obligations.

•       The obligation of Parent and Acquisition Sub to consummate the Merger is not subject to any financing condition.

•       For more information, see the section of this proxy statement captioned “Special Factors — Financing of the Merger.”

Limited Guaranties

•        Liverpool and the Family Guarantors have each entered into Limited Guaranties with Nordstrom pursuant to which they have guaranteed, on a several and not joint basis and on the terms and subject to the limits and conditions set forth therein, the payment and performance of (1) any reverse termination fees that may become payable by Parent, (2) all amounts payable by Parent under and in accordance with the terms of the Merger Agreement and the Rollover and Support Agreements (as applicable) in the event of an Intentional Breach (as defined in the section of this proxy statement captioned “The Merger Agreement — Limitations on Liability”), (3) all amounts payable in respect of Parent’s obligations to pay enforcement costs and interest in respect of certain amounts payable after termination of the Merger Agreement as described in the section of this proxy statement captioned “The Merger Agreement — Miscellaneous — Expenses,” and (4) all amounts payable in respect of Parent’s expense reimbursement and indemnification obligations in respect of Nordstrom’s financing cooperation obligations described in the section of this proxy statement captioned “The Merger Agreement — Financing Cooperation; Notes Offer and Consent Solicitation.” In addition, Liverpool and the Family Guarantors have guaranteed payment and performance of the costs and expenses incurred by Nordstrom in connection with enforcing its rights under the applicable Limited Guaranty.

Conditions to the Closing of the Merger

•        Obligations of Nordstrom, Acquisition Sub and Parent.    The obligations of Nordstrom, Acquisition Sub and Parent, as applicable, to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

○        the Requisite Shareholder Approvals having been obtained;

○        the waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated (which waiting period expired at 11:59 p.m., Eastern Time, on February 13, 2025);

○        no court of competent jurisdiction in the United States has issued or entered any order that is then in effect that prohibits, enjoins or makes illegal the consummation of the Merger; and

○        no Below Investment Grade Rating Event has occurred and is continuing.

•        Obligations of Parent and Acquisition Sub.    The obligations of Parent and Acquisition Sub to consummate the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

○        the accuracy of the representations and warranties of Nordstrom contained in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

○        Nordstrom having performed or complied in all material respects with its obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date; and

○        receipt by Parent of a customary closing certificate of Nordstrom.

•        Obligations of Nordstrom.    The obligations of Nordstrom to consummate the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

○        the accuracy of the representations and warranties of Parent and Acquisition Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

○        Parent and Acquisition Sub having performed or complied in all material respects with their respective obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date; and

○        receipt by Nordstrom of a customary closing certificate of Parent.

•        For more information, see the section of this proxy statement captioned “The Merger Agreement — Conditions to the Merger.”

Termination of the Merger Agreement; Termination Fees and Remedies

•        Termination Rights.    The Merger Agreement contains certain termination rights for Nordstrom and Parent, including, among others, Parent and Nordstrom each having the right to terminate the Merger Agreement at any time prior to the Effective Time (1) by mutual written agreement, (2) if the Merger is not consummated by 5:00 p.m. (New York City time), on September 22, 2025, (3) if the Requisite Shareholder Approvals are not obtained at the Special Meeting at which the Merger Agreement has been voted on, and (4) if a Below Investment Grade Rating Event has occurred and is continuing (except that a party may not terminate the Merger Agreement pursuant to this provision until 45 days after the event has occurred). Additional termination rights are further described in the section of this proxy statement captioned “The Merger Agreement — Termination of the Merger Agreement.”

•        Payment of Termination Fee by Nordstrom.    In the event of a termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement — Termination Fees,” Nordstrom will be required to pay Parent a termination fee equal to (1) $85 million if the Merger Agreement is validly terminated by Parent due to an Adverse Recommendation Change or (2) $42.5 million if the Merger Agreement is validly terminated by Nordstrom to enter into a definitive agreement with respect to a Superior Proposal or by Nordstrom or Parent due to a failure to achieve the Requisite Shareholder Approvals if a Competing Proposal has been publicly announced and within twelve months following such termination Nordstrom either consummates such Competing Proposal or enters into a definitive agreement for such Competing Proposal that is subsequently consummated. For more information, see the section of this proxy statement captioned “The Merger Agreement — Termination Fees.”

•        Payment of Reverse Termination Fee by Parent.    In the event of a termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement — Termination Fees,” Parent will be required to pay Nordstrom a termination fee equal to (1) $170 million if the Merger Agreement is validly terminated by Nordstrom due to Parent materially breaching its representations, warranties or covenants in the Merger Agreement, subject in certain cases to a cure right, or due to Parent failing to consummate the Merger in specified circumstances following the satisfaction or waiver of the applicable closing conditions, or by either Nordstrom or Parent in specified circumstances when Nordstrom had the right to terminate the Merger Agreement for the foregoing reasons or (2) $100 million if the Merger Agreement is validly terminated by either Nordstrom or Parent due to a Below Investment Grade Rating Event or by either Nordstrom or Parent in specified circumstances when a Below Investment Grade Rating Event has occurred and is continuing. For more information, see the section of this proxy statement captioned “The Merger Agreement — Termination Fees.”

•       Specific Performance.    Parent, Acquisition Sub and Nordstrom are entitled, in addition to any other remedy to which they are entitled at law or equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (including the right of a party to the Merger Agreement to cause the other parties to the Merger Agreement to consummate the Merger and the other transactions contemplated by the Merger Agreement). However, Nordstrom has the right, subject to the terms and conditions of the Merger Agreement and the Equity Commitment Letter, to an injunction, specific performance or other equitable remedies in connection with (1) enforcing Parent’s and Acquisition Sub’s obligations to consummate the Merger and (2) enforcing Liverpool’s obligation to provide the Equity Financing, only in certain circumstances, including if (a) the Debt Financing has been funded or would be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded, in each case in an amount that would result in gross proceeds of at least the Funded Debt Amount and (b) the Nordstrom Cash on Hand is at least the Nordstrom Cash Amount (minus the net proceeds of any Alternative Financing arranged in accordance with the terms of the Merger Agreement). For more information, see the section of this proxy statement captioned “The Merger Agreement — Specific Performance.”

The Rollover and Support Agreements

•        On December 22, 2024, the Family Group, which beneficially owned approximately [•]% of the shares of Nordstrom Common Stock outstanding as of the Record Date, and Liverpool, which beneficially owned approximately [•]% of the shares of Nordstrom Common Stock outstanding as of the Record Date, each entered into a Rollover and Support Agreement with Nordstrom and Parent.

•        The Family Group and Liverpool agreed pursuant to the Rollover and Support Agreements to transfer, contribute and deliver to Parent certain shares of Nordstrom Common Stock in exchange for a number of newly issued shares of common stock of Parent, subject to the substantially simultaneous, but subsequent, consummation of the Merger in accordance with the terms of the Merger Agreement.

•        The Family Group and Liverpool each agreed pursuant to the applicable Rollover and Support Agreements to vote all of their shares of Nordstrom Common Stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, in favor of any proposal by Nordstrom to adjourn, recess or postpone any meeting of the shareholders to a later date that complies with the Merger Agreement, in favor of any other proposal considered and voted upon by shareholders of Nordstrom necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and against any other proposal that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

•        The Family Group and Liverpool have irrevocably appointed Nordstrom or any person or persons designated by Nordstrom as their attorneys-in-fact and proxies to vote their shares of Nordstrom Common Stock in accordance with the foregoing commitment in the event that such shares have not been timely voted as required thereby.

•        The Family Group and Liverpool will not transfer their shares of Nordstrom Common Stock, subject to certain exceptions.

•        The Family Group and Liverpool have agreed to explore in good faith the possibility of supporting any Competing Proposal received by Nordstrom (provided that the decision whether to support the Competing Proposal is within each shareholder’s sole discretion).

•        For more information, see the section of this proxy statement captioned “The Rollover and Support Agreements” and the full text of the Rollover and Support Agreements, attached as Annex D and Annex E to this proxy statement, which are incorporated by reference in this proxy statement in their entirety.

Cooperation Agreement

•        Concurrently with the execution and delivery of the Merger Agreement, the Family Group and Liverpool (the “Investors”) entered into a cooperation agreement (the “Cooperation Agreement”) setting forth certain terms and conditions governing the relationship among the parties thereto until the termination of the Merger Agreement or the consummation of the Merger and the governance of Parent during such period.

•       For more information, see the section of this proxy statement captioned “Cooperation Agreement.”

Dissenters’ Rights

•        Under Chapter 23B.13 of the WBCA, instead of receiving the Merger Consideration they would otherwise be entitled to pursuant to the Merger Agreement, record and beneficial owners of Nordstrom Common Stock are entitled to dissent from the Merger and obtain payment of the fair value of their shares in cash together with accrued interest from the Effective Time until the date of payment, if the Merger is consummated. Any Nordstrom shareholder electing to dissent from the Merger must strictly comply with all procedures required under Chapter 23B.13 of the WBCA. The procedures are summarized in the section of this proxy statement captioned “Dissenters’ Rights” and a copy of the relevant statutory provisions is attached as Annex F to this proxy statement.

•        If you wish to exercise dissenters’ rights, you should read Annex F carefully and in its entirety and consult with your legal advisor, since the failure to timely and properly comply with the procedures set forth therein will result in the loss of such rights.

Litigation Relating to the Merger

•       As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. For a more detailed description of litigation relating to the Merger, see the section of this proxy statement captioned “Special Factors — Litigation Relating to the Merger.”

Questions and Answers

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. Nordstrom encourages you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which Nordstrom refers in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q:    Why am I receiving these materials?

A:     On December 22, 2024, Nordstrom entered into the Merger Agreement. Under the Merger Agreement, Parent will acquire all of the outstanding shares of Nordstrom Common Stock (other than certain excluded shares, including the Rollover Shares and the Dissenting Shares) for the aggregate Merger Consideration, without interest and less any applicable withholding taxes. In order to complete the Merger, Nordstrom’s shareholders must vote to approve the Merger Agreement at the Special Meeting pursuant to the Requisite Shareholder Approvals. The Requisite Shareholder Approvals are a condition to the consummation of the Merger. See the section of this proxy statement captioned “The Merger Agreement — Conditions to the Merger.” The Nordstrom Board is furnishing this proxy statement and form of proxy card to the holders of shares of Nordstrom Common Stock as of the Record Date in connection with the solicitation of proxies of Nordstrom’s shareholders to be voted at the Special Meeting.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your shares of Nordstrom Common Stock without attending the Special Meeting and to ensure that your shares of Nordstrom Common Stock are represented and voted at the Special Meeting.

Your vote is very important. The Merger cannot be consummated with receipt of the Requisite Shareholder Approvals. Even if you plan to attend the Special Meeting, Nordstrom encourages you to submit a proxy as soon as possible. If you fail to vote on the Merger Proposal, the effect will be the same as a vote “AGAINST” the Merger Proposal.

Q:    What is the Merger and what effects will it have on Nordstrom?

A:     The Merger is the acquisition of Nordstrom by Parent. If the Merger Proposal is approved by Nordstrom’s shareholders pursuant to the Requisite Shareholder Approvals and the other closing conditions under the Merger Agreement are satisfied or waived and the Closing occurs, Acquisition Sub will merge with and into Nordstrom, with Nordstrom continuing as the Surviving Corporation. As a result of the Merger, Nordstrom will become a wholly owned subsidiary of Parent, and Nordstrom Common Stock will no longer be publicly traded and will be delisted from the NYSE. In addition, Nordstrom Common Stock will be deregistered under the Exchange Act, and Nordstrom will no longer file periodic reports with the SEC.

Q:    What will I receive if the Merger is consummated?

A:     Upon consummation of the Merger, you will be entitled to receive the Merger Consideration, without interest and less any applicable withholding taxes, for each share of Nordstrom Common Stock that you own as of immediately prior to the Effective Time, unless you have properly perfected and exercised, and not validly withdrawn or subsequently lost, your dissenters’ rights under the WBCA, and certain other conditions under the WBCA are satisfied, or hold Rollover Shares as a party to the Rollover and Support Agreements. For example, if you own 100 shares of Nordstrom Common Stock as of immediately prior to the Effective Time, you will be entitled to receive $2,425 in cash in exchange for your shares of Nordstrom Common Stock, without interest and less any applicable withholding taxes.

In addition, the Merger Agreement allows Nordstrom to declare a special dividend, which is contingent upon the occurrence of the Closing, to holders of Nordstrom Common Stock as of a record date that is no later than one trading day prior to the Effective Time in an amount up to $0.25 per share (based on the amount of Nordstrom Cash on Hand). The Merger Agreement also permits Nordstrom to declare a “stub period” cash dividend contingent upon the occurrence of the Closing and payable to holders of Nordstrom Common Stock as of a record date that is no later than one trading day prior to the Effective Time in an amount equal to the product of (1) the number of days from the record date for payment of the last quarterly dividend paid by Nordstrom prior to the Effective Time through and including immediately prior to the Effective Time and (2) a daily dividend rate determined by dividing the amount of the last quarterly dividend prior to the Effective Time by 91.

Q:    How does the Merger Consideration compare to the market price of Nordstrom Common Stock?

A:     This amount represents an approximately 42% premium to the unaffected closing price per share of Nordstrom Common Stock on March 18, 2024, the last trading day prior to media speculation regarding a potential transaction. In addition, the Nordstrom Board intends to declare a special dividend of up to $0.25 per share (based on the amount of Nordstrom Cash on Hand) prior to and contingent on the Closing.

Q:    What will happen to Nordstrom Equity Awards?

A:     Generally, Nordstrom Equity Awards outstanding immediately prior to the Effective Time will be treated as follows (except as otherwise agreed to in writing prior to the Effective Time by Parent, Nordstrom, and a holder of a Nordstrom Equity Award):

•        Vested Nordstrom Options.    Each Vested Nordstrom Option will, without any action on the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the total number of shares of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option, multiplied by (2) the excess, if any, of (a) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement) over (b) the exercise price per share of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option. However, if the exercise price per share of Nordstrom Common Stock subject to any such Vested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Vested Nordstrom Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Vested Nordstrom Option shall be exercisable, and each Vested Nordstrom Option shall entitle the holder thereof only to the payment provided for pursuant to the terms of the Merger Agreement, if any.

•       Unvested Nordstrom Options.    Each Unvested Nordstrom Option will, without any action on the part of the holder thereof, be cancelled and converted into a Converted Option Cash Award, on the same vesting and timing of settlement terms and conditions as applied to the corresponding Unvested Nordstrom Option immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted Option Cash Award; provided that no such changes shall adversely affect the rights of the applicable holder. However, if the exercise price per share of Nordstrom Common Stock subject to any such Unvested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Unvested Nordstrom Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Unvested Nordstrom Option shall be exercisable, and each Unvested Nordstrom Option shall entitle the holder thereof only to the payment provided for pursuant to the terms of the Merger Agreement, if any.

•       Vested Nordstrom RSUs.    Each Vested Nordstrom RSU will, without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock subject to such Vested Nordstrom RSU, multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

•        Unvested Nordstrom RSUs.    Each Unvested Nordstrom RSU will, without any action on the part of the holder thereof, be cancelled and converted into a Converted RSU Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom RSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted RSU Award; provided that no such changes shall adversely affect the rights of the applicable holder.

•        Vested Nordstrom PSUs.    Each Vested Nordstrom PSU will, without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock that vested with respect to such Vested Nordstrom PSU multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

•        Unvested Nordstrom PSUs.    Each Unvested Nordstrom PSU will, without any action on the part of the holder thereof, be cancelled and converted into a Converted PSU Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom PSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted PSU Award; provided that no such changes shall adversely affect the rights of the applicable holder.

•        Any portion of a Nordstrom PSU award that is not a Vested Nordstrom PSU or an Unvested Nordstrom PSU as described above will be cancelled for no consideration.

•        Payments with respect to Vested Nordstrom Options, Vested Nordstrom RSUs and Vested Nordstrom PSUs will be made as promptly as practicable after the Effective Time, or at such later time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code.

•        The Merger Agreement provides that all Nordstrom Stock Units credited to accounts under a Deferred Compensation Plan immediately prior to the Effective Time will be notionally reinvested in one or more other investment funds as determined by Nordstrom prior to the Effective Time until such accounts are distributed in cash pursuant to the terms of the applicable Deferred Compensation Plan as in effect immediately prior to the Effective Time.

•        The Merger Agreement provides that, as of the Effective Time, all Nordstrom Equity Plans (other than agreements underlying, and the terms of the Nordstrom Equity Plans applicable to the Converted Option Cash Awards, the Converted RSU Awards and the Converted PSU Awards, in each case, solely to the extent relevant to the terms and conditions of the Merger Agreement) will terminate and that the Nordstrom Stock Purchase Plan will terminate as of (and subject to the occurrence of) immediately prior to the Effective Time.

•       For more information about the treatment of Nordstrom Equity Awards, see the sections of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger.”

Q:    What am I being asked to vote on at the Special Meeting?

A:     You are being asked to vote on the following proposals:

•        The Merger Proposal:    the proposal to approve the Merger Agreement, pursuant to which Acquisition Sub will merge with and into Nordstrom, with Nordstrom continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent;

•        The Compensation Proposal:    the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Nordstrom to its named executive officers in connection with the Merger; and

•        The Adjournment Proposal:    the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting.

Q:    When and where is the Special Meeting?

A:     The Special Meeting will take place virtually on [•], 2025, at [•], Pacific Time. You may attend the Special Meeting solely via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/JWN2025SM. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card in order to participate in the Special Meeting (including voting your shares). A list of shareholders of record entitled to vote at the Special Meeting will be available at Nordstrom’s corporate offices located at 1617 Sixth Avenue, Seattle, Washington 98101 during regular business hours for a period beginning 10 days prior to the Special Meeting. The list will also be available to shareholders participating in the interactive webcast during the meeting.

Q:    Who is entitled to vote at the Special Meeting?

A:     All of Nordstrom’s shareholders as of the close of business on [•], 2025, which is the Record Date for the Special Meeting, are entitled to vote their shares of Nordstrom Common Stock at the Special Meeting. As of [•], 2025, there were [•] shares of Nordstrom Common Stock outstanding and entitled to vote at the Special Meeting. For each share of Nordstrom Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting.

Q:    What vote is required to approve the proposals?

A:     Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of (1) the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting and (2) the holders of shares of Nordstrom Common Stock representing a majority of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting, other than shares owned by Parent, Acquisition Sub, Liverpool, the Family Group, or their respective affiliates or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of Nordstrom. If you fail to vote on the Merger Proposal, the effect will be the same as a vote “AGAINST” the Merger Proposal.

Approval of the Compensation Proposal requires that the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes cast “AGAINST” the proposal. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal requires that the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes cast “AGAINST” the proposal (unless a quorum is not present, in which case approval of the Adjournment Proposal requires a majority of the shares of Norse Common Stock represented at the meeting).

Q:    What happens if I fail to vote or abstain from voting on a proposal?

A:     If you (1) are a shareholder of record and fail to submit a validly executed proxy card, grant a proxy over the Internet or by telephone, or vote your shares at the Special Meeting, or (2) hold in “street name” and you fail to instruct your broker, bank or other nominee on how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and such failure to vote will have the same effect as voting “AGAINST” the Merger Proposal, but will not have any effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal.

With respect to the Merger Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the existence of a quorum, but such abstention will have the same effect as voting “AGAINST” the Merger Proposal. With respect to the Compensation Proposal and the Adjournment Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the existence of a quorum, but such abstention will have no effect on the Compensation Proposal and Adjournment Proposal (unless a quorum is not present, in which case abstentions will have the same effect as voting “AGAINST” the Adjournment Proposal).

Q:    How will Nordstrom’s directors and executive officers and certain other shareholders vote on the Merger Proposal?

A:     Nordstrom’s directors and executive officers have informed Nordstrom that, as of the date of this proxy statement, they intend to vote all of the shares of Nordstrom Common Stock owned directly by them in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal (although such votes will not be considered for purposes of the Majority of the Minority Approval). As of the Record Date, Nordstrom’s directors and executive officers beneficially owned, in the aggregate, [•] shares of Nordstrom Common Stock, collectively representing approximately [•]% of the voting power of the shares of Nordstrom Common Stock outstanding as of the Record Date. For more information, see the section of this proxy statement captioned “Special Factors — Intent of Nordstrom’s Directors and Executive Officers to Vote in Favor of the Merger.”

The Parent Parties, which in the aggregate beneficially owned approximately [●]% of the voting power of the outstanding shares of Nordstrom Common Stock as of the Record Date, entered into the Rollover and Support Agreements, pursuant to which they agreed to vote all of their shares of Nordstrom Common Stock in favor of the approval of the Merger Agreement, subject to certain terms and conditions contained in the Rollover and Support Agreements (although such votes will not be considered for purposes of the Majority of the Minority Approval). Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of (1) the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting and (2) the holders of shares of Nordstrom Common Stock representing a majority of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting other than shares owned, directly or indirectly, by any of the Parent Parties or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of Nordstrom. For more information, see the sections of this proxy statement captioned “Special Factors — Intent of Nordstrom’s Directors and Executive Officers to Vote in Favor of the Merger” and “The Rollover and Support Agreements,” as well as the full text of the Rollover and Support Agreements, attached as Annex D and Annex E to this proxy statement, which are incorporated by reference in this proxy statement in their entirety.

Q:    What do I need to do now?

A:     We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that Nordstrom refers to in this proxy statement carefully and consider how the Merger affects you. Then, even if you expect to attend the Special Meeting, please grant your proxy electronically over the Internet or by telephone (using the instructions found on the proxy card), or sign, date and return by mail, as promptly as possible, the enclosed proxy card, so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.

Q:    What is the Special Committee, and what role did it play in evaluating the Merger?

A:     The Nordstrom Board formed the Special Committee to consider and evaluate the advisability of an acquisition by one or more persons of all of the outstanding shares of Nordstrom Common Stock (except for shares owned by one or more shareholders who are retaining their interests), and any alternative transaction to a potential transaction that the Special Committee deems appropriate, and delegated to the Special Committee certain powers of the Nordstrom Board with respect to a potential transaction and any alternative transaction. For more information about the powers of the Nordstrom Board delegated to the Special Committee, see the section of this proxy statement captioned “Special Factors — Background of the Merger.” The Special Committee is composed solely of members of the Nordstrom Board who are independent of and disinterested with respect to the Family Group, Liverpool, the Merger Agreement and the transactions contemplated thereby.

As described more fully below, the Special Committee, with the assistance of its own independent financial and legal advisors, considered, evaluated and negotiated the Merger Agreement. At the conclusion of its review, the Special Committee unanimously (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders, (2) recommended that Nordstrom’s shareholders approve the Merger Agreement, the Compensation Proposal and the Adjournment Proposal, and (3) recommended that the Nordstrom Board, among other things, (a) approve the Merger Agreement and, subject to receiving the Requisite Shareholder Approvals, the consummation of the transactions contemplated thereby, including the Merger, and (b) recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by Nordstrom’s shareholders.

The Nordstrom Board, acting on the unanimous recommendation of the Special Committee, unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves), among other things, (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders, (2) approved the Merger Agreement and, subject to receiving the Requisite Shareholder Approvals, the consummation of the transactions contemplated thereby, including the Merger, and (3) upon the terms and subject to the conditions of the Merger Agreement, resolved to recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by Nordstrom’s shareholders.

In addition, the Special Committee and the Nordstrom Board, on behalf of Nordstrom, each believes that the Merger is fair to Nordstrom’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Q:    How do the Special Committee and the Nordstrom Board recommend that I vote?

A:     The Special Committee and the Nordstrom Board, acting upon the recommendation of the Special Committee, each unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves from the recommendation of the Nordstrom Board) recommends that you vote:

•        “FOR” the approval of the Merger Proposal;

•        “FOR” the approval of the Compensation Proposal; and

•        “FOR” the approval of the Adjournment Proposal.

You should read the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and the Nordstrom Board” for a discussion of the factors that the Special Committee and the Nordstrom Board considered in deciding to recommend the approval of the Merger Agreement.

Q:    What happens if the Merger is not consummated?

A:     If the Merger Agreement is not approved as a result of the failure to obtain the Requisite Shareholder Approvals, or if the Merger is not consummated for any other reason, Nordstrom’s shareholders will not receive any payment for their shares of Nordstrom Common Stock. Instead: (1) Nordstrom will remain an independent public company, (2) Nordstrom Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) Nordstrom will continue to file periodic reports with the SEC.

In specified circumstances in which the Merger Agreement is terminated, Nordstrom has agreed to pay Parent a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement — Termination Fees.”

Q:    What is the compensation that will or may become payable by Nordstrom to its named executive officers in connection with the Merger?

A:     The compensation that will or may become payable by Nordstrom to Nordstrom’s named executive officers in connection with the Merger is certain compensation that is based on or otherwise relates to the Merger and payable to certain of Nordstrom’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature, including the Nordstrom Equity Awards. Compensation not described in the preceding sentence that will or may become payable by Parent or its affiliates (including, following the consummation of the Merger, the Surviving Corporation) to Nordstrom’s named executive officers in connection with or following the Merger is not subject to the advisory vote on the Compensation Proposal. For further information, see the section of this proxy statement captioned “Proposal 2: The Compensation Proposal.”

Q:    Why am I being asked to cast a vote to approve the compensation that will or may become payable by Nordstrom to its named executive officers in connection with the Merger?

A:     Nordstrom is required by SEC rules to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by Nordstrom to its named executive officers that is based on or otherwise relates to the Merger. Approval of these compensation arrangements is not required to consummate the Merger.

Q:    What will happen if Nordstrom’s shareholders do not approve the Compensation Proposal?

A:     Approval of the compensation that will or may become payable by Nordstrom to its named executive officers that is based on or otherwise relates to the Merger is not a condition to consummation of the Merger. The vote is an advisory vote and will not be binding on Nordstrom or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to shareholder approval.

Accordingly, if the Merger Agreement is approved by Nordstrom’s shareholders and the Merger is consummated, such compensation will or may be paid to Nordstrom’s named executive officers regardless of the outcome of this advisory vote.

Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:     If your shares are registered directly in your name with Nordstrom’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “shareholder of record.” If you are a shareholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Nordstrom. As a shareholder of record, you may attend the Special Meeting and vote your shares at the Special Meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Nordstrom Common Stock held in “street name.” If you are a beneficial owner of shares of Nordstrom Common Stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the shareholder of record.

As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, depending on your bank, broker or other nominee, you may not vote your shares at the Special Meeting unless you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Q:    If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:     No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares.

If you do not provide your bank, broker or other nominee with voting instructions, your shares will not be voted on any of the proposals, which will have the same effect as if you voted “AGAINST” the Merger Proposal but will have no effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Q:    How may I vote?

A:     If you are a shareholder of record (that is, if your shares of Nordstrom Common Stock are registered in your name with Computershare Trust Company, N.A., Nordstrom’s transfer agent), there are four ways to submit a proxy or vote:

•        by visiting the Internet address on your proxy card and following the instructions;

•        by calling the toll-free (within the United States or Canada) phone number on your proxy card and following the instructions;

•        by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; or

•        by attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of Nordstrom Common Stock and to confirm that your voting instructions have been properly recorded when submitting a proxy to vote electronically over the Internet or by telephone. Although there is no charge for submitting a proxy to vote your shares, if you submit a proxy to vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting, you are strongly encouraged to submit a proxy to vote your shares of Nordstrom Common Stock in advance of the Special Meeting. If you are a shareholder of record or, depending on your bank, broker or other nominee, if you provide a “legal proxy” to vote shares that you beneficially own, you may vote your shares of Nordstrom Common Stock at the Special Meeting even if you have previously voted by proxy. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To submit a proxy to vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, depending on your bank, broker or other nominee, because you are not the shareholder of record, you may not vote your shares at the Special Meeting unless you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

If you participate in the Nordstrom 401(k) Plan, the number of shares of Nordstrom Common Stock allocated to your plan account as of the Record Date are reflected on your proxy notice and you may direct the plan trustee to vote those shares in the same manner as described above for shareholders of record and such direction will be honored unless otherwise required by ERISA. If your vote on those shares is not received by 11:59 p.m. Eastern Daylight Time on [•] 2025, then the plan trustee will vote those shares in the same proportion as the shares for which it received timely voting instructions, unless the independent fiduciary retained for such purpose determines that it is prudent and solely in the interests of participants and beneficiaries to direct the trustee to vote such shares in another manner.

Q:    May I attend the Special Meeting and vote at the Special Meeting?

A:     Yes. Although the Special Meeting will not be held in person, you may attend the Special Meeting via live interactive webcast on the Internet at www.virtualshareholdermeeting.com/JWN2025SM. You will be able to listen to the Special Meeting live and vote online. The Special Meeting will begin at [•], Pacific Time, on [•], 2025. Online check-in will begin a few minutes prior to the Special Meeting. You will need the control number found on your proxy card in order to participate in the Special Meeting (including voting your shares). As the Special Meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the Special Meeting, to ensure that your shares will be represented at the Special Meeting, Nordstrom encourages you to promptly grant your proxy electronically over the Internet or by telephone (using the enclosed proxy card) or sign, date and return the enclosed proxy card. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy previously submitted.

If, as of the Record Date, you are a beneficial owner of shares held in “street name,” depending on your bank, broker or other nominee, you may not vote your shares at the Special Meeting unless you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions.

Q:    Why did Nordstrom choose to hold a virtual Special Meeting?

A:     The Nordstrom Board decided to hold the Special Meeting virtually (rather than in person) in order to facilitate shareholder attendance and participation by enabling shareholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. Nordstrom believes this is the right choice for a company with a global footprint. A virtual Special Meeting makes it possible for more shareholders (regardless of size, resources or physical location) to have direct access to information, while saving Nordstrom and its shareholders time and money. Nordstrom also believes that the online tools that it has selected will increase shareholder communication. Nordstrom has designed its virtual format to enhance, rather than constrain, shareholder access, participation and communication.

Q:    What is a proxy?

A:     A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Nordstrom Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Nordstrom Common Stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or over the Internet in the same manner as if you had signed, dated and returned a proxy card. Ann Munson Steines and Kenneth J. Worzel, each with full power of substitution and re-substitution, have been designated as proxy holders for the Special Meeting by the Nordstrom Board.

Q:    May I change my vote after I have submitted my proxy card?

A:     Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Special Meeting by:

•        submitting another validly executed proxy card with a later date and returning it to Nordstrom prior to the Special Meeting;

•        submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•        delivering a written notice of revocation to Nordstrom’s Corporate Secretary; or

•        attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

If you hold your shares of Nordstrom Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting; however, depending on your bank, broker or other nominee, you may be required to obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting in order to do so.

Q:    If a shareholder gives a proxy, how are the shares voted?

A:     Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card, with full power of substitution and re-substitution, will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Nordstrom Board with respect to each proposal. This means that they will be voted: (1) “FOR” the approval of the Merger Proposal, (2) “FOR” the approval of the Compensation Proposal, and (3) “FOR” the approval of the Adjournment Proposal, and in the proxyholders’ discretion with respect to any other business that may properly come before the Special Meeting.

Q:    Should I send in my share certificates now?

A:     No. After the Merger is consummated, any holders of physical share certificates will receive a letter of transmittal containing instructions for how to send your share certificates to the Paying Agent in order to receive the appropriate cash payment for the shares of Nordstrom Common Stock represented by your share certificates. Unless you are seeking appraisal in accordance with Chapter 23B.13 of the WBCA, you should use the letter of transmittal to exchange your share certificates for the cash payment to which you are entitled. Please do not send your share certificates with your proxy card. If you hold your shares of Nordstrom Common Stock in book-entry form, the Paying Agent will pay you the Merger Consideration (subject to any applicable withholding taxes) upon receipt of a customary “agent’s message” (or such other evidence of transfer as the Paying Agent may reasonably request) and any other items specified by the Paying Agent.

Q:    What happens if I sell or transfer my shares of Nordstrom Common Stock after the Record Date but before the Special Meeting?

A:     The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the expected effective date of the Merger. If you sell or transfer your shares of Nordstrom Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Nordstrom in writing of such special arrangements, you will transfer the right to receive the Merger Consideration (and the Special Dividend and Stub Period Dividend, if declared) with respect to such shares, if the Merger is consummated, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or transfer your shares of Nordstrom Common Stock after the Record Date, Nordstrom encourages you to sign, date and return the enclosed proxy card or grant your proxy electronically over the Internet or by telephone (using the instructions found on the proxy card).

Q:    What should I do if I receive more than one set of voting materials?

A:     Please sign, date and return (or grant your proxy electronically over the Internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:    Where can I find the voting results of the Special Meeting?

A:     Nordstrom intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that Nordstrom files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q:    Will I be subject to U.S. federal income tax upon the exchange of Nordstrom Common Stock for cash pursuant to the Merger?

A:     The exchange of Nordstrom Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder who exchanges shares of Nordstrom Common Stock for cash in the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares pursuant to the Merger and the U.S. Holder’s adjusted tax basis in such shares. A Non-U.S. Holder who exchanges shares of Nordstrom Common Stock for cash in the Merger will generally not be subject to U.S. federal income tax with respect to such exchange unless such Non-U.S. Holder has certain connections with the United States. Holders should consult their tax advisors regarding the consequences of the Merger to their particular circumstances.

For a more complete description of the U.S. federal income tax considerations of the Merger, see the section of this proxy statement captioned “Special Factors — U.S. Federal Income Tax Considerations of the Merger.”

Q:    Will I be subject to U.S. federal income tax upon the receipt of any Special Dividend or Stub Period Dividend?

A:     Any Special Dividend or Stub Period Dividend will generally constitute dividend income for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. A Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount treated as a dividend (or such lower rate specified by an applicable income tax treaty).

For a more complete description of the U.S. federal income tax considerations of any Special Dividend or Stub Period Dividend, see the section of this proxy statement captioned “Special Factors — U.S. Federal Income Tax Considerations of the Merger.”

Q:    When do you expect the Merger to be consummated?

A:     Nordstrom currently expects to complete the Merger in the first half of 2025. However, the exact timing of completion of the Merger, and whether it will be consummated at all, cannot be known with certainty because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of the control of Nordstrom.

Q:    What governmental and regulatory approvals are required?

A:     Under the terms of the Merger Agreement, the Merger cannot be consummated until the waiting periods and any extensions thereto applicable to the Merger under the HSR Act have expired or been terminated. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on February 13, 2025.

Q:    Am I entitled to dissenters’ rights under the WBCA?

A:     Under Chapter 23B.13 of the WBCA, instead of receiving the Merger Consideration they would otherwise be entitled to pursuant to the Merger Agreement, record and beneficial owners of Nordstrom Common Stock are entitled to dissent from the Merger and obtain payment of the fair value of their shares in cash together with accrued interest from the Effective Time until the date of payment, if the Merger is consummated. Any Nordstrom shareholder electing to dissent from the Merger must strictly comply with all procedures required under Chapter 23B.13 of the WBCA. The procedures are summarized in the section of this proxy statement captioned “Dissenters’ Rights” and a copy of the relevant statutory provisions is attached as Annex F to this proxy statement.

If you wish to exercise dissenters’ rights, you should read Annex F carefully and in its entirety and consult with your legal advisor, since the failure to timely and properly comply with the procedures set forth therein will result in the loss of such rights.

Q:    Do any of Nordstrom’s directors or officers have interests in the Merger that may differ from those of Nordstrom’s shareholders generally?

A:     Yes. In considering the recommendations of the Special Committee and the Nordstrom Board with respect to the Merger, you should be aware that, aside from their interests as holders of Nordstrom Common Stock, Nordstrom’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a shareholder. The Special Committee and the Nordstrom Board were aware of and considered these interests to the extent that they existed and were disclosed to the Special Committee at the time they made their recommendations, among other matters. For more information, see the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger.”

Q:    Who can help answer my questions?

A:     If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of Nordstrom Common Stock, please contact Nordstrom’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders call: (877) 750-2689 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833

Special Factors

Background of the Merger

The following chronology summarizes key meetings, deliberations and events that led to the signing of the Merger Agreement. This chronology does not purport to catalog every conversation involving the members of the Nordstrom Board or Special Committee, the representatives of Nordstrom or the Special Committee, the Parent Parties, or other parties, with respect to the Merger Agreement.

Events Prior to Strategic Review

In 1901, John W. Nordstrom opened Wallin & Nordstrom, a shoe store in Seattle, Washington. Since then, Nordstrom’s business has grown into a national, highly recognizable, and well-regarded multi-line and omnichannel retailer — all under the leadership of four continuous generations of the Nordstrom family, including current Chief Executive Officer Erik Nordstrom, President and Chief Brand Officer Peter Nordstrom, and Chief Merchandising Officer James Nordstrom. Members of the Nordstrom family who are Parent Parties beneficially owned approximately [•]% of the outstanding Nordstrom Common Stock as of the Record Date.

Between June 2017 and March 2018, members of the Nordstrom family explored the possibility of pursuing a “going private” transaction in which they, together with a financial sponsor, would acquire all of the outstanding shares of Nordstrom Common Stock not held by the family group. The Nordstrom Board formed a special committee consisting entirely of independent and disinterested directors to evaluate any potential offer, which was advised by Centerview as its independent financial advisor and Sidley Austin LLP (“Sidley”) as its independent legal counsel. The family group announced a take-private proposal and subsequently exchanged proposals with the special committee. On March 20, 2018, the special committee announced that it had terminated discussions with the family group about a transaction because the special committee could not reach agreement with the family group on an acceptable price for Nordstrom. The family group and special committee subsequently disbanded.

In recent years, the retail environment in which Nordstrom competes has rapidly evolved, with full line department stores like Nordstrom losing market share to specialty, off-price, and e-commerce retailers as well as direct to consumer sales by brands. Like other full line department stores, the productivity and operating margins of Nordstrom’s stores have contracted since 2014, contributing to negative investor sentiment with respect to Nordstrom and a sharp decline in the trading multiple and price of the Nordstrom Common Stock. Many full line department stores have faced financial challenges, and some have been forced into bankruptcy, while others have engaged in strategic combinations or “go-private” transactions or made attempts to do so.

Initial Liverpool Investment

In May 2017, Graciano F. Guichard, then Chief Executive Officer of Liverpool and the current Chairman of the Liverpool Board of Directors, met Messrs. Blake, Erik and Peter Nordstrom (then Co-Presidents of Nordstrom) at an International Association of Department Stores conference. Following that initial meeting, Messrs. Graciano Guichard and Erik and Peter Nordstrom remained in contact and met during annual trade conferences hosted by Microsoft in May 2018 and 2019. During those meetings and from time to time, Messrs. Graciano Guichard and Erik and Peter Nordstrom discussed ordinary course business matters regarding the Nordstrom and Liverpool business, their shared legacies as family-founded and -run businesses and the general industry environment.

In January 2022, representatives of Liverpool contacted Messrs. Erik and Peter Nordstrom to express their interest in making a passive minority equity investment in Nordstrom. According to Liverpool, it was interested in acquiring a stake in Nordstrom as an investment because it had accumulated a substantial cash position and had not identified any attractive investment opportunities in Mexico. Liverpool indicated that its investment would allow it to diversify both geographically- and currency-wise and expressed it had no intention of exerting any control or influence over Nordstrom.

Towards the end of August 2022, after a decrease in Nordstrom’s share price, Liverpool further considered whether to make a passive investment in Nordstrom. Following an analysis of legal requirements and filings required for its investment, in September 2022, representatives of Liverpool informed Messrs. Erik and Peter Nordstrom that Liverpool would be disclosing that it had acquired via open market purchases a less than 10% stake in Nordstrom for investment purposes with no intent of influencing control over Nordstrom.

On September 15, 2022, Liverpool filed a Schedule 13G with the SEC that disclosed that it had acquired beneficial ownership of 9.9% of the outstanding Nordstrom Common Stock via open market purchases. Representatives of Liverpool contacted Messrs. Erik and Peter Nordstrom to reiterate Liverpool’s intent to remain a passive minority investor.

In light of uncertainties due to Liverpool’s rapid open-market share accumulation, among other factors, the Nordstrom Board adopted a limited-duration shareholder rights agreement on September 19, 2022. The rights agreement would be triggered by any shareholder acquiring beneficial ownership of more than 10% of the outstanding Nordstrom Common Stock, including by forming a “group” with other shareholders, except a limited number of Nordstrom family members whose existing ownership was grandfathered and retained the ability to group together, irrespective of the rights agreement. At Nordstrom’s 2023 Annual Meeting of Shareholders, shareholders approved an extension of the rights agreement until September 19, 2025, and the Nordstrom Board subsequently adopted an amendment to the rights agreement giving effect to this extension.

From time to time since Liverpool’s investment in Nordstrom and in the context of Liverpool’s monitoring of its stake, representatives of Nordstrom have had discussions with representatives of Liverpool about Nordstrom’s business and Liverpool’s investment in Nordstrom. Liverpool and Nordstrom did not discuss a specific transaction involving Nordstrom during these discussions.

Launch of Strategic Review

As part of Nordstrom’s ongoing review of its business, the Nordstrom Board, together with members of Nordstrom’s senior management, regularly review and assess the performance, competitive position, future growth prospects, business plans and overall strategic direction of Nordstrom, as well as industry trends. These reviews have included discussions on a variety of strategic alternatives that may be available to Nordstrom, including continuing as a stand-alone public company or pursuing potential strategic or financing transactions with third parties, in each case with the goal of enhancing shareholder value. In conducting these reviews, the Nordstrom Board has considered the significance of the Nordstrom family’s holdings in Nordstrom, representing aggregate beneficial ownership of approximately 33% of the outstanding shares of Nordstrom Common Stock, and the effect of such holdings on Nordstrom’s implementation of various strategic alternatives, including that a sale of Nordstrom to a third party was unlikely to be successful without the support of the Nordstrom family in light of the two-thirds of the outstanding shares voting standard for mergers under Washington law.

In the first half of 2023, members of the Nordstrom Board discussed whether the Nordstrom Board should undertake a review of potential strategic alternatives in light of, among other things, the deterioration of the trading price of Nordstrom Common Stock in the post-pandemic period and negative investor sentiment towards the department store sector. During these discussions, Messrs. Erik and Peter Nordstrom expressed support for a possible review and commented that the Nordstrom Board should proactively lead the process, and that all options should be considered, including a possible sale of Nordstrom. Messrs. Erik and Peter Nordstrom further explained that they had not talked with members of the Nordstrom family about the possibility of a transaction, but expressed their belief that both they and other members of the Nordstrom family would support any process the Nordstrom Board believed was appropriate.

In June 2023, at the Nordstrom Board’s regular off-site strategy session, the Nordstrom Board reviewed Nordstrom’s performance, competitive position, future growth prospects, business plans and overall strategic direction. A representative of Morgan Stanley, which served as a financial advisor to Nordstrom in connection with the adoption of its shareholder rights agreement in 2022 and activism defense matters in 2023, joined this meeting to discuss its views on Nordstrom’s share price performance and various strategic alternatives that might be available to it to enhance shareholder value. Following this discussion, the Nordstrom Board confirmed that management should work with financial advisors to evaluate the various strategic alternatives that might be available to Nordstrom to enhance shareholder value.

Following this meeting, Nordstrom’s senior management, led by then-Chief Financial Officer Cathy R. Smith, began to evaluate potential strategic alternatives with representatives of Morgan Stanley and Centerview, which was onboarded following direction from the Nordstrom Board to seek the input of an additional financial advisor regarding the exploration of strategic alternatives. Over the course of the next several months, at the direction of the Nordstrom Board, Nordstrom’s senior management and financial advisors evaluated a range of potential alternatives, including increasing capital return through dividends or share repurchases, sale-leaseback transactions involving Nordstrom’s real estate portfolio, a spin-off of the Nordstrom Rack business, a separation of Nordstrom’s e-commerce business, approaching Liverpool to increase to its ownership stake through a tender offer for outstanding shares of Nordstrom Common Stock, a take-private transaction of Nordstrom by a consortium of existing shareholders and potential new investors, or a sale of Nordstrom to a financial sponsor or strategic party. See the section of this Proxy Statement captioned “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and the Nordstrom Board — Potential Strategic Alternatives” for some of the factors considered by the Nordstrom Board and Special Committee, in consultation with Morgan Stanley and Centerview, in evaluating the desirability of these alternatives during the strategic process and consideration of the Merger.

At its August 2023 meeting, the Nordstrom Board received an update from Ms. Smith about the evaluations of potential strategic alternatives conducted by representatives of Morgan Stanley and Centerview. The Nordstrom Board affirmed that management should continue working with Morgan Stanley and Centerview to refine the evaluation of various strategic alternatives.

At its November 2023 meeting, the Nordstrom Board received an update from Centerview about potential strategic alternatives. The Nordstrom Board discussed that a possible take-private transaction by a consortium of existing shareholders and other investors might be an attractive alternative to provide value to Nordstrom shareholders and affirmed that management should continue with preliminary explorations of such a consortium take-private. Consistent with the Nordstrom Board’s discussion, Ms. Smith authorized representatives of Morgan Stanley and Centerview to privately contact parties involved in the department store or specialty retail industries or with interest in retail investments.

Representatives of Morgan Stanley and Centerview also discussed with Ms. Smith that refinancing Nordstrom’s existing capital structure in connection with a transaction may be challenging given market conditions. Under the “change of control” repurchase provisions of Nordstrom’s Senior Notes, Nordstrom would be required to offer to repurchase an aggregate $2.4 billion of Senior Notes upon the occurrence of a Below Investment Grade Rating Event under the Senior Notes (which requires a downgrade by all three rating agencies that relates to a Change of Control under the Senior Notes) and related Change of Control. Refinancing the Senior Notes was expected to be unattractive to a potential acquiror because of the Senior Notes’ favorable interest rates and the difficulty of obtaining comparable replacement debt financing in the prevailing capital markets environment, which would increase the acquiror’s cost of capital. Because significant additional leverage in a take-private would increase the likelihood of a Below Investment Grade Rating Event under the Senior Notes, a take-private with a substantial equity rollover from Nordstrom’s existing shareholders would likely be most attractive to potential acquirors and would potentially avoid the necessity of such a refinancing.

Initial Outreach to Potential Interested Parties

Representatives of Morgan Stanley and Centerview contacted 19 parties, including three strategic parties (including Liverpool and a party we refer to as Strategic A), 11 sovereign wealth funds and family offices, and five financial sponsors (including parties we refer to as Sponsor A, Sponsor B, Sponsor C, and Sponsor D) to evaluate their interest in Nordstrom. Certain of these sponsors had previously been involved in the family group’s exploration of a take-private transaction in 2017 – 2018. In addition, a sixth financial sponsor (which we refer to as Sponsor E) and a fourth strategic party (which we refer to as Strategic B) each contacted Nordstrom regarding a potential strategic transaction.

Between November 15, 2023 and January 19, 2024, Nordstrom, with the assistance of Sidley, entered into non-disclosure agreements with seven parties: Liverpool, Strategic A, Sponsor A, Sponsor B, Sponsor C, Sponsor D, and Sponsor E. Each of the non-disclosure agreements included a standstill provision restricting the counter-party’s ability to, among other things, make public or private proposals to acquire Nordstrom. However, these standstill restrictions would not prohibit the making of private acquisition proposals (or for certain parties would fall away completely) after, among other circumstances, Nordstrom entered into a definitive written agreement providing for any acquisition of a majority of the voting securities of Nordstrom by any person or group. Each non-disclosure agreement also prohibited the counterparty from having discussions with potential financing sources, which would include the Nordstrom family and Liverpool, without Nordstrom’s prior consent. Consistent with the Nordstrom Board’s discussions with management, representatives of Morgan Stanley and Centerview indicated to these parties that members of the Nordstrom family and potentially Liverpool might be willing to participate in a transaction as rollover equity.

On December 13, 2023, representatives of Nordstrom (including Messrs. Erik and Peter Nordstrom) held a diligence preview discussion by videoconference with Strategic A, following which Strategic A confirmed that it was not interested in pursuing a transaction.

Between January 17, 2024 and February 2, 2024, management of Nordstrom (including Messrs. Erik and Peter Nordstrom) held separate in-person management presentations for Liverpool, Sponsor A, Sponsor B, Sponsor C, Sponsor D, and Sponsor E, at which representatives of Morgan Stanley and Centerview were present. During these management presentations, Nordstrom’s management discussed Nordstrom’s operations, performance, strategy and projections for certain financial measures through fiscal year 2026 that are shown in the 2023 Projections (as defined in the section of this proxy statement captioned “Special Factors — Unaudited Prospective Financial Information — 2023 Projections”). Between January 26, 2024 and February 9, 2024, management of Nordstrom held follow-up diligence sessions for Sponsor A, Sponsor B, and Sponsor E by videoconference with representatives of Morgan Stanley and Centerview in attendance. Prior to attending its management presentation, representatives of Liverpool reminded representatives of Nordstrom that its participation in Nordstrom was passive and would only be attending the management presentation in the context of the monitoring of its investment but was not authorized by the Liverpool board of directors to discuss any specifics relating to a potential transaction.

Formation of Special Committee

On February 4, 2024, a meeting of the Nordstrom Board was held by videoconference with Ms. Smith, Chief Legal Officer, General Counsel and Corporate Secretary Ann Munson Steines, and representatives of Morgan Stanley, Centerview, and Sidley to discuss the status of the preliminary explorations and consider the formation of a special committee of the Nordstrom Board in light of the possibility that members of the Nordstrom family might participate in a potential transaction involving these parties. Representatives of Morgan Stanley and Centerview presented on the status of outreach, feedback received from parties, and the challenges of a transaction with material incremental leverage due to the Below Investment Grade Rating Event provisions in Nordstrom’s Senior Notes. During the meeting, Messrs. Erik and Peter Nordstrom confirmed their interest in participating in a potential transaction as shareholders, noting that they would be interested in retaining their ownership and that they desired permission from the Nordstrom Board to explore independently whether other Nordstrom family members and Liverpool would also potentially be interested in doing so. Messrs. Erik and Peter Nordstrom requested that they be given the opportunity to make a take-private proposal for the independent directors to consider, and that prior to making a proposal, they be allowed to negotiate directly with the interested parties already contacted by Nordstrom and any additional parties to be contacted with the assistance of Moelis & Company LLC (“Moelis”), who Messrs. Erik and Peter Nordstrom intended to engage as a financial advisor because of their experience working with Moelis, and Moelis’ knowledge, expertise, and familiarity with Nordstrom, having advised the Nordstrom family during the 2017 – 2018 negotiations. In executive session without Messrs. Erik and Peter Nordstrom present, representatives of Sidley presented to the independent directors on their fiduciary duties in a change-of-control transaction, including those involving a large shareholder in the buying group, and the role of an empowered special committee to mitigate potential conflicts of interest that could arise during a transaction involving the Nordstrom family. The Nordstrom Board determined that a board-led process would be most likely to lead to the best result for shareholders.

On February 6, 2024, representatives of Sidley held a discussion with representatives of Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”), counsel to Messrs. Erik and Peter Nordstrom, during which WilmerHale expressed the position of Messrs. Erik and Peter Nordstrom that they would not pursue any transaction that was hostile to Nordstrom, that any transaction ultimately involving them should be conditioned on approval by a special committee and a majority of the unaffiliated shareholders and that they would otherwise seek to be as cooperative as possible with the Nordstrom Board and special committee in connection with their exploration of a transaction. WilmerHale also confirmed that Messrs. Erik and Peter Nordstrom, as a result of the significance of Nordstrom to their family, were not, and did not expect that any of their family members with a material number of shares would be, interested in selling their shares or supporting a sale to a third party in which they did not voluntarily participate.

On February 11, 2024, an executive session of the Nordstrom Board was held by videoconference with Mses. Smith and Steines and representatives of Sidley. The independent directors discussed forming a special committee of the Nordstrom Board in light of Messrs. Erik and Peter Nordstrom’s interest in participating in a potential transaction. The independent directors also discussed the importance of the process remaining a board-led process and retaining visibility into the consideration of a transaction by the interested parties already contacted by Nordstrom. Accordingly, the independent directors discussed limiting Messrs. Erik and Peter Nordstrom to negotiating post-closing governance matters with such other parties so long as multiple parties remained in the process. In response to Messrs. Erik and Peter Nordstrom’s request that Moelis conduct additional solicitation to ensure that all interested parties were contacted, the independent directors indicated support for Moelis privately contacting potential parties in order to direct them to enter into non-disclosure agreements with Nordstrom and participate in the process overseen by a special committee.

Following the executive session, a meeting of the Nordstrom Board was held by videoconference with Mses. Smith and Steines and representatives of Sidley. After discussion, with Messrs. Erik and Peter Nordstrom abstaining from the vote, the Nordstrom Board approved the formation of the Special Committee and appointed Kirsten Green, Amie Thuener O’Toole, and Eric Sprunk as members. The Nordstrom Board delegated to the Special Committee the power and authority to: (i) consider and evaluate the advisability of an acquisition by one or more persons of all of the outstanding shares of Nordstrom Common Stock (except for shares owned by one or more shareholders who are retaining their interests), and any alternative transaction that the Special Committee deems appropriate, including the sole and exclusive authority to determine not to proceed with a potential transaction or any alternative transaction, or any of the following actions with respect thereto; (ii) establish, approve, modify, monitor and direct the process and procedures related to the negotiation, review and evaluation of a potential transaction and any alternative transaction; (iii) initiate and participate in discussions with potential counterparties to a potential transaction and any alternative transaction and their representatives (and, as the Special Committee deems appropriate, Liverpool, members of the Nordstrom family, or any other shareholders of Nordstrom); (iv) respond to any communications, inquiries or proposals regarding a potential transaction and any alternative transaction; (v) solicit expressions of interest or other proposals for a potential transaction and any alternative transaction; (vi) review, evaluate, investigate, pursue and negotiate (or oversee and direct the negotiation of) the structure, form, terms and conditions of any potential transaction and any alternative transaction and the form, terms and conditions of any definitive agreements or documents in connection therewith, including, if applicable, the standard for shareholder approval of such potential transaction or any alternative transaction; (vii) determine whether a potential transaction or any alternative transaction is advisable, fair to, and in the best interests of Nordstrom and its shareholders (or any subset of the shareholders of Nordstrom that the Special Committee determines to be appropriate); (viii) make one or more recommendations, as appropriate, to the Nordstrom Board as to what action should be taken by the Nordstrom Board, if any, with respect to a potential transaction and any alternative transaction, including regarding the approval of a potential transaction or any alternative transaction and its recommendation for approval by Nordstrom’s shareholders; (ix) review, analyze, evaluate and monitor all proceedings and activities of Nordstrom related to a potential transaction and any alternative transaction; (x) take such actions as the Special Committee may deem to be necessary, appropriate or advisable in connection with Nordstrom’s anti-takeover provisions, including actions with respect to (a) the adoption, amendment, waiver or redemption of Nordstrom’s shareholder rights plan or a replacement thereto, and (b) the approval or waiver of a potential transaction or any alternative transaction, or any discussions, negotiations or formations of a “group” relating thereto, involving any potential counterparty or any of Nordstrom’s existing shareholders, for purposes of Chapter 23B.19.040 of the WBCA; (xi) investigate Nordstrom, Liverpool, members of the Nordstrom family, and any potential counterparties, any potential transaction, any alternative transaction, and any matters related thereto as it deems appropriate; (xii) retain advisors (including legal counsel, financial advisors and strategic consultants) on behalf of the Special Committee or Nordstrom, negotiate, execute and deliver and cause to be negotiated, executed and delivered any agreements or documents that the Special Committee may deem to be necessary, appropriate or advisable in connection therewith (including any engagement letter, indemnification agreement, confidentiality agreement, exclusivity agreement, non-solicitation agreement or standstill agreement), waive rights under all such agreements and documents, and direct payment of monies by Nordstrom in connection therewith; and (xiii) take such other actions as the Special Committee may deem to be necessary, appropriate or advisable for the Special Committee to discharge its duties. The Nordstrom Board also determined that the members of the Special Committee were independent of and disinterested with respect to members of the Nordstrom family (including Messrs. Erik and Peter Nordstrom), Liverpool, members of Nordstrom’s management, and their respective affiliates and associates, and a potential transaction.

On February 14, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Sidley. At the meeting, the Special Committee reviewed disclosures by Morgan Stanley, Centerview, Sidley, and Perkins Coie LLP (“Perkins”), which was under consideration to be the Special Committee’s Washington counsel, regarding fees earned since 2021 from Nordstrom, Liverpool, Messrs. Bruce, Erik, Peter and James Nordstrom, and Ms. Anne Gittinger. The disclosures from Morgan Stanley with respect to Messrs. Bruce, Erik, Peter and James Nordstrom, and Ms. Anne Gittinger were based on the reasonable belief of the senior deal team members of Morgan Stanley following their good faith inquiry as to whether Morgan Stanley or an affiliate thereof was engaged for investment banking services by, or received any fees from any of the aforementioned individuals over the prior two year period. Except as follows no fees were identified in such disclosures during this period: (i) Morgan Stanley had received fees from Nordstrom in connection with various financial advisory and financing matters, including the adoption of the shareholder rights agreement and activism defense matters; (ii) Sidley had received fees from Nordstrom principally in connection with adoption and extension of the shareholder rights agreement and activism defense and corporate governance matters; and (iii) Perkins had received fees from Nordstrom relating to various ordinary course business and litigation matters. See the section of this proxy statement captioned “Special Factors — Opinion of Morgan Stanley & Co. LLC to the Special Committee” and “Special Factors — Opinion of Centerview Partners LLC to the Special Committee” for additional information about Morgan Stanley’s and Centerview’s relationships to Nordstrom and certain of the Parent Parties. After discussion, the Special Committee determined to engage Sidley as legal counsel, Perkins as Washington legal counsel, and Centerview as a financial advisor based on their experience, qualifications and absence of potential conflicts of interest that would impact the ability to provide independent advice, in each case subject to negotiation of engagement letters.

On February 18, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Sidley. The Special Committee selected Mr. Sprunk as chair. After discussion, the Special Committee determined to engage Morgan Stanley as a financial advisor based on its experience, qualifications and absence of potential conflicts of interest that would impact the ability to provide independent advice, subject to negotiation of an engagement letter. The Special Committee also discussed certain matters related to Messrs. Erik and Peter Nordstrom’s involvement in the process, affirming that they should be permitted to have discussions with the interested parties only after Nordstrom received price indications and after Messrs. Erik and Peter Nordstrom entered into a non-disclosure agreement with Nordstrom. However, to provide Messrs. Erik and Peter Nordstrom an opportunity to share their views on post-closing governance with the bidders prior to the submission of price indications, the Special Committee also determined that Messrs. Erik and Peter Nordstrom should be invited to provide a list of priorities for post-closing governance arrangements that could be provided to such bidders for purposes of formulating their proposals.

On February 20, 2024, Mr. Erik Nordstrom held a discussion with Mr. Eric Sprunk, during which he requested that he and Mr. Peter Nordstrom be permitted to have discussions with the interested parties already involved in the process while Moelis conducted outreach to potential interested parties. Mr. Sprunk conveyed that the Special Committee believed it was important to have visibility into any discussions that Messrs. Erik and Peter Nordstrom had with interested parties.

On February 21, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Sidley. The Special Committee discussed Messrs. Erik and Peter Nordstrom being permitted to have discussions with the interested parties involved in the process so long as a representative of Morgan Stanley or Centerview was in attendance.

On February 22, 2024, Mr. Erik Nordstrom sent an email to Mr. Sprunk with the post-closing governance priorities that could be provided to other parties for consideration in their proposals. Mr. Sprunk subsequently requested that Mr. Erik Nordstrom provide more detail about the priorities to better assist the interested parties.

On February 25, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview, and Sidley. After receiving an update on feedback received from the parties who had been contacted, the Special Committee requested that Morgan Stanley, Centerview and Sidley prepare a process letter to be provided to those parties who were still involved in the process to request preliminary indications of interest for a transaction. Representatives of Sidley also noted that the members of the Special Committee had completed confirmatory interviews with a representative of Sidley regarding the independence and disinterestedness of the Special Committee members with respect to a potential transaction, and no concerns were identified.

On February 26, 2024, Mr. Sprunk had a discussion with Mr. Erik Nordstrom regarding the post-closing governance priorities previously identified by Mr. Erik Nordstrom.

On February 27, 2024, the Special Committee met with the other independent directors in an executive session of the Nordstrom Board with Mses. Smith and Steines following the Nordstrom Board’s regular meeting to provide them with an update on the process. Representatives of Sidley joined for a portion of the meeting to present a process letter proposed to be sent to the interested parties. Following discussion, the independent directors confirmed their agreement with the Special Committee’s proposal to send the process letter and to require Messrs. Erik and Peter Nordstrom to have discussions with the interested parties only regarding governance matters and only with the attendance of representatives of Morgan Stanley or Centerview. In addition, the independent directors confirmed alignment with the Special Committee’s proposal that Messrs. Erik and Peter Nordstrom must enter into a non-disclosure agreement with Nordstrom, which agreement would, among other things, limit their ability to speak with third parties regarding a potential transaction and include “standstill” obligations, which would limit their ability to exercise certain rights in connection with their ownership of Nordstrom Common Stock.

On February 29, 2024, Mr. Sprunk sent an email to Messrs. Erik and Peter Nordstrom specifying conditions for their involvement in the process, which reflected the Special Committee’s discussion with the independent directors: Messrs. Erik and Peter Nordstrom would be allowed to have discussions with the interested parties only after the Special Committee received preliminary indications of interest from such parties; the discussions would be limited to post-closing governance matters; a representative of Morgan Stanley or Centerview would attend any discussions; and Messrs. Erik and Peter Nordstrom would be required to enter into a non-disclosure agreement with Nordstrom.

On March 3, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview, and Sidley. The Special Committee authorized the representatives of Morgan Stanley and Centerview to send the process letter to the interested parties who remained in the process (other than Liverpool) and to omit the list of governance priorities previously provided by Messrs. Erik and Peter Nordstrom due to what the Special Committee believed was their lack of specificity. Later that day, Mr. Sprunk informed Mr. Erik Nordstrom of the Special Committee’s determination, and representatives of WilmerHale informed representatives of Sidley that Messrs. Erik and Peter Nordstrom desired to directly negotiate with interested parties and present a proposal to the Special Committee for consideration; indicated concerns with the Special Committee’s intent to send the process letter to the interested parties; and stated that, as a result of the extent of proposed conditions limiting them to discussing possible post-closing governance matters with interested parties and only with Nordstrom’s advisors present, Messrs. Erik and Peter Nordstrom were reconsidering their willingness to proceed with a proposed transaction.

Between the management meetings and March 5, 2024, Ms. Smith, representatives of Morgan Stanley and Centerview periodically discussed Nordstrom’s business and the potential transaction with representatives of Sponsor A, Sponsor B, Sponsor C, Sponsor D, and Sponsor E, including preliminary discussions about the impact of preferred or other structured investments on the ratings of Nordstrom’s Senior Notes. During this period, Sponsor B and Sponsor D indicated that they were not interested in proceeding with a transaction with Nordstrom.

On March 5, 2024, representatives of Morgan Stanley and Centerview sent a process letter to Sponsor A, Sponsor C and Sponsor E, the parties, other than Liverpool, who had not already indicated they were not interested in pursuing a transaction, that set forth guidelines for the submission of a preliminary indication of interest with respect to a potential acquisition of 100% of the outstanding shares of Nordstrom Common Stock by March 22, 2024. The process letter also requested details about assumptions as to the structure of the transaction if the parties were anticipating that existing shareholders would participate.

On March 6, 10, 13, 16, and 20, 2024, the Special Committee met by videoconference with Ms. Smith (solely for the meetings on March 6, 16, and 20, 2024), Ms. Steines and representatives of Morgan Stanley, Centerview, and Sidley. During these meetings, the Special Committee discussed certain matters related to Messrs. Erik and Peter Nordstrom’s involvement in the process, received updates regarding discussions with the parties who had received the process letter, and discussed the Reuters report described below. During the meeting on March 16, 2024, representatives of Morgan Stanley and Centerview presented on the “change of control” repurchase provisions in Nordstrom’s Senior Notes and the ability of an acquiror to seek review of a potential transaction by the rating agencies prior to signing to receive feedback on whether the proposed transaction would result in a downgrade of the Senior Notes following signing (the “RES/RAS process”).

On March 6, 2024, Mr. Erik Nordstrom informed Mr. Sprunk that he and Mr. Peter Nordstrom intended to refrain from signing a non-disclosure agreement with Nordstrom until preliminary indications had been received from the interested parties.

On March 18, 2024, Nordstrom entered into a non-disclosure agreement with a financial sponsor (which we refer to as Sponsor F) who had been initially contacted by Moelis as part of its outreach authorized by the Special Committee. The non-disclosure agreement was substantially similar to the non-disclosure agreements entered into by the other financial and strategic parties.

On March 19, 2024, a management presentation was held with Sponsor F in Seattle with representatives of Nordstrom’s management (including Messrs. Erik and Peter Nordstrom), Morgan Stanley and Centerview in attendance. Shortly afterwards, Sponsor F informed representatives of Morgan Stanley and Centerview that it was not interested in proceeding with a transaction with Nordstrom.

Also on March 19, 2024, the Special Committee executed an engagement letter with Perkins as its independent legal counsel.

Also on March 19, 2024, Reuters reported that the Nordstrom family was seeking to take Nordstrom private and that Morgan Stanley and Centerview had been asked to reach out to financial sponsors to gauge their interest in a deal.

On March 20, 2024, the Special Committee executed an engagement letter with Sidley as its independent legal counsel.

On March 22, 2024, Sponsor E submitted a non-binding indication of interest to acquire all of Nordstrom’s outstanding common stock at a price between $21.00-$22.00 cash per share. The indication stated that Sponsor E would be interested in exploring a partnership with key shareholders, that the indicated price range was predicated on satisfactory agreements with potential partners including relevant protections and preferences, and that it intended to structure the investment to ensure Nordstrom could meet its long-term capital structure goals, including maintaining existing debt. Also that day, Sponsor A verbally indicated to representatives of Centerview that they were not interested in acquiring the Nordstrom Common Stock, but that they may have an interest in a proposed sale-leaseback of Nordstrom’s real estate assets valued at approximately $2 billion, as well as a perpetual preferred stock investment with a 13% coupon.

Also on March 22, 2024, a financial sponsor contacted representatives of Morgan Stanley and Centerview regarding the possibility of a transaction, but later declined to receive a management presentation and did not sign a non-disclosure agreement with Nordstrom.

Sponsor C did not submit an indication of interest and subsequently confirmed that they were not interested in proceeding with a transaction with Nordstrom.

On March 24, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview, and Sidley to discuss the indications received from Sponsor A and Sponsor E, including the execution complexities and negative financial statement implications to the sale-leaseback proposed by Sponsor A. The Special Committee affirmed that Sponsor A’s oral indication for a sale-leaseback was not an attractive alternative to remaining as a standalone company.

On March 24, 2024, Mr. Sprunk provided Mr. Erik Nordstrom with a summary of the indications received from Sponsor A and Sponsor E. Mr. Sprunk reiterated that the Special Committee required Messrs. Erik and Peter Nordstrom to enter into a non-disclosure agreement with Nordstrom before engaging in any negotiations with the interested parties.

On March 29, 2024, representatives of Sidley, Perkins, WilmerHale and Davis, Wright and Tremaine LLP (Washington counsel to Messrs. Erik and Peter Nordstrom) (“DWT”) discussed the terms of a potential non-disclosure agreement proposed to be entered into by Messrs. Erik and Peter Nordstrom, as well as the potential applicability of the Washington moratorium statute in Chapter 23B.19.040(1) of the WBCA to the potential transaction. All of the parties agreed that, given that the transaction was to be consensual and would be conditioned upon the approval of both the Special Committee and holders of a majority of unaffiliated holders of Nordstrom Common Stock, the parties should agree to take (or refrain from taking) such actions and structure the transaction in such a manner as to ensure that the Washington moratorium statute not be applicable to the potential transaction.

On March 30, 2024, the Special Committee met by videoconference with the other independent directors, Mses. Smith and Steines, and representatives of Morgan Stanley, Centerview, and Sidley. Ms. Smith reviewed the 2023 Projections that were used for the preliminary valuation analysis undertaken by Morgan Stanley and Centerview, explaining that they reflected the three-year long-term plan approved by the Nordstrom Board in November 2023 and two additional years extrapolated from it. Representatives of Morgan Stanley and Centerview reviewed the process to date and the indications received from Sponsor A and Sponsor E, and presented their preliminary valuation analysis based on the 2023 Projections. Following discussion, the Special Committee and the independent directors determined that Messrs. Erik and Peter Nordstrom should be permitted to have negotiations with Sponsor E (which would not be limited to post-closing governance topics) only with a representative of Morgan Stanley or Centerview in attendance and only after entering into a non-disclosure agreement with Nordstrom. Following the meeting, Mr. Sprunk spoke with Mr. Erik Nordstrom and conveyed the Special Committee and the independent directors’ decision with respect to Messrs. Erik and Peter Nordstrom having discussions with Sponsor E.

On April 4, 2024, representatives of WilmerHale informed representatives of Sidley that trusteeship of certain trusts containing shares of Nordstrom Common Stock would be transferred to Messrs. Erik and Peter Nordstrom due to the health of their father Mr. Bruce Nordstrom; as a result of such transfers, Messrs. Erik and Peter Nordstrom would be required to file a Schedule 13D with the SEC on account of the increase of their combined beneficial ownership of Nordstrom Common Stock and that in such filing, they would be required to report their exploration of a potential transaction with Nordstrom. Mr. Erik Nordstrom subsequently communicated this information to Mr. Sprunk.

On April 10, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Sidley. At the request of the Special Committee, Messrs. Erik and Peter Nordstrom also joined for a portion of the meeting to explain their desire to hold negotiations with Sponsor E without Morgan Stanley or Centerview in attendance.

On April 13 and 14, 2024, the Special Committee met by videoconference with the other independent directors, Ms. Steines, and representatives of Sidley. The Special Committee updated the independent directors on the status of the process, including the upcoming Schedule 13D filing by Messrs. Erik and Peter Nordstrom. After discussion, the Special Committee and the independent directors aligned on not requiring a representative of Morgan Stanley and Centerview to attend discussions between Messrs. Erik and Peter Nordstrom and Sponsor E. In exchange, the Special Committee and the independent directors aligned on requiring Messrs. Erik and Peter Nordstrom to provide the Special Committee with updates on their discussions with possible financing sources and with documentation regarding their discussions that the Special Committee reasonably requested, which commitments would be incorporated in the non-disclosure agreement being negotiated. Following the meeting, Mr. Sprunk spoke with Mr. Erik Nordstrom to update him on the Special Committee’s decision.

On April 17, 2024, the Special Committee met by videoconference with Mses. Smith and Steines, and representatives of Morgan Stanley, Centerview, Sidley and Joele Frank, Wilkinson Brimmer Katcher (“Joele Frank”) to discuss a press release to be issued by Nordstrom confirming the formation of the Special Committee and Messrs. Erik and Peter Nordstrom’s expression of interest in exploring a potential transaction with Nordstrom. That day, the Nordstrom Board executed a unanimous written consent that approved the formation of a group among Messrs. Erik and Peter Nordstrom and certain other persons for purposes of the Washington moratorium statute. Later that day, Nordstrom entered into a non-disclosure agreement with Messrs. Erik and Peter Nordstrom. The non-disclosure agreement included a standstill provision restricting Messrs. Erik and Peter Nordstrom’s ability to, among other things, make proposals to acquire Nordstrom; however, they would be able to make private proposals to acquire Nordstrom after, among other circumstances, Nordstrom entered into a definitive written agreement providing for any acquisition of 30% or more of the voting securities of Nordstrom by any person or group. The non-disclosure agreement also limited the ability of Messrs. Erik and Peter Nordstrom to discuss the potential transaction with third parties, including potential financing sources. The Special Committee did however, grant permission to Messrs. Erik and Peter Nordstrom to speak with members of the Nordstrom Family, Liverpool, and Sponsor E with respect to a potential transaction.

On April 18, 2024, Messrs. Erik and Peter Nordstrom met with Sponsor E to discuss the possibility of Sponsor E serving as an equity financing source.

Later that day, Nordstrom issued a press release confirming that Messrs. Erik and Peter Nordstrom had expressed interest in exploring a possible transaction and Messrs. Erik and Peter Nordstrom and certain related trusts filed a Schedule 13D in which they publicly disclosed an intent to effect a going private transaction, which was expressly conditioned on approval by the Special Committee and an affirmative vote of a majority of the unaffiliated shareholders of Nordstrom. Immediately prior to the issuance of the press release and with the permission of the Special Committee, Mr. Erik Nordstrom contacted representatives of Liverpool to inform Liverpool that Sponsor E and Messrs. Erik and Peter Nordstrom would be interested in pursuing a potential transaction. However, no specific terms regarding governance or other aspects of a potential transaction were discussed.

On April 19, 2024, Mr. Sprunk spoke with Mr. Erik Nordstrom regarding the process, during which Mr. Erik Nordstrom informed Mr. Sprunk that as previously discussed and approved by the Special Committee, he and Mr. Peter Nordstrom had begun discussions with the other members of their family about a possible rollover in a transaction and with each of Sponsor E and Liverpool regarding their potential interest in each being a financing source for a potential transaction and that each of Strategic B and a strategic party in the department store industry (which we refer to as Strategic C) had contacted him about being a financing source. Mr. Sprunk updated the Special Committee about this discussion at its April 21, 2024, meeting by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley.

On April 25, 2024, the Special Committee, through Sidley, formally engaged Joele Frank as its independent communications advisor.

Beginning on April 27, 2024, Nordstrom responded to due diligence requests from Messrs. Erik and Peter Nordstrom, Liverpool, and Sponsor E and their respective separate advisors by providing access to commercial and legal diligence materials uploaded to a virtual data room.

On April 28, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Sidley. At the request of the Special Committee, Mr. Erik Nordstrom joined a portion of the meeting to update the Special Committee on the status of his and Mr. Peter Nordstrom’s discussions with each of Liverpool and Sponsor E and inbounds from each of Strategic B and Strategic C. The Special Committee granted permission for Messrs. Erik and Peter Nordstrom to engage in discussions with each of Strategic B and Strategic C regarding a potential transaction, subject to such parties entering into a non-disclosure agreement with Nordstrom.

On April 30, 2024, Nordstrom and Sponsor E entered into a letter agreement confirming the Special Committee’s prior oral permission for Sponsor E to have discussions with Messrs. Erik and Peter Nordstrom and Liverpool regarding a potential transaction.

On May 1, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. Representatives of Morgan Stanley and Centerview presented materials regarding the retail industry, including challenges in the department store sector and related negative investor sentiment about the department store sector, Nordstrom’s share price performance and multiple over time, and updated preliminary valuation analysis.

On May 5, 2024, the Special Committee met by videoconference with the other independent directors, Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. Ms. Smith again reviewed Nordstrom’s long-term plan and representatives of Morgan Stanley and Centerview then presented materials substantially similar to the materials presented to the Special Committee on May 1. Representatives of Morgan Stanley and Centerview noted, among other things, that the 2023 Projections exceeded consensus estimates for the corresponding periods, that Nordstrom had been inconsistent in achieving its long-term plan, that Nordstrom’s trading multiple appeared to be range bound based on negative investor sentiment, and that improving Nordstrom’s multiple would require, among other things, consistent performance on the long-term plan over a sustained period of time.

On May 7, 2024, representatives of Sidley, on behalf of the Special Committee, confirmed for Liverpool the Special Committee’s prior oral permission to engage in discussions with Messrs. Erik and Peter Nordstrom regarding a potential transaction and Liverpool’s role as a potential equity financing source.

On May 8, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. At the request of the Special Committee, Mr. Erik Nordstrom joined a portion of the meeting to update the Special Committee on the status of his and Mr. Peter Nordstrom’s discussions with each of Liverpool and Sponsor E and potential discussions with

Strategic C. The Special Committee also considered updated relationship disclosures from Morgan Stanley and Centerview regarding Sponsor E. Also that day, Nordstrom and Messrs. Erik and Peter Nordstrom entered into a letter agreement confirming the prior oral permission granted by the Special Committee to have discussions with each of Sponsor E and Liverpool regarding a potential transaction.

On May 13, 2024, Liverpool received a draft of the post-closing governance proposal from Moelis. Representatives of Liverpool met with Messrs. Erik and Peter Nordstrom to broadly discuss the post-closing governance structure as between Liverpool, Sponsor E and members of the Nordstrom family. According to Liverpool, before proceeding to change its investment intent and explore participating in a potential transaction, it wanted to confirm general alignment on post-closing governance rights.

During the Nordstrom Board’s regular meeting on May 21 and 22, 2024, Mr. Erik Nordstrom informed the independent directors that he and Mr. Peter Nordstrom were unable to reach satisfactory terms on which Sponsor E would participate in a potential transaction and that they thought that a potential transaction involving Strategic C may be possible.

On May 26, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. Representatives of Sidley presented on a draft Merger Agreement, to which the Special Committee provided feedback, and the Special Committee discussed requesting that Messrs. Erik and Peter Nordstrom, and any third parties with whom they were to seek to bid jointly with, provide feedback on a term sheet reflecting key terms in the draft Merger Agreement as part of their initial proposal. The Special Committee also discussed the timeline for a possible transaction, with the Special Committee agreeing that Messrs. Erik and Peter Nordstrom, and any such third party or parties, should be requested to provide a proposal by June 28, 2024. Representatives of Morgan Stanley and Centerview provided this timeline to Moelis on May 28, 2024, in response to which Moelis indicated that their ability to submit a proposal on that timeline was subject to discussions with potential third party transaction partners.

Also on May 26, 2024, Nordstrom entered into a non-disclosure agreement with Strategic C on terms substantially similar to those previously entered into with the other financial and strategic parties. Strategic C was subsequently granted access to the virtual data room and received a management presentation on June 5, 2024 with representatives of Nordstrom’s management (including Messrs. Erik and Peter Nordstrom), Morgan Stanley, and Centerview in attendance.

On May 28, 2024, Nordstrom and Messrs. Erik and Peter Nordstrom entered into a consent letter confirming the Special Committee’s prior oral permission to have discussions with Strategic C regarding a potential transaction.

On May 29, 2024, the Special Committee met by videoconference with Ms. Smith and representatives of Morgan Stanley, Centerview and Sidley, during which representatives of Sidley presented on a term sheet reflecting key terms in the draft Merger Agreement previously discussed, to which the Special Committee provided feedback.

On June 9, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. The Special Committee discussed transaction process, Nordstrom’s first quarter results, and a draft process letter to be sent to Messrs. Erik and Peter Nordstrom to fix a timeline for Messrs. Erik and Peter Nordstrom to submit a proposal. At the request of the Special Committee, Messrs. Erik and Peter Nordstrom joined for a portion of the meeting to present an update on their exploration of a possible transaction, including their discussions with each of Liverpool and Strategic C. The Special Committee also considered updated relationship disclosures for Morgan Stanley, Centerview and Sidley with respect to Strategic C, including that a member of the Morgan Stanley deal team served on the coverage team for Strategic C.

On June 13, 2024, Messrs. Erik and Peter Nordstrom informed Liverpool that they were unable to reach satisfactory terms on which Sponsor E would participate in a potential transaction and that they thought that a potential transaction involving Strategic C may be possible. In the case of Sponsor E, Messrs. Erik and Peter Nordstrom communicated that they believed the economic terms sought by Sponsor E would not have enabled them to offer an adequate price, among other factors.

On June 15, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley, during which representatives of Morgan Stanley and Centerview presented a preliminary analysis of Nordstrom’s share price performance.

On June 18, 2024, the Special Committee met in person prior to the Nordstrom Board’s offsite strategy session with the other independent directors, Mses. Smith and Steines, and representatives of Morgan Stanley, Centerview and Sidley. Representatives of Morgan Stanley and Centerview presented on their analysis of Nordstrom’s share price performance. Representatives of Sidley also presented on the draft Merger Agreement (and related term sheet) and process letter. The independent directors confirmed alignment with the Special Committee on sending the process letter and term sheet to Messrs. Erik and Peter Nordstrom and requesting a response by June 28, 2024.

On June 19, 2024, representatives of Morgan Stanley and Centerview provided Moelis with a process letter reiterating the previously discussed deadline of June 28, 2024 for submission of a proposal. The process letter requested Messrs. Erik and Peter Nordstrom to provide certain items, including a summary of the proposed transaction structure, the quantum of equity that would be contributed into a proposed transaction by existing shareholders, sources of all required financing, a detailed sources and uses table, and for equity financing a list of all expected sources of funding broken out by relevant person or entity and copies of any written proposals, agreements, arrangements or understandings (and summaries of any material oral discussions related thereto) exchanged between them and their proposed equity financing sources relating to the post-closing governance and capital structure of Nordstrom. The process letter also requested feedback on an included term sheet that described certain key terms of a transaction (the “Term Sheet”), which contemplated, among other things, that: (i) the transaction would be financed solely through equity investments; (ii) Nordstrom would have full specific performance rights; (iii) the Nordstrom family and Liverpool would enter into voting agreements committing to vote in favor of the transaction and explore in good faith the possibility of supporting any competing proposal; (iv) Parent would pay a reverse termination fee of 7% of equity value in certain circumstances, including if Nordstrom terminated the Merger Agreement because of a Parent material breach or failure to close, which would not be Nordstrom’s sole source of recovery in the event of an intentional breach; (v) Nordstrom would be entitled to terminate the Merger Agreement to accept a superior proposal and, in such case, would not owe a termination fee unless the Nordstrom family shareholders and Liverpool entered into an agreement to vote proportionally with the other shareholders on the superior proposal; and (vi) the equity commitment parties would be required to guarantee in full the obligations of Parent under the Merger Agreement up to the amount that the person had committed under its equity commitment letter.

On June 25, 2024, Mr. Sprunk had a discussion with Mr. Erik Nordstrom, during which Mr. Erik Nordstrom indicated that he and Mr. Peter Nordstrom would be unable to submit a proposal by the June 28, 2024 deadline because they had not reached any agreement, understanding or arrangement with any third party and were still in discussions with Liverpool, and Strategic C was still conducting diligence and considering acting as a financing source, while also reviewing potential antitrust risks. Mr. Erik Nordstrom also indicated a desire to have conversations with Strategic B about being a potential financing source. Representatives of Centerview and Moelis subsequently discussed similar matters.

Also on June 25, 2024, Messrs. Erik and Peter Nordstrom met with representatives of Liverpool and Strategic C in Salt Lake City to discuss the post-closing governance arrangements as between Liverpool, Strategic C and members of the Nordstrom family, subject to overcoming antitrust concerns involving Strategic C. According to Liverpool, before proceeding to change its investment intent and explore participating in a potential transaction, it wanted to confirm general alignment on post-closing governance rights.

On June 26, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. The Special Committee discussed extending the deadline for submission of a proposal to July 8, 2024 and ultimately determined to do so. The Special Committee also discussed the antitrust implications associated with the possible participation of Strategic C as a financing source for Messrs. Erik and Peter Nordstrom.

On June 29, 2024, Mr. Sprunk informed Mr. Erik Nordstrom about the extended July 8, 2024 deadline and subsequently communicated this to the rest of the independent directors by email.

On July 3, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley and discussed the antitrust implications associated with the possible participation of Strategic C as a financing source for Messrs. Erik and Peter Nordstrom.

On July 7, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. At the request of the Special Committee, Messrs. Erik and Peter Nordstrom joined a portion of the meeting to update the Special Committee on the status of their discussions with Liverpool, Strategic B, and Strategic C. Mr. Erik Nordstrom confirmed that, because discussions with the various potential transaction partners were not sufficiently advanced and that they had not reached any agreement, understanding or arrangement with any third party, they did not expect to submit a proposal by the extended deadline of July 8, 2024, but would provide an update on their discussions with interested parties.

On July 8, 2024, Mr. Sprunk and Mr. Erik Nordstrom discussed the transaction process, during which Mr. Erik Nordstrom confirmed that he and Mr. Peter Nordstrom would be unable to submit a proposal by the extended July 8, 2024 deadline because, among other things, Strategic C had not yet provided a definitive indication about being a financing source. Mr. Erik Nordstrom also conveyed that if Strategic C were unable to participate, he and Mr. Peter Nordstrom would explore the possibility of Liverpool providing enough capital to be the sole equity financing source or Strategic B participating as a financing source. Mr. Sprunk expressed support for that possibility. Representatives of Centerview and Moelis subsequently discussed similar matters.

On July 11, 2024, Mr. Sprunk and Mr. Erik Nordstrom discussed the transaction process, during which Mr. Erik Nordstrom conveyed that Strategic C was still considering an investment. Mr. Erik Nordstrom also conveyed that he and Mr. Peter Nordstrom had contacted Sponsor A to discuss being a financing source for their transaction should Strategic C be unable to participate or Liverpool be unwilling to provide sufficient financing to be the sole equity financing source. Representatives of Centerview and Moelis subsequently discussed similar matters.

On July 12, 2024, the Special Committee informed the other independent directors by email that a proposal had not been received by the extended deadline and that the Special Committee would consider terminating the exploration of a potential transaction in the event that Messrs. Erik and Peter Nordstrom were unable to submit a proposal in a timely manner.

Also on July 12, 2024, Nordstrom entered into a non-disclosure agreement with Strategic B on terms substantially similar to those contained in non-disclosure agreements with other financial and strategic parties. Strategic B was subsequently granted access to the virtual data room that had been populated for the other interested parties, and on July 16, 2024 representatives of Nordstrom’s management answered commercial questions from representatives of Strategic B.

On July 17, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and Mr. Peter Nordstrom to receive an update on the status of Messrs. Erik and Peter Nordstrom’s discussions with each of Liverpool, Strategic B and Strategic C, and the status of diligence by each of Strategic B and Strategic C. Following the meeting, Mr. Sprunk informed Messrs. Erik and Peter Nordstrom that they were expected to attend the next Special Committee meeting to provide a further update on discussions.

On July 21, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. As directed by the Special Committee, Messrs. Erik and Peter Nordstrom joined a portion of the meeting to update the Special Committee on the status of their discussions with third parties, including that discussions with Liverpool were ongoing, that Sponsor A was considering acting as a financing source, and that Messrs. Erik and Peter Nordstrom had been contacted by a financial sponsor (which we refer to as Sponsor H) about being a financing source in their transaction. The Special Committee granted permission for Messrs. Erik and Peter Nordstrom to engage in discussions with

Sponsor A and Sponsor H regarding a potential transaction, subject in the case of Sponsor H to entering into a non-disclosure agreement (which requirement was subsequently removed because no non-public information was provided to Sponsor H and Sponsor H did not proceed with a transaction after preliminary discussions with Messrs. Erik and Peter Nordstrom). Following the meeting, Mr. Sprunk directed Messrs. Erik and Peter Nordstrom to attend the next Special Committee meeting to provide a further update on discussions.

On July 23, 2024, Nordstrom entered into a consent letter with Messrs. Erik and Peter Nordstrom confirming the Special Committee’s prior oral permission to have discussions with each of Sponsor A and Strategic B regarding a potential transaction.

On July 26, 2024, Nordstrom and Sponsor A entered into a consent letter confirming the Special Committee’s prior oral permission to have discussions with Messrs. Erik and Peter Nordstrom regarding a potential transaction.

On July 27, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. As directed by the Special Committee, Messrs. Erik and Peter Nordstrom joined a portion of the meeting to update the Special Committee on the status of their discussions with third parties, including that Strategic C had confirmed it would not participate in a transaction due to antitrust concerns and that they remained in discussions with each of Liverpool, Strategic B, Sponsor A and Sponsor H about being a financing source. During this time, Strategic B, Sponsor A and Sponsor H performed due diligence (Sponsor H solely with regards to public information) and communicated with Messrs. Erik and Peter Nordstrom and representatives of Moelis regarding potential economic terms of potential equity financing. The Special Committee informed Messrs. Erik and Peter Nordstrom that any proposal should be submitted prior to the Nordstrom Board’s August 20 – 21, 2024 meetings.

On August 2, 2024, upon learning that Strategic C would not be participating in a transaction, Messrs. Erik and Peter Nordstrom presented to representatives of Liverpool the possibility of pursuing a transaction with Liverpool as the sole equity financing source. Liverpool’s representatives indicated that they would be open to the possibility of exploring a potential transaction, subject to further discussion around the post-closing governance and capital structure to analyze whether there was long-term alignment as between Liverpool, Messrs. Erik and Peter Nordstrom and certain members of the Nordstrom family.

On August 4, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. As requested by the Special Committee, Messrs. Erik and Peter Nordstrom joined a portion of the meeting to update the Special Committee on the status of their discussions with third parties, during which they indicated that none of Strategic B, Sponsor A or Sponsor H would be a financing source for the transaction, but that they were exploring the possibility of a proposal with members of their family, Liverpool and some incremental debt.

On August 5, 2024, representatives of Sidley and WilmerHale discussed certain process matters, including that, while no agreement, understanding or arrangement had been reached, Messrs. Erik and Peter Nordstrom were exploring the possibility of a proposal with members of their family, Liverpool and some incremental debt and that they desired to have discussions with debt financing sources in connection with such explorations. Given the possibility of incremental debt, the parties to the call understood the importance of rating agency feedback from the RES/RAS process to their clients’ willingness to proceed with a transaction.

On August 9, 2024, representatives of Sidley and WilmerHale discussed certain process matters, including the status of discussions between Messrs. Erik and Peter Nordstrom and debt financing sources in connection with such explorations.

On August 18, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. At the direction of the Special Committee, Messrs. Erik and Peter Nordstrom and representatives of Moelis and WilmerHale joined for a portion of the meeting to update the Special Committee on the status of their exploration of a transaction, including that they needed up to two weeks to submit a proposal (noting that discussions were fluid, no agreement, understanding or arrangement had been reached with any third party and that there was no assurance that a proposal would be submitted).

On August 20 and 21, 2024, the Nordstrom Board reviewed the August Projections (as defined below in the section of this proxy statement captioned “Special Factors — Unaudited Prospective Financial Information — August 2024 Projections”) during its regular meeting.

On August 21, 2024, representatives of Sidley, Perkins, WilmerHale, and DWT discussed certain process matters relating to the Washington Moratorium Statute and the anticipated timing and sequence of Special Committee and Nordstrom Board approvals related thereto. All of the parties agreed that, given that the transaction was to be consensual, the parties should agree to take (or refrain from taking) such actions and structure the transaction in such a manner as to ensure that the Washington moratorium statute not be applicable to the transaction.

On August 26, 2024, Nordstrom and Messrs. Erik and Peter Nordstrom entered into joinder agreements with Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A. which permitted them to be disclosed confidential information under Messrs. Erik and Peter Nordstrom’s non-disclosure agreement as potential debt financing sources for the transaction.

Bid Group Submits Initial Proposal

On August 31, 2024, representatives of WilmerHale contacted representatives of Sidley to request that Nordstrom consent to the formation of a group among certain members of the Nordstrom family and Liverpool (the “Bid Group”) and approve and waive any applicability of the Washington moratorium statute to the formation of such Bid Group for purposes of submitting a proposal to acquire the outstanding shares of Nordstrom other than those held by the Bid Group.

On September 1, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. The Special Committee approved an amendment to Nordstrom’s shareholder rights agreement to permit the formation of the Bid Group and recommended that the Nordstrom Board approve the formation of the Bid Group for purposes of the Washington moratorium statute, a form of written consent with respect to which was shortly thereafter circulated to the members of the Nordstrom Board and executed on September 1, 2024 by all but one of them on such date. Mr. Sprunk subsequently spoke with Mr. Erik Nordstrom to inform him of the Special Committee’s decision and the circulation of the written consent and expectation that such written consent would soon be executed by all members of the Nordstrom Board.

On September 3, 2024, the written consent approving the formation of the Bid Group for purposes of the Washington moratorium statute was fully executed by the Nordstrom Board; Nordstrom entered into a letter agreement with the Bid Group providing for the terms of the Bid Group’s future disbandment for purposes of the Washington moratorium statute; and Nordstrom entered into joinders to Messrs. Erik and Peter Nordstrom’s non-disclosure agreement with Nordstrom family members and related trusts who were members of the Bid Group.

Later on September 3, 2024, the Bid Group submitted a non-binding proposal to acquire all of the Nordstrom Common Stock, except for shares held by the Bid Group, for $23.00 per share (the “September 3 Proposal”). The September 3 Proposal contemplated, among other things, that (i) Liverpool and an entity formed to aggregate Nordstrom family ownership (the “Family Investor”) would make equity investments and rollover their existing equity in Nordstrom; (ii) the Bid Group would arrange a new debt facility and draw $250 million at the closing; (iii) approximately $520 million in Nordstrom cash on hand would be used to finance the merger consideration and transaction costs, leaving approximately $100 million of cash on the balance sheet following the closing; (iv) the SERP would be fully funded at the closing of the transaction in accordance with its terms except for approximately $28 million in amounts owed to Messrs. Erik, Peter and James Nordstrom; and (v) Nordstrom’s existing Senior Notes and debentures would not be refinanced and would remain outstanding following the closing. The September 3 Proposal did not include feedback on the Term Sheet or address certain other requirements referenced in the June 19 process letter.

On September 4, 2024, members of the Bid Group associated with the Nordstrom family and Liverpool each filed a Schedule 13D reporting the submission of the September 3 Proposal. Nordstrom also filed a press release announcing the receipt of the September 3 Proposal.

On September 4, 2024, representatives of Morgan Stanley and Centerview had a discussion with representatives of Moelis and J.P. Morgan Securities LLC (“J.P. Morgan”), Liverpool’s financial advisor, about certain items in the September 3 Proposal that required clarification. From time to time following submission of the September 3 Proposal, representatives of the Bid Group indicated to representatives of the Special Committee that they desired to complete the RES/RAS process as soon as authorized to do so by the Special Committee in order to assess the risk of a Below Investment Grade Rating Event under the Senior Notes.

On September 5, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley to discuss the September 3 Proposal. After discussing the items that required clarification, the Special Committee deferred further discussion about the September 3 Proposal until clarifications were provided by the Bid Group.

On September 6, 2024, representatives of Morgan Stanley and Centerview requested that Moelis and J.P. Morgan provide clarifications regarding certain items in the September 3 Proposal and provide feedback on the Term Sheet provided with the process letter.

On September 7, 2024, the Bid Group provided responses to the clarification requests (the “September 7 Update”). The September 7 Update revised the sources and uses for the September 3 Proposal, including an increase in new debt to $325 million, to reflect an increase in equity value for vested equity awards and an increase in Nordstrom’s estimated transaction costs. The September 7 Update also provided feedback on certain items included in the Term Sheet, including that (i) the Bid Group would provide 100% equity commitments; (ii) there would be no financing contingency, including related to the occurrence of a Below Investment Grade Rating Event under the Senior Notes, subject to a final agreement on price, progress with the RES/RAS process and Nordstrom’s cooperation in securing debt commitments; (iii) Nordstrom would have full specific performance rights; (iv) there would be no reverse termination fee; (v) Nordstrom would be required to submit the Merger Agreement to a shareholder vote even if the Nordstrom Board changed its recommendation as a result of a superior proposal or intervening event; and (vi) Nordstrom would be required to reimburse the Bid Group for their expenses in the event that shareholders failed to approve the Merger Agreement.

On September 9, 2024, representatives of Sidley sent representatives of WilmerHale and Simpson Thacher & Bartlett LLP (“Simpson”), Liverpool’s legal counsel, requests for clarification about their feedback on the Term Sheet, including whether (i) they proposed to include guarantees of all of Parent’s obligations and (ii) the equity commitments would be sufficient to fund all closing payments and backstop the proposed new transaction debt and Nordstrom cash proposed to be used to finance the transaction.

On September 11, 2024, representatives of WilmerHale responded to Sidley’s clarification requests, stating that, among other things, the Bid Group’s previous responses on the equity commitments and full specific performance rights were subject to reaching agreement on transaction price and progress and their satisfaction with the RES/RAS process and discussions with debt financing sources.

On September 11, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. Following discussion of the terms of engagement of Morgan Stanley and Centerview, the Special Committee approved the letters documenting the engagement of Morgan Stanley and Centerview previously approved by the Special Committee. Representatives of Sidley reminded the directors of their fiduciary duties. Representatives of Morgan Stanley, Centerview and Sidley reviewed the September 3 Proposal as updated by the September 7 Update, including that it was likely to result in a downgrade by two of the three agencies that rated Nordstrom’s Senior Notes and that all three agencies were required to downgrade the notes in order to trigger a Below Investment Grade Rating Event under the Senior Notes. Representatives of Morgan Stanley and Centerview presented their updated preliminary valuation analysis based on the August Projections. Representatives of Morgan Stanley and Centerview also reviewed considerations for making a counter-proposal.

On September 13, 2024, the Special Committee executed engagement letters with each of Morgan Stanley and Centerview with respect to their previously approved engagement as its independent financial advisors.

Also on September 13, 2024, the Special Committee met by videoconference with representatives of Sidley. The Sidley representatives reviewed the Bid Group’s feedback on the Term Sheet and proposed responses, to which the Special Committee provided feedback, including about the importance of deal certainty. The Special Committee also discussed considerations for a potential counter-proposal on price.

Special Committee’s Initial Counterproposal and Further Negotiations

On September 15, 2024, the Special Committee met by videoconference with the other independent directors, Mses. Smith and Steines, and representatives of Morgan Stanley, Centerview and Sidley. Representatives of Morgan Stanley and Centerview presented their updated preliminary valuation analysis based on the August Projections. Representatives of Morgan Stanley, Centerview and Sidley reviewed the September 3 Proposal as updated by the September 7 Update, with representatives of Morgan Stanley and Centerview discussing potential counter-proposals on price and representatives of Sidley discussing potential counter-proposals on the Bid Group’s feedback on the Term Sheet. It was discussed that Nordstrom could be entering into a new credit card program agreement with TD Bank in the coming months that would result in an immediate $280 million payment to Nordstrom (the “TD Bank payment”) and that the SERP could be amended to eliminate the requirement to fully fund it at the transaction closing, which would eliminate an approximately $140 million closing payment. With it being understood that the TD Bank payment represented a payment for future services and that the SERP amendment would not eliminate future payments of the SERP benefits, it was discussed that these would nonetheless reduce the amount of external financing required for a transaction and potentially enable the Bid Group to pay a higher price than they otherwise would have been able to pay. The Special Committee recommended to the other independent directors making a $27.00 per share counter-proposal based on, among other things, the updated preliminary valuation analysis supporting an improved price and the TD Bank payment and ability to amend the SERP reducing the external financing requirements.

On September 18, 2024, the Special Committee met by videoconference with the other independent directors and representatives of Sidley. After discussion, the Special Committee and the independent directors agreed on a $27.00 per share counter-proposal, the revised Term Sheet, and a requirement that the Bid Group provide comments on the Term Sheet in their next proposal.

On September 19, 2024, the Special Committee submitted a counter-proposal of $27.00 per share and a revised Term Sheet (the “September 19 Counter-Proposal”). Mr. Sprunk and Mr. Erik Nordstrom and representatives of Morgan Stanley, Centerview, Moelis, and J.P. Morgan separately discussed the proposal. The September 19 Counter-Proposal contemplated, among other things, that (i) there would be no contingency related to the occurrence of a Below Investment Grade Rating Event under the Senior Notes; (ii) equity commitments would be provided for the full amount required to fund the merger consideration and all transaction costs, including funding of the SERP; (iii) Liverpool and the Family Investor would provide full guarantees for Parent’s obligations; (iv) Nordstrom would have full specific performance rights; (v) Parent would provide a reverse termination fee of 7% of equity value, which would not be Nordstrom’s sole source of recovery in the event of an intentional breach; (vi) Nordstrom would be entitled to terminate the Merger Agreement to accept a superior proposal and, in such case, would not owe a termination fee unless the Family Group and Liverpool entered into an agreement to vote proportionally with the other shareholders on the superior proposal; (vii) in the event the Nordstrom Board changed its recommendation as a result of an intervening event, Parent would be entitled to terminate the Merger Agreement within 10 business days of the changed recommendation and receive a termination fee of 2% of equity value; and (viii) Nordstrom would not be required to reimburse Parent for its expenses in the event that shareholders failed to approve the Merger Agreement.

On September 26, 2024, the Bid Group submitted a revised proposal of $23.75 per share and comments on the Term Sheet (the “September 26 Proposal”). The September 26 Proposal contemplated, among other things, that (i) the absence of a Below Investment Grade Rating Event under the Senior Notes would be a condition to the Merger Agreement and the equity commitment letters and Parent would be entitled to terminate the Merger Agreement upon a Below Investment Grade Rating Event under the Senior Notes; (ii) equity commitments would only be provided in an amount equal to the equity funding contemplated by the sources and uses and not backstop the proposed debt funding or the Nordstrom cash required to fund the merger consideration and required costs; (iii) Liverpool and the Family Investor would only provide guarantees of the reverse termination fee on a several, and not joint basis; (iv) the reverse termination fee would be set at $100 million and would provide the sole source of recovery in the circumstances in which it was due; (v) Nordstrom would be entitled to specific performance of the Merger Agreement and the equity commitment letters only if the debt financing were to be funded on a substantially simultaneous basis; and (vi) Nordstrom would not be entitled to terminate the Merger Agreement to accept a superior proposal prior to a shareholder vote. The revised sources and uses submitted with the September 26 Proposal increased the new transaction debt to $400 million and did not materially change the equity investment by Liverpool and the Nordstrom family. Mr. Sprunk and Mr. Erik Nordstrom and representatives of Morgan Stanley, Centerview, Moelis, and J.P. Morgan separately discussed the proposal. The Bid Group indicated limited ability to increase their offer price further, noting that they believed $400 million in new debt was close to the maximum without triggering a Below Investment Grade Rating Event under the Senior Notes, that they had already accounted for the TD Bank payment in their cash forecasts, that they were not interested in the Nordstrom Board amending the SERP to eliminate the full funding requirement because they viewed it as a continuing liability for Nordstrom, and that there were structural limitations on increasing the Bid Group’s equity investment. With respect to the new condition and termination right connected to a Below Investment Grade Rating Event under the Senior Notes, the Bid Group explained that they viewed retention of the Senior Notes as a fundamental premise of the transaction and that any refinancing thereof could make the transaction impossible to execute in light of the prevailing capital markets environment and the impact to the cost of capital. With respect to the proposed $100 million reverse termination fee included in the proposal, the Bid Group explained that the Nordstrom family had limited liquidity and could be forced to sell significant stock to pay their portion of the fee should such fee become payable.

On September 27, 2024, the Special Committee met by videoconference with Mses. Smith and Steines (present for the initial part of the discussion) and representatives of Morgan Stanley, Centerview and Sidley. Representatives of Morgan Stanley, Centerview and Sidley reviewed the September 26 Proposal, with representatives of Morgan Stanley and Centerview presenting an analysis of various potential offer prices, including their impact on the quantitative leverage ratios used by rating agencies for purposes of downgrading Nordstrom’s Senior Notes, and representatives of Sidley reviewing the Bid Group’s comments on the Term Sheet. The Special Committee and its advisors discussed considerations on making a price counter-proposal and the differences in the September 26 Proposal from the September 7 Update and their reduction of deal certainty, including (i) the condition and termination right connected to a Below Investment Grade Rating Event under the Senior Notes; (ii) the fact that the equity commitments would not be sufficient to fund all closing payments; and (iii) Nordstrom’s specific performance rights would be accordingly limited.

On September 29, 2024, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview and Sidley. Representatives of Sidley discussed a proposed counter-proposal to the Term Sheet included with the September 26 Proposal with the Special Committee. After discussion with its advisors, the Special Committee agreed on recommending a $25.75 per-share counter-proposal to the independent directors based on, among other things, (i) an assessment by representatives of Morgan Stanley and Centerview that the Bid Group was credibly indicating limited willingness for significant price improvement and (ii) the fact that eliminating the full funding requirement for the SERP would reduce the closing financing requirements without impacting the funding of benefits. The Special Committee also agreed on recommending a reverse termination fee equal to 5.5% of equity value.

On September 30, 2024, the Bid Group provided the Special Committee with a draft Debt Commitment Letter pursuant to which JPMorgan Chase Bank, N.A. would commit to provide a $1,200 million ABL facility in connection with the transaction, a portion of which would be available to fund the transaction.

On October 2, 2024, the Special Committee met with the other independent directors and representatives of Morgan Stanley, Centerview and Sidley. Representatives of Morgan Stanley and Centerview presented an analysis of various potential offer prices, including their impact on the quantitative leverage ratios used by rating agencies for purposes of downgrading Nordstrom’s Senior Notes. Representatives of Sidley reviewed proposed responses to key terms in the Term Sheet. Following discussion, the independent directors confirmed their alignment with the Special Committee’s proposed $25.75 per share counter-proposal and responses on the Term Sheet.

On October 3, 2024, the Special Committee submitted a counter-proposal of $25.75 per share and a revised Term Sheet (the “October 3 Counter-Proposal”). The October 3 Counter-Proposal contemplated, among other things, that (i) the equity commitments, together with the amount proposed to be drawn under the debt commitments, would be sufficient to fund the merger consideration without any use of Nordstrom cash on hand and Nordstrom would be entitled to unilaterally amend the SERP to eliminate the full funding requirement if necessary to preserve cash for closing payments; (ii) either party would be entitled to terminate the Merger Agreement in the event of a Below Investment Grade Rating Event under the Senior Notes, upon which Parent would be required to pay the reverse termination fee; (iii) the reverse termination fee would be 5.5% of equity value and not limit recoveries in the event of an intentional breach of the Merger Agreement; and (iv) Nordstrom would be entitled to terminate the Merger Agreement to accept a superior proposal, subject to the payment of a termination fee equal to 2% of equity value. The Special Committee also provided comments on the Debt Commitment Letter and requested that the Bid Group submit draft equity commitment letters and guarantees with their next proposal, in addition to a revised Term Sheet.

Mr. Sprunk and Mr. Erik Nordstrom and representatives of Morgan Stanley, Centerview, Moelis, and J.P. Morgan separately discussed the October 3 Counter-Proposal. Mr. Sprunk and representatives of Morgan Stanley and Centerview indicated that the Special Committee believed that the Bid Group had additional financial capacity to increase their price from their last proposal of $23.75, including additional debt incurrence and equity commitments, and that the Special Committee was also concerned about the closing uncertainty introduced by the revised terms submitted by the Bid Group. With respect to terms, the Special Committee indicated that (i) the Bid Group must share in the risk of a Below Investment Grade Rating Event under the Senior Notes through payment of the reverse termination fee; (ii) the $100 million reverse termination fee was considered insufficient; and (iii) committed capital must backstop the merger consideration.

On October 9, 2024, the Bid Group submitted a revised proposal of $24.00 per share and comments on the Term Sheet (the “October 9 Proposal”), together with drafts of an Equity Commitment Letter and Limited Guaranty. The October 9 Proposal contemplated, among other things, that (i) the equity commitment would equal the equity funding contemplated by the sources and uses and not backstop the Nordstrom cash required to fund the merger consideration or other closing payments; (ii) Parent would not pay a reverse termination fee upon termination of the Merger Agreement due to a Below Investment Grade Rating Event under the Senior Notes; (iii) Liverpool and the Family Investor would only provide guarantees of the reverse termination fee and only on a several, and not joint basis; (iv) the reverse termination fee would be set at $130 million and would provide the sole source of recovery in the circumstances in which it was due; (v) Nordstrom would be entitled to specific performance of the Merger Agreement and the Equity Commitment Letter only if the debt financing were funded on a substantially simultaneous basis and sufficient Nordstrom cash were available to fund the merger consideration and all transaction costs; and (vi) Nordstrom would pay a termination fee equal to 2% of equity value upon a termination for change of Board recommendation and a fee of 1% of equity value upon a termination to accept a superior proposal or if the transaction were voted down by shareholders when there was an announced competing proposal that was subsequently consummated. The revised sources and uses submitted with the October 9 Proposal increased the new transaction debt to $425 million and did not materially change the equity investment by Liverpool and the Nordstrom family.

Mr. Sprunk and Mr. Erik Nordstrom and representatives of Morgan Stanley, Centerview, Moelis, and J.P. Morgan separately discussed the proposal. The Bid Group indicated they had structural limits to further price increases and that, while $24.00 per share was not a “best and final” offer, further price improvement would be tied to the resolution of the critical legal items in the Bid Group’s favor. The Bid Group indicated the critical need for the absence of a reverse termination fee for the termination of the Merger Agreement due to a Below Investment Grade Rating Event under the Senior Notes, which they characterized as sharing the risk of the notes downgrade because the Bid Group would bear all of the risk of a notes downgrade in the 60 days post-closing when the repurchase provisions could still be triggered by downgrades. The Bid Group explained that the 30% increase in the size of the reverse termination fee from their prior proposal (1) results in a reverse termination fee equivalent to approximately 5.5% of the implied equity value of Nordstrom, excluding shares owned by the Bid Group, and (2) imposes significant incentives on the Nordstrom family to consummate the transaction since they would be paying 50% of the fee and could be forced to fund it through significant stock sales that could harm themselves and other shareholders.

On October 11, 2024, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview and Sidley to discuss the October 9 Proposal. Representatives of Morgan Stanley and Centerview presented an analysis of various potential offers, including their impact on the quantitative leverage ratios used by rating agencies for purposes of downgrading Nordstrom’s Senior Notes. Representatives of Morgan Stanley presented on factors that could impact the likelihood of the rating agencies downgrading Nordstrom’s Senior Notes after a RES/RAS process that results in a re-affirmation of the notes ratings following announcement of a transaction. The Special Committee discussed the risk of a downgrade of Nordstrom’s Senior Notes after signing and possible limits on the Bid Group’s ability to increase its offer. The Special Committee agreed on recommending a bifurcated reverse termination fee to the independent directors, with a higher fee for failing to close and a lower fee for the termination of the Merger Agreement due to a Below Investment Grade Rating Event under the Senior Notes.

On October 13, 2024, the Special Committee met by videoconference with the other independent directors, Mses. Smith and Steines, and representatives of Morgan Stanley, Centerview and Sidley. Representatives of Morgan Stanley and Centerview presented a sensitivity analysis of potential sales declines impacting Nordstrom’s EBITDA and cash on hand based on analyses by Nordstrom’s management. The Special Committee and the other independent directors discussed that if Nordstrom received the TD Bank payment before signing and the SERP were amended to eliminate the full funding requirement, this would provide significant cushion on top of Nordstrom’s cash projections. Representatives of Sidley presented proposed responses to the Term Sheet included in the October 9 Proposal, to which the Special Committee and the independent directors provided feedback. The Special Committee and the other independent directors discussed the importance of the Bid Group paying a reverse termination fee in the event of a ratings downgrade as a means of sharing the risk between the parties. The Special Committee discussed a potential price counter-proposal with its advisors and the other independent directors.

On October 14, 2024, representatives of Sidley, WilmerHale and Simpson discussed certain considerations to amending the SERP to eliminate its full funding requirement.

On October 14, 2024, the Special Committee met by videoconference with the other independent directors and representatives of Sidley. Ms. Smith also joined for a portion of the meeting to review the August Projections and certain assumptions contained therein. The Special Committee and the independent directors discussed the August Projections, including management’s historical performance on its long-term plans, and the likelihood of Nordstrom’s trading multiple improving based on consistent execution of the plan. Following discussion, alignment was reached on the proposed response to the October 9 Proposal, including a $25.00 per share counter-proposal.

On October 15, 2024, the Special Committee submitted a counter-proposal of $25.00 per share and a revised Term Sheet (the “October 15 Counter-Proposal”). The October 15 Counter-Proposal contemplated, among other things, that (i) either party would be entitled to terminate the Merger Agreement in the event of a Below Investment Grade Rating Event under the Senior Notes, upon which Parent would be required to pay a reverse termination fee; (ii) Liverpool’s equity commitment, together with the amount proposed to be drawn under the debt commitment, would be sufficient to fund the merger consideration and Nordstrom transaction expenses without any use of Nordstrom cash on hand; (iii) Nordstrom would be entitled to unilaterally amend the SERP to eliminate the full funding requirement if necessary to preserve cash to pay transaction expenses; (iv) Nordstrom would be entitled to specific performance to require the equity commitment to be funded and Parent to close even if there were less Nordstrom cash than projected; and (v) the reverse termination fee would be $100 million for a Below Investment Grade Rating Event under the Senior Notes and $170 million for a material breach or failure to close when required to do so, and would not limit recoveries in the event of an intentional breach of the Merger Agreement. Mr. Sprunk and Messrs. Erik and Peter Nordstrom and representatives of Morgan Stanley, Centerview, Moelis, and J.P. Morgan separately discussed the proposal.

On October 17, 2024, the Bid Group submitted a “best and final” proposal of $24.25 per share and a revised Term Sheet (the “October 17 Best and Final Proposal”). The October 17 Best and Final Proposal contemplated, among other things, that (i) the Bid Group’s equity commitments and debt financing would not be sufficient to fund the merger consideration or required costs, which would require $620 million of Nordstrom cash; (ii) if Nordstrom has less than $620 million of cash on hand or if the full amount of the debt financing were not available, the Bid Group could not be required to close and would instead pay the reverse termination fee; and (iii) the Bid Group accepted the $170 million and $100 million reverse termination fees. Mr. Sprunk and Messrs. Erik and Peter Nordstrom and representatives of Morgan Stanley, Centerview, Moelis, and J.P. Morgan separately discussed the October 17 Best and Final Proposal. The revised sources and uses submitted with the October 17 Best and Final Proposal increased the new transaction debt to $450 million and did not materially change the equity investment by Liverpool and the Nordstrom family. The Bid Group requested permission from Nordstrom to approach the ratings agencies with respect to the RES/RAS process to further assess the risks associated with a Below Investment Grade Rating Event, but the Special Committee believed that such discussions would be unproductive while price was not settled and documentation had not yet been negotiated and declined to provide permission.

On October 18, 2024, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview and Sidley. Representatives of Morgan Stanley and Centerview presented an analysis of Nordstrom’s share price performance, including that a recent National Retail Federation report had contributed to the stock price rising above the offer price in the October 17 Best and Final Proposal. After discussion, the Special Committee agreed that the October 17 Best and Final Proposal needed to be contextualized by the Bid Group’s responses on definitive documentation before it was discussed with the other independent directors in order to allow for a more fulsome assessment of the terms of the transaction, including matters affecting deal certainty. Accordingly, the Special Committee instructed the representatives of Sidley to review draft definitive documentation with the Special Committee at its next meeting in advance of distribution to the Bid Group.

On October 18, 2024, Mr. Sprunk spoke by phone with Messrs. Erik and Peter Nordstrom to inform them of the Special Committee’s intentions to progress definitive documentation in order to contextualize the Bid Group’s October 17 Best and Final Proposal before reviewing it with the independent directors in order to allow for a more fulsome assessment of the terms of the transaction, including matters affecting deal certainty. Representatives of Morgan Stanley and Centerview also conveyed this message to representatives of Moelis and J.P. Morgan.

On October 20, 2024, the Special Committee met by videoconference with Mses. Smith and Steines (in part) and representatives of Morgan Stanley, Centerview and Sidley. Representatives of Morgan Stanley and Centerview presented a sensitivity analysis for Nordstrom’s EBITDA and sales in the fourth quarter and effect on a risk of a downgrade of the Senior Notes by the ratings agencies. Sidley reviewed draft definitive documentation to be provided to the Bid Group, including responses on the Term Sheet included with the October 17 Best and Final Proposal, to which the Special Committee provided feedback. Following discussion, the Special Committee instructed the Sidley representatives to send the draft definitive documentation to the Bid Group’s attorneys.

Later on October 20, 2024, representatives of Sidley sent a draft Merger Agreement and draft Support Agreement, and comments on the Equity Commitment Letter and Limited Guaranty previously provided by the Bid Group on October 9, to WilmerHale and Simpson. The draft documents contemplated, among other things, that (i) Parent could not be required to close, and Liverpool could not be required to fund its equity commitment, if the portion of the debt financing to be drawn on the closing date (i.e., $450 million in the last Bid Group proposal) were unavailable or if Nordstrom had less than $410 million in cash on hand; (ii) the SERP would be amended at signing to eliminate the full funding requirement; and (iii) the Bid Group would be required to refrain from taking certain actions relating to the rating agencies that issue credit ratings for Nordstrom’s Senior Notes. Before entering into more extensive negotiations of the Merger Agreement, the Bid Group requested permission from Nordstrom to approach the ratings agencies with respect to the RES/RAS process to further assess the risks associated with a Below Investment Grade Rating Event but Nordstrom declined to provide such permission, noting that permission would be granted if the Special Committee believed that sufficient progress was being made on the Merger Agreement.

On October 23, 2024, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview and Sidley to discuss the RES/RAS process and the timing of commencing such process.

Also on October 23, 2024, representatives of Morgan Stanley, Centerview, Moelis and J.P. Morgan discussed the Bid Group’s desire to commence the RES/RAS process and its approach with respect thereto, including the scenarios that it intended to present to the rating agencies.

On October 24, 2024, representatives of Sidley provided representatives of WilmerHale and Simpson with drafts of amendments to the SERP plan and trust to eliminate the full funding requirement at the closing of the transaction.

On October 28, 2024, WilmerHale and Simpson provided comments on the draft Merger Agreement. The comments contemplated, among other things, (i) a marketing period for the debt financing; (ii) that Nordstrom or Parent could terminate the Merger Agreement in the event of a Below Investment Grade Rating Event only beginning 90 days after the event; (iii) Parent could terminate the Merger Agreement at any time after the Nordstrom Board changed its recommendation; and (iv) limitations to certain provisions regarding Nordstrom’s deal certainty and its remedies following termination of the Merger Agreement.

On October 30, 2024, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview and Sidley. Representatives of Sidley reviewed the draft Merger Agreement received from the Bid Group and proposed responses on key issues. Following discussion, the Special Committee instructed the representatives of Sidley to discuss certain items with the Bid Group’s legal counsel and indicated that it needed to make progress on all definitive documentation before presenting the October 17 Best and Final Proposal to the independent directors of the Nordstrom Board. Mses. Smith and Steines also joined for a portion of the meeting, during which Ms. Smith reported on the timing of receiving the TD Bank payment; her discussions with the Bid Group’s debt financing sources regarding the Bid Group’s arranging of an ABL facility; and her discussions with the Bid Group about their presentation for the RES/RAS process.

On October 31, 2024, representatives of Sidley, WilmerHale and Simpson negotiated certain provisions in the draft Merger Agreement. Representatives of WilmerHale and Simpson also stated that they intended to send comments on the other definitive documents and provide draft debt commitment papers during the week of November 4, 2024.

On November 1, 2024, representatives of Sidley, WilmerHale and Simpson, and Messrs. Sprunk and Erik Nordstrom, separately discussed various terms of the Merger Agreement.

On November 2, 2024, representatives of Sidley received a revised draft of the Equity Commitment Letter from representatives of Simpson.

On November 3, 2024, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview and Sidley. Representatives of Sidley reviewed a revised draft of the Merger Agreement and proposed responses on key issues, to which the Special Committee provided feedback. Following discussion, the Special Committee instructed the Sidley representatives to send the revised Merger Agreement to the Bid Group’s legal counsel.

On November 3, 2024, representatives of Sidley sent representatives of WilmerHale and Simpson a revised draft of the Merger Agreement. The revised draft contemplated, among other things, (i) that there would not be a marketing period; (ii) that the period following a Below Investment Grade Rating Event before either party could terminate the Merger Agreement would be 30 days; (iii) that Parent could terminate the Merger Agreement within 10 business days of a change in the Nordstrom Board’s recommendation; and (iv) changes to certain provisions regarding Nordstrom’s deal certainty and its remedies following termination of the Merger Agreement.

On November 5, 2024, representatives of Sidley sent representatives of WilmerHale and Simpson a revised draft of the Equity Commitment Letter.

On November 6, 2024, representatives of Simpson sent representatives of Sidley a draft debt commitment and fee letter for a bridge facility that would be obtained by Liverpool to finance its equity contribution (the “Liverpool Debt Commitment Letter”).

Also on November 6, 2024, representatives of Sidley, WilmerHale and Simpson discussed certain provisions regarding Nordstrom’s deal certainty and remedies following termination.

On November 7, 2024, Mr. Sprunk and Mr. Erik Nordstrom discussed the status of the various transaction documents. Mr. Sprunk insisted that the Bid Group provide comments on the remaining definitive documentation before the Special Committee would present the October 17 Best and Final Proposal to the other independent directors.

On November 9, 2024, representatives of WilmerHale sent representatives of Sidley a revised draft of the Merger Agreement. The draft Merger Agreement contemplated, among other things, (i) that the merger could not close before an “inside date” to be agreed upon; (ii) that the period following a Below Investment Grade Rating Event before either party could terminate the Merger Agreement would be 60 days; and (iii) limitations to certain provisions regarding Nordstrom’s deal certainty and its remedies following termination of the Merger Agreement.

On November 10, 2024, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview and Sidley. Representatives of Sidley reviewed the revised draft of the Merger Agreement and proposed responses on key issues, to which the Special Committee provided feedback.

Also on November 10, 2024, Mr. Sprunk emailed Mr. Erik Nordstrom to inform him that the Special Committee would be meeting with the other independent directors on November 16 to update them on the status of negotiations and that the Special Committee expected that the Bid Group would provide drafts of all definitive documents by November 13.

On November 12 and 13, 2024, representatives of Sidley, Simpson and WilmerHale negotiated certain provisions in the revised draft of the Merger Agreement.

On November 14, 2024, representatives of Simpson sent representatives of Sidley revised drafts of the Equity Commitment Letter and Limited Guaranty.

On November 15, 2024, representatives of Moelis and J.P. Morgan sent representatives of Morgan Stanley and Centerview a presentation proposed to be used by the Bid Group with the rating agencies as part of the RES/RAS process. The presentation contemplated that Liverpool’s equity would take the form of an equity investment in Parent and a loan to Parent (in place of a loan previously contemplated to be provided directly to the Nordstrom family). The sources and uses included in the presentation reflected the receipt of the TD Bank payment, and a commensurate decrease in the amount of external financing compared to the sources and uses provided to the Special Committee in connection with previous proposals.

On November 15, 2024, representatives of Simpson and WilmerHale sent representatives of Sidley a revised draft of the Debt Commitment Letter and related fee letters and a revised draft of the form of Rollover and Support Agreement, which also included rollover commitments for Liverpool and the Family Group’s rollover shares. The revised Debt Commitment Letter contemplated a 60-day inside date, and the revised Rollover and Support Agreements contemplated, among other things, that consummation of the rollover would be contingent on the availability of the debt financing and a sufficient amount of Nordstrom cash and all other shareholders consummating the rollover. Later that day, representatives of Sidley, Simpson and WilmerHale negotiated certain provisions in the Limited Guaranty.

Also on November 15, 2024, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview and Sidley. The Special Committee discussed the sources and uses included in the RES/RAS process presentation, including whether they indicated that the Bid Group had the financing capacity to increase its “best and final” price offer.

On November 16, 2024, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview and Sidley. Representatives of Morgan Stanley and Centerview presented on the sources and uses included in the RES/RAS process presentation. Representatives of Sidley also reviewed the revised definitive documentation and proposed responses. After discussion of various factors, including the risk of making a counter-proposal to a “best and final” proposal on the Bid Group terminating discussions and the preliminary valuation analyses presented by representatives of Morgan Stanley and Centerview, and Nordstrom’s performance during the third quarter and beginning weeks of the fourth quarter, the Special Committee determined to recommend to the other independent directors accepting the $24.25 offer but proposing that Nordstrom declare a $0.25 per share dividend at the closing, yielding $24.50 in total value for the unaffiliated shareholders. The Special Committee also instructed the representatives of Sidley to send the Bid Group definitive documentation reflecting the discussion, but that reserved on the price.

On November 18, 2024, representatives of Sidley sent representatives of WilmerHale and Simpson revised drafts of the Merger Agreement, Rollover and Support Agreement, Limited Guaranty, and Equity Commitment Letter, and sent comments on the Debt Commitment Letter and related fee letters and Liverpool Debt Commitment Letter. The revised documentation contemplated, among other things, (i) the Merger could not be consummated before 60 days after the date of the Merger Agreement; (ii) the period following a Below Investment Grade Rating Event before either party could terminate the Merger Agreement would be 30 days; and (iii) changes to certain provisions regarding Nordstrom’s deal certainty and its remedies following termination of the Merger Agreement. The revised documentation did not include a counter-proposal on price.

On November 20, 2024, the Special Committee met in-person and by videoconference with the other independent directors and representatives of Morgan Stanley, Centerview, and Sidley. Representatives of Morgan Stanley and Centerview presented on Nordstrom’s share price performance, and each firm’s preliminary valuation analysis. The Special Committee recommended accepting the $24.25 offer but proposing that Nordstrom make a $0.25 per share dividend at the closing, yielding $24.50 in total value for the unaffiliated shareholders. The Special Committee, the other independent directors and representatives of Morgan Stanley and Centerview discussed this construct, including the risks of making a counter-proposal to a “best and final” offer on the Bid Group terminating discussions. Representatives of Sidley also reviewed proposed responses to key legal terms in the Bid Group’s most recent draft definitive documentation. Following discussion, independent directors confirmed alignment with the $24.25 offer price plus $0.25 per share special dividend and a $300 million reverse termination fee in the event of an intentional breach recommended by the Special Committee.

On November 20, 2024, Mr. Sprunk spoke with Messrs. Erik and Peter Nordstrom, during which he provided feedback on the October 17 Best and Final Proposal, including that: (i) the Special Committee would accept the Bid Group’s “best and final” $24.25 per share offer price so long as Nordstrom would be permitted to make a $0.25 per share special dividend at closing and (ii) the Bid Group would be required to pay a $300 million reverse termination fee, without the need to prove damages, in the event of an intentional breach. Later that day, Messrs. Erik and Peter Nordstrom spoke with Mr. Sprunk to convey the Bid Group’s revised proposal following the Special Committee’s feedback (the “November 20 Proposal”). The November 20 Proposal contemplated that (A) Nordstrom would be entitled to make a special dividend of $0.25 per share prior to but conditional upon closing and there being adequate cash levels at Nordstrom to support payment of the dividend, and (B) the Bid Group’s liability for damages in the event of an intentional breach would be capped at $300 million (but Nordstrom would be required to prove damages to recover any amount in excess of the previously agreed-upon reverse termination fees).

On November 30, 2024, representatives of Simpson sent representatives of Sidley a revised draft of the Liverpool Debt Commitment Letter and related fee letter.

On December 3, 2024, representatives of the Bid Group, Moelis, and J.P. Morgan, and Ms. Smith met in-person with representatives of a rating agency in connection with its RES/RAS process to evaluate the impact of the potential transaction on the credit ratings of Nordstrom and its Senior Notes.

On December 4, 2024, representatives of the Bid Group, Moelis, and J.P. Morgan, and Ms. Smith met in-person with representatives of two rating agencies as part of their RES/RAS processes to evaluate the impact of the potential transaction on the credit ratings of Nordstrom and its Senior Notes.

On December 6, 2024, representatives of WilmerHale and Simpson sent representatives of Sidley revised drafts of the Merger Agreement, Equity Commitment Letter, and Limited Guaranty. The revised documentation contemplated, among other things, (i) the special dividend could be paid only if Nordstrom had $450 million in cash on hand at the closing (equivalent to the agreed-upon cash amount of $410 million plus $40 million for the approximate aggregate amount of the special dividend); (ii) the period following a Below Investment Grade Rating Event before either party could terminate the Merger Agreement would be 60 days; and (iii) limitations to certain provisions regarding Nordstrom’s ability to enforce remedies following termination of the Merger Agreement.

On December 9, 2024, representatives of WilmerHale and Simpson sent representatives of Sidley a revised draft of the Rollover and Support Agreement.

On December 10 and 11, 2024, representatives of Sidley, WilmerHale and Simpson negotiated certain provisions in the Merger Agreement, Equity Commitment Letter, Limited Guaranty, and form of Rollover and Support Agreement.

On December 11, 2024, the members of the Special Committee joined a meeting of Nordstrom’s Compensation Committee (as defined below), together with representatives of Sidley, Willis Towers Watson (a compensation consultant engaged with the approval of the Compensation Committee), and representatives of Nordstrom’s management to discuss retention awards in connection with the transaction. Subsequently, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview and Sidley. Representatives of Sidley reviewed the terms of a proposed response on the definitive documents, to which the Special Committee provided feedback. The Special Committee indicated a desire for a principals’ discussion to be held within the following week to resolve outstanding issues.

Later on December 11, 2024, Mr. Sprunk spoke with Mr. Erik Nordstrom, during which he suggested that the parties meet during the following week to discuss the remaining issues.

On December 12, 2024, representatives of WilmerHale and Simpson sent representatives of Sidley revised drafts of the Debt Commitment Letter and related fee letters, and a revised draft of the Rollover and Support Agreement. Representatives of Sidley also sent representatives of WilmerHale and Simpson a draft of the Nordstrom Disclosure Letter (as defined below in the section of this proxy statement captioned “The Merger Agreement”).

On December 13, 2024, representatives of Sidley, WilmerHale and Simpson discussed Liverpool’s intention to complete a bond offering prior to closing to finance Liverpool’s equity commitment and related disclosure matters.

Also on December 13, 2024, representatives of Sidley sent representatives of WilmerHale and Simpson revised drafts of the Merger Agreement, form of Rollover and Support Agreement, Equity Commitment Letter, and Limited Guaranty. The revised documentation contemplated, among other things, (i) the special dividend would be a variable amount up to $0.25 per share based on the amount of Nordstrom’s cash on hand in excess of $410 million; (ii) the period following a Below Investment Grade Rating Event before either party could terminate the Merger Agreement would be 45 days; and (iii) changes to certain provisions regarding Nordstrom’s ability to enforce remedies following termination of the Merger Agreement.

On December 13, 2024, representatives of Sidley sent representatives of WilmerHale and Simpson drafts of letter agreements providing for the disbandment of the buyer group and the guarantors under the Family Group’s Limited Guaranty for purposes of the Washington moratorium statute following the valid termination of the Merger Agreement and the Family Group’s Limited Guaranty, respectively.

On December 14, 2024, representatives of Simpson sent representatives of Sidley revised drafts of the Liverpool Debt Commitment Letter and related fee letter.

On December 14, 2024, the Special Committee met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. Ms. Smith updated the Special Committee that the Bid Group had received feedback from the RES/RAS process. Ms. Smith also reported that she had been informed by the Bid Group that they were exploring potential alternatives to mitigate the possibility of a downgrade of the Senior Notes. Ms. Smith also reported on Nordstrom’s fourth quarter performance to-date, noting that there had been positive sales momentum but with profitability expected to remain within the guided range.

On December 14, 2024, representatives of Sidley sent comments on the Debt Commitment Letter to representatives of WilmerHale and Simpson.

On December 15, 2024, representatives of Sidley sent comments on the Liverpool Debt Commitment Letter to representatives of Simpson.

Also on December 15, 2024, representatives of Moelis and J.P. Morgan sent representatives of Morgan Stanley and Centerview a list indicating outstanding issues for discussion among the principals and their advisors.

On December 16, 2024, Mr. Sprunk met by videoconference with Messrs. Erik, Peter and James Nordstrom and representatives of Liverpool, and representatives of Morgan Stanley, Centerview, Moelis, J.P. Morgan, Sidley, Simpson and WilmerHale, to negotiate outstanding items in the transaction documentation.

Between December 17, 2024 and December 20, 2024, representatives of Morgan Stanley, Centerview, Moelis and J.P. Morgan discussed feedback from the RES/RAS process and alternatives to mitigate the risk of a downgrade, including (i) commencing an exchange offer and consent solicitation with respect to the Senior Notes between signing and closing and (ii) offering security or guarantees for the Senior Notes. During this period, the Bid Group also held further discussions with the rating agencies about offering security for the Senior Notes, which the agencies stated would address their concerns and avoid a downgrade.

Between December 17, 2024 and December 21, 2024, representatives of Sidley, WilmerHale and Simpson exchanged drafts of the various transaction documents and negotiated the remaining issues to finalize all definitive documentation. Among other topics negotiated, (i) Nordstrom agreed to take certain actions at Parent’s request and expense with respect to commencing and conducting an exchange offer and consent solicitation involving Nordstrom’s Senior Notes and granting security or guarantees to Nordstrom’s Senior Notes and debentures (including that Nordstrom would be entitled to take actions with respect to granting security unilaterally), and (ii) the condition and termination right related to the Below Investment Grade Rating Event would fall away if a sufficient number of Senior Notes tendered in the exchange offer.

Also on December 18, 2024, the Special Committee met with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview and Sidley. Representatives of Morgan Stanley and Centerview presented on the December Projections (as defined below in the section of this proxy statement captioned “Special Factors — Unaudited Prospective Financial Information — December Projections”) prepared by Nordstrom’s management, noting that they had been updated by Nordstrom’s management for Nordstrom’s third quarter performance and fourth quarter guidance (which changes were not material), the receipt of the TD Bank payment, and minor changes to capital expenditures in the projected years. The Special Committee confirmed that they accepted the December Projections and directed Morgan Stanley and Centerview to use them for their valuation analysis. Representatives of Morgan Stanley and Centerview also discussed their updated preliminary valuation analysis based on the December Projections. The Special Committee also discussed, with feedback from their advisors, outstanding issues in the transaction documents and the Bid Group’s intentions with respect to mitigating the risk of downgrades of the Senior Notes.

On December 19, 2024, the Special Committee met by videoconference with the other independent directors, Mses. Smith and Steines, and representatives of Morgan Stanley, Centerview, and Sidley. Ms. Smith provided an update on fourth quarter results, including positive sales momentum but with profitability expected to remain within the guided range. Representatives of Morgan Stanley and Centerview discussed management’s changes to the December Projections from the August Projections and presented their updated preliminary valuation analysis based on the December Projections. The Special Committee and the other independent directors discussed the December Projections and updated valuation analysis, and, under the circumstances, whether the Special Committee should seek to modify the agreed upon price. Following discussion and input from the advisors, the Special Committee, with alignment from the other independent directors, decided not to seek any modification. The Special Committee and the independent directors also discussed, with feedback from their advisors, outstanding issues in the transaction documents and the Bid Group’s intentions with respect to mitigating the risk of downgrades of the Senior Notes.

On December 22, 2024, the Special Committee met by videoconference with representatives of Morgan Stanley, Centerview, and Sidley to discuss the resolution of final issues in the transaction documents.

Subsequently, the Nordstrom Board and the Special Committee jointly met by videoconference with Mses. Smith and Steines and representatives of Morgan Stanley, Centerview, and Sidley. Messrs. Erik Nordstrom and Peter Nordstrom recused themselves at the outset of the meeting. Ms. Smith provided an update on fourth quarter results, including positive sales momentum but with profitability expected to remain within the guided range. Representatives of Sidley reviewed with the Special Committee certain matters, including the directors’ fiduciary duties, a summary of the key terms of the final transaction documentation, and updated relationship disclosures from Morgan Stanley, Centerview, Sidley, and Perkins. Representatives of Morgan Stanley and Centerview reviewed their financial analysis of the Merger Consideration proposed to be offered to holders of the Nordstrom Common Stock. Following discussion of various matters, the Nordstrom Board resolved to adjourn the meeting and reconvene in the afternoon in order to review the final transaction documents provided early that morning.

Later that day, the Nordstrom Board and the Special Committee joint meeting re-convened (with Messrs. Erik and Peter Nordstrom still recused) with Ms. Steines and representatives of Morgan Stanley, Centerview, and Sidley. Upon request of the Special Committee, Morgan Stanley, making reference to their review of their financial analysis of the Merger Consideration delivered earlier at the meeting, rendered to the Special Committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated as of such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration, without interest, to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Morgan Stanley’s opinion, please see the section of this proxy statement captioned “Special Factors — Opinion of Morgan Stanley & Co. LLC to the Special Committee.” Upon request of the Special Committee, Centerview, making reference to their review of their financial analysis of the Merger Consideration delivered earlier at the meeting, rendered to the Special Committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated as of such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration, without interest, to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see the section of this proxy statement captioned “Special Factors — Opinion of Centerview Partners LLC to the Special Committee.”

After due consideration of such factors that the Special Committee deemed relevant to enable it to reach an informed decision as to the fairness and advisability of the entry by Nordstrom into the Merger Agreement and the transactions contemplated thereby (including those factors described in the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and the Nordstrom Board — Recommendation of the Special Committee”), the Special Committee unanimously, among other things, (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders, (2) determined that the Merger is fair to Nordstrom’s “unaffiliated security holders” as such term is defined in Rule 13E-3 under the Exchange Act, (3) recommended that Nordstrom’s shareholders approve the Merger Agreement, the Compensation Proposal and the Adjournment Proposal, and (4) recommended that the Nordstrom Board, among other things, approve the Merger Agreement and, subject to receiving the Requisite Shareholder

Approvals, the consummation of the transactions contemplated thereby, including the Merger, and recommend the approval of the Merger Agreement, the Compensation Proposal and the Adjournment Proposal by Nordstrom’s shareholders.

After due consideration of such factors that the Nordstrom Board deemed relevant to enable it to reach an informed decision as to the fairness and advisability of the entry by Nordstrom into the Merger Agreement and the transactions contemplated thereby (including those factors described in the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and the Nordstrom Board — Recommendation of the Nordstrom Board”), the Nordstrom Board unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves), among other things, (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders; (2) determined that the Merger is fair to Nordstrom’s “unaffiliated security holders” as such term is defined in Rule 13E-3 under the Exchange Act; (3) approved the Merger Agreement, the execution, delivery and performance by Nordstrom of the Merger Agreement, and subject to receiving the Requisite Shareholder Approvals, the consummation by Nordstrom of the transactions contemplated by the Merger Agreement, including the Merger; (4) directed that the Merger Agreement be submitted to the shareholders of Nordstrom to be approved; and (5) recommended that the shareholders of Nordstrom vote for the approval of the Merger Agreement, the Compensation Proposal and the Adjournment Proposal.

Later on December 22, 2024, Nordstrom, Parent and Acquisition Sub entered into the Merger Agreement. In connection with the signing of the Merger Agreement, Parent delivered an executed Equity Commitment Letter and Parent Debt Commitment Letter, and Nordstrom entered into the Rollover and Support Agreements with each of Liverpool and the Family Group, the Limited Guaranties with Liverpool and the Family Guarantors, and letter agreements with the buyer group and the Family Guarantors providing for the disbandment of their groups for purposes of the Washington moratorium statute.

On December 23, 2024, before the open of trading on the NYSE, Nordstrom issued a press release announcing the execution of the Merger Agreement and related transaction documents.

On December 23, 2024, Moody’s announced that it was holding the ratings of the Senior Notes and Fitch announced that it was upgrading the ratings of the Senior Notes, based on Nordstrom’s offering to provide security for the Senior Notes, conditional upon the closing of the transactions contemplated by the Merger Agreement. On December 26, 2024, S&P announced that it was holding the ratings of the Senior Notes for the same reason.

Since the date of the Merger Agreement, the Special Committee continues to meet to discuss the transactions contemplated by the Merger Agreement and matters related to this proxy statement and the Special Meeting.

Reasons for the Merger; Recommendation of the Special Committee and the Nordstrom Board

Recommendation of the Special Committee

On December 22, 2024, the Special Committee, consisting entirely of independent and disinterested directors, and acting with the advice of its own independent legal and financial advisors, unanimously, among other things, (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders, (2) recommended that Nordstrom’s shareholders approve the Merger Agreement, the Compensation Proposal and the Adjournment Proposal, and (3) recommended that the Nordstrom Board, among other things, approve the Merger Agreement and, subject to receiving the Requisite Shareholder Approvals, the consummation of the transactions contemplated thereby, including the Merger, and recommend the approval of the Merger Agreement, the Compensation Proposal and the

Adjournment Proposal by Nordstrom’s shareholders. In addition, the Special Committee believes that the Merger is substantially and procedurally fair to Nordstrom’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 of the Exchange Act. The Special Committee did not assess whether the “rollover” provisions of the Rollover and Support Agreements are advisable, fair to and in the best interests of the Parent Parties.

In the course of evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and in determining to recommend to the Nordstrom Board that the Nordstrom Board recommend that Nordstrom’s shareholders approve the Merger Agreement, the Special Committee considered the following factors relating to Nordstrom, its business and prospects, and the risks and challenges facing it, and to the Merger Agreement and the transactions contemplated thereby, including the Merger (each of which factors the Special Committee believed were generally supportive of the Special Committee’s recommendations, Nordstrom’s execution and delivery of the Merger Agreement, and consummation of such transactions, but which factors are not intended to be exhaustive and are not presented in any relative order of importance):

•        Solicitation Process Prior to the Merger Agreement.    The Nordstrom Board’s and Special Committee’s process, with the assistance of Morgan Stanley and Centerview, for soliciting and responding to offers from parties who may be interested in participating in an acquisition of Nordstrom in an effort to obtain the best value reasonably available to shareholders, including:

○        the fact that the solicitation process was commenced following the Nordstrom Board’s consideration of strategic alternatives to continued execution on Nordstrom’s long-term plan, including those alternatives discussed under “— Potential Strategic Alternatives” below;

○        the fact that between October 2023 and the date of the Merger Agreement, 24 parties were contacted by, or contacted, Nordstrom or Messrs. Erik and Peter Nordstrom and that 10 of these parties (including Liverpool) and Messrs. Erik and Peter Nordstrom signed non-disclosure agreements with Nordstrom;

○        the fact that 11 parties (including Liverpool and Messrs. Erik and Peter Nordstrom) were provided with an opportunity to conduct due diligence, including reviewing the estimated projections of Nordstrom’s financial performance as of the date that such parties were still involved in Nordstrom’s strategic process, and that 8 parties (including Liverpool) participated in management diligence sessions, including sessions where Erik and Peter Nordstrom participated along with other members of management;

○        the fact that three parties were invited by the Special Committee in March 2024 to submit preliminary indications of interest for a potential acquisition of 100% of the outstanding shares of Nordstrom, only one of which submitted a non-binding indication of interest to acquire Nordstrom, which was for $21.00 to $22.00 per share (subject to agreements with potential partners, which it was unable to reach and subsequently withdrew from the process), and another of which submitted an oral indication for a sale-leaseback transaction involving Nordstrom’s real estate portfolio;

○        the fact that the Special Committee was formed by the Nordstrom Board in February 2024 following a statement from Messrs. Erik and Peter Nordstrom that they were interested in exploring an acquisition of Nordstrom;

○        the fact that the Special Committee did not permit Messrs. Erik and Peter Nordstrom to have substantive discussions about a possible transaction with other parties (including the other parties under non-disclosure agreements with Nordstrom) without the Special Committee’s consent and only until after Messrs. Erik and Peter Nordstrom had signed a non-disclosure agreement with Nordstrom and the Special Committee had received preliminary indications of interest from any interested parties in the process;

○        the fact that no parties (other than the Parent Parties) submitted a proposal or indicated their interest in submitting a proposal to acquire Nordstrom after April 18, 2024 (the date that Nordstrom disclosed that Messrs. Erik and Peter Nordstrom were interested in exploring an acquisition of Nordstrom), or September 4, 2024 (the date that the Parent Parties announced their September 3, 2024 proposal to acquire Nordstrom for $23.00 per share);

○        the fact that each of the parties that signed non-disclosure agreements with Nordstrom, other than Liverpool and Messrs. Erik and Peter Nordstrom, ultimately withdrew from the process;

○        the fact that Nordstrom’s shareholder rights agreement prohibits any shareholder from increasing its beneficial ownership (as defined therein) of shares of Nordstrom Common Stock above 10% of outstanding shares, which prevented members of the Nordstrom family and Liverpool from increasing their equity stake and from forming a group with one another (except for among certain members of the Nordstrom family) without the Nordstrom Board or Special Committee’s approval, and that the Special Committee amended the rights agreement to permit Liverpool and members of the Nordstrom family to form a group only after all other potentially interested parties had withdrawn from the process and only for the period during which they were subject to standstills under their non-disclosure agreements;

○        the fact that Messrs. Erik and Peter Nordstrom consistently stated to the Nordstrom Board and Special Committee following their statement to the Nordstrom Board in February 2024 that they were interested in exploring an acquisition and that they were not interested in selling their stake in Nordstrom, a position that was stated by the entire Bid Group in their September 3, 2024 proposal (although they stated that they would be willing to consider engaging in good faith discussions with any parties who submitted a competing proposal), and the fact that the Parent Parties in aggregate hold sufficient voting power to vote down the shareholder approval of any alternative merger; and

○        the fact that the Special Committee insisted that members of the Nordstrom family and Liverpool follow a process the Special Committee oversaw.

•        Best Value Reasonably Attainable.    The Special Committee’s belief that, as a result of the negotiations between the parties and as a result of the process the Special Committee oversaw, the Merger Consideration of $24.25 per share (taken together with the ability to pay the Special Dividend of up to $0.25 per share, subject to sufficient Nordstrom Cash on Hand) was the highest price per share for Nordstrom Common Stock that the Parent Parties were willing to pay at the time of those negotiations, and that the Parent Parties’ agreement to pay that price (and permit Nordstrom to declare the Special Dividend of up to $0.25 per share, subject to sufficient Nordstrom Cash on Hand) would result in a sale of Nordstrom at the highest price per share for Nordstrom Common Stock that was reasonably attainable, based upon, among other factors:

○        the current and historical market prices of Nordstrom Common Stock and the market performance of Nordstrom Common Stock relative to the common stock of other participants in the retail industry in which Nordstrom operates and general market indices, including:

▪         the fact that the trading price of Nordstrom Common Stock had declined approximately 61.4% over the course of the five-year period prior to March 18, 2024, the last trading day before a Reuters report indicated that the Nordstrom family was seeking to take Nordstrom private, and increased by only 3.0% over the 52-week period prior to March 18, 2024;

▪         the fact that the Merger Consideration of $24.25 per share, without considering the payment of a Special Dividend, for Nordstrom Common Stock represents a premium of approximately 42.1% above the closing price of Nordstrom Common Stock on March 18, 2024; and

▪         that Nordstrom’s trading multiple appears range bound based on negative investor sentiment about the retail department store sector, and that improving Nordstrom’s multiple would require, among other things, consistent performance on the long-term plan over a sustained period of time, which Nordstrom has been inconsistent in achieving in recent historical periods;

○        the process implemented by the Nordstrom Board and Special Committee in respect of a potential transaction involving Nordstrom, which occurred over 13 months and involved 24 parties being contacted by or contacting Nordstrom or Messrs. Erik and Peter Nordstrom or their representatives;

○        the fact that Nordstrom publicly announced the formation of the Special Committee to consider an acquisition of Nordstrom by Messrs. Erik and Peter Nordstrom or an alternative transaction on April 18, 2024, and that the Parent Parties publicly announced their proposal to acquire Nordstrom for $23.00 per share on September 4, 2024, and that Nordstrom did not receive any proposals or expressions of interest for a fundamental transaction involving Nordstrom other than the Merger after such public announcements;

○        the fact that the financial and other terms and conditions of the Merger Agreement (including the Merger Consideration of $24.25 per share and the ability to pay the Special Dividend of up to $0.25 per share, subject to sufficient Nordstrom Cash on Hand) and the transactions contemplated thereby, including the Merger, resulted from extensive arm’s-length negotiations conducted at the direction of the Special Committee, with the assistance of experienced independent legal and financial advisors, during a process that occurred over the course of approximately four months following the initial proposal and during which the Parent Parties increased their offer price (including the addition of the ability to pay the Special Dividend, subject to sufficient Nordstrom Cash on Hand) four times;

○        the Special Committee’s belief, in consultation with Morgan Stanley and Centerview, that a strategic party would be unlikely to have the interest in or capability to acquire the entire company for more than the Merger Consideration of $24.25 per share (taken together with the ability to pay the Special Dividend of up to $0.25 per share, subject to sufficient Nordstrom Cash on Hand) given, among other factors, the challenges in the department store sector and the potential challenges of other department stores making an acquisition of Nordstrom in light of, among other things, their relative size to Nordstrom and potential antitrust challenges;

○        the Special Committee’s belief, in consultation with Morgan Stanley and Centerview, that a financial party would be unlikely to have the interest in or capability to acquire Nordstrom for more than the Merger Consideration of $24.25 per share (taken together with the ability to pay the Special Dividend of up to $0.25 per share, subject to sufficient Nordstrom Cash on Hand) given, among other factors, the challenges in the department store sector; the challenges of refinancing Nordstrom’s Senior Notes as part of a leveraged buyout due to the interest rate environment, the capital markets environment, and debt investor sentiment towards the department store sector; and the fact that the only indication of interest submitted to acquire the entire company by a financial party was for $21.00 to $22.00 per share (subject to agreements with potential partners, which it was unable to reach and subsequently withdrew from the process);

○        the Special Committee’s belief, in consultation with Morgan Stanley and Centerview, that it was unlikely that Messrs. Erik and Peter Nordstrom could have identified an equity financing source in addition to, or other than, Liverpool that could have enabled them to offer a greater price given, among other factors, the unsuccessful discussions between

Messrs. Erik and Peter Nordstrom and potential financing sources other than Liverpool between April 18, 2024 and September 3, 2024, and the challenges to strategic or financial parties acquiring the entire company discussed above;

○        the terms of the Merger Agreement and the Rollover and Support Agreements that are intended to help ensure that Nordstrom’s shareholders receive the highest price per share reasonably attainable, including:

▪         that the Merger is conditioned upon obtaining the affirmative vote of the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting and the Majority of the Minority Approval;

▪         Nordstrom’s right, subject to certain conditions, to respond to and negotiate with respect to certain unsolicited acquisition proposals made prior to the time Nordstrom’s shareholders approve the Merger Agreement;

▪         the Nordstrom Board and the Special Committee’s ability to withdraw or change their recommendation of the approval of the Merger Agreement, in which event Parent may terminate the Merger Agreement until the 10th business day following the withdraw or change in recommendation and require Nordstrom to pay a termination fee of $85 million (approximately $[•] per share outstanding as of [•], 2025 and approximately 2.0% of the transaction equity value), and Nordstrom’s right to terminate the Merger Agreement and accept a Superior Proposal prior to Nordstrom’s shareholders’ approval of the proposal to approve the Merger Agreement, subject to Nordstrom paying Parent a termination fee of $42.5 million (approximately $[•] per share outstanding as of [•], 2025 and approximately 1.0% of transaction equity value), which amounts the Special Committee believe are below the sizes of termination fees typically paid by companies in similar transactions and are reasonable in light of, among other matters, the benefit of the Merger to Nordstrom’s shareholders, and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals; and

▪         Liverpool and the Family Group’s obligations pursuant to the respective Rollover and Support Agreements to explore in good faith the possibility of supporting any Competing Proposal received by Nordstrom if requested by the Nordstrom Board or the Special Committee, although the decision of whether to enter into any agreements with the person submitting a Competing Proposal is in their sole discretion; and

○        the fact that Messrs. Erik and Peter Nordstrom consistently stated to the Nordstrom Board and Special Committee following their statement to the Nordstrom Board in February 2024 that they were interested in exploring an acquisition that they were not interested in selling their stake in Nordstrom, a position that was stated by the entire Bid Group in their September 3, 2024, proposal (although they stated that they would be willing to consider engaging in good faith discussions with any parties who submitted a competing proposal), and the fact that the Parent Parties in aggregate hold sufficient voting power to vote down the shareholder approval of any alternative merger.

•        Financial Condition, Results of Operations and Prospects of Nordstrom.    The Special Committee considered, in consultation with Morgan Stanley and Centerview, the current, historical and projected financial condition, results of operations and business of Nordstrom, as well as Nordstrom’s prospects and risks if it were to remain a stand-alone public company, including, among other factors:

○        the nature and current state of, and prospects for, the industry and sectors in which Nordstrom operates and Nordstrom’s competitive position and prospects therein, including long-term challenges in the department store sector, associated long-term challenges that are likely to impact Nordstrom’s sales prospects, and general macroeconomic challenges and economic weakness that could result in reduced consumer shopping trends and spending impacting the department store sector;

○        the long-term decline of Nordstrom’s trading multiple and the Special Committee’s belief, in consultation with Morgan Stanley and Centerview, that improvements to the trading multiple would continue to be range-bound due to prevailing investor sentiment that the department store sector is in secular decline, would be subject to significant uncertainty and would likely require sustained achievement of Nordstrom’s long-term plan over multiple years, which Nordstrom has generally been unable to do in recent periods;

○        risks and challenges inherent in executing Nordstrom’s long-term business strategy of increasing market share and improving profitability through consistent top-line growth, including, among other factors, challenges in profitably scaling and delivering comparable long-term same-store sales growth in Nordstrom Rack in a highly competitive discount sector, challenges in profitably scaling online business in the face of pure-player and branded incumbents with structural advantages, challenges in managing shrink, and execution risks and uncertainty inherent in implementing Nordstrom’s strategy;

○        the Special Committee’s review, with the assistance of Morgan Stanley and Centerview, of various financial projections prepared by management, each of which is discussed under the section of this proxy statement captioned “Special Factors — Unaudited Prospective Financial Information” and the Special Committee’s belief that such projections were subject to the risks and challenges described in this section; and

○        the fact that Nordstrom has generally underperformed its long-term projections and consensus has historically been a more accurate predictor of Nordstrom’s results.

•        Potential Strategic Alternatives.    The assessment of the Nordstrom Board and the Special Committee, with the assistance of Morgan Stanley and Centerview, that none of the possible alternatives to the Merger was reasonably likely to present superior opportunities for Nordstrom to create greater value for the shareholders, taking into account execution risks as well as business, financial, industry, competitive and regulatory risk, including:

○        that remaining an independent public company would be subject to the risks discussed above under “— Financial Condition, Results of Operations and Prospects of Nordstrom;”

○        that share repurchases and dividend increases are unlikely to mitigate the long-term business headwinds, risks, and structural disadvantages inherent to the department store sector discussed above and would present other risks to Nordstrom’s share price, including a reduction in cash that could be used for capital investments for Nordstrom’s long-term plan;

○        that executing a sale-leaseback on Nordstrom’s real estate portfolio would be unlikely to materially increase Nordstrom’s share price and would present other risks to Nordstrom, including higher rent burden pressuring operating margins;

○        that separating Nordstrom’s Rack business from Nordstrom’s full-line business would involve significant complexity, execution risk and transaction costs, would likely create dis-synergies and would potentially lead to multiple contraction for the full-line business, and the Rack business might not be viable as a standalone public entity;

○        that increasing the ownership stake of Liverpool through a tender offer would decrease the liquidity of Nordstrom’s public float and only permit a portion of Nordstrom’s shareholders to monetize their investment; and

○        that a sale of the entire company to a strategic or financial party would be unlikely to be consummated for more than the Merger Consideration of $24.25 per share (taken together with the ability to pay the Special Dividend of up to $0.25 per share, subject to sufficient Nordstrom Cash on Hand) given the factors described above under “— Best Value Reasonably Attainable” and “— Financial Condition, Results of Operations and Prospects of Nordstrom.”

•        Reasonable Likelihood of Consummation.    The belief of the Special Committee, with the assistance of Morgan Stanley and Centerview and counsel by Sidley, that the Merger has a reasonable likelihood of closing, based on, among other matters:

○        the Parent Parties having obtained committed Equity Financing and Debt Financing for the transaction, the limited number and nature of the conditions to Equity Financing and Debt Financing, the reputation of the Debt Financing Sources and Liverpool, the obligation of Parent to use reasonable best efforts to obtain the Debt Financing, and the ability of Nordstrom to seek specific performance of Parent’s obligations to enforce the Debt Financing;

○        Nordstrom’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of Parent’s obligation to effect the Merger and to directly cause Liverpool to fund the Equity Financing contemplated by the Equity Commitment Letter;

○        the absence of a condition in the Merger Agreement for the availability of financing or Nordstrom cash, although Nordstrom’s right to seek specific performance of Parent’s obligation to effect the Merger and to directly cause Liverpool to fund the Equity Financing contemplated by the Equity Commitment Letter is subject to the availability of certain amounts of Parent debt financing and Nordstrom Cash on Hand;

○        no anticipated substantive issues expected in connection with any regulatory approvals and the obligations of Parent under the Merger Agreement to obtain such regulatory approvals;

○        the fact that Liverpool and the Family Group (which collectively hold over 43% of Nordstrom Common Stock) have duly executed and entered into Rollover and Support Agreements, pursuant to which they agreed to, among other things, vote in favor of the approval of the Merger Agreement and to use their reasonable best efforts to consummate the transactions contemplated by the Merger Agreement, subject to the terms and conditions set forth therein;

○        the Special Committee’s belief that a Below Investment Grade Rating Event is unlikely to occur prior to the Merger given, among other factors, feedback received by the Parent Parties from the rating agencies prior to the date of the Merger Agreement, Nordstrom’s track record of performance against its near-term projected results, as well as the Parent Parties willingness to undertake a Notes Enhancement (as defined in the section of this proxy statement captioned “The Merger Agreement — Financing Cooperation; Notes Offer and Consent Solicitation”) to further mitigate the risk;

○        the Special Committee’s belief that Nordstrom is likely to have more than the Nordstrom Cash Amount at the time the closing is expected to occur given, among other things, Nordstrom’s current cash on hand, its cash projections, and its track record of performance against its near-term projected results;

○        the requirement that, in the event of a failure of the Merger to be consummated because Parent or Acquisition Sub has materially breached its obligations or failed to close when required to do so, Parent must pay Nordstrom a termination fee of $170 million, without Nordstrom having to establish any damages, and the guarantee of such payment obligation by the guarantors, severally and not jointly, pursuant to the Limited Guaranties;

○        the ability of Nordstrom to obtain damages for an Intentional Breach of the Merger Agreement, including damages based on the lost premium to shareholders, which damages are subject to a cap of $300 million (inclusive of the reverse termination fees payable by Parent), and the guarantee of such payment obligation by the guarantors, severally and not jointly, pursuant to the Limited Guaranties;

○        the requirement that Parent pay Nordstrom a termination fee of $100 million if the Merger Agreement is terminated because of the occurrence of a Below Investment Grade Rating Event;

○        the requirement that Parent take, and cause the other Parent Parties to take, and refrain from taking, certain actions with respect to the rating agencies that rate Nordstrom’s Senior Notes, which the Special Committee believes will reduce the likelihood of a Below Investment Grade Rating Event occurring;

○        Liverpool’s reputation and financial resources, which provided the Special Committee with comfort that Liverpool would desire and be able to consummate the transaction, as evidenced by Liverpool’s closing on the Liverpool Debt Financing whereby it obtained $922.09 million in net proceeds which it will use to fund a portion of its commitments under the Equity Commitment Letter; and

○        the Family Group’s reputation, extensive history with Nordstrom, and significant investment in Nordstrom, which provided the Special Committee with comfort that they would desire and be able to consummate the transaction.

•        Terms of the Merger Agreement and other Transaction Documents.    The terms and conditions of the Merger Agreement and other transaction documents, which were the product of arm’s-length negotiations, including:

○        the terms of the Merger Agreement and the Rollover and Support Agreements that are intended to help ensure that Nordstrom’s shareholders receive the highest price per share reasonably attainable, as described above under “— Best Value Reasonably Attainable;”

○        the terms of the Merger Agreement, Equity Commitment Letter, Debt Commitment Letter, Limited Guaranties, and Rollover and Support Agreements that are intended to help ensure the reasonable likelihood of closing, as described below under “— Reasonable Likelihood of Consummation;”

○        Nordstrom’s operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement, subject to certain restrictions;

○        the fact that Nordstrom is permitted under the Merger Agreement to declare and pay regular quarterly cash dividends of $0.19 per share of Nordstrom Common Stock following the entry into the Merger Agreement and until the closing of the Merger, including a “stub” period dividend as of immediately prior to the Merger, and that such dividends will be in addition to, and will not reduce, the Merger Consideration of $24.25 per share; and

○        the fact that Nordstrom is permitted under the Merger Agreement to declare and pay a Special Dividend of up to $0.25 per share of Nordstrom Common Stock as of immediately prior to the Merger, subject to sufficient Nordstrom Cash on Hand, and that such dividend if paid will be in addition to, and will not reduce, the Merger Consideration of $24.25 per share.

•       Certainty of Value.    The fact that the Merger Consideration is to be paid in cash, which will allow Nordstrom’s shareholders (other than the Parent Parties with respect to the Rollover Shares) to realize a fair value, in cash, from their investment upon the closing and which will provide them with certainty of value and liquidity, especially when viewed against the risks and uncertainties inherent in Nordstrom’s prospects and the market, economic and other risks that arise from owning an equity interest in a public company, and the fact that the Merger Consideration will not be reduced if the share price of Nordstrom Common Stock, or its financial performance or prospects, declines prior to the Merger.

•        Opinions of Morgan Stanley and Centerview.    The Special Committee’s consideration of (i) the opinion of Morgan Stanley, dated December 22, 2024, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Merger Consideration, without interest, to be received by the holders of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the Merger pursuant to the Merger Agreement was fair from a financial point of view to the holders of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) and (ii) the opinion of Centerview, dated December 22, 2024, that as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion and as set forth therein, the Merger Consideration to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

•        Appraisal Rights.    The Special Committee’s consideration of the fact that shareholders who do not vote for the approval of the Merger Agreement and who follow certain prescribed procedures will have the right to dissent from the Merger and demand appraisal of the fair value of their shares under the WBCA.

In the course of reaching the determinations and decisions and making the recommendation described above, the Special Committee also considered the following factors relating to the procedural safeguards that it believed would ensure the fairness of the Merger and permit the Special Committee to represent effectively the interests of Nordstrom’s unaffiliated shareholders:

•        the fact that the Special Committee consists of three independent and disinterested directors of Nordstrom who are not affiliated with any of the Parent Parties, are not employees of Nordstrom or any of its affiliates, and have no financial interest in the Merger different from, or in addition to the interests of Nordstrom’s unaffiliated shareholders other than their interests described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger;”

•        the fact that the Special Committee was formed upon Messrs. Erik and Peter Nordstrom expressing their interest in exploring a potential acquisition and prior to any consideration of the terms of a transaction, including any discussion of economic terms or the terms of a Merger Agreement and the transactions contemplated thereby, including the Merger;

•        the fact that Messrs. Erik and Peter Nordstrom and the Parent Parties conditioned their proposal to acquire Nordstrom on approval by the Special Committee and a non-waivable approval of a majority of the unaffiliated shareholders;

•        the fact that the Special Committee had no obligation to recommend any transaction and that the Special Committee had the authority to “say no” to any proposals made by the Parent Parties or other potential acquirors;

•        the fact that the Special Committee had the power and authority, among other things, to (i) consider and evaluate the advisability of a transaction with Messrs. Erik and Peter Nordstrom and any alternative transaction, including the authority to determine not to proceed with a transaction or any alternative transaction; (ii) establish, approve, modify, monitor and direct the process and procedures related to the negotiation, review and evaluation of a transaction or any alternative transaction; (iii) initiate and participate in discussions with potential counterparties to a transaction or any alternative transaction and their representatives; (iv) review, evaluate, investigate, pursue and negotiate (or oversee and direct the negotiation of) the structure, form, terms and conditions of any transaction or any alternative transaction and the form, terms and conditions of any definitive agreements or documents in connection therewith, including, if applicable, the standard for shareholder approval thereof; (v) determine whether a transaction or any alternative transaction is advisable, fair to, and in the best interests of Nordstrom and its shareholders (or any subset of the shareholders of Nordstrom that the Special Committee determines to be appropriate); (vi) retain advisors (including legal counsel, financial advisors and strategic consultants) on behalf of the Special Committee or Nordstrom; and (vii) review, analyze, evaluate and monitor all proceedings and activities of Nordstrom related to a transaction or any alternative transaction;

•        the fact that the Special Committee selected and engaged its own independent legal advisors (Sidley and Perkins) and financial advisors (Morgan Stanley and Centerview) and received the advice of such advisors throughout its review, evaluation and negotiation of a potential acquisition of Nordstrom;

•        the fact that Messrs. Erik and Peter Nordstrom did not participate in any Nordstrom Board deliberations concerning the Merger or alternatives to the Merger after they stated their interest in participating in an acquisition of Nordstrom;

•        the fact that, as part of their review of Nordstrom’s alternatives, the Nordstrom Board and Special Committee considered the possibility of, and obtained the advice of their financial advisors with respect to, strategic alternatives to the Merger;

•        the fact that the Special Committee conducted extensive deliberations, in more than 60 formal meetings, during a period of approximately 10 months, regarding the Merger and alternatives to the Merger;

•        the fact that the Special Committee was provided with full access to Nordstrom’s management and its advisors in connection with its deliberations with respect to the Merger and any alternatives;

•        the fact that the terms of the Merger Agreement, including the Merger Consideration, were the product of extensive negotiations between the Special Committee and its legal and financial advisors, on the one hand, and the Parent Parties and their advisors, on the other hand, that resulted, among other things, in an increase in the Merger Consideration (and the addition of the ability to pay the Special Dividend, subject to sufficient Nordstrom Cash on Hand) during the course of negotiations, and the improvement, from the perspective of Nordstrom, of the terms of the Merger Agreement and other transaction documents relative to the term sheet initially proposed by Parent;

•        the terms of the Merger Agreement and the Rollover and Support Agreements that are intended to help ensure that Nordstrom’s shareholders receive the highest price per share reasonably attainable, as described above under “— Best Value Reasonably Attainable;”

•        the fact that the terms of Messrs. Erik and Peter Nordstrom’s non-disclosure confidentiality agreement with Nordstrom prohibited them from providing confidential information about Nordstrom to potential equity partners and other persons in connection with a possible transaction involving Nordstrom without the Special Committee’s consent;

•        the fact that the Special Committee made its evaluation of the Merger Agreement and the Merger with the full knowledge of the interests of Messrs. Erik and Peter Nordstrom, and the other Parent Parties, in the Merger; and

•       the fact that the Merger is conditioned upon obtaining the affirmative vote of the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting and the affirmative vote of the holders of shares of Nordstrom Common Stock representing a majority of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting other than shares owned, directly or indirectly, by the Parent Parties or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of Nordstrom.

In the course of reaching the determinations and decisions and making the recommendation described above, the Special Committee considered the following risks and potentially negative factors relating to the Merger Agreement, the Merger and the other transactions contemplated thereby:

•        the fact that Nordstrom’s unaffiliated shareholders will have no ongoing equity participation in Nordstrom following the Merger, and that such shareholders will cease to participate in Nordstrom’s future earnings or growth, if any, or to benefit from increases, if any, in the value of Nordstrom Common Stock, and will not participate in any potential future sale of Nordstrom to a third party;

•        the possibility that the Parent Parties could, at a later date, engage in unspecified transactions including special dividends, a sale-leaseback or the sale of some or all of Nordstrom or its assets to one or more purchasers which could conceivably produce a higher aggregate value than that available to Nordstrom’s unaffiliated shareholders in the Merger;

•        the fact that Nordstrom’s directors, management team and other employees have expended and prior to the closing will expend extensive time and effort related to the Merger Agreement and the transactions contemplated thereby, which has resulted and will continue to result in significant distractions from their work on behalf of Nordstrom;

•        the risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may result from the announcement or pendency of the Merger, some of which will be payable even if the Merger is not completed;

•        the fact that there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied and, as a result, that the Merger may not be completed even if the Merger Agreement is approved by Nordstrom’s shareholders;

•        the risk that a Below Investment Grade Rating Event will occur, including as a result of a material decline in Nordstrom’s performance compared to forecasts provided to the rating agencies prior to signing the Merger Agreement;

•        the possibility that regulatory agencies may delay, object to, challenge or seek to enjoin the Merger, or may seek to impose terms and conditions on their approvals that are not acceptable to the Parent Parties, notwithstanding their obligations under the Merger Agreement and the Rollover and Support Agreements;

•        the risk that Nordstrom may not have sufficient Nordstrom Cash on Hand in order to seek specific performance of Parent’s obligation to effect the Merger and Liverpool’s obligation to fund its equity commitment or to pay some or all of the up to $0.25 per share Special Dividend, such as a result of underperformance compared to forecasts or unexpected cash incurrences after the date of the Merger Agreement;

•        the risk that Nordstrom may not be able to obtain specific performance of Liverpool’s obligation to fund its equity commitment, or payment of its obligations under its Limited Guaranty, due to the potential challenges of seeking enforcement in Mexico;

•        the risk that Liverpool may not obtain the debt financing that it intends to obtain to fund the Equity Financing contemplated by the Equity Commitment Letter, in which case Liverpool may not be able to fund the equity financing in a timely manner even if Nordstrom obtains specific performance of its obligations under the Equity Commitment Letter (however, in January 2025, Liverpool successfully obtained net proceeds of $922.09 million from a debt financing, which it will use to fund a portion of its commitments under the Equity Commitment Letter);

•       the risk that the Debt Financing contemplated by the Debt Commitment Letter (or any alternative financing) will not be obtained, in which case Nordstrom may not seek specific performance of Parent’s obligation to effect the Merger and Liverpool’s obligation to fund its equity commitment;

•       the restrictions in the Merger Agreement on Nordstrom’s ability to solicit competing transactions (subject to certain exceptions to allow the Nordstrom Board, acting upon the recommendation of the Special Committee, or the Special Committee, to exercise their respective fiduciary duties to negotiate with parties who submit an unsolicited Competing Proposal and accept a Superior Proposal, and then only upon the payment of a termination fee by Nordstrom to Parent);

•        the fact that the Nordstrom Board and Special Committee cannot terminate the Merger Agreement after changing their recommendation regarding the Merger in the event of an Intervening Event and are required, unless Parent terminates the Merger Agreement within 10 business days of the change in recommendation, to submit the Merger Agreement for approval of Nordstrom’s shareholders;

•        the likelihood that the Parent Parties’ existing ownership interest in Nordstrom, which is sufficient in aggregate to vote down any alternative Merger, would be taken into account by third parties considering whether to make competing proposals under the Merger Agreement;

•        the fact that if the Merger Agreement is terminated in connection with Nordstrom’s entry into a definitive agreement with respect to a Superior Proposal, the Parent Parties have not agreed to vote their shares in favor of such Superior Proposal and hold sufficient voting power in aggregate to vote down any alternative Merger;

•        the restrictions placed on the conduct of Nordstrom’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent Nordstrom from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Nordstrom absent the pending completion of the Merger, which may prevent Nordstrom from pursuing otherwise attractive business opportunities and taking other actions with respect to its business that it may consider advantageous;

•        the risk of any loss or change in the relationship of Nordstrom and its subsidiaries with their respective employees, agents, customers and other business relationships, and any possible effect on Nordstrom’s ability to attract and retain key employees, including that certain key members of senior management might choose not to remain employed with Nordstrom prior to the completion of the Merger;

•        the fact that the receipt of cash in exchange for shares of Nordstrom Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes;

•        the possibility that, under certain circumstances under the Merger Agreement, Nordstrom may be required to pay Parent (or its designee) a termination fee of $85 million or $42.5 million, which could discourage other third parties from making an alternative acquisition proposal with respect to Nordstrom, but which the Special Committee believes would not be a meaningful deterrent;

•        the fact that Parent and the Acquisition Sub are newly formed entities with essentially no assets and that Nordstrom’s remedy in the event of a breach of the Merger Agreement, other than an Intentional Breach, would be limited to receipt of a $170 million termination fee payable by Parent and in the event of an Intentional Breach of the Merger Agreement would be limited to damages not to exceed $300 million (inclusive of any reverse termination fee payable by Parent), in each case payment of which is guaranteed by the guarantors under the Limited Guaranties on a several, and not joint, basis, subject to the terms thereof;

•        the risk of obtaining payment of the obligations guaranteed by certain members of the Family Group due to substantially all of the Family Group’s liquid assets being held in Nordstrom Common Stock, and the likelihood that payment could require significant sales of Nordstrom Common Stock that could depress the share price;

•       the risk of obtaining full and prompt payment of the reverse termination fee, damages for an Intentional Breach, and the other guaranteed obligations due to the fact that the guarantees under the Limited Guaranties are on a several, and not joint basis, that Nordstrom is obligated to seek enforcement of the obligations under each of the Limited Guaranties, and that the ability to collect the guaranteed payments from Liverpool and members of the Family Group are subject to the risks relating to such parties described above; and

•        the terms of the Parent Parties’ participation in the Merger and the fact that Nordstrom’s executive officers may have interests in the transaction that are different from, or in addition to, those of Nordstrom’s unaffiliated shareholders, as more fully described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger.”

In the course of reaching its decision to recommend to the Nordstrom Board that it approve and declare advisable the Merger Agreement and the transactions contemplated therein, including the Merger, the Special Committee did not consider the liquidation value of Nordstrom because (i) it considered Nordstrom to be a viable, going concern; (ii) it believes that liquidation sales generally result in proceeds substantially less than sales of going concerns; (iii) it considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of Nordstrom; and (iv) Nordstrom will continue to operate its business following the Merger. For the foregoing reasons, the Special Committee did not consider liquidation value to be a relevant methodology. Further, the Special Committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of Nordstrom as a going concern but rather is indicative of historical costs and because net book value does not take into account the prospects of Nordstrom, market conditions, trends in the industries in which Nordstrom operates or the business risks inherent in those industries. The Special Committee did not seek to determine a pre-Merger going concern value for Nordstrom Common Stock to determine the fairness of the Merger Consideration to Nordstrom’s unaffiliated shareholders. The Special Committee believes that the trading price of Nordstrom Common Stock at any given time represents the best available indicator of Nordstrom’s going concern value at that time, so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. The Special Committee was not aware of any firm offer for a merger, sale of all or a substantial part of Nordstrom’s assets, or a purchase of a controlling amount of Nordstrom securities having been received by Nordstrom from anyone other than a person disclosing its offer or purchase in reports filed with the SEC in the two years preceding the signing of the Merger Agreement.

The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual members of the Special Committee may have given different weights to different factors. The Special Committee recommended to the Nordstrom Board the Merger Agreement and the Merger based upon the totality of the information it considered.

Recommendation of the Nordstrom Board

On December 22, 2024, the Nordstrom Board, acting upon the unanimous recommendation of the Special Committee, unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves), among other things, (1) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders; (2) approved the Merger Agreement, the execution, delivery and performance by Nordstrom of the Merger Agreement, and subject to receiving the Requisite Shareholder Approvals, the consummation by Nordstrom of the transactions contemplated by the Merger Agreement, including the Merger; (3) directed that the Merger Agreement be submitted to the shareholders of Nordstrom to be approved; and (4) recommended that the shareholders of Nordstrom vote for the approval of the Merger Agreement, the Compensation Proposal and the Adjournment Proposal. In addition, the Nordstrom Board, on behalf of Nordstrom, believes, based on the factors described below, that the

Merger is substantively and procedurally fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. The Nordstrom Board did not assess whether the “rollover” provisions of the Rollover and Support Agreements are advisable, fair to and in the best interests of the Parent Parties.

In the course of evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and in determining to recommend that Nordstrom’s shareholders approve the Merger Agreement, the Nordstrom Board (with Messrs. Erik and Peter Nordstrom not participating in such determinations) considered the following factors (which factors are not intended to be exhaustive and are not in any relative order of importance):

•        the Special Committee’s analyses, conclusions and unanimous determination, which the Nordstrom Board adopted, that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Nordstrom and Nordstrom’s shareholders (other than the Parent Parties) and the Special Committee’s unanimous recommendation that the Nordstrom Board approve and declare advisable the Merger Agreement and the transactions contemplated therein, including the Merger, and that Nordstrom’s shareholders vote for the approval of the Merger Agreement;

•        the fact that the Special Committee consists of three independent and disinterested directors of Nordstrom who are not affiliated with any of the Parent Parties, are not employees of Nordstrom or any of its affiliates and have no financial interest in the Merger different from, or in addition to the interests of Nordstrom’s unaffiliated shareholders other than, their interests described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger;” and

•        the other material factors and countervailing factors considered by the Special Committee and listed above.

The foregoing discussion of the information and factors considered by the Nordstrom Board (other than Messrs. Erik and Peter Nordstrom, who did not participate in such consideration) is not intended to be exhaustive but includes the material factors considered by the Nordstrom Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Nordstrom Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Nordstrom Board made its recommendation based upon the totality of the information it considered.

Opinion of Morgan Stanley & Co. LLC to the Special Committee

The Special Committee retained Morgan Stanley to act as a financial advisor in connection with the possible sale of a majority of the equity or all or substantially all of the assets of Nordstrom or a sale of less than a majority in certain circumstances. The Special Committee selected Morgan Stanley to act as a financial advisor based on Morgan Stanley’s experience, qualifications, expertise and reputation and its knowledge of the financial services industry, market and regulatory environment and business and affairs of Nordstrom. At a joint meeting of the Nordstrom Board and Special Committee on December 22, 2024, in which the directors affiliated with the Parent Parties recused themselves, Morgan Stanley rendered to the Special Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated December 22, 2024, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Merger Consideration, without interest, to be received by the holders of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the Merger pursuant to the Merger Agreement was fair from a financial point of view to the holders of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion). At the request of the Special Committee, Morgan Stanley opined upon the fairness of the Merger Consideration of $24.25 per share in cash, without interest, to be received by the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the Merger pursuant to the Merger Agreement and did not opine upon any dividend including the Special Dividend to be received by the holders of shares of Nordstrom Common Stock.

The full text of the written opinion of Morgan Stanley, dated December 22, 2024, is attached as Annex B to this proxy statement and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Shareholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the Special Committee and addresses only the fairness, from a financial point of view to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) of the Merger Consideration to be received by the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the Merger, pursuant to the Merger Agreement, as of the date of the opinion. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the Merger Agreement and did not constitute a recommendation to shareholders of Nordstrom as to how to vote at the Special Meeting to be held in connection with the Merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. In addition, the opinion does not in any manner address the price at which Nordstrom Common Stock will trade following the consummation of the Merger or at any time.

In connection with rendering its opinion, Morgan Stanley, among other things:

1)     Reviewed certain publicly available financial statements and other business and financial information of Nordstrom;

2)     Reviewed certain internal financial statements and other financial and operating data concerning Nordstrom;

3)     Reviewed certain financial projections prepared by the management of Nordstrom, including the December Projections, which were approved for Morgan Stanley’s use by the Special Committee;

4)     Discussed the past and current operations and financial condition and the prospects of Nordstrom with senior executives of Nordstrom;

5)     Reviewed the reported prices and trading activity for Nordstrom Common Stock;

6)     Compared the financial performance of Nordstrom and the prices and trading activity of Nordstrom Common Stock with that of certain other publicly-traded companies comparable with Nordstrom and their securities;

7)     Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)     Participated in certain discussions and negotiations among representatives of Nordstrom and Parent and their financial and legal advisors;

9)     Participated in certain discussions with the Special Committee, the other independent directors of Nordstrom, and independent legal counsel to the Special Committee;

10)   Reviewed the Merger Agreement substantially in the form of the draft dated December 22, 2024, a draft of the Debt Commitment Letter from certain financing sources substantially in the form of the draft dated December 22, 2024, a draft of the Equity Commitment Letter substantially in the form of the draft dated December 22, 2024 (the “Commitment Letters”), and certain related documents; and

11)   Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Nordstrom, and formed a substantial basis for its opinion. With respect to the December Projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the management of Nordstrom of the future financial performance of Nordstrom. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions (the effect of which would be material to Morgan Stanley’s analysis or its opinion), including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Commitment Letters or any Alternative Financing (as defined in the Merger Agreement), and that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory, or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Nordstrom and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Nordstrom’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Nordstrom, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, December 22, 2024. Events occurring after such date may affect its opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses of Morgan Stanley

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated December 22, 2024. The various analyses summarized below were based on closing prices for Nordstrom Common Stock as of December 20, 2024, the last full trading day preceding the day of the joint special meeting of the Nordstrom Board and Special Committee to consider and approve the Merger Agreement and the rendering of Morgan Stanley’s opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and was directed by the Special Committee to rely upon the December Projections.

Public Trading Comparables Analysis (December Projections)

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Nordstrom included in the December Projections with comparable publicly available consensus equity analyst research estimates for companies selected based on Morgan Stanley’s professional judgment and experience that share similar business characteristics and have certain comparable operating characteristics to Nordstrom, including, among other things, similar industry or sector participation, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, and/or other similar operating characteristics (the “comparable companies”).

For purposes of this analysis, Morgan Stanley analyzed the following statistics of each of these companies for comparison purposes:

•        the ratio of aggregate value, defined as market capitalization, plus total debt, less cash and cash equivalents (“aggregate value” or “AV”) to estimated calendar year 2024 adjusted earnings before interest, taxes, depreciation and amortization of intangible assets and one-time and/or non-recurring expenses (“Adj. EBITDA,” and for estimated calendar year 2024, “CY2024E Adj. EBITDA”) based on publicly available estimates (such ratio, “AV/CY2024E Adj. EBITDA”); and

•        the ratio of AV to estimated calendar year 2025 Adj. EBITDA based on publicly available estimates (“AV/CY2025E Adj. EBITDA”).

Comparable Company	AV/CY2024E Adj. EBITDA	AV/CY2025E Adj. EBITDA
Kohl’s Corporation	5.1x	5.2x
Macy’s, Inc.	3.9x	3.9x

The AV/CY2024E Adj. EBITDA and AV/CY2025E Adj. EBITDA multiples for Macy’s, Inc. were calculated as of December 8, 2023 (the last unaffected date for Macy’s, Inc.’s share price before news of investor interest in an acquisition of Macy’s, Inc.). Based on the analysis of the relevant metrics for Nordstrom and each of the comparable companies, Morgan Stanley selected a representative range of financial multiples for calendar years 2024 and 2025 of 3.5x to 5.0x and applied this range of multiples to Nordstrom’s estimated adjusted earnings before interest, taxes, depreciation and amortization of intangible assets and amortization of developer reimbursements (“Company Adj. EBITDA”) for fiscal years 2024 and 2025 as set forth in the December Projections, which is referred to in this proxy statement as “FY2024E Company Adj. EBITDA” for fiscal year 2024, and “FY2025E Company Adj. EBITDA” for fiscal year 2025. Based on Nordstrom’s number of fully diluted shares outstanding (determined using the treasury stock method) as of December 20, 2024 and net debt, which took into account the publicly disclosed cash received by Nordstrom in the fourth quarter of fiscal year 2024 in connection with the amended program agreement with TD Bank USA, N.A., each as provided by Nordstrom’s management, Morgan Stanley estimated the implied value per share of Nordstrom Common Stock as of December 20, 2024, rounded to the nearest $0.25, as follows:

Methodology	Metric ($MM)	AV/Adj. EBITDA Multiple	Implied Values Per Share
AV/FY2024E Company Adj. EBITDA	$1,138	3.5x – 5.0x	$11.25 – $21.00
AV/FY2025E Company Adj. EBITDA	$1,276	3.5x – 5.0x	$14.00 – $25.00

No company utilized in the comparable company analysis is identical to Nordstrom. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Nordstrom, such as the impact of competition on the businesses of Nordstrom and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Nordstrom or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Equity Value Analysis (December Projections)

Based on the December Projections, Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of the company’s estimated future earnings. The resulting equity value is subsequently discounted back to present day at the company’s cost of equity in order to arrive at an estimate of the implied present value of such company’s potential future equity value. In connection with this analysis, Morgan Stanley calculated a range of estimated implied values per share of Nordstrom Common Stock.

To calculate the estimated implied values per share of Nordstrom Common Stock, Morgan Stanley utilized Company Adj. EBITDA for fiscal year 2026 based on the December Projections. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of AVs to next twelve-month Adj. EBITDA (“NTM Adj. EBITDA”) multiples (“AV/NTM Adj. EBITDA”) of 3.5x to 5.0x to Nordstrom’s NTM Adj. EBITDA (“Company NTM Adj. EBITDA”) estimate reflecting fiscal year 2026 based on the December Projections in order to calculate a range of undiscounted future fully diluted AVs. Morgan Stanley then deducted from such range Nordstrom’s future net debt, based on the December Projections, to calculate a range of undiscounted future fully diluted equity values of Nordstrom and added the future value of cumulative dividends.

Morgan Stanley then discounted the resulting future fully diluted equity values to October 31, 2024, at a discount rate of 14.5%, which was selected by Morgan Stanley based on its experience and professional judgment and based on Nordstrom’s estimated cost of equity, estimated using the capital asset pricing model method. Based on Nordstrom’s number of fully diluted shares outstanding (determined using the treasury stock method) as of December 20, 2024, as provided by Nordstrom’s management, Morgan Stanley calculated a range of estimated implied values per share of Nordstrom Common Stock. The results of this analysis are listed below rounded to the nearest $0.25:

Methodology	Metric ($MM)	AV/NTM Adj. EBITDA Multiple	Implied Values Per Share
FY2026E Company Adj. EBITDA	$1,340	3.5x – 5.0x	$17.00 – $26.75

Discounted Cash Flow Analysis (December Projections)

Based on the December Projections, Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of such company.

Morgan Stanley discounted Nordstrom’s estimated unlevered free cash flows, which is defined as Company Adj. EBITDA less (i) depreciation and amortization and amortization of developer reimbursements, less (ii) tax expense, plus (iii) depreciation and amortization, amortization of developer reimbursements and right of use asset amortization, less (iv) capital expenditures, plus or less (v) change in net working capital and change in lease liabilities for the fourth quarter of fiscal year 2024 to fiscal year 2028, based on the December Projections, and the range of terminal values to present values as of October 31, 2024, by applying a discount rate range of 8.8% to 9.8%, which was selected based on Morgan Stanley’s professional judgment and experience, to reflect Nordstrom’s estimated weighted average cost of capital estimated using the capital asset pricing model method and based on considerations that Morgan Stanley deemed relevant. Morgan Stanley calculated a range of terminal values by applying a range of AV to Adj. EBITDA multiples of 3.5x to 5.0x, which was selected based on Morgan Stanley’s professional judgment and experience, to Company Adj. EBITDA in the terminal year based on the December Projections.

Morgan Stanley then adjusted the resulting range of aggregate values by deducting net debt, as provided by Nordstrom’s management. To calculate the range of estimated implied values per share of Nordstrom Common Stock, Morgan Stanley divided the resulting range of equity values by Nordstrom’s number of fully diluted shares outstanding (determined using the treasury stock method) as of December 20, 2024, as provided by Nordstrom’s management. The results of this analysis are listed below rounded to the nearest $0.25:

Methodology	Implied Values Per Share
Discounted Cash Flow	$20.75 – $30.75

Other Information

Morgan Stanley observed additional factors that were not considered as part of Morgan Stanley’s financial analysis with respect to its opinion but were noted as reference data for the Special Committee, including the following information described in the sections of this proxy statement captioned “— Historical Trading Prices,” “— Equity Research Analyst Price Targets,” “— Public Trading Comparables Analysis (Street Projections),” “— Discounted Equity Value Analysis (Street Projections)” and “— Leveraged Buyout Analysis.” Morgan Stanley reviewed certain estimates of equity research analysts of Nordstrom referred to as the “Street Projections.”

Historical Trading Prices

Morgan Stanley reviewed the historical trading data of the shares of Nordstrom Common Stock for the 52-week period ending December 20, 2024 (the last full trading day preceding the day of the joint special meeting of the Nordstrom Board and Special Committee to consider and approve the Merger Agreement and the rendering of Morgan Stanley’s opinion), and noted that, during such period, the highest closing trading price per share of Nordstrom Common Stock was $25.00 and the lowest closing trading price per share of Nordstrom Common Stock was $17.00, rounded to the nearest $0.25.

Equity Research Analyst Price Targets

Morgan Stanley reviewed and analyzed select future public market trading price targets for Nordstrom Common Stock, prepared and published by equity research analysts as of December 20, 2024. These targets reflect each analyst’s undiscounted estimate of the future public market trading price of Nordstrom Common Stock. The range of equity analyst price targets for Nordstrom was $14.50 to $26.00 per share. Morgan Stanley, based on its professional judgment and experience, did not include in its analysis an analyst price target of $38.50 or brokers with revised price targets based on transaction-related news. Morgan Stanley then discounted the range of analyst price targets per share for Nordstrom Common Stock at a discount rate of 14.5%, which was the discount rate selected by Morgan Stanley, upon the application of its professional judgment and experience, to reflect Nordstrom’s cost of equity, estimated using the capital asset pricing model method, to arrive at a range of $12.75 to $22.75 per share, rounded to the nearest $0.25.

The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for the shares of Nordstrom Common Stock and these estimates are subject to uncertainties, including the future financial performance of Nordstrom and future financial market conditions.

Public Trading Comparables Analysis (Street Projections)

Morgan Stanley performed a public trading comparables analysis using the Street Projections. Morgan Stanley reviewed and compared certain financial estimates for Nordstrom with comparable publicly available consensus equity analyst research estimates for the comparable companies.

Based on the analysis of the relevant metrics for Nordstrom and each of the comparable companies, Morgan Stanley selected a representative range of financial multiples, for calendar years 2024 and 2025 of 3.5x to 5.0x and applied this range of multiples to Company Adj. EBITDA for fiscal years 2024 and 2025 as set forth in the Street Projections. Based on Nordstrom’s number of fully diluted shares outstanding (determined using the treasury stock method) as of December 20, 2024, and net debt, which took into account the publicly disclosed cash received by Nordstrom in the fourth quarter of fiscal year 2024, in connection with the amended program agreement with TD Bank USA, N.A., each as provided by Nordstrom’s management, Morgan Stanley estimated the implied value per share of Nordstrom Common Stock as of December 20, 2024, rounded to the nearest $0.25, as follows:

Methodology	Metric ($MM)	AV/Adj. EBITDA Multiple	Implied Values Per Share
AV/FY2024E Company Adj. EBITDA	$1,173	3.5x – 5.0x	$12.00 – $22.00
AV/FY2025E Company Adj. EBITDA	$1,174	3.5x – 5.0x	$12.00 – $22.00

No company utilized in the comparable company analysis is identical to Nordstrom. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Nordstrom, such as the impact of competition on the businesses of Nordstrom and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Nordstrom or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Equity Value Analysis (Street Projections)

Based on the Street Projections, Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of Nordstrom’s estimated future earnings. The resulting equity value is subsequently discounted back to present day at the company’s cost of equity in order to arrive at an estimate of the implied present value of such company’s potential future equity value. In connection with this analysis, Morgan Stanley calculated a range of estimated implied values per share of Nordstrom Common Stock.

To calculate the estimated implied values per share of Nordstrom Common Stock, Morgan Stanley utilized Company Adj. EBITDA for fiscal year 2026 based on the Street Projections. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of AV to NTM Adj. EBITDA multiples of 3.5x to 5.0x to Company NTM Adj. EBITDA estimate reflecting fiscal year 2026 based on the Street Projections in order to calculate a range of undiscounted future fully diluted AVs. Morgan Stanley then deducted from such range Nordstrom’s future net debt, based on the Street Projections, to calculate a range of undiscounted future fully diluted equity values of Nordstrom and added the future value of cumulative dividends.

Morgan Stanley then discounted the resulting future fully diluted equity values to October 31, 2024, at a discount rate of 14.5%, which was selected by Morgan Stanley based on its experience and professional judgment and based on Nordstrom’s estimated cost of equity, estimated using the capital asset pricing model method. Based on Nordstrom’s number of fully diluted shares outstanding (determined using the treasury stock method) as of December 20, 2024, as provided by Nordstrom’s management, Morgan Stanley calculated a range of estimated implied values per share of Nordstrom Common Stock. The results of this analysis are listed below rounded to the nearest $0.25:

Methodology	Implied Values Per Share
FY2026E Company Adj. EBITDA	$15.00 – $23.50

Leveraged Buyout Analysis

Morgan Stanley also analyzed Nordstrom from the perspective of a potential purchaser that was not a strategic buyer, but rather was primarily a financial buyer that would effect a leveraged buyout of Nordstrom. This analysis, calculated as of October 31, 2024, assumed a leveraged buyout of Nordstrom based on the December Projections for the fourth quarter of fiscal year 2024 to fiscal year 2028 and certain assumptions of the latest written indication of interest received October 17, 2024, from the Bid Group. Morgan Stanley also made certain other assumptions, based on its professional judgment and experience, including (i) a target range of annualized internal rates of return for the financial sponsor of 17.5% to 22.5% and (ii) an exit multiple range of 3.5x to 5.0x to Company Adj. EBITDA in the terminal year based on the December Projections. Based on this analysis, Morgan Stanley estimated the implied value per share of Nordstrom Common Stock, as of December 20, 2024, rounded to the nearest $0.25, of $21.50 to $26.50.

Preliminary Presentations by Morgan Stanley

In addition to its December 22, 2024 opinion and December 22, 2024 presentation to the Special Committee, which is filed with the SEC as Exhibit 16(c)(iii) to the Schedule 13E-3 filed with the SEC in connection with the Merger, and is described above, and the underlying financial analyses performed in relation thereto, Morgan Stanley also delivered preliminary presentation materials to the Special Committee or to the Nordstrom Board, as applicable, on February 4, 2024, February 27, 2024, March 30, 2024, May 5, 2024, June 15, 2024, September 11, 2024, September 15, 2024, October 2, 2024, October 11, 2024, October 13, 2024, October 18, 2024, November 16, 2024, November 20, 2024, and December 19, 2024 (the “Preliminary Presentation Materials”). The preliminary financial considerations and other information in the Preliminary Presentation Materials were based on information and data that was available as of the date of such respective presentation. Copies of the Preliminary Presentation Materials have been filed as exhibits to the Schedule 13E-3 filed with the SEC in connection with the Merger, will be made available for inspection and copying at the principal executive offices of Nordstrom during its regular business hours by any interested holder of Nordstrom Common Stock and may be obtained by requesting it in writing from Nordstrom at the address described in the section of this proxy statement captioned “Where You Can Find Additional Information.”

The materials dated February 4, 2024 and filed as Exhibit 16(c)(iv) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) a process update; (b) an overview of outreach made to potential interested parties regarding a potential transaction; (c) an overview of Nordstrom’s share price history; (d) a review of potential strategic alternatives; and (e) a review of certain potential interested parties.

The materials dated February 27, 2024 and filed as Exhibit 16(c)(v) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) a process update; (b) an overview of outreach made to potential interested parties regarding a potential transaction; (c) an overview of Nordstrom’s share price history; (d) a review of potential strategic alternatives; and (e) a review of certain potential interested parties.

The materials dated March 30, 2024 and filed as Exhibit 16(c)(vi) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) a process update; (b) an overview of outreach made to potential interested parties regarding a potential transaction; (c) a summary of price indications; (d) a review of Nordstrom management’s projections compared to street projections; (e) a preliminary valuation of Nordstrom; (f) an overview of Nordstrom’s share price history; (g) a review of analyst price targets for Nordstrom; (h) a review of certain comparable companies and precedent transactions; (i) a review of the approach to discussions with the ratings agencies; and (j) a review of potential strategic alternatives.

The materials dated May 5, 2024 and filed as Exhibit 16(c)(vii) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) an overview of the status of the department store sector; (b) an overview of Nordstrom’s historical financial performance and share price history; (c) a review of Nordstrom management’s projections compared to street projections; (d) a preliminary valuation of Nordstrom; (e) a review of analyst price targets for Nordstrom; and (f) a review of certain comparable companies and precedent transactions.

The materials dated June 15, 2024 and filed as Exhibit 16(c)(viii) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) an overview of the status of the department store sector; (b) a review of certain comparable companies; and (c) an overview of Nordstrom’s share price and trading history.

The materials dated September 11, 2024 and filed as Exhibit 16(c)(ix) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) a process update; (b) an overview of the status of the department store sector; (c) a review of Nordstrom management’s projections compared to street projections and prior management projection plans; (d) an overview of the Bid Group proposal; (e) a preliminary valuation of Nordstrom; (f) a review of various financing considerations; (g) a review of certain comparable companies and precedent transactions; (h) a review of analyst price targets for Nordstrom; (i) an overview of Nordstrom’s historical financial performance and share price history; (j) an overview of ratings agency considerations; (k) an overview of outreach made to potential investors regarding a potential transaction; and (l) a review of potential strategic alternatives.

The materials dated September 15, 2024 and filed as Exhibit 16(c)(x) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) a process update; (b) an overview of the status of the department store sector; (c) a review of Nordstrom management’s projections compared to street projections and prior management projection plans; (d) an overview of the Bid Group proposal; (e) a preliminary valuation of Nordstrom; (f) a review of various financing considerations; (g) a review of certain comparable companies and precedent transactions; (h) a review of analyst price targets for Nordstrom; (i) an overview of Nordstrom’s historical financial performance and share price history; (j) an overview of ratings agency considerations; (k) an overview of outreach made to potential investors regarding a potential transaction; and (l) a review of potential strategic alternatives.

The materials dated October 2, 2024 and filed as Exhibit 16(c)(xi) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, an overview of the Bid Group proposal.

The materials dated October 11, 2024 and filed as Exhibit 16(c)(xii) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, an overview of the Bid Group proposal.

The materials dated October 13, 2024 and filed as Exhibit 16(c)(xiii) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) an overview of the Bid Group proposal; (b) an overview of ratings agency considerations; (c) an illustrative sensitivity analysis of Nordstrom’s net sales on Nordstrom’s expected cash at closing; and (d) a review of change of control and financing considerations.

The materials dated October 18, 2024 and filed as Exhibit 16(c)(xiv) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) an overview of Nordstrom’s historical share price trading performance; (b) summary perspectives on potential downside ratings scenarios; (c) an overview of Nordstrom’s historical financial performance relative to street expectations; (d) a summary of the Bid Group proposal; and (e) a review of analyst price targets for Nordstrom.

The materials dated November 16, 2024 and filed as Exhibit 16(c)(xv) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) an overview of Nordstrom’s historical share price trading performance; (b) a preliminary valuation of Nordstrom; (c) an overview of the status of presentations to the ratings agencies; (d) a review of potential strategic alternatives; (e) an overview of the Bid Group proposal; and (f) a review of analyst price targets for Nordstrom.

The materials dated November 16, 2024 and filed as Exhibit 16(c)(xvi) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, an overview of the Bid Group proposal.

The materials dated November 20, 2024 and filed as Exhibit 16(c)(xvii) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) an overview of Nordstrom’s historical share price trading performance; (b) a preliminary valuation of Nordstrom; (c) an overview of the status of presentations to the ratings agencies; (d) a review of potential strategic alternatives; (e) an overview of Nordstrom’s share price history; and (f) a review of analyst price targets for Nordstrom.

The materials dated December 19, 2024 and filed as Exhibit 16(c)(xviii) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other information, (a) a transaction status update; (b) an overview of the Bid Group proposal; (c) a preliminary valuation of Nordstrom; and (d) a review of Nordstrom management’s projections against street projections and prior management projection plans.

The Preliminary Presentation Materials were for discussion purposes only and did not present any findings or make any recommendations or constitute an opinion of Morgan Stanley with respect to the fairness of the Merger Consideration or otherwise. The financial analyses performed by Morgan Stanley in relation to its opinion dated December 22, 2024, as described above under “— Summary of Financial Analyses of Morgan Stanley,” superseded all analyses and information presented in the Preliminary Presentation Materials.

General

In connection with the review of the Merger by the Special Committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Nordstrom. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Nordstrom. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view, of the Merger Consideration to be received by the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the Merger pursuant to the Merger Agreement, and in connection with the delivery of its opinion to the Special Committee. These analyses do not purport to be appraisals or to reflect the prices at which Nordstrom Common Stock might actually trade.

The Merger Consideration was determined through arm’s-length negotiations between the Special Committee and Parent. Morgan Stanley provided advice to the Special Committee during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to the Special Committee or that any specific consideration constituted the only appropriate consideration for the Merger.

Morgan Stanley’s opinion and its presentation to the Special Committee was one of many factors taken into consideration by the Special Committee in deciding to approve the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Special Committee with respect to the Merger Consideration or of whether the Special Committee would have been willing to agree to a different consideration.

The Special Committee retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, Nordstrom, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the Special Committee financial advisory services and a financial opinion in connection with the Merger, and Nordstrom agreed to pay Morgan Stanley an aggregate fee of approximately $28 million, $6 million of which was payable upon the rendering of Morgan Stanley’s opinion and the remainder of which is payable contingent upon consummation of the Merger. Nordstrom has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Nordstrom has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement. Morgan Stanley, in its December 17, 2024, relationship disclosure to the Special Committee, noted that, as of December 17, 2024, it held an aggregate interest of less than 1% in Nordstrom Common Stock. In the two years prior to the date of its opinion, Morgan Stanley provided financial advisory and financing services for Nordstrom and received fees for the rendering of these services of between approximately $3 million and $5 million. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have not provided financial advisory or financing services to Liverpool and have not received any fees for such services from Liverpool. To the knowledge of the senior deal team members of Morgan Stanley, Morgan Stanley did not provide any services nor receive any financing or advisory fees from Erik B. Nordstrom, Peter E. Nordstrom, James F. Nordstrom, Jr., Anne E. Gittinger, or Bruce Nordstrom in the two years prior to the date of its opinion. Morgan Stanley may also seek to provide financial advisory and financing services to Parent and Nordstrom and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Opinion of Centerview Partners LLC to the Special Committee

On December 22, 2024, at a joint meeting of the Nordstrom Board and Special Committee, Centerview rendered to the Special Committee its oral opinion, subsequently confirmed in a written opinion dated December 22, 2024, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion and as set forth therein, the Merger Consideration to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. At the request of the Special Committee, Centerview opined upon the fairness of the Merger Consideration of $24.25 per share in cash, without interest, to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) in the Merger pursuant to the Merger Agreement and did not opine upon any dividend including the Special Dividend to be paid to the holders of shares of Nordstrom Common Stock.

The full text of Centerview’s written opinion, dated December 22, 2024, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex C to this proxy statement. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the transactions contemplated by the Merger Agreement and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the transactions contemplated by the Merger Agreement and does not constitute a recommendation to any shareholder of Nordstrom or any other person as to how such shareholder or other person should vote with respect to the Merger or otherwise act with respect to the transactions contemplated by the Merger Agreement or any other matter. At the request of the Special Committee, Centerview opined only upon the fairness of the Merger Consideration of $24.25 per share in cash, without interest, to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) in the Merger pursuant to the Merger Agreement.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•        a draft of the Merger Agreement dated December 22, 2024 (the “Draft Merger Agreement”);

•        Annual Reports on Form 10-K of Nordstrom for the fiscal years ended February 3, 2024, January 28, 2023, and January 29, 2022;

•        certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Nordstrom;

•        certain publicly available research analyst reports for Nordstrom;

•        certain other communications from Nordstrom to its shareholders; and

•       certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Nordstrom, including certain financial forecasts, analyses and projections relating to Nordstrom (including the December Projections) prepared by the management of Nordstrom and furnished to Centerview by Nordstrom and approved for its use by the Special Committee, for purposes of Centerview’s analysis, which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of Nordstrom regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Nordstrom and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Special Committee’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Special Committee’s direction, that the Internal Data (including, without limitation, the December Projections) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Nordstrom as to the matters covered thereby and Centerview relied, at the Special Committee’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Special Committee’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Nordstrom and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Nordstrom. Centerview assumed, at the Special Committee’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at the Special Committee’s direction, that the transactions contemplated by the Merger Agreement will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the transactions contemplated by the Merger Agreement, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Nordstrom, or the ability of Nordstrom to pay its obligations when they come due, or as to the impact of the transactions contemplated by the Merger Agreement on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and its opinion did not address, Nordstrom’s underlying business decision to proceed with or effect the transactions contemplated by the Merger Agreement, or the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative business strategies or transactions that might be available to Nordstrom or in which Nordstrom might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the transactions contemplated by the Merger Agreement, including, without limitation, the structure or form of the transactions contemplated by the Merger Agreement, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the transactions contemplated by the Merger Agreement, including, without limitation, the fairness of the transactions contemplated by the Merger Agreement or any other term or aspect of the transactions contemplated by the Merger Agreement to, or any consideration to be received in connection therewith by, or the impact of the transactions contemplated by the Merger Agreement on, the holders of any other class of securities, creditors or other constituencies of Nordstrom or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Nordstrom or any party, or class of such persons in connection with the transactions contemplated by the Merger Agreement, whether relative to the Merger Consideration to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any shareholder of Nordstrom or any other person as to how such shareholder or other person should vote with respect to the Merger or otherwise act with respect to the transactions contemplated by the Merger Agreement or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the transactions contemplated by the Merger Agreement. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Special Committee in connection with Centerview’s opinion, dated December 22, 2024. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Nordstrom. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Nordstrom or any other parties to the transactions contemplated by the Merger Agreement. None of Nordstrom, Parent, Acquisition Sub, or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Nordstrom do not purport to be appraisals or reflect the prices at which Nordstrom may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 20, 2024 (the last trading day before the public announcement of the transactions contemplated by the Merger Agreement and delivery of Centerview’s opinion), and is not necessarily indicative of current market conditions. In performing the financial analyses summarized below and in arriving at its opinion, Centerview utilized and was directed by the Special Committee to rely upon the December Projections.

Selected Public Comparable Company Analysis

Centerview performed a selected public companies analysis of Nordstrom in which Centerview reviewed and analyzed certain financial information of Nordstrom and compared it to corresponding financial information of certain publicly traded department store peers (which companies are referred to as the “selected companies” in this summary of Centerview’s opinion) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to Nordstrom.

However, because none of the selected companies is exactly the same as Nordstrom, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, operational and/or financial characteristics, and other factors that could affect the public trading values of the selected companies and Nordstrom in order to provide a context in which to consider the results of the quantitative analysis.

Using publicly available information obtained from SEC filings and other data sources as of December 20, 2024, Centerview calculated financial statistics for each of the selected companies using the ratio of aggregate value, defined as market capitalization (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units, performance stock units and other convertible securities), plus the face value of total debt and finance leases (excluding operating leases), less cash and cash equivalents and marketable securities (“aggregate value” or “AV”), to Wall Street research analyst consensus estimated fiscal year 2024 adjusted earnings before interest, taxes, depreciation and amortization (“Adj. EBITDA” and for estimated fiscal year 2024, “FY2024E Adj. EBITDA”) based on publicly available estimates (such ratio, “AV/FY2024E Adj. EBITDA”), and the ratio of AV to estimated fiscal year 2025 Adj. EBITDA based on publicly available Wall Street research analyst consensus estimates (“AV/FY2025E Adj. EBITDA”).

Selected Company	AV/FY2024E Adj. EBITDA	AV/FY2025E Adj. EBITDA
Kohl’s Corporation	5.1x	5.2x
Macy’s, Inc.	3.8x	3.9x

Based on this analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, related to, among other things, differences in the business, financial and operating characteristics, and prospects of Nordstrom and the companies included in the selected public company analysis, Centerview selected a reference range of AV to Adj. EBITDA multiples of 4.0x to 5.0x for fiscal years 2024 and 2025. Centerview applied this reference range of multiples to Nordstrom’s estimated adjusted earnings before interest, taxes, depreciation and amortization of intangible assets and amortization of developer reimbursements (“Company Adj. EBITDA”) for fiscal years 2024 and 2025 as set forth in the December Projections and then deducted Nordstrom’s net debt, as of November 2, 2024, which took into account the publicly disclosed cash received by Nordstrom in the fourth quarter of fiscal year 2024, in connection with the amended program agreement with TD Bank USA, N.A., as provided by the management of Nordstrom, and as included in the Internal Data. Centerview divided the results of the foregoing calculations by Nordstrom’s number of fully-diluted outstanding shares of Nordstrom Common Stock (determined using the treasury stock method and based on the Internal Data) as of December 20, 2024. This analysis resulted in a range of estimated implied values per share for Nordstrom Common Stock of $14.60 to $21.05, rounded to the nearest $0.05, for fiscal year 2024. The analysis resulted in a range of estimated implied values per share for Nordstrom Common Stock of $17.75 to $25.00, rounded to the nearest $0.05, for fiscal year 2025. Centerview then compared the results of the above analysis to the Merger Consideration of $24.25 per share to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) pursuant to the Merger Agreement.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Nordstrom based on the December Projections and the other Internal Data. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns, and other appropriate factors.

In performing this analysis, Centerview calculated a range of equity values for Nordstrom Common Stock by (a) discounting to present value, as of Nordstrom’s third fiscal quarter balance sheet date of November 2, 2024, using discount rates ranging from 11% to 13% (reflecting Centerview’s analysis of Nordstrom’s weighted average cost of capital determined using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience), and the mid-year convention: (i) the forecasted unlevered free cash flows of Nordstrom over the period beginning on November 3, 2024 and ending on February 3, 2029, utilized by Centerview based on the December Projections, and (ii) a range of implied terminal values of Nordstrom, calculated by Centerview by applying perpetuity growth rates between 1.5% to 2.5%, and (b) subtracting from the foregoing results Nordstrom’s net debt, as of November 2, 2024, as set forth in the Internal Data. Centerview divided the result of the foregoing calculations by the number of fully-diluted outstanding shares of Nordstrom Common Stock (determined using the treasury stock method and based on the Internal Data) as of December 20, 2024. This resulted in a range of estimated implied values per share for Nordstrom Common Stock of approximately $21.00 to $30.80, rounded to the nearest $0.10. Centerview then compared the results of the above analysis to the Merger Consideration of $24.25 per share to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) pursuant to the Merger Agreement.

Other Factors

Centerview noted for the Special Committee certain additional factors solely for reference and informational purposes only, including, among other things, the following:

•        Historical Stock Trading Price Analysis.    Centerview reviewed historical closing trading prices of Nordstrom Common Stock during the 52-week period ended December 20, 2024 (the last trading day before the public announcement of the transactions contemplated by the Merger Agreement and delivery of Centerview’s opinion), which reflected low and high closing prices during such period of $16.90 to $24.90 per share, rounded to the nearest $0.05.

•        Analyst Price Target Analysis.    Centerview reviewed stock price targets for Nordstrom Common Stock in Wall Street research analyst reports publicly available as of December 20, 2024 (the last trading day before the public announcement of the transactions contemplated by the Merger Agreement and delivery of Centerview’s opinion), which indicated low and high price targets ranging from $14.50 to $26.00 per share, rounded to the nearest $0.05. Centerview, based on its experience and professional judgment, did not include in its analysis an analyst price target of $38.50 or brokers with revised price targets based on transaction-related news.

•        Precedent Premiums Paid Analysis.    Centerview performed an analysis of premiums paid in selected transactions involving publicly traded U.S.-based retail operator target companies occurring since 2015, each with a transaction value greater than $1 billion, for which premium data were available. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a reference range of 25% to 40% to the closing price of Nordstrom Common Stock on March 18, 2024 (the last day prior to the date on which the trading price of Nordstrom Common Stock was determined to be affected by a potential transaction), of $17.06, which resulted in a range of estimated implied values per share for Nordstrom Common Stock of $21.30 to $23.90 per share, rounded to the nearest $0.05.

Other Presentations by Centerview

In addition to its December 22, 2024 opinion and December 22, 2024 presentation to the Special Committee, which is filed with the SEC as Exhibit 16(c)(iii) to the Schedule 13E-3 filed with the SEC in connection with the Merger, and is described above, and the underlying financial analyses performed in relation thereto, Centerview also delivered the Preliminary Presentation Materials summarized above under the section of this proxy statement captioned “Special Factors — Opinion of Morgan Stanley & Co. LLC to the Special Committee — Preliminary Presentations by Morgan Stanley” to the Special Committee or to the Nordstrom Board, as applicable. The preliminary financial considerations and other information in the Preliminary Presentation Materials were based on information and data that was available as of the date of such respective presentation. Copies of such Preliminary Presentation Materials have been filed as exhibits to the Schedule 13E-3 filed with the SEC in connection with the Merger, will be made available for inspection and copying at the principal executive offices of Nordstrom during its regular business hours by any interested holder of Nordstrom Common Stock and may be obtained by requesting them in writing from Nordstrom at the address described in the section of this proxy statement captioned “Where You Can Find Additional Information.”

The Preliminary Presentation Materials were for discussion purposes only and did not present any findings or make any recommendations or constitute an opinion of Centerview with respect to the fairness of the Merger Consideration or otherwise. The financial analyses performed by Centerview in relation to its opinion dated December 22, 2024, as described above under “— Summary of Centerview Financial Analysis,” superseded all analyses and information presented in the Preliminary Presentation Materials.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Special Committee in its evaluation of the transactions contemplated by the Merger Agreement. Consequently, the analyses described above should not be viewed as determinative of the views of the Special Committee, the Nordstrom Board or management of Nordstrom with respect to the Merger Consideration or as to whether the Special Committee or the Nordstrom Board would have been willing to determine that a different consideration was fair. The Merger Consideration was determined through arm’s-length negotiations between the Special Committee and Parent and was approved by the Special Committee and the Nordstrom Board. Centerview provided advice to the Special Committee during these negotiations. Centerview did not, however recommend any specific amount of consideration to the Special Committee or the Nordstrom Board or that any specific amount of consideration constituted the only appropriate consideration for the transactions contemplated by the Merger Agreement.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for Centerview’s current engagement with the Special Committee, Centerview had not been engaged to provide financial advisory or other services to Nordstrom and had not received any compensation from Nordstrom during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Parent, Acquisition Sub, Liverpool, Erik B. Nordstrom, Peter E. Nordstrom, James F. Nordstrom, Jr., Anne E. Gittinger, or Bruce Nordstrom (collectively, the “Significant Shareholders”), and had not received any compensation from Parent, Acquisition Sub or the Significant Shareholders during such period. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity, and other securities or financial instruments (including derivatives, bank loans, or other obligations) of, or investments in, Nordstrom, Parent, or any of their respective affiliates, or any other party that may be involved in the transactions contemplated by the Merger Agreement.

The Special Committee selected Centerview as a financial advisor in connection with the transactions contemplated by the Merger Agreement based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the Merger Agreement.

In connection with Centerview’s services as a financial advisor to the Special Committee, Nordstrom has agreed to pay Centerview an aggregate fee of approximately $28 million, $6 million of which was payable upon the rendering of Centerview’s opinion and the remainder of which is payable contingent upon consummation of the Merger. In addition, Nordstrom has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Position of the Parent Filing Parties as to the Fairness of the Merger

Under a possible interpretation of the SEC rules governing “going-private” transactions, each Parent Filing Party may be deemed to be an affiliate of Nordstrom, and therefore is required to express its belief as to the fairness of the proposed Merger to Nordstrom’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. The Parent Filing Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Parent Filing Parties as to the fairness of the Merger is not intended to be and should not be construed as a recommendation to any of Nordstrom’s shareholders as to how such shareholders should vote on the Merger Proposal. The Parent Filing Parties have interests in the Merger that are different from, and/or in addition to, the unaffiliated security holders of Nordstrom.

The Parent Filing Parties believe that the interests of the unaffiliated security holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. The Special Committee consists solely of independent and disinterested members of the Nordstrom Board who are not affiliated with any of the Parent Filing Parties, are not employees of Nordstrom or any of its affiliates and have no financial interest in the Merger different from, or in addition to the interests of the Nordstrom’s unaffiliated shareholders other than their interests described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger.” The Parent Filing Parties did not participate, or recused themselves to the extent applicable, in the discussions or deliberations of the Special Committee or the Nordstrom Board, and they have not received advice from the respective legal, financial or other advisors of the Special Committee or the Nordstrom Board as to, the fairness of the Merger. The Parent Filing Parties have not performed, or engaged a financial advisor to perform, any valuation or other analyses for the purposes of assessing the fairness of the Merger to the unaffiliated security holders of Nordstrom.

Based on, among other things, their knowledge and analyses of available information regarding Nordstrom, as well as discussions with Nordstrom’s senior management regarding Nordstrom and its business and the factors considered by, and the analyses and resulting conclusions of, the Nordstrom Board and the Special Committee discussed in the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendation of the Special Committee and the Nordstrom Board” (which analyses and resulting conclusions the Parent Filing Parties adopt), the Parent Filing Parties believe that the Merger is procedurally and substantively fair to the unaffiliated security holders of Nordstrom. In particular, the Parent Filing Parties considered the following, which are not listed in any relative order of importance:

•        the current and historical market prices of Nordstrom Common Stock, including: (i) the market performance of Nordstrom Common Stock relative to those of other participants in Nordstrom’s industry and general market indices, (ii) the fact that the Merger Consideration represents a 42% premium to the unaffected closing price per share of Nordstrom Common Stock on March 18, 2024, the last trading day prior to media speculation regarding a potential transaction, and (iii) Nordstrom Common Stock’s closing price was as low as $16.90 per share during the 52-week period prior to the announcement of the Merger;

•        the fact that, in considering the transaction with the Parent Filing Parties, the Special Committee acted to represent the interests of Nordstrom and the unaffiliated security holders of Nordstrom;

•        the fact that the Special Committee exercised its full power and authority to determine the process by which Messrs. Erik and Peter Nordstrom, and later Liverpool and other Parent Parties, could pursue a transaction, and then exercised its full power and authority to negotiate the terms and conditions of any strategic transaction involving Nordstrom (including the Merger), including to reject any proposals made by Parent or any other person, and the recognition by the Special Committee that it had no obligation to recommend to the Nordstrom Board that it approve the Merger Agreement, and the recognition by the Nordstrom Board that it had no obligation to approve the Merger Agreement;

•       the fact that the Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Nordstrom and its shareholders and, Nordstrom’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act;

•       the fact that the Nordstrom Board, acting upon the unanimous recommendation of the Special Committee, unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves) determined and declared that the Merger Agreement and the consummation by Nordstrom of the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Nordstrom and its shareholders;

•        the fact that consideration and negotiation of the Merger Agreement were conducted under the control and supervision of the Special Committee (the members of which are not officers or employees of Nordstrom, are not affiliated with any of the Parent Filing Parties, are independent and disinterested members of the Nordstrom Board and do not have any interests in the Merger different from, or in addition to, those of the unaffiliated security holders, other than those interests described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger”), which had been formed by the Nordstrom Board;

•        the fact that the Special Committee and the Nordstrom Board were fully informed about the extent to which the interests of the Parent Filing Parties in the Merger differed from those of the unaffiliated security holders of Nordstrom;

•        the fact that the Special Committee retained, and had the benefit of advice from, nationally recognized legal and financial advisors;

•        the fact that the Merger Agreement requires the affirmative vote of (1) the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting and (2) the holders of shares of Nordstrom Common Stock representing a majority of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting other than shares owned, directly or indirectly, by the Parent Parties or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of Nordstrom;

•        the fact that the Merger Agreement was unanimously approved by the directors of the Nordstrom Board (with Messrs. Erik and Peter Nordstrom recusing themselves);

•        the fact that no member of Nordstrom’s senior management has a substantial financial interest in the Merger that is different from, or in addition to, the interests of the unaffiliated security holders of Nordstrom generally, other than those interests described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger;”

•        the fact that the Merger Consideration is all cash, allowing Nordstrom’s unaffiliated shareholders to immediately realize a certain and fair value for all of their shares of Nordstrom Common Stock and, as a result, to no longer be exposed to the various risks and uncertainties related to continued ownership of Nordstrom Common Stock, which include, among others, the following:

○        risks associated with executing on Nordstrom’s customer strategy, growing its customer base and evolving its business model at a time of mounting operating challenges in the U.S. retail department store industry;

○        risks that valuation multiples among publicly-traded retail department stores might not return to historic levels as a result of the changing industry landscape and continue to be range-bound based on negative investor sentiment about the department store sector;

○        risks associated with Nordstrom’s vulnerability to shifts in consumer demand and misjudgments in the assortment and timing of merchandise purchases which can impact Nordstrom’s ability to sell through inventory in a timely manner;

○        risks associated with labor and merchandising pricing pressures and labor and supply chain disruptions;

○                 risks associated with changes in customer or consumer preferences on fashion trends, and the risk that Nordstrom may not be able to respond to changing fashion preferences;

○        risks associated with changes to Nordstrom’s supply chain management, inventory tracking, buying, vendor payments and accounting capabilities due to rapidly evolving technology,

○        the effects of general economic conditions, including inflation, and the current economic situation on Nordstrom’s sales;

○        changes in domestic economic conditions or in political, economic or other conditions affecting Nordstrom’s operations, sourcing and consumer demand;

○        potential reduction in the volume of traffic to Nordstrom’s stores, which could significantly reduce sales and leave Nordstrom with unsold inventory;

○        the risk that increased competition in fashion, footwear, apparel and accessories and other product categories could result in reduced sales or margins and risks that consumers might continue to favor a variety of different purchasing channels that compete with retail department stores;

○        certain other factors that could affect Nordstrom’s business, financial condition or results of operations that are included in Nordstrom’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the United States Securities Exchange Commission; and

•        the fact that the Merger will provide liquidity to shareholders without the risks of market volatility and downward pressure on the stock price associated with the liquidation by certain members of the Family Group, Liverpool and other large holders of their equity positions;

•        the fact that Nordstrom has the ability to seek specific performance under the Merger Agreement to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement, on the terms and subject to the conditions set forth therein;

•        the fact that, notwithstanding that the Parent Filing Parties are not entitled to, and did not, rely on the opinions provided by Morgan Stanley and Centerview to the Special Committee on December 22, 2024, (i) the opinion of Morgan Stanley, dated December 22, 2024, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Merger Consideration, without interest, to be received by the holders of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) in the Merger pursuant to the Merger Agreement was fair from a financial point of view to the holders of Nordstrom Common Stock (other than the excluded shares described in Morgan Stanley’s opinion) and (ii) the opinion of Centerview, dated December 22, 2024, that as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion and as set forth therein, the Merger Consideration to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders;

•        the fact that the Merger Consideration and the terms and conditions of the Merger were the result of the Special Committee’s preferred process and extensive arm’s length negotiations with the Bid Group, assisted by experienced legal and financial advisors, during a process that occurred over the course of approximately four months;

•        Nordstrom’s ability, under certain circumstances as set out in the Merger Agreement, to engage in negotiations or substantive discussions with, or furnish any information and other access to, third parties regarding any alternative acquisition proposal that constitutes, or could reasonably be expected to lead to, a Superior Proposal;

•       the limited nature of the conditions to completion of the Merger as provided by the Merger Agreement, including the absence of a financing condition;

•       Nordstrom’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a termination fee of $42.5 million in cash, subject to and in accordance with the terms and conditions of the Merger Agreement;

•        the availability of dissenters’ rights to Nordstrom’s shareholders who comply with all of the required procedures under Chapter 23B.13 of the WBCA for exercising dissenters’ rights, which allow such shareholders to obtain payment of the fair value of the shares they beneficially own in cash, together with accrued interest from the Effective Time until the date of payment, if the Merger is consummated; and

•        the fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee and the Nordstrom Board are able to withdraw, withhold, or modify, or propose publicly to withdraw, withhold, or modify, in a manner adverse to Parent or Acquisition Sub their recommendation that Nordstrom shareholders vote in favor of approving the Merger Agreement, except that if Parent terminates the Merger Agreement within 10 business days of such recommendation change Nordstrom shall pay Parent a termination fee of $85 million in accordance with the terms and conditions of the Merger Agreement.

The Parent Filing Parties did not consider the liquidation value of Nordstrom in determining their view as to fairness of the Merger to the unaffiliated security holders because the Parent Filing Parties consider Nordstrom to be a viable going concern and view the trading history of Nordstrom Common Stock as an indication of Nordstrom’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.

The Parent Filing Parties did not consider net book value, which is an accounting concept, in determining their view as to fairness of the Merger to the unaffiliated security holders because they believed that net book value is not a material indicator of the value of Nordstrom as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger. See the section of this proxy statement captioned “Where You Can Find Additional Information” for a description of how to obtain copies of Nordstrom’s periodic reports.

The Parent Filing Parties did not establish a going concern value for Nordstrom as a public company to determine the fairness of the Merger consideration to unaffiliated security holders because, following the Merger, Nordstrom will have a different capital structure.

The Parent Filing Parties were not aware of, and thus did not consider, any other firm offers made by any unaffiliated person during the past two years for (1) a merger or consolidation of Nordstrom with another company, (2) the sale or transfer of all or substantially all of Nordstrom’s assets or (3) the purchase of all or a substantial portion of the shares that would enable such person to exercise control of or significant influence over Nordstrom.

The Parent Filing Parties did not receive any reports, opinions or appraisals from any outside party materially related to the fairness of the Merger or the Merger Consideration, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to unaffiliated security holders. However, Liverpool did receive one presentation from its financial advisor, J.P. Morgan (filed as filed as Exhibit 16(c)(xix) to the Schedule 13E-3) that (1) summarizes publicly available business and financial information concerning Nordstrom and the industries in which it operates; (2) compares the proposed financial terms of the proposed Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies; (3) compares the financial and operating performance of Nordstrom with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of certain publicly traded securities of such other companies; and (4) summarizes certain internal financial analyses and forecasts prepared by the management of Liverpool relating to Nordstrom.

The Parent Filing Parties also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the Merger, including:

•        (1) the fact that the unaffiliated security holders of Nordstrom will not participate in any future earnings, dividends, appreciation in value or growth of Nordstrom’s business and will not benefit from any potential sale of Nordstrom or its assets to a third party in the future, (2) the risk that the Merger might not be completed in a timely manner or at all, and (3) the fact that Parent and Acquisition Sub are newly formed corporations with essentially no assets other than the funding commitments of Liverpool, the Debt Financing Sources and the rollover commitments of the holders of the Rollover Shares;

•        the restrictions on the conduct of Nordstrom’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent Nordstrom from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of Nordstrom pending completion of the Merger;

•        the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on Nordstrom’s business and relationships with its employees, vendors and customers;

•        subject to the terms and conditions of the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, Nordstrom and its subsidiaries are restricted from initiating, soliciting, knowingly encouraging or knowingly facilitating the making of any Competing Proposal or engaging in negotiations or discussions with, or knowingly furnish any material nonpublic information to, any third party that has made a Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal;

•        the potential termination fees, processes required to terminate the Merger Agreement, including the opportunity for Parent to negotiate to make adjustments to the Merger Agreement, and the size of the Parent Parties’ voting power in Nordstrom, could discourage other potential acquirors from making a competing bid to acquire Nordstrom; and

•        the fact that the receipt of cash by a U.S. Holder in exchange for shares of Nordstrom Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered and given weight by the Parent Filing Parties in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Parent Filing Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Parent Filing Parties reached their position as to the fairness of the Merger after considering all of the foregoing as a whole.

The Parent Filing Parties believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the unaffiliated security holders of Nordstrom. This position, however, is not intended to be and should not be construed as a recommendation to any of Nordstrom’s shareholders to approve the Merger Agreement. The Parent Filing Parties make no recommendation as to how shareholders of Nordstrom should vote their shares relating to the Merger. The Parent Filing Parties attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the unaffiliated security holders of Nordstrom, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to the unaffiliated security holders of Nordstrom.

Materials Provided to Liverpool by J.P. Morgan Securities LLC

Pursuant to an engagement letter, Liverpool retained J.P. Morgan as its financial advisor in connection with the proposed Merger. J.P. Morgan provided discussion materials to Liverpool’s management on December 21, 2024, in connection with Liverpool’s definitive board approval of the proposed Merger (the “J.P. Morgan Materials”).

The full text of the J.P. Morgan Materials has been filed as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the proposed Merger and is incorporated herein by reference. The summary of the J.P. Morgan Materials set forth in this proxy statement is qualified in its entirety by reference to the full text of the J.P. Morgan Materials. The J.P. Morgan Materials may be examined at, and copies may be obtained from, the SEC in the manner described in the section of this proxy statement captioned “Where You Can Find Additional Information.”

The J.P. Morgan Materials were intended to assist Liverpool’s evaluation of the proposed Merger. J.P. Morgan was not requested to provide, and J.P. Morgan did not provide to Liverpool, the Family Group, the holders of Nordstrom Common Stock or any other person (i) any opinion as to the fairness of the proposed Merger; (ii) any opinion as to the fairness of the Merger Consideration or the Special Dividend to the holders of Nordstrom Common Stock or any other class of securities, creditors or constituencies of Nordstrom; or (iii) any recommendation to any shareholder of Nordstrom as to how such shareholder should vote with respect to the proposed Merger or any other matter.

In preparing the J.P. Morgan Materials, J.P. Morgan, among other things:

•        reviewed certain publicly available business and financial information concerning Nordstrom and the industries in which it operates;

•        compared the proposed financial terms of the proposed Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•        compared the financial and operating performance of Nordstrom with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of certain publicly traded securities of such other companies;

•        reviewed certain internal financial analyses and forecasts prepared by the management of Liverpool relating to Nordstrom; and

•        performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its financial analyses.

In preparing the J.P. Morgan Materials, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Liverpool or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Nordstrom, Liverpool or the Family Group under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by Liverpool’s management as to the expected future results of operations and financial condition of Nordstrom to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Liverpool with respect to such issues.

The matters considered by J.P. Morgan in its analyses and reflected in the J.P. Morgan Materials were necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such material. Many such conditions are beyond the control of Liverpool, Nordstrom and J.P. Morgan. Subsequent developments may affect the analyses in the J.P. Morgan Materials. J.P. Morgan does not have any obligation to update, revise or reaffirm its financial analyses or the contents of the J.P. Morgan Materials.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in the financial analyses provided to Liverpool management on December 21, 2024, in connection with the delivery of the J.P. Morgan Materials. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with its delivery of the J.P. Morgan Materials to Liverpool management and does not purport to be a complete description of the analyses or data provided by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples.    Using publicly available information, J.P. Morgan compared selected financial data of Nordstrom with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be sufficiently analogous to Nordstrom (or aspects thereof). The companies selected by J.P. Morgan were as follows:

•        Dillard’s, Inc.

•        Kohl’s Corporation

•        Macy’s, Inc.

These companies were selected, among other reasons, by J.P. Morgan because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, J.P. Morgan considered to be similar to those of Nordstrom. However, certain of these companies may have characteristics that are materially different from those of Nordstrom. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect Nordstrom.

Using publicly available information, J.P. Morgan calculated, for each selected company, the multiple of the firm value (the “FV”) (calculated as equity value, plus or minus, as applicable, net debt or net cash) to the analyst consensus estimates of fiscal year 2025, calendarized for a January 31 fiscal year-end earnings before interest, taxes, depreciation and amortization (“EBITDA”), for the applicable company (the “FV/2025E EBITDA Multiple”).

Based on the results of this analysis, J.P. Morgan selected a FV/2025E EBITDA Multiple reference range for Nordstrom of 3.6x to 5.3x. J.P. Morgan then applied such reference range to Nordstrom’s projected EBITDA for fiscal year 2025 provided by Liverpool management. The analysis indicated a range of implied equity values per share of Nordstrom Common Stock (rounded to the nearest $0.50) of approximately $8.50 to $18.50, which was compared to (i) the closing share price of Nordstrom Common Stock of $17.95 as of April 17, 2024, the last trading day prior to the public announcement of the Family Group’s interest for a transaction with Nordstrom, (ii) the closing share price of Nordstrom Common Stock of $22.93 as of December 9, 2024, and (iii) the Merger Consideration plus an assumed Special Dividend of $0.25 per share of Nordstrom Common Stock.

Selected Transactions Analysis.    Using publicly available information, J.P. Morgan compared selected financial data of Nordstrom with similar data for selected public transactions that J.P. Morgan judged to be sufficiently analogous to the proposed Merger (or aspects thereof). The following transactions selected by J.P. Morgan were as follows:

Announcement Date	Acquiror	Target
August 24, 2015	Sycamore Partners	Belk, Inc.
June 15, 2015	Hudson’s Bay Company	Galeria Holding
September 9, 2013	Ares Management LLC and Canada Pension Plan Investment Board	Neiman Marcus Group LTD Inc.

These transactions were selected, among other reasons, by J.P. Morgan because certain aspects of the transactions, for the purposes of J.P. Morgan’s analysis, may be considered similar to the proposed Merger. However, certain of these transactions may have characteristics that are materially different from those of the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed Merger.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the multiple of the target company’s FV implied in the relevant transaction to the target company’s adjusted EBITDA for the twelve months immediately preceding the announcement of the transaction for the applicable transaction (the “FV/Adj. LTM EBITDA”). The analysis range of implied equity values per share of Nordstrom Common Stock (rounded to the nearest $0.50) of approximately $29.00 to $45.50, which was compared to (i) the closing share price of Nordstrom Common Stock of $17.95 as of April 17, 2024, the last trading day prior to the public announcement of the Family Group’s interest for a transaction with Nordstrom, (ii) the closing share price of Nordstrom Common Stock of $22.93 as of December 9, 2024, and (iii) the Merger Consideration plus an assumed Special Dividend of $0.25 per share of Nordstrom Common Stock.

Illustrative Discounted Cash Flow Analysis.    J.P. Morgan conducted an illustrative discounted cash flow analysis for the purpose of determining a range of illustrative implied equity values per share for Nordstrom Common Stock. J.P. Morgan calculated the unlevered free cash flow that Nordstrom is expected to generate from fiscal year 2025 through fiscal year 2033 based on projections from Liverpool management, which were discussed with, and approved by, the Liverpool board for use by J.P. Morgan in connection with its financial analyses. J.P. Morgan also calculated a range of terminal values for Nordstrom at the end of this period by applying perpetual growth rates ranging from 1.5% to 2.5%, based on guidance provided by Liverpool management, to estimates of the unlevered terminal free cash flow for Nordstrom at the end of fiscal year 2033, as provided by Liverpool management.

J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of January 31, 2025, using a range of illustrative discount rates from 9.00% to 10.00%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Nordstrom. The present values of the unlevered free cash flow estimates and the range of terminal values were then adjusted for the projected net debt (excluding leases) as of January 31, 2025, as provided by Liverpool management. The analysis indicated a range of illustrative implied equity values per share of Nordstrom Common Stock of $20.16 to $27.32, which was compared to (i) the closing share price of Nordstrom Common Stock of $17.95 as of April 17, 2024, the last trading day prior to the public announcement of the Family Group’s interest for a transaction with Nordstrom, (ii) the closing share price of Nordstrom Common Stock of $22.93 as of December 9, 2024, and (iii) the Merger Consideration plus the assumed Special Dividend of $0.25 per share of Nordstrom Common Stock.

Miscellaneous.    The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of financial analyses is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Nordstrom. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In presenting the J.P. Morgan Materials, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it. J.P. Morgan considered the totality of the factors and analyses performed in presenting the J.P. Morgan Materials.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Nordstrom and none of the selected transactions reviewed was identical to the proposed Merger. However, the companies selected were chosen by J.P. Morgan because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Nordstrom and the transactions selected were chosen by J.P. Morgan because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Nordstrom and the transactions compared to the proposed Merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Liverpool with respect to the proposed Merger and deliver a valuation report to Liverpool’s board of directors with respect to the proposed Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Liverpool and the industries in which it operates.

For financial advisory services rendered in connection with the proposed Merger, Liverpool has agreed to pay J.P. Morgan an aggregate fee of approximately $12 million, $3 million of which was payable to J.P. Morgan at the time J.P. Morgan delivered its valuation report and the remainder of which is contingent upon the consummation of the proposed Merger. In addition, Liverpool has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s valuation report, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with Nordstrom or the Parent. During the two years preceding the date of J.P. Morgan’s valuation report, J.P. Morgan and its affiliates have had and continue to have commercial or investment banking relationships with Liverpool for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period have included arranging a bond issuance, which closed in January 2025, to provide financing to Liverpool in connection with the proposed Merger, for which J.P. Morgan and/or its affiliates received customary compensation. During the two-year period preceding the date of J.P. Morgan’s valuation report, the aggregate fees recognized by J.P. Morgan from Liverpool were approximately $1.5 million and from Nordstrom were approximately $200,000. In addition, J.P. Morgan anticipates that it and/or its affiliates will arrange and/or provide financing to Nordstrom in connection with the proposed Merger, for which J.P. Morgan and/or its affiliates expect to receive customary compensation. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Liverpool and Nordstrom. In the ordinary course of their businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Nordstrom for their own accounts or for the accounts of customers and, accordingly, they hold long or short positions in such securities or other financial instruments and may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Liverpool for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

Plans for Nordstrom After the Merger

Following completion of the Merger, Acquisition Sub will have been merged with and into Nordstrom, with Nordstrom surviving the Merger as a wholly owned subsidiary of Parent. The shares of Nordstrom Common Stock are currently listed on the NYSE and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the shares of Nordstrom Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Nordstrom Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

At the Effective Time, subject to the terms of the Merger Agreement with respect to directors and officers indemnification and insurance, the articles of incorporation of the Surviving Corporation will be amended and restated to be identical to the articles of incorporation attached as Exhibit A to the Merger Agreement, and the bylaws of the Surviving Corporation will be amended and restated to be identical to the bylaws of Acquisition Sub, in each case until thereafter amended in accordance with the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation (as applicable) and the WBCA, except that (1) in the case of the bylaws, the name of the Surviving Corporation will be “Nordstrom, Inc.” and (2) the indemnification provisions will be the same as those under Nordstrom’s articles of incorporation and bylaws, respectively, in each case, as in effect immediately prior to the Effective Time.

From and immediately following the Effective Time, the board of directors of the Surviving Corporation will consist of the members of the board of directors of Acquisition Sub as of immediately prior to the Effective Time and the officers of the Surviving Corporation will consist of the officers of Nordstrom as of immediately prior to the Effective Time, each to hold office in accordance with the applicable provisions of the WBCA and the articles of incorporation and bylaws of the Surviving Corporation.

The Parent Filing Parties currently anticipate that Nordstrom’s operations initially will be conducted following completion of the Merger substantially as they are currently being conducted (except that Nordstrom will cease to be a public company and will instead be a wholly owned subsidiary of Parent). Further, following completion of the Merger, the Parent Filing Parties will continue to assess what additional changes, if any, would be desirable following the Merger.

Purposes and Reasons of the Parent Filing Parties for the Merger

The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. Under the rules governing “going private” transactions in Rule 13e-3 under the Exchange Act, the Parent Filing Parties are required to express their reasons for the Merger to Nordstrom’s shareholders. The Parent Filing Parties are making this statement solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

For the Parent Filing Parties, the primary purpose for the Merger is to benefit from any future earnings and growth of Nordstrom after the Merger, which will make Nordstrom privately held and directly and wholly owned by Parent. The Parent Filing Parties believe that structuring the transaction in this manner is preferable to other transaction structures because it (1) enables Parent to acquire all of the outstanding shares of Nordstrom Common Stock at the same time, (2) represents an opportunity for the unaffiliated security shareholders to receive $24.25 in cash per share of Nordstrom Common Stock, without interest thereon and less any required withholding taxes, plus the Special Dividend Per Share Amount, if the Special Dividend is declared by Nordstrom, and (3) allows the holders of Rollover Shares to maintain an investment in Nordstrom through their commitments to roll over the Rollover Shares in exchange for newly issued shares of common stock of Parent. In the course of considering the going-private transaction, the Parent Filing Parties did not give significant consideration to any other alternative transaction structures or other alternative means to accomplish the foregoing purposes because the Parent Filing Parties believed the Merger was the most direct and effective way to accomplish these objectives.

The Parent Filing Parties determined to undertake the Merger at this time because the Parent Filing Parties believe that, as a private company, Nordstrom will be able to improve its ability to execute initiatives that over time will create additional enterprise value for Nordstrom. The Parent Filing Parties believe that this, along with Nordstrom’s existing business and potential future opportunities, will allow the Parent Filing Parties’ investment in Nordstrom to achieve returns consistent with their investment objectives, which are in some cases more difficult for businesses to achieve as a public company due to the investment community’s focus on short-term, often quarterly, financial results. More specifically, with Nordstrom’s and Liverpool’s shared legacies as family-founded and -run businesses and the challenged general industry environment, the Parent Filing Parties believe that, as a private company, Nordstrom will have greater operational flexibility that will enhance its ability to pursue alternatives that it would not have as a public company, while enabling management to concentrate on long-term growth, reducing the focus on the quarter-to-quarter performance often emphasized by the public equity markets. For Liverpool, the Merger would also allow it to achieve its geographic and currency diversification objectives while partnering with an experienced management team with shared values and a long-term focus. Further, absent the reporting and associated costs and burdens placed on public companies, the Parent Filing Parties believe that Nordstrom’s management and employees will be able to execute even more effectively on future strategic plans.

Certain Effects of the Merger

If the Requisite Shareholder Approvals are obtained and all other conditions to Closing are satisfied or, to the extent permissible under applicable law, waived, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the WBCA, at the Effective Time, (1) Acquisition Sub will merge with and into Nordstrom, (2) the separate existence of Acquisition Sub will cease, and (3) Nordstrom will continue as the Surviving Corporation in the Merger and a wholly owned subsidiary of Parent. Following the Merger, Nordstrom will cease to be a publicly traded company, shares of Nordstrom Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and Nordstrom will no longer file periodic reports with the SEC on account of Nordstrom Common Stock. If the Merger is consummated, as a result of such consummation, you will not own any shares of capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of Articles of Merger with the Secretary of State of the State of Washington (or at a later time as Parent, Acquisition Sub and Nordstrom may agree and specify in the Articles of Merger).

Upon the terms and subject to the conditions of the Merger Agreement:

•        At the Effective Time, each share of Nordstrom Common Stock issued and outstanding as of immediately prior to the Effective Time (other than shares of Nordstrom Common Stock that are (1) held by Nordstrom or owned of record by Nordstrom or any of its subsidiaries, (2) held, directly or indirectly, by Parent or Acquisition Sub or any of their wholly-owned subsidiaries (other than, in each case of clauses (1) and (2), shares held on behalf of a third party), (3) Rollover Shares or (4) Dissenting Shares) will be cancelled and automatically converted into the right to receive the Merger Consideration of $24.25 per share in cash, without interest thereon, subject to any required tax withholding in accordance with the terms of the Merger Agreement;

•        The Nordstrom Board intends to declare the Special Dividend prior to and contingent upon the Closing, such that holders of record of shares of Nordstrom Common Stock as of a date no later than one trading day prior to the Effective Time would receive the Special Dividend Per Share Amount;

•        At the Effective Time, all shares of Nordstrom Common Stock that are (1) held by Nordstrom or owned of record by Nordstrom or any of its subsidiaries or (2) held, directly or indirectly, by Parent or Acquisition Sub or any of their wholly-owned subsidiaries (other than, in each case of clauses (1) and (2), shares held on behalf of a third party) and all Rollover Shares will automatically be cancelled and retired and will cease to exist as issued or outstanding shares, and no consideration or payment will be delivered in exchange therefore or in respect thereof;

•        Vested Nordstrom Options.    Immediately prior to the Effective Time, each Vested Nordstrom Option will, except as otherwise agreed to in writing by Parent, Nordstrom and a holder of a Vested Nordstrom Option and without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the total number of shares of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option, multiplied by (2) the excess, if any, of (a) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement) over (b) the exercise price per share of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option. However, if the exercise price per share of Nordstrom Common Stock subject to any such Vested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Vested Nordstrom Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Vested Nordstrom Option shall be exercisable, and each Vested Nordstrom Option shall entitle the holder thereof only to the payment provided for pursuant to the terms of the Merger Agreement, if any;

•        Unvested Nordstrom Options.    Immediately prior to the Effective Time, each Unvested Nordstrom Option will, except as otherwise agreed to in writing by Parent, Nordstrom and a holder of a Unvested Nordstrom Option and without any action on the part of the holder thereof, be cancelled and converted into a Converted Option Cash Award, on the same vesting and timing of settlement terms and conditions as applied to the corresponding Unvested Nordstrom Option immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted Option

Cash Award; provided that no such changes shall adversely affect the rights of the applicable holder. However, if the exercise price per share of Nordstrom Common Stock subject to any such Unvested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Unvested Nordstrom Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Unvested Nordstrom Option shall be exercisable, and each Unvested Nordstrom Option shall entitle the holder thereof only to the payment provided for pursuant to the terms of the Merger Agreement, if any;

•        Vested Nordstrom RSUs.    Immediately prior to the Effective Time, each Vested Nordstrom RSU will, except as otherwise agreed to in writing by Parent, Nordstrom and a holder of a Vested Nordstrom RSU and without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock subject to such Vested Nordstrom RSU, multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

•        Unvested Nordstrom RSUs.    Immediately prior to the Effective Time, each Unvested Nordstrom RSU will, except as otherwise agreed to in writing by Parent, Nordstrom and a holder of a Unvested Nordstrom RSU and without any action on the part of the holder thereof, be cancelled and converted into a Converted RSU Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom RSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted RSU Award; provided that no such changes shall adversely affect the rights of the applicable holder;

•        Vested Nordstrom PSUs.    Immediately prior to the Effective Time, each Vested Nordstrom PSU will, except as otherwise agreed to in writing by Parent, Nordstrom and a holder of a Vested Nordstrom PSU and without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock that vested with respect to such Vested Nordstrom PSU, multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement);

•        Unvested Nordstrom PSUs.    Immediately prior to the Effective Time, each Unvested Nordstrom PSU will, except as otherwise agreed to in writing by Parent, Nordstrom and a holder of a Unvested Nordstrom PSU and without any action on the part of the holder thereof, be cancelled and converted into a Converted PSU Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom PSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted PSU Award; provided that no such changes shall adversely affect the rights of the applicable holder;

•        Any portion of a PSU Award that is not a Vested Nordstrom PSU or Unvested Nordstrom PSU will, except as otherwise agreed by the holder, Nordstrom and Parent, be cancelled for no consideration;

•       Payments with respect to Vested Nordstrom Options, Vested Nordstrom RSUs and Vested Nordstrom PSUs will be made as promptly as practicable after the Effective Time, or at such later time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code;

•       Immediately prior to the Effective Time, all Nordstrom Stock Units credited to accounts under a Deferred Compensation Plan immediately prior to the Effective Time will be notionally reinvested in one or more other investment funds as determined by Nordstrom until such accounts are distributed in cash pursuant to the terms of the applicable Deferred Compensation Plan as in effect immediately prior to the Effective Time; and

•        As of the Effective Time, all Nordstrom Equity Plans (other than agreements underlying, and the terms of the Nordstrom Equity Plans applicable to the Converted Option Cash Awards, the Converted RSU Awards and the Converted PSU Awards, in each case, solely to the extent relevant to the terms and conditions of the Merger Agreement) will terminate and that the Nordstrom Stock Purchase Plan will terminate as of (and subject to the occurrence of) immediately prior to the Effective Time. Each purchase right under the Nordstrom Stock Purchase Plan will be exercised to purchase Nordstrom Common Stock no later than 5 days prior to the Effective Time. Each share of Nordstrom Common Stock so purchased will be cancelled as described above with respect to shares of Nordstrom Common Stock. Any funds credited as of the Effective Time under the Nordstrom Stock Purchase Plan not used to purchase shares of Nordstrom Common Stock will be refunded to the participant without interest.

Substantially contemporaneously with the filing of the Articles of Merger, (1) Parent will deposit, or cause to be deposited, with the Paying Agent cash constituting an amount equal to the aggregate Merger Consideration (less the amount deposited by Nordstrom pursuant to clause (2)) and (2) Nordstrom will deposit, or cause to be deposited, with the Paying Agent cash in the amount requested by Parent in writing at least two business days prior to the Closing Date. Once a shareholder has provided the Paying Agent with his, her or its share certificate (or affidavit of loss in lieu thereof, or for shares whose transfer was not registered in the transfer records of Nordstrom, such information, documentation and payment of taxes (or evidence of payment thereof) requested by the Surviving Corporation or the Paying Agent, in accordance with the Merger Agreement) or book-entry share for cancellation, together with, in the case of share certificates, a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, or, in the case of book-entry shares, receipt of an “agent’s message” by the Paying Agent (understanding that holders of book-entry shares will be deemed to have surrendered such book-entry shares upon receipt of an “agent’s message” with respect to such shares), and such other customary evidence of surrender as the Paying Agent may reasonably require, the holder of such share certificate or book-entry share will be entitled to receive in exchange therefor the Merger Consideration for each share of Nordstrom Common Stock formerly represented by such share certificate or book-entry share. For more information, see the section of this proxy statement captioned “The Merger Agreement — Exchange Procedures.”

Following the Merger, all of the equity interests in the Surviving Corporation will be owned by Parent. If the Merger is consummated, Parent (and Liverpool and certain members of the Family Group indirectly through their indirect equity interests in Parent) will be the sole beneficiaries of Nordstrom’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting Nordstrom following the Merger. Similarly, Parent (and Liverpool and certain members of the Family Group indirectly) will also bear the risks of ongoing operations, including the risks of any decrease in Nordstrom’s value after the Merger.

In connection with the Merger, certain members of Nordstrom’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of Nordstrom’s shareholders generally, as described in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger.”

Benefits of the Merger for the Unaffiliated Security Holders

The primary benefit of the Merger to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, will be their right to receive the Merger Consideration for each share of Nordstrom Common Stock held by such shareholders as described above. This amount represents a premium of approximately 42% to Nordstrom’s unaffected closing common stock price per share on March 18, 2024, the last trading day prior to media speculation regarding a potential transaction. In addition, the Nordstrom Board intends to declare the Special Dividend and payment of the Special Dividend Per Share Amount prior to and contingent on the Closing. Additionally, such shareholders will avoid the risk after the Merger of any possible decrease in Nordstrom’s future earnings, growth or value.

Detriments of the Merger to the Unaffiliated Security Holders

The primary detriment of the Merger to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, is the lack of an interest of such shareholders in the potential future earnings, growth, or value realized by Nordstrom after the Merger, including as a result of any sale of Nordstrom or its assets to a third party in the future. Additionally, the receipt of cash in exchange for Nordstrom Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders who surrender their Nordstrom Common Stock in the Merger.

Certain Effects of the Merger for the Parent Filing Parties

If the Merger is completed, all of the equity interests in Nordstrom will be beneficially owned, indirectly through Parent, by the Parent Filing Parties and their affiliates. The benefits of the Merger to the Parent Filing Parties include the fact that, following the completion of the Merger, Parent will directly own 100% of the outstanding equity interests of the Surviving Corporation and will therefore have a corresponding 100% interest in the Surviving Corporation’s net book value and net earnings. The table below sets forth the beneficial ownership of Nordstrom Common Stock and resulting interests in Nordstrom’s net book value and net earnings of the Parent Filing Parties prior to and immediately after the Merger, based on Nordstrom’s net book value as of November 2, 2024, and net earnings for the nine months ended November 2, 2024, as if the Merger were completed on such date.

	Beneficial Ownership of Nordstrom Prior to the Merger(1)			Beneficial Ownership of Nordstrom After the Merger
($ in thousands)	% Ownership	Net Book Value at November 2, 2024(2)	Net Earnings for the Nine Months Ended November 2, 2024(3)	% Ownership(4)	Net Book Value at November 2, 2024(2)	Net Earnings for the Nine Months Ended November 2, 2024(3)
Parent	—	$—	$—	100%	$986,773	$128,467
Family Group	33.7%	$332,542	$43,294	50.1%	$494,373	$64,362
Liverpool	9.6%	$94,277	$12,333	49.9%	$492,400	$64,105

____________

(1)     Based on 164,903,446 shares of Nordstrom Common Stock outstanding as of November 2, 2024.

(2)     Based on total shareholders’ equity of $987 million as of November 2, 2024.

(3)     Based on net earnings of $128 million for the nine months ended November 2, 2024.

(4)     The ownership percentages set forth above assume that (1) there is no change in ownership of Nordstrom by the Family Group or Liverpool after November 2, 2024, and before completion of the Merger and (2) the consummation of the Equity Financing and the Rollover in connection with the consummation of the Merger.

In addition, the Parent Filing Parties will benefit from the savings associated with Nordstrom no longer being required to file reports under or otherwise being required to comply with provisions of the Exchange Act and other costs associated with being a publicly traded company. Detriments of the Merger to the Parent Filing Parties include the lack of liquidity for Nordstrom Common Stock following the Merger and the risk that Nordstrom will decrease in value following the Merger.

Certain Effects on Nordstrom if the Merger Is Not Consummated

If the Merger Agreement is not approved as a result of the failure to obtain the Requisite Shareholder Approvals, or if the Merger is not completed for any other reason, Nordstrom’s shareholders will not receive any payment for their shares of Nordstrom Common Stock in connection with the Merger. Instead, (1) Nordstrom will remain an independent public company, (2) Nordstrom Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) Nordstrom will continue to file periodic reports with the SEC. In addition, if the Merger is not consummated, Nordstrom expects that: (x) our management will continue to operate the business as it is currently being operated, and (y) Nordstrom’s shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the industry in which Nordstrom operates and adverse economic conditions. You should also read and consider carefully the other information in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference herein, including the risk factors contained in Nordstrom’s Annual Report on Form 10-K and other SEC filings. See the section of this proxy statement captioned “Where You Can Find More Information.”

Furthermore, if the Merger is not consummated, and depending on the circumstances that cause the Merger not to be consummated, the price of Nordstrom Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Nordstrom Common Stock would return to the price at which Nordstrom Common Stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being consummated on the future value of your shares of Nordstrom Common Stock, and there can be no assurance that any other transaction acceptable to Nordstrom will be offered. If the Merger is not consummated, the Nordstrom Board will continue to evaluate and review, among other things, Nordstrom’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not approved as a result of the failure to obtain the Requisite Shareholder Approvals, or if the Merger is not consummated for any other reason, Nordstrom’s business, financial condition, prospects or results of operation may be adversely impacted.

In addition, in specified circumstances in which the Merger Agreement is terminated, Nordstrom has agreed to pay Parent a termination fee of either $85 million or $42.5 million, as described more fully in the sections of this proxy statement captioned “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees.”

Unaudited Prospective Financial Information

Other than in connection with our regular earnings press releases and related investor materials, we do not, as a matter of course, make public projections as to our long-term future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, Nordstrom management regularly prepares projections as to our future financial performance for internal use, which are regularly reviewed by the Nordstrom Board.

2023 Projections

In November 2023, Nordstrom management prepared unaudited, non-public, prospective financial information of Nordstrom, on a standalone basis without giving effect to the Merger, for fiscal year 2024 through fiscal year 2026, which was reviewed with the Nordstrom Board at its November 2023 meeting. In connection with the Nordstrom Board’s strategic review, Nordstrom management subsequently extended this information to include fiscal years 2027 and 2028 (as extended, the “2023 Projections”), which was reviewed by the Special Committee and the other independent directors. The 2023 Projections through fiscal year 2026 were made available to the parties who signed non-disclosure agreements (as described in the section of the proxy statement captioned “Special Factors — Background of the Merger”). The 2023 Projections were also provided to Morgan Stanley and Centerview, who relied on them for their preliminary financial analyses presented to the Special Committee at its meetings on March 30, 2024 and May 5, 2024.

Although the information in the 2023 Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by Nordstrom management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Nordstrom’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Nordstrom’s control. The 2023 Projections include the following assumptions and estimates, among others:

•        Net sales growth rates ranging from 1% to 3% annually;

•        Opening 20 new Nordstrom Rack Stores in 2024 and 25 new Nordstrom Rack Stores in both 2025 and 2026;

•       Gross margin improvement driven by inventory management, shrink and Nordstrom Product Group penetration;

•       Variable expenses held steady driven by supply chain and radio frequency identification (RFID) efficiencies;

•        Fixed expense leverage held steady;

•        Capital expenditures reflecting investments at 3% to 4% of sales; and

•        Extrapolation of fiscal years 2027 and 2028 from fiscal year 2026.

These values and amounts in the 2023 Projections were (i) determined by Nordstrom management based on their experience and judgment and their expectations of Nordstrom’s operation as a standalone company and (ii) reviewed by the Special Committee and the other independent directors.

The following table summarizes the 2023 Projections:

	2024E	2025E	2026E	2027E	2028E
Total Sales	14,625	15,127	15,611	16,094	16,577
Net Sales	14,158	14,635	15,099	15,563	16,025
Adjusted EBITDA(1)	1,186	1,281	1,358	1,416	1,475
Adjusted EBIT	580	668	755	795	835
Tax Expense	(157)	(180)	(204)	(215)	(225)
D&A	517	528	538	554	571
Amortization of Developer Reimbursements	89	85	65	67	69
Right-of-Use Asset Amortization	197	198	202	202	202
Lease Liabilities	(280)	(283)	(288)	(297)	(306)
Change in Net Working Capital	(204)	42	(21)	(21)	(21)
Capital Expenditures	(502)	(530)	(546)	(555)	(564)
Unlevered Free Cash Flow	240	529	501	530	561

____________

(1)     Adjusted EBITDA represents Nordstrom earnings before interest, taxes, depreciation and amortization, unburdened by amortization of developer reimbursements.

August 2024 Projections

In August 2024, Nordstrom management prepared unaudited, non-public, prospective financial information of Nordstrom, on a standalone basis without giving effect to the Merger, for fiscal year 2024 through fiscal year 2028 (the “August Projections”). The August Projections were reviewed with the Nordstrom Board at its regular August meeting and were accepted by the Special Committee. The August Projections were provided to the Bid Group. The August Projections were also provided to Morgan Stanley and Centerview, who relied on them for their preliminary financial analyses presented to the Special Committee at its meetings on September 11, 15 and 27, October 2, and November 16 and 20, 2024.

Although the information in the August Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by Nordstrom management with respect to industry performance, general business, economic, regulatory, market and financial conditions, and other future events, as well as matters specific to Nordstrom’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Nordstrom’s control. The August Projections include the same assumptions and estimates as the 2023 Projections, except for the following, among others:

•        Changes to 2024 based on actual results through the second fiscal quarter and projected results for the third and fourth fiscal quarter of 2024;

•        Increased net sales growth rates to 4% in fiscal years 2027 and 2028, driven by the compounding impact of new Nordstrom Rack stores;

•       Opening 23 new stores in fiscal year 2024 and 25 new Nordstrom Rack Stores per year from fiscal year 2025 through fiscal year 2028;

•       Improvement in EBIT margin in fiscal years 2027 and 2028 primarily driven by sales leverage;

•        Lower D&A due to reduced capex and write offs causing improvement in EBIT in fiscal years 2027 and 2028 and EBITDA reduced or held flat to the 2023 Projections; and

•        Capital expenditures reflecting investments at approximately 3% of sales, reflecting reduced technology spend.

These values and amounts in the August Projections were (i) determined by Nordstrom management based on their experience and judgment and their expectations of Nordstrom’s operation as a standalone company and (ii) reviewed with the Special Committee and the other independent directors.

The following table summarizes the August Projections:

	2024E	2025E	2026E	2027E	2028E
Total Sales	14,949	15,272	15,819	16,433	17,074
Net Sales	14,498	14,792	15,319	15,910	16,525
Adjusted EBITDA(1)	1,178	1,276	1,340	1,406	1,521
Adjusted EBIT	577	674	769	876	989
Tax Expense	(153)	(182)	(208)	(236)	(267)
D&A	538	552	531	493	497
Amortization of Developer Reimbursements	62	50	40	37	35
Right-of-Use Asset Amortization	185	187	191	196	202
Lease Liabilities	(264)	(267)	(272)	(279)	(288)
Change in Net Working Capital	(80)	(104)	(51)	(49)	(28)
Capital Expenditures	(477)	(422)	(440)	(457)	(474)
Unlevered Free Cash Flow	387	488	560	580	665

____________

(1)     Adjusted EBITDA represents Nordstrom earnings before interest, taxes, depreciation and amortization, unburdened by amortization of developer reimbursements.

December 2024 Projections

Nordstrom management updated the August Projections in December 2024 (the “December Projections” and together with the 2023 Projections and the August Projections, the “Unaudited Prospective Financial Information”), which update was reviewed with and approved by the Special Committee and the other independent directors. The December Projections were provided to Liverpool and the Family Group for use with their presentations to the rating agencies for the RES/RAS process relating to Nordstrom’s Senior Notes.

The Special Committee used the December Projections to assist in its decision-making process in determining whether to recommend the Merger Agreement and the transactions contemplated thereby (including the Merger) to the Nordstrom Board.

The December Projections were approved by the Special Committee for use by Morgan Stanley and Centerview in connection with their financial analyses. Morgan Stanley and Centerview used the December Projections in connection with their respective financial analyses and in connection with the delivery of their respective opinions to the Special Committee described below in the sections of this proxy statement captioned “Special Factors — Opinion of Morgan Stanley & Co. LLC to the Special Committee” and “Special Factors — Opinion of Centerview Partners LLC to the Special Committee.”

Although the information in the December Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by Nordstrom management with respect to industry performance, general business, economic, regulatory, market and financial conditions, and other future events, as well as matters specific to Nordstrom’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Nordstrom’s control. The December Projections include the same assumptions and estimates as the August Projections (which updated the 2023 Projections), except for the following:

•        Inclusion of $280 million in cash received by Nordstrom after the end of the third fiscal quarter of 2024 from TD Bank in connection with an extension of the credit card program agreement;

•        Inclusion of Nordstrom’s actual results for the third fiscal quarter of 2024;

•        Changes to Nordstrom’s fourth quarter of 2024 for our public guidance; and

•        Increases in capital expenditures in fiscal years 2024 and 2025 and decreases in capital expenditures fiscal years 2026 through 2028.

These values and amounts in the December Projections were (i) determined by Nordstrom management based on their experience and judgment and their expectations of Nordstrom’s operation as a standalone company and (ii) reviewed with and accepted by the Special Committee and the other independent directors.

The following table summarizes the December Projections:

	2024E	2025E	2026E	2027E	2028E
Total Sales	14,766	15,272	15,819	16,433	17,074
Net Sales	14,320	14,792	15,319	15,910	16,525
Adjusted EBITDA(1)	1,138	1,276	1,340	1,406	1,521
Adjusted EBIT	542	674	769	876	989
Tax Expense	(144)	(182)	(208)	(236)	(267)
D&A	538	552	531	493	497
Amortization of Developer Reimbursements	58	50	40	37	35
Right-of-Use Asset Amortization	186	187	191	196	202
Lease Liabilities	(266)	(267)	(272)	(279)	(288)
Change in Net Working Capital	145	(104)	(51)	(49)	(28)
Capital Expenditures	(500)	(430)	(435)	(452)	(469)
Unlevered Free Cash Flow	559	481	566	584	671

____________

(1)     Adjusted EBITDA represents Nordstrom earnings before interest, taxes, depreciation and amortization, unburdened by amortization of developer reimbursements.

General

The Unaudited Prospective Financial Information was provided to the Special Committee in connection with its evaluation of the proposed Merger. The December Projections were provided to Morgan Stanley and Centerview, as approved by the Special Committee, for their use and reliance in connection with their financial analyses and fairness opinions provided to the Special Committee on December 22, 2024, as described below in sections of this proxy statement captioned “Special Factors — Opinion of Morgan Stanley & Co. LLC to the Special Committee” and “Special Factors — Opinion of Centerview Partners LLC to the Special Committee,” and the December Projections were the only financial projections that were approved by the Special Committee for such purpose.

The Unaudited Prospective Financial Information was developed by Nordstrom management led by Ms. Smith, with the review and approval of Messrs. Erik and Peter Nordstrom, as then-current estimates of Nordstrom’s future financial performance as an independent company, without giving effect to the Merger, or any changes to Nordstrom’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the Merger to be completed, and it should not be viewed as accurate or continuing in that context.

The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Unaudited Prospective Financial Information included in this document has been prepared by, and is the responsibility of, Nordstrom’s management. Neither Nordstrom’s independent auditor nor any other independent accountants have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Unaudited Prospective Financial Information, nor have they expressed an opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events, including those detailed above, made by Nordstrom management that Nordstrom management believed in good faith were reasonable. Nordstrom’s ability to achieve the financial results contemplated by the Unaudited Prospective Financial Information will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith.

The Unaudited Prospective Financial Information reflects assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved include, among others, (1) general economic and market conditions; (2) our ability to achieve operating objectives with respect to controlling costs and increasing operating margins, as well as the risks to our ability to grow revenues; (3) our ability to achieve our customer, marketing and merchandising strategies, as well as other assumptions and estimates underlying the Unaudited Prospective Financial Information, (4) changes in laws, regulations and taxes relevant to Nordstrom’s business; (5) competitive pressures in the retail industry and the department store and off-price retail sectors, including new market entrants and changes in the competitive environment; (6) customer demand for our products and services; (7) our ability to attract, integrate and retain qualified personnel; and (8) uncertainty in the timing of relevant transactions and resulting cash inflows and outflows. Additional factors that may impact us or our business can be found in the various risk factors included in our periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts. You should evaluate the Unaudited Prospective Financial Information, if at all, in conjunction with our historical financial statements and other information regarding Nordstrom contained in our public filings with the SEC. The Unaudited Prospective Financial Information may not be consistent with Nordstrom’s historical operating data as a result of the assumptions and estimates detailed above. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.

Because the Unaudited Prospective Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. The Unaudited Prospective Financial Information should not be regarded as an indication that Nordstrom management, the Special Committee or any of their respective advisors, or any other person, considered or now considers the Unaudited Prospective Financial Information to be necessarily predictive of actual future results.

Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results or for purposes of making any investment decision.

Certain of the financial measures included in the Unaudited Prospective Financial Information are not calculated in accordance with GAAP. Financial measures such as adjusted EBITDA, adjusted EBIT and unlevered free cash flow are non-GAAP financial measures. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Unaudited Prospective Financial Information, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Special Committee, Morgan Stanley, Centerview or the Parent Parties. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.

The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, none of Nordstrom, Morgan Stanley, Centerview or any of their respective representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that Nordstrom, the Special Committee, the Nordstrom Board, Morgan Stanley, Centerview or any other recipient of the Unaudited Prospective Financial Information considered, or now considers, the Unaudited Prospective Financial Information to be predictive of Nordstrom’s performance or actual future results. For information on factors that may cause our future results to materially vary, see the section of this proxy statement captioned “Forward-Looking Statements.” Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by Nordstrom that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our shareholders access to the information that was made available to the Special Committee, Morgan Stanley, Centerview or the Parent Parties. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any Nordstrom shareholder as to how to vote at the special meeting with respect to the Merger, or whether to seek appraisal rights with respect to their shares.

In light of the foregoing factors and the uncertainties inherent in the Unaudited Prospective Financial Information, Nordstrom shareholders are cautioned not to place undue reliance on it.

Interests of Nordstrom’s Directors and Executive Officers in the Merger

Members of the Nordstrom Board and Nordstrom’s executive officers have various interests in the Merger described in this section that may be in addition to, or different from, the interests of the Nordstrom shareholders generally. You should keep this in mind when considering the recommendations of the Special Committee and the Nordstrom Board with respect to the Merger. The members of the Special Committee and the Nordstrom Board were aware of these interests and considered them to the extent that they existed and were disclosed to the Special Committee at the time they approved the Merger Agreement and in making their recommendation that Nordstrom shareholders adopt the Merger Agreement. These interests are described below.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section of this proxy statement captioned “Golden Parachute Compensation” below, were used:

•        the Effective Time is March 3, 2025, which is the assumed date of the Effective Time solely for purposes of the disclosure in this section (the “Assumed Effective Time”);

•       the relevant total consideration per share is the Merger Consideration, which is $24.25 per share of Nordstrom Common Stock in cash, plus the amount the Special Dividend, which we have assumed will be in an amount equal to $0.25 per share for purposes of the disclosure in this section, together totaling $24.50 per share (for purposes of this section the “Assumed Total Consideration Per Share”); and

•       the employment of each of Nordstrom’s executive officers is terminated due to a “deemed involuntary termination” as a result of a termination of the executive officer’s employment without “cause” or the executive officer’s resignation for “good reason” (as each such term is defined in the relevant plan and/or agreement), in each case, immediately following the Assumed Effective Time.

Treatment of Outstanding Nordstrom Equity Awards

The following is an overview of the treatment of Nordstrom Equity Awards applicable to our non-employee directors and executive officers. As of the Assumed Effective Time, our non-employee directors do not hold any outstanding Nordstrom Equity Awards. The Merger Agreement provides for the following treatment of Nordstrom Equity Awards outstanding immediately prior to the Effective Time (except as otherwise agreed to in writing prior to the Effective Time, by Parent, Nordstrom, and a holder of a Nordstrom Equity Award):

•        Vested Nordstrom Options.    Each Vested Nordstrom Option will, without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the total number of shares of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option, multiplied by (2) the excess, if any, of (a) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement) over (b) the exercise price per share of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option. However, if the exercise price per share of Nordstrom Common Stock subject to any such Vested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Vested Nordstrom Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Vested Nordstrom Option shall be exercisable, and each Vested Nordstrom Option shall entitle the holder thereof only to the payment provided for pursuant to the terms of the Merger Agreement, if any.

•        Unvested Nordstrom Options.    Each Unvested Nordstrom Option will, without any action on the part of the holder thereof, be cancelled and converted into a Converted Option Cash Award, on the same vesting and timing of settlement terms and conditions as applied to the corresponding Unvested Nordstrom Option immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted Option Cash Award; provided that no such changes shall adversely affect the rights of the applicable holder. However, if the exercise price per share of Nordstrom Common Stock subject to any such Unvested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Unvested Nordstrom Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Unvested Nordstrom Option shall be exercisable, and each Unvested Nordstrom Option shall entitle the holder thereof only to the payment provided for pursuant to the terms of the Merger Agreement, if any.

•        Vested Nordstrom RSUs.    Each Vested Nordstrom RSU will, without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock subject to such Vested Nordstrom RSU, multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

•       Unvested Nordstrom RSUs.    Each Unvested Nordstrom RSU will, without any action on the part of the holder thereof, be cancelled and converted into a Converted RSU Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom RSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted RSU Award; provided that no such changes shall adversely affect the rights of the applicable holder.

•        Vested Nordstrom PSUs.    Each Vested Nordstrom PSU will, without any action on the part of the holder thereof, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (i) the number of shares of Nordstrom Common Stock that vested with respect to such Vested Nordstrom PSU multiplied by (ii) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

•        Unvested Nordstrom PSUs.    Each Unvested Nordstrom PSU will, without any action on the part of the holder thereof, be cancelled and converted into a Converted PSU Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom PSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted PSU Award; provided that no such changes shall adversely affect the rights of the applicable holder.

•        Any portion of a Nordstrom PSU award that is not a Vested Nordstrom PSU or an Unvested Nordstrom PSU as described above will be cancelled for no consideration.

Payments with respect to Vested Nordstrom Options, Vested Nordstrom RSUs and Vested Nordstrom PSUs will be made as promptly as practicable after the Effective Time, or at such later time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code.

The Merger Agreement provides that all Nordstrom Stock Units credited to accounts under a Deferred Compensation Plan immediately prior to the Effective Time will be notionally reinvested in one or more other investment funds as determined by Nordstrom prior to the Effective Time until such accounts are distributed in cash pursuant to the terms of the applicable Deferred Compensation Plan as in effect immediately prior to the Effective Time.

The Merger Agreement provides that, as of the Effective Time, all Nordstrom Equity Plans (other than agreements underlying, and the terms of the Nordstrom Equity Plans applicable to the Converted Option Cash Awards, the Converted RSU Awards and the Converted PSU Awards, in each case, solely to the extent relevant to the terms and conditions of the Merger Agreement) will terminate and that the Nordstrom Stock Purchase Plan will terminate as of (and subject to the occurrence of) immediately prior to the Effective Time.

Treatment of Outstanding Equity Awards — Summary Tables

Non-Employee Directors

As of the Assumed Effective Time, none of Nordstrom’s non-employee directors held any Nordstrom Equity Awards or any Nordstrom Stock Units. Under the terms of the Merger Agreement, all Nordstrom Stock Units credited to accounts under a Deferred Compensation Plan immediately prior to the Effective Time will be notionally reinvested in one or more other investment funds as determined by Nordstrom prior to the Effective Time until such accounts are distributed in cash pursuant to the terms of the applicable Deferred Compensation Plan as in effect immediately prior to the Effective Time. Under the terms of the Merger Agreement, Nordstrom is permitted to grant long-term equity based incentive awards to non-employee directors prior to the Effective Time, who would in the ordinary course of business and consistent with its past practice receive a long-term equity-based incentive award subject to the same material terms and conditions (including vesting conditions) applicable to long-term equity-based incentive awards historically granted by Nordstrom. Nordstrom plans to grant long-term equity-based incentive awards to the non-employee directors in amounts consistent with past years. Historically, Nordstrom has granted non-employee directors equity-based incentive awards that are subject to a six-month restriction on sale or transfer and it is anticipated that if any such awards are granted prior to the Effective Time, such awards would provide that any such transfer restriction would lapse immediately prior to the Effective Time. However, as of the Assumed Effective Time no such awards have been granted.

Executive Officers

The following table sets forth, for each of Nordstrom’s executive officers, the outstanding Vested Nordstrom Options, Vested Nordstrom RSUs and Vested Nordstrom PSUs expected to be held by each of Nordstrom’s executive officers immediately prior to the Assumed Effective Time, and the estimated value of such Nordstrom Equity Awards based on the Assumed Total Consideration Per Share. Depending on when the actual Effective Time occurs, certain of these Nordstrom Equity Awards may be exercised or expire prior to the Effective Time in accordance with their terms and independent of the occurrence of the Merger. All share numbers have been rounded to the nearest whole number.

Executive Officer Vested Equity Awards Summary Table(1)
Executive Officers	Number of Vested Nordstrom RSUs (#)	Value of Vested Nordstrom RSUs ($)(2)	Number of Vested Nordstrom PSUs (#)($)(3)	Value of Vested Nordstrom PSUs	Number of Vested Nordstrom Options (#)(4)	Value of Vested Nordstrom Options ($)(5)
Erik B. Nordstrom*	0	0	0	0	597,937	2,387,000
Cathy R. Smith	0	0	0	0	0	0
Jason Morris	0	0	0	0	0	0
Peter E. Nordstrom*	0	0	0	0	597,937	2,387,000
Kenneth J. Worzel	0	0	0	0	613,376	3,316,353
James Nordstrom	0	0	0	0	308,793	1,573,496
Fanya Chandler	0	0	0	0	6,600	0
Alexis DePree	0	0	0	0	74,404	459,413
Gemma Lionello	0	0	0	0	54,678	0
Lisa Price	0	0	0	0	0	0
Ann Munson Steines	0	0	0	0	92,301	786,743

____________

*        Also a member of the Nordstrom Board.

(1)     Under the Merger Agreement, Nordstrom is permitted to grant additional long-term equity-based incentive awards to employees prior to Closing, who would in the ordinary course of business and consistent with its past practice receive a long-term equity-based incentive award subject to the same material terms and conditions (including vesting conditions) applicable to long-term equity-based incentive awards historically granted by Nordstrom. Nordstrom plans to grant long-term equity-based incentive awards to the executive officers in amounts consistent with past years. As such long-term equity-based incentive awards have not yet been granted, they are not reflected in the table.

(2)     Under the Merger Agreement, each Vested Nordstrom RSU will, without any action on the part of the holder thereof and except as otherwise agreed to in writing prior to the Effective Time, by Parent, Nordstrom and a holder of a Nordstrom RSUs, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (a) the number of shares of Nordstrom Common Stock subject to such Vested Nordstrom RSU, multiplied by (b) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement). The amount reported represents the number of shares subject to each Vested Nordstrom RSU as of the Assumed Effective Time, multiplied by the Assumed Total Consideration Per Share of $24.50.

(3)     Under the Merger Agreement each Vested Nordstrom PSU will, without any action on the part of the holder thereof and except as otherwise agreed to in writing prior to the Effective Time, by Parent, Nordstrom and a holder of a Nordstrom PSUs, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (a) the number of shares of Nordstrom Common Stock that vested with respect to such Vested Nordstrom PSU multiplied by (b) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement). The amount reported represents the number of shares subject to each Vested Nordstrom PSU as of the Assumed Effective Time, multiplied by the Assumed Total Consideration Per Share of $24.50.

(4)     Included in this column are Vested Nordstrom Options with an exercise price greater than the Merger Consideration, which will be cancelled at the time of the Merger in exchange for no consideration pursuant to the terms of the Merger Agreement.

(5)     Under the Merger Agreement, each Vested Nordstrom Option will, without any action on the part of the holder thereof and except as otherwise agreed to in writing prior to the Effective Time, by Parent, Nordstrom and a holder of a Nordstrom Options, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (a) the total number of shares of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option, multiplied by (b) the excess, if any, of (i) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement) over (ii) the exercise price per share of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option. However, if the exercise price per share of Nordstrom Common Stock subject to any such Vested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Vested Nordstrom Option will be cancelled in exchange for no consideration. The amount reported represents the number of shares subject to each Vested Nordstrom Option as of the Assumed Effective Time, multiplied by the excess of the Assumed Total Consideration Per Share of $24.50 over the exercise price per share subject to the Vested Nordstrom Option.

The following table sets forth the Unvested Nordstrom RSUs, Unvested Nordstrom PSUs and Unvested Nordstrom Options expected to be held by each of Nordstrom’s executive officers immediately prior to the Assumed Effective Time and the estimated value of such awards based on the Assumed Total Consideration Per Share. Depending on when the actual Effective Time occurs, certain of these equity awards may have vested, been exercised and/or been cancelled, in each case, prior to the actual Effective Time in accordance with their terms and independent of the occurrence of the Merger. All share and unit numbers have been rounded to the nearest whole number.

Executive Officer Unvested Equity Awards Summary Table
Executive Officers	Number of Unvested Nordstrom RSUs (#)	Value of Unvested Nordstrom RSUs ($)(1)	Number of Unvested Nordstrom PSUs (#)	Value of Unvested Nordstrom PSUs ($)(1)	Number of Unvested Nordstrom Options (#)(3)	Value of Unvested Nordstrom Options ($)(4)
Erik B. Nordstrom*	99,889	2,447,281	246,723	6,044,714	530,319	634,045
Cathy R. Smith	353,746	8,666,777	87,903	2,153,624	0	0
Jason Morris	266,087	6,519,132	83,382	2,042,859	0	0
Peter E. Nordstrom*	99,889	2,447,281	246,723	6,044,714	530,319	634,045
Kenneth J. Worzel	105,047	2,573,652	220,177	5,394,337	230,584	534,390
James Nordstrom	71,845	1,760,203	131,827	3,229,762	110,575	259,732
Fanya Chandler	77,955	1,909,898	46,613	1,142,019	19,711	40,893
Alexis DePree	91,515	2,242,118	120,219	2,945,366	97,154	232,864
Gemma Lionello	55,284	1,354,458	46,613	1,142,019	21,373	48,125
Lisa Price	153,821	3,768,615	52,240	1,279,880	0	0
Ann Munson Steines	50,013	1,225,319	94,843	2,323,654	83,748	200,620

____________

*        Also a member of the Nordstrom Board.

(1)     Under the Merger Agreement, each Unvested Nordstrom RSU will, without any action on the part of the holder thereof and except as otherwise agreed to in writing prior to the Effective Time, by Parent Nordstrom and a holder of a Nordstrom RSUs, be cancelled and converted into the contingent right to receive the Converted RSU Award. Each Converted RSU Award will be subject to the same terms and conditions (including with respect to vesting and timing of payment), except for terms that are rendered inoperable by reason of the Merger or for other administrative and ministerial changes that, in the reasonable and good faith determination of Parent, are appropriate to conform the administration of the Converted RSU Award; provided that no such changes shall adversely affect the rights of the applicable holder. The amount reported represents the number of shares subject to each Unvested Nordstrom RSU as of the Assumed Effective Time, multiplied by the Assumed Total Consideration Per Share of $24.50.

(2)     Under the Merger Agreement, each Unvested Nordstrom PSU will, without any action on the part of the holder thereof and except as otherwise agreed to in writing prior to the Effective Time, by Parent Nordstrom and a holder of a Nordstrom PSUs, be cancelled and converted into the contingent right to receive a Converted PSU

Award. Each Converted PSU Award will be subject to the same terms and conditions (including with respect to vesting and timing of payment), except for terms that are rendered inoperable by reason of the Merger or for other administrative and ministerial changes that, in the reasonable and good faith determination of Parent, are appropriate to conform the administration of the Converted PSU Award, except that no such changes shall adversely affect the rights of the applicable holder. The number of Unvested Nordstrom PSUs shown includes: (i) for the Unvested Nordstrom PSUs granted in 2022, the number of shares subject to each such Unvested Nordstrom PSU as of the Assumed Effective Time based on 75% achievement of the performance metrics for the performance period, which was certified by the Compensation Committee on February 25, 2025; (ii) for the Unvested Nordstrom PSUs granted in 2023, the number of shares subject to each such Unvested Nordstrom PSU as of the Assumed Effective Time assuming performance at 75%; and (iii) for the Unvested Nordstrom PSUs granted in 2024, the number of shares subject to each such Unvested Nordstrom PSU as of the Assumed Effective Time assuming performance at 110%. The amount reported represents the number of shares subject to each Unvested Nordstrom PSU (assuming performance as indicated in the prior sentence) as of the Assumed Effective Time, multiplied by the Assumed Total Consideration Per Share of $24.50.

(3)     The number of Unvested Nordstrom Options represents the number of shares subject to each Unvested Nordstrom Option as of the Assumed Effective Time, including Unvested Nordstrom Options with an exercise price greater than the Merger Consideration, which will be cancelled at the time of the Merger in exchange for no consideration.

(4)     Under the Merger Agreement each Unvested Nordstrom Option will, without any action on the part of the holder thereof and except as otherwise agreed to in writing prior to the Effective Time, by Parent Nordstrom and a holder of a Nordstrom Options, be cancelled and converted into the contingent right to receive the Converted Option Cash Award. However, if the exercise price per share of Nordstrom Common Stock subject to any such Unvested Nordstrom Option is equal to or greater than the Merger Consideration plus the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Unvested Nordstrom Option will be cancelled in exchange for no consideration. Each Converted Option Cash Award will be subject to the same terms and conditions (including with respect to vesting and timing of payment), except for terms that are rendered inoperable by reason of the Merger or for other administrative and ministerial changes that, in the reasonable and good faith determination of Parent, are appropriate to conform the administration of the Converted Option Cash Award; except that no such changes shall adversely affect the rights of the applicable holder. The amount reported represents the number of shares subject to each Unvested Nordstrom Option as of the Assumed Effective Time, multiplied by the excess of the Assumed Total Consideration Per Share of $24.50 over the exercise price per share subject to the Unvested Nordstrom Option.

As of the Assumed Effective Time, Kenneth J. Worzel has 6,758 Nordstrom Stock Units. No other Nordstrom executive officers hold Nordstrom Stock Units.

Change in Control and Termination Benefits for Executive Officers and Directors

On February 27, 2025, Ms. Smith informed Nordstrom of her intention to voluntarily resign from her employment with Nordstrom following the filing of Nordstrom’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, anticipated to be within the next month. As a result of such voluntary resignation, Ms. Smith is not expected to be entitled to receive any special payments or benefits as a result of the Merger.

Treatment of Equity Awards Upon Qualifying Termination

Nordstrom’s executive officers participate in the Nordstrom Equity Plans, pursuant to which they have been granted certain long term equity incentive awards as described in further detail in the section captioned “— Treatment of Outstanding Equity Awards and Equity Plans” above. If an executive officers’ employment is involuntarily terminated by Nordstrom without “cause,” or the executive officer terminates employment from Nordstrom (or the Parent or subsidiary employing the executive officer) for “good reason” (each, as defined in the 2019 Plan) within 12 months following a “change in control” (as defined in the 2019 Plan and including the Merger), then each Converted Option Award, Converted RSU Award and Converted PSU Award, to the extent unvested, will vest in full on the date of the executive officer’s termination of employment. The Merger will constitute a “change in control” under the 2019 Plan.

For purposes of the 2019 Plan, “cause” generally means any of the following: (a) conviction of, or plea of guilty or no contest to, (i) any felony (or its international equivalent) or (ii) any other crime that results, or could reasonably be expected to result, in material harm to the business or reputation of Nordstrom or any subsidiary, (b) an act of personal dishonesty or disloyalty in the course of fulfilling duties to Nordstrom or any subsidiary, or an act of fraud or misappropriation, embezzlement, or misuse of funds or property belonging to Nordstrom or any subsidiary, (c) deliberate and continued failure to perform material duties to Nordstrom or any subsidiary, (d) a material violation of the written policies of Nordstrom or any subsidiary, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of Nordstrom or any subsidiary, (e) engagement in willful misconduct in connection with employment or services with Nordstrom or any subsidiary, which results, or could reasonably be expected to result, in material harm to the business or reputation of Nordstrom or any subsidiary, and (f) breach of any restrictive covenants applicable as a result of any agreement with Nordstrom or any subsidiary or any policy or plan maintained by Nordstrom or any subsidiary.

For purposes of the 2019 Plan, “good reason” generally means the occurrence of any of the following without the executive officer’s written consent and within 12 months following a “change in control” (as defined in the 2019 Plan and including the Merger) (a) a material diminution in base salary, (b) a material diminution in authority, duties, or responsibilities, (c) a material change in the geographic location at which the executive officer must perform his or her services to a place that is more than 50 miles from where the executive officer was based immediately prior to the change in control, and (d) any other action or inaction that constitutes a material breach by Nordstrom of the 2019 Plan with respect to an executive officer’s award. Any such event will constitute good reason only if the executive officer provides written notice (including a reasonably detailed description) to Nordstrom of the event which he/she believes constitutes good reason within 90 days of his or her knowledge of such event and Nordstrom fails to cure such event within 90 days after receiving such written notice.

Executive Severance Plan

Nordstrom maintains the Nordstrom, Inc. Executive Severance Plan (the “Executive Severance Plan”), which provides severance benefits to Nordstrom’s eligible executive officers (other than Erik Nordstrom and Peter Nordstrom, who are not eligible) if their employment is involuntarily terminated by Nordstrom without cause or in a deemed an involuntary termination, in each case whether or not in connection with a change in control, subject to the executive officer’s timely execution of a release of claims. Though the Executive Severance Plan does not provide for payments conditioned on the completion of the Merger (i.e., it does not provide for “single trigger” or “double trigger” change in control severance benefits), because it is possible that the Merger results in a termination of the executive officers’ employment thereafter that entitles such executives to severance benefits under the Executive Severance Plan, such benefits are described below. In connection with her voluntary resignation, Ms. Smith will not be eligible to receive any severance benefits under the Executive Severance Plan.

For purposes of the Executive Severance Plan, “cause” generally means the following (a) conviction of, or plea of guilty or no contest to, (i) any felony (or its international equivalent) or (ii) any other crime that results, or could reasonably be expected to result, in material harm to the business or reputation of Nordstrom or any subsidiary or affiliate, (b) an act of personal dishonesty or disloyalty in the course of fulfilling the eligible executive officer’s duties, or an act of fraud or misappropriation, embezzlement, or misuse of funds or property belonging to Nordstrom or any subsidiary or affiliate, (c) deliberate and continued failure to perform substantially his or her material duties, (d) a material violation of written policies, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, (e) engagement in willful misconduct in connection with his or her employment or services, which results, or could reasonably be expected to result, in material harm to the business or reputation of Nordstrom or any subsidiary or affiliate, or (f) breach of any applicable restrictive covenants.

For purposes of the Executive Severance Plan, a deemed “involuntary termination” occurs if an eligible executive officer terminates employment following a material diminution (meaning at least 50%) of his or her duties and responsibilities without his or her consent. Any such event will only constitute a “deemed involuntary termination” if (1) the eligible executive officer provides Nordstrom with written notice of such event within 30 days after its occurrence, (2) Nordstrom fails to cure such event or condition within 30 days of receiving such notice, and (3) the eligible executive officer terminates his or her employment within 30 days following the expiration of Nordstrom’s aforementioned 30 day cure period.

Upon termination without cause or due to a deemed involuntary termination, eligible executive officers will generally be eligible to receive:

•        A lump sum cash severance payment of 24 months of annual base salary. This amount will be reduced by any amount equal to the eligible executive officer’s gross monthly benefit under the Nordstrom Supplemental Executive Retirement Plan multiplied by the number of months used to calculate the severance payment, if applicable.

•        A lump sum payment equal to the difference between the applicable COBRA rate for medical and dental benefits for the eligible executive officer (and his or her enrolled dependents) for 12 months and the executive officer’s active plan contribution rate for such coverage, unless the eligible executive officer is not covered under any medical and/or dental benefits or is eligible to participate in the Nordstrom Retiree Health Plan.

•        Six months of outplacement services.

To be eligible to receive benefits upon a termination without cause or deemed involuntary termination, the executive officer must have executed a non-competition (through 12 months post-termination), non-solicitation (through 12 months post-termination) and confidentiality agreement and each executive officer has executed such an agreement.

Payments and benefits received under the Executive Severance Plan are subject to forfeiture and clawback if, during the one-year period following an executive officer’s termination, the executive officer is found to have committed any act or omission during his or her employment with Nordstrom that would have constituted grounds to terminate his or her employment for cause (“detrimental activities”). The amount subject to clawback will be offset by $25,000 as valid consideration for the executive officer’s prior execution of a non-competition, non-solicitation and/or confidentiality agreement.

See the section of this proxy statement captioned “— Golden Parachute Compensation” below for an estimate of the amounts that would become payable to each of Nordstrom’s named executive officers under the Executive Severance Plan in connection with a qualifying termination immediately following the Merger.

Supplemental Executive Retirement Plan

Erik Nordstrom, Peter Nordstrom, Kenneth Worzel, James Nordstrom and Gemma Lionello (the “SERP Participants”) are participants in the SERP. The SERP provides for immediate vesting in the event of a “change of control” (as defined in the SERP). The Merger will constitute a change of control for purposes of the SERP. Each of the SERP Participants other than James Nordstrom are fully vested in their SERP benefit and are entitled to the full amount of his or her SERP benefit upon retirement or termination without “cause” (as defined in the SERP), subject to such executive officer’s continued compliance with non-competition obligations under the SERP. As such, the Merger will not result in an acceleration of any SERP benefits for any executive officers other than James Nordstrom. With respect to James Nordstrom, in the event of his termination of employment after a change in control (including the Merger) other than for cause and before James Nordstrom’s normal retirement date, James Nordstrom will be entitled to receive a reduced early retirement benefit under the SERP commencing on his or her early retirement date (with reductions based upon the age attained on the actual early retirement date).

On December 22, 2024, the Compensation, People and Culture Committee of the Nordstrom Board (the “Compensation Committee”) approved an amendment and restatement of the SERP. The SERP was amended and restated solely to remove provisions requiring Nordstrom to fully fund accrued benefits through a trust in the event of a change in control. In connection with such amendment and restatement of the SERP, the Compensation Committee also approved amendments and restatements of the trust agreement applicable to the SERP and the trust agreement applicable to the Nordstrom Deferred Compensation Plan and Nordstrom Directors Deferred Compensation Plan to remove similar provisions and address certain other administrative matters.

Retention Agreements

On January 15, 2025, the Compensation Committee approved a cash-based retention bonus program to aid in the retention of certain key Nordstrom employees, including certain members of the executive leadership team, presidents, executive vice presidents and senior vice presidents of Nordstrom who are critical to Nordstrom’s future success. The key employees include all of the executive officers of Nordstrom other than Erik Nordstrom, Peter Nordstrom, and James Nordstrom.

Each retention bonus is subject to the terms and conditions of a retention bonus agreement between the executive officer and Nordstrom, which generally provides the following: (i) 25% of the retention bonus will be paid shortly following the earlier of the Closing Date and December 15, 2025, (ii) subject to the occurrence of the Closing, 25% of the retention bonus will be paid shortly following the first anniversary of the Closing Date, and (iii) subject to the occurrence of the Closing, 50% of the retention bonus will be paid shortly following the second anniversary of the Closing Date, in each case, subject to the executive officer’s continuous employment with Nordstrom through the applicable payment date. The retention bonus awards to executive officers are as follows: Alexis DePree, $2,500,000; Kenneth J. Worzel, $1,790,000; Jason Morris, $1,660,000; Ann Steines, $1,386,000; Lisa Price, $1,300,000; Fanya Chandler, $1,160,000; and Gemma Lionello, $1,160,000.

The Special Committee and Compensation Committee believe that the retention of these key Nordstrom employees through Closing is critical. At Parent’s request, 75% of the total retention bonus opportunities under the program are based on continued service with Nordstrom after Closing, with vesting dates on the first and second anniversaries of the Merger, subject to the executive officer’s continued employment through such date.

Ms. Smith also received a retention bonus award in the amount of $1,750,000 on the terms described above. However, due to her voluntary resignation, Ms. Smith is expected to forfeit her entire retention bonus.

Special Committee Compensation

The members of the Special Committee will be entitled to receive compensation for their service on the Special Committee and the other independent members of the Nordstrom Board may receive compensation for their additional time required by the transaction. However, the amount and form of such compensation has not been approved as of the filing of this proxy statement.

Indemnification and Insurance Coverage

Pursuant to the terms of the Merger Agreement, Nordstrom’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. Please see the section of this proxy statement captioned “The Merger Agreement — Directors’ & Officers’ Indemnification and Insurance” below.

Employment Arrangements Following the Merger

As of the date of this proxy statement, none of Nordstrom’s executive officers (other than Messrs. Erik and Peter Nordstrom as described in the following sentence) has (1) reached an understanding on potential employment or other retention terms with the Surviving Corporation or with Parent or Acquisition Sub (or any of their respective affiliates), or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the Surviving Corporation or with Parent or Acquisition Sub (or any of their respective affiliates) to be effective following the consummation of the Merger. Messrs. Erik and Peter Nordstrom are expected to receive employment agreements in connection with the consummation of the Merger pursuant to which they will serve as Co-Chief Executive Officers and Co-Chairmen of the Board of the Parent, and to receive severance upon their termination of employment under certain circumstances; however, the principal terms of such employment agreements, including severance amounts, have yet to be agreed. In addition, prior to the Effective Time, Parent or Acquisition Sub (or their respective affiliates) may have discussions with certain of Nordstrom’s employees (including certain of its executive officers) regarding employment or other retention terms and may enter into definitive agreements regarding employment, retention, or the right to purchase or participate in the equity of the Surviving Corporation or one or more of its affiliates in connection with the Merger. No such agreements will increase or decrease the Merger Consideration or Special Dividend (if any) paid to Nordstrom’s shareholders in the Merger.

Rollover

Nordstrom’s directors and executive officers who are members of the Family Group have agreed to transfer, contribute and deliver substantially all of their shares of Nordstrom Common Stock to Parent in exchange for common stock of Parent, as described in the section of this proxy statement captioned “The Rollover and Support Agreements.” As a result of the Rollover and the Equity Financing, the Family Group and Liverpool will own approximately 50.1% and 49.9% of Parent, respectively, following the consummation of the Rollover.

Golden Parachute Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of compensation that each Nordstrom named executive officer (“NEO”) could receive that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the Merger-related compensation payable to Nordstrom’s NEOs. For additional details regarding the terms of the payments and benefits described below, see the discussion above. This Merger-related compensation is subject to a non-binding advisory vote of Nordstrom’s shareholders, as set forth in Proposal 2 to this proxy statement. For additional information, see the section of this proxy statement captioned “Proposal 2: The Compensation Proposal.”

However, as is described below, although potential severance to NEOs would only be payable in connection with a qualifying termination pursuant to the Executive Severance Plan as in effect prior to entering into the Merger Agreement, any such termination may be deemed to be related to the Merger and, accordingly, the potential severance payable to each NEO under the Executive Severance Plan is included in the table to illustrate the greatest potential impact of the Merger on the rights of the NEOs in connection with the Merger. The amounts set forth below are estimates of amounts that would be payable to Nordstrom’s NEOs using the assumptions described above under “— Certain Assumptions.” These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available, and as a result the actual amounts, if any, to be received by a NEO may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

Golden Parachute Payments
Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)	Other ($)(4)	Total ($)
Erik B. Nordstrom*	0	9,126,039	0	0	0	0	9,126,039
Cathy R. Smith	0	10,820,401	0	0	0	437,500	11,257,901
Jason Morris	1,676,750	8,561,991	0	5,500	0	415,000	10,659,241
Peter E. Nordstrom*	0	9,126,039	0	0	0	0	9,126,039
Kenneth J. Worzel	630,292	8,502,378	0	5,500	0	447,500	9,585,670
Michael Maher(5)	0	0	0	0	0	0	0

_________

(1)     The estimated amount for each NEO (other than Messrs. Erik Nordstrom and Peter Nordstrom who are not entitled to any severance payments, Mr. Maher who previously separated from employment, and Ms. Smith who informed Nordstrom of her intention to voluntarily resign from her employment with Nordstrom and, as a result of such voluntary resignation, is not expected to be entitled to any severance payments upon her separation from employment) represents the cash amounts to which the NEO may become entitled under the Executive Severance Plan. As discussed above, under the Executive Severance Plan, upon termination without “cause” or due to a “deemed involuntary termination” (each, as defined in the Executive Severance Plan) (whether or not in connection with a change in control), such NEOs will be entitled to a lump sum (1) cash severance payment equal to 24 months of base salary and (2) cash payment equal to the difference between the applicable COBRA rate for medical and dental benefits for the eligible NEO (and his or her enrolled dependents) for 12 months and the executive officer’s active plan contribution rate for such coverage (unless the executive officer is not covered under any medical and/or dental benefits or is eligible to participate in the Nordstrom Retiree Health Plan). This table assumes for these purposes that such a qualifying termination of employment would occur by virtue of the consummation of the Merger. Mr. Worzel’s estimated cash severance shown in this table (i) has been reduced by an amount equal to his estimated gross monthly benefit under the Nordstrom Supplemental Executive Retirement Plan multiplied by the number of months used to calculate his severance payment and (ii) does not include any amount for Nordstrom-paid portion of medical benefits, as he qualifies for retiree health care benefits under the

Retiree Health Plan. The cash severance is subject to the NEO’s execution and non-revocation of a release of claims and subject to forfeiture and clawback if the NEO is found to have engaged in detrimental activities during his or her employment with Nordstrom during the one-year period following termination. These amounts are payments that would be payable upon a qualifying termination of employment, whether or not there is also a change in control. See “— Change in Control and Termination Benefits for Executive Officers and Directors” above for additional information regarding such payments.

Name	Cash Severance (24 months Base Salary) ($)	Cash Severance (Calculated based on COBRA Premium) ($)	Total ($)
Erik B. Nordstrom*	0	0	0
Cathy R. Smith	0	0	0
Jason Morris	1,660,000	16,750	1,676,750
Peter E. Nordstrom*	0	0	0
Kenneth J. Worzel	630,292	0	630,292
Michael Maher(5)	0	0	0

(2)     The equity amounts consist of, in each case as described in more detail above in the section captioned “— Treatment of Outstanding Equity Awards,” the cash consideration to be received by each NEO in connection with the Converted Option Awards, Converted RSU Awards and Converted PSU Awards. For purposes of this table, the performance conditions applicable to Converted PSU awards granted in 2022 are based on the certified performance level of 75%, and we have assumed that performance conditions applicable to Converted PSU Awards will be deemed to be achieved at a performance level of 75% for the Converted PSU Awards granted in 2023, and a performance level of 110% for Converted PSU Awards granted in 2024. The amounts attributable to Converted Option Awards, Converted RSU Awards and Converted PSU Awards are considered double-trigger payments because the vesting and payment will only be accelerated upon a qualifying termination of employment occurring within 12 months following a change in control (including the Merger) and reflect the treatment that will apply to all similar outstanding Nordstrom Equity Awards (including awards held by individuals who are not NEOs) pursuant to the terms of the Merger Agreement and the 2019 Plan. Payments will also be made with respect to vested equity awards, as described in more detail above in the section captioned “— Treatment of Outstanding Equity Awards and Equity Plans,” but no such payments have been included in this table. Because the table reflects information as of the Assumed Effective Date and Ms. Smith was still employed by Nordstrom as of such date (notwithstanding that she has provided notice of her voluntary resignation), this table includes the value of Ms. Smith’s Converted RSU Awards and Converted PSU Awards. Although Ms. Smith will forfeit a portion of such Converted RSU Awards and Converted PSU Awards upon her separation from service, per the terms of the applicable award agreements, because Ms. Smith has attained the age of sixty and her awards were granted at least six months prior to her expected separation from service, certain of her Converted RSU Awards will continue to vest and she will be eligible for pro-rata vesting of her Converted PSU Awards, in each case, following her separation from service.

(3)     The estimated amount for each NEO (other than Messrs. Erik Nordstrom and Peter Nordstrom who are not entitled to any severance payments, Mr. Maher who previously separated from employment and Ms. Smith, who informed Nordstrom of her intention to voluntarily resign from her employment with Nordstrom and, as a result of such voluntary resignation, is not expected to be entitled to any severance payments upon her separation from employment) represents the value of outplacement benefits to which the NEO may become entitled under the Executive Severance Plan. As discussed above, under the Executive Severance Plan, upon termination without “cause” or due to a “deemed involuntary termination” (each, as defined in the Executive Severance Plan) (whether or not in connection with a change in control), such NEOs will be entitled to outplacement benefits for six months. Receipt of the outplacement benefits is subject to the NEO’s execution and non-revocation of a release of claims and subject to forfeiture if the NEO is found to have engaged in detrimental activities during his or her employment with Nordstrom during the one-year period following termination. These benefits would be provided upon a qualifying termination of employment, whether or not there is also a change in control. See “— Change in Control and Termination Benefits for Executive Officers and Directors” above for additional information regarding such benefits.

(4)     The estimated amount for NEOs (other than Messrs. Erik Nordstrom and Peter Nordstrom, who did not receive retention bonus awards) represents the value of the first tranche of the retention bonus payments to which the NEO may become entitled to under his or her retention bonus agreement. As discussed above, the retention amounts are payable in three tranches: 25% shortly following the earlier of the Closing Date and December 15, 2025 and, subject to the occurrence of the Merger, 25% on the first anniversary of the Closing Date and 50% on the second anniversary of the Closing Date. Payment of any portion of the retention bonus is subject to the NEO’s continued employment with Nordstrom through such date. The amounts attributable to the first tranche of the retention bonus payment (i.e., 25%) are considered single-trigger payments because payment of the first tranche of the retention bonus is accelerated upon the Merger. Because the table assumes that the NEO’s employment is terminated without “cause” or due to a “deemed involuntary termination” (each, as defined the Executive Severance Plan) immediately following the Closing, the table does not include the value of the second two tranches of the retention bonus payments to which NEOs (other than Messrs. Erik Nordstrom and Peter Nordstrom, who did not receive retention bonus awards) would be entitled subject to continued employment with Nordstrom for up to two years following the Closing Date (i.e., 25% of the retention bonus on the first anniversary of the Closing Date and 50% of the retention bonus on the second anniversary of the Closing Date). Additionally, because the table reflects information as of the Assumed Effective Date and Ms. Smith was still employed by Nordstrom as of such date (notwithstanding that she has provided notice of her voluntary resignation), this table includes the value of the first tranche of the retention bonus payment, which she is expected to forfeit upon her separation from service.

(5)     Mr. Maher separated from Nordstrom, effective June 16, 2023, and will not receive any merger-related compensation. Under applicable SEC disclosure rules, Mr. Maher is considered an NEO for purposes of this table.

Intent of Nordstrom’s Directors and Executive Officers to Vote in Favor of the Merger

Nordstrom’s directors and executive officers have informed Nordstrom that, as of the date of this proxy statement, they intend to vote all of the shares of Nordstrom Common Stock owned directly by them in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. As of the Record Date, Nordstrom’s directors and executive officers beneficially owned, in the aggregate, [•] shares of Nordstrom Common Stock, collectively representing approximately [•]% of the voting power of the shares of Nordstrom Common Stock outstanding as of the Record Date.

For purposes of clarity, the shares of Nordstrom Common Stock that the directors and executive officers are entitled to vote shall be included in determining whether the Merger Proposal has been approved by the affirmative vote of the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon, but the shares held by Nordstrom’s directors and officers (within the meaning of Rule 16a-1(f) of the Exchange Act) will be excluded from determining whether the Merger Proposal has been approved for purposes of the Majority of Minority Approval at the Special Meeting.

Intent of Certain Shareholders to Vote in Favor of the Merger

On December 22, 2024, the Family Group, which beneficially owned approximately 33.7% of the shares of Nordstrom Common Stock outstanding as of the Record Date, and Liverpool, which beneficially owned approximately 9.6% of the shares of Nordstrom Common Stock outstanding as of the Record Date, each entered into a Rollover and Support Agreement with Nordstrom and Parent. Pursuant to the respective Rollover and Support Agreements, the Family Group and Liverpool agreed, among other things, to vote all of their shares of Nordstrom Common Stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, in favor of any proposal by Nordstrom to adjourn, recess or postpone the Special Meeting to a later date that complies with the Merger Agreement, in favor of any other proposal considered and voted upon by shareholders of Nordstrom necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and against any other proposal that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

Further, the Family Group and Liverpool have irrevocably appointed Nordstrom or any person or persons designated by Nordstrom as their attorneys-in-fact and proxies to vote their shares of Nordstrom Common Stock in accordance with the foregoing voting commitment in the event that their shares have not been timely voted as required thereby.

For purposes of clarity, the shares of Nordstrom Common Stock that the Family Group and Liverpool are entitled to vote shall be included in determining whether the Merger Proposal has been approved by the affirmative vote of the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon, but the shares held by the Family Group and Liverpool will be excluded from determining whether the Merger Proposal has been approved for purposes of the Majority of Minority Approval.

For more information, see the section of this proxy statement captioned “The Rollover and Support Agreements” and the full text of the Rollover and Support Agreements, attached as Annex D and Annex E to this proxy statement, which are incorporated by reference in this proxy statement in their entirety.

Closing and Effective Time of the Merger

Subject to the conditions set forth in the Merger Agreement, the Closing will take place no later than the third business day after the satisfaction or, to the extent not prohibited by law, waiver of all of the conditions set forth in the Merger Agreement (described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Merger”), other than those conditions that by their terms are only capable of being satisfied on the Closing Date, but subject to the satisfaction or, to the extent not prohibited by law, waiver of such conditions, unless another time, date or place is agreed to in writing by Nordstrom and Parent. Concurrently with the Closing, the parties will file Articles of Merger with the Secretary of State of the State of Washington. The Merger will become effective in accordance with the WBCA upon filing or at such later time as may be agreed to by the parties and set forth in the articles of merger.

Accounting Treatment

The Merger will be accounted for as a “business combination” for financial accounting purposes.

U.S. Federal Income Tax Considerations of the Merger

The following discussion is a summary of the material U.S. federal income tax considerations of the Merger generally applicable to holders whose shares of Nordstrom Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, its legislative history, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, court decisions, published positions of the IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or to differing interpretations at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion applies only to holders who hold shares of Nordstrom Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes) and does not address any tax consequences applicable to holders of Nordstrom Equity Awards or holders of Rollover Shares. In addition, this summary does not address or consider any state, local or non-U.S. tax consequences, any aspects of the alternative minimum tax, the Medicare tax on net investment income, or any U.S. federal estate, gift or other non-income tax consequences that may be relevant or applicable to a particular holder in connection with the Merger. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, nor does it address any consequences to holders subject to special rules under U.S. federal income tax law, including, for example:

•        banks and other financial institutions;

•        mutual funds;

•        insurance companies;

•        tax-exempt organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations, and qualified foreign pension funds;

•        retirement or other tax deferred accounts;

•        S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

•       controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•       dealers or brokers in securities, currencies or commodities;

•        dealers or traders in securities that elect to use the mark-to-market method of accounting with respect to Nordstrom Common Stock;

•        regulated investment companies or real estate investment trusts, or entities subject to the U.S. anti-inversion rules;

•        U.S. expatriates or certain former citizens or long-term residents of the United States;

•        persons that own or have owned (directly, indirectly or constructively) 5% or more of Nordstrom Common Stock (by vote or value);

•        persons who hold their shares of Nordstrom Common Stock as part of a hedging, constructive sale or conversion, straddle, synthetic security, integrated investment or other risk reduction transaction for U.S. federal income tax purposes;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Nordstrom Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•        persons that do not vote in favor of the Merger and who properly demand appraisal of their shares under Chapter 23B.13 of the WBCA;

•        persons that acquired their shares of Nordstrom Common Stock pursuant to the exercise of employee stock options or warrants or otherwise as compensation or in connection with the performance of services; or

•        persons whose “functional currency” is not the U.S. dollar.

If a partnership (or other entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Nordstrom Common Stock, the tax treatment of a partner in such partnership (or other entity or arrangement) will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Nordstrom Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger to their particular circumstances.

No ruling has been requested, or will be obtained, from the IRS regarding the U.S. federal income tax consequences of the Merger described herein. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY, DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER, AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL THE TAX CONSEQUENCES RELATING TO THE MERGER. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Nordstrom Common Stock who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•       a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person as defined in Section 7701(a)(30) of the Code.

The receipt of cash by a U.S. Holder in exchange for shares of Nordstrom Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis will generally equal the U.S. Holder’s acquisition cost less any prior distribution paid to such U.S. Holder with respect to its shares of Nordstrom Common Stock treated as a return of capital. Gain or loss will be determined separately for each block of shares of Nordstrom Common Stock (that is, shares acquired at the same cost in a single transaction) held by such U.S. Holder. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

If a Special Dividend or a Stub Period Dividend is declared, such Special Dividend or Stub Period Dividend will constitute dividend income for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in a U.S. Holder’s income as ordinary income when received. For individual U.S. Holders, dividends that constitute “qualified dividend income” are subject to U.S. federal income tax at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. To the extent that a Special Dividend or Stub Period Dividend exceeds our current and accumulated earnings and profits, the excess will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in its Nordstrom Common Stock and thereafter as capital gain from the sale or exchange of such Nordstrom Common Stock.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Nordstrom Common Stock who or that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

If a Special Dividend or a Stub Period Dividend is declared, such Special Dividend or Stub Period Dividend will constitute dividend income for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that a Special Dividend or Stub Period Dividend exceeds our current and accumulated earnings and profits, the excess will be treated as a return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its Nordstrom Common Stock and thereafter as capital gain from the sale or exchange of such Nordstrom Common Stock.

Dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of such dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must furnish a valid IRS Form W-8BEN or IRS Form W-8-BEN-E (or applicable successor form) certifying such Non-U.S. Holder’s qualification for the reduced rate. If dividends paid on Nordstrom Common Stock are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder will be exempt from U.S. federal withholding tax. To claim the exemption, the Non-U.S. Holder must generally furnish a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business generally will be subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates applicable to similarly situated United States persons. A Non-U.S. Holder that is a corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Subject to the discussion under “— Information Reporting and Backup Withholding,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Nordstrom Common Stock pursuant to the Merger unless:

•        such gain is effectively connected with the conduct of a trade or business by such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and any such gain of a Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•        such Non-U.S. Holder is an individual who is present in the United States for one hundred and eighty-three days or more in the taxable year of the Merger, and certain other conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting, Backup Withholding and FATCA

Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder from the exchange of shares of Nordstrom Common Stock pursuant to the Merger and any Special Dividend or Stub Period Dividend. Backup withholding will generally not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or its successor form) or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s foreign status on the applicable IRS Form W-8 (or its successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on dividends paid to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain dividends paid to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying the direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH IN EXCHANGE FOR THEIR SHARES OF NORDSTROM COMMON STOCK PURSUANT TO THE MERGER AND THE RECEIPT OF ANY SPECIAL DIVIDEND OR STUB PERIOD DIVIDEND UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Regulatory Approvals Required for the Merger

Under the HSR Act, the Merger cannot be consummated until Parent and Nordstrom file a Notification and Report Form with the FTC and the DOJ and the applicable waiting period has expired or been terminated. The parties filed a Notification and Report Form with the FTC and DOJ on January 14, 2025. A transaction notifiable under the HSR Act may not be consummated until the expiration of a 30-calendar day waiting period following the parties’ filing of their respective HSR Act notification forms, unless extended, or the early termination of that waiting period. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on February 13, 2025.

Parent and Acquisition Sub, on the one hand, and Nordstrom (and its subsidiaries, if applicable), on the other hand, have each agreed to use its respective reasonable best efforts to (1) comply with any additional information that reasonably may be required or requested by the FTC, the DOJ or other governmental authorities (if any) under any antitrust laws, and (2) take any and all steps necessary or reasonably advisable to, as expeditiously as possible, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act or any other antitrust laws applicable to the Merger and (b) obtain any required consents pursuant to any antitrust laws applicable to the Merger.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC, the DOJ or other governmental authorities of any other applicable jurisdiction (if any) could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of Nordstrom or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Subject to the terms of the Merger Agreement, each of Parent and Acquisition Sub agreed to (and agreed to cause the Parent Parties to), if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other antitrust laws applicable to the Merger, commit to and effect, by consent decree, hold separate order or otherwise, the sale or disposition of such assets or businesses of Nordstrom or its subsidiaries as are required to be divested in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any order, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger.

Financing of the Merger

The anticipated total amount of cash necessary to complete the Merger and the related transactions, and to pay all associated costs and expenses of the Merger, will be approximately $2.63 billion. These amounts are expected to be funded by the Equity Financing, proceeds of the Debt Financing, and available Nordstrom Cash on Hand.

Parent and Acquisition Sub have represented to Nordstrom that the aggregate proceeds to Parent and Acquisition Sub from the Equity Financing and the Debt Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of “flex” (including any original issue discount flex)) when funded in accordance with the Equity Commitment Letter and the Debt Commitment Letter, together with Nordstrom Cash on Hand not exceeding the Nordstrom Cash Amount, are sufficient and available to fund the Funding Obligations.

The obligation of Parent and Acquisition Sub to consummate the Merger is not subject to any financing condition or an amount of available Nordstrom Cash on Hand.

Equity Financing

On December 22, 2024, Parent entered into the Equity Commitment Letter with Liverpool, pursuant to which Liverpool agreed, subject to the conditions set forth therein, to directly or indirectly purchase common equity securities of Parent or other securities of Parent consistent with materials provided to the rating agencies prior to the date of the Merger Agreement for an aggregate amount in cash of up to $1,712 million. A portion of this amount will be funded through the Parent Loan. Such cash amount may be reduced on the Closing

Date in an amount specified by Liverpool and agreed to by Parent solely to the extent that, notwithstanding such reduction, Parent and Acquisition Sub will consummate the transactions contemplated by the Merger Agreement in accordance with the terms thereof.

The obligation of Liverpool to funds its commitment in accordance with the terms of the Equity Commitment Letter is subject to:

•        the satisfaction or waiver by Parent of all of the conditions to Parent’s obligation to effect the Closing set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions);

•        the prior or substantially simultaneous funding of the Debt Financing or the Debt Financing would be funded substantially simultaneously with the funding of the Equity Financing if the Equity Financing is funded, in each case in an amount that would result in gross proceeds of at least the Funded Debt Amount; and

•        the substantially simultaneous consummation of the Closing if the commitment were funded.

Nordstrom is an express and intended third-party beneficiary of the Equity Commitment Letter and is entitled to specifically enforce Parent’s rights thereunder, including by obtaining an injunction, or other appropriate form of specific performance or equitable relief, on the terms and subject to the conditions set forth therein, to directly cause Liverpool to fund its commitment.

As of the date hereof, Liverpool had obtained $922.09 million in net proceeds from the Liverpool Debt Financing, which it will use to fund a portion of its commitments under the Equity Commitment Letter.

The Equity Commitment Letter provides that it may be amended by an instrument signed by Parent, Liverpool and Nordstrom.

As part of the Equity Financing, immediately prior to the consummation of the Merger, Liverpool will extend the Parent Loan. The Parent Loan will be secured with all of the shares held by Liverpool and the Nordstrom family in Parent. The Parent Loan will mature on the date that is ten years after the Closing Date with no interim amortization. Parent shall be entitled to prepay the Parent Loan at any time, without penalty or premium.

The Parent Loan will initially accrue interest at a rate per annum equal to 12% for each of the first three years, which rate shall increase by an additional 1% per annum each year thereafter until the Parent Loan is paid in full (the “Base Rate”), to be capped at 16% per annum (the “Maximum Rate”). Parent may elect in its sole discretion (any such election, a “PIK Election”) to pay interest in kind for all, or any part, of the principal amount of the Parent Loan for any interest period (the amount of any such interest paid in kind, the “PIK Interest Amount”); provided that, for any interest period for which Parent makes a PIK Election, the interest rate in respect of such interest period for the PIK Interest Amount shall be the Base Rate plus 1% per annum, subject to the Maximum Rate; provided, further, that such 1% increase only applies after the first anniversary of the closing date.

Parent shall be required to prepay the Parent Loan, without premium or penalty with 100% of the net cash proceeds of distributions paid on the capital stock of Nordstrom held by Parent in excess of $75 million, in the aggregate, in any fiscal year.

Debt Financing

On December 22, 2024, Parent entered into a debt commitment letter with Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A. (the “Initial Debt Financing Sources”), which was amended by that certain Lender Commitment Letter Joinder, dated as of January 27, 2025, between the Initial Debt Financing Sources, Bank of America, N.A., TD Bank, N.A. and U.S. Bank National Association (the “Debt Financing Sources”) and Parent, pursuant to which, subject to the terms and conditions therein, the Debt Financing Sources will provide Acquisition Sub with a senior secured asset-based credit facility in an aggregate principal amount of $1,200 million (the “ABL Facility”). On the Closing Date, drawings under the ABL Facility and letters of credit issued under the ABL Facility may not exceed $550 million in the aggregate.

The initial borrowings under the ABL Facility (if any) will be applied on the Closing Date to partially:

•        pay the Merger Consideration pursuant to the terms of the Merger Agreement and pay the Special Dividend and the Stub Period Dividend, if declared by Nordstrom, contingent upon the Closing;

•        finance the repayment of any indebtedness of Nordstrom outstanding under Nordstrom’s existing senior secured credit facility; and

•        pay fees, costs and expenses related to the transactions contemplated under the Merger Agreement that are required to be paid at the Closing.

The obligations of the Debt Financing Sources to provide the ABL Facility under the Debt Commitment Letter is subject to a number of customary conditions, including, but not limited to:

•        the Merger shall have been consummated or will be consummated substantially concurrently with the initial borrowings under the ABL Facility to be funded on the Closing Date in accordance with the terms of the Merger Agreement;

•        the contribution to Parent of cash in an amount of at least $1,680 million by the Parent Parties and the repayment of any indebtedness of Nordstrom outstanding under Nordstrom’s existing senior secured facility shall have been consummated or will be consummated substantially concurrently with the initial borrowing under the ABL Facility to be funded on the Closing Date;

•        no material adverse effect in respect of Nordstrom shall have occurred that would result in the failure of a condition precedent to Parent to consummate the Merger or that would give Parent the right to terminate the Merger Agreement;

•        the Debt Financing Sources will have received the financial statements required under the Merger Agreement;

•        the ABL administrative agent will have received, with terms consistent with the Debt Commitment Letter and subject to the certain funds provision, the (1) credit agreement, (2) customary guarantee agreement, (3) a customary security agreement granting a lien on the collateral in favor of the Debt Financing Sources and other secured parties under the ABL Facility, and (4) any certificated securities representing equity of the initial borrower and Nordstrom (in the case of Nordstrom, if actually received upon use of commercially reasonable efforts);

•        the delivery of certain customary closing documents (including a customary solvency certificate);

•        subject to certain limitations and exceptions, the accuracy in all material respects as of the Closing of the Merger of certain specified representations and warranties in the Merger Agreement and certain specified representations and warranties in the definitive documentation governing the ABL Facility; and

•        the payment of applicable invoiced fees and expenses.

Nordstrom Cash on Hand

The availability of $410 million in Nordstrom Cash on Hand (or lesser amounts as provided in the definition of Nordstrom Cash Amount) is one of the requirements for Nordstrom to be entitled to an injunction, specific performance or other equitable remedies to enforce Parent’s and Acquisition’s Sub’s obligations to consummate the Merger. Nordstrom had $1,035 million in cash and cash equivalents as of February 1, 2025.

Limited Guaranties

Liverpool and the Family Guarantors have entered into the Limited Guaranties with Nordstrom. Pursuant to the Limited Guaranties, Liverpool and the Family Guarantors have guaranteed, on a several and not joint basis and on the terms and subject to the conditions set forth therein, the payment and performance of certain obligations, including payment of:

•        any reverse termination fees that may become payable by Parent under the Merger Agreement;

•        all amounts payable by Parent under and in accordance with the terms of the Merger Agreement and the Rollover and Support Agreements (as applicable) in the event of an Intentional Breach;

•        all amounts payable in respect of Parent’s obligations to pay enforcement costs and interest in respect of certain amounts payable after termination of the Merger Agreement as described in the section of this proxy statement captioned “The Merger Agreement — Miscellaneous — Expenses;” and

•        all amounts payable in respect of Parent’s expense reimbursement and indemnification obligations in respect of Nordstrom’s financing cooperation obligations described in the section of this proxy statement captioned “The Merger Agreement — Financing Cooperation; Notes Offer and Consent Solicitation.”

In addition, Liverpool and the Family Guarantors have guaranteed payment and performance of the costs and expenses incurred by Nordstrom in connection with enforcing its rights under the applicable Limited Guaranty.

Nordstrom will be entitled to enforce the obligations under the applicable Limited Guaranty if and only to the extent that Nordstrom has, substantially concurrently with the enforcement of a Limited Guaranty, sought to enforce all or the same portion of the liabilities due under the other Limited Guaranty. Further, Nordstrom may not enter into an agreement with the Family Guarantors or Liverpool that modifies the amount, timing or other terms of payment of the obligations under the applicable Limited Guaranty without offering the other guarantor substantively the same modifications to the obligations under its Limited Guaranty and returning payments made by such other guarantor to the extent such payments would not have been payable under such agreement.

Delisting and Deregistration of Nordstrom Common Stock

If the Merger is consummated, Nordstrom Common Stock will be delisted from and no longer be traded on the NYSE and will be deregistered under the Exchange Act. Nordstrom will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of Nordstrom Common Stock.

Fees and Expenses

Except as described in the section of this proxy statement captioned “The Merger Agreement — Miscellaneous — Expenses,” if the Merger is not consummated, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses, and in the case of the Special Committee, all fees and expenses will be paid by Nordstrom. If the Merger is consummated, all costs and expenses incurred by Parent or Acquisition Sub in connection with the transaction will be paid by the Surviving Corporation. In addition, the Family Group and Liverpool have agreed that (1) if the Closing does not occur, each of Liverpool and the Family Guarantors will be responsible for 50% of the expenses incurred by Parent and (2) if the Closing does occur, the Surviving Corporation will reimburse the Family Group and Liverpool for all expenses paid or payable through the Closing by such person.

The total fees and expenses incurred or to be incurred by Nordstrom (including the Special Committee) are estimated at this time to be as follows:

Description	Amount ($)
Financial advisory fees and expenses	[•]
Legal fees and expenses	[•]
SEC filing fees	[•]
Printing, proxy solicitation, EDGAR filing and mailing expenses	[•]
Miscellaneous	[•]
Total	[•]

It is also expected that Acquisition Sub and/or Parent will incur approximately $[•] million of financing costs, legal fees, exchange agent fees, and other advisory fees.

Litigation Relating to the Merger

As of the date of this proxy statement, there are no pending lawsuits challenging the Merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which Nordstrom refers you in this proxy statement and information included in oral statements or other written statements made or to be made by Nordstrom or on Nordstrom’s behalf contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including, without limitation statements relating to the completion of the Merger. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “future,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “target,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature, but the absence of these words does not mean that the statement is not forward-looking. Nordstrom’s shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Forward-looking statements reflect Nordstrom’s good faith beliefs, assumptions and expectations but are not guarantees of future performance or events. Nordstrom undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law. These risks and uncertainties include, but are not limited to, the risks detailed in Nordstrom’s filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•        uncertainties related to the consummation of the Merger;

•        the fact that the Special Dividend is contingent upon conditions set forth in the Merger Agreement, and may not be paid;

•        our ability to complete the Merger, if at all, on the anticipated terms and timing, including obtaining the Requisite Shareholder Approvals and regulatory approvals, the absence of a Below Investment Grade Rating Event and the satisfaction of other conditions to the completion of the Merger;

•        unanticipated difficulties or expenditures relating to the Merger;

•        our obligation to pay a termination fee under certain circumstances if the Merger is terminated;

•        the effect of the announcement or pendency of the Merger on the plans, business relationships, operating results and operations of Nordstrom;

•        uncertainties about the pendency of the Merger and the effect of the Merger on employees, customers and other third parties who deal with Nordstrom;

•        the impact of certain interim covenants that we are subject to under the Merger Agreement;

•        provisions in the Merger Agreement that limit our ability to pursue alternatives to the Merger, which might discourage a third party that has an interest in acquiring all or a significant part of Nordstrom from considering or proposing that acquisition;

•        the fact that if Parent is required to pay a reverse termination fee in accordance with the Merger Agreement, the Family Guarantors may be required to and Liverpool may opt to sell substantial amounts of their shares of Nordstrom Common Stock in order to satisfy their ratable portion of the reverse termination fee liabilities, which could adversely impact the trading price of Nordstrom’s Common Stock;

•        the fact that we and our directors and officers may be subject to lawsuits relating to the Merger;

•       the outcome of any lawsuits, regulatory proceedings or enforcement matters that may be instituted against Nordstrom, the Parent Parties or others relating to the Merger Agreement;

•       the substantial transaction-related costs we will continue to incur in connection with the Merger;

•        our efforts to complete the Merger could disrupt our relationships with third parties and employees, divert management’s attention, or result in negative publicity or legal proceedings;

•        the inability of shareholders (excluding the Family Group and Liverpool) to participate in any further upside of Nordstrom’s business if the Merger is consummated;

•        our ability to retain and hire key personnel;

•        competitive responses to the Merger;

•        continued availability of capital and financing and rating agency actions;

•        risks regarding the failure to obtain the necessary financing or have a sufficient amount of cash on hand to complete the Merger or pay the full amount of the Special Dividend;

•        the impact of a potential Below Investment Grade Rating Event;

•        legislative, regulatory and economic developments affecting our business;

•        general economic and market developments and conditions;

•        unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as our response to any of the aforementioned factors;

•        the fact that the receipt of cash in exchange for shares of Nordstrom Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes; and

•        the risk that Nordstrom’s stock price may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not consummated.

Consequently, all of the forward-looking statements that Nordstrom makes in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including: (1) the information contained under this caption, and (2) information in Nordstrom’s most recent filings on Form 10-K and Form 10-Q, including the information contained under the caption “Risk Factors,” and information in its consolidated financial statements and notes thereto. While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on our financial condition, results of operations, credit rating or liquidity.

The forward-looking statements in this proxy statement are based upon information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this proxy statement and the documents that we reference and have filed as exhibits to this proxy statement with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this proxy statement, whether as a result of any new information, future events or otherwise. Nordstrom’s shareholders are advised to consult any future disclosures that Nordstrom makes on related subjects as may be detailed in its other filings made from time to time with the SEC.

THE PARTIES TO THE MERGER

Nordstrom

Nordstrom was incorporated as a Washington corporation in 1946. We exist to help our customers feel good and look their best. Since starting as a shoe store in 1901, how to best serve customers has been at the center of every decision we make. This heritage of service is the foundation we’re building on as we provide convenience and true connection for our customers. Our interconnected model enables us to serve customers when, where and how they want to shop — whether that’s in-store at more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations or digitally through our Nordstrom and Rack apps and websites. Through it all, we remain committed to leaving the world better than we found it. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Nordstrom Common Stock is listed on the NYSE under the symbol “JWN.” Nordstrom’s corporate offices are located at 1617 Sixth Avenue, Seattle, Washington 98101.

Parent Entities

Parent

Norse Holdings, Inc. was incorporated on December 17, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and the arranging of the Equity Financing and Debt Financing in connection with the Merger.

Parent’s address is 1617 Sixth Avenue, Seattle, Washington 98101, and its telephone number is (206) 628-2111.

Acquisition Sub

Navy Acquisition Co. Inc. is a direct wholly owned subsidiary of Parent and was incorporated on December 17, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Acquisition Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

Acquisition Sub’s address is 1617 Sixth Avenue, Seattle, Washington 98101, and its telephone number is (206) 628-2111.

Parent and Acquisition Sub are each affiliated with the certain members of the Family Group and Liverpool. In connection with the transactions contemplated by the Merger Agreement, (1) Liverpool has committed to directly or indirectly purchase common equity securities of Parent or other securities of Parent consistent with materials provided to the rating agencies prior to the date of the Merger Agreement for an aggregate amount in cash of up to $1,712 million on the terms and subject to the conditions set forth in the Equity Commitment Letter and (2) the Debt Financing Sources have committed to provide the Acquisition Sub with the ABL Facility in an aggregate principal amount of $1,200 million on the terms and subject to the conditions set forth in the Debt Commitment Letter. Such amounts will be used to fund the Funding Obligations, along with the Nordstrom Cash on Hand, as described further in the section of this proxy statement captioned “Special Factors — Financing of the Merger.”

THE SPECIAL MEETING

Date, Time and Place

Nordstrom will hold the Special Meeting on [•], 2025, at [•] Pacific Time. You may attend the Special Meeting via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/JWN2025SM. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card in order to participate in the Special Meeting (including voting your shares). Nordstrom believes that a virtual meeting provides expanded access, improved communication and cost savings for its shareholders.

If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.

Purpose of the Special Meeting

At the Special Meeting, Nordstrom will ask shareholders to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

Nordstrom’s shareholders must approve the Merger Proposal in order for the Merger to be consummated. Approval of the Compensation Proposal and approval of the Adjournment Proposal are not conditions to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. Nordstrom encourages you to read the Merger Agreement carefully in its entirety.

Attending the Special Meeting

The Special Meeting will begin at [•] Pacific Time. Online check-in will begin a few minutes prior to the Special Meeting. Nordstrom encourages you to access the meeting prior to the start time.

As the Special Meeting is virtual, there will be no physical meeting location. To attend the Special Meeting, log in at www.virtualshareholdermeeting.com/JWN2025SM. You will need the control number found on your proxy card in order to participate in the Special Meeting (including voting your shares). If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.

Once online access to the Special Meeting is open, shareholders may submit questions pertinent to meeting matters, if any, through the Special Meeting website. You will need the control number found on your proxy card in order to submit questions. If you are a beneficial owner of shares in street name, please contact your bank, broker or other nominee to arrange to attend and vote at the meeting. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Record Date; Shares Entitled to Vote; Quorum

Only Nordstrom’s shareholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of shareholders of record entitled to vote at the Special Meeting will be available at Nordstrom’s corporate offices located at 1617 Sixth Avenue, Seattle, Washington 98101 during regular business hours for a period beginning 10 days prior to the Special Meeting and continuing through the meeting. As of the Record Date, there were [•] shares of Nordstrom Common Stock outstanding and entitled to vote at the Special Meeting. For each share of Nordstrom Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting.

The holders of a majority of the outstanding shares of Nordstrom Common Stock entitled to vote at the Special Meeting, represented in person or by proxy, will constitute a quorum at the Special Meeting.

Votes Required

Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of (1) the holders of shares of Nordstrom Common Stock representing two-thirds of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting and (2) the holders of shares of Nordstrom Common Stock representing a majority of the outstanding shares of Nordstrom Common Stock entitled to vote thereon at the Special Meeting other than shares owned, directly or indirectly, by any of the Parent Parties or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of Nordstrom.

Approval of the Compensation Proposal requires that the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal when a quorum is present requires that the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes “AGAINST” the proposal and when quorum is not present requires the affirmative vote of a majority of the shares represented at the Special Meeting, even if less than a quorum.

If you fail to vote on the Merger Proposal, the effect will be the same as a vote “AGAINST” the Merger Proposal. With respect to the Compensation Proposal and the Adjournment Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the existence of a quorum, but such abstention will have no effect on the Compensation Proposal and Adjournment Proposal (unless a quorum is not present, in which case abstentions will have the same effect as voting “AGAINST” the Adjournment Proposal).

Abstentions

Abstentions will be counted as present for purposes of determining whether a quorum exists. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal and will have no effect on the approval of the Compensation Proposal or the Adjournment Proposal (unless a quorum is not present, in which case abstentions will have the same effect as voting “AGAINST” the Adjournment Proposal).

Broker Non-Votes

If your shares of Nordstrom Common Stock are held in “street name” (that is, held for your account by a broker, bank, or other nominee), you will receive voting instructions from your broker, bank, or other nominee. For any “street name” shareholder, the NYSE rules applicable to brokers who have record ownership of Nordstrom Common Stock determine whether the applicable broker may vote your shares in its discretion even if it does not receive voting instructions from you (so called “discretionary voting authority”). A “broker non-vote” occurs when a broker submits a proxy on behalf of a beneficial owner for a shareholder meeting but does not vote on a particular proposal because such broker does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner.

Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if you are a “street name” shareholder and do not give voting instructions to your broker, then those shares of Nordstrom Common Stock will not be present by means of remote communication or by proxy at the Special Meeting, and, therefore, will not count towards the quorum of the Special Meeting. Additionally, any such uninstructed shares will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on approval of the Compensation Proposal or the Adjournment Proposal. For shares of Nordstrom Common Stock held in “street name,” only shares of Nordstrom Common Stock affirmatively voted “FOR” any of the Merger Proposal, the Compensation Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.

Shares Held by Nordstrom’s Directors and Executive Officers

As of the Record Date, Nordstrom’s directors and executive officers beneficially owned, in the aggregate, [•] shares of Nordstrom Common Stock, collectively representing approximately [•] of the outstanding shares of Nordstrom Common Stock as of the Record Date. Nordstrom’s directors and executive officers have informed Nordstrom that they intend to vote all of the shares of Nordstrom Common Stock owned directly by them: (1) “FOR” the Merger Proposal (although such votes will not be considered for purposes of the Majority of the Minority Approval), (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.

Erik B. Nordstrom, Peter E. Nordstrom, and James F. Nordstrom, Jr. are party to the Family Rollover and Support Agreement, pursuant to which they have agreed to vote in favor of the Merger Proposal and the Adjournment Proposal (when adjournment would comply with the Merger Agreement), among other things. For more information, please see the section of this proxy statement captioned “The Rollover and Support Agreements.”

Voting of Proxies

If you are a shareholder of record (that is, your shares are registered in your name with Nordstrom’s transfer agent, Computershare Trust Company, N.A.), you may vote your shares electronically over the Internet or by telephone by following the instructions on your enclosed proxy card. You should have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Alternatively, you may vote your shares by returning a marked, signed and dated proxy card using the enclosed prepaid envelope, or, you may vote at the Special Meeting using the control number located on the enclosed proxy card. Based on your proxy cards or Internet and telephone proxy, the proxy holders will vote your shares according to your direction.

If you attend the Special Meeting and wish to vote at the Special Meeting, you will need the control number located on the enclosed proxy card. Depending on your bank, broker or other nominee, beneficial owners of shares held in “street name” must also submit a “legal proxy” from their bank or broker in order to vote at the Special Meeting. You are encouraged to vote by proxy even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.

All shares represented by properly signed and dated proxies (or proxies granted electronically over the Internet or by telephone) will, if received before the Special Meeting, be voted at the Special Meeting in accordance with the instructions of the shareholder. Properly signed and dated proxies (or proxies granted electronically over the Internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.

If your shares are held in “street name” through a bank, broker or other nominee, you may submit a proxy to vote through your bank, broker or other nominee by marking, signing, dating and returning by mail the enclosed voting instruction form provided by your bank, broker or other nominee. Depending on your bank, broker or other nominee, you may also attend the Special Meeting and vote at the Special Meeting if you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. If available from your bank, broker or other nominee, you may submit a proxy to vote over the Internet or telephone by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form by mail, (2) submit a proxy to vote over the Internet or by telephone through your bank, broker or other nominee, or (3) attend the Special Meeting and vote at the Special Meeting, which depending on your bank, broker or other nominee may require you to obtain a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal and your shares of Nordstrom Common Stock will not be counted for quorum. It will not, however, have any effect on the Compensation Proposal or the Adjournment Proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Revocability of Proxies

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Special Meeting by:

•        signing another proxy card with a later date and returning it to Nordstrom prior to the Special Meeting;

•       submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•       delivering a written notice of revocation to Nordstrom’s Corporate Secretary at Nordstrom’s corporate offices; or

•        attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the Special Meeting, in the absence of voting at the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of Nordstrom Common Stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. Depending on your bank, broker or other nominee, you may vote at the Special Meeting if you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Any adjournment or postponement of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Nordstrom’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Adjournment

If a quorum is not present at the Special Meeting, a vote of the shareholders holding a majority of the shares represented at the Special Meeting or the Non-Executive Chairman, or the Chief Executive Officer if there is not then a Non-Executive Chairman, may adjourn the Special Meeting, to another place, date or time. If a quorum is present, the Special Meeting may be adjourned to another place, date or time by the Non-Executive Chairman, or the Chief Executive Officer if there is not then a Non-Executive Chairman, or by a vote of the shareholders if the number of votes cast “FOR” the Adjournment Proposal exceeds the number of votes “AGAINST” the Adjournment Proposal. Even if Nordstrom’s shareholders have not approved the Adjournment Proposal, the Non-Executive Chairman, or the Chief Executive Officer if there is not then a Non-Executive Chairman, may adjourn the Special Meeting, whether or not a quorum is present, under Nordstrom’s bylaws. Notice of any adjourned meeting shall not be required if the place, date or time of the adjourned meeting is announced at the Special Meeting.

The Merger Agreement provides that Nordstrom may not, without Parent’s prior written consent, adjourn the Special Meeting (1) more than two times (except as may be required by law) or (2) to a date that is later than five business days prior to the Outside Date.

If the Special Meeting is adjourned or postponed, Nordstrom’s shareholders who have already submitted their proxies will be able to revoke them at any time before they are exercised at the Special Meeting.

Solicitation of Proxies

Nordstrom, on behalf of the Nordstrom Board, is soliciting proxies from Nordstrom’s shareholders for the Special Meeting. Under applicable SEC rules and regulations, the members of the Nordstrom Board are “participants” with respect to the solicitation of proxies in connection with the Special Meeting.

The expense of soliciting proxies will be borne by Nordstrom. Nordstrom has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of not less than $50,000, a success fee of up to one-half of all fees paid, and expenses. Nordstrom will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, Nordstrom may reimburse banks, brokers and other nominees representing beneficial owners of shares of Nordstrom Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by Nordstrom’s directors, officers and employees, personally or by telephone, email, fax or over the Internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Nordstrom currently expects to complete the Merger in the first half of 2025. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of Nordstrom’s control.

Dissenters’ Rights

Under Chapter 23B.13 of the WBCA, instead of receiving the Merger Consideration they would otherwise be entitled to pursuant to the Merger Agreement, record and beneficial owners of Nordstrom’s Common Stock are entitled to dissent from the Merger and obtain payment of the fair value of their shares in cash together with accrued interest from the Effective Time until the date of payment, if the Merger is consummated. Any Nordstrom shareholder electing to dissent from the Merger must strictly comply with all procedures required under Chapter 23B.13 of the WBCA. The procedures are summarized in the section of this proxy statement captioned “Dissenters’ Rights” and a copy of the relevant statutory provisions is attached as Annex F to this proxy statement.

If you wish to exercise dissenters’ rights, you should read Annex F carefully and in its entirety and consult with your legal advisor, since the failure to timely and properly comply with the procedures set forth therein will result in the loss of such rights.

Other Matters

At this time, Nordstrom knows of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting and you deliver a proxy to Nordstrom, your shares of Nordstrom Common Stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on [•], 2025

This proxy statement is available on the “Investor Relations” section of Nordstrom’s website located at https://investor.nordstrom.com/investor-relations. The information contained on, or accessible through, Nordstrom’s website is not incorporated in, and does not form a part of, this proxy statement or any other report or document filed by or furnished to the SEC by Nordstrom.

Householding of Special Meeting Materials

Nordstrom has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders who have the same address will receive only one copy of this proxy statement unless one or more of these shareholders notifies Nordstrom that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each shareholder who participates in householding will continue to be able to access or receive a separate proxy card upon request. If you wish to receive a separate set of Nordstrom’s disclosure documents at this time, please contact Nordstrom, Inc. Attn: Investor Relations, 1617 Sixth Avenue, Seattle, Washington 98101 or send an email to InvRelations@Nordstrom.com.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please contact Nordstrom at the above address or email.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of Nordstrom Common Stock, please contact Nordstrom’s proxy solicitor at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders call: (877) 750-2689 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The material provisions of the Merger Agreement summarized below and elsewhere in this proxy statement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully in its entirety, as well as this proxy statement in its entirety, including the annexes attached to this proxy statement and the documents and information incorporated by reference in this proxy statement, before making any decisions regarding the Merger.

The rights and obligations of the parties to the Merger Agreement are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The Merger Agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding Nordstrom, Parent or Acquisition Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of Nordstrom, in the public filings that Nordstrom makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

The representations, warranties, covenants and agreements made in the Merger Agreement by Nordstrom, Parent and Acquisition Sub are qualified and subject to important limitations agreed to by Nordstrom, Parent and Acquisition Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the primary purposes of (1) establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue to a specified degree, due to a change in circumstance or otherwise, and (2) allocating risk between the parties to the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC, and in some cases are qualified by the disclosure letter delivered by Nordstrom in connection with the Merger Agreement (the “Nordstrom Disclosure Letter”) and the disclosure letter delivered by Parent in connection with the Merger Agreement (the “Parent Disclosure Letter”), which disclosures are not reflected in the text of the Merger Agreement or this summary. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may or may not have been included in this proxy statement. Nordstrom’s shareholders are not generally third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Nordstrom, Parent or Acquisition Sub or any of their respective affiliates or businesses. None of the representations and warranties will survive the Effective Time, and, therefore, they will have no legal effect under the Merger Agreement after the Effective Time. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Nordstrom, Parent and Acquisition Sub because the parties to the Merger Agreement may take certain actions that are either expressly permitted in the Nordstrom Disclosure Letter or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.

Effect of the Merger

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Acquisition Sub will be merged with and into Nordstrom, the separate existence of Acquisition Sub will cease, and Nordstrom will continue as the Surviving Corporation in the merger and a wholly owned subsidiary of Parent and will succeed to and assume all of the rights and obligations of

Acquisition Sub and Nordstrom in accordance with the WBCA. As a result of the Merger, Nordstrom will cease to be a publicly traded company. In addition, shares of Nordstrom Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and Nordstrom will no longer file periodic reports with the SEC on account of Nordstrom Common Stock. If the Merger is consummated, and as a result of such consummation, you will not own any shares of capital stock of the Surviving Corporation.

Closing and Effective Time of the Merger

Subject to the conditions set forth in the Merger Agreement, the Closing will take place no later than the third business day after the satisfaction or, to the extent not prohibited by law, waiver of all of the conditions set forth in the Merger Agreement (other than those conditions that by their terms are only capable of being satisfied on the Closing Date, but subject to the satisfaction or, to the extent not prohibited by law, waiver of such conditions), unless another time, date or place is agreed to in writing by Nordstrom and Parent. However, Parent will not be required to effect the Closing prior to 60 days after the date of the Merger Agreement.

Concurrently with the Closing, the parties will file articles of merger with the Secretary of State of the State of Washington. The Merger will become effective in accordance with the WBCA upon filing or at such later time as may be agreed to by the parties and set forth in the articles of merger.

Articles of Incorporation and Bylaws; Board of Directors and Officers

At the Effective Time, subject to the terms of the Merger Agreement with respect to directors and officers indemnification and insurance described below under “— Directors’ & Officers’ Indemnification and Insurance,” the articles of incorporation of the Surviving Corporation will be amended and restated to be identical to the articles of incorporation attached as Exhibit A to the Merger Agreement and the bylaws of the Surviving Corporation will be amended and restated to be identical to the bylaws of Acquisition Sub, in each case until thereafter amended in accordance with the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation and the WBCA, except that (1) in the case of the bylaws, the name of the Surviving Corporation will be “Nordstrom, Inc.” and (2) the indemnification provisions will be the same as those under Nordstrom’s articles of incorporation and bylaws, respectively, in each case, as in effect immediately prior to the Effective Time.

From and immediately following the Effective Time, the board of directors of the Surviving Corporation will consist of the members of the board of directors of Acquisition Sub as of immediately prior to the Effective Time and the officers of the Surviving Corporation will consist of the officers of Nordstrom as of immediately prior to the Effective Time, each to hold office in accordance with the applicable provisions of the WBCA and the articles of incorporation and bylaws of the Surviving Corporation.

Merger Consideration

At the Effective Time, each share of Nordstrom Common Stock issued and outstanding as of immediately prior to the Effective Time (other than shares of Nordstrom Common Stock that are (1) held by Nordstrom or owned of record by Nordstrom or any of its subsidiaries, (2) held, directly or indirectly, by Parent or Acquisition Sub or any of their wholly-owned subsidiaries (other than, in each case of clauses (1) and (2), shares held on behalf of a third party), (3) Rollover Shares or (4) Dissenting Shares) will be cancelled and automatically converted into the right to receive the Merger Consideration of $24.25 per share in cash, without interest thereon, subject to any required tax withholding in accordance with the terms of the Merger Agreement.

Immediately prior to the Effective Time, all shares of Nordstrom Common Stock that are (1) held by Nordstrom or owned of record by Nordstrom or any of its subsidiaries or (2) held, directly or indirectly, by Parent or Acquisition Sub or any of their wholly-owned subsidiaries (other than, in each case of clauses (1) and (2), shares held on behalf of a third party) and all Rollover Shares will automatically be cancelled and retired and will cease to exist as issued or outstanding shares, and no consideration or payment will be delivered in exchange therefore or in respect thereof.

Exchange Procedures

Substantially contemporaneously with filing the articles of merger, Parent will deposit, or cause to be deposited, with a reputable bank or trust company designated by it (the “Paying Agent”) cash constituting an amount equal to the aggregate Merger Consideration (other than amounts that would be payable in respect of any Dissenting Shares) minus any amounts to be funded by Nordstrom (the “Exchange Fund”), and Nordstrom will deposit, or cause to be deposited, with the Paying Agent cash in an amount requested by Parent in writing at least two business days prior to the Closing Date (not to exceed the amount of Nordstrom Cash on Hand minus $100 million).

As promptly as reasonably practicable following the Effective Time and in any event not later than the third business day thereafter, the Surviving Corporation will cause the Paying Agent to mail to each holder of record of a share certificate that immediately prior to the Effective Time represented outstanding shares of Nordstrom Common Stock (1) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the share certificates will pass, only upon proper receipt of the share certificates (or affidavits of loss in lieu thereof in accordance with the Merger Agreement) by the Paying Agent and (2) instructions for use in effecting the surrender of the share certificates in exchange for the Merger Consideration, which letter of transmittal and instructions will be in customary form mutually agreed by Nordstrom and Parent.

In the event of a transfer of ownership of shares of Nordstrom Common Stock that is not registered in the transfer records of Nordstrom, payment of the Merger Consideration may be made to a person other than the person in whose name the certificate so surrendered is registered if such certificate is presented to the Paying Agent accompanied by all documents reasonably required by the Paying Agent to evidence and effect such a transfer and the person requesting payment will either pay to the Surviving Corporation (or any agent designated by the Surviving Corporation) any transfer and other similar taxes required by reason of the payment of the Merger Consideration (or establish, to the reasonable satisfaction of the Paying Agent, that such taxes have been paid or are not required to be paid).

Each registered holder of book-entry shares of Nordstrom Common Stock as of the Effective Time will automatically be entitled to receive the Merger Consideration at the Effective Time. Payment of the Merger Consideration in respect of book-entry shares of Nordstrom Common Stock will only be made to the person in whose name such book-entry shares are registered.

YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARD. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR THE SURRENDER OF SHARE CERTIFICATES WILL BE MAILED TO SHAREHOLDERS HOLDING CERTIFICATED SHARES OF NORDSTROM COMMON STOCK IF THE MERGER IS CONSUMMATED.

Upon surrender of a share certificate (or affidavit of loss in lieu thereof, or for shares whose transfer was not registered in the transfer records of Nordstrom, such information, documentation and payment of taxes (or evidence of payment thereof) requested by the Surviving Corporation or Paying Agent, in accordance with the Merger Agreement) or book-entry share for cancellation to the Paying Agent, together with, in the case of share certificates, a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, or, in the case of book-entry shares, receipt of an “agent’s message” by the Paying Agent (understanding that holders of book-entry shares will be deemed to have surrendered such book-entry shares upon receipt of an “agent’s message” with respect to such shares), and such other customary evidence of surrender as the Paying Agent may reasonably require, the holder of such share certificate or book-entry share will be entitled to receive in exchange therefor the Merger Consideration for each share of Nordstrom Common Stock formerly represented by such share certificate or book-entry share, upon the later to occur of (1) the Effective Time or (2) the Paying Agent’s receipt of such share certificate (or affidavit of loss in lieu thereof, or for shares whose transfer was not registered in the transfer records of Nordstrom, such information, documentation and payment of taxes (or evidence of payment thereof) requested by the Surviving Corporation or Paying Agent, in accordance with the Merger Agreement) or book-entry share, in accordance with the procedures in the Merger Agreement, as applicable, and the stock certificate (including any certificate that is the subject of an affidavit of loss in lieu thereof) or book-entry share or “agent’s message,” so surrendered will be forthwith cancelled. No interest will be paid or accrued for the benefit of holders of share certificates (or affidavits of loss in lieu thereof) or book-entry shares on the Merger Consideration payable upon the surrender of stock certificates or book-entry shares.

Any portion of the Exchange Fund that remains undistributed to the holders of share certificates or book-entry shares for one year after the Effective Time (including any interest received with respect thereto) will be delivered to the Surviving Corporation, upon written demand, and any such holders prior to the Merger who have not by then complied with the exchange provision described above will thereafter look only to the Surviving Corporation as a general creditor for payment of their claims for Merger Consideration (without any interest thereon) in respect thereof, subject to abandoned property, escheat or similar law.

Special Dividend and Stub Period Dividend

Special Dividend

The Merger Agreement permits Nordstrom, prior to and contingent upon the occurrence of the Closing, to declare in accordance with applicable law a special cash dividend to holders of record of Nordstrom Common Stock as of a date that is no later than one trading day prior to the Effective Time (the “Special Dividend”). If declared, the Special Dividend will be in an amount equal to (1) $0.25 per share of Nordstrom Common Stock or (2) if such amount would result in Nordstrom Cash on Hand as of immediately prior to the Effective Time being less than $410 million after giving effect to the aggregate amount of the Special Dividend to be paid on the issued and outstanding shares of Nordstrom Common Stock, Vested Nordstrom Options, Vested Nordstrom RSUs, and Vested Nordstrom PSUs (such aggregate amount, the “Special Dividend Payment”), the greatest amount per share of Nordstrom Common Stock less than $0.25 that would result in there being $410 million in Nordstrom Cash on Hand as of immediately prior to the Effective Time after giving effect to the Special Dividend Payment (the “Special Dividend Per Share Amount”).

Stub Period Dividend

In addition to regular quarterly dividends of up to $0.19 per share of Nordstrom Common Stock, the Merger Agreement permits Nordstrom to declare a “stub period” cash dividend contingent upon the occurrence of the Closing and payable to shareholders of record as of a date no later than one trading day prior to Effective Time (the “Stub Period Dividend”). If declared, the Stub Period Dividend will be an amount equal to the product of (1) the number of days from the record date for payment of the last quarterly dividend paid by Nordstrom prior to the Effective Time through and including immediately prior to the Effective Time and (2) a daily dividend rate determined by dividing the amount of the last quarterly dividend prior to the Effective Time by 91.

Dividend Payment

At the Effective Time, if and only to the extent that the Surviving Corporation does not have sufficient cash to make such payments, Parent will deposit with the Surviving Corporation cash in the amount necessary to pay the aggregate amount of the Special Dividend and the Stub Period Dividend to be paid to the issued and outstanding shares of Nordstrom Common Stock, in each case if declared by Nordstrom pursuant to the Merger Agreement. The Merger Agreement requires Parent to cause the Surviving Corporation to make payment of the Special Dividend and the Stub Period Dividend (in each case if declared by Nordstrom) with respect to Nordstrom Common Stock as promptly as practicable after the Effective Time.

Treatment of Outstanding Equity Awards and Equity Plans

Payments with respect to Vested Nordstrom Options, Vested Nordstrom RSUs and Vested Nordstrom PSUs will be made as promptly as practicable after the Effective Time, or at such later time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code.

Nordstrom Options

Vested Nordstrom Options.    Immediately prior to the Effective Time, each Vested Nordstrom Option will, without any action on the part of the holder thereof and except as otherwise agreed by the holder, Nordstrom and Parent, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the total number of shares of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option, multiplied by (2) the excess, if any, of (a) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement) over (b) the exercise price per share of Nordstrom Common Stock subject to such cancelled Vested Nordstrom Option; provided that, if the exercise price per share of Nordstrom Common Stock subject to any such Vested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Vested Nordstrom Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Vested Nordstrom Option shall be exercisable, and each Vested Nordstrom Option shall entitle the holder thereof only to the payment provided for pursuant to the Merger Agreement, if any.

Unvested Nordstrom Options.    Immediately prior to the Effective Time, each Unvested Nordstrom Option will, without any action on the part of the holder thereof and except as otherwise agreed by the holder, Nordstrom and Parent, be cancelled and converted into a Converted Option Cash Award, on the same vesting and timing of settlement terms and conditions as applied to the corresponding Unvested Nordstrom Option immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted Option Cash Award; provided that no such changes shall adversely affect the rights of the applicable holder. However, if the exercise price per share of Nordstrom Common Stock subject to any such Unvested Nordstrom Option is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement), such Unvested Nordstrom Option will be cancelled in exchange for no consideration. From and after the Effective Time, no Unvested Nordstrom Option shall be exercisable, and each Unvested Nordstrom Option shall entitle the holder thereof only to the payment provided for pursuant to the Merger Agreement, if any.

Nordstrom RSUs

Vested Nordstrom RSUs.    Immediately prior to the Effective Time, each Vested Nordstrom RSU will, without any action on the part of the holder thereof and except as otherwise agreed by the holder, Nordstrom and Parent, be cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock subject to such Vested Nordstrom RSU, multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

Unvested Nordstrom RSUs.    Immediately prior to the Effective Time, each Unvested Nordstrom RSU will, without any action on the part of the holder thereof and except as otherwise agreed by the holder, Nordstrom and Parent, be cancelled and converted into a Converted RSU Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom RSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted RSU Award; provided that no such changes shall adversely affect the rights of the applicable holder.

Nordstrom PSUs

Vested Nordstrom PSUs.    Immediately prior to the Effective Time, each Vested Nordstrom PSU will, without any action on the part of the holder thereof and except as otherwise agreed by the holder, Nordstrom and Parent, be cancelled, and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Nordstrom Common Stock that vested with respect to such Vested Nordstrom PSU, multiplied by (2) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by Nordstrom in accordance with the terms of the Merger Agreement).

Unvested Nordstrom PSUs.    Immediately prior to the Effective Time, each Unvested Nordstrom PSU will, without any action on the part of the holder thereof and except as otherwise agreed by the holder, Nordstrom and Parent, be cancelled and converted into a Converted PSU Award, on the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding Unvested Nordstrom PSU immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted PSU Award; provided that no such changes shall adversely affect the rights of the applicable holder.

Immediately prior to the Effective Time, any portion of a PSU Award that is not a Vested Nordstrom PSU or an Unvested Nordstrom PSU as described above will be cancelled for no consideration.

Payments with respect to Vested Nordstrom Options, Vested Nordstrom RSUs and Vested Nordstrom PSUs will be made as promptly as practicable after the Effective Time, or at such later time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code.

Deferred Compensation Plans

Immediately prior to the Effective Time, all Nordstrom Stock Units credited to accounts under a Deferred Compensation Plan immediately prior to the Effective Time will be notionally reinvested in one or more other investment funds as determined by Nordstrom until such accounts are distributed in cash pursuant to the terms of the applicable Deferred Compensation Plan as in effect immediately prior to the Effective Time. From and after the Effective Time, Parent has agreed to, and has agreed to cause the Surviving Corporation and of their respective subsidiaries to, assume and honor all obligations under the Deferred Compensation Plans, in each case, in accordance with their terms as in effect immediately prior to the Effective Time.

Nordstrom Equity Plans

As of the Effective Time, all Nordstrom Equity Plans (other than agreements underlying, and the terms of the Nordstrom Equity Plans applicable to the Converted Option Cash Awards, the Converted RSU Awards and the Converted PSU Awards, in each case, solely to the extent relevant to the terms and conditions of the Merger Agreement) will terminate.

Nordstrom Stock Purchase Plan

The Merger Agreement provides that with respect to the Nordstrom Stock Purchase Plan, (1) except for the offering period under the Nordstrom Stock Purchase Plan then in effect, no new offering period under the Nordstrom Stock Purchase Plan will be authorized or commence after the date of the Merger Agreement; (2) no new participants will commence participation in the Nordstrom Stock Purchase Plan after the date of the Merger Agreement; (3) no Nordstrom Stock Purchase Plan participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date of the Merger Agreement or to make separate non-payroll contributions on or following the date of the Merger Agreement, except as may be required by applicable law; (4) each purchase right under the Nordstrom Stock Purchase Plan outstanding as of the date of the Merger Agreement will be exercised as of no later than five business days prior to the date on which the Effective Time occurs (the “Final Exercise Date”); (5) each Nordstrom Stock Purchase Plan participant’s accumulated contributions under Nordstrom Stock Purchase Plan will be used to purchase shares of Nordstrom Common Stock as of the Final Exercise Date; and (6) the Nordstrom Stock Purchase Plan will terminate effective as of (and subject to the occurrence of) immediately prior to the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date. Additionally, each share of Nordstrom Common Stock purchased on the Final Exercise Date will be cancelled at the Effective Time and converted into the right to receive the Merger Consideration. At the Effective Time, any funds credited as of such date under Nordstrom Stock Purchase Plan that are not used to purchase shares of Nordstrom Common Stock on the Final Exercise Date within the associated accumulated payroll withholding account for each participant under the Nordstrom Stock Purchase Plan will be refunded to the applicable participant without interest.

Parent Funding

At the Effective Time, Parent will deposit with the Surviving Corporation cash in the amount necessary to make the payments required with respect to the Vested Nordstrom Options, Vested Nordstrom RSUs and Vested Nordstrom PSUs to the extent that the Surviving Corporation does not have sufficient cash to make such payments.

Lost Certificates

If any share certificate has been lost, stolen or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to Parent and Nordstrom, of that fact by the person claiming such share certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond, in a customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such stock certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed share certificate the Merger Consideration that the holder thereof has the right to receive pursuant to the Merger Agreement.

Dissenting Shares

Dissenting Shares will not be converted into the right to receive the Merger Consideration. By virtue of the consummation of the Merger, all Dissenting Shares will be cancelled and will cease to exist and the holders of such Dissenting shares will thereafter be entitled only to such rights with respect to such Dissenting Shares as provided in Chapter 23B.13 of the WBCA. However, if a holder of Dissenting Shares has effectively withdrawn or lost the right to dissent from the Merger and demand payment for its shares of Nordstrom Common Stock, in any case pursuant to Chapter 23B.13 of the WBCA, such shares will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest, and such shares will not be deemed to be Dissenting Shares.

Nordstrom will give Parent (1) prompt notice of any written demands regarding the exercise of dissenters’ rights received by Nordstrom, withdrawals of such demands and any other instruments served on Nordstrom pursuant to Chapter 23B.13 of the WBCA, and (2) the opportunity to participate in and direct all negotiations and proceedings with respect thereto. Nordstrom will not, without the prior written consent of Parent, make any payment with respect to any such demand or settle or offer to settle, any such demands. Prior to the Closing, Parent will not, without the prior written consent of Nordstrom, consent or agree to, or require Nordstrom to make, any payment with respect to any such demands or offer to settle or settle any such demands.

Representations and Warranties

Nordstrom, on the one hand, and Parent and Acquisition Sub, on the other hand, have each made representations and warranties to each other in the Merger Agreement.

Representations and Warranties of Nordstrom

Nordstrom has made customary representations and warranties to Parent and Acquisition Sub in the Merger Agreement, in each case, subject to customary qualifications and limitations and, in certain cases, subject to the accuracy of certain representations and warranties of Parent, including representations and warranties relating to the following:

•        the organization, valid existence, qualification to do business and good standing of Nordstrom and its subsidiaries;

•       the capitalization of Nordstrom and its subsidiaries;

•       Nordstrom’s power and authority to enter into and consummate the transactions contemplated by the Merger Agreement, including the Merger, the binding nature of the Merger Agreement, and the approval of the Merger Agreement by the Nordstrom Board;

•        the absence of conflicts with Nordstrom’s organizational documents, applicable laws or Nordstrom’s Material Contracts (as defined below) as a result of Nordstrom’s execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

•        the governmental and regulatory consents, approvals and filings required with respect to Nordstrom or its subsidiaries in connection with Nordstrom’s execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

•        Nordstrom’s and its subsidiaries’ governmental permits and compliance with law;

•        Nordstrom’s SEC filings since January 29, 2023, and its financial statements contained in such filings;

•        the information provided by Nordstrom or its subsidiaries contained in this proxy statement, the Schedule 13E-3 and any other required filing with the SEC relating to the Merger or the Special Meeting;

•        Nordstrom’s systems of disclosure controls and procedures and internal control over financial reporting;

•        the operation of the business of Nordstrom and its subsidiaries in the ordinary course of business consistent with past practice since November 3, 2024, to the date of the Merger Agreement and the absence of any adverse change, event, effect or circumstance that has had or would reasonably be expected to have a Nordstrom Material Adverse Effect since November 3, 2024;

•        the absence of liabilities not disclosed in Nordstrom’s financial statements;

•        the absence of any litigation or other similar proceeding by or before any governmental authority, arbitral body or mediator;

•        employee benefits matters related to Nordstrom and its subsidiaries;

•        employment and labor matters related to Nordstrom and its subsidiaries;

•        intellectual property matters related to Nordstrom and its subsidiaries;

•        tax matters related to Nordstrom and its subsidiaries;

•        contracts of Nordstrom and its subsidiaries in specified categories (the “Material Contracts”);

•        real property owned and leased by Nordstrom and its subsidiaries;

•        environmental matters relating to Nordstrom and its subsidiaries;

•        the requisite vote of the holders of Nordstrom Common Stock to approve the Merger Agreement and the transactions contemplated by the Merger Agreement;

•        the absence of fees or commissions payable by Nordstrom or its subsidiaries to brokers;

•        the opinions of the Special Committee’s financial advisors;

•        insurance coverage maintained by Nordstrom and its subsidiaries; and

•       the inapplicability of takeover or anti-takeover statutes and Nordstrom’s shareholder rights agreement to the transactions contemplated by the Merger Agreement.

•       Some of Nordstrom’s representations and warranties are qualified by the concept of a “Nordstrom Material Adverse Effect.” Under the terms of the Merger Agreement, a Nordstrom Material Adverse Effect means any change, event, effect or circumstance (each, an “Effect”) which has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of Nordstrom and its subsidiaries, taken as a whole. However, none of the following, and no Effect arising out of or resulting from the following, will constitute or be taken into account in determining whether there has been, or reasonably would expect to be, a Nordstrom Material Adverse Effect:

•        any Effect generally affecting the industries, businesses or markets in which Nordstrom or its subsidiaries operate;

•        any development or change in any law or GAAP (or changes in interpretations of any law or GAAP) and, to the extent relevant to the business of Nordstrom and its subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment;

•        general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein or disruptions thereof) in the U.S. or global economy or financial, credit, banking, securities, debt or other capital markets (including changes in interest or currency exchange rates and any suspension of trading in securities generally on the NYSE, and any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions);

•        any acts of God, natural disasters, force majeure events, terrorism, sabotage, armed hostilities, civil unrest, declared or undeclared acts of war, pandemics (including, for the avoidance of doubt, any pandemic measures), or any escalation or worsening of any of the foregoing;

•        any seasonal fluctuations materially consistent with historical seasonal fluctuations affecting the business of Nordstrom or its subsidiaries;

•        the negotiation, execution, announcement, consummation, existence or pendency of the Merger Agreement or the transactions contemplated thereby, including by reason of (1) the identity of, or any facts or circumstances relating to, any Parent Party, (2) the plans or intentions of the Parent Parties with respect to the conduct of the business or the operations or strategy of Nordstrom or any of its subsidiaries following the Effective Time, (3) the failure to obtain any consent of a third party, or any loss or diminution or rights or privileges, creation of, increase in or acceleration of obligations pursuant to contract or otherwise, in connection with the transactions contemplated by the Merger Agreement and (4) the impact of any of the foregoing on any existing or potential relationships (contractual or otherwise) with suppliers, vendors, resellers, customers, distributors, creditors, employees, investors or other business partners of Nordstrom, its subsidiaries or any other third party;

•        any action taken by or on behalf of Nordstrom pursuant to or required by the explicit terms of the Merger Agreement or with the prior written consent or at the prior written direction of Parent or Acquisition Sub;

•        any changes in the market price or trading volume of Nordstrom Common Stock, any failure by Nordstrom or its subsidiaries to meet any public estimates or expectations of Nordstrom’s revenue, earnings or other financial performance or results of operations for any period or any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to Nordstrom or any of its subsidiaries or any security or indebtedness issued thereby; or

•       any action threatened or initiated by current or former shareholders or other securityholders of Nordstrom against Nordstrom, any of its subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution or performance of the Merger Agreement or the transactions contemplated by the Merger Agreement.

However, with respect to the exceptions described in the first, second, third and fourth bullet points above, such Effects may be taken into account to the extent they materially and disproportionately adversely affect Nordstrom and its subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which Nordstrom and its subsidiaries operate.

Representations and Warranties of Parent and Acquisition Sub

Parent and Acquisition Sub have made customary representations and warranties to Nordstrom in the Merger Agreement, in each case, subject to customary qualifications and limitations, including representations and warranties relating to the following:

•        the organization, valid existence, qualification to do business and good standing of Parent and Acquisition Sub;

•        Parent and Acquisition Sub’s power and authority to enter into and consummate the transactions contemplated by the Merger Agreement, including the Merger, the binding nature of the Merger Agreement, and the approval of the Merger Agreement by the boards of directors of Parent and Acquisition Sub;

•        the absence of conflicts with Parent’s and Acquisition Sub’s organizational documents, applicable laws or contracts as a result of their execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

•        the governmental and regulatory consents, approvals and filings required with respect to Parent or Acquisition Sub in connection with their execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

•        the absence of any litigation or other similar proceeding by or before any governmental authority, arbitral body or mediator;

•        the absence of certain contracts or commitments to enter into a contract by any of the Parent Parties with any shareholder, officer, director, employee or affiliate of Nordstrom or any of its subsidiaries (other than the Parent Parties and certain other agreements);

•        the information provided by Parent or Acquisition Sub contained in this proxy statement, the Schedule 13E-3 and any other required filing with the SEC relating to the Merger or the Special Meeting;

•        the Debt Commitment Letter, the Equity Commitment Letter, the Rollover, and sufficiency of funds;

•        communications and materials provided to any of the ratings agencies that rate Nordstrom’s Senior Notes by the Parent Parties relating to Nordstrom, its subsidiaries or the transactions contemplated by the Merger Agreement;

•        the Limited Guaranties;

•        the capitalization of Acquisition Sub and Parent;

•        the investment intention of Parent;

•        the absence of fees or commissions payable by Parent or Acquisition Sub to brokers;

•        the solvency of Parent and Acquisition Sub as of the date of the Merger Agreement and the solvency of Parent and the Surviving Corporation at and immediately after the Effective Time; and

•       matters relating to the WBCA moratorium statute and share ownership by the Parent Parties.

Covenants Regarding Conduct of Business by Nordstrom Prior to the Merger

Until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, except as (1) may be required by law, any governmental authority or the rules or regulations of the NYSE, (2) Nordstrom determines, in its reasonable discretion, may be necessary in accordance with any pandemic measures or otherwise in response to a pandemic, (3) may be consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), (4) may be required or contemplated pursuant to the Merger Agreement or (5) as set forth in the Nordstrom Disclosure Letter, Nordstrom will, and will cause each of its subsidiaries to, use commercially reasonable efforts to conduct its operations in all material respects in the ordinary course of business, and to the extent consistent therewith, Nordstrom will use its commercially reasonable efforts to preserve intact its business in all material respects.

For the same period, and subject to the same exceptions as listed in the foregoing paragraph, Nordstrom will not, and will not permit any of its subsidiaries to take certain actions, including:

•        amend Nordstrom’s articles of incorporation or Nordstrom’s bylaws or the equivalent organizational or governing documents of any of its subsidiaries in a way that would reasonably be expected to be adverse to Parent;

•        adjust, split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests of Nordstrom (other than repurchases or retention of shares of Nordstrom Common Stock in connection with the exercise, vesting or settlement of Nordstrom Equity Awards, or as required by Nordstrom’s shareholder rights agreement) or any of Nordstrom’s subsidiaries;

•        issue, reissue, sell, pledge, dispose, encumber or grant any shares of capital stock or other equity interests in Nordstrom or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or equity interests of Nordstrom or any of its subsidiaries, other than (1) transactions between or among Nordstrom and its direct or indirect wholly-owned subsidiaries that do not involve or require the issuance of any shares of capital stock in Nordstrom or its subsidiaries, (2) the crediting of Nordstrom Stock Units to participant accounts under the Deferred Compensation Plans in the ordinary course of business and consistent with past practice, (3) the issuance of shares of Nordstrom Common Stock upon the exercise of Nordstrom Options or under the Nordstrom Stock Purchase Plan, the vesting of Nordstrom RSUs or Nordstrom PSUs and the settlement of Nordstrom Stock Units, in each case outstanding as of the date of the Merger Agreement or otherwise permitted to be granted under the Merger Agreement, (4) the issuance of securities by a subsidiary of Nordstrom to Nordstrom or another direct or indirect wholly-owned subsidiary of Nordstrom, (5) encumbrances or pledges of shares of capital stock or other equity interests of Nordstrom or any of its direct or indirect wholly-owned subsidiaries to the extent constituting permitted liens or (6) as required by Nordstrom’s shareholder rights agreement;

•        declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of Nordstrom, whether payable in cash, stock, property or a combination thereof, other than quarterly cash dividends made in the ordinary course of business in an amount not greater than $0.19 per share, the Stub Period Dividend and the Special Dividend (except that Nordstrom is not required to declare such dividends, and if declared, the record date of any such cash dividends shall be prior to the Rollover);

•        except as required by applicable law or under the terms of certain Nordstrom benefit plans set forth on the Nordstrom Disclosure Letter (the “Nordstrom Benefit Plans”) in effect on the date of the Merger Agreement, (1) increase or commit to increase the compensation or benefits of any person who is employed by or provides services to Nordstrom or any of its subsidiaries as, or in a more senior position to, vice president (a “Senior Employee”), (2) enter into, establish, adopt, amend or terminate any Nordstrom Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Nordstrom Benefit Plan if it were in existence as of the date of the Merger Agreement, (3) grant to any Senior Employee any (a) severance, termination or retention payments or benefits, (b) payments or benefits triggered by a change in control or by the consummation of the transactions contemplated by the Merger Agreement or (c) bonuses, long-term cash awards, or equity, equity-based or incentive compensation, (4) take any action to accelerate the time of vesting or payment or lapsing of restrictions, or fund or in any way secure the payment of, compensation or benefits under any Nordstrom Benefit Plan, including any equity or equity-based awards, (5) hire, engage or terminate (other than for cause) any person who is employed by or provides services to Nordstrom or any of its subsidiaries as, or in a more senior position to, senior vice president or as an individual service provider of Nordstrom or any of its subsidiaries in a substantially equivalent role to a senior vice president or more senior position, (6) grant any current or former director, officer, employee or other individual service provider of Nordstrom or any of its subsidiaries any right to reimbursement, indemnification or payment for any taxes, including any taxes incurred under Section 409A or 4999 of the Code, or (7) enter into any collective bargaining agreement or similar labor agreement or voluntarily recognize any labor union, works council, or other labor organization;

•        acquire (including by merger, consolidation, or acquisition of stock or assets), except in respect of any merger, consolidation, business combination between or among Nordstrom and its direct or indirect wholly-owned subsidiaries or between or among its direct or indirect wholly-owned subsidiaries, any material equity interest in or business of any person, except with respect to acquisitions (1) in the ordinary course of business consistent with past practice, (2) pursuant to agreements in effect prior to the execution of the Merger Agreement, and (3) with a purchase price not exceeding $10 million individually or $30 million in the aggregate (excluding any earn-out or similar contingent, deferred or fixed payment obligations in connection with any such acquisition);

•        sell, lease, license, transfer, assign, abandon, sublease, mortgage, pledge or otherwise encumber or dispose of any assets or rights (including intellectual property rights) of Nordstrom or its subsidiaries, except (1) assets and rights that are not material to Nordstrom and its subsidiaries, taken as a whole, (2) (a) sales, transfers or other disposals of Nordstrom products, services, inventory or fixtures and (b) grants of non-exclusive licenses (including merchandising, promotional and brand licenses and intellectual property rights), in each case in the ordinary course of business, (3) any mortgages, pledges or encumbrances as required under the loan documents governing Nordstrom’s existing credit agreement, (4) pursuant to contracts to which Nordstrom or any of its subsidiaries is a party as of the date of the Merger Agreement, (5) sales or dispositions made in connection with any transaction between or among Nordstrom and any of its direct or indirect wholly-owned subsidiaries or between or among any of its wholly-owned subsidiaries, (6) sales or disposals of any marketable securities, any similar securities, and any other investments in order to permit the net proceeds to be used to satisfy the Nordstrom Cash Amount, (7) for properties or assets not currently used in the business of Nordstrom or any of its subsidiaries or (8) statutory expirations of registered intellectual property, (9) permitted liens or (10) the Notes Security Grant (as defined below);

•        incur any indebtedness for borrowed money (including issue any debt securities, assume or guarantee any such indebtedness for any person (other than a direct or indirect wholly-owned subsidiary of Nordstrom) for borrowed money), except for indebtedness or guarantees (1) that do not exceed $30 million in aggregate principal amount at any time outstanding, (2) up to $150 million in an aggregate principal amount at any time outstanding between the date of the Merger Agreement and the Closing under Nordstrom’s existing credit agreement, (3) relating to capital leases and equipment financing entered into as part of the capital expenditures permitted pursuant to the Merger Agreement, (4) for surety or performance bonds (or guarantees) that do not exceed $10 million individually or in the aggregate, (5) between or among Nordstrom or any of its direct or indirect wholly-owned subsidiaries or (6) any Notes Guarantee (as defined below);

•       make any loans, advances or capital contributions to or investments in any person, other than (1) between or among Nordstrom or any direct or indirect wholly-owned subsidiary of Nordstrom, (2) accounts receivable and extensions of credit in the ordinary course of business and (3) advances of travel and relocation expenses to directors, officers and employees in the ordinary course of business and consistent with past practice;

•       (1) amend, prepay or repay, modify or terminate or grant a waiver of any rights under any of Material Contracts relating to indebtedness (other than scheduled repayments in accordance with the terms of any such Material Contracts or any termination of undrawn commitments, repayment of revolving obligations under the existing credit agreement, any Notes Guarantee or the Notes Security Grant), (2) amend or modify, terminate (other than any termination in accordance with the terms thereof that occurs automatically or any termination relating to a counterparty’s material breach) or grant a waiver of any rights under any Material Contract, in each case, in a manner that would be material and adverse to Nordstrom and its subsidiaries, taken as a whole, or (3) enter into a new contract (other than renewals or extensions of a Material Contract on terms that are not materially less favorable to Nordstrom and its subsidiaries, taken as a whole, than the existing Material Contract) that (a) would have been a Material Contract described under certain provisions of the Merger Agreement if it had been in effect as of the date of the Merger Agreement or (b) contains a change in control provision in favor of the other party or parties thereto that would prohibit, or give such party or parties a right to terminate such agreement as a result of, the Merger or would require a payment to or give rise to any rights to such other party or parties as a result of the transactions contemplated by the Merger Agreement, which contract, payment or rights would be material to Nordstrom and its subsidiaries, taken as a whole;

•        make any material change to its non-tax related methods of accounting in effect as of February 4, 2024, except (1) as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a governmental authority of competent jurisdiction, (2) as required or recommended by Nordstrom’s auditors in connection with an audit or review of Nordstrom’s financial statements, (3) to permit the audit of Nordstrom’s financial statements in compliance with GAAP, (4) as required by a change in applicable law or (5) as disclosed in Nordstrom’s SEC filings;

•        except as required by applicable law, (1) amend any previously filed federal income tax return or other material tax return of Nordstrom or any of its subsidiaries, (2) other than with respect to any transaction conducted at arms’ length with a third party, incur any material liabilities for taxes other than in the ordinary course of business, (3) make, revoke or change any material tax election of Nordstrom or its subsidiaries, (4) adopt or change any material accounting method with respect to taxes or change an annual accounting period, (5) settle, consent to or compromise any material tax claim or assessment relating to Nordstrom or any of its subsidiaries, (6) enter into any closing agreement or advance pricing agreement (or similar agreement) in respect of a material tax, (7) surrender any right to claim a refund for material taxes, or (8) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment relating to Nordstrom or any of its subsidiaries (other than any automatic extension of time in which to file a tax return);

•        dissolve, wind-up or liquidate (or adopt or enter into a plan of complete or partial liquidation or dissolution), merge, consolidate, restructure, recapitalize or reorganize Nordstrom, other than the Merger;

•       settle or compromise any action that would be material to Nordstrom and its subsidiaries, taken as a whole, other than (1) in the ordinary course of business, (2) settlements or compromises of legal actions where the amount paid (less the amount reserved for such matters by Nordstrom or otherwise covered by insurance) in settlement or compromise, in each case, does not exceed, on an individual basis, the amount set forth in the Nordstrom Disclosure Letter, or (3) any legal action with respect to which an insurer or other third party (but neither Nordstrom nor any of its subsidiaries) has the right to control the decision to compromise or settle such action or Nordstrom is contractually obligated not to unreasonably delay, condition or withhold its consent to such third party’s decision to compromise or settle such action, provided that neither Nordstrom nor any of its subsidiaries will agree or permit to be agreed to any restrictions with respect to their assets or the conduct of their respective businesses that are material to Nordstrom and its subsidiaries, taken as a whole, and the compromise or settlement of shareholder actions will be governed by the applicable provisions of the Merger Agreement;

•       (1) incur or commit to incur any capital expenditures for the fiscal years ended February 1, 2025, and January 31, 2026, in excess of $10 million other than those consistent with the capital expenditure budgets set forth in the Nordstrom Disclosure Letter or those that do not exceed 105% of the budgeted amounts set forth therein or (2) commit to incur capital expenditures in the fiscal year ending February 6, 2027, or future fiscal years, other than such commitments made in the ordinary course of business and approved in a manner consistent with Nordstrom’s capital expenditure policy in effect as of the date of the Merger Agreement;

•        cancel or fail to use commercially reasonable efforts to prevent the termination of any insurance policy or lapse of the coverage thereunder, unless simultaneously with such cancellation, termination or lapse replacement coverage equal to or greater than the existing coverage is in full force and effect with no gap in coverage;

•        engage in any plant closing, mass layoff or other action which would trigger the notice requirements pursuant to the WARN Act; or

•        authorize or enter into any contract to do any of the foregoing.

Efforts to Complete the Merger

Subject to the terms and conditions of the Merger Agreement, Nordstrom will (and will cause its affiliates to) and Parent and Acquisition Sub will (and will cause the other Parent Parties to) use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger set forth in the Merger Agreement to be satisfied as expeditiously as practicable (and in any event at least five business days prior to the Outside Date (as defined below)), including using reasonable best efforts to accomplish certain specified actions set forth in the Merger Agreement.

Parent and Acquisition Sub agree to take, and will cause the other Parent Parties to take, as expeditiously as possible any and all steps necessary or reasonably advisable or as may be required by any governmental authority to avoid or eliminate each and every impediment and obtain all consents (including under any antitrust laws) that may be required by any governmental authority so as to enable the parties to consummate the transactions contemplated by the Merger Agreement, including the Merger, as expeditiously as possible (and in any event at least five business days prior to the Outside Date). However, the Merger Agreement will not require or obligate Liverpool or the Family Group (or any of their respective affiliates, other than Parent and Acquisition Sub) to take any actions that would be material to their respective businesses or assets (other than to the extent relating to Nordstrom and its subsidiaries).

Neither Parent nor Acquisition Sub will, and will cause the other Parent Parties not to, and Nordstrom will not, and will not permit its affiliates to, directly or indirectly through their respective affiliates or otherwise:

•        acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business of any person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests; or

•        take or agree to take any other action (including entering into or agreeing to enter into any material license, joint venture or other transaction);

•       in the case of either of the foregoing bullets that would reasonably be expected to (1) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, approval from, or avoiding an action by any governmental authority necessary to consummate the transactions contemplated by the Merger Agreement or the expiration or termination of any applicable waiting period, (2) materially increase the risk of any governmental authority entering an order prohibiting the consummation of the transactions contemplated by the Merger Agreement or (3) otherwise materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement.

Restrictions on Solicitation of Competing Proposals

Except as set forth below, immediately following the execution of the Merger Agreement, Nordstrom will, and will cause its subsidiaries and direct Nordstrom’s directors, officers, financial advisors and counsel to cease any existing solicitation of, or discussions or negotiations with, any third party that may be ongoing as of the execution of the Merger Agreement relating to any Competing Proposal (as defined below) or any inquiry or request that would reasonably be expected to lead to a Competing Proposal. Immediately following the execution of the Merger Agreement, Nordstrom will promptly request that each third party that has previously executed a confidentiality agreement promptly return to Nordstrom or destroy all non-public information previously furnished or made available to such third party or any of its representatives by or on behalf of Nordstrom or its representatives in accordance with the terms of such confidentiality agreement, and Nordstrom and its subsidiaries will promptly shut off all access of any third party to any electronic data room maintained by Nordstrom.

Except as otherwise permitted by the Merger Agreement, until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, Nordstrom will not, and will cause its subsidiaries and direct Nordstrom’s directors, officers, financial advisors and counsel not to, directly or indirectly:

•        initiate, solicit, knowingly encourage or knowingly facilitate the making of any Competing Proposal; or

•        engage in negotiations or discussions with (it being understood that Nordstrom may inform persons of the non-solicitation provisions contained in the Merger Agreement), or knowingly furnish any material nonpublic information to, any third party that has made a Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal.

Notwithstanding the foregoing, Nordstrom is permitted to grant a waiver of or terminate any “standstill” or similar obligation of any third party with respect to Nordstrom or any of its subsidiaries to allow a third party to submit a Competing Proposal.

Notwithstanding anything to the contrary contained in the Merger Agreement, at any time after the date of the Merger Agreement and prior to the earlier of receipt of the Requisite Shareholder Approvals and the termination of the Merger Agreement in accordance with its terms, in the event that Nordstrom receives a Competing Proposal from any person that did not result from a material breach of the non-solicitation provisions described above, the Nordstrom Board, the Special Committee and Nordstrom and their respective representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, any person making such Competing Proposal and its representatives or potential sources of financing, if the Nordstrom Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal. However, (1) prior to furnishing any material nonpublic information concerning Nordstrom or its subsidiaries, Nordstrom must receive from such person, to the extent such person is not already subject to a confidentiality agreement with Nordstrom, an executed confidentiality agreement containing confidentiality terms that are not materially less favorable in the aggregate to Nordstrom than those contained in its confidentiality agreement with Liverpool (unless Nordstrom offers to amend Liverpool’s and the Family Group’s confidentiality agreements to reflect such more favorable terms), except for a standstill provision or other provision that restricts the making, or amendment, of a Competing Proposal (and related communications) to Nordstrom or the Nordstrom Board or Special Committee, and (2) any such material nonpublic information so furnished in writing will be promptly made available to Parent to the extent it was not previously made available to any Parent Party or any of their respective representatives.

A “Competing Proposal” is defined in the Merger Agreement to mean any proposal or offer made by any third party or group (as defined in Section 13(d)(3) of the Exchange Act) of third parties:

•        to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (a) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of more than 20% of any class of equity securities of Nordstrom pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (b) any one or more assets or businesses of Nordstrom and its subsidiaries that constitute more than 20% of the assets (based on the fair market value thereof as determined by the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee in good faith), revenue or net income (as measured in accordance with GAAP) of Nordstrom and its subsidiaries, taken as a whole; or

•        with respect to any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Nordstrom or its subsidiaries pursuant to which any third party or group (as defined in Section 13(d)(3) of the Exchange Act) of third parties would, directly or indirectly, have beneficial ownership (as defined under Section 13(d) of the Exchange Act) of securities representing more than 20% of the total outstanding equity securities of Nordstrom after giving effect to the consummation of such transaction.

A “Superior Proposal” is defined in the Merger Agreement to mean a Competing Proposal (with all references to “20%” increased to “50%”) made by a third party on terms that the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its outside legal counsel and outside financial advisors and considering such factors as the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee considers to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), that, if consummated, would result in a transaction or series of related transactions that are more favorable to Nordstrom’s shareholders than the transactions contemplated by the Merger Agreement (including any changes to the terms of the Merger Agreement committed to by Parent to Nordstrom in writing in response to such Competing Proposal under the applicable provisions of the Merger Agreement and after taking into account any applicable Nordstrom termination fee).

Obligations of the Nordstrom Board with Respect to Its Recommendation

Except as set forth below, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, the Nordstrom Board will not (and no committee of the Nordstrom Board, including the Special Committee, will) (1) withdraw, withhold, or modify, or propose publicly to withdraw, withhold, or modify, in a manner adverse to Parent or Acquisition Sub, the recommendation of each of the Nordstrom Board, acting upon the recommendation of the Special Committee, and the Special Committee that the shareholders of Nordstrom vote in favor of approving the Merger Agreement, (2) fail to include such recommendations in this proxy statement, (3) fail to publicly reaffirm such recommendations within 10 business days of Parent’s request for reaffirmation following public disclosure of a Competing Proposal (which shall be deemed to include any report about such Competing Proposal), except that Nordstrom is not required to reaffirm such recommendations more than once per Competing Proposal unless the terms of such Competing Proposal change in any material respect and such change is publicly disclosed, (4) adopt, approve, or recommend, or propose publicly to approve or recommend, to Nordstrom’s shareholders any Competing Proposal, (5) fail to recommend in a solicitation/recommendation statement on Schedule 14D-9 against any Competing Proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act within 10 business days after commencement of such tender offer or exchange offer (or if the Special Meeting is scheduled to be held within 10 business days from the date of such commencement, promptly and in any event prior to the date that is two business days before the date on which the Special Meeting is scheduled), (6) publicly agree or propose an intention or resolution to do any of the foregoing (any such action described in clauses (1) through (6) being an “Adverse Recommendation Change”) or (7) allow Nordstrom or any of its subsidiaries to execute or enter into any definitive agreement to effect any Competing Proposal.

At any time prior to receipt of the Requisite Shareholder Approvals, the Nordstrom Board (acting on the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change or the Nordstrom Board (acting on the recommendation of the Special Committee) may authorize, adopt or approve a Competing Proposal and, with respect to such Competing Proposal constituting a Superior Proposal, cause or permit Nordstrom to enter into a definitive agreement to effect such Superior Proposal substantially concurrently with the termination of the Merger Agreement, if:

•        a bona fide Competing Proposal (that did not result from a material breach of the non-solicitation provisions of the Merger Agreement) is made to Nordstrom by a third party;

•        the Nordstrom Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that (1) such Competing Proposal constitutes a Superior Proposal and (2) the failure to take such action with respect to such Competing Proposal would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law;

•        Nordstrom provides Parent prior written notice of the intention of the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee to make an Adverse Recommendation Change (a “Notice of Adverse Recommendation”) in response to such Competing Proposal, which notice will include the material terms and conditions of such Competing Proposal, including the identity of the person making such Competing Proposal;

•        upon the request by Parent, Nordstrom has negotiated, and directed any of its applicable representatives to negotiate, in good faith, with Parent and its representatives during the four business day period immediately after the date of such Notice of Adverse Recommendation with respect to any changes to the terms and conditions of the Merger Agreement proposed by Parent in a binding irrevocable written offer to Nordstrom prior to the expiration of such four business day period; and

•        after taking into account any changes to the terms and conditions of the Merger Agreement proposed by Parent in a binding irrevocable written offer to Nordstrom as described in the preceding bullet point, the Nordstrom Board (acting on the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its outside legal counsel and outside financial advisors, that (1) such Competing Proposal continues to constitute a Superior Proposal and (2) the failure to make an Adverse Recommendation Change with respect to such Superior Proposal or terminate the Merger Agreement to enter into a definitive agreement to effect such Superior Proposal would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, even if such changes irrevocably offered in writing by Parent were to be given effect. However, any material amendment to the terms of such Competing Proposal (whether or not in response to any changes irrevocably offered in writing by Parent pursuant to the preceding bullet point and it being understood that any changes to the financial terms, including form, amount and timing of payment of consideration shall be deemed a material amendment) will require a new Notice of Adverse Recommendation and an additional two business day period from the date of such notice during which the terms of the preceding bullet point and this bullet point will apply mutatis mutandis (other than the number of days).

Other than in connection with a Competing Proposal, at any time before the Requisite Shareholder Approvals are obtained, the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change (and nothing in the Merger Agreement will prohibit or restrict the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee from effecting an Adverse Recommendation Change), if the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that an Intervening Event (as defined below) has occurred and the failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’

fiduciary duties under applicable law (it being agreed that such determination by the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee will not, in itself, constitute an Adverse Recommendation Change); provided, that, to the extent practicable:

•        the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee provides to Parent a Notice of Adverse Recommendation in response to such Intervening Event, which Notice of Adverse Recommendation will describe such Intervening Event in reasonable detail (it being agreed that neither the delivery of the Notice of Adverse Recommendation by Nordstrom nor any public announcement that the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee has delivered such notice will, in itself, constitute an Adverse Recommendation Change);

•        if requested by Parent, during the four business day period immediately after delivery of the Notice of Adverse Recommendation, Nordstrom and its representatives negotiate in good faith with Parent and its representatives relating to changes to the terms and conditions of the Merger Agreement set forth in a binding irrevocable written offer to Nordstrom; and

•        at the end of such four business day period and taking into account any changes to the terms of the Merger Agreement proposed by Parent in a binding irrevocable written offer to Nordstrom, the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that the failure to make such an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, even if such changes proposed by Parent were to be given effect.

An “Intervening Event” is defined in the Merger Agreement to mean any Effect or state of facts that, individually or in the aggregate, is material to Nordstrom and its subsidiaries, taken as a whole, that was not known by the Special Committee prior to Nordstrom’s execution and delivery of the Merger Agreement, which Effect or state of facts, becomes known by the Special Committee after Nordstrom’s execution and delivery of the Merger Agreement and prior to obtaining the Requisite Shareholder Approvals. However, in no event will any change, in itself, in the trading price or trading volume of Nordstrom Common Stock or the mere fact that Nordstrom meets or exceeds any internal or published financial projections, forecasts, or estimates for any period ending on or after the date of the Merger Agreement be an Intervening Event or taken into account in determining whether an Intervening Event has occurred, except that the underlying reasons for such change or meeting or exceeding such projections, forecasts or estimates may constitute an Intervening Event and may be taken into account in determining whether an Intervening Event has occurred.

Directors’ & Officers’ Indemnification and Insurance

Parent and Acquisition Sub agreed that all rights to exculpation, indemnification, contribution and advancement of expenses for facts, events, acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the Merger Agreement or the transactions contemplated thereby and whether or not asserted before the Effective Time), existing as of the date of the Merger Agreement in favor of the current or former directors, officers or employees of Nordstrom or any of its subsidiaries or any other individual serving at the request of Nordstrom or any of its subsidiaries as a director, officer or employee of (or in a comparable role with) another person (the “D&O Indemnified Parties”), as the case may be will survive the Merger and will continue in full force and effect in accordance with their terms (it being agreed that, subject to compliance with applicable law, after the Effective Time such rights will be mandatory rather than permissive, if applicable), and Parent will, and will cause the Surviving Corporation and its subsidiaries to, perform such obligations thereunder. For a period of six years from the Effective Time, Parent and the Surviving Corporation, except as required by applicable law, will maintain in effect the exculpation, indemnification, advancement of expenses and limitation of director, officer and employee (or comparable) liability provisions in Nordstrom’s and any of its indirect or direct subsidiaries’ organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of Nordstrom of any of its indirect or direct subsidiaries with any of the D&O Indemnified Parties in effect as of immediately prior to the Effective Time, and, except as required by applicable law, will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties.

Without limiting the foregoing, to the fullest extent permitted by applicable law, Parent will (and Parent will cause the Surviving Corporation to) (1) indemnify, defend and hold harmless each D&O Indemnified Party against all losses, expenses (including reasonable attorneys’ fees and expenses and enforcement expenses), judgments, fines, claims, damages or liabilities and amounts paid in settlement with respect to all facts, events, acts or omissions by them in their capacities as such at any time prior to and including the Effective Time (including any matters arising in connection with the Merger Agreement or the transactions contemplated thereby and whether or not asserted before the Effective Time); and (2) pay in advance of the final disposition of any legal action against any D&O Indemnified Parties the fees and expenses (including reasonable attorneys’ fees) incurred in connection therewith by such D&O Indemnified Party promptly to such D&O Indemnified Party after statements therefore are received by Nordstrom and, if required by the WBCA, the Surviving Corporation’s organizational documents or any applicable indemnification agreement, upon receipt by the Surviving Corporation (or, if applicable, a subsidiary thereof) of a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined by a final, non-appealable judgment of a court of competent jurisdiction that such D&O Indemnified Party is not permitted to be indemnified under applicable law. Parent will not (and Parent will cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any legal action for which indemnification would reasonably be expected to be sought, unless such settlement, compromise, consent or termination includes an unconditional release of all of the D&O Indemnified Parties covered by such action from all liability arising out of such action.

In addition, for at least six years after the Effective Time, Parent will, and will cause the Surviving Corporation and its subsidiaries to, maintain in full force and effect the coverage provided by Nordstrom’s and its subsidiaries’ directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance in effect as of immediately prior to the Effective Time, or provide substitute policies with limits and on terms and conditions no less advantageous overall to the D&O Indemnified Parties than such existing policies. In lieu of such insurance, prior to the Effective Time, Nordstrom may purchase prepaid, non-cancellable six-year “tail” directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance with limits and on terms and conditions no less advantageous overall to the D&O Indemnified Parties than such existing policies. Parent will not be required to expend for such “tail” insurance an aggregate premium in excess of 300% of the aggregate annual premium paid for the existing policies and, if such insurance is not available or the “annual premium” for such insurance exceeds such amount, then Parent will obtain the best coverage available for a cost not exceeding such amount.

Employee Benefits

Parent has agreed that, for a period beginning at the Effective Time and ending one year after the Effective Time, Parent will, or will cause the Surviving Corporation or any of their respective affiliates to, provide to each employee of Nordstrom or any of its subsidiaries who remains an employee of the Surviving Corporation or any of its affiliates (including Parent) following the Effective Time (each, a “Continuing Employee”):

•        base salary or wage rate, as applicable, that are no less favorable in the aggregate than those provided as of immediately prior to the Effective Time;

•        target short and long-term cash incentive compensation opportunities that are in the aggregate substantially comparable with the cash and equity compensation opportunities provided to such Continuing Employee as of immediately prior to the Effective Time; and

•        other employee benefits (excluding long-term incentive benefits, equity or equity-based compensation arrangements, change-in-control, retention or transaction-related benefits, defined benefit pension benefits and post-retirement welfare benefits) that are substantially comparable in the aggregate to those benefits (excluding long-term incentive benefits, equity or equity-based compensation arrangements, change-in-control, retention or transaction-related benefits, defined benefit pension benefits and post-retirement welfare benefits) in effect for Continuing Employees under the Nordstrom Benefit Plans as of immediately prior to the Effective Time.

Parent has also agreed that, for any Continuing Employee whose employment is terminated during the period beginning at the Effective Time and ending one year after the Effective Time under circumstances that would have been treated as a qualifying termination of employment under the applicable severance agreement, it will (or will cause one of its affiliates to) provide, severance payments (and benefits) that are no less favorable in the aggregate than those to which such Continuing Employee would have been eligible to receive under the applicable severance arrangements in effect immediately prior to the Effective Time and set forth in the Nordstrom Disclosure Letter.

From and after the Effective Time, Parent has agreed to, and has agreed to cause the Surviving Corporation and of their respective subsidiaries to, assume and honor all obligations under the Deferred Compensation Plans and with respect to awards outstanding under the Nordstrom Equity Plans, in each case, in accordance with their terms as in effect immediately prior to the Effective Time.

Parent has agreed to, and has agreed to cause the Surviving Corporation to, provide credit for purposes of eligibility to participate, vesting and entitlement, and level of benefits for service with Nordstrom and its subsidiaries (and any respective predecessors) prior to the Effective Time for all Continuing Employees to the same extent such service credit was granted under the corresponding benefit plan, policy, practice or arrangement of Nordstrom (or any of its subsidiaries), except (1) to the extent any such service credit would result in a duplication of benefits or (2) for purposes of vesting of any equity or equity-based arrangement or for purposes of any defined benefit pension plans or plan that provides retiree welfare benefits (other than any retiree welfare benefits under any Nordstrom Benefit Plan).

Parent has agreed to, and has agreed to cause the Surviving Corporation to, cause each Continuing Employee to be immediately eligible to participate without any waiting time or satisfaction of any other eligibility requirements, in any new plan that replaces coverage under any Nordstrom Benefit Plan in which such Continuing Employee participated immediately before the Effective Time, and such Continuing Employee has satisfied all waiting time and other eligibility requirement under such plans being replaced by the new plan. For purposes of each new plan providing medical, dental, pharmaceutical, vision and other welfare benefits, Parent has agreed to cause all pre-existing condition exclusions and actively-at-work requirements of any such new plans to be waived to the extent they were inapplicable or waived under the comparable preexisting plan; and Parent will cause any expenses incurred by any Continuing Employee (and covered dependents) during the portion of the plan year of the preexisting Nordstrom Benefit Plan ending on the date such Continuing Employee’s participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.

Financing

The consummation of the Merger is not conditioned upon Parent’s or Acquisition Sub’s receipt of any financing, including the consummation of the Equity Financing or the Debt Financing, or the consummation of the Rollover, or the availability of any Nordstrom Cash on Hand.

Each of Parent and Acquisition Sub has agreed to use its, and to cause the other Parent Parties to use their, reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the Equity Financing and the Debt Financing and will consummate the Rollover, in each case subject to the terms of the Merger Agreement, on the terms and subject only to the conditions set forth in the Equity Commitment Letter, Debt Commitment Letter, and Rollover and Support Agreements, as applicable, or any Alternative Financing (as defined below) (including any “flex” provisions applicable to the Debt Financing), including certain specified actions set forth in the Merger Agreement.

Parent will not, and will cause the other Parent Parties not to, amend, supplement, replace modify or waive any condition, remedy or other provision under the Equity Commitment Letter. Additionally, Parent will not, and will cause the other Parent Parties not to, without the prior written consent of Nordstrom, amend, supplement, replace modify or waive any condition, remedy or other provision under the Debt Financing (other than to effect any “flex” provisions set forth in the Debt Commitment Letter) if such amendment, supplement, replacement, modification or waiver would or would be reasonably be expected to (1) reduce the aggregate amount of the Debt Financing or the net cash proceeds available from the Debt Financing such that the Parent Parties will not have sufficient cash proceeds (together with Nordstrom Cash on Hand not exceeding the Nordstrom Cash Amount) to satisfy the Funding Obligations at or prior to Closing, (2) (a) impose new or additional conditions or contingencies to the Debt Financing or otherwise expand any of the conditions or contingencies to the Debt Financing, or (b) otherwise amend, waive or modify any of the conditions or contingencies to the Debt Financing in a manner that could prevent or delay the Closing or otherwise prevent, delay or impair the ability of Parent and Acquisition Sub to obtain the Debt Financing or consummate the transactions contemplated hereby, or (3) otherwise expand, amend, waive or modify any provisions of, or remedies under, the Debt Commitment Letter in a manner that would or would reasonably be expected to (a) prevent, delay or make less likely the funding of the Debt Financing (or the satisfaction of the conditions to the Equity Financing or the Debt Financing) at the Closing or (b) adversely impact the ability of Parent or any of the other Parent Parties to enforce their respective rights against the parties to the Equity Commitment Letter, the Debt Commitment Letter, the Rollover and Support Agreements or the definitive agreements with respect thereto or otherwise obtain the Debt Financing and consummate the transactions contemplated by the Merger Agreement, or (c) result in the termination of the Equity Commitment Letter, the Debt Commitment Letter, the Rollover and Support Agreements or any definitive agreement related thereto. However, Parent may amend, supplement or otherwise modify the Debt Commitment Letter to add lenders, lead arrangers, syndication agents or other Debt Financing Sources. Parent will not permit, release or consent to the withdrawal, termination, repudiation or rescission of the Equity Commitment Letter, Debt Commitment Letter, or the Rollover and Support Agreements or any definitive agreement with respect to the Equity Financing or the Debt Financing and will not release or consent to the termination of the obligations of Liverpool or any of the Debt Financing Sources under the Equity Commitment Letter or the Debt Commitment Letter or any Parent Party under the Rollover and Support Agreements, in each case of the foregoing, below an amount necessary to satisfy the Funding Obligations without the prior written consent of Nordstrom.

In the event that (1) all or any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter (including any “flex” provisions applicable thereto) or (2) Nordstrom informs Parent in writing that Nordstrom Cash on Hand is expected to be less than the Nordstrom Cash Amount at the time Parent is expected to be required to effect the Closing, Parent and Acquisition Sub have agreed to, and have agreed to cause the other Parent Parties to, use their respective commercially reasonable efforts to take any and all actions to arrange and obtain Alternative Financing (as defined below) from the same or alternative financial institutions in an amount sufficient to enable Parent and Acquisition Sub to consummate the transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement, that does not impose any conditions or contingencies that would be reasonably expected to prevent or delay the Closing or contain any terms that would reasonably be expected to prevent, delay or impair the ability of Parent and Acquisition Sub to obtain the Debt Financing or consummate the transactions contemplated by the Merger Agreement as compared to the conditions and other terms set forth in the Debt Commitment Letter as of the date of the Merger Agreement (the “Alternative Financing”). However, Parent or Acquisition Sub are not required to obtain Alternative Financing that includes terms and conditions, taken as a whole, that are less favorable to Parent or Acquisition Sub than the terms and conditions, taken as a whole, set forth in the Debt Commitment Letter as of the date of the Merger Agreement (taking into account any “market flex” provisions applicable thereto contained in the related fee letter) or would require it to pay any fees or agree to pay any interest rate amounts or original issue discount, in either case, materially in excess of those contemplated by the Debt Commitment Letter as in effect on the date of the Merger Agreement (taking into account any “market flex” provisions applicable thereto contained in the related fee letter).

Financing Cooperation; Notes Offer and Consent Solicitation

Prior to the Closing, Nordstrom will, and will cause each of its subsidiaries to, use its reasonable best efforts to provide such customary cooperation with the arrangement of the Debt Financing and, to the extent applicable, the Liverpool Debt Financing, Notes Enhancements, and Nordstrom Note Offer and Consent Solicitation (each as defined below), as may be reasonably requested by Parent or Acquisition Sub at Parent’s sole cost and expense, including certain actions set forth in the Merger Agreement, subject to certain exceptions.

Until the Effective Time, Parent may (or, at Parent’s request, Nordstrom will) commence and conduct any of (1) a consent solicitation with respect to Nordstrom’s existing Senior Notes and senior debentures (the “Senior Debt”) and the related indentures to obtain from the requisite holders thereof consent to certain amendments thereto (a “Consent Solicitation”), (2) an offer to exchange any or all of Nordstrom’s outstanding Senior Debt for securities (secured or unsecured) of Nordstrom (an “Offer to Exchange” and together with the consent solicitation, if any, a “Nordstrom Note Offer and Consent Solicitation”) or (3) granting of guarantees by Nordstrom’s subsidiaries for the benefit of the holders of the Senior Debt (the “Notes Guarantee”). As promptly as reasonably practicable after the date of the Merger Agreement, Parent will (or, at Parent’s request, Nordstrom will) use reasonable best efforts to secure Nordstrom’s senior notes and debentures with a second lien on Nordstrom’s current assets and related collateral and a first lien on Nordstrom’s other assets (excluding real estate) (the “Notes Security Grant” and together with the Notes Guarantee, the “Notes Enhancements”); in the event that Parent does not take such actions or request that Nordstrom take such other actions, Nordstrom will be entitled to take such actions for all purposes under the Merger Agreement. The effectiveness of each Nordstrom Note Offer and Consent Solicitation or any Notes Enhancements will be expressly conditioned on the occurrence of the Effective Time.

Each Nordstrom Note Offer and Consent Solicitation will be conducted on such terms and conditions as may be proposed by Parent and are reasonably acceptable to Nordstrom, except for certain terms and conditions set forth on the Parent Disclosure Letter that are determined by Parent after reasonable consultation with Nordstrom. Parent will be responsible for the preparation of any securities filings or documents related to or in connection with each Nordstrom Note Offer and Consent Solicitation or Notes Enhancements, subject to Nordstrom’s rights to review and comment. Parent will be responsible for the payment of all fees, costs and expenses in connection with each Nordstrom Note Offer and Consent Solicitation and any Notes Enhancements.

Parent will reimburse Nordstrom for any reasonable and documented out-of-pocket expenses and costs (including outside attorneys’ fees and disbursements) incurred in connection with Nordstrom’s, its subsidiaries’ or their respective representatives’ obligations described above, except that any reimbursement (other than relating to a Nordstrom Note Offer and Consent Solicitation or Notes Enhancement) would only be required to be paid if the Merger Agreement is terminated without Closing having occurred. Subject to limited exceptions, Parent has also agreed to indemnify Nordstrom, its subsidiaries and their respective representatives against losses incurred in connection with the obligations described above, among other things.

Shareholders’ Meeting

As promptly as practicable following the date on which the SEC confirms that it has no comments or no further comments on this proxy statement and the Schedule 13E-3, Nordstrom will give notice of and duly call, convene and hold the Special Meeting for the purpose of obtaining the Requisite Shareholder Approvals. Nordstrom may, in its discretion after consultation with Parent, postpone, recess or adjourn the Special Meeting (1) in the event of an absence of quorum necessary to conduct the business of the Special Meeting, (2) to the extent necessary or advisable to allow reasonable additional time for supplemental or amended disclosure as Nordstrom has determined in good faith is necessary under applicable law, (3) to allow additional solicitation of votes to obtain the Requisite Shareholder Approvals, except that it may not be postponed, recessed or adjourned more than two times (except as required by law) or to a date that is less than five business days’ prior to the Outside Date without Parent’s written consent (not to be unreasonably withheld, delayed or conditioned).

Unless there has been an Adverse Recommendation Change, Nordstrom has agreed to use reasonable best efforts to, among other things, solicit proxies in favor of the Requisite Shareholder Approvals and keep Parent reasonably informed with respect to the proxy solicitation as reasonably requested by Parent. The Parent Parties may solicit proxies in favor of the Requisite Shareholder Approvals and will keep Nordstrom reasonably informed with respect to their solicitation as reasonably requested by Nordstrom and provide such information as Nordstrom may reasonably request in connection therewith.

Other Covenants and Agreements

Under the Merger Agreement, Nordstrom and Parent have made certain other covenants to, and agreements with, each other regarding various other matters, including:

•        preparation and filing of this proxy statement, the Schedule 13E-3 and any other required filing with the SEC relating to the Merger or the Special Meeting, including incorporating the comments of the other party unless a party objects in good faith;

•        refraining from meetings and other communications with the ratings agencies that rate the Senior Notes relating to Nordstrom, its subsidiaries or the transactions contemplated by the Merger Agreement without the other party’s participation and review and comment;

•        reasonable access to the properties, books and records of Nordstrom and its subsidiaries and furnishing of information concerning the business, properties and personnel of Nordstrom and its subsidiaries reasonably requested by Parent;

•        public statements about the Merger Agreement and the transactions contemplated thereby;

•        operations of Acquisition Sub and compliance by Acquisition Sub and the Parent Parties with the Merger Agreement and the other transaction documents;

•        the exemption of dispositions of Nordstrom’s equity securities by its directors and officers under Rule 16b-3 under the Exchange Act;

•        stock exchange de-listing and de-registration matters;

•        Nordstrom’s control of the defense of litigation brought by Nordstrom’s shareholders against Nordstrom or its directors or officers (in their capacities as such) relating to the Merger or any other transactions contemplated by the Merger Agreement;

•        avoiding the application of anti-takeover or other similar laws or eliminating and minimizing their effects on the transactions contemplated by the Merger Agreement;

•        the repayment of amounts due under Nordstrom’s existing revolving credit facility.

Conditions to the Merger

Conditions to Each Party’s Obligations

The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent not prohibited by law) waiver by each of Nordstrom, Parent and Acquisition Sub at or prior to the Effective Time of the following conditions:

•        the Requisite Shareholder Approvals having been obtained;

•        the waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated (which waiting period expired at 11:59 p.m., Eastern Time, on February 13, 2025);

•        no court of competent jurisdiction in the United States has issued or entered any order that is then in effect that prohibits, enjoins or makes illegal the consummation of the Merger; and

•       no Below Investment Grade Rating Event has occurred and is continuing.

Conditions to Parent’s and Acquisition Sub’s Obligations

The obligations of Parent and Acquisition Sub to consummate the Merger are subject to the satisfaction or (to the extent not prohibited by law) waiver by Parent at or prior to the Effective Time of the following additional conditions:

•        each of the representations and warranties of Nordstrom contained in the Merger Agreement (other than the representations and warranties referred to in the following bullets), without regard to materiality or Nordstrom Material Adverse Effect qualifications therein, being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties shall be true and correct on and as of such other date), other than failures to be true and correct as would not, individually or in the aggregate, have a Nordstrom Material Adverse Effect;

•        each of the representations and warranties of Nordstrom contained in the Merger Agreement related to (1) the organization and valid existence of Nordstrom; (2) Nordstrom’s power and authority to enter into and consummate the transactions contemplated by the Merger Agreement, including the Merger, the binding nature of the Merger Agreement, and the approval of the Merger Agreement by the Nordstrom Board; (3) the requisite vote of the holders of Nordstrom Common Stock to approve the Merger Agreement and the transactions contemplated by the Merger Agreement; and (4) the absence of fees or commissions payable by Nordstrom or its subsidiaries to brokers being true and correct in all material respects on the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties shall be true and correct in all material respects on and as of such other date);

•        certain of Nordstrom’s representations and warranties contained in the Merger Agreement related to the capitalization of Nordstrom being true as of a specified date in all but de minimis respects;

•        Nordstrom’s representation and warranty contained in the Merger Agreement related to the absence of any adverse change, event, effect or circumstance that has had or would reasonably be expected to have a Nordstrom Material Adverse Effect since November 3, 2024, being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date;

•        Nordstrom having performed or complied in all material respects with its obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date;

•        Nordstrom having delivered a certificate to Parent, dated as of the Closing Date and duly executed by a senior executive officer (or similar authorized person) of Nordstrom, certifying to the effect that the conditions described above have been satisfied.

Conditions to Nordstrom’s Obligations

The obligation of Nordstrom to consummate the Merger is subject to the satisfaction or (to the extent not prohibited by law) waiver by Nordstrom at or prior to the Effective Time of the following additional conditions:

•       each of the representations and warranties of Parent and Acquisition Sub contained in the Merger Agreement being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties will be true and correct in all material respects on and as of such other date);

•       Parent and Acquisition Sub having performed or complied in all material respects with their respective obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date; and

•        Parent having delivered a certificate to Nordstrom, dated as of the Closing Date and duly executed by a senior executive officer of Parent, certifying to the effect that the conditions described above having been satisfied.

Termination of the Merger Agreement

Termination Rights Exercisable by Either Parent or Nordstrom

The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Parent and Nordstrom.

In addition, the Merger Agreement may be terminated at any time prior to the Effective Time by either Parent or Nordstrom if:

•        the Merger is not consummated on or before 5:00 p.m. (New York City time) on September 22, 2025 (the “Outside Date”), except that a party may not terminate the Merger Agreement pursuant to this provision if the failure of such party, and in the case of Parent, including the failure of Acquisition Sub, to perform or comply with any of its obligations contained in the Merger Agreement has been the proximate cause of, or primarily resulted in, the failure of the Closing to have occurred on or before such date;

•        any court of competent jurisdiction in the United States has issued or entered any order permanently restraining, enjoining or otherwise prohibiting the Merger, and such order has become final and non-appealable;

•        if the Requisite Shareholder Approvals are not obtained at the Special Meeting at which the Merger Agreement has been voted upon, except that a party may not terminate the Merger Agreement pursuant to this provision if the failure to obtain the Requisite Shareholder Approvals is primarily due to the failure in any material respect of such party to perform any of its obligations under the Merger Agreement (and in the case of Parent, including the failure of Acquisition Sub to perform any of its obligations under the Merger Agreement or the failure of any Parent Party to perform the voting obligations described in the section of this proxy statement captioned “The Rollover and Support Agreements — Voting of Shares; Irrevocable Proxy” below); or

•        a Below Investment Grade Rating Event has occurred and is continuing, except that a party may not terminate the Merger Agreement pursuant to this provision until the date that is 45 days after the Below Investment Grade Rating Event has occurred.

Termination Rights Exercisable by Nordstrom

Nordstrom may also terminate the Merger Agreement if:

•       Parent or Acquisition Sub has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (1) would give rise to the failure of an applicable condition to the Merger described above to be satisfied, (2) has been identified by Nordstrom in a written notice delivered to Parent; and (3) is not capable of being cured, or is not cured, by Parent or Acquisition Sub on or before the earlier of (a) three business days prior to the Outside Date and (b) 30 days following Nordstrom’s delivery of written notice to Parent or Acquisition Sub, as applicable, of such breach, except that Nordstrom will not have the right to terminate the Merger Agreement pursuant to this provision if Nordstrom has breached, or failed to perform, any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that a condition to the Merger described above under the sections of this proxy statement captioned “— Termination Rights Exercisable by Either Parent or Nordstrom” or “— Termination Rights Exercisable by Parent” is not satisfied;

•       prior to receipt of the Requisite Shareholder Approvals, (1) Nordstrom has received a Superior Proposal, (2) the Nordstrom Board (acting upon the recommendation of the Special Committee) has authorized Nordstrom to enter into a definitive acquisition agreement with respect to such Superior Proposal, (3) Nordstrom has complied with its obligations under the Merger Agreement in respect of such Superior Proposal and (4) substantially concurrently with such termination, Nordstrom has paid (or caused to be paid) to Parent or its designee the applicable termination fee; or

•        after the date that is 60 days after the date of the Merger Agreement, (1) all of the applicable conditions to the Merger Agreement described above have been satisfied (other than those conditions (a) the failure of which to be satisfied is attributable primarily to a breach or failure to perform by Parent or Acquisition Sub of its representations, warranties, covenants or agreements under the Merger Agreement or (b) that by their terms are capable of being satisfied only on the Closing Date, so long as such conditions in this clause (b) are at the time of termination capable of being satisfied as if such time were the Closing, or (to the extent not prohibited by law) waived by the party entitled to waive such conditions), (2) Nordstrom has notified Parent in writing that all of the conditions set forth in the Merger Agreement have been satisfied (other than those conditions (a) the failure of which to be satisfied is attributable primarily to a breach or failure to perform by Parent or Acquisition Sub of its representations, warranties, covenants or agreements hereunder or (b) that by their terms are capable of being satisfied only on the Closing Date, so long as such conditions in this clause (b) are at the time of termination capable of being satisfied as if such time were the Closing or (to the extent not prohibited by law) waived by the party entitled to waive such conditions) and it stands ready, willing and able to consummate the Merger and (3) the Merger shall not have been consummated within three business days after the later of (a) delivery of such notice referred to in clause (2) to Parent and (b) the date the Merger was required to be consummated pursuant to the Merger Agreement. However, no party shall be permitted to terminate the Merger Agreement for failure to consummate the Merger on or before 5:00 p.m. (New York City time) on the Outside Date during the three-business-day period following the notice referred to in clause (2) above.

Termination Rights Exercisable by Parent

In addition to the termination rights described above, Parent may also terminate the Merger Agreement if:

•        at any time prior to obtaining the Requisite Shareholder Approvals, the Nordstrom Board or the Special Committee shall have made an Adverse Recommendation Change, except that Parent’s right to terminate the Merger Agreement pursuant to this provision shall expire upon the earlier of (1) the Requisite Shareholder Approvals having been obtained and (2) 5:00 p.m. (New York City time) on the 10th business day following the date on which such Adverse Recommendation Change occurs; or

•       Nordstrom has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (1) would give rise to the failure of an applicable condition to the Merger described above to be satisfied, (2) has been identified by Parent in a written notice delivered to Nordstrom and (3) is not capable of being cured, or is not cured, by Nordstrom on or before the earlier of (a) three business days prior to the Outside Date and (b) 30 days following Parent’s delivery of written notice to Nordstrom of such breach, except that Parent may not terminate the Merger Agreement pursuant to this provision if Parent or Acquisition Sub has breached, or failed to perform, any of its representations, warranties, covenants or agreements in the Merger Agreement such that a condition to the Merger described above under the sections of this proxy statement captioned “— Termination Rights Exercisable by Either Parent or Nordstrom” or “— Termination Rights Exercisable by Parent” is not satisfied.

Termination Fees

Termination Fees Payable by Nordstrom

Nordstrom has agreed to pay Parent a termination fee equal to $85 million if the Merger Agreement is validly terminated by Parent following an Adverse Recommendation Change as described in the first bullet point under the section of this proxy statement captioned “— Termination of the Merger Agreement — Termination Rights Exercisable by Parent.”

Nordstrom has agreed to pay Parent a termination fee equal to $42.5 million in the following circumstances:

•        if (1) a third party has made to Nordstrom or directly to Nordstrom’s shareholders a Competing Proposal after the date of the Merger Agreement, (2) the Merger Agreement is subsequently validly terminated by Nordstrom or Parent because the Requisite Shareholder Approvals were not obtained as described in the third bullet point under the section of this proxy statement captioned “— Termination of the Merger Agreement — Termination Rights Exercisable by Either Parent or Nordstrom,” and at the time of the Special Meeting such Competing Proposal has been publicly announced after the date of the Merger Agreement and has not been rejected or otherwise withdrawn or abandoned and (3) concurrently with or within 12 months after the date of such termination of the Merger Agreement, Nordstrom or any of its subsidiaries consummates such Competing Proposal or enters into a definitive agreement to effect such Competing Proposal and such Competing Proposal is subsequently consummated. For purposes of this bullet point, the references to “20%” in the definition of “Competing Proposal” will be deemed to be references to “50%;” or

•        if the Merger Agreement is validly terminated by Nordstrom to accept a Superior Proposal as described in the second bullet point under the section of this proxy statement captioned “— Termination of the Merger Agreement — Termination Rights Exercisable by Nordstrom.”

Reverse Termination Fees Payable by Parent

Parent has agreed to pay Nordstrom a reverse termination fee of $170 million in the following circumstances:

•        if the Merger Agreement is terminated by Nordstrom because Parent or Acquisition Sub have breached or failed to perform their representations, warranties, covenants or agreements set forth in the Merger Agreement or because Parent failed to consummate the Merger as described in the first or third bullet points under the section of this proxy statement captioned “— Termination of the Merger Agreement — Termination Rights Exercisable by Nordstrom;” or

•        if the Merger Agreement is terminated by Nordstrom or Parent because the Merger is not consummated by the Outside Date or because an order has been issued permanently restraining, enjoining or otherwise prohibiting the Merger as described in the first or second bullet points under the section of this proxy statement captioned “— Termination of the Merger Agreement — Termination Rights Exercisable by Either Parent or Nordstrom,” at a time when Nordstrom had the right to terminate the Merger Agreement because Parent or Acquisition Sub have breached or failed to perform their representations, warranties, covenants or agreements set forth in the Merger Agreement or because Parent failed to consummate the Merger as described in the first or third bullet points under the section of this proxy statement captioned “— Termination of the Merger Agreement — Termination Rights Exercisable by Nordstrom.”

Parent has agreed to pay Nordstrom a reverse termination fee of $100 million in the following circumstances:

•        if the Merger Agreement is terminated by Nordstrom or Parent because a Below Investment Grade Rating Event has occurred and is continuing as described in the fourth bullet point under the section of this proxy statement captioned “— Termination of the Merger Agreement — Termination Rights Exercisable by Either Parent or Nordstrom;” or

•       if the Merger Agreement is validly terminated at a time when a Below Investment Grade Rating Event has occurred and is continuing.

Limitations on Liability

If the Merger Agreement is validly terminated, the Merger Agreement will become void and there will be no liability on the part of any party to the Merger Agreement (or any of its representatives) and all rights and obligations of each party to the Merger Agreement will cease, except that no such termination will relieve any party to the Merger Agreement of any liability, costs, expenses (including attorneys’ fees) or damages of any kind in the event of any Intentional Breach (as defined below) prior to such termination, in which case, except as provided in the Merger Agreement, the aggrieved party will be entitled to all remedies available at law or in equity. Parent has agreed that in the case of an Intentional Breach by a Parent Party, Parent’s liability for damages, costs, expenses, liabilities of any kind suffered by Nordstrom shall include, in addition to any other remedies available at law or in equity, a payment from Parent or Acquisition Sub in an amount representing, or based on the loss of, the premium the shareholders of Nordstrom would be entitled to receive pursuant to the terms of the Merger Agreement if the Merger were consummated in accordance with the terms thereof.

As defined in the Merger Agreement, “Intentional Breach” means a material breach of the Merger Agreement, the Rollover and Support Agreements, the Equity Commitment Letter and any other transaction document that is a consequence of an intentional act, or intentional failure to act, undertaken by the breaching party with the actual knowledge that the taking of such intentional act, or intentional failure to act, will, or will reasonably be expected to, cause such material breach. An Intentional Breach by a party will include a party’s not consummating the Closing at the time the Closing is required to be consummated in accordance with the Merger Agreement. However, Parent’s failure to effect the Closing following the occurrence and during the continuation of a Below Investment Grade Rating Event, or when the criteria set forth in the second and third bullets under the section of this proxy statement captioned “— Specific Performance” below are not present, will not in and of itself constitute an Intentional Breach.

Subject to the specific performance remedies in the Merger Agreement and Nordstrom’s rights under the confidentiality agreements with Liverpool and the Family Group, the maximum aggregate liability, whether in equity or at law, in contract, in tort or otherwise of the Parent Parties collectively (including monetary damages for Intentional Breach) (1) under the Merger Agreement or any other transaction document; (2) in connection with the failure of the Merger (including the Debt Financing and the Equity Financing) or the other transactions contemplated under the Merger Agreement or under the other transaction Documents to be consummated; or (3) in respect of any representation or warranty made or alleged to have been made in connection with the Merger Agreement or any other transaction document, will not exceed under any circumstances an amount equal to the aggregate of (a) $300 million (inclusive of any amounts paid under the reverse termination fees), (b) any costs and expenses of enforcing payment of amounts under the Merger Agreement and interest on unpaid amounts, (c) any expense reimbursement and indemnification amounts payable in respect of Nordstrom’s financing cooperation obligations described in the section of this proxy statement captioned “— Financing Cooperation; Notes Offer and Consent Solicitation;” and (d) any expenses incurred by Nordstrom in connection with enforcing its rights under the Limited Guaranties.

Subject to the specific performance remedies in the Merger Agreement, the maximum aggregate liability, whether in equity or at law, in contract, in tort or otherwise of Nordstrom and certain related parties collectively (including monetary damages for Intentional Breach) (1) under the Merger Agreement or any other transaction document; (2) in connection with the failure of the Merger (including the Debt Financing and the Equity Financing) or the other transactions contemplated under the Merger Agreement or under the other transaction documents to be consummated; or (3) in respect of any representation or warranty made or alleged to have been made in connection with the Merger Agreement or any other transaction document, will not exceed under any circumstances an amount equal to the aggregate of (a) $300 million (inclusive of any amounts paid under the reverse termination fees) and (b) any costs and expenses of enforcing payment of amounts under the Merger Agreement and interest on unpaid amounts.

Specific Performance

The parties to the Merger Agreement are entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (including the right of a party to the Merger Agreement to cause the other parties to the Merger Agreement to consummate the Merger and the other transactions contemplated by the Merger Agreement), in addition to any other remedy to which they are entitled at law or in equity. However, Nordstrom is entitled to an injunction, specific performance or other equitable remedies (1) to enforce Parent’s and Acquisition Sub’s obligations to consummate the Merger and (2) to enforce Liverpool’s obligation to provide the Equity Financing, only if the following conditions are met:

•        all of the conditions to Parent’s and Acquisition Sub’s obligations to consummate the Merger (other than those conditions that by their terms are capable of being satisfied only on the Closing Date, but subject to the satisfaction or, if permissible, waiver of such conditions by the party entitled to waive such conditions) have been satisfied (or waived);

•        the Debt Financing has been funded or would be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded, in each case in an amount that would result in gross proceeds of at least the Funded Debt Amount;

•        the Nordstrom Cash on Hand is at least the Nordstrom Cash Amount (minus the net proceeds of any Alternative Financing arranged in accordance with the terms of the Merger Agreement);

•        Nordstrom has confirmed in a written notice that (1) Nordstrom is ready, willing and able to consummate the Closing and (2) if specific performance is granted and the Equity Financing and the portion of the Debt Financing that would result in gross proceeds of at least the Funded Debt Amount are funded, then Nordstrom would take such actions required of it by the Merger Agreement to cause the Closing to occur; and

•        Parent and Acquisition Sub have failed to effect the Closing prior to the earlier of the third business day following the delivery of such confirmation specified in the immediately preceding paragraph above and one business day before the Outside Date.

If any party to the Merger Agreement brings an action to specifically enforce the performance of the terms and provisions of the Merger Agreement (other than an action to enforce specifically any provision that expressly survives the termination of the Merger Agreement) or to specifically enforce the Equity Commitment Letter or the Rollover and Support Agreements, the Outside Date will automatically be extended to (1) the twentieth business day following the later of the resolution of such action and the resolution of any action brought in another jurisdiction seeking enforcement of such action or (2) such other time period established by the court presiding over such action.

Miscellaneous

Expenses

All expenses will be paid by the party incurring such expenses, whether or not the transactions contemplated by the Merger Agreement are consummated, except as otherwise provided in the Merger Agreement, including:

•        Parent will pay all costs and expenses in connection with the filings of the notification and report forms under any antitrust laws, and any other notices, filings or similar actions to obtain any other consent of any governmental authority, in each case, in connection with the transactions contemplated by the Merger Agreement;

•        Parent or Nordstrom, as applicable, will timely and duly pay all transfer taxes;

•        Parent will reimburse Nordstrom for certain expenses and costs in respect of Nordstrom’s financing cooperation obligations described above under the section of this proxy statement captioned “— Financing Cooperation; Notes Offer and Consent Solicitation,” with certain obligations payable promptly and certain payable only if the Merger Agreement is terminated without Closing having occurred; and

•       Parent or Nordstrom will pay the other party the costs of bringing suit to collect the termination fee, reverse termination fee or damages for an Intentional Breach in the event of a judgment for payment of such amounts, together with interest at the rate calculated as set forth in the Merger Agreement.

Amendment of the Merger Agreement

The Merger Agreement may be amended by mutual agreement of Nordstrom and Parent at any time before or after receipt of the Requisite Shareholder Approvals. However, after the Requisite Shareholder Approvals have been obtained, there will not be any amendment that by law or in accordance with the rules of any stock exchange requires further approval by the shareholders of Nordstrom without such further approval of such shareholders. In addition, amendments to certain provisions that would adversely affect the rights of a Debt Financing Source must also be approved by the applicable Debt Financing Sources party to the Debt Commitment Letter.

Governing Law

The Merger Agreement is governed by Delaware law, except to the extent that the laws of the State of Washington are mandatorily applicable and except for any claims or causes of action against any of the Debt Financing Sources (which are governed by New York law).

THE ROLLOVER AND SUPPORT AGREEMENTS

Explanatory Note Regarding the Rollover and Support Agreements

The material provisions of the Rollover and Support Agreements summarized below and elsewhere in this proxy statement are qualified in their entirety by reference to the Rollover and Support Agreements, copies of which are attached to this proxy statement as Annex D and Annex E, and which are incorporated by reference in this proxy statement. We encourage you to read the Rollover and Support Agreements, carefully in their entirety, as well as this proxy statement in its entirety, including the annexes attached to this proxy statement and the documents and information incorporated by reference in this proxy statement, before making any decisions regarding the Merger.

The rights and obligations of the parties to the Rollover and Support Agreements are governed by the express terms of the Rollover and Support Agreements and not by this summary or any other information contained in this proxy statement.

Concurrently with the execution and delivery of the Merger Agreement on December 22, 2024, and as a material inducement to, and as a condition to, the willingness of Nordstrom to enter into the Merger Agreement, the Family Group and Liverpool entered into the Rollover and Support Agreements with Nordstrom and Parent. As of the Record Date, the Family Group and Liverpool beneficially owned approximately [•]% and [•]%, respectively, of the outstanding shares of Nordstrom Common Stock.

Rollover

Effective immediately prior to the Effective Time, on the terms and subject to the conditions set forth in the Rollover and Support Agreements, each shareholder that is contributing Rollover Shares will transfer, contribute and deliver the Rollover Shares to Parent in exchange for the number of newly issued shares of common stock of Parent set forth in the Rollover and Support Agreements. As a result of the Rollover and the Equity Financing, the Family Group and Liverpool will own approximately 50.1% and 49.9% of Parent, respectively, following the consummation of the Rollover. The Rollover is conditioned on the substantially simultaneous, but subsequent, consummation of the Merger in accordance with the terms and conditions of the Merger Agreement.

Voting of Shares; Irrevocable Proxy

The Family Group and Liverpool will, until the earlier to occur of (1) the valid termination of the Merger Agreement in accordance with its terms and (2) the occurrence of an Adverse Recommendation Change, vote (or cause to be voted) all shares of Nordstrom Common Stock that are set forth in the Rollover and Support Agreements or that such shareholder beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) and is entitled to vote after the date of the Rollover and Support Agreements until the earlier of such event (the “Subject Shares”):

•        in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;

•        in favor of any proposal by Nordstrom to adjourn, recess or postpone any meeting of the shareholders of Nordstrom to a later date that complies with the Merger Agreement,

•        in favor of any other proposal considered and voted upon by shareholders of Nordstrom necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

•       against any other proposal that would reasonably be expected to (1) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (2) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

The Family Group and Liverpool have also irrevocably appointed Nordstrom or any person or persons designated by Nordstrom as its attorneys-in-fact and proxy with full power of substitution and re-substitution, to the full extent of such shareholder’s voting rights with respect to all Subject Shares to vote and execute written consents in accordance with the previous paragraph in the event that the Subject Shares have not been timely voted as required thereby.

Transfer of Shares

The Family Group and Liverpool may not transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, including by operation of law, or cause or permit to be transferred, any of the Subject Shares or any beneficial ownership, voting power or any other interest thereof or therein or take certain other actions, including any action, that would prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of such shareholder’s obligations under the Rollover and Support Agreements. However, the Family Group and Liverpool may transfer Subject Shares (1) within the Family Group or (2) to an affiliate of the shareholder or, in the case of the Family Group, any other person for bona fide estate planning or estate administration purposes so long as the transferee enters into a joinder agreeing to be bound by the Rollover and Support Agreements and such transfer would not reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of such shareholder’s obligations under the Rollover and Support Agreements or the consummation of the transactions contemplated by the Merger Agreement.

Competing Proposals

In the event that Nordstrom receives a Competing Proposal or any inquiry expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Competing Proposal, the Family Group and Liverpool have agreed to, if requested to do so by the Nordstrom Board (acting on the recommendation of the Special Committee) or the Special Committee (subject to the terms of the Merger Agreement), explore in good faith the possibility of such shareholder supporting such Competing Proposal. However, the shareholder’s decision as to whether to support such Competing Proposal or enter into any agreements with any Person or group of Persons with respect to such Competing Proposal is within such shareholder’s sole discretion, which it may exercise irrespective of the recommendation of the Nordstrom Board or the Special Committee.

Additional Covenants of the Family Group and Liverpool

The Family Group and Liverpool have made certain other covenants to, and agreements with, Nordstrom regarding various other matters, including that the Family Group and Liverpool will:

•        Use their reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger set forth in the Merger Agreement to be satisfied as expeditiously as practicable (and in any event at least five business days prior to the Outside Date);

•        Permit Parent and Nordstrom to publish and disclose in this proxy statement, the Schedule 13E-3, and other required filings any information concerning such shareholder that is required or reasonable to be included therein;

•        Refrain from meetings and other communications with the ratings agencies that rate the Senior Notes relating to Nordstrom, its subsidiaries or the transactions contemplated by the Merger Agreement without Nordstrom’s participation and review and comment;

•        Take and refrain from taking the actions that Parent is required to cause them to take or refrain from taking under the Merger Agreement; and

•       Waive, to the fullest extent of the law, and not assert any dissenters’ rights pursuant to Chapter 23B.13 of the WBCA with respect to the Subject Shares, unless the Nordstrom Board (acting upon the recommendation of the Special Committee) or the Special Committee has made an Adverse Recommendation Change (that has not been rescinded or otherwise withdrawn).

Termination

The Rollover and Support Agreements will terminate on the earlier to occur of (1) the Effective Time, (2) the valid termination of the Merger Agreement in accordance with its terms, and (3) solely with respect to the Liverpool Rollover and Support Agreement, the valid termination of the Equity Commitment Letter in accordance with its terms. In addition, the voting obligations described above under the section of this proxy statement captioned “— Voting of Shares; Irrevocable Proxy” will terminate on the earlier to occur of (a) the valid termination of the Merger Agreement in accordance with its terms and (b) the occurrence of an Adverse Recommendation Change.

Remedies

Nordstrom is entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of each Rollover and Support Agreement and to enforce specifically the terms and provisions thereof. However, Nordstrom’s right to an injunction, specific performance or other equitable remedy to enforce the obligations described in the sections of this proxy statement captioned “— Voting of Shares; Irrevocable Proxy” and “— Competing Proposals” is subject to Nordstrom also seeking a similar injunction, specific performance or other equitable remedy under the other Rollover and Support Agreement against the parties thereto solely to the extent the parties thereto have not complied with, or are not complying with, the terms thereof with respect to the corresponding obligation under such Rollover and Support Agreement and compliance by such non-compliant parties is reasonably expected to be necessary for obtaining the Requisite Shareholder Approvals.

An Intentional Breach (as defined in the Merger Agreement) or other material breach of a Rollover and Support Agreement by a shareholder party thereto constitutes an Intentional Breach or material breach, as applicable, of Parent under the Merger Agreement, and Nordstrom’s sole recourse to recover monetary damages in respect of such breach shall be those remedies available at law or in equity against Parent in accordance with, and subject to the limitations set forth in, the Merger Agreement and the guarantors (and their permitted assigns) in accordance with, and subject to the limitations set forth in, the Limited Guaranties. For a description of Nordstrom’s remedies in the event of an Intentional Breach under the Merger Agreement, see the section of this proxy statement captioned “The Merger Agreement — Termination Fees; Limitations on Liability” above.

Nordstrom also agrees that Nordstrom’s remedies pursuant to the Retained Claims (as defined in, and subject to the terms and in accordance with the limitations set forth in, the Limited Guaranties) are the sole and exclusive direct or indirect remedies available to Nordstrom and its affiliates against the Family Group, Liverpool and the non-recourse parties (as defined in the Limited Guaranties) for any liability, loss, damages or recovery of any kind (including consequential, indirect or punitive damages, and whether at law, in equity or otherwise) arising under or in connection with any liabilities or obligations arising under, or in connection with, the Merger Agreement or the Rollover and Support Agreements (whether willfully, intentionally, unintentionally or otherwise) or of the failure of the Merger to be consummated or otherwise in connection with the transactions contemplated by the Merger Agreement or the Rollover and Support Agreements or in respect of any oral representations made or alleged to be made in connection therewith.

COOPERATION AGREEMENT

Concurrently with the execution and delivery of the Merger Agreement, the Investors entered into the Cooperation Agreement setting forth certain terms and conditions governing the relationship among the parties thereto until the termination of the Merger Agreement or the consummation of the Merger. The Cooperation Agreement provides for, among other things, subject to the terms and conditions therein, (1) the right of the Investors to jointly administer the operations of Parent and jointly approve matters requiring Parent’s consent or waiver under the Merger Agreement; (2) the right of the Investors to cause Parent to enter into the debt financing arrangements on the terms outlined in the Debt Commitment Letter; (3) the enforcement by Parent of the provisions of the Equity Commitment Letter and the Rollover and Support Agreements at the direction of the Investors that are not party to the Equity Commitment Letter or the applicable Rollover and Support Agreement; (4) the allocation of the payment of the Termination Fee, if any, received from Nordstrom in the event of a termination of the Merger Agreement; (5) the allocation of certain fees and expenses incurred by the Investors in connection with the Merger Agreement and the transactions contemplated thereby; (6) certain obligations of the Investors to cooperate in obtaining all applicable governmental or regulatory approvals and regarding securities filings, in each case, as required in connection with the Merger Agreement and the transactions contemplated thereby; (7) the rights of the Investors, at or prior to the consummation of the Merger, to cause Parent to enter into agreements with members of management of the Nordstrom and its subsidiaries; and (8) the negotiation of governance arrangements for Parent to be effective following the Closing.

PROVISIONS FOR UNAFFILIATED COMPANY SHAREHOLDERS

No provision has been made (1) to grant Nordstrom’s unaffiliated shareholders access to the corporate files of Nordstrom, any other party to the Merger or any of their respective affiliates, or (2) to obtain counsel or appraisal services at the expense of Nordstrom or any other such party or affiliate.

IMPORTANT INFORMATION REGARDING nordstrom

Company Background

Nordstrom was incorporated as a Washington corporation in 1946. We exist to help our customers feel good and look their best. Since starting as a shoe store in 1901, how to best serve customers has been at the center of every decision we make. This heritage of service is the foundation we’re building on as we provide convenience and true connection for our customers. Our interconnected model enables us to serve customers when, where and how they want to shop — whether that’s in-store at more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations or digitally through our Nordstrom and Rack apps and websites. Through it all, we remain committed to leaving the world better than we found it. Nordstrom Common Stock is listed on the NYSE under the symbol “JWN.” Nordstrom’s corporate offices are located at 1617 Sixth Avenue, Seattle, Washington 98101. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Nordstrom’s corporate website is nordstrom.com. The information contained in, or that can be accessed through Nordstrom’s website is not part of this proxy statement. Nordstrom’s telephone number is (206) 628-2111.

Directors and Executive Officers

The Nordstrom Board currently consists of 11 members. The persons listed below are Nordstrom’s directors and executive officers as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Acquisition Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation immediately following the Merger. The Merger Agreement provides that the officers of Nordstrom immediately prior to the Effective Time will be the initial officers of the Surviving Corporation immediately following the Merger. Following the Merger, each executive officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

Erik Nordstrom and Peter Nordstrom are brothers, great-grandsons of Nordstrom’s founder and the second cousins of James Nordstrom, Jr., Nordstrom’s Chief Merchandising Officer. During the past five years, neither Nordstrom nor any of Nordstrom’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither Nordstrom nor any of Nordstrom’s directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. The ages given below are as of [•], 2025. Each of the individuals listed below is a citizen of the United States and can be reached at c/o Nordstrom, Inc., 1617 Sixth Avenue, Seattle, Washington 98101.

Name	Age	Current Position and Office
James L. Donald	71	Director
Kirsten A. Green	53	Director
Glenda G. McNeal	64	Director
Erik B. Nordstrom	61	Director, Chief Executive Officer
Peter E. Nordstrom	63	Director, President and Chief Brand Officer
Amie Thuener O’Toole	50	Director
Guy B. Persaud	54	Director
Eric D. Sprunk	61	Director
Bradley D. Tilden	64	Director, Chairman of the Nordstrom Board
Mark J. Tritton	61	Director
Atticus N. Tysen	59	Director
Fanya Chandler	53	President, Nordstrom Stores
Alexis DePree	46	Chief Supply Chain Officer

Name	Age	Current Position and Office
Gemma Lionello	59	President, Nordstrom Rack
Jason Morris	49	Chief Technology and Information Officer
James F. Nordstrom, Jr.	52	Chief Merchandising Officer
Lisa Price	52	Chief Human Resources Officer
Cathy R. Smith	61	Chief Financial Officer(1)
Anne Munson Steines	59	Chief Legal Officer, General Counsel and Corporate Secretary
Kenneth J. Worzel	60	Chief Customer Officer

____________

(1)     On February 27, 2025, Ms. Smith informed Nordstrom of her intention to voluntarily resign from her employment with Nordstrom following the filing of Nordstrom’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, anticipated to be within the next month.

Executive Officers

Below is information about Nordstrom’s executive officers:

Erik B. Nordstrom has served as Chief Executive Officer of Nordstrom since 2020 and as a member of the Nordstrom Board since 2006. Prior to that, Mr. Nordstrom served as Co-President of Nordstrom between 2015 and 2020. Mr. Nordstrom has spent more than 40 years with Nordstrom, holding positions of increasing responsibility that have spanned all aspects of the retail business. Through roles in buying, regional management, and digital and store operations, he has gained a deep understanding of the customer and the foresight needed to navigate an evolving industry. Throughout his tenure, he has driven critical investments in new capabilities to blend the digital and physical experiences, bringing Nordstrom closer to customers and serving them how, where and when they want to shop. In 2021, Mr. Nordstrom joined the board of directors for The Jim Pattison Group, a diversified holding company and one of Canada’s largest privately held companies.

Peter E. Nordstrom has served as President and Chief Brand Officer of Nordstrom since 2020 and as a member of the Nordstrom Board since 2006. Prior to that, Mr. Nordstrom served as Co-President of Nordstrom between 2015 and 2020. Mr. Nordstrom has spent more than 40 years with Nordstrom, holding positions of increasing responsibility that have spanned all aspects of the retail business. Throughout his career, he has helped Nordstrom innovate the customer shopping experience and redefine the role fashion plays in customers’ lives through bold investments in emerging categories and partnerships with both established and new brands and designers. He has led major strategic initiatives that have strengthened Nordstrom’s reputation in the fashion industry and kept the brand relevant, such as building the designer offering, evolving Nordstrom’s mix of brands and categories and bringing in limited distribution brands as exclusive partners. He also hosts The Nordy Pod, Nordstrom’s first podcast, which he launched in 2022.

Fanya Chandler has served as President of Nordstrom Stores since September 2023. Previously, she served as Senior Vice President, Southwest Regional Manager from 2015 to 2019, and again from 2020 until 2023. From 2019 to 2020, she served as Senior Vice President, President, Trunk Club. Ms. Chandler has held several leadership positions across the organization during her more than 30 years with Nordstrom.

Alexis DePree has served as Chief Supply Chain Officer since January 2020. Ms. DePree previously served as Vice President of Americas Sort Centers and Planning at Amazon.com, Inc. from 2018 to 2020, and as Amazon’s Vice President of Global Supply Chain Operations from 2016 to 2018. From 2007 to 2016, she held executive positions with increasing responsibility at Target Corporation, prior to which she was employed at Dell Technologies Inc. in various leadership positions from 2001 to 2005. Ms. DePree currently serves as a director at Arhaus, Inc.

Gemma Lionello has served as President of Nordstrom Rack since September 2023. Previously, Ms. Lionello served as Senior Vice President and Regional Manager of the Northeast Region for Nordstrom and Nordstrom Rack. Throughout her 35-year tenure with Nordstrom, Ms. Lionello has held various leadership roles, including multiple regional manager roles for both Nordstrom and Nordstrom Rack and nearly a decade successfully leading Nordstrom’s Beauty and Accessories teams as General Merchandise Manager.

Jason Morris has served as Chief Technology and Information Officer since May 2023. Prior to Nordstrom, Mr. Morris served as Senior Vice President, Enterprise Business Services for Walmart Global Tech from January 2021 to April 2023. From 2016 to 2021, Mr. Morris served as Vice President of Retail Technology for Walmart Inc. From 2000 to 2016, he held positions with increasing responsibility at Walmart Inc.

James F. Nordstrom, Jr. has served as Chief Merchandising Officer since September 2023. Previously, he served as Chief Stores Officer from April 2022 until September 2023, and President, Stores from May 2014 to April 2022. From 2005 to 2014, Mr. Nordstrom served as Executive Vice President and President, Nordstrom.com. He previously served as Corporate Merchandise Manager, Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of Nordstrom’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of Nordstrom’s founder.

Lisa Price has served as Chief Human Resources Officer since November 2023. Previously, Ms. Price served as Executive Vice President and Chief Human Resources Officer of Domino’s Pizza, Inc. from August 2019 to November 2023. Prior to Domino’s, Ms. Price served as a member of the human resources team at Nordstrom from 2015 to 2019, most recently as Senior Vice President of Human Resources. Before Nordstrom, Ms. Price spent more than 20 years at Starbucks supporting the company’s rapid growth and global expansion in a variety of human resources roles, last serving there as Vice President of Partner Resources.

Cathy R. Smith has served as Chief Financial Officer since May 2023. Ms. Smith has more than 30 years of financial leadership experience across multiple industries and organizations. Most recently, she served as the Chief Financial Officer and Chief Administrative Officer of Bright Health Group from 2020 to 2023. Prior to Bright Health, she served as Target Corporation’s Chief Financial Officer from 2015 to 2020. Throughout her distinguished career, Ms. Smith has also held Chief Financial Officer roles at several other companies, including Express Scripts, Walmart International, GameStop, Centex, Kennametal, Textron and Raytheon. Ms. Smith currently serves as a director at PPG Industries and Baxter International. Previously, she served as a director for Dick’s Sporting Goods. On February 27, 2025, Ms. Smith informed Nordstrom of her intention to voluntarily resign from her employment with Nordstrom following the filing of Nordstrom’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, anticipated to be within the next month.

Ann Munson Steines has served as Chief Legal Officer, General Counsel and Corporate Secretary since April 2022. Ms. Steines joined Nordstrom as General Counsel and Corporate Secretary in July 2019. Previously, she was Senior Vice President, Deputy General Counsel and Assistant Secretary for Macy’s, Inc. for approximately ten years. Ms. Steines joined Macy’s, Inc. in 1998 as Assistant Counsel, Employment Law, and rose through positions of increasing responsibility until her appointment as Deputy General Counsel and Assistant Secretary. Prior to Macy’s, Ms. Steines was a Senior Attorney with the Overnite Transportation Company, a subsidiary of Union Pacific Corporation. Ms. Steines began her legal career with Dinsmore & Shohl in Cincinnati, Ohio in 1990 and then practiced law with the law firm of Michael Best & Friedrich in Milwaukee, Wisconsin.

Kenneth J. Worzel has served as Chief Customer Officer since April 2022. Previously, he served as Chief Operating Officer from August 2019 to April 2022. From 2018 to August 2019, Mr. Worzel served as Chief Digital Officer, from 2016 to 2019 as President of Nordstrom.com, and from 2010 to 2016, as Executive Vice President, Strategy and Development. Prior to joining Nordstrom, he was a partner with McKinsey & Company, a global management consulting firm, from 2009 to 2010. While at McKinsey, he provided Nordstrom and other clients with management strategy and organizational services. Prior to joining McKinsey, he was a Managing Partner at Marakon Associates, an international strategy consulting firm, from 1992 to 2008. As a Partner at Marakon Associates, he provided consulting services to Nordstrom from 1997 to 2008. Mr. Worzel currently serves as a director of State Farm Mutual Automobile Insurance Company.

Non-Employee Directors

Below is information about Nordstrom’s non-employee directors:

James L. Donald has served as a member of the Nordstrom Board since 2020. Mr. Donald brings to the Nordstrom Board over 45 years of experience in leadership roles at consumer-facing businesses ranging from hospitality to retail. Mr. Donald has served as a director and Co-Chairman of the Board for Albertsons

Companies, one of the largest food and drug retailers in the United States since 2019, served as Chief Executive Officer of Albertsons in 2019 and as President and Chief Operating Officer in 2018. Mr. Donald has a wealth of knowledge and expertise in navigating the fast-paced and dynamic environment facing Nordstrom today. In addition, his proven track record of leading large companies through complex and challenging environments makes him an invaluable resource to the Nordstrom Board.

Kirsten A. Green has served as a member of the Nordstrom Board since 2019. Ms. Green brings to the Nordstrom Board extensive experience in consumer and digital commerce focused businesses and provides unique insights with respect to the challenges and opportunities of today’s rapidly evolving digital commerce landscape. Ms. Green has served as Founder and Managing Partner of Forerunner Ventures, a venture capital firm since 2010. In her role with Forerunner Ventures, Ms. Green has served on the boards of directors of numerous private companies since 2013. She previously served as a director of Northern Star Investment Corp. II (from 2021 to 2023), Northern Star Investment Corp. IV (from 2021 to 2023) and Hims and Hers Health, Inc. (from 2020 to 2023). Ms. Green has deep domain expertise and an understanding of consumer behaviors, brand building and products.

Glenda G. McNeal has served as a member of the Nordstrom Board since 2019. Ms. McNeal brings to the Nordstrom Board extensive experience in business development, innovation and customer relationship management, as well as financial, accounting and senior leadership skills. Since 2024, Ms. McNeal has served as Chief Partner Officer at American Express, a globally integrated payments company. Prior to that, Ms. McNeal served as President of Enterprise Strategic Partnerships of American Express, from 2017 to 2024. Ms. McNeal provides unique insights on strategic planning, risk oversight and operational matters. Ms. McNeal previously served as a director of RLK Lodging Trust (from 2011 to 2022). Ms. McNeal’s service on public company boards provides her with experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, and assessing risk and overseeing management.

Amie Thuener O’Toole has served as a member of the Nordstrom Board since 2022. Ms. Thuener O’Toole brings to the Nordstrom Board more than 25 years of finance and accounting experience. Her experience in a variety of senior leadership roles at some of the world’s most innovative companies brings valuable perspectives in finance and accounting matters, including financial planning and reporting, risk assessment, incentive compensation plans and finance advice and support for all mergers and acquisitions activities. Ms. Thuener O’Toole has served as Vice President and Chief Accounting Officer of Alphabet, Inc., one of the world’s leading technology conglomerate holding companies, since 2018. She brings to the Nordstrom Board a wealth of knowledge and expertise regarding strategic finance in the context of a rapidly growing and quickly-changing business.

Guy B. Persaud has served as a member of the Nordstrom Board since 2023. Mr. Persaud brings to the Nordstrom Board more than 15 years of leadership experience in the consumer retail industry and a track record of identifying and operating high-growth and value-creation business opportunities outside of Procter & Gamble’s traditional business units. He has a unique track record of delivering outstanding shareholder return and driving large-scale transformations in a wide range of business and cultural contexts, successfully leading businesses in key global markets such as the U.S., China, Europe, and Latin America. Mr. Persaud has served as President of New Business Unit of Procter & Gamble, a global consumer goods company. Prior to that, Mr. Persaud served as Senior Vice President and General Manager of Procter & Gamble Latin America (from 2015 to 2021) and has held various roles of increasing responsibility at Procter & Gamble (from 1995 to 2015). He has significant experience in marketing and brand management, as well as operational expertise in key functions that include research and development, sales, supply chain, manufacturing, acquisitions, product innovation and e-commerce.

Eric D. Sprunk has served as a member of the Nordstrom Board since 2023. Mr. Sprunk brings to the Nordstrom Board more than 25 years of leadership experience in the consumer retail industry and a track record of driving financial performance and large-scale transformations within a complex global business. From 2013 to 2020, Mr. Sprunk served as Chief Operating Officer of Nike Inc., a global apparel company. Prior to that, Mr. Sprunk served as Executive Vice President of Global Product and Merchandising of Nike (from 2008 to 2015), Executive Vice President of Global Footwear (from 2001 to 2008) and served in various executive roles, including Vice/General Manager of Americas Region, General Manager of Footwear Europe, Middle East and Africa, and Chief Financial Officer of Europe, Middle East and Africa (from 1993 to 2001).

He has significant experience in marketing, finance and accounting, as well as operational expertise in key functions that include manufacturing, sourcing, sales and procurement, and product development. Mr. Sprunk currently serves on the board of General Mills, Inc. (since 2015) and previously served on the board of Bombardier Inc. (from 2021 to 2024). His service on public company boards provides additional experience with corporate governance matters, assessing risk and overseeing management.

Bradley D. Tilden has served as a member of the Nordstrom Board since 2016. Mr. Tilden brings to the Nordstrom Board executive, operational, strategic planning and financial experience, as well as insights with respect to customer rewards programs in the consumer services industry. From 2021 to 2022, Mr. Tilden served as Chairman of Alaska Air Group, Inc., an airline holding company comprised of Alaska Airlines, Inc., and Horizon Air, Inc. Prior to that, Mr. Tilden served as Chairman and Chief Executive Officer of Alaska Air Group, Inc. (from 2014 to 2021), President and Chief Executive Officer of Alaska Air Group, Inc. (from 2012 to 2014), President of Alaska Air Group, Inc. (from 2008 to 2012), Executive Vice President of Finance and Planning of Alaska Air Group, Inc. (from 2002 to 2008) and as Chief Financial Officer of Alaska Air Group, Inc. (from 2000 to 2008). Mr. Tilden currently serves as a director of Matson, Inc. (since 2024) and previously served as a director of Alaska Air Group, Inc. from 2010 to 2022.

Mark J. Tritton has served as a member of the Nordstrom Board since 2020. Mr. Tritton brings to the Nordstrom Board over 30 years of experience in retail and apparel businesses, providing him deep insights into consumer behavior, brand building and operational matters which are key to Nordstrom’s business. From 2019 to 2022, Mr. Tritton served as President and Chief Executive Officer and a director of Bed Bath & Beyond Inc., an omnichannel retailer selling a wide assortment of domestic merchandise and home furnishings online and through several brand retail storefronts. Prior to that, Mr. Tritton served as Executive Vice President and Chief Merchandising Officer of Target Corporation, an omnichannel retailer selling everyday essentials and fashionable, differentiated merchandise at discounted prices online and through several brand retail storefronts from 2016 to 2019.

Atticus N. Tysen has served as a member of the Nordstrom Board since 2023. Mr. Tysen brings to the Nordstrom Board more than three decades of engineering and information security experience. Mr. Tysen also has a wealth of knowledge and expertise regarding technology, cybersecurity and fraud prevention in the context of a rapidly growing and quickly-changing business. Mr. Tysen has served as Senior Vice President Product Development, Chief Information Security and Fraud Prevention Officer of Intuit Inc., a global provider of business and financial management solutions, since 2021. From 2020 to 2021, Mr. Tysen served as Senior Vice President, Chief Information Security Officer, Chief Fraud Prevention Officer and Chief Information Officer of Intuit Inc. Prior to that, Mr. Tysen served as Senior Vice President and Chief Information Officer of Intuit Inc. (from 2013 to 2020). His background adds to the diversity of experience already represented across the Nordstrom Board and helps us hone an increasingly important area of focus for the retail industry.

Selected Historical Consolidated Financial Data

Set forth below is certain selected historical consolidated financial data relating to Nordstrom. The historical unaudited selected financial data as of and for the nine month period ended November 2, 2024, and the audited selected financial data as of February 3, 2024 and January 28, 2023 and for the fiscal years ended February 3, 2024, January 28, 2023 and January 28, 2022, have been taken from Nordstrom’s consolidated financial information and statements.

This information is only a summary. The selected historical consolidated financial data as of February 3, 2024 and January 28, 2023 and for the fiscal years ended February 3, 2024, January 28, 2023 and January 28, 2022, should be read in conjunction with Nordstrom’s annual report on Form 10-K for the fiscal year ended February 3, 2024, and the selected historical consolidated financial data as of and for the nine month period ended November 2, 2024, should be read in conjunction with Nordstrom’s quarterly report on Form 10-Q for the fiscal quarter ended November 2, 2024, each of which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by Nordstrom with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See “Where You Can Find Additional Information.” Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.

Summary Consolidated Balance Sheets

	November 2, 2024	February 3, 2024	January 28, 2023
		(in millions)
Cash and cash equivalents	$397	$628	$687
Total current assets	$4,032	$3,136	$3,209
Total assets	$9,320	$8,444	$8,745
Total current liabilities	$3,532	$3,072	$2,990
Long-term debt, net	$2,617	$2,612	$2,856
Non-current operating lease liabilities	$1,448	$1,377	$1,526
Other liabilities	$736	$535	$634
Shareholder’s Equity	$987	$848	$739

Summary Consolidated Statements of Operations and Comprehensive Income (Loss)

	February 3, 2024	January 28, 2023	January 29, 2022
	(in millions, except per share amounts)
Total Revenues	$14,693	$15,530	$14,789
Earnings Before Interest and Income Taxes	$251	$465	$492
Earnings Before Income Taxes	$147	$337	$246
Net Earnings	$134	$245	$178
Earnings Per Share (Basic)	$0.83	$1.53	$1.12
Earnings Per Share (Diluted)	$0.82	$1.51	$1.10
	Nine Months Ended
	November 2, 2024	October 28, 2023
	(in millions, except per share amounts)
Total revenues	$10,692		$10,273
Earnings Before Interest and Income Taxes	$252		$35
Earnings (Loss) Before Income Taxes	$173		$(43)
Net Earnings	$128		$—
Earnings Per Share (Basic)	$0.78		$—
Earnings Per Share (Diluted)	$0.76	$	[—]

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Nordstrom Common Stock as of January 31, 2025, by:

•        each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who is known by Nordstrom to be the beneficial owner of more than 5% of Nordstrom Common Stock;

•        each of Nordstrom’s named executive officers;

•        each of Nordstrom’s directors; and

•        all of Nordstrom’s executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on [•] shares of Nordstrom Common Stock outstanding as of the Record Date. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Nordstrom Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 1617 Sixth Avenue, Seattle, Washington 98101. We believe, based on information provided to us, that each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Ownership (%)
(a) Erik B. Nordstrom	12,068,673	[•]
(b) Peter E. Nordstrom	12,007,714	[•]
(c) Kenneth J. Worzel	895,677	*
(d) Cathy R. Smith	108,723	*
(e) Bradley D. Tilden	103,009	*
(f) Jason Morris	66,266	*
(g) Kirsten A. Green	39,820	*
(h) Glenda G. McNeal	39,820	*
(i) James L. Donald	34,730	*
(j) Mark J. Tritton	34,730	*
(k) Amie Thuener O’ Toole	21,316	*
(l) Atticus N. Tysen	17,201	*
(m) Eric D. Sprunk	15,273	*
(n) Guy B. Persaud	12,153	*
(o) Directors and Executive Officers as a group (20 persons)	27,361,552	[•]

Greater than 5% Security Holders
(p) The Nordstrom Family Group**	55,692,148	[•]
(q) El Puerto de Liverpool, S.A.B. de C.V. Mario Pani No. 200, Col. Santa Fé Cuajimalpa Cuajimalpa, Ciudad de México, CP 05348, Mexico	15,755,000	[•]
(r) Anne E. Gittinger 1617 Sixth Avenue Seattle, Washington 98101	15,404,808	[•]
(s) The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	10,629,378	[•]
(t) Charles W. Riley, Jr.*** Ballard Spahr LLP, 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101	12,436,880	[•]
(u) Estate of Bruce A. Nordstrom 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101	10,244,147	[•]
(v) BlackRock, Inc. 50 Hudson Yards New York, New York 10001	8,866,520	[•]

____________

*        Does not exceed 1% of the outstanding Nordstrom Common Stock.

**      See footnote (v) below for the addresses of the Nordstrom Family Group.

***     Solely in his capacity as the successor trustee of the Anne E. Gittinger Trust u/w Everett W. Nordstrom created under the will of Everett W. Nordstrom dated April 1, 1971, and as a successor co-trustee of Trust A u/w Frances W. Nordstrom created under the will of Frances W. Nordstrom dated April 4, 1984.

(a)    Erik B. Nordstrom

Amount and nature of beneficial ownership includes:

•   2,602,277 shares owned by him directly;

•   649,190 shares that may be acquired by him through stock options exercisable within 60 days after January 31, 2025;

•   33,296 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days after January 31, 2025;

•   51,109 shares to be acquired through the vesting of PSUs at certified levels of achievement within 60 days after January 31, 2025;

•   42,646 shares owned by his wife individually;

•   8,490,560 shares held by trusts of which he is the co-trustee, for which he has shared voting and dispositive power; and

•   199,595 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power.

(b)    Peter E. Nordstrom

Amount and nature of beneficial ownership includes:

•   2,471,488 shares owned by him directly;

•   39,431 shares held by him in the Nordstrom 401(k) Plan;

•   649,190 shares that may be acquired by him through stock options exercisable within 60 days after January 31, 2025;

•   33,296 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days after January 31, 2025;

•   51,109 shares to be acquired through the vesting of PSUs at certified levels of achievement within 60 days after January 31, 2025;

•   175,533 shares owned by his wife individually;

•   529 shares held by his wife in the Nordstrom 401(k) Plan;

•   8,490,560 shares held by trusts of which he is the co-trustee, for which he has shared voting and dispositive power; and

•   96,578 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power.

(c)    Kenneth J. Worzel

Amount and nature of beneficial ownership includes:

•   106,963 shares owned by him directly;

•   6,758 nonvoting stock units held under the NDCP;

•   5,697 shares held by him in the Nordstrom 401(k) Plan;

•   691,031 shares that may be acquired by him through stock options exercisable within 60 days after January 31, 2025;

•   42,046 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days after January 31, 2025; and

•   43,182 shares to be acquired through the vesting of PSUs at certified levels of achievement within 60 days after January 31, 2025.

(d)    Cathy R. Smith

Amount and nature of beneficial ownership includes:

•   85,217 shares owned by her directly; and

•   23,506 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days after January 31, 2025.

(e)    Bradley D. Tilden

Amount and nature of beneficial ownership includes:

•   103,009 shares held by a family trust, of which he is a trustee and beneficiary.

(f)     Jason Morris

Amount and nature of beneficial ownership includes:

•   43,097 shares owned by him directly; and

•   23,169 shares, net of tax withholding, to be acquired through the vesting of RSUs within 60 days after January 31, 2025.

(g)    Kirsten A. Green

Amount and nature of beneficial ownership includes:

•   39,820 shares owned by her directly.

(h)    Glenda G. McNeal

Amount and nature of beneficial ownership includes:

•   39,820 shares owned by her directly.

(i)     James L. Donald

Amount and nature of beneficial ownership includes:

•   34,730 shares held in a trust of which he is a trustee and beneficiary.

(j)     Mark J. Tritton

Amount and nature of beneficial ownership includes:

•   34,730 shares held owned by him directly.

(k)    Amie Thuener O’Toole

Amount and nature of beneficial ownership includes:

•   21,316 shares owned by her directly.

(l)     Atticus N. Tysen

Amount and nature of beneficial ownership includes:

•   17,201 shares held in a trust of which he is a trustee and beneficiary.

(m)   Eric D. Sprunk

Amount and nature of beneficial ownership includes:

•   15,273 shares owned by him directly.

(n)    Guy B. Persaud

Amount and nature of beneficial ownership includes:

•   12,153 shares owned by him directly.

(o)    Directors and Executive Officers as a group (20 persons)

Collectively, the combined amount and nature of beneficial ownership for the Directors and all Executive Officers include:

•   6,583,553 shares owned directly;

•   17,569,678 shares owned by spouses and trusts of which the respective Director or Executive Officer is a trustee, or a trustee and beneficiary;

•   6,758 nonvoting stock units held by participating Executive Officers under the NDCP;

•   80,378 shares held by participating Executive Officers and their eligible spouses in the Nordstrom 401(k) Plan;

•   2,636,966 shares that may be acquired by the Executive Officers as a group through stock options exercisable within 60 days after January 31, 2025;

•   283,972 shares that may be acquired by the Executive Officers as a group through the vesting of RSUs within 60 days after January 31, 2025; and

•   200,247 shares to be acquired through the vesting of PSUs at certified levels of achievement within 60 days after January 31, 2025.

(p)    The Nordstrom Family Group

Members of the Nordstrom family have formed a group, consisting of the individuals identified below and their addresses: Erik B. Nordstrom, Peter E. Nordstrom, James F. Nordstrom, Jr., Anne E. Gittinger, Margaret Jean O’Roark Nordstrom, Linda Nordstrom, Susan E. Dunn, Molly Nordstrom, Alexandra F. Nordstrom, Andrew L. Nordstrom, Leigh E. Nordstrom, Samuel C. Nordstrom, Sara D. Nordstrom, Kimberly Mowat Bentz and Mari Mowat Wolf at 1617 Sixth Avenue, Seattle, Washington, 98101, and Charles W. Riley, Jr. and the Estate of Bruce A. Nordstrom at 1420 Fifth Avenue, Suite 4200, Seattle, Washington 98101. The Nordstrom Family Group beneficially owns in the aggregate 55,692,148 shares. The ownership of Erik B. Nordstrom, Peter E. Nordstrom, Anne E. Gittinger, Charles W. Riley, Jr. and the Estate of Bruce A. Nordstrom are also reported in the table above.

(q)    El Puerto de Liverpool, S.A.B. de C.V.

Pursuant to a Schedule 13D/A ﬁling made with the SEC, as of December 26, 2024, the aggregate amount beneﬁcially owned by El Puerto de Liverpool, S.A.B. de C.V. includes:

•   15,755,000 shares for which it has sole power to vote or to dispose or to direct disposition.

(r)    Anne E. Gittinger

Pursuant to a Schedule 13D ﬁling made with the SEC, as of December 23, 2024, and information provided to Nordstrom, the aggregate amount beneficially owned by Ms. Gittinger includes:

•   13,846,274 shares owned by her directly;

•   3,334 shares held by her in the Nordstrom 401(k) Plan; and

•   1,555,200 shares held by a trust of which she is the trustee, for which she has sole voting and dispositive power.

(s)    The Vanguard Group

Pursuant to a Schedule 13G/A ﬁling made with the SEC, as of January 31, 2025, the aggregate amount beneﬁcially owned by The Vanguard Group includes:

•   36,758 shares for which it has shared power to vote or to direct the vote;

•   154,971 shares for which it has shared power to dispose or to direct disposition; and

•   10,474,407 shares for which it has sole power to dispose or to direct disposition.

(t)     Charles W. Riley, Jr.

Pursuant to a Schedule 13D ﬁling made with the SEC, as of December 23, 2024, the aggregate amount beneﬁcially owned by Mr. Riley includes:

•   5,501,520 shares for which he has sole power to vote or to direct the vote and to dispose or to direct disposition; and

•   6,935,360 shares for which he has shared power to vote or direct the vote and to dispose or to direct disposition.

(u)    Estate of Bruce A. Nordstrom

Pursuant to a Schedule 13D ﬁling made with the SEC, as of December 23, 2024, the aggregate amount beneficially owned by the Estate of Mr. Nordstrom includes:

•   10,244,147 shares for which it has sole power to vote or to dispose or to direct disposition.

(v)    BlackRock, Inc.

Pursuant to a Schedule 13G/A ﬁling made with the SEC, as of January 31, 2024, the aggregate amount beneficially owned by BlackRock, Inc. includes:

•   8,866,520 shares for which it has sole power to vote or to dispose or to direct disposition.

Prior Public Offerings

During the past three years, none of Nordstrom or any of the Parent Filing Parties have made any underwritten public offering of shares of Nordstrom Common Stock for cash that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A promulgated thereunder.

Transactions in Nordstrom Common Stock

Except as set forth below, and other than the Merger Agreement and agreements entered in connection therewith, including the Rollover and Support Agreements (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “The Rollover and Support Agreements”), and certain activity related to Nordstrom’s equity compensation awards discussed elsewhere in this proxy statement, (1) each of Nordstrom, its directors and executive officers, the Parent Filing Parties and their respective affiliates have not conducted any transactions with respect to shares of Nordstrom Common Stock during the past 60 days, and (2) none of Nordstrom or the Parent Filing Parties or their respective affiliates have purchased shares of Nordstrom Common Stock during the past two years.

Transactions by Nordstrom’s Directors and Executive Officers During the Last 60 Days

The following transactions by Nordstrom’s directors and executive officers within the last 60 days were reported on Statements of Changes of Beneficial Ownership on Form 4 filed with the SEC:

James L. Donald

There have been no reportable transactions in the past 60 days for this individual.

Kirsten A. Green

There have been no reportable transactions in the past 60 days for this individual.

Glenda G. McNeal

There have been no reportable transactions in the past 60 days for this individual.

Erik B. Nordstrom

Date	Acquisition		Disposition		Price Per Share
December 4, 2024	5,434	(1)	5,434	(2)	$23.99

____________

(1)     Represents shares acquired as a result of conversion of Performance Share Units and Restricted Stock Units, which shares were simultaneously forfeited to pay the reporting person’s federal, state and Federal Insurance Contributions Act (“FICA”) tax. This transaction is exempt pursuant to Rule 16b-3(d) of the Exchange Act.

(2)     Represents shares forfeited following conversion of Performance Share Units and Restricted Stock Units, to pay the reporting person’s FICA tax. This transaction is exempt pursuant to Rule 16b-3(e) of the Exchange Act.

Peter E. Nordstrom

Date	Acquisition		Disposition		Price Per Share
December 4, 2024	5,434	(1)	5,434	(2)	$23.99

____________

(1)     Represents shares acquired as a result of conversion of Performance Share Units and Restricted Stock Units, which shares were simultaneously forfeited to pay the reporting person’s federal, state and FICA tax. This transaction is exempt pursuant to Rule 16b-3(d) of the Exchange Act.

(2)     Represents shares forfeited following conversion of Performance Share Units and Restricted Stock Units, to pay the reporting person’s FICA tax. This transaction is exempt pursuant to Rule 16b-3(e) of the Exchange Act.

Amie Thuener O’Toole

There have been no reportable transactions in the past 60 days for this individual.

Guy B. Persaud

There have been no reportable transactions in the past 60 days for this individual.

Eric D. Sprunk

There have been no reportable transactions in the past 60 days for this individual.

Bradley D. Tilden

Date	Acquisition		Disposition		Price of Derivative Security
January 30, 2025	15,724	(1)			$0
January 30, 2025			15,724	(1)	$0
December 18, 2024	129.45	(2)			$22.89

____________

(1)     Represents distribution to reporting person of stock units previously deferred and held within the Nordstrom Directors Deferred Compensation Plan. Excludes de minimis cash payment with respect to fractional share.

(2)     Stock unit dividend credited on share units that were deferred at the election of the reporting person under the Director’s Deferred Compensation Plan.

Mark J. Tritton

There have been no reportable transactions in the past 60 days for this individual.

Atticus N. Tysen

There have been no reportable transactions in the past 60 days for this individual.

Fanya Chandler

There have been no reportable transactions in the past 60 days for this individual.

Alexis DePree

There have been no reportable transactions in the past 60 days for this individual.

Gemma Lionello

Date	Acquisition	Disposition		Price Per Share
December 4, 2024		1,180	(1)	$23.99

____________

(1)     Represents shares withheld to satisfy the tax obligation in connection with the vesting of RSUs. The transaction is exempt pursuant to Rule 16b-3(e) of the ‘34 Act.

Jason Morris

There have been no reportable transactions in the past 60 days for this individual.

James F. Nordstrom, Jr.

There have been no reportable transactions in the past 60 days for this individual.

Lisa Price

Date	Acquisition	Disposition		Price Per Share
December 10, 2024		18,622	(1)	$22.96

____________

(1)     Represents shares withheld to satisfy the tax obligation in connection with the vesting of RSUs. The transaction is exempt pursuant to Rule 16b-3(e) of the ‘34 Act.

Cathy R. Smith

Date	Acquisition	Disposition		Price Per Share
December 4, 2024		2,759	(1)	$23.99

____________

(1)     Represents shares withheld to satisfy the tax obligation in connection with the vesting of RSUs. The transaction is exempt pursuant to Rule 16b-3(e) of the ‘34 Act.

Ann Munson Steines

Date	Acquisition	Disposition		Price Per Share
December 10, 2024		1,625	(1)	$22.96

____________

(1)     Represents shares withheld to satisfy the tax obligation in connection with the vesting of RSUs. The transaction is exempt pursuant to Rule 16b-3(e) of the ‘34 Act.

Kenneth J. Worzel

Date	Acquisition		Disposition		Price Per Share
December 18, 2024	55.63	(1)			$22.89
December 4, 2024	1,064	(2)			$23.99
December 4, 2024			1,064	(3)	$23.99
December 4, 2024			2,936	(4)	$23.99

____________

(1)     Stock unit dividend credited with respect to performance share units that were deferred at the election of the reporting person under the Nordstrom Deferred Compensation Plan.

(2)     Represents shares acquired as a result of conversion of Performance Share Units, which shares were simultaneously withheld to pay the reporting person’s federal, state and FICA tax. This transaction is exempt pursuant to Rule 16b-3(d) of the Exchange Act.

(3)     Represents shares withheld following conversion of Performance Share Units, to pay the reporting person’s FICA tax. This transaction is exempt pursuant to Rule 16b-3(e) of the Exchange Act.

(4)     Represents shares withheld to satisfy the tax obligation in connection with the vesting of RSUs. The transaction is exempt pursuant to Rule 16b-3(e) of the ‘34 Act.

Transactions in Nordstrom Common Stock by Nordstrom

The following table sets forth information regarding purchases of Nordstrom Common Stock by Nordstrom during the past two years:

	Total Number of Shares Purchased	Range of Prices Paid	Average Price Per Share
2023
First Quarter	34,800	$18.75 – $20.86	$19.41
Second Quarter	—	—	—
Third Quarter	—	—	—
Fourth Quarter	—	—	—

2024
First Quarter	—	—	—
Second Quarter	—	—	—
Third Quarter	—	—	—
Fourth Quarter	—	—	—

2025
First Quarter (through February 16, 2025)	—	—	—

Past Contracts, Transactions, Negotiations and Agreements

Except as described above in the sections of this proxy statement captioned “Special Factors — Background of the Merger” and “— Transactions in Nordstrom Common Stock,” and other than the Merger Agreement and agreements entered into in connection therewith, including the Rollover and Support Agreements (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “The Rollover and Support Agreements”), and certain activity related to Nordstrom’s equity compensation awards discussed elsewhere in this proxy statement, during the past two years: (1) there were no negotiations, transactions or material contacts between Nordstrom and its affiliates, on the one hand, and any of the Parent Filing Parties (in their capacity as such), on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of Nordstrom’s securities, election of Nordstrom’s directors or sale or other transfer of a material amount of assets of Nordstrom, (2) Nordstrom and its affiliates did not enter into any other transaction with an aggregate value exceeding 1% of Nordstrom’s consolidated revenues with any Parent Filing Party, and (3) none of Nordstrom’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any of the Parent Filing Parties.

Book Value Per Share

The net book value per share of Nordstrom Common Stock as of November 2, 2024, was approximately $5.98 (calculated based on 164,903,446 shares of Nordstrom Common Stock issued and outstanding as of November 2, 2024).

Market Price of Nordstrom Common Stock

Nordstrom Common Stock has traded on the NYSE under the symbol “JWN” since 1999 and previously traded on Nasdaq under the symbol “NOBE” since 1971. The following table sets forth, for the periods indicated, the high and low sales prices per share of Nordstrom Common Stock:

	Market Price
	High		Low
2023
First Quarter		$26.38		$15.21
Second Quarter		$22.95		$14.12
Third Quarter		$23.30		$13.62
Fourth Quarter		$19.83		$13.08
2024
First Quarter		$21.69		$16.91
Second Quarter		$23.82		$19.90
Third Quarter		$24.67		$21.14
Fourth Quarter		$24.90		$22.25
2025
First Quarter (through [•], 2025)	$	[•]	$	[•]

On [•], 2025, the most recent practicable date before this proxy statement was distributed to Nordstrom’s shareholders, the closing price of Nordstrom Common Stock on the NYSE was $[•]. You are encouraged to obtain current market quotations in connection with voting your shares.

Dividends

Nordstrom has paid dividends eight times in the past two years: a $0.19 quarterly dividend paid on each of March 29, June 14, September 13, and December 13, 2023, and March 27, June 19, September 18, and December 18, 2024. In addition to regular quarterly dividends of up to $0.19 per share of Nordstrom Common Stock, the Merger Agreement permits Nordstrom to declare the Special Dividend and Stub Period Dividend, as described in the section of this proxy statement captioned “The Merger Agreement — Special Dividend and Stub Period Dividend.”

IMPORTANT INFORMATION REGARDING THE PARENT FILING PARTIES

This section sets forth certain information about the Parent Filing Parties. During the past five years, none of the persons listed in this section has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of the persons listed in this section has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Parent Entities

Parent

Norse Holdings, Inc. was formed on December 17, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging of the debt financing in connection with the Merger. Following the consummation of the Merger, Parent will own all of the outstanding capital stock of Nordstrom.

The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each officer and director of Parent. Unless otherwise indicated, the current business address of each person is c/o Norse Holdings, Inc., 1617 Sixth Avenue, Seattle, Washington 98101, and its telephone number is (206) 628-2111. Parent is a Delaware corporation, and the sole stockholders of Parent are Erik B. Nordstrom and Liverpool.

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)	Citizenship
Erik B. Nordstrom	Chief Executive Officer of Nordstrom since 2020	U.S.
Peter E. Nordstrom	President & Chief Brand Officer of Nordstrom since 2020	U.S.
James F. Nordstrom	Chief Merchandising Officer of Nordstrom since September 2023, Chief Stores Officer of Nordstrom from April 2022 to September 2023, and President, Stores of Nordstrom from May 2014 to April 2022	U.S.
Graciano Guichard

Chairman of the Board of Directors of Liverpool since
March 2024 and Chief Executive Officer of Liverpool from 2015 to
March 2024
Mario Pani No. 200,
Col. Santa Fe Cuajimalpa, Cuajimalpa,
Ciudad de Mexico, CP 05348, Mexico

Mexican
Charles Johnson

Executive Director of International Business and Boutiques
Division of Liverpool since January 2021, and Vice President of
Hardline Division of Liverpool prior to January 2021
Mario Pani No. 200,
Col. Santa Fe Cuajimalpa, Cuajimalpa,
Ciudad de Mexico, CP 05348, Mexico

Mexican
Daniela Hernandez

Vice President of Softline Division of Liverpool since 2021, and
General Manager of Beauty and Accessories of Liverpool from
2016 through 2021
Mario Pani No. 200,
Col. Santa Fe Cuajimalpa, Cuajimalpa,
Ciudad de Mexico, CP 05348, Mexico

Mexican

Parent and Acquisition Sub are each affiliated with the Parent Filing Parties. In connection with the transactions contemplated by the Merger Agreement, (1) Liverpool has committed to directly or indirectly purchase common equity securities of Parent or other securities of Parent consistent with materials provided to the rating agencies prior to the date of the Merger Agreement for an aggregate amount in cash of up to $1,712 million, in each case on the terms and subject to the conditions set forth in the Equity Commitment Letter and (2) the Debt Financing Sources have committed to provide the Acquisition Sub with an ABL facility in an aggregate principal amount of $1,200 million, in each case on the terms and subject to the conditions set forth in the Debt Commitment Letter. Such amounts will be used to fund the Funding Obligations, along with Nordstrom’s Cash on Hand, as described in the section of this proxy statement captioned “Special Factors — Financing of the Merger.”

Acquisition Sub

Navy Acquisition Co. Inc. is a direct wholly owned subsidiary of Parent and was formed on December 17, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Acquisition Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)	Citizenship
Erik B. Nordstrom	Chief Executive Officer of Nordstrom since 2020	U.S.
Graciano Guichard

Chairman of the Board of Directors of Liverpool since March 2024 and Chief Executive Officer of Liverpool from 2015 to March 2024

Mario Pani No. 200,

Col. Santa Fe Cuajimalpa, Cuajimalpa,

Ciudad de Mexico, CP 05348, Mexico

Mexican

Family Group Filing Parties

The following table sets forth the name, present principal occupation or employment, the material occupations, positions, offices or employments for the past five years or principal business, as applicable, and the current business address and telephone number of each member of the Family Group that is a Parent Filing Party. Each of the individuals listed below is a citizen of the United States.

Mr. Erik Nordstrom is the Chief Executive Officer of Nordstrom and a member of the Nordstrom Board, Mr. Peter Nordstrom is the President & Chief Brand Officer of Nordstrom and a member of the Nordstrom Board, and. Mr. James Nordstrom is the Chief Merchandising Officer of Nordstrom.

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted) / Principal Business	Business Address and Telephone
Erik B. Nordstrom	Chief Executive Officer of Nordstrom since 2020.	c/o Nordstrom, Inc. 1617 Sixth Avenue, Seattle, Washington, 98101 (206) 628-2111
Peter E. Nordstrom	President & Chief Brand Officer of Nordstrom since 2020.	c/o Nordstrom, Inc. 1617 Sixth Avenue, Seattle, Washington, 98101 (206) 628-2111
James F. Nordstrom, Jr.	Chief Merchandising Officer of Nordstrom since September 2023, Chief Stores Officer of Nordstrom from April 2022 to September 2023, and President, Stores of Nordstrom from May 2014 to April 2022.	c/o Nordstrom, Inc. 1617 Sixth Avenue, Seattle, Washington, 98101 (206) 628-2111

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted) / Principal Business	Business Address and Telephone
Anne E. Gittinger	Board Chair Emeritus of Canine Companions for Independence, which provides trained assistance dogs to people with disabilities.	c/o Nordstrom, Inc. 1617 Sixth Avenue, Seattle, Washington, 98101 (206) 628-2111
The Estate of Bruce A. Nordstrom	Estate of the former Chairman of the Board of Directors of Nordstrom, Bruce A. Nordstrom. The Co-Executors of the estate are Margaret Jean O’Roark Nordstrom, Peter E. Nordstrom and Erik B. Nordstrom.	c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Katharine T. Nordstrom 2007 Trust Agreement

A trust formed under laws of the State of Washington. The Co-Trustees are James F. Nordstrom, Jr. and Lisa Nordstrom. The principal business of the Katharine T. Nordstrom 2007 Trust Agreement is to manage the assets of the trust for the beneficiary thereof. Katharine T. Nordstrom is currently the beneficiary of the Katharine T. Nordstrom 2007 Trust Agreement.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Julia K. Nordstrom 2007 Trust Agreement

A trust formed under laws of the State of Washington. The Co-Trustees are James F. Nordstrom, Jr. and Lisa Nordstrom. The principal business of the Julie K. Nordstrom 2007 Trust Agreement is to manage the assets of the trust for the beneficiary thereof. Julie K. Nordstrom is currently the beneficiary of the Julie K. Nordstrom 2007 Trust Agreement.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Audrey G. Nordstrom 2007 Trust Agreement

A trust formed under laws of the State of Washington. The Co-Trustees are James F. Nordstrom, Jr. and Lisa Nordstrom. The principal business of the Audrey G. Nordstrom 2007 Trust Agreement is to manage the assets of the trust for the beneficiary thereof. Audrey G. Nordstrom is currently the beneficiary of the Audrey G. Nordstrom 2007 Trust Agreement.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Erik and Julie Nordstrom 2012 Sara D. Nordstrom Trust

A trust formed under laws of the State of Washington. The Trustee is Peter E. Nordstrom. The principal business of the Erik and Julie Nordstrom 2012 Sara D. Nordstrom Trust is to manage the assets of the trust for the beneficiary thereof. Sara D. Nordstrom is currently the beneficiary of the Erik and Julie Nordstrom 2012 Sara D. Nordstrom Trust.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Bruce and Jeannie Nordstrom 2010 MFN Trust

A trust formed under laws of the State of Washington. The Trustee is Peter E. Nordstrom. The principal business of the Bruce and Jeannie Nordstrom 2010 MFN Trust is to manage the assets of the trust for the beneficiary thereof. Micki Frances Nordstrom is currently the beneficiary of the Bruce and Jeannie Nordstrom 2010 MFN Trust.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted) / Principal Business	Business Address and Telephone
Pete and Brandy Nordstrom 2010 MFN Trust

A trust formed under laws of the State of Washington. The Trustee is Erik B. Nordstrom. The principal business of the Pete and Brandy Nordstrom 2010 MFN Trust is to manage the assets of the trust for the beneficiary thereof. Micki Frances Nordstrom is currently the beneficiary of the Pete and Brandy Nordstrom 2010 MFN Trust.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Bruce and Jeannie Nordstrom 2012 CFN Trust

A trust formed under laws of the State of Washington. The Trustee is Peter E. Nordstrom. The principal business of the Bruce and Jeannie Nordstrom 2012 CFN Trust is to manage the assets of the trust for the beneficiary thereof. Chet F. Nordstrom is currently the beneficiary of the Bruce and Jeannie Nordstrom 2012 CFN Trust.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Pete and Brandy Nordstrom 2012 CFN Trust

A trust formed under laws of the State of Washington. The Trustee is Erik B. Nordstrom. The principal business of the Pete and Brandy Nordstrom 2012 CFN Trust is to manage the assets of the trust for the beneficiary thereof. Chet F. Nordstrom is currently the beneficiary of the Pete and Brandy Nordstrom 2012 CFN Trust.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Pete and Brandy Nordstrom 2012 Children’s Trust

A trust formed under laws of the State of Washington. The Trustee is Erik B. Nordstrom. The principal business of the Pete and Brandy Nordstrom 2012 Children’s Trust is to manage the assets of the trust for the beneficiaries thereof. Micki Frances Nordstrom and Chet F. Nordstrom are currently the beneficiaries of the Pete and Brandy Nordstrom 2012 Children’s Trust.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Anne E. Gittinger Trust u/w Everett W. Nordstrom

A trust formed under laws of the State of Washington. The Trustee is Charles W. Riley, Jr. The principal business of the Anne E. Gittinger Trust u/w Everett W. Nordstrom is to manage the assets of the trust for the beneficiary thereof. Anne E. Gittinger is currently the beneficiary of the Anne E. Gittinger Trust u/w Everett W. Nordstrom.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
1976 Elizabeth J. Nordstrom Trust FBO Anne Gittinger

A trust formed under laws of the State of Washington. The Trustee is Anne E. Gittinger. The principal business of the 1976 Elizabeth J. Nordstrom Trust FBO Anne Gittinger is to manage the assets of the trust for the beneficiary thereof. Anne E. Gittinger is currently the beneficiary of the 1976 Elizabeth J. Nordstrom Trust FBO Anne Gittinger.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted) / Principal Business	Business Address and Telephone
1976 Bruce A. Nordstrom Trust (aka 1976 Elizabeth J. Nordstrom Trust FBO Bruce A. Nordstrom)

A trust formed under laws of the State of Washington. The Co-Trustees are Erik B. Nordstrom and Peter E. Nordstrom. The principal business of the 1976 Bruce A. Nordstrom Trust (aka 1976 Elizabeth J. Nordstrom Trust FBO Bruce A. Nordstrom) is to manage the assets of the trust for the beneficiaries thereof. Peter E. Nordstrom, Erik B. Nordstrom, Alexandra F. Nordstrom and Andrew L. Nordstrom are currently the beneficiaries of the 1976 Bruce A. Nordstrom Trust (aka 1976 Elizabeth J. Nordstrom Trust FBO Bruce A. Nordstrom).

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Trust A u/w Frances W. Nordstrom

A trust formed under laws of the State of Washington. The Co-Trustees are Erik B. Nordstrom, Peter E. Nordstrom and Charles W. Riley, Jr. The principal business of the Trust A u/w Frances W. Nordstrom is to manage the assets of the trust for the beneficiaries thereof. Peter E. Nordstrom, Erik B. Nordstrom, Alexandra F. Nordstrom and Andrew L. Nordstrom are currently the beneficiaries of the Trust A u/w Frances W. Nordstrom.

c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Charles W. Riley, Jr., solely in his capacity as trustee of Anne E. Gittinger Trust u/w Everett W. Nordstrom and as co-trustee of Trust A u/w Frances W. Nordstrom and not in any individual capacity	Practicing attorney and partner at Ballard Spahr LLP.	c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000
Margaret Jean O’Roark Nordstrom, in her capacity as co-executor of the Estate of Bruce A. Nordstrom	Retired. Margaret Jean O’Roark Nordstrom is the spouse of Bruce A. Nordstrom, the former Chairman of the Board of Directors of Nordstrom.	c/o Ballard Spahr 1420 Fifth Avenue, Suite 4200 Seattle, Washington 98101 (206) 223-7000

Liverpool

El Puerto de Liverpool, S.A.B. de C.V. is a publicly traded stock corporation formed under the laws of Mexico. Liverpool is one of the largest omnichannel retailers in Mexico with a leading presence in department stores and a robust e-commerce platform.

The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each officer and director of Liverpool. Unless otherwise indicated, the current business address of each person is c/o EL Puerto de Liverpool, S.A.B. de C.V., Mario Pani No. 200, Col. Santa Fe Cuajimalpa, Cuajimalpa, Ciudad de Mexico, CP 05348, Mexico, and its telephone number is 52-55-5268-300. Liverpool is a Mexican publicly traded corporation (sociedad anónima bursátil de capital variable).

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)	Citizenship
Graciano F. Guichard Gonzalez	Chairman of the Board of Directors of Liverpool since March 2024 and Chief Executive Officer of Liverpool from 2015 to March 2024	Mexican
Madeleine Bremond

Vice Chairman of the Board of Directors of Liverpool since March 2024,
Chief Executive Officer of Orion Tours, S.A. de C.V.
Mario Pani No. 200,
Col. Santa Fe Cuajimalpa, Cuajimalpa,
Ciudad de Mexico, CP 05348, Mexico

Mexican
Javier Arrigunaga	Chief Executive Officer of Xokan Advisors Paseo de la Reforma 243, 27th Floor Col. Cuauhtémoc CP 06500, Mexico City, Mexico	Mexican
Henri Bremond S.	Manager of Victium, S.A. de C.V. Mario Pani No. 200, Col. Santa Fe Cuajimalpa, Cuajimalpa, Ciudad de Mexico, CP 05348, Mexico	Mexican
Jose Cohen Sitton	Deputy General Manager of BabyCreysi Parque Ind. Exportec 1, Manzana 3 Lote 1, 2 y 3Parque Exportec, CPO 50209 Toluca de Lerdo Estado de Mexico, Mexico	Mexican
Carlos Antonio Danel Cendoya	Chairman of the Board of Gentera, S.A.B. de C.V. and Co-Founder of Compartamos Banco, S.A. Insurgentes Sur 1458 Col. Actipan, Alcaldía Benito Juarez CP 03230, Mexico City, Mexico	Mexican
Juan Maria Pedro David Michel	Director at Bacno Invex, S.A. de C.V. Bosque de Radiatas 6, Suite 602 Col. Bosques de las Lomas Alcaldía Cuajimalpa de Morelos CP 05120, Mexico City, Mexico	Mexican
Juan Miguel Gandoulf	Director at Sagnes Constructores, S.A. de C.V. Enrique Gonzalez Martinez 223 Col. Centro Histórico CP 44100, Guadalajara, Jalisco, Mexico	Mexican

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)	Citizenship
Armando Garza Sada	Chairman of the Board of Directors of Alfa, S.A.B. de C.V. Callejón de los Ayala 126 Col. Centro San Pedro CP 66230, San Pedro	Mexican
Pablo Guichard	Investment Manager at Norante Mario Pani No. 200, Col. Santa Fe Cuajimalpa, Cuajimalpa, Ciudad de Mexico, CP 05348, Mexico	Mexican
Andrea Hernandez Velasco

Founder and President of Fundación Legorreta Hernandez
A.C. and Chairman of the Board of ProAgro, S.A. de C.V.
Monte Blonco 215,
Col. Lomas de Chapultepec
Alcaldía Miguel Hidalgo
CP C11000, Mexico City, Mexico

Mexican
Maximino Michel	Chairman and General Manager of 3H Capital Mario Pani No. 200, Col. Santa Fe Cuajimalpa, Cuajimalpa, Ciudad de Mexico, CP 05348, Mexico	Mexican
Alejandro Ramírez Magana	Chief Executive Officer of Cinepolis de Mexico, S.A. de C.V. AV. Antonio Dovali Jaime 70, Toree A, Piso 10 Col. Zedec Santa Fe Alcaldía Álvaro Obregón CP 01210, Mexico City, Mexico	Mexican
Guillermo J. Siman	Executive Vice President of Grupo Univomer Paseo General Escalon 3675 San Salvador, El Salvador	El Salvador (US Resident)
Nicole Van Lathem	General Manager of the Real Estate Division of Liverpool and member of the Board of Directors of Liverpool	Mexican
Enrique Guijosa Hidalgo	Chief Executive Officer of Liverpool since 2024 and Chief Financial Officer of Liverpool from 2011 to 2024	Mexican
Gonzalo Gallegos	Chief Financial Officer of Liverpool since 2024 and Vice President of Finance and IT of Suburbia from 2017 to 2023	Mexican
Zahie Edid	Chief Organizational Development Officer of Liverpool	Mexican
Jacobo Apichoto Palermo	Chief Legal Officer of Liverpool	Mexican

DISSENTERS’ RIGHTS

Under Chapter 23B.13 of the WBCA, instead of receiving the Merger Consideration they would otherwise be entitled to pursuant to the Merger Agreement, record and beneficial holders of Nordstrom Common Stock are, subject to compliance with the procedural requirements set forth in such chapter, entitled to dissent from the Merger and, if the Merger is consummated, to obtain payment of the fair value of the shares they beneficially own in cash, together with accrued interest from the Effective Time until the date of payment. The following summarizes the material rights of Nordstrom shareholders under Chapter 23B.13. The summary below is qualified in its entirety by reference to Chapter 23B.13, and such statute, and not this summary, governs the exercise of dissenters’ rights.

Pursuant to Chapter 23B.13.200 of the WBCA, when a proposed merger is to be submitted to a vote at a meeting of shareholders, as in the case of the Special Meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under Chapter 23B.13 and such meeting notice must be accompanied by a copy of Chapter 23B.13. The notice of the Special Meeting included with this proxy statement constitutes notice to the shareholders of Nordstrom of their dissenters’ rights, and a copy of Chapter 23B.13 is attached as Annex F to this proxy statement.

If you are contemplating the possibility of exercising your dissenters’ rights in connection with the Merger, you should carefully review the text of Chapter 23B.13 attached as Annex F to this proxy statement. If you do not fully and precisely satisfy the procedural requirements of Chapter 23B.13, you will forfeit your dissenters’ rights. If any record or beneficial owner of shares of Nordstrom Common Stock who asserts dissenters’ rights under the WBCA withdraws or forfeits (through failure to perfect or otherwise) the right to obtain payment for such holder’s shares under Chapter 23B.13, then such shareholder’s shares will be deemed to be converted into the right to receive the Merger Consideration, without interest and subject to any applicable withholding of taxes. Nordstrom will not provide you with any notice regarding your dissenters’ rights other than as described in this proxy statement and the notice of the Special Meeting included with this proxy statement.

Requirements for Exercising Dissenters’ Rights

If you wish to assert your dissenters’ rights, you must:

•        deliver to Nordstrom, before the vote is taken at the Special Meeting regarding the Merger Agreement, written notice of your intent to demand payment for your shares of Nordstrom Common Stock if the Merger is effected, which notice must be separate from your proxy or other voting instruction form. A vote against the Merger Proposal alone will not constitute written notice of your intent to assert your dissenters’ rights;

•        not vote your shares in favor of the Merger Proposal; and

•        follow the statutory procedures for perfecting dissenters’ rights under Chapter 23B.13 of the WBCA, which are described below under the section of this proxy statement captioned “— Dissenters’ Rights Procedures.”

A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in such shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to Nordstrom a notice of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a partially dissenting record shareholder are determined as if the shares as to which the record shareholder dissents and the record shareholder’s other shares were registered in the names of different shareholders.

Beneficial owners of Nordstrom Common Stock who hold their shares in “street name” and desire to directly assert dissenters’ rights as to shares they beneficially own (rather than by causing the record holder of their shares to do so on their behalf) may do so only if (a) the beneficial owner delivers to Nordstrom the executed written consent of the record holder to the dissent not later than the time the beneficial owner asserts dissenters’ rights; and (b) the beneficial owner asserts dissenters’ rights with respect to all shares of which such person is the beneficial owner or over which such person has power to direct the vote.

If you fail to comply with these requirements, and if the Merger Agreement is approved by Nordstrom’s shareholders and the Merger is consummated, the shares of Nordstrom Common Stock you own will be deemed to be converted into the right to receive the Merger Consideration, without interest and subject to any applicable withholding of taxes. You will have forfeited your dissenters’ rights with respect to the shares of Nordstrom Common Stock you own.

Written notice of your intent to assert dissenters’ rights must be delivered to Nordstrom at:

Nordstrom, Inc.

1617 Sixth Avenue

Seattle, Washington 98101

This written notice of your intent to assert dissenters’ rights must be delivered before the vote to approve the Merger Proposal is taken at the Special Meeting. Your written notice to demand payment should specify your name and mailing address, the number of shares of Nordstrom Common Stock you own (of record or beneficially), and that you intend to demand payment of the “fair value” of the shares of Nordstrom Common Stock you own if the Merger Agreement is approved and the Merger is consummated.

Vote

If you wish to assert your dissenters’ rights, you must not vote in favor of, or consent in writing to, the approval of the Merger Proposal. A vote in favor of the approval of the Merger Proposal, by proxy or in person, with respect to any shares of Nordstrom Common Stock owned by you will constitute a waiver of your dissenters’ rights and will nullify any previously filed written notices of your intent to assert dissenters’ rights. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal. Therefore, a shareholder of record who votes by proxy and who wishes to exercise dissenters’ rights must vote against the Merger Proposal or abstain from voting on the Merger Proposal.

If you wish to exercise dissenters’ rights and hold shares beneficially in “street name,” please consult the instructions from your bank, broker or other nominee to submit your voting instructions to vote your shares against the Merger Proposal or abstain from voting on the Merger Proposal.

Termination of Dissenters’ Rights

Your right to obtain payment under Chapter 23B.13 of the fair value of shares of Nordstrom Common Stock you own will terminate if:

•        the Merger is abandoned or rescinded;

•        a court having jurisdiction permanently enjoins or sets aside the Merger; or

•        your demand for payment is withdrawn with Nordstrom’s written consent.

Dissenters’ Rights Procedures

If the Merger Proposal is approved by Nordstrom shareholders and the Merger is consummated, within ten days after the Effective Time, Nordstrom will send written notice to all persons who have given written notice of their right to demand payment under Chapter 23B.13 to the address above and have not voted in favor of the Merger Proposal. The notice will:

•        state where the demand for payment and certificates representing certificated shares of Nordstrom Common Stock must be sent and when certificates for certificated shares must be deposited;

•       inform holders of uncertificated shares as to what extent transfer of the shares will be restricted after the payment demand is received;

•       include a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the Merger (which was December 23, 2024) and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of Nordstrom Common Stock before that date;

•        indicate the date by which Nordstrom must receive a payment demand, which date will not be fewer than 30 nor more than 60 days after the date the written notice is delivered to shareholders; and

•        include a copy of Chapter 23B.13 of the WBCA.

If you wish to assert dissenters’ rights, no later than the date set forth in the notice described above you must demand payment, certify whether you acquired beneficial ownership of your shares before December 23, 2024, and deposit your Nordstrom share certificates (or deliver your book entry shares) in accordance with the terms of such notice. Failure to do so by the date set forth in the notice will cause you to forfeit the right under Chapter 23B.13 to obtain payment of the fair value for the shares of Nordstrom Common Stock that you own.

If the Merger is not consummated within 60 days after the date set for demanding payment and depositing share certificates, then Nordstrom will be required to return all deposited certificates and release any transfer restrictions imposed on uncertificated shares. If, after returning the deposited certificates and releasing transfer restrictions, the parties to the Merger Agreement wish to consummate the Merger, Nordstrom must send a new dissenters’ rights notice and repeat the payment demand procedure.

Within 30 days after the later of the Effective Time or the date the payment demand is received, Nordstrom shall pay each person who complied with the payment demand and related requirements of Chapter 23B.13.230 of the WBCA (a “dissenting shareholder”), other than dissenting shareholders who acquired their shares of Nordstrom Common Stock on or after December 23, 2024, if Nordstrom elects to withhold payment as described below, the amount that Nordstrom estimates to be the fair value of the dissenting shareholder’s shares, plus accrued interest. For purposes of Chapter 23B.13, “fair value” with respect to a dissenting shareholder’s shares means the value of the shares immediately before the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. “Interest” means interest from the effective date of the corporate action to which the dissenting shareholder objects until the date of payment, at the average rate currently paid by Nordstrom on its principal bank loans or, if none, at a rate that is fair and equitable under the circumstances. The payment must be accompanied by:

•        financial data relating to Nordstrom, including a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•        an explanation of how Nordstrom estimated the fair value of the shares;

•        an explanation of how Nordstrom calculated the interest;

•        a statement of the dissenter’s right to demand payment of the dissenter’s estimate of the fair value of such dissenter’s shares, less the amount paid by Nordstrom, if such shareholder believes that the amount paid is less than the fair value of the shares or under certain other circumstances enumerated in Chapter 23B.13.280 of the WBCA and described below; and

•        a copy of Chapter 23B.13.

For dissenting shareholders who were not the beneficial owners of their shares of Nordstrom Common Stock before December 23, 2024, Nordstrom may elect to withhold payment under Chapter 23B.13 for such shares (“after-acquired shares”). To the extent that Nordstrom so elects, after the Effective Time, Nordstrom will estimate the fair value of the after-acquired shares, plus accrued interest, and offer to pay this amount to each dissenting shareholder who agrees to accept it in full satisfaction of the dissenting shareholder’s demand. Nordstrom will send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment of the dissenting shareholder’s own estimate of the fair value of the dissenting shareholder’s shares and the amount of interest due if such dissenting shareholder believes that the amount offered is less than the fair value of the shares or under certain other circumstances enumerated in Chapter 23B.13.280 and described below. Nordstrom will pay the estimated fair value of a dissenting shareholder’s after-acquired shares, plus accrued interest, set forth in its offer if the dissenting shareholder agrees to accept it in full satisfaction of the dissenting shareholder’s demand.

If a dissenting shareholder believes that the amount paid (or offered, in the case of after-acquired shares for which Nordstrom has elected to withhold payment) by Nordstrom is less than the fair value of the dissenting shareholder’s shares or believes that the interest due is incorrectly calculated, or under certain other circumstances described in Chapter 23B.13.280, the dissenting shareholder may, within 30 days of the payment or offer for payment, deliver notice to Nordstrom in writing informing it of the dissenting shareholder’s own estimate of the fair value of the dissenting shareholder’s shares and the amount of interest due, and demand payment of this estimate, less any amount Nordstrom has already paid under Chapter 23B.13, or, for dissenting shareholders who hold after-acquired shares, reject Nordstrom’s offer and demand payment of the dissenting shareholder’s estimate of the fair value of the dissenting shareholder’s shares and interest due. If any dissenting shareholder’s demand for payment of such dissenting shareholder’s own estimate of the fair value of the shares is not settled within 60 days after receipt by Nordstrom of such dissenting shareholder’s demand for payment, Chapter 23B.13 requires Nordstrom to commence a proceeding in King County Superior Court and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If Nordstrom does not commence the proceeding within the 60-day period, it will pay each dissenting shareholder whose demand remains unsettled the amount demanded.

The jurisdiction of the court in which the proceeding is commenced will be plenary and exclusive. The court may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the powers described in the order appointing them, or in any amendment to it. The dissenting shareholders are entitled to the same discovery rights as parties in other civil proceedings. The fair value of the shares as determined by the court may be less than, equal to or greater than the value of the Merger Consideration to be paid to non-dissenting shareholders of Nordstrom under the terms of the Merger Agreement if the Merger is consummated. Shareholders should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under Chapter 23B.13. Each dissenting shareholder made a party to the proceeding is entitled to a judgment (1) for the amount, if any, by which the court finds the fair value of the dissenting shareholder’s shares, plus interest, exceeds the amount paid by Nordstrom, or (2) for the fair value, plus accrued interest, of the dissenting shareholder’s after-acquired shares for which Nordstrom elected to withhold payment pursuant to Chapter 23B.13.

The court will also determine the costs and expenses of the court proceeding and assess them against Nordstrom, except that the court may assess the costs against all or some of the dissenting shareholders made a party to the proceeding, in amounts the court finds equitable, to the extent the court finds such dissenting shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment under Chapter 23B.13. If the court finds that Nordstrom did not substantially comply with the requirements of Sections 23B.13.200 through 23B.13.280 of the WBCA, the court may also assess against Nordstrom any fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously, or not in good faith with respect to dissenters’ rights. If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against Nordstrom, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited.

PROPOSAL 1: THE MERGER PROPOSAL

Nordstrom is asking you to approve the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the section of this proxy statement captioned “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

Each of the Special Committee and the Nordstrom Board unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves from the recommendation of the Nordstrom Board) recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that Nordstrom provide shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Nordstrom to its named executive officers that is based on or otherwise relates to the Merger, as disclosed in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger.”

Accordingly, Nordstrom is seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the shareholders of Nordstrom approve on a non-binding advisory basis the compensation that will or may become payable to Nordstrom’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “Special Factors — Interests of Nordstrom’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” in Nordstrom’s proxy statement for the Special Meeting.”

Nordstrom’s shareholders should note that approval of this proposal is not a condition to completion of the Merger, and as a non-binding, advisory vote, the result will not be binding on Nordstrom, the Nordstrom Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated Nordstrom’s named executive officers will or may be eligible to receive the compensation that is based on or that otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

Each of the Special Committee and the Nordstrom Board unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves from the recommendation of the Nordstrom Board) recommends that you vote “FOR” this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

Nordstrom is asking you to approve a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting. If shareholders approve this proposal, Nordstrom can adjourn the Special Meeting and any re-convened sessions of the Special Meeting and use the additional time to solicit additional proxies from shareholders, including soliciting proxies from shareholders that have previously returned properly signed proxies voting against approval of the Merger Agreement or the Compensation Proposal.

Among other things, approval of the Adjournment Proposal could mean that, even if Nordstrom received proxies representing a sufficient number of votes against approval of the Merger Agreement such that the proposal to approve the Merger Agreement would be defeated, Nordstrom could adjourn the Special Meeting without a vote on the approval of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Merger Agreement. Additionally, Nordstrom may seek shareholder approval to adjourn the Special Meeting if a quorum is not present.

Even if Nordstrom’s shareholders have not approved the Adjournment Proposal, the Non-Executive Chairman, or the Chief Executive Officer if there is not then a Non-Executive Chairman, may adjourn the Special Meeting, whether or not a quorum is present, under Nordstrom’s bylaws.

The Merger Agreement provides that Nordstrom may not, without Parent’s prior written consent, adjourn the Special Meeting (1) more than two times (except as may be required by law) or (2) to a date that is later than five business days prior to the Outside Date.

Each of the Special Committee and the Nordstrom Board unanimously (with Messrs. Erik and Peter Nordstrom recusing themselves from the recommendation of the Nordstrom Board) recommends that you vote “FOR” this proposal.

SHAREHOLDER PROPOSALS AND NOMINATIONS

If the Merger is consummated, Nordstrom will have no public shareholders and there will be no public participation in any future meetings of Nordstrom’s shareholders. However, if the Merger is not consummated, Nordstrom’s shareholders will continue to be entitled to attend and participate in shareholder meetings.

Nordstrom will hold an annual meeting of shareholders in 2025 (the “2025 Annual Meeting”) only if the Merger has not already been consummated and Nordstrom remains a public company.

For a shareholder who intends to have a proposal considered for inclusion in Nordstrom’s proxy materials for presentation at the 2025 annual meeting, if held, pursuant to Rule 14a-8 promulgated under the Exchange Act, Nordstrom’s Corporate Secretary must have received the written proposal at Nordstrom’s principal executive offices not later than December 12, 2024. In addition, shareholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Shareholders intending to present a proposal at the 2025 Annual Meeting, if held, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in Nordstrom’s bylaws. Nordstrom’s bylaws require, among other things, that shareholders submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Therefore, because Nordstrom’s 2024 annual meeting of shareholders occurred on May 22, 2024, we must receive notice pertaining to the 2025 Annual Meeting no earlier than January 22, 2025, and no later than February 21, 2025. The notice must contain the information required by Nordstrom’s bylaws, a copy of which is available upon request to Nordstrom’s Corporate Secretary. In the event that the date of the 2025 Annual Meeting is not within 30 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders (in the case of proposed items of business) or announce it publicly (in the case of director nominations).

In addition to satisfying the foregoing requirements under the Nordstrom Bylaws, to comply with the universal proxy card rules of Rule 14a-19 under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than Nordstrom’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act, which information must be included with the nomination information provided pursuant to Nordstrom’s bylaws described above.

Nordstrom reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Because the Merger is a “going-private” transaction, Parent, Acquisition Sub, the Parent Filing Parties and Nordstrom are filing with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, can be obtained by following the directions set forth below. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

Nordstrom files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows Nordstrom to “incorporate by reference” into this proxy statement documents Nordstrom files with the SEC. This means that Nordstrom can disclose important information that would otherwise be set forth in this proxy statement to you by referring you to those documents. The information incorporated by reference in this proxy statement is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that Nordstrom files with the SEC will update and supersede such information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed is not deemed to be incorporated by reference into this proxy statement. Nordstrom incorporates by reference the documents listed below and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by Nordstrom pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting:

•        Annual Report on Form 10-K for the fiscal year ended February 3, 2024, filed on March 19, 2024;

•        Quarterly Report on Form 10-Q for the quarterly period ended May 4, 2024, filed on June 7, 2024;

•        Quarterly Report on Form 10-Q for the quarterly period ended August 3, 2024, filed on September 5, 2024;

•        Quarterly Report on Form 10-Q for the quarterly period ended November 2, 2024, filed on December 5, 2024;

•        Current Reports on Form 8-K filed on April 18, 2024, May 28, 2024, May 30, 2024, August 26, 2024, August 27, 2024, September 4, 2024, November 25, 2024, November 26, 2024, December 16, 2024, December 23, 2024, January 24, 2025, and March 4, 2025 (other than portions of a Current Report on Form 8-K that is furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein);

•        Nordstrom’s Definitive Proxy Statement on Schedule 14A for the 2024 annual meeting of shareholders, filed on April 11, 2024.

Nordstrom will amend the Schedule 13E-3 to incorporate by reference any additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting to the extent required to fulfill Nordstrom’s obligations under the Exchange Act.

You may obtain any of the documents that Nordstrom files with the SEC, without charge, by requesting them in writing from Nordstrom at the following address:

Nordstrom, Inc.
1617 Sixth Avenue
Seattle, Washington 98101
Attention: Investor Relations

If you would like to request documents from Nordstrom, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from Nordstrom, Nordstrom will mail them to you by first class mail, or another equally prompt method. Please note that all of Nordstrom’s documents that it files with the SEC are also promptly available through the “Investor Relations” section of Nordstrom’s website, https://investor.nordstrom.com/investor-relations. The information included on Nordstrom’s website (other than the documents listed above) is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Nordstrom Common Stock, please contact Nordstrom’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders call: (877) 750-2689 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

MISCELLANEOUS

Nordstrom has supplied all information relating to Nordstrom, and Parent has supplied, and Nordstrom has not independently verified, all information relating to Parent, Acquisition Sub, and the other Parent Parties contained or incorporated by reference in this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF NORDSTROM COMMON STOCK AT THE SPECIAL MEETING. NORDSTROM HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

NORSE HOLDINGS, INC.,

NAVY ACQUISITION CO. INC.

and

NORDSTROM, INC.

Dated as of December 22, 2024

Annex A-i

Annex A-ii

Annex A-iii

Index of Defined Terms

Acquisition Sub	A-1, A-73
Action	A-73
Additional Obligations	A-63, A-73
Adverse Recommendation Change	A-41, A-73
Adverse Recommendation Termination Fee	A-73
Advisor Engagement Letters	A-23, A-73
Affiliate	A-73
Aggregate Merger Consideration	A-73
Agreement	A-1, A-73
Alternative Financing	A-49, A-73
Alternative Transaction Termination Fee	A-73
Anti-Corruption Laws	A-14, A-73
Anti-Money Laundering Laws	A-73
Antitrust Laws	A-73
Articles of Merger	A-2, A-73
Bankruptcy and Equity Exception	A-13, A-73
Base Reverse Termination Fee	A-73
Below Investment Grade Rating Event	A-73
Blue Sky Laws	A-74
Book-Entry Shares	A-4, A-74
Business Day	A-74
CARES Act	A-74
Certificates	A-4, A-74
Closing	A-2, A-74
Closing Date	A-2, A-74
Code	A-74
Company	A-1, A-74
Company Benefit Plan	A-17, A-74
Company Board	A-1, A-74
Company Bylaws	A-11, A-74
Company Cash Amount	A-74
Company Cash on Hand	A-74
Company Charter	A-11, A-74
Company Common Stock	A-1, A-74
Company Debt	A-57, A-74
Company Disclosure Letter	A-74
Company Intellectual Property Rights	A-18, A-74
Company IT Assets	A-74
Company Material Adverse Effect	A-75
Company Material Contract	A-21, A-75
Company Note Offer and Consent Solicitation	A-53, A-75
Company Note Offer or Consent Solicitation	A-75
Company Options	A-7, A-75
Company Permits	A-14, A-76
Company Recommendation	A-76
Company Related Parties	A-62, A-76
Company SEC Documents	A-15, A-76
Company Stock Plans	A-76
Company Stock Purchase Plan	A-76

Annex A-iv

Company Termination Fee	A-76
Competing Proposal	A-43, A-76
Confidentiality Agreements	A-76
Consent	A-13, A-76
Consent Solicitation	A-53, A-76
Continuation Period	A-46, A-76
Continuing Employees	A-46, A-76
Contract	A-76
control	A-76
controlled by	A-76
Converted Option Cash Award	A-7, A-76
Converted PSU Award	A-9, A-76
Converted RSU Award	A-8, A-76
D&O Indemnified Parties	A-44, A-76
Debt Commitment Letter	A-27, A-76
Debt Financing	A-27, A-76
Debt Financing Sources	A-76
Debt Payoff Amount	A-58, A-77
Deferred Compensation Plans	A-77
director	A-77
Dissenting Shareholder	A-10, A-77
Dissenting Shares	A-10, A-77
Downgrade Reverse Termination Fee	A-77
Effect	A-75
Effective Time	A-3, A-77
Environmental Laws	A-77
Environmental Permits	A-77
Equity Commitment Letter	A-2, A-77
Equity Financing	A-2, A-77
ERISA	A-16, A-77
ERISA Affiliate	A-77
Exchange Act	A-77
Exchange Fund	A-4, A-77
Excluded Information	A-55, A-77
Existing Credit Agreement	A-77
Existing D&O Insurance Policies	A-45, A-77
Expenses	A-77
Family Confidentiality Agreement	A-77
Family Group	A-78
Final Exercise Date	A-10, A-78
Financing	A-27, A-78
Financing Commitments	A-27, A-78
Financing Sources	A-78
Funded Debt Amount	A-78
Funding Obligations	A-28, A-78
Funds	A-28, A-78
GAAP	A-78
Governmental Authority	A-78
Guaranties	A-2, A-78
Guarantors	A-2, A-78

Annex A-v

Hazardous Substances	A-78
HSR Act	A-78
Inside Date	A-78
Insurance Policies	A-24
Insurance Policy	A-24, A-78
Intellectual Property Rights	A-18, A-78
Intentional Breach	A-78
Intervening Event	A-44, A-78
IRS	A-17, A-78
IT Assets	A-75
Knowledge	A-78
Law	A-79
Leased Real Property	A-79
Lien	A-79
Liverpool	A-79
Liverpool Confidentiality Agreement	A-79
Liverpool Debt Commitment Letter	A-79
Liverpool Debt Financing	A-79
Liverpool Debt Financing Sources	A-79
Malicious Code	A-79
Maximum Amount	A-45, A-79
Maximum Liability Amount	A-79
Merger	A-1, A-79
Merger Consideration	A-3, A-79
New Debt Commitment Letter	A-49, A-79
New Plans	A-47, A-79
Notes Enhancements	A-79
Notes Enhancements Documents	A-53
Notes Guarantee	A-79
Notes Security Grant	A-79
Notice of Adverse Recommendation	A-42, A-79
NYSE	A-80
Offer and Consent Solicitation Documents	A-53, A-80
Offer to Exchange	A-53, A-80
Old Plans	A-47, A-80
Open Source Software	A-80
Order	A-80
Other Required Filing	A-36, A-80
Outside Date	A-59, A-80
Owned Real Property	A-80
Pandemic	A-80
Pandemic Measures	A-80
Parent	A-1, A-80
Parent Disclosure Letter	A-80
Parent Material Adverse Effect	A-80
Parent Parties	A-80
Parent Party	A-80
Parent Related Parties	A-62, A-80
Paying Agent	A-4, A-80
Paying Agent Agreement	A-4, A-80

Annex A-vi

Payoff Letter	A-58, A-81
Permitted Liens	A-81
Person	A-81
Personal Data	A-81
Pre-Closing Period	A-31, A-81
Pre-Release Information	A-51, A-81
Privacy Obligations	A-81
Proxy Statement	A-15, A-82
PSU Award	A-8, A-82
Rating Agencies	A-82
Real Property	A-82
Real Property Leases	A-22, A-82
Release	A-82
Representatives	A-82
Required Financial Statements	A-82
Requisite Shareholder Approvals	A-23, A-82
Reverse Termination Fee	A-82
Rollover	A-2, A-82
Rollover and Support Agreements	A-1, A-82
Rollover Shares	A-1, A-82
RSU Award	A-8, A-82
Sanctioned Country	A-82
Sanctioned Person	A-82
Schedule 13E-3	A-15, A-83
SEC	A-83
Secretary	A-2, A-83
Securities Act	A-83
Senior Debentures	A-83
Senior Debt	A-83
Senior Employee	A-32, A-83
Senior Notes	A-83
Shareholder Rights Agreement	A-83
Shareholders’ Meeting	A-36, A-83
Solvent	A-29, A-83
Special Committee	A-1, A-83
Special Dividend	A-58, A-83
Special Dividend Payment	A-58, A-83
Special Dividend Per Share Amount	A-58, A-83
Specified Date	A-12, A-83
Stock Unit	A-83
Stub Period Dividend	A-32, A-83
Subsidiary	A-83
Successful Note Offer	A-73
Superior Proposal	A-43, A-83
Surviving Corporation	A-2, A-83
Tail Coverage	A-45, A-83
Takeover Laws	A-24, A-83
Tax	A-84
Tax Group	A-84
Tax Returns	A-84

Annex A-vii

Taxes	A-84
Third Party	A-84
Trade Controls	A-15, A-84
trade war	A-75
Transaction Documents	A-84
Transfer Taxes	A-84
Treasury Regulations	A-84
under common control with	A-76
Unvested Company Options	A-7
Unvested Company PSU	A-9, A-84
Unvested Company RSU	A-8, A-84
VDR	A-24, A-84
Vested Company Options	A-7, A-84
Vested Company PSU	A-8, A-84
Vested Company RSU	A-8, A-84
Vested Option Payments	A-7, A-84
Vested PSU Payments	A-9, A-84
Vested RSU Payments	A-8, A-84
WARN Act	A-18
WBCA	A-1, A-84
WBCA Shareholder Approval	A-23, A-84

Exhibits

Exhibit A	Articles of Incorporation of the Surviving Corporation

Annex A-viii

THIS AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2024 (this “Agreement”), is made by and among Norse Holdings, Inc., a Delaware corporation (“Parent”), Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly owned Subsidiary of Parent (“Acquisition Sub”), and Nordstrom, Inc., a Washington corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, on February 11, 2024, the Board of Directors of the Company (the “Company Board”) approved the formation of a special committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”) and delegated authority to the Special Committee to, among other things, consider and evaluate certain matters, including ultimately the advisability of this Agreement and the transactions contemplated by this Agreement and to make a recommendation to the Company Board as to whether the Company should enter into this Agreement and consummate such transactions;

WHEREAS, the Special Committee has unanimously (a) determined that this Agreement and the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and the Company’s shareholders and (b) recommended that the Company Board (i) approve this Agreement and the transactions contemplated by this Agreement, the merger of Acquisition Sub with and into the Company, pursuant to the Washington Business Corporation Act (as amended, the “WBCA”), upon the terms and subject to the conditions set forth in this Agreement (the “Merger”), and (ii) recommend that the shareholders of the Company approve this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Company Board, acting on the recommendation of the Special Committee, has unanimously (excluding the members of the Company Board who are Parent Parties) (a) determined and declared that this Agreement and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (b) approved this Agreement, including Exhibit A hereto, and authorized the execution, delivery and performance of this Agreement, and subject to receiving the Requisite Shareholder Approvals, the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, (c) directed that this Agreement be submitted to the shareholders of the Company to be approved and (d) upon the terms and subject to the conditions of this Agreement, resolved to recommend the approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Company’s shareholders in accordance with Section 23B.11A.040 of the WBCA;

WHEREAS, the board of directors of Acquisition Sub has unanimously (a) determined and declared that this Agreement and the consummation by Acquisition Sub of the transactions contemplated by this Agreement, including the Merger, are in the best interests of Acquisition Sub and its sole shareholder, (b) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation by Acquisition Sub of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, (c) directed that this Agreement be submitted to the shareholder of Acquisition Sub to be approved and (d) upon the terms and subject to the conditions of this Agreement, resolved to recommend approval of this Agreement by the shareholder of Acquisition Sub;

WHEREAS, the board of directors of Parent has unanimously approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger;

WHEREAS, concurrently with the execution of this Agreement, as a material inducement to, and as a condition to, the willingness of the Company to enter into this Agreement, the Family Group and Liverpool are entering into Rollover, Voting and Support Agreements (as amended, supplemented, replaced or modified, the “Rollover and Support Agreements”) with the Company and Parent pursuant to which, among other things, the Family Group and Liverpool have agreed to, in each case, subject to the terms and conditions contained in the Rollover and Support Agreements, (a) transfer, contribute and deliver the number of shares of common stock, no par value per share, of the Company (the “Company Common Stock”) set forth therein (the “Rollover Shares” and the transfer, contribution or delivery of the

Annex A-1

Rollover Shares, the “Rollover”) to Parent in exchange for common stock of Parent, (b) vote their shares of Company Common Stock and any other voting securities of the Company in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger, and (c) take or abstain from taking certain other actions;

WHEREAS, concurrently with the execution of this Agreement, as a material inducement to, and as a condition to, the willingness of the Company to enter into this Agreement, Parent and Acquisition Sub have delivered to the Company (a) an equity commitment letter, dated as of the date hereof, pursuant to which Liverpool has committed, subject only to the terms thereof, to invest in Parent the amount set forth therein (the “Equity Commitment Letter” and the investment of such amount, the “Equity Financing”); (b) limited guaranties from certain members of the Family Group and Liverpool (the “Guarantors”) in favor of the Company, dated as of the date hereof, pursuant to which the Guarantors are guaranteeing the performance and payment of certain of Parent’s and Acquisition Sub’s obligations under this Agreement (as amended or supplemented in compliance with this Agreement, the “Guaranties”); and (c) the Debt Commitment Letter (as defined below); and

WHEREAS, each of Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.1 Definitions. Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement or in Appendix A.

Article II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the WBCA, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate existence of Acquisition Sub shall cease, and the Company shall continue under the name “Nordstrom, Inc.” as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all of the rights and obligations of Acquisition Sub and the Company in accordance with the WBCA.

Section 2.2 The Closing. Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at 9:00 a.m. (New York City time) on a date to be specified by the Company and Parent, but no later than the third (3rd) Business Day after the satisfaction or, to the extent not prohibited by Law, waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms are only capable of being satisfied on the Closing Date, but subject to the satisfaction or, to the extent not prohibited by Law, waiver of such conditions by the party hereto entitled to waive such conditions), and the Closing shall take place by the electronic exchange of signatures and documents, unless another time, date or place is agreed to in writing by the Company and Parent; provided that notwithstanding the foregoing, in no event shall Parent be required to effect the Closing prior to the Inside Date without its consent (such date on which the Closing occurs being the “Closing Date”).

Section 2.3 Effective Time.

(a) Concurrently with the Closing, each of the Company, Parent and Acquisition Sub shall cause articles of merger with respect to the Merger (the “Articles of Merger”) to be executed, delivered to and filed with the Office of the Secretary of State of the State of Washington (the “Secretary”) in such form as required by, and executed in accordance with, the WBCA, together with such other appropriate

Annex A-2

documents, in such forms, as required by and executed in accordance with, the relevant provisions of the WBCA. The Merger shall become effective in accordance with the WBCA on the date and time at which the Articles of Merger have been filed by the Secretary (such date and time of filing, or such later time as may be agreed to by Parent, Acquisition Sub and the Company and set forth in the Articles of Merger, being hereinafter referred to as the “Effective Time”).

(b) The Merger shall have the effects set forth in the applicable provisions of the WBCA, this Agreement and the Articles of Merger. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Acquisition Sub without transfer, reversion or impairment, and all of the claims, obligations, liabilities, debts and duties of the Company and Acquisition Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

Section 2.4 Articles of Incorporation and Bylaws. Subject to compliance with Section 6.6, in accordance with Section 23B.11A.020(5) of the WBCA, the articles of incorporation of the Surviving Corporation shall be amended and restated at the Effective Time in the form attached as Exhibit A hereto and the bylaws of the Surviving Corporation shall be amended and restated at the Effective Time to be identical to the bylaws of Acquisition Sub, until thereafter amended in accordance with the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation (as applicable) and the WBCA, except that (a) in the case of the bylaws, the name of the Surviving Corporation shall be “Nordstrom, Inc.” and (b) subject to Section 6.6, the indemnification provisions shall be the same as those under the Company’s articles of incorporation and bylaws, respectively, in each case as in effect immediately prior to the Effective Time.

Section 2.5 Board of Directors. The board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub as of immediately prior to the Effective Time, each to hold office in accordance with the applicable provisions of the WBCA and the articles of incorporation and bylaws of the Surviving Corporation.

Section 2.6 Officers. From and after the Effective Time, the officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the applicable provisions of the WBCA and the articles of incorporation and bylaws of the Surviving Corporation.

Article III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 3.1 Effect on Securities. At the Effective Time (or such other time specified in this Section 3.1), by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition Sub or any holder of any securities of the Company or Acquisition Sub or any other Person:

(a) Expiration or Cancellation of Company Securities. Each share of Company Common Stock held by the Company or owned of record by the Company or any Subsidiary of the Company and all shares of Company Common Stock held, directly or indirectly, by Parent or Acquisition Sub or any of their wholly owned Subsidiaries (other than, in each case, shares of Company Common Stock held on behalf of a Third Party), immediately prior to the Effective Time and all Rollover Shares shall automatically be cancelled and retired and shall cease to exist as issued or outstanding shares, and no consideration or payment shall be delivered in exchange therefor or in respect thereof. For the avoidance of doubt, holders of record of the Rollover Shares as of the record date for the Special Dividend and the Stub Period Dividend shall be entitled to be paid such dividends, in each case if such dividends are declared by the Company and contingent upon the occurrence of the Closing.

(b) Conversion of Company Common Stock. Except as otherwise provided in this Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall be converted into the right to receive $24.25 per share of Company Common Stock in cash (the “Merger Consideration”), without interest thereon and less any required Tax withholdings as provided in Section 3.2(g). Each share of Company Common Stock converted into the right to receive the

Annex A-3

Merger Consideration as provided in this Section 3.1(b) shall no longer be issued or outstanding and shall automatically be cancelled and shall cease to exist, and the holders of certificates (the “Certificates”) or non-certificated book-entry shares of Company Common Stock (“Book-Entry Shares”) which immediately prior to the Effective Time represented such shares of Company Common Stock (other than any shares of Company Common Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.2, the Merger Consideration without interest thereon and less any required Tax withholdings as provided in Section 3.2(g). For the avoidance of doubt, the Rollover Shares shall not be entitled to receive the Merger Consideration and shall, immediately prior to the Closing, be contributed, directly or indirectly, to Parent pursuant to the terms of the applicable Rollover and Support Agreement and cancelled pursuant to Section 3.1(a). In addition, for the avoidance of doubt, holders of record of Company Common Stock as of the record date for the Special Dividend and the Stub Period Dividend shall be entitled to be paid such dividends, in each case if such dividends are declared by the Company and contingent upon the occurrence of the Closing.

(c) Conversion of Acquisition Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, no par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one (1) fully paid, non-assessable share of common stock, no par value per share, of the Surviving Corporation and shall constitute the only issued or outstanding shares of capital stock of the Surviving Corporation. At the Effective Time, all certificates representing common stock of Acquisition Sub (if any) shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Company Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or similar event, or combination, exchange or readjustment of shares, or any stock dividend with a record date during such period, the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with Section 6.20) shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 3.1(d) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 3.2 Payment for Securities; Exchange of Certificates.

(a) Designation of Paying Agent; Deposit of Exchange Fund. No later than ten (10) days prior to the Effective Time, Parent shall, at its sole cost and expense, designate a reputable bank or trust company (the “Paying Agent”) that is organized and doing business under the Laws of the United States, the identity and the terms of appointment of which to be reasonably acceptable to the Company, to act as paying agent for the payment of the Aggregate Merger Consideration, and shall enter into an agreement (the “Paying Agent Agreement”) relating to the Paying Agent’s responsibilities with respect thereto, in form and substance reasonably acceptable to the Company.

(i) Parent Funding. Substantially contemporaneously with the filing of the Articles of Merger, Parent shall deposit, or cause to be deposited, with the Paying Agent, cash constituting an amount equal to the Aggregate Merger Consideration minus the amounts funded by the Company pursuant to Section 3.2(a)(ii) (the Aggregate Merger Consideration as deposited with the Paying Agent pursuant to this Section 3.2(a), the “Exchange Fund”).

(ii) Company Funding. Substantially contemporaneously with the filing of the Articles of Merger, the Company shall deposit, or cause to be deposited, with the Paying Agent cash in an amount requested by Parent in writing at least two (2) Business Days before the Closing Date (but not to exceed the amount of Company Cash on Hand minus $100,000,000); provided that the amount of cash deposited by the Company shall be held in a segregated account by the Paying Agent prior to the Effective Time and returned to the Company by the Paying Agent immediately upon its request at any time prior to the Effective Time. Following the Effective Time, the amount

Annex A-4

of cash deposited by the Company in accordance with this Section 3.2(a)(ii) shall be released from the segregated account held with the Paying Agent and deposited with the Paying Agent in the Exchange Fund.

(iii) For purposes of determining the amount to be deposited by Parent pursuant to this Section 3.2(a), Parent shall not be required to deposit or cause to be deposited with the Paying Agent funds sufficient to pay the Merger Consideration that would be payable in respect of any Dissenting Shares if such Dissenting Shares were not Dissenting Shares. In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1(b), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent by wire transfer of immediately available funds in an amount which is equal to the deficiency in the amount required to make such payments in full such that the Exchange Fund becomes sufficient to make such payments. The Exchange Fund shall be (A) held for the benefit of the holders of shares of Company Common Stock entitled to the Merger Consideration in accordance with Section 3.1(b), except prior to the Effective Time for the amounts deposited by the Company, and (B) following the Closing, to be applied promptly to making the payments pursuant to Section 3.1(b). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to this Section 3.2, except as expressly provided for in this Agreement. All amounts payable pursuant to Section 3.6 to a holder of Company Common Stock shall be paid to the Paying Agent for further distribution to each of the holders of Company Common Stock, or, after the Effective Time, to the Surviving Corporation, for further distribution, in each case, as provided in this Agreement.

(b) Procedures for Exchange.

(i) Certificates. As promptly as reasonably practicable following the Effective Time and in any event not later than the third (3rd) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (A) a letter of transmittal, in customary form mutually agreed to by the Company and Parent prior to the Effective Time, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper receipt of the Certificates (or affidavits of loss in lieu thereof in accordance with Section 3.4) by the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate have been converted pursuant to this Agreement (which instructions shall be in customary form mutually agreed to by the Company and Parent). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be presented to the Paying Agent, accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and the Person requesting such payment or such issuance shall either pay to the Surviving Corporation (or any agent designated by the Surviving Corporation) any transfer and other similar Taxes required by reason of the payment of the Merger Consideration, as applicable, to a Person other than the registered holder of the Certificate so surrendered or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes either have been paid or are not required to be paid.

(ii) Book-Entry Shares. Any holder of Book-Entry Shares converted into the right to receive the Merger Consideration shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 3.1(b). In lieu thereof, subject to Section 3.2(c) and Section 3.5, each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive the Merger Consideration in accordance with Section 3.1(b). Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

Annex A-5

(c) Timing of Exchange. Upon surrender of a Certificate (or affidavit of loss in lieu thereof in accordance with Section 3.4 or in the event shares of Company Common Stock whose transfer was not registered in the transfer records of the Company, such information, documentation and payment of Taxes (or evidence of payment thereof) requested by the Surviving Corporation or the Paying Agent in accordance with Section 3.2(b)(i)) or Book-Entry Share for cancellation to the Paying Agent, together with, in the case of Certificates, a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent (it being understood that holders of Book-Entry Shares will be deemed to have surrendered such Book-Entry Shares upon receipt of an “agent’s message” with respect to such Book-Entry Share), and such other customary evidence of surrender as the Paying Agent may reasonably require, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share, upon the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof in accordance with Section 3.4 or in the event shares of Company Common Stock whose transfer was not registered in the transfer records of the Company, such information, documentation and payment of Taxes (or evidence of payment thereof) requested by the Surviving Corporation or the Paying Agent in accordance with Section 3.2(b)(i)) or Book-Entry Share, in accordance with the procedures in Section 3.2(b), as applicable, and the Certificate (including any Certificate that is the subject of the affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled. The Paying Agent Agreement shall provide that the Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares on the Merger Consideration payable upon the surrender of the Certificates or Book-Entry Shares.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the Effective Time (including any interest received with respect thereto) shall be delivered to the Surviving Corporation, upon written demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation as a general creditor thereof for payment of their claims for Merger Consideration (without any interest thereon) in respect thereof, subject to abandoned property, escheat or similar Law.

(e) No Liability. None of Parent, Acquisition Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Exchange Fund. The Paying Agent Agreement shall provide that the Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment (including any losses thereon) shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses (or any diminishment of the Exchange Fund for any other reason below the level required to make cash payment in full of the aggregate funds required to be paid pursuant to the terms hereof), Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, which additional funds will be held and disbursed in the same manner as funds initially deposited to the Paying Agent to make the payments contemplated by Section 3.1(b), (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) all such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent.

(g) Withholding. Parent, the Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under

Annex A-6

applicable Law. To the extent that amounts are so withheld and paid over to or deposited with the relevant Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.3 Company Equity Awards.

(a) Treatment of Company Options.

(i) Vested Company Options. Prior to the Effective Time, the Company Board (or any committee thereof) shall adopt resolutions that provide that, immediately prior to the Effective Time, each option to purchase shares of Company Common Stock granted under a Company Stock Plan (the “Company Options”) that is vested in accordance with its terms, and is outstanding and unexercised at the Effective Time (the “Vested Company Options”) shall, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and a holder of Company Options, without any action on the part of the holder thereof, be cancelled and, in exchange therefor, each holder of any such cancelled Vested Company Option shall be entitled to receive, in consideration of the cancellation of such Vested Company Option and in settlement therefor, a payment in cash of an amount equal to the product of (i) the total number of shares of Company Common Stock subject to such cancelled Vested Company Option, multiplied by (ii) the excess, if any, of (A) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with Section 6.20) over (B) the exercise price per share of Company Common Stock subject to such cancelled Vested Company Option, without interest (such amounts payable hereunder, the “Vested Option Payments”); provided, that (1) any such Vested Company Option with respect to which the exercise price per share subject thereto is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with Section 6.20) shall be cancelled in exchange for no consideration and (2) such Vested Option Payments may be reduced by the amount of any required Tax withholdings as provided in Section 3.2(g). From and after the Effective Time, no Vested Company Option shall be exercisable, and each Vested Company Option shall entitle the holder thereof only to the payment provided for in this Section 3.3(a)(i), if any.

(ii) Unvested Company Options. Prior to the Effective Time, the Company Board (or any committee thereof) shall adopt resolutions that provide that, immediately prior to the Effective Time, each Company Option that is not a Vested Company Option (the “Unvested Company Options”) shall, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and a holder of Company Options, without any action on the part of the holder thereof, be cancelled and converted into the contingent right to receive a payment in cash (subject to the vesting and timing of settlement terms described below) of an amount equal to the product of (i) the total number of shares of Company Common Stock subject to such cancelled Unvested Company Option, multiplied by (ii) the excess, if any, of (A) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with Section 6.20) over (B) the exercise price per share of Company Common Stock subject to such cancelled Unvested Company Option, without interest (such amounts payable hereunder, the “Converted Option Cash Award”); provided that (1) any Unvested Company Option with respect to which the exercise price per share subject thereto is equal to or greater than the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with Section 6.20) shall be cancelled in exchange for no consideration and (2) any payment in respect of the Converted Option Cash Award may be reduced by the amount of any required Tax withholdings as provided in Section 3.2(g). Each such Converted Option Cash Award will continue to have, and will be subject to, the same vesting and timing of settlement terms and conditions as applied to the corresponding Unvested Company Option immediately prior to the Effective Time except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted Option Cash Award; provided that no such changes shall adversely affect the rights of the applicable

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holder. From and after the Effective Time, no Unvested Company Option shall be exercisable, and each Unvested Company Option shall entitle the holder thereof only to the payment provided for in this Section 3.3(a)(ii), if any.

(b) Treatment of Restricted Stock Units.

(i) Vested Company RSUs. Prior to the Effective Time, the Company Board (or any committee thereof) shall adopt resolutions that provide that, immediately prior to the Effective Time, each outstanding award of restricted stock units with respect to shares of Company Common Stock granted pursuant to a Company Stock Plan that vests solely based on the holder’s provision of services over time (each, a “RSU Award”) that is vested but not yet settled or that vests as a result of the consummation by the Company of the transactions contemplated by this Agreement (each, a “Vested Company RSU”) shall, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and a holder of an RSU Award, without any action on the part of the holder thereof, be cancelled, and in exchange therefor, each holder of any such cancelled Vested Company RSU shall be entitled to receive, in consideration of the cancellation of such Vested Company RSU and in settlement therefor, a payment in cash of an amount equal to the product of (A) the number of shares of Company Common Stock subject to such Vested Company RSU, multiplied by (B) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with Section 6.20), without interest (such amounts payable hereunder, the “Vested RSU Payments”); provided that such Vested RSU Payments may be reduced by the amount of any required Tax withholdings as provided in Section 3.2(g).

(ii) Unvested Company RSUs. Prior to the Effective Time, the Company Board (or any committee thereof) shall adopt resolutions that provide that, immediately prior to the Effective Time, each outstanding RSU Award that is not a Vested Company RSU (each, an “Unvested Company RSU”) shall, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and a holder of an RSU Award, without any action on the part of the holder thereof, be cancelled and converted into the contingent right to receive a payment in cash (subject to the vesting and timing of settlement terms described below) of an amount equal to the product of (A) the number of shares of Company Common Stock subject to such Unvested Company RSU, multiplied by (B) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with Section 6.20), without interest (such amounts payable hereunder, the “Converted RSU Award”); provided that such Converted RSU Award may be reduced by the amount of any required Tax withholdings as provided in Section 3.2(g). Each such Converted RSU Award will continue to have, and will be subject to, the same terms and conditions (including with respect to vesting and timing of payment), except for terms rendered inoperative by reason of the Merger or for such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted RSU Award; provided that no such changes shall adversely affect the rights of the applicable holder.

(c) Treatment of PSUs.

(i) Vested Company PSUs. Prior to the Effective Time, the Company Board (or any committee thereof) shall adopt resolutions that provide that, immediately prior to the Effective Time, each outstanding award of performance-based restricted stock units with respect to shares of Company Common Stock granted pursuant to a Company Stock Plan (each, a “PSU Award”) that is vested but not yet settled or that vests as a result of the consummation by the Company of the transactions contemplated by this Agreement (each, a “Vested Company PSU”) shall, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and a holder of a PSU Award, without any action on the part of the holder thereof, be cancelled, and in exchange therefor, each holder of any such cancelled Vested Company PSU shall be entitled to receive, in consideration of the cancellation of such Vested Company PSU and in settlement therefor, a payment in cash of an amount equal to the product of (A) the number of shares of Company Common Stock that vested with respect to such Vested Company PSU, multiplied by (B) the sum

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of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with Section 6.20), without interest (such amounts payable hereunder, the “Vested PSU Payments”); provided that such Vested PSU Payments may be reduced by the amount of any required Tax withholdings as provided in Section 3.2(g).

(ii) Unvested Company PSUs. Prior to the Effective Time, the Company Board (or any committee thereof) shall adopt resolutions that provide that, immediately prior to the Effective Time, each PSU Award that is not a Vested Company PSU and is outstanding as of immediately prior to the Effective Date (each, an “Unvested Company PSU”) shall, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and a holder of a PSU Award, without any action on the part of the holder thereof, be cancelled and converted into the contingent right to receive a payment in cash of an amount equal to the product of (A) the number of shares of Company Common Stock subject to such Unvested Company PSU (as eventually determined based on actual performance for the applicable performance period based on the applicable terms of such Unvested Company PSU), multiplied by (B) the sum of the Merger Consideration and the Special Dividend Per Share Amount (if the Special Dividend is declared by the Company in accordance with Section 6.20), without interest (such amounts payable hereunder, the “Converted PSU Award”); provided that such Converted PSU Award may be reduced by the amount of any required Tax withholdings as provided in Section 3.2(g). Each such Converted PSU Award will continue to have, and will be subject to, the same terms and conditions (including with respect to vesting and timing of payment, except for (x) terms rendered inoperative by reason of the Merger and (y) such other administrative and ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Converted PSU Award, provided that no such changes shall adversely affect the rights of the applicable holder).

(iii) Prior to the Effective Time, the Company Board (or any committee thereof) shall adopt resolutions that provide that, immediately prior to the Effective Time, any portion of a PSU Award that is not a Vested Company PSU or Unvested Company PSU shall, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and holder of a PSU Award, without any action on the part of the holder thereof, be cancelled for no consideration.

(d) Deferred Compensation Plans. Prior to the Effective Time, the Company Board (or any committee thereof) shall adopt resolutions that provide that, immediately prior to the Effective Time, all Stock Units credited to accounts under a Deferred Compensation Plan immediately prior to the Effective Time shall be notionally reinvested in one or more other investment funds as determined by the Company prior to the Effective Time until such accounts are distributed in cash pursuant to the terms of the applicable Deferred Compensation Plan as in effect immediately prior to the Effective Time.

(e) Termination of Company Stock Plans. Prior to the Effective Time, the Company and the Company Board (or any committee thereof) shall adopt resolutions to approve, provide for or give effect to the transactions contemplated by this Section 3.3 and to authorize and direct the Company’s officers and employees to take such actions as may be necessary to give effect thereto. All Company Stock Plans (other than the agreements underlying, and the terms of the Company Stock Plans applicable to the Converted Option Cash Award, the Converted RSU Awards and the Converted PSU Awards, in each case, solely to the extent relevant to the terms and conditions of this Section 3.3) shall terminate as of the Effective Time, and the Company and the Company Board (or any committee thereof) shall adopt resolutions to effect the foregoing. Following the date hereof, the Company shall provide to Parent or its counsel for review and approval drafts of any resolutions prepared by the Company or its counsel to effectuate the foregoing and shall consider in good faith Parent’s timely comments thereto.

(f) Treatment of Company Stock Purchase Plan. As soon as practicable following the date hereof, the Company and the Company Board (or any committee thereof) shall adopt resolutions and take all other actions necessary or required under the Company Stock Purchase Plan or applicable Law to provide that (i) except for the offering period under the Company Stock Purchase Plan in effect, no new offering period under the Company Stock Purchase Plan will be authorized or commence after the date hereof; (ii) no new participants will commence participation in the Company Stock Purchase Plan after the date hereof; (iii) no Company Stock Purchase Plan participant will be permitted to increase such

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participant’s payroll deduction election or contribution rate in effect as of the date hereof or to make separate non-payroll contributions on or following the date hereof, except as may be required by applicable Law; (iv) each purchase right under the Company Stock Purchase Plan outstanding as of the date hereof shall be exercised as of no later than five (5) Business Days prior to the date on which the Effective Time occurs (the “Final Exercise Date”); (v) each Company Stock Purchase Plan participant’s accumulated contributions under the Company Stock Purchase Plan shall be used to purchase shares of Company Common Stock as of the Final Exercise Date; and (vi) the Company Stock Purchase Plan will terminate effective as of (and subject to the occurrence of) immediately prior to the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date. Each share of Company Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with Section 3.1(b). At the Effective Time, any funds credited as of such date under the Company Stock Purchase Plan that are not used to purchase shares of Company Common Stock on the Final Exercise Date within the associated accumulated payroll withholding account for each participant under the Company Stock Purchase Plan shall be refunded to the applicable participant without interest.

(g) Parent Funding. At the Effective Time, Parent shall deposit with the Surviving Corporation cash in the amount necessary to make the payments required under this Section 3.3 with respect to the Vested Option Payments, the Vested RSU Payments and the Vested PSU Payments, but only to the extent that the Surviving Corporation does not have sufficient cash to make such payments. Parent shall cause the Surviving Corporation to make the payments required under this Section 3.3 with respect to the Vested Option Payments, the Vested RSU Payments and the Vested PSU Payments as promptly as practicable after the Effective Time, or at such later time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code. Parent shall cause the Surviving Corporation to pay through the payroll agent of the Company the applicable Vested Option Payments, Vested RSU Payments and Vested PSU Payments to the applicable holders, in each case, subject to Section 3.2(g).

Section 3.4 Lost Certificates. If any Certificate has been lost, stolen or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to Parent and the Company, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in a customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration that the holder has the right to receive pursuant to Section 3.1(b).

Section 3.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a Person (a “Dissenting Shareholder”) who has not voted in favor of or consented to the approval of this Agreement and the Merger and has complied with all the other provisions of the WBCA concerning dissenters’ rights with respect to this Agreement (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as described in Section 3.1(a). By virtue of the consummation of the Merger, all Dissenting Shares shall be cancelled and shall cease to exist and the holders of such Dissenting Shares shall thereafter be entitled only to such rights with respect to such Dissenting Shares as provided in Chapter 23B.13 of the WBCA; provided that if a Dissenting Shareholder shall have effectively withdrawn, or lost the right to, dissent from the Merger and demand payment for its shares of Company Common Stock, in any case pursuant to the WBCA, its shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest, and such shares shall not be deemed to be Dissenting Shares. The Company shall give Parent prompt notice of any written demands regarding the exercise of dissenters’ rights received by the Company, withdrawals of such demands and any other instruments served on the Company pursuant to Chapter 23B.13 of the WBCA and shall give Parent the opportunity to participate in and direct all negotiations and proceedings with respect thereto. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Prior to the Closing, Parent shall not, without the prior written consent of the Company, consent or agree to, or require the Company to make, any payment with respect to any such demands or offer to settle or settle any such demands.

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Section 3.6 Transfers; No Further Ownership Rights. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates (or affidavits of loss in lieu thereof in accordance with Section 3.4) or Book-Entry Shares are presented to the Surviving Corporation, Parent or Paying Agent for transfer following the Effective Time, they shall be cancelled against delivery of the applicable Merger Consideration as provided for in Section 3.1(b) for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares. Payment of the Merger Consideration in accordance with the terms of this Article III, payment of the Special Dividend and Stub Period Dividend (if declared by the Company) and, if applicable, any unclaimed dividends upon surrender of Certificates, shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

Section 3.7 Payment of Special Dividend and Stub Period Dividend. At the Effective Time, if and only to the extent the Surviving Corporation does not have sufficient cash to make such payments, if any, Parent shall deposit with the Surviving Corporation cash in the amount necessary to pay the aggregate amount of the Special Dividend and the Stub Period Dividend to be paid to the issued and outstanding shares of Company Common Stock, in each case if declared by the Company pursuant to Sections 6.20 or Section 6.1(D), as applicable. Parent shall cause the Surviving Corporation to make payment of the Special Dividend and the Stub Period Dividend with respect to the Company Common Stock as promptly as practicable after the Effective Time, in each case if declared by the Company.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company Disclosure Letter (subject to Section 9.3(b)) or (b) as disclosed in the Company SEC Documents filed or furnished by the Company prior to the date that is at least one (1) Business Day prior to the date of this Agreement (other than any disclosures set forth under the headings “Risk Factors” or “Forward-Looking Statements” or under any similarly titled variations thereof (other than any historical or factual matters disclosed in such sections) to the extent such disclosures are predictive, cautionary or forward-looking in nature) and provided that nothing disclosed in the Company SEC Documents shall be deemed to be a qualification of or modification to the representations and warranties set forth in Section 4.1(a), Section 4.2, Section 4.4, Section 4.19, Section 4.20 or Section 4.23, the Company hereby represents and warrants to Parent as follows:

Section 4.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly incorporated and validly existing under the Laws of the State of Washington. The Company has the requisite corporate power and authority to conduct its business as it is now being conducted, except where the failure to be so organized or existing or to be in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified or licensed to do business and (to the extent applicable) is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and (to the extent applicable) in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Accurate and complete copies of the Company’s amended and restated articles of incorporation (the “Company Charter”) and bylaws, as amended and restated (the “Company Bylaws”), as in effect as of the date of this Agreement, are included in the Company SEC Documents that have been filed at least one (1) Business Day prior to the date of this Agreement.

(b) Each of the Company’s Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company’s Subsidiaries has the requisite corporate power and authority to conduct its business as it is now being conducted, except where the failure to be so organized or existing or to be in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the

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Company’s Subsidiaries is duly qualified or licensed to do business and (to the extent applicable) is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and (to the extent applicable) in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.2 Capitalization.

(a) The authorized capital stock of the Company consists of one billion (1,000,000,000) shares of Company Common Stock. As of the close of business on December 17, 2024 (the “Specified Date”), 165,047,106 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.

(b) As of the close of business on the Specified Date, (i) the Company had no shares of Company Common Stock reserved for issuance, except for shares of Company Common Stock reserved for issuance pursuant to the Company Stock Plans, shares of Company Common Stock reserved for issuance pursuant to the Company Stock Purchase Plan, and shares of Company Common Stock reserved for issuance pursuant to the Shareholder Rights Agreement and (ii) there were (A) 6,425,307 outstanding Company Options with a weighted average exercise price of $33.18693 per share of Company Common Stock, (B) 7,646,775 shares of Company Common Stock subject to outstanding RSU Awards, (C) 1,483,879 shares of Company Common Stock subject to outstanding PSU Awards (assuming achievement of the applicable performance goals at target level) and (D) 105,102.66 outstanding Stock Units credited to accounts under the Deferred Compensation Plans.

(c) As of the close of business on the Specified Date, other than as set forth above in Section 4.2(a) and Section 4.2(b), there are no existing and outstanding (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character to which the Company is a party obligating the Company to issue, transfer or sell any shares of capital stock or other equity interests in the Company or securities convertible into or exchangeable for such shares or equity interests in the Company, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company or (iii) stockholder agreements, voting trusts or similar arrangements to which the Company is a party with respect to the voting or transfer of the capital stock of the Company.

(d) All of the outstanding shares of capital stock or equivalent equity interests of each of the Company’s Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company or a wholly owned Subsidiary of the Company and free and clear of all material Liens except for restrictions imposed by applicable securities Laws and Permitted Liens.

(e) Section 4.2(e) of the Company Disclosure Letter sets forth a true, correct and complete list of all outstanding awards under the Company Stock Plans, as of the Specified Date, and with respect to each such outstanding award: (1) the holder of such award; (2) the number of shares of Company Common Stock underlying the award and the corresponding plan pursuant to which such award was granted and assuming that applicable performance metrics are achieved at both “target” and “maximum” levels; (3) the grant date; (4) the applicable vesting schedule; (5) the exercise price for Company Options; and (6) the expiration date for Company Options. All issued and outstanding Company Options were issued in compliance with applicable Law and each Company Option has been granted with an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of grant of such Company Option and has not otherwise been modified.

Section 4.3 Authority Relative to Agreement.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and, subject to obtaining the Requisite Shareholder Approvals and assuming the accuracy of the representations and warranties in Section 5.13, to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company,

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and except for the Requisite Shareholder Approvals and filing of the Articles of Merger with the Secretary, assuming the accuracy of the representations and warranties in Section 5.13, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “Bankruptcy and Equity Exception”).

(b) The Company Board, acting on the recommendation of the Special Committee, has unanimously (excluding the members of the Company Board who are Parent Parties) (i) approved the execution, delivery and performance of this Agreement, and subject to receiving the Requisite Shareholder Approvals, the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, (ii) determined and declared that this Agreement and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (iii) directed that this Agreement be submitted to the shareholders of the Company to be approved and (iv) upon the terms and subject to the conditions of this Agreement, resolved to recommend the approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Company’s shareholders in accordance with Section 23B.11A.040 of the WBCA; provided that any change, modification or rescission of such recommendation by the Company Board or the Special Committee in accordance with Section 6.5 shall not be a breach of this representation.

Section 4.4 No Conflict; Required Filings and Consents.

(a) Assuming the accuracy of the representations and warranties contained in Section 5.13, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) subject to obtaining the WBCA Shareholder Approval, violate any provision of the Company Charter or the Company Bylaws, (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 4.4(b) have been obtained or made, as applicable, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, any Company Material Contract, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults or rights of termination, acceleration or cancellation as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Merger.

(b) No consent, approval, license, permit, Order or authorization (a “Consent”) of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with the applicable requirements of the Securities Act and the Exchange Act, including the filing with the SEC of the Proxy Statement in preliminary and definitive forms, the filing of the Schedule 13E-3, and other filings as may be required under the Securities Act or the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary and, to the extent applicable, the filing of appropriate documents with the relevant authorities of the other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (iii) applicable requirements under any applicable international, federal or state securities Laws or “Blue Sky Laws,” (iv) such filings as may be required in connection with any Transfer Taxes, (v) filings as may be required under the rules and regulations of NYSE,

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(vi) such other items required solely by reason of the participation of the Parent Parties in the transactions contemplated by this Agreement, including by reason of the identity of the Parent Parties, or their assets, revenues or turnover in any particular jurisdiction, (vii) compliance with and filings or notifications under the HSR Act or other Antitrust Laws, including the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable of waivers, Consents, waiting periods or agreements required under the HSR Act or any other applicable Antitrust Laws, and (viii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Merger.

Section 4.5 Permits; Compliance with Laws.

(a) The Company and its Subsidiaries are in possession of all franchises, grants, registrations, licenses, easements, variances, exceptions, Consents and certificates necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets that are material to the Company and its Subsidiaries, taken as a whole, and to carry on their business as it is being conducted as of the date of this Agreement (the “Company Permits”), and all Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of or be in full force and effect, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) None of the Company or any of its Subsidiaries is in default or violation of any Law applicable to the Company or any of its Subsidiaries, except for any such defaults or violations as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 30, 2022, none of the Company or its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice from any Governmental Authority of any violation (or any investigation with respect thereto) of any Law by the Company or its Subsidiaries.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the businesses of each of the Company and each of its Subsidiaries, and their respective officers and directors, and to the Knowledge of the Company, any employees and agents acting on behalf of the Company and its Subsidiaries, in their capacity as such, are being, and since January 30, 2022, have been, conducted in compliance with the U.S. Foreign Corrupt Practices Act 1977 and other similar applicable anti-bribery Laws in other jurisdictions (collectively, “Anti-Corruption Laws”) and Anti-Money Laundering Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries (A) have policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and Anti-Money Laundering Laws, (B) have implemented independent testing to monitor compliance with Anti-Money Laundering Laws, and (C) since January 30, 2022, have complied with the compliance program requirements for dealers in jewels, precious metals, and precious stones under the U.S. Bank Secrecy Act and the regulations implemented pursuant thereto and (ii) there are no internal investigations or, to the Knowledge of the Company, pending governmental or other regulatory investigations or proceedings, in each case, regarding any action or any allegation of any violation of such Anti-Corruption Laws or Anti-Money Laundering Laws.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the businesses of each of the Company and its Subsidiaries, and their respective officers and directors, and to the Knowledge of the Company, any employees and agents acting on behalf of the Company and its Subsidiaries, in their capacity as such, are being, and since January 30, 2022, have been, conducted in compliance with all applicable economic sanctions, including those administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or export control laws, including the U.S. Export Administration Regulations and International Traffic in Arms Regulations and import control Laws, including those administered by the U.S. Customs and Border Protection, imposed by any Governmental Authority of a jurisdiction where the Company or its Subsidiaries

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operate (collectively, “Trade Controls”). None of the Company nor any of its Subsidiaries, or their respective officers or directors, nor to the Knowledge of the Company, any employees or agents acting on behalf of the Company or its Subsidiaries, in their capacity as such, (i) are Sanctioned Persons or (ii) since January 30, 2022, have operated in or engaged in any dealings with a Sanctioned Country or Sanctioned Person. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the Company and each of its Subsidiaries have policies and procedures reasonably designed to ensure compliance with Trade Controls and (B) there are no internal investigations or, to the Knowledge of the Company, pending governmental or other regulatory investigations or proceedings, in each case, regarding any action or any allegation of any violation of the Trade Controls.

Section 4.6 Company SEC Documents; Financial Statements.

(a) Since January 29, 2023, the Company has filed with or furnished to (as applicable) the SEC all material forms, documents and reports required to be filed or furnished prior to such date by it with the SEC (such documents and any other documents filed or furnished by the Company with or to the SEC since January 29, 2023, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective dates, or, if supplemented, modified or amended, as of the date of the last such amendment, supplement or modification, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time it was filed (or, if amended, supplemented or modified as of the date of the last amendment, supplement or modification) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the consolidated Subsidiaries of the Company (including in each case all related notes thereto) included in, or incorporated by reference into, the Company SEC Documents (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and its consolidated statements of operations, and consolidated statements of cash flows for the respective periods then ended (except as may be indicated in the notes thereto or, in the case of unaudited interim consolidated financial statements, for normal year-end audit adjustments that were not or will not be material in amount or effect) and (ii) were prepared in conformity with GAAP (as in effect in the United States on the date of such financial statements) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto, except, in the case of unaudited statements, as permitted by SEC rules and regulations).

Section 4.7 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference in: (a) the proxy statement relating to the adoption by the shareholders of the Company of this Agreement (together with any amendments or supplements thereto, the “Proxy Statement”), (b) the Rule 13E-3 transaction statement on Schedule 13E-3 relating to this Agreement (together with any amendments or supplements thereto, the “Schedule 13E-3”), or (c) any Other Required Filing, will, at the date the Proxy Statement or Schedule 13E-3 is first mailed to the shareholders of the Company (with respect to the Proxy Statement and Schedule 13E-3), at the time the applicable Other Required Filing is filed with the SEC (with respect to any Other Required Filing), and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with regard to statements made therein based on information supplied by or on behalf of any Parent Party for inclusion therein.

Section 4.8 Disclosure Controls and Procedures. The Company has designed and maintains a system of “disclosure controls and procedures” and “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and its consolidated Subsidiaries. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the

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Exchange Act) intended to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. To the Knowledge of the Company, the Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (a) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 4.9 Absence of Certain Changes or Events.

(a) From November 3, 2024 to the date of this Agreement, the businesses of the Company and its Subsidiaries, taken as a whole, have been conducted in all material respects in the ordinary course of business consistent with past practice.

(b) From November 3, 2024, there has not been any adverse change, event, effect or circumstance that has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 4.10 No Undisclosed Liabilities. Except (a) as reflected, disclosed or reserved against in the Company’s financial statements (as amended or restated, as applicable) or the notes thereto included in the Company SEC Documents, (b) for liabilities or obligations incurred in the ordinary course of business since November 3, 2024, (c) for liabilities or obligations incurred in connection with this Agreement and the transactions contemplated hereby, (d) for liabilities or obligations as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (e) as set forth in Section 4.10 of the Company Disclosure Letter, as of the date hereof, the Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or in the notes thereto) of the Company and its consolidated Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.11 Litigation. As of the date hereof, there is no Action pending to which the Company or any of its Subsidiaries is a party, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, that would have a Company Material Adverse Effect, nor is there any Order of any Governmental Authority outstanding against, or to the Knowledge of the Company, investigation pending or threatened in writing by any Governmental Authority involving, the Company or any of its Subsidiaries that would have a Company Material Adverse Effect. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened seeking to prevent, enjoin, modify, materially prevent, delay or challenge the Merger or any of the other transactions contemplated by this Agreement or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

Section 4.12 Employee Benefit Plans.

(a) Section 4.12(a) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of each material “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and each other material employment, individual consulting, retention, stay bonus, profit-sharing, savings, bonus, commission, stock option, stock appreciation right, stock purchase, restricted stock, restricted stock unit, performance stock unit, phantom equity or other equity or equity-based, incentive, deferred compensation, severance, separation, redundancy, termination, retirement, disability, insurance, vacation, pension, change in control, health, welfare, fringe benefit or other compensation or benefit plan, agreement, policy, program or arrangement, in each case, that is maintained by, contributed to or sponsored by, the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries has any liability

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(each a “Company Benefit Plan”); provided that individualized agreements that are substantially similar to a form agreement that has been made available to Parent shall not be required to be included on such Section 4.12(a) of the Company Disclosure Letter. With respect to each such Company Benefit Plan, the Company has made available to Parent a true and correct copy of, as applicable: (i) all current plan documents for each such Company Benefit Plan that has been reduced to writing and all amendments thereto (or with respect to any such Company Benefit Plan that is not in writing, a written description of the material terms thereof), other than any individualized agreement that is substantially similar to a form agreement that has been made available to Parent; (ii) each current trust, insurance, or other funding agreement relating to each such Company Benefit Plan and any amendments thereto; (iii) the most recent summary plan description of each Company Benefit Plan provided to participants and all summaries of material modifications thereto; (iv) the most recent annual reports (Form 5500) filed with the Internal Revenue Service (“IRS”) and attached schedules; (v) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code; (vi) the most recent audited financial statements and actuarial valuation reports; and (vii) any non-routine material correspondence since January 30, 2022 with the IRS, the U.S. Department of Labor or any similar Governmental Authority relating to any such Company Benefit Plan. No Company Benefit Plan is maintained outside the jurisdiction of the United States, or covers any current or former director, officer, employee or other individual service provider of the Company or any of its Subsidiaries residing or working outside the United States.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan is, and has been established, operated, funded and administered in compliance with its terms and all applicable Laws, including ERISA and the Code, and (ii) there are no Actions (other than for routine claims for benefits) pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan or any fiduciary thereof. Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS as to its qualified status or has timely filed an application for a favorable determination letter, or may rely upon an opinion letter for a prototype or volume submitter plan.

(c) Section 4.12(c) of the Company Disclosure Letter lists as of the date hereof each Company Benefit Plan that provides health or life benefits after retirement or other termination of employment, other than (i) as required by Law or (ii) through the end of the month in which an employee terminates employment.

(d) At no time during the six (6)-year period prior to the date of this Agreement has the Company or any Subsidiary of the Company sponsored, maintained, established, contributed to or had any obligation to contribute or liabilities (contingent or otherwise, including in respect of any ERISA Affiliates of the Company or any Subsidiary of the Company) with respect to (i) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), (ii) any plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (iii) any “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA). No Company Benefit Plan is a welfare benefit fund within the meaning of Section 419 of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(e) Except as set forth on Section 4.12(e) of the Company Disclosure Letter, neither the execution of this Agreement nor the shareholder or other approval hereof nor the completion of the transactions contemplated hereby (either alone or in conjunction with any other event) would result in (i) any compensation or benefits becoming due to any current or former director, officer, employee or other individual service provider of the Company or any of its Subsidiaries; (ii) the acceleration of vesting or timing of, or trigger any payment or funding of, any compensation or benefits, to any current or former director, officer, employee or other individual service provider of the Company or any of its Subsidiaries; (iii) any increase to the compensation or benefits otherwise payable under any Company Benefit Plan; (iv) a requirement that the Company transfer or set aside any assets to fund any benefits under any Company Benefit Plan; or (v) limit or restrict the right to merge, amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former director, officer, employee or other individual service provider of the Company or any of its Subsidiaries for any Tax incurred by such individual under Section 409A or Section 4999 of the Code.

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(f) None of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement shall result in any payment or benefit made by the Company or any of its Subsidiaries (other than any payment or benefit pursuant to any agreement or arrangement with Parent or entered into at Parent’s direction) to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code.

Section 4.13 Labor Matters.

(a) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any works council or collective bargaining agreement, nor is any such agreement being negotiated. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no labor-related strikes, walkouts or other work stoppages pending or, to the Knowledge of the Company, threatened in writing, and, since January 30, 2022, neither the Company nor any of its Subsidiaries has experienced any such labor-related strike, walkout or other work stoppage. To the Knowledge of the Company, as of the date of this Agreement, there is no pending organizing campaign, and no labor union or works council has made a pending written demand for recognition or certification, in each case, with respect to any employees of the Company or any of its Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are, and since January 30, 2022 have been, in compliance with all applicable Laws pertaining to employment and employment practices, including, but not limited to, wages, hours, compensation, employee classification (either as exempt or non-exempt, or as a contractor versus employee), fringe benefits, paid sick leave, employment or termination of employment, leave of absence rights, employment policies, immigration, terms and conditions of employment, labor or employee relations, affirmative action, government contracting obligations, equal employment opportunity and fair employment practices, disability rights or benefits, workers’ compensation, unemployment compensation and insurance, health insurance continuation, whistle-blowing, privacy rights, harassment, discrimination, retaliation, and working conditions or employee safety or health.

(c) Except as set forth in Section 4.13(c) of the Company Disclosure Letter, since January 30, 2022, neither the Company or any of its Subsidiaries has implemented a plant closing, mass layoff or other action which would trigger the notice requirements of the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Laws (collectively, the “WARN Act”) and there are no outstanding material liabilities under the WARN Act.

(d) To the Knowledge of the Company, in the past three (3) years, no material allegation of sexual harassment has been made by or against any officer or director of the Company or any of its Subsidiaries in their capacity as such.

Section 4.14 Intellectual Property Rights.

(a) Section 4.14(a) of the Company Disclosure Letter sets forth as of the date hereof a list of all (i) patents and registrations of other Intellectual Property Rights, including Internet domain names, owned by the Company or one of its Subsidiaries and (ii) all pending patent applications or applications for registration of other Intellectual Property Rights owned by the Company or one of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries exclusively own, free and clear of all Liens (other than Permitted Liens), or to the Knowledge of the Company, have the right to use in the manner currently used, all patents, trademarks, trade names, copyrights, Internet domain names, service marks, trade dress, trade secrets, software and other intellectual property rights of any jurisdiction throughout the world (the “Intellectual Property Rights”) that are used in the business of the Company and its Subsidiaries as currently conducted. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received, since January 30, 2022, any written charge, complaint, claim, demand, or notice challenging the validity, unencumbered sole ownership or enforceability of any Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries (the “Company Intellectual Property Rights”).

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(b) Except as set forth in Section 4.14(b) of the Company Disclosure Letter, all material registered items on Section 4.14(a) of the Company Disclosure Letter are subsisting and unexpired and, to the Knowledge of the Company, valid and enforceable.

(c) To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries has not, since January 30, 2022, infringed upon, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, except for any such infringement, misappropriation or other violation as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 30, 2022, none of the Company or any of its Subsidiaries has been party to any Action or received any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other violation by the Company or any of its Subsidiaries, except for any such infringement, misappropriation or other violation as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, since January 30, 2022, no other Person has infringed, misappropriated or otherwise violated any Company Intellectual Property Rights, except for any such infringement, misappropriation or other violation as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 30, 2022, the Company and its Subsidiaries have implemented and maintained commercially reasonable measures with respect to technical, administrative and physical safeguards designed to preserve and protect the confidentiality, availability, security and integrity of (i) the Company IT Assets (and all data stored therein or processed thereby, including Personal Data) and (ii) the trade secrets and other confidential information included in the Company Intellectual Property Rights. Without limiting the foregoing, the Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures. To the Knowledge of the Company, the Company IT Assets and the products and services currently developed, marketed, licensed, sold, performed, distributed or otherwise made available by the Company or any of its Subsidiaries are free of Malicious Code.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) no proprietary software that is licensed, conveyed, distributed or otherwise made available to other Persons by the Company or its Subsidiaries incorporates, contains, is derived from or otherwise uses or links to any Open Source Software in a manner that requires any proprietary source code of the Company or its Subsidiaries to be licensed or made available to others in such circumstances and (ii) no Person (other than employees or service providers for purposes of providing services to the Company or its Subsidiaries and subject to reasonable confidentiality provisions) has possession of, or any current or contingent right to access or possess, any proprietary source code of the Company or its Subsidiaries.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 30, 2022, (i) there have been no Actions pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries alleging a violation of any Privacy Obligations (including related to any fines or other sanctions), (ii) neither the Company nor any of its Subsidiaries has notified or been required to notify any Person or Governmental Authority of any data security breaches, security incidents, or breaches under any Privacy Obligations, (iii) there has been no unauthorized access, unauthorized use, unauthorized acquisition or disclosure, or any loss, interruption or theft, as applicable, of the Company IT Assets or any Personal Data of the Company, its Subsidiaries or its or their customers while such Personal Data was in the possession or control of the Company, its Subsidiaries or third Persons acting on their behalf, and (iv) the Company and its Subsidiaries have complied, and are in compliance, with all Privacy Obligations.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company IT Assets are sufficient for the conduct of the Company’s and its Subsidiaries’ business as currently conducted.

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Section 4.15 Taxes.

(a) Except as would not have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have filed all income and other material Tax Returns required to be filed by any of them; (ii) each of such filed Tax Returns (taking into account all amendments thereto) is complete and accurate; and (iii) all material Taxes (whether or not reflected on any Tax Return) have been timely paid in full, except for Taxes being contested in good faith and for which adequate reserves in accordance with GAAP have been provided on the Company’s consolidated financial statements.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has received written notice of any audit, examination or other Action from any taxing authority in respect of liabilities for Taxes of the Company or any of its Subsidiaries or asserted Tax deficiencies or assessments of Tax with respect to the Company or its Subsidiaries, which have not been fully paid or settled; (ii) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens; (iii) with respect to any tax years open for audit as of the date hereof, neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, other than as a result of an automatic extension to extend the time for filing any Tax Return in the ordinary course of business; and (iv) neither the Company nor any of its Subsidiaries has received or requested any private letter rulings from the IRS (or any comparable Tax rulings from any other Governmental Authority) that would be applicable after the Closing Date.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries have (i) withheld all Taxes required to be withheld by any of them in respect of all payments to employees, officers, managers, directors, independent contractors, stockholders, creditors and any other Persons and (ii) timely remitted all such Taxes withheld to the appropriate Governmental Authorities in accordance with applicable Laws.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Governmental Authority in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns has made any claim that any of the Company or its Subsidiaries is or may be subject to Tax in that jurisdiction.

(e) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, income for any Tax period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date made prior to the Closing, (ii) the use of an incorrect method of accounting prior to the Closing, (iii) any “closing agreement” executed prior to the Closing or any agreement with any taxing authority entered into or any ruling received or requested from any taxing authority on or prior to the Closing, (iv) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code entered into or existing prior to the Closing, (v) any prepaid amount received, or paid, on or prior to the Closing or any deferred revenue accrued or existing on or before the Closing Date, in each case outside the ordinary course of business, (vi) any installment sale or open transaction disposition occurring on or before the Closing Date or (vii) an election pursuant to Section 965(h) of the Code.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is or has ever been a member of any Tax Group, other than a Tax Group the common parent of which is the Company or one of its Subsidiaries the sole members of which are the Company and its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person (other than the Company or its Subsidiaries) (i) as a result of being or ceasing to be a member of any Tax Group (including any liability under Treasury Regulation Section 1.1502-6 or any comparable provision of other applicable Law) or (ii) by operation of Law, by reason of being a successor or transferee, by contract or otherwise.

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(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is party to or bound by any contract, agreement, or other arrangement regarding the sharing or allocation of either liability for Taxes or payment of Taxes (excluding commercial agreements entered into with third parties in the ordinary course of business, the principal purpose of which is not related to Taxes).

(h) Within the last two (2) years, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” within the respective meanings of such terms under Section 355(a)(1)(A) of the Code in a distribution of stock qualifying under Section 355 of the Code.

(i) Neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) or Treasury Regulations Section 301.6111-2(b)(2).

(j) Neither the Company nor any of its Subsidiaries is the beneficiary of any material Tax exemption, Tax holiday or other Tax incentive agreement or order that is reasonably expected to be terminated as a result of the Closing.

Section 4.16 Material Contracts.

(a) Section 4.16(a) of the Company Disclosure Letter sets forth a list, as of the date hereof, of each Company Material Contract, except for any Contract (including amendment thereto) filed or required to be filed as an exhibit to the Company SEC Documents (all of which shall be deemed to have been made available to Parent). For purposes of this Agreement, “Company Material Contract” means any Contract (other than any Company Benefit Plan, or Contract solely between the Company and any of its Subsidiaries or among any of its Subsidiaries) to which the Company or any of its Subsidiaries is a party or their respective properties or assets are bound, except for this Agreement, that:

(i) constitutes a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries, taken as a whole;

(ii) is a joint venture, alliance or partnership agreement that is material to the operation of the Company and its Subsidiaries, taken as whole;

(iii) is a loan, guarantee of indebtedness or credit agreement, note, mortgage, security agreement, pledge, indenture or other agreement evidencing borrowed money in excess of $25,000,000 (other than trade payables arising in the ordinary course of business and those between or among the Company and any of its Subsidiaries);

(iv) is a Contract entered into outside the ordinary course of business that involves future expenditures, commitments or receipts by the Company or any of its Subsidiaries in excess of $15,000,000 individually or $30,000,000 in the aggregate, in each case in any one (1)-year period that cannot be terminated on less than ninety (90) days’ notice without material payment or penalty;

(v) involves the acquisition from another Person or disposition to another Person, directly or indirectly, of any business or assets (including by merger, consolidation or acquisition, or disposition of stock or assets) for aggregate consideration under such Contract in excess of $15,000,000;

(vi) is with any vendor or supplier of the Company or any of its Subsidiaries who, in the fiscal year ended February 3, 2024, was one of the twenty (20) largest vendors or suppliers based on revenue received from goods sold by the Company and its Subsidiaries from such vendor or supplier;

(vii) is with any service provider of the Company or any of its Subsidiaries who, in the fiscal year ended February 3, 2024, was one of the twenty (20) largest sources of payment obligations of the Company and its Subsidiaries, based on amounts paid or payable (but excluding payments made to such service providers for pass-through payments and expenses);

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(viii) is a Contract relating to Intellectual Property Rights or Company IT Assets, in each case, other than (x) merchandising, promotional and brand licenses entered into in the ordinary course of business, (y) non-exclusive licenses to Company Intellectual Property Rights granted to service providers in the ordinary course of business and (z) non-exclusive licenses to commercially available software or IT Assets with annual or aggregate fees of less than $5,000,000;

(ix) is a Real Property Lease relating to the Leased Real Property that is (A) a distribution center or warehouse or (B) one of the twenty (20) retail stores with the highest net sales during the fiscal year ended February 3, 2024;

(x) except as would not be material to the Company and its Subsidiaries, taken as a whole, or can be terminated on less than ninety (90) days’ notice without material payment or penalty, is a Contract that prohibits the Company or any of its Subsidiaries from (A) engaging or competing in any material line of business, in any geographical location or with any Person or (B) selling any products or services of or to any other Person in any geographic region;

(xi) except as would not be material to the Company and its Subsidiaries, taken as a whole, or can be terminated on less than ninety (90) days’ notice without material payment or penalty, is a Contract that (A) grants “most favored nation” status or is a “requirements” Contract or (B) provides for the purchase of goods or services exclusively from any Third Party;

(xii) is a settlement or similar Contract with respect to any Action involving payments by the Company or its Subsidiaries after the Closing in excess of $25,000,000 in the aggregate or any injunctive or similar equitable obligations that impose material restrictions on the Company or any of its Subsidiaries; or

(xiii) except for compensation, indemnification, employment or other arms-length ordinary course of business arrangements, is a Contract between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders.

(b) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in breach of or default under the terms of any Company Material Contract, except where such breach or default would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would, individually or the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary and, to the Knowledge of the Company, the other parties thereto, except such as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, subject to the Bankruptcy and Equity Exception.

Section 4.17 Real and Personal Property.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, the Company or its Subsidiaries have (i) good and valid marketable fee simple title to all Owned Real Property and (ii) a valid leasehold estate in or right to use all Leased Real Property, in each case free and clear of all Liens except for Permitted Liens.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, (i) each of the leases and subleases of the Leased Real Property (the “Real Property Leases”) is a valid and binding agreement of the Company or one of its Subsidiaries, as the case may be, and, to the Knowledge of the Company, the other parties thereto, is in full force and effect and, subject to the Bankruptcy and Equity Exception, enforceable in accordance with its terms, (ii) neither the Company nor any Subsidiary has received or delivered written notice of any breach or default under any Real Property Lease, (iii) no event has occurred that with notice or lapse of time, or both,

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would constitute a breach or default by the Company, any Subsidiary or any other party under any Real Property Lease, and (iv) there is no pending or threatened (in writing) condemnation or eminent domain proceeding affecting any Real Property.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries has good title to, or a valid leasehold interest in, the tangible personal assets and properties used or held for use by it in connection with the conduct of its business as conducted on the date of this Agreement, free and clear of all Liens other than Permitted Liens.

Section 4.18 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) the Company and each of its Subsidiaries are, and since January 30, 2022, have been, in compliance with all applicable Environmental Laws (including possessing and complying with all material Environmental Permits required for the conduct of their operations and businesses as currently conducted);

(ii) there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and since January 30, 2022, none of the Company or any of its Subsidiaries has received any written notice, in either case, alleging that the Company or such Subsidiary is in violation of, or liable under, any Environmental Law and which notice or Action remains unresolved; and

(iii) to the Knowledge of the Company, there has been no Release of any Hazardous Substances (including by the Company or any of its Subsidiaries at, on or under the Owned Real Property or Leased Real Property) that has resulted or could reasonably be expected to result in liability under Environmental Laws on the part of the Company or any of its Subsidiaries.

Notwithstanding any other representation or warranty contained in this Article IV, the representations and warranties set forth in Section 4.18 are the Company’s sole and exclusive representations and warranties regarding environmental matters, Environmental Laws, Environmental Permits and Hazardous Substances.

Section 4.19 Vote Required. Assuming the accuracy of the representations and warranties in Section 5.13, the only vote required under applicable Law, the Company Charter or the Company Bylaws of the holders of any class or series of capital stock or other equity securities of the Company to approve this Agreement and the transactions contemplated hereby (including the Merger) is the affirmative vote of the holders of shares of Company Common Stock representing two-thirds of the outstanding shares of the Company Common Stock entitled to vote thereon at the Shareholders’ Meeting (the “WBCA Shareholder Approval”). In addition, the approval of this Agreement and the transactions contemplated hereby (including the Merger) shall be subject to the approval by the affirmative vote of holders of shares of Company Common Stock representing a majority of the outstanding shares of the Company Common Stock entitled to vote thereon at the Shareholders’ Meeting other than shares owned, directly or indirectly, by any of the Parent Parties or by any director or officer (within the meaning of Rule 16a-1(f) of the Exchange Act) of the Company (together with the WBCA Shareholder Approval, the “Requisite Shareholder Approvals”).

Section 4.20 Brokers. Except for Morgan Stanley & Co. LLC and Centerview Partners LLC pursuant to the Advisor Engagement Letters, no broker, finder, investment banker or financial advisor is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has, prior to the execution and delivery of this Agreement, made available to Parent true, correct and complete copies of the Company’s engagement letters with Morgan Stanley & Co. LLC and Centerview Partners LLC relating to the transactions contemplated by this Agreement as in effect on the date of this Agreement (the “Advisor Engagement Letters”).

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Section 4.21 Opinion of Financial Advisors. The Special Committee has received the opinions, dated as of the date hereof, of Morgan Stanley & Co. LLC and Centerview Partners LLC that, as of the date hereof and subject to the limitations, qualifications and assumptions set forth in such opinions, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock (other than excluded shares (as defined in such opinions)). A true and complete signed copy of each such opinion will be delivered to Parent after the date hereof solely for informational purposes and on a non-reliance basis following receipt thereof by the Special Committee.

Section 4.22 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) each material insurance policy held or maintained by the Company and its Subsidiaries (other than any insurance policy held in connection with a Company Benefit Plan) (each an “Insurance Policy” and collectively, the “Insurance Policies”) is in full force and effect and all premiums due thereon have been paid in full, (b) neither the Company nor any of its Subsidiaries has received a written notice of cancellation from the insurer(s) of any such Insurance Policy, (c) to the Knowledge of the Company, the Company and its Subsidiaries are in compliance with all conditions contained in the Insurance Policies, (d) there are no material claims pending under any of such Insurance Policies as to which coverage has been denied or disputed by the insurers of such policies or in respect of which such insurers have reserved their rights, other than those reservations of rights issued in the ordinary course of business and (e) to the Knowledge of the Company, all claims under which coverage under any such Insurance Policy is available have been appropriately tendered to the applicable insurers.

Section 4.23 Takeover Statutes. Assuming the accuracy of the representations and warranties in Section 5.13, (a) the Company Board has taken all necessary action such that the restrictions imposed on significant business transactions by Chapter 23B.19 of the WBCA are inapplicable to this Agreement and the Merger, and (b) no other “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law (collectively, “Takeover Laws”) is applicable to this Agreement, the Merger or any other transaction contemplated by this Agreement. The Shareholder Rights Agreement is inapplicable to the Merger.

Section 4.24 No Other Representations or Warranties.

(a) Except for the representations and warranties expressly set forth in this Article IV, neither the Company nor any other Person on behalf of the Company makes, or has made (and the Company, on behalf of itself, each of the Company’s Subsidiaries and their respective Affiliates and Representatives, hereby disclaims), any express or implied representation or warranty with respect to the Company or any of the Company’s Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to the Parent Parties or their Representatives, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement. None of the Company, any of the Company’s Subsidiaries or any other Person makes (and the Company, on behalf of itself, each of the Company’s Subsidiaries, and their respective Affiliates and Representatives, hereby disclaims) any express or implied representation or warranty (including as to completeness or accuracy) to the Parent Parties or their Representatives with respect to, and none of the Company, the Company’s Subsidiaries or any other Person shall be subject to, any liability to the Parent Parties or their Representatives or any other Person resulting from, the Company, the Company’s Subsidiaries or their respective Affiliates or Representatives providing or making available to the Parent Parties or their Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to the Parent Parties or their Representatives in connection with presentations by the Company’s management or information made available on any electronic data room for “Project Norse” and maintained by the Company for purposes of the Merger and the other transactions contemplated by this Agreement, including the electronic data room hosted by Datasite under the title Norse (collectively, the “VDR”).

(b) Except for the representations and warranties contained in Article V, the Company acknowledges and agrees that (i) none of Parent or Acquisition Sub or any other Person on behalf of Parent or Acquisition Sub makes, or has made, any express or implied representation or warranty with respect to

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Parent or Acquisition Sub, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and the Company is not relying on any representation, warranty or other information of any Person except for those expressly set forth herein or in the other Transaction Documents, and (ii) no Person has been authorized by Parent or Acquisition Sub on behalf of Parent or Acquisition Sub to make any representation or warranty relating to Parent or Acquisition Sub or their respective business or otherwise in connection with this Agreement and the Merger, and, if made, such representation or warranty shall not be relied upon by the Company as having been authorized by either such entity.

Article V

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Except as disclosed in the Parent Disclosure Letter (subject to Section 9.3(b)), Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization and Qualification. Each of Parent and Acquisition Sub is a corporation, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other legal entity power and authority to conduct its business as it is now being conducted, except where the failure to be so organized or existing or to be in good standing or to have such power and authority as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Acquisition Sub is duly qualified or licensed to do business and (to the extent applicable) is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and (to the extent applicable) in good standing as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation and bylaws of Parent and Acquisition Sub, as in effect on the date of this Agreement, and neither Parent nor Acquisition Sub is in violation of any provision of such documents applicable to it.

Section 5.2 Authority Relative to Agreement.

(a) Each of Parent and Acquisition Sub has all necessary entity power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by Parent and Acquisition Sub, and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary entity action by Parent and Acquisition Sub, and no other legal entity action on the part of Parent and Acquisition Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Acquisition Sub and, assuming due authorization, execution and delivery of this Agreement by the other party hereto, constitutes a legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The board or directors of Parent has unanimously approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, in each case, by resolutions duly adopted, which resolutions have not been subsequently rescinded, withdrawn or modified in a manner adverse to the Company. No vote of, or consent by, the holders of any class or series of capital stock of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, or otherwise required by the certificate of incorporation or bylaws of Parent, applicable Law (including any shareholder approval provisions under the rules of any applicable securities exchange) or any Governmental Authority.

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(c) The board of directors of Acquisition Sub has unanimously (i) determined and declared that this Agreement and the consummation by Acquisition Sub of the transactions contemplated by this Agreement, including the Merger, are in the best interests of Acquisition Sub and its sole shareholder, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation by Acquisition Sub of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, (iii) directed that this Agreement be submitted to the shareholder of Acquisition Sub to be approved and (iv) upon the terms and subject to the conditions of this Agreement, resolved to recommend approval of this Agreement by the shareholder of Acquisition Sub in accordance with Section 23B.11A.040 of the WBCA.

Section 5.3 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the consummation by Parent and Acquisition Sub of the transactions contemplated hereby will (i) violate any provision of Parent’s, Acquisition Sub’s or any of their respective Subsidiaries’ certificate of incorporation or bylaws (or equivalent organizational documents), (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 5.3(b) have been obtained or made, as applicable, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to Parent or any of its Subsidiaries (including Acquisition Sub) or by which any property or asset of Parent or any of its Subsidiaries (including Acquisition Sub) is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, any Contract to which Parent or any of its Subsidiaries (including Acquisition Sub) is a party, or by which any of their respective properties or assets is bound, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults or rights of termination, acceleration or cancellation as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent or any of its Subsidiaries (including Acquisition Sub) in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with the applicable requirements of the Securities Act and the Exchange Act, including the filing with the SEC of the Proxy Statement in preliminary and definitive forms, the filing of the Schedule 13E-3, and the applicable requirements of and filings with the SEC under the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary, (iii) applicable requirements under any applicable international, federal or state securities Laws or “Blue Sky Laws,” (iv) such filings as may be required in connection with any Transfer Taxes, (v) filings as may be required under the rules and regulations of the NYSE, (vi) compliance with and filings or notifications under the HSR Act or other Antitrust Laws, including the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, Consents, waiting periods or agreements required under the HSR Act or any other applicable Antitrust Laws, and (vii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4 Litigation. As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, nor is there any Order of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, Parent or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened seeking to prevent, enjoin, hinder, modify, delay or challenge the Merger or any of the other transactions contemplated by this Agreement.

Section 5.5 Absence of Certain Agreements. Except for the Rollover and Support Agreements, the Financing Commitments, and agreements, arrangements and understandings solely among the Parent Parties, no Parent Party has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or

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understanding (in each case, whether oral or written) with any shareholders, officers, directors, employees or Affiliates of the Company or its Subsidiaries (a) relating to (i) this Agreement or the Merger or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; (b) pursuant to which any shareholder of the Company (i) would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (ii) agrees to vote to approve this Agreement or the Merger or (iii) agrees to vote against any Superior Proposal; or (c) pursuant to which any Third Party has agreed to provide, directly or indirectly, equity capital to Parent, Acquisition Sub, other Parent Parties or the Company to finance in whole or in part the Merger.

Section 5.6 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Parent Parties expressly for inclusion or incorporation by reference in the Proxy Statement, Schedule 13E-3 or Other Required Filing will, at the date the Proxy Statement and Schedule 13E-3 are first mailed to the shareholders of the Company (with respect to the Proxy Statement and Schedule 13E-3), the time that any Other Required Filing is filed with the SEC (with respect to any such Other Required Filing), and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Acquisition Sub with regard to statements made therein based on information supplied by or on behalf of the Company (or any of its Affiliates) for inclusion therein.

Section 5.7 Financing; Sufficient Funds.

(a) Parent has delivered to the Company (i) a true, correct and complete copy of an executed debt commitment letter, dated as of the date hereof, from the Debt Financing Sources party thereto to Parent, together with true, correct and complete copies of any related executed fee letters (provided that, solely with respect to any such fee letters, the economic, financial or “flex” terms (none of which affects availability, timing, conditionality, enforceability, termination or aggregate principal amount of such financing) may be redacted in a customary manner from such true, correct and complete copies) (collectively, including all exhibits, schedules, amendments, supplements, modifications and annexes thereto, the “Debt Commitment Letter” and together with the Equity Commitment Letter and the Rollover and Support Agreements, the “Financing Commitments”), pursuant to which, and subject to the terms and conditions thereof, the Debt Financing Sources party thereto have committed to lend to Parent the aggregate amount of debt financing set forth therein on the terms and conditions set forth therein (together with any alternative debt financing arranged pursuant to Section 6.11(d), the “Debt Financing” and together with the Equity Financing, the “Financing”) and (ii) a true, correct and complete copy of the executed Equity Commitment Letter. The Equity Commitment Letter expressly provides and will continue to expressly provide that the Company is a third-party beneficiary thereof.

(b) As of the date hereof, the Financing Commitments are in full force and effect and have not been restated, modified, amended or supplemented in any respect or waived and no such restatement, modification, amendment, supplement or waiver is contemplated, and the respective obligations and commitments contained in the Financing Commitments have not been withdrawn, reduced, rescinded, amended, restated, otherwise modified or repudiated in any respect or terminated and no such withdrawal, reduction, rescission, amendment, restatement, other modification, repudiation or termination is contemplated. The Equity Commitment Letter and the Rollover and Support Agreements, in the forms so delivered, constitute legal, valid and binding obligations of each of the Parent Parties that are party thereto and are enforceable in accordance with their respective terms against each of the Parent Parties that are party thereto, subject to the Bankruptcy and Equity Exception. The Debt Commitment Letter, in the form so delivered, constitutes legal, valid and binding obligations of Parent and Acquisition Sub, as applicable, and (to the Knowledge of Parent and Acquisition Sub) the Debt Financing Sources party thereto and is enforceable in accordance with its terms against Parent and Acquisition Sub and (to the Knowledge of Parent and Acquisition Sub) against each of the Debt Financing Sources party thereto, subject to the Bankruptcy and Equity Exception. There are no engagement letters, side letters or other agreements, arrangements or understandings (in each case, whether oral or written) to which any Parent Party is a party relating to the Financing or the Rollover that could reasonably be expected to affect the conditionality, amount, availability, enforceability or termination of the Financing or the consummation of the Financing or the Rollover. As of the date hereof, neither Parent nor Acquisition Sub, nor (with respect to the Debt Financing,

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to the Knowledge of Parent and Acquisition Sub) any other party to any of the Financing Commitments, is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in any Financing Commitment, and no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would or would reasonably be expected to (A) constitute or result in a default under or breach on the part of Parent or Acquisition Sub, or (with respect to the Debt Financing, to the Knowledge of Parent and Acquisition Sub) on the part of any other party, under the Financing Commitments, or (B) constitute or result in a failure by Parent or Acquisition Sub or (with respect to the Debt Financing, to the Knowledge of Parent and Acquisition Sub) any other party to the Financing Commitments to satisfy, or any delay in satisfaction of, any condition or other contingency to the full funding of the Financing or the consummation of the Rollover, as applicable, under the Financing Commitments. Assuming satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2, and the compliance in all material respects by the Company with its obligations under Section 6.12, neither Parent nor Acquisition Sub has reason to believe (both before and after giving effect to any flex provisions contained in the Debt Commitment Letter) that it or the other parties thereto will be unable to satisfy on a timely basis, and in any event, not later than the Closing, any term or condition of the Financing Commitments required to be satisfied by it or such other parties or that the full amounts committed pursuant to the Financing Commitments will not be established or made available, as applicable, on the Closing Date or the total number of Rollover Shares will not be contributed on the Closing Date if the terms or conditions to be satisfied by it contained in the applicable Financing Commitments are satisfied. Parent and Acquisition Sub have fully paid any and all commitment fees or other fees or deposits required by the Financing Commitments or the Financing, in each case, to be paid on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing. The aggregate proceeds from the Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of “flex” (including any original issue discount flex)) when funded in accordance with the Financing Commitments, together with Company Cash on Hand not exceeding the Company Cash Amount, are sufficient and available to fund all of the amounts required to be provided by Parent or Acquisition Sub for the consummation of the transactions contemplated hereby, fund the payment of the Aggregate Merger Consideration, the Special Dividend Payment, the Debt Payoff Amount and all amounts payable pursuant to Section 3.3, and fund the payment of all associated costs and Expenses of the Merger (including any fees (including original issue discount), premiums and expenses related to the transactions contemplated hereby, including the Financing) (collectively, the “Funding Obligations” and such sufficient proceeds, the “Funds”). There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full net proceeds (or any portion) of the Financing or the consummation of the Rollover at or prior to the Closing, other than as expressly set forth in the Financing Commitments as in effect on the date hereof. Notwithstanding anything contained in this Agreement to the contrary, but subject to the limitations on the Company’s ability to seek an injunction, specific performance or other equitable remedies to enforce Parent’s and Acquisition Sub’s obligations to consummate the Merger and to enforce Liverpool’s obligation to provide the Equity Financing set forth in Section 9.12(a), Parent and Acquisition Sub acknowledge and agree that their respective obligations hereunder are not conditioned in any manner whatsoever upon obtaining the Funds to satisfy the Funding Obligations, including the availability of any amount of Company Cash on Hand, or consummating the Financing or the Rollover.

(c) Neither Parent nor any of its Subsidiaries (including Acquisition Sub) has any indebtedness for borrowed money outstanding as of the date hereof.

(d) Prior to the execution and delivery of this Agreement, Parent has made available to the Company true, correct and complete copies of all written communications and materials provided to any of the Rating Agencies by the Parent Parties or their Representatives relating to the Company, its Subsidiaries, or the transactions contemplated by this Agreement prior to the date hereof. All material oral communications made by the Parent Parties or their Representatives to any of the Rating Agencies relating to the Company, its Subsidiaries, or the transactions contemplated by this Agreement prior to the date hereof are consistent with the written communications and materials described in the first sentence of this Section 5.7(d) and any written materials from the Rating Agencies relating to the transactions contemplated by this Agreement made available to the Company prior to the date hereof.

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Section 5.8 Guaranties. Concurrently with the execution of this Agreement, Parent and Acquisition Sub have delivered to the Company the duly executed Guaranties of the Guarantors, dated as of the date hereof. Each of the Guaranties has been duly and validly executed and delivered by the applicable Guarantor and is in full force and effect and is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms (subject to the Bankruptcy and Equity Exception), and no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would or would reasonably be likely to constitute or result in a default under or breach on the part of any Guarantor of the applicable Guaranty.

Section 5.9 Capitalization. All of the issued and outstanding share capital of Acquisition Sub is, and at the Effective Time will be, owned by Parent. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other transactions contemplated by this Agreement. All of the issued and outstanding share capital of Parent is, and except as a result of the transactions contemplated by the Equity Commitment Letter and the Rollover and Support Agreements, through the Effective Time will be owned by the Persons set forth on Section 5.9 of the Parent Disclosure Letter.

Section 5.10 Investment Intention. Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation will not be registered under the Securities Act or any Blue Sky Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable Blue Sky Laws or pursuant to an exemption from any such registration.

Section 5.11 Brokers. Except for Moelis & Company LLC and J.P. Morgan Securities LLC, no broker, finder, investment banker, consultant or intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Parent Parties.

Section 5.12 Solvency. None of Parent, Acquisition Sub or the other Parent Parties is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of Parent, Acquisition Sub, the other Parent Parties or any of their respective Subsidiaries (which, for purposes of this Section 5.12, shall include the Company and its Subsidiaries). Each of Parent and Acquisition Sub is Solvent as of the date hereof, and assuming that (a) the conditions to the obligations of Parent to consummate the Merger set forth in Article VII have been satisfied or waived, (b) the accuracy in all material respects as of the date hereof and as of the Closing of the representations and warranties of the Company set forth in Article IV hereof, and (c) any repayment or refinancing of indebtedness pursuant to Section 6.19, each of Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement, including the Financing, and the Funding Obligations, be Solvent at and immediately after the Effective Time. As used in this Section 5.12, the term “Solvent” means, with respect to a particular date, that on such date, (a) Parent and Acquisition Sub, and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, are able to pay their respective indebtedness and other liabilities, contingent or otherwise, as the indebtedness and other liabilities become due in the ordinary course of business, (b) the present fair saleable value of Parent’s and Acquisition Sub’s total assets exceed the value of their total liabilities, including a reasonable estimate of the amount of all contingent and other liabilities of each of Parent and Acquisition Sub and, after the Merger, each of Parent and the Surviving Corporation and its Subsidiaries and (c) each of Parent and Acquisition Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 5.12, (i) the amount of any “contingent and other liabilities” at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, (ii) “present fair and saleable value” means the aggregate amount of net consideration (giving effect to reasonable and customary costs of sale or taxes, where the probable amount of any such taxes is reasonably identifiable) that could be expected to be realized from an interested purchaser by a seller, in an arm’s length transaction under present conditions in a current market for the sale of assets of

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a comparable business enterprise, where both parties are aware of all relevant facts and neither party is under any compulsion to act, where such seller is interested in disposing of the entire operation as a going concern, presuming the business will be continued, in its present form and character, and with reasonable promptness, (iii) “indebtedness” means any liability on a claim and (iv) “claim” means (A) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (B) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 5.13 Share Ownership. Except for any Person who became an “acquiring person” (as defined in Section 23B.19.020 of the WBCA) prior to the date that is five (5) years before the date hereof, no Parent Party (or any “affiliate” or “associate” thereof, as such terms are defined in Section 23B.19.020 of the WBCA), nor any partnership, syndicate, or other group acting for the purpose of acquiring, holding, or dispersing of any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company that included one or more Parent Parties became an “acquiring person” before the approval by a majority of the members of the Company Board of such Person’s “share acquisition time” (as defined in Section 23B.19.020 of the WBCA). Except as set forth on Section 5.13 of the Parent Disclosure Letter, none of the Parent Parties beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), as of the date of this Agreement, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company, or is a party as of the date of this Agreement, or will at any time prior to the Closing Date become a party to any agreement, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company.

Section 5.14 Acknowledgment of Disclaimer of Other Representations and Warranties.

(a) Each of Parent and Acquisition Sub acknowledges that the Parent Parties (i) have received full and complete access to (A) such books and records, facilities, properties, premises, equipment, Contracts and other properties and assets of the Company and its Subsidiaries which they and their Representatives and such Affiliates have desired or requested to see or review and (B) the VDR, (ii) have had full opportunity to meet with the officers and employees of the Company and its Subsidiaries and to discuss the business and assets of the Company and its Subsidiaries and (iii) have had an adequate opportunity to make such legal, factual and other inquiries and investigation as they deem necessary, desirable or appropriate with respect to the Company and each of its Subsidiaries.

(b) Except for the representations and warranties expressly set forth in this Article V and the other Transaction Documents, neither Parent nor Acquisition Sub nor any other Person on behalf of Parent or Acquisition Sub makes (and Parent, on behalf of itself, the other Parent Parties, and their respective Representatives, hereby disclaims) any express or implied representation or warranty with respect to Parent, Acquisition Sub, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement, the Merger or the other transactions contemplated hereby, including as to the accuracy or completeness of any information.

(c) Except for the representations and warranties expressly set forth in Article IV, each of the Parent Parties acknowledges and agrees that (i) none of the Company, the Company’s Subsidiaries or any other Person on behalf of the Company or any of the Company’s Subsidiaries makes, or has made, any express or implied representation or warranty with respect to the Company or any of the Company’s Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to the Parent Parties or their Representatives, including with respect to the Company and its Subsidiaries respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and the Parent Parties and their Representatives are not relying on, and waive any claim based on reliance on, any representation, warranty or other information of the Company or any Person

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except for those expressly set forth in Article IV, and (ii) no Person has been authorized by the Company, the Company’s Subsidiaries or any other Person on behalf of the Company to make any representation or warranty relating to the Company, its Subsidiaries or their respective businesses or otherwise in connection with this Agreement, the Merger or the other transactions contemplated hereby, and if made, such representation or warranty shall not be relied upon by the Parent Parties as having been authorized by such entity. Without limiting the generality of the foregoing, the Parent Parties acknowledge and agree that none of the Company, any of the Company’s Subsidiaries or any other Person has made a representation or warranty (including as to accuracy or completeness) to the Parent Parties with respect to, and none of the Company, any of the Company’s Subsidiaries or any other Person shall be subject to any liability to the Parent Parties or any other Person resulting from, the Company or any of the Company’s Subsidiaries or their respective Representatives or Affiliates providing, or making available, to the Parent Parties or their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to the Parent Parties or their respective Representatives in connection with presentations by the Company’s management or in the VDR. Parent and Acquisition Sub acknowledge that there are uncertainties inherent in attempting to make estimates, projections, budgets, pipeline reports and other forecasts and plans, that they are familiar with such uncertainties and that each of Parent and Acquisition Sub is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, budgets, pipeline reports and other forecasts and plans so furnished to it, including the reasonableness of the assumptions underlying such estimates, projections, budgets, pipeline reports and other forecasts and plans. Each of the Parent Parties acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition (financial or otherwise), operations, assets and business of the Company and its Subsidiaries and, in making its determination to proceed with the Merger and the other transactions contemplated by this Agreement, each of the Parent Parties has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article IV and has not relied, directly or indirectly, on any materials or information made available to the Parent Parties or their Representatives by or on behalf of the Company.

Article VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1 (the “Pre-Closing Period”), except as (a) may be required by Law, any Governmental Authority or the rules or regulations of the NYSE, (b) the Company determines, in its reasonable discretion, may be necessary in accordance with any Pandemic Measures or otherwise in response to a Pandemic, (c) may be consented to in writing (email being sufficient) by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (d) may be required or contemplated pursuant to this Agreement or (e) set forth in Section 6.1 of the Company Disclosure Letter, (i) the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its operations in all material respects in the ordinary course of business, and to the extent consistent therewith, the Company shall use its commercially reasonable efforts to preserve intact its business in all material respects; and (ii) the Company shall not, and shall not permit any of its Subsidiaries to:

(A) amend (1) the Company Charter or the Company Bylaws or (2) the equivalent organizational or governing documents of any of its Subsidiaries in any way that would reasonably be expected to be adverse to Parent;

(B) adjust, split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests of the Company (other than repurchases or retention of shares of the Company Common Stock in connection with the exercise, vesting or settlement of Company Options, RSU Awards and PSU Awards or as required by the Shareholder Rights Agreement) or any of the Company’s Subsidiaries;

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(C) issue, reissue, sell, pledge, dispose, encumber or grant any shares of capital stock or other equity interests in the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or equity interests of the Company or any of its Subsidiaries, other than (1) transactions between or among the Company and its direct or indirect wholly-owned Subsidiaries that do not involve or require the issuance of any shares of capital stock in the Company or its Subsidiaries, (2) the crediting of Stock Units to participant accounts under the Deferred Compensation Plans in the ordinary course of business and consistent with past practice, (3) the issuance of shares of Company Common Stock upon the exercise of Company Options or under the Company Stock Purchase Plan, the vesting of RSU Awards or PSU Awards and the settlement of Stock Units, in each case outstanding as of the date hereof or otherwise permitted to be granted hereunder, (4) the issuance of securities by a Subsidiary of the Company to the Company or another direct or indirect wholly-owned Subsidiary of the Company, (5) encumbrances or pledges of shares of capital stock or other equity interests of the Company or any of its direct or indirect wholly-owned Subsidiaries to the extent constituting Permitted Liens or (6) as required by the Shareholder Rights Agreement;

(D) other than (x) quarterly cash dividends made in the ordinary course of business in an amount not greater than $0.19 per share, (y) a “stub period” cash dividend (the “Stub Period Dividend”) contingent upon the occurrence of the Closing and payable to shareholders of record as of a date that is no later than one trading day prior to Effective Time equal to the product of (1) the number of days from the record date for payment of the last quarterly dividend paid by the Company prior to the Effective Time through and including immediately prior to the Effective Time and (2) a daily dividend rate determined by dividing the amount of the last quarterly dividend prior to the Effective Time by ninety-one (91) and (z) the Special Dividend (provided, that the Company is not required to declare such dividends, and if declared, the record date of any such cash dividends shall be prior to the Rollover), declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of the Company, whether payable in cash, stock, property or a combination thereof;

(E) except as required by applicable Law or under the terms of a Company Benefit Plan in effect on the date of this Agreement, (1) increase or commit to increase the compensation or benefits of any Person who is employed by or provides services to the Company or any of its Subsidiaries as, or in a more senior position to, Vice President (a “Senior Employee”); (2) enter into, establish, adopt, amend or terminate any Company Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement; (3) grant to any Senior Employee any (x) severance, termination or retention payments or benefits, (y) payments or benefits triggered by a change in control or by the consummation of the transactions contemplated by this Agreement or (z) bonuses, long-term cash awards, or equity, equity-based or incentive compensation; (4) take any action to accelerate the time of vesting or payment or lapsing of restrictions, or fund or in any way secure the payment of, compensation or benefits under any Company Benefit Plan, including any equity or equity-based awards; (5) hire, engage or terminate (other than for cause) any Person who is employed by or provides services to the Company or any of its Subsidiaries as, or in a more senior position to, Senior Vice President or as an individual service provider of the Company or any of its Subsidiaries in a substantially equivalent role to a Senior Vice President or more senior position; (6) grant any current or former director, officer, employee or other individual service provider of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for any Taxes, including any Taxes

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incurred under Section 409A or 4999 of the Code; or (7) enter into any collective bargaining agreement or similar labor agreement or voluntarily recognize any labor union, works council, or other labor organization;

(F) acquire (including by merger, consolidation or acquisition of stock or assets), except in respect of any merger, consolidation, business combination between or among the Company and its direct or indirect wholly-owned Subsidiaries or between or among the Company’s direct or indirect wholly-owned Subsidiaries, any material equity interest in or business of any Person, except with respect to acquisitions (1) in the ordinary course of business consistent with past practice, (2) pursuant to agreements in effect prior to the execution of this Agreement or (3) with a purchase price not exceeding $10,000,000 individually or $30,000,000 in the aggregate (excluding any earn-out or similar contingent, deferred or fixed payment obligations in connection with any such acquisition);

(G) sell, lease, license, transfer, assign, abandon, sublease, mortgage, pledge or otherwise encumber or dispose of any assets or rights (including Intellectual Property Rights) of the Company or its Subsidiaries, except (1) assets and rights that are not material to the Company and its Subsidiaries, taken as a whole, (2) (x) sales, transfers or other disposals of Company products, services, inventory, or fixtures and (y) grants of non-exclusive licenses (including merchandising, promotional and brand licenses and Intellectual Property Rights), in each case in the ordinary course of business, (3) any mortgages, pledges or encumbrances as required under the loan documents governing the Existing Credit Agreement, (4) pursuant to Contracts to which the Company or any of its Subsidiaries is a party as of the date hereof, (5) sales or dispositions made in connection with any transaction between or among the Company and any of its direct or indirect wholly-owned Subsidiaries or between or among any of its direct or indirect wholly-owned Subsidiaries, (6) sales or disposals of any marketable securities, any similar securities, and any other investments in order to permit the net proceeds to be used to satisfy the Company Cash Amount; (7) for properties or assets not currently used in the business of the Company or any of its Subsidiaries; (8) statutory expirations of registered Intellectual Property Rights, (9) Permitted Liens or (10) the Notes Security Grant;

(H) incur any indebtedness for borrowed money (including issue any debt securities, assume or guarantee any such indebtedness for any Person (other than a direct or indirect wholly-owned Subsidiary of the Company) for borrowed money), except for indebtedness or guarantees (1) that do not exceed $30,000,000 in an aggregate principal amount at any time outstanding, (2) up to $150,000,000 in an aggregate principal amount at any time outstanding during the Pre-Closing Period under the Existing Credit Agreement, (3) relating to capital leases and equipment financing entered into as part of the capital expenditures permitted under clause (O) of this Section 6.1 in the ordinary course of business, (4) for surety or performance bonds (and related guarantees) that do not exceed $10,000,000 individually or in the aggregate, (5) between or among the Company or any of its direct or indirect wholly-owned Subsidiaries or between or among any of its direct or wholly-owned indirect Subsidiaries, or (6) any Notes Guarantee;

(I) make any loans, advances or capital contributions to or investments in any Person (other than (1) between or among the Company or any direct or indirect wholly-owned Subsidiary of the Company, (2) accounts receivable and extensions of credit in the ordinary course of business and (3) advances of travel and relocation expenses to directors, officers and employees in the ordinary course of business and consistent with past practice);

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(J) (1) amend, prepay or repay, modify or terminate or grant a waiver of any rights under any of the Company Material Contracts described in Section 4.16(a)(iii) (other than scheduled repayments in accordance with the terms of any such Company Material Contracts or any termination of undrawn commitments, repayment of revolving obligations under the Existing Credit Agreement, any Notes Guarantee or the Notes Security Grant), (2) amend or modify, terminate (other than any termination in accordance with the terms thereof that occurs automatically or any termination relating to a counterparty’s material breach) or grant a waiver of any rights under any Company Material Contract, in each case, in a manner that would be material and adverse to the Company and its Subsidiaries, taken as a whole, or (3) enter into a new Contract (other than renewals or extensions of a Company Material Contract on terms that are not materially less favorable to the Company and its Subsidiaries, taken as a whole, than the existing Company Material Contract) that (x) would have been a Company Material Contract of the types described in clauses (iv), (x), (xi) and (xiii) of Section 4.16(a) if it had been in effect on the date hereof or (y) that contains a change in control provision in favor of the other party or parties thereto that would prohibit, or give such party or parties a right to terminate such agreement as a result of, the Merger or would require a payment to or give rise to any rights to such other party or parties as a result of the transactions contemplated hereby, which Contract, payment or rights would be material to the Company and its Subsidiaries, taken as a whole;

(K) make any material change to its non-Tax related methods of accounting in effect as of February 4, 2024, except (1) as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority of competent jurisdiction, (2) as required or recommended by the Company’s auditors in connection with an audit or review of the Company’s financial statements, (3) to permit the audit of the Company’s financial statements in compliance with GAAP, (4) as required by a change in applicable Law or (5) as disclosed in the Company SEC Documents;

(L) except as required by applicable Law, (1) amend any previously filed federal income Tax Return or other material Tax Return of the Company or any of its Subsidiaries; (2) other than with respect to any transaction conducted at arms’ length with a third party, incur any material liabilities for Taxes other than in the ordinary course of business, (3) make, revoke or change any material Tax election of the Company or its Subsidiaries; (4) adopt or change any material accounting method with respect to Taxes or change an annual accounting period; (5) settle, consent to or compromise any material Tax claim or assessment relating to the Company or any of its Subsidiaries; (6) enter into any closing agreement or advance pricing agreement (or similar agreement) in respect of a material Tax; (7) surrender any right to claim a refund for material Taxes; or (8) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment relating to the Company or any of its Subsidiaries (other than any automatic extension of time in which to file a Tax Return);

(M) dissolve, wind-up or liquidate (or adopt or enter into a plan of complete or partial liquidation or dissolution), merge, consolidate, restructure, recapitalize or reorganize the Company, other than the Merger;

(N) settle or compromise any Action that would be material to the Company and its Subsidiaries, taken as a whole, other than (1) in the ordinary course of business, (2) settlements or compromises of Actions where the amount paid (less the amount reserved for such matters by the Company or otherwise covered by insurance) in settlement or compromise, in each case, does not exceed, on an individual basis, the amount set forth in clause (N) of Section 6.1 of the Company Disclosure Letter or (3) any Action with respect to which an insurer or other

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Third Party (but neither the Company nor any of its Subsidiaries) has the right to control the decision to compromise or settle such Action, or the Company is contractually obligated not to unreasonably delay, condition or withhold its consent to such Third Party’s decision to compromise or settle such Action; provided that (x) in connection with any of the foregoing clauses (1), (2) and (3), neither the Company nor any of its Subsidiaries shall agree or permit to be agreed to any restrictions with respect to their assets or the conduct of their respective businesses that are material to the Company and its Subsidiaries, taken as a whole, and (y) the compromise or settlement of an Action that is subject to Section 6.17 shall be governed by the terms of that section;

(O) (x) incur or commit to incur any capital expenditure(s) for the fiscal years ended February 1, 2025 and January 31, 2026 in excess of $10,000,000 other than those consistent with the capital expenditure budgets set forth in clause (O) of Section 6.1 of the Company Disclosure Letter or those that do not exceed 105% of the budgeted amounts set forth therein or (y) commit to incur capital expenditures in the fiscal year ending February 6, 2027 or future fiscal years, other than such commitments made in the ordinary course of business and approved in a manner consistent with the Company’s capital expenditure policy in effect as of the date hereof;

(P) cancel or fail to use commercially reasonable efforts to prevent the termination of any Insurance Policy or any lapse of the coverage thereunder, unless simultaneously with such cancellation, termination or lapse replacement coverage equal to or greater than the existing coverage is in full force and effect with no gap in coverage;

(Q) engage in any plant closing, mass layoff or other action which would trigger the notice requirements pursuant to the WARN Act; or

(R) authorize or enter into any Contract to do any of the foregoing.

Section 6.2 Preparation of the Proxy Statement and Schedule 13E-3; Shareholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, (i) the Company shall prepare and file with the SEC a preliminary Proxy Statement and (ii) the Company and Parent shall jointly prepare and file with the SEC a Rule 13E-3 transaction statement on Schedule 13E-3, with each to be filed concurrently. Each of Parent and the Company shall furnish to the other party all information concerning, in the case of Parent, the Parent Parties, and in the case of the Company, the Company and its Affiliates, that is required or reasonable to be included in the Proxy Statement and Schedule 13E-3 and shall promptly provide such other assistance in connection with the preparation, filing and distribution of the Proxy Statement and Schedule 13E-3 as may be reasonably requested by the other party from time to time. The parties shall use their respective reasonable best efforts to have the Proxy Statement and Schedule 13E-3 cleared by the SEC as promptly as reasonably practicable after such filing. Each party shall promptly notify the other party upon the receipt of any comments from the SEC or the staff of the SEC regarding the Proxy Statement, Schedule 13E-3 or any Other Required Filing or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, Schedule 13E-3 or any Other Required Filing. Each party shall promptly provide the other party with copies of all correspondence between such party and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the Schedule 13E-3, any Other Required Filing or the transactions contemplated by this Agreement. Each party shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement or the Schedule 13E-3. Prior to filing or mailing of the Proxy Statement and Schedule 13E-3 or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company and Parent, as applicable, shall provide the other party with a reasonable opportunity to review and to propose comments on such document or response, in each case except to the extent prohibited by Law or to the extent relating to a Competing Proposal, which comments such party shall consider and include or

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incorporate in such documents or responses unless such party objects thereto in good faith. The Company shall cause the Proxy Statement and Schedule 13E-3 to be disseminated to the Company’s shareholders in definitive form as promptly as reasonably practicable following clearance thereof with the SEC.

(b) If the Company or any of the Parent Parties is required to file any document with the SEC other than the Proxy Statement and Schedule 13E-3 in connection with the Merger or the Shareholders’ Meeting pursuant to applicable Law (an “Other Required Filing”), then such Person shall (or, if such Person is a Parent Party other than Parent or Acquisition Sub, Parent shall cause such Person to) promptly prepare and file such Other Required Filing with the SEC. Prior to filing an Other Required Filing or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, to the extent reasonably practicable, the filing Person shall (or, if such filing Person is a Parent Party other than Parent or Acquisition Sub, Parent shall cause such Person to) provide the Company (with respect to a filing by any Parent Party) or Parent (with respect to a filing by the Company) with a reasonable opportunity to review and to propose comments on such document or response, in each case except to the extent prohibited by Law or to the extent relating to a Competing Proposal, which comments such Person shall (or, if such Person is a Parent Party other than Parent or Acquisition Sub, which comments Parent shall cause such Person to) consider and include or incorporate in such documents or responses unless such party objects thereto in good faith.

(c) If, at any time prior to the Shareholders’ Meeting, any information relating to the Company, the Parent Parties, or any of their respective Affiliates, officers or directors, or any transaction any of them have entered, or are contemplating entering, into in connection with this Agreement, is discovered by the Company, Parent or Acquisition Sub that should be set forth in an amendment or supplement to the Proxy Statement or Schedule 13E-3 so that the Proxy Statement or Schedule 13E-3 (or any amendment or supplement thereto) would not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties thereof. Following such notification, the Company or Parent, as applicable, shall prepare an appropriate amendment or supplement of the Proxy Statement or Schedule 13E-3 containing such information, and such party shall, as promptly as reasonably practicable, file such amendment or supplement with the SEC and, to the extent the Company determines it is required by applicable Law, promptly disseminate any such amendment or supplement to the Proxy Statement to the Company’s shareholders.

(d) The Company shall, as promptly as practicable following the date on which the SEC confirms that it has no comments or no further comments on the Proxy Statement and Schedule 13E-3, give notice of and duly call, convene and hold a meeting of its shareholders for the purpose of obtaining the Requisite Shareholder Approvals (including any postponement, recess or adjournment thereof, the “Shareholders’ Meeting”). Notwithstanding anything in this Agreement to the contrary, the Company may, in its reasonable discretion after consultation with Parent, postpone, recess or adjourn the Shareholders’ Meeting and may change the record date thereof, (i) in the event of an absence of a quorum necessary to conduct the business of the Shareholders’ Meeting, (ii) to the extent as may be necessary or advisable, in the judgment of the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee, to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith is necessary under applicable Law to be disseminated and reviewed by the Company’s shareholders prior to the Shareholders’ Meeting, or (iii) to allow additional solicitation of votes in order to obtain the Requisite Shareholder Approvals; provided that without the written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), in no event shall the Shareholders’ Meeting be postponed, recessed or adjourned (x) more than two times (except as may be required by Law) or (y) to a date that is less than five (5) Business Days before the Outside Date. Unless the Company Board or the Special Committee has effected an Adverse Recommendation Change pursuant to Section 6.5(e) or Section 6.5(f), the Company shall, through the Company Board, provide the Company Recommendation and include the Company Recommendation in the Proxy Statement. Unless there has been an Adverse Recommendation Change pursuant to Section 6.5(e) or Section 6.5(f) or this Agreement has been terminated in accordance with its terms, the Company shall use its reasonable best efforts to: (A) solicit proxies in favor of the Requisite Shareholder Approvals, (B) at Parent’s request, retain a proxy solicitor on customary terms in connection with the solicitation of the Requisite Shareholder Approval,

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(C) conduct a “broker search” in a manner to enable the record date for the Shareholders’ Meeting to be set so that the Shareholders’ Meeting can be held promptly following the effectiveness of the Proxy Statement and (D) keep Parent reasonably informed with respect to proxy solicitation as reasonably requested by Parent and provide such information as Parent may reasonably request in connection therewith, including with respect to providing a list of all shareholders of the Company entitled to vote at the Shareholders’ Meeting and a tally of all proxies that have been granted and not withdrawn by shareholders of the Company (but not more frequently than on a weekly basis prior to the five days before the Shareholders’ Meeting and daily in the five days before the Shareholders’ Meeting). Parent and Acquisition Sub shall vote all shares of Company Common Stock (if any) held by them in favor of the approval of this Agreement. The Parent Parties and their Representatives shall have the right to solicit proxies in favor of the Requisite Shareholder Approvals, and shall keep the Company reasonably informed with respect to their solicitation as reasonably requested by the Company and provide such information as the Company may reasonably request in connection therewith. Furthermore, in the event that subsequent to the date hereof, the Company Board or the Special Committee effects an Adverse Recommendation Change pursuant to Section 6.5(e) or Section 6.5(f), unless this Agreement is terminated in accordance with its terms, the Company shall nevertheless, pursuant to the authority granted by Section 23B.08.245 of the WBCA, submit this Agreement to the Company’s shareholders for approval at the Shareholders’ Meeting.

Section 6.3 Appropriate Action; Consents; Filings.

(a) In accordance with the terms and subject to the conditions of this Agreement (including Section 6.5), the Company shall, and shall cause its Affiliates to, and Parent and Acquisition Sub shall, and shall cause the other Parent Parties to, use their respective reasonable best efforts to consummate and make effective the transactions contemplated hereby and to cause the conditions to the Merger set forth in Article VII to be satisfied as expeditiously as practicable (and in any event at least five (5) Business Days prior to the Outside Date), including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions and Consents from Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid any Action by, any Governmental Authority necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, (ii) the obtaining of all Consents or waivers from Third Parties set forth in Section 6.3(a) of the Company Disclosure Letter (provided that neither the Company, its Subsidiaries, the Parent Parties or any of their Representatives shall be obligated to make any payment or commercial concession to any Third Party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver, unless such payment, concession or liability is agreed to by the Company and Parent and is conditioned and effective only upon the Closing), (iii) the contesting and defending of any Actions, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including the Merger, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary or advisable to consummate the transactions contemplated hereby. The Company shall, and shall cause its Affiliates to, and Parent and Acquisition Sub shall, and shall cause the other Parent Parties to, promptly (and, in the case of filings required under the HSR Act, in no event later than fifteen (15) Business Days following the date hereof, unless such filing under the HSR Act is made after the effective date of the October 7, 2024 final rule amending the Premerger Notification Rules promulgated by the Federal Trade Commission, then such filing under the HSR Act shall be made as promptly as reasonably practicable) (A) comply as promptly as reasonably practicable and advisable with any request under the HSR Act for additional information (including responding to any “second request”), documents or other materials received by such party from the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other Governmental Authority under any Antitrust Laws in respect of any such filings with respect to the transactions contemplated hereby, including the Merger, and (B) act in good faith and reasonably cooperate with the other parties hereto in connection with any such filings (including, if requested by the other parties hereto, to accept all reasonable additions, deletions or changes suggested by the other parties hereto in connection therewith) and in connection with resolving any investigation or other inquiry of such agency or other Governmental Authority under any Antitrust Laws. In taking the foregoing actions, each of the

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Company, Parent and Acquisition Sub shall act as promptly as reasonably practicable. Notwithstanding anything in this Agreement to the contrary, obtaining any Consents or waivers from any Third Party pursuant to Section 6.3(a)(ii) above or otherwise shall not be a condition to the obligations of any party to consummate the Merger.

(b) Without limiting anything in this Section 6.3 and notwithstanding any limitations in Section 6.3(a) or elsewhere in this Agreement, (i) Parent and Acquisition Sub agree to take, and shall cause the other Parent Parties to take, as expeditiously as possible any and all steps necessary or reasonably advisable or as may be required by any Governmental Authority to avoid or eliminate each and every impediment and obtain all Consents (including under any Antitrust Laws) that may be required by any Governmental Authority so as to enable the parties to consummate the transactions contemplated by this Agreement, including the Merger, as expeditiously as possible (and in any event at least five (5) Business Days prior to the Outside Date), including committing to and effecting, by consent decree, hold separate order, trust or otherwise: (A) selling, divesting, licensing or otherwise disposing of, or holding separate and agreeing to sell, divest, license or otherwise dispose of, any assets of the Company or its Subsidiaries, (B) terminating, amending or assigning existing relationships and contractual rights and obligations, (C) requiring the Company or any of its Subsidiaries to grant any right or commercial or other accommodation to, or enter into any material commercial contractual or other commercial relationship with, any Third Party and (D) imposing limitations on the Company or any of its Subsidiaries or any Parent Party or any of its Subsidiaries with respect to how they own, retain, conduct or operate all or any portion of their respective businesses or assets of the Company and its Subsidiaries; provided that any such action contemplated by clauses (A) through (D) above is conditioned upon the consummation of the transactions contemplated by this Agreement; and (ii) the Company may make, subject to the condition that the Closing actually occurs, any undertakings (including undertakings to accept operational restrictions or limitations or to make sales or other dispositions, provided that such restrictions, limitations, sales or other dispositions are conditioned upon the consummation of the transactions contemplated by this Agreement) as are required to obtain such Consents of such Governmental Authorities or to avoid the entry of, or to effect the dissolution of or vacate or lift, any Orders that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, this Section 6.3(b) shall not require or obligate Liverpool or the Family Group (or any of their respective Affiliates, other than Parent and Acquisition Sub) to take any actions that would be material to their respective businesses or assets (other than to the extent relating to the Company and its Subsidiaries). Parent agrees to pay 100% of all filings fees under the HSR Act or other Antitrust Laws.

(c) The Company will furnish to Parent and Parent will, and will cause the other Parent Parties to, furnish to the Company such necessary information and reasonable assistance as Parent or the Company, as applicable, may reasonably request in connection with the preparation of any required governmental filings or submissions and will reasonably cooperate in good faith in responding to any inquiry from a Governmental Authority, including (i) promptly informing the other parties hereto of such inquiry, (ii) consulting in advance before making any substantive presentations or submissions to a Governmental Authority, (iii) giving the other parties hereto the opportunity to attend and participate in any substantive meetings or discussions with any Governmental Authority, to the extent not prohibited by such Governmental Authority and (iv) to the extent permissible under applicable Law, supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Parent shall, and shall cause the other Parent Parties to, consult with the Company and consider in good faith the views of the Company in connection with all material communications with any Governmental Authority and strategy regarding the Antitrust Laws. The Company and the Parent Parties, in their respective sole and absolute discretion, may designate any competitively sensitive material as “Outside Counsel Only Material” such that such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel. Parent shall, in consultation with the Company, determine the strategy to be pursued for obtaining all necessary actions or non-actions and Consents from Governmental Authorities, including any related litigation, pursuant to any Antitrust Law in connection with the transactions contemplated by this Agreement.

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(d) Neither Parent nor Acquisition Sub shall, and they shall cause the other Parent Parties not to, and the Company shall not, and shall not permit any of its Affiliates to, directly or indirectly through one or more of their respective Affiliates or otherwise, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests or (ii) take or agree to take any other action (including entering into or agreeing to enter into any material license, joint venture or other transaction), in each case that would reasonably be expected to (A) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, approval from, or avoiding an Action by, any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (B) materially increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the transactions contemplated by this Agreement or (C) otherwise materially delay or prevent the consummation of the transactions contemplated by this Agreement.

(e) Notwithstanding anything to the contrary in the foregoing, nothing in this Section 6.3 shall restrict or limit the ability of (1) the Company and its Representatives to take actions in accordance with Section 6.5 or Section 8.1, or (2) Parent and its Representatives to take actions in accordance with Section 8.1.

Section 6.4 Access to Information; Confidentiality.

(a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to Parent and its Representatives reasonable access, at Parent’s sole cost and expense, in a manner not disruptive in any material respect to the operations of the business of the Company and its Subsidiaries, during normal business hours and upon reasonable advance written notice submitted in accordance with this Section 6.4, throughout the Pre-Closing Period, to the properties, books and records of the Company and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Representatives all information (to the extent not publicly available) concerning the business, properties and personnel of the Company and its Subsidiaries (except for any information relating to the negotiation and execution of the Transaction Documents, any Competing Proposal, or any Adverse Recommendation Change) as may reasonably be requested by Parent in connection with the consummation of the transactions contemplated by this Agreement; provided that nothing herein shall require the Company or any of its Subsidiaries or their respective Representatives to disclose any information to Parent or Acquisition Sub to the extent such disclosure would, as determined in the reasonable judgment of the Company, (i) cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated, (ii) breach, contravene or violate applicable Law (including the HSR Act or any other Antitrust Law), any Pandemic Measures or the provisions of any Contract to which the Company or any of its Subsidiaries is a party (including any confidentiality obligations to which the Company or any of its Subsidiaries is subject), (iii) jeopardize any attorney-client or other legal privilege, (iv) disclose or provide access to any personnel records relating to individual performance or evaluations, medical histories or other information that in the Company’s good faith opinion (A) is sensitive or (B) the disclosures of which could subject the Company or its Subsidiaries or their respective Affiliates or Representatives to the risk of liability or would otherwise violate applicable Law, (v) jeopardize the health and safety of any employee of the Company or any of its Subsidiaries; provided, further, that nothing herein shall authorize Parent or its Representatives to undertake any environmental testing involving sampling of soil, groundwater, air or other environmental medium or similar invasive techniques at any of the properties owned, operated or leased by the Company or its Subsidiaries. In the event that the Company objects to any request submitted pursuant to and in accordance with this Section 6.4(a) and withholds information on the basis of the foregoing clauses (i) through (v), the Company shall inform Parent as to the general nature of what is being withheld and shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments (including, if reasonably requested by Parent, entering into a joint defense agreement with Parent on customary and mutually acceptable terms if requested with respect to any such information). During any visit to the business or property sites of the Company or any of its Subsidiaries, each of Parent and Acquisition Sub shall, and shall cause their respective Representatives accessing such business or property sites to, comply with all applicable Laws and all of the Company’s and its Subsidiaries’ safety and security procedures, and use reasonable best efforts to minimize any interference with the Company’s

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and its Subsidiaries’ business operations in connection with any such access. All requests for information made pursuant to this Section 6.4 shall be directed to the Persons designated by the Company in writing as authorized to receive such requests.

(b) Notwithstanding anything herein to the contrary, the Company shall not be required to provide access or make any disclosure to Parent pursuant to this Section 6.4 to the extent that such access or information is reasonably pertinent to any pending or threatened Action where the Company or any of its Affiliates, on the one hand, and any Parent Party or any of its Affiliates, on the other hand, are, or are reasonably expected to be, adverse parties, except for any such Action relating solely to a dispute over the requirements of Section 6.4(a).

(c) No investigation or access permitted pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Parent agrees that it will not, and will cause the other Parent Parties and its and their respective Representatives not to, use any information obtained pursuant to this Section 6.4 for any competitive or other purpose unrelated to the consummation of the transactions contemplated by this Agreement (which transactions, for the avoidance of doubt, shall include the Debt Financing) or the post-Closing operations or financing the Surviving Company and its Subsidiaries. Parent shall, and shall cause each of the other Parent Parties and its and their respective Representatives (and any other Person subject to or bound by the terms of the Confidentiality Agreements) to, hold all information provided or furnished pursuant to this Section 6.4 confidential in accordance with the terms of the Confidentiality Agreements. The Confidentiality Agreements shall apply with respect to information furnished by the Company, its Subsidiaries and the Company’s officers, employees and other Representatives under this Agreement and, if this Agreement is terminated prior to the Effective Time, the Confidentiality Agreements shall remain in full force and effect in accordance with their terms prior to giving effect to the execution of this Agreement.

Section 6.5 Non-Solicitation; Competing Proposals; Intervening Event.

(a) Except as otherwise permitted by this Agreement, immediately following the execution hereof, (i) the Company shall, and shall cause its Subsidiaries and direct the Company’s directors, officers, financial advisors and counsel to cease any existing solicitation of, or discussions or negotiations with, any Third Party that may be ongoing as of the execution of this Agreement relating to any Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal, (ii) the Company shall promptly request that each Third Party that has previously executed a confidentiality agreement promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such confidentiality agreement and, (iii) the Company and its Subsidiaries shall promptly shut off all access of any such Third Party to any electronic data room maintained by the Company. Except as otherwise permitted by this Agreement, during the Pre-Closing Period, the Company shall not, and shall cause its Subsidiaries and direct the Company’s directors, officers, financial advisors and counsel not to, directly or indirectly, (A) initiate, solicit, knowingly encourage or knowingly facilitate the making of any Competing Proposal or (B) engage in negotiations or discussions with (it being understood that the Company may inform Persons of the provisions contained in this Section 6.5), or knowingly furnish any material nonpublic information to, any Third Party that has made a Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to grant a waiver of or terminate any “standstill” or similar obligation of any Third Party with respect to the Company or any of its Subsidiaries to allow such Third Party to submit a Competing Proposal.

(b) As promptly as reasonably practicable, and in any event within twenty-four (24) hours, after receipt by the Company or any of its Representatives of any Competing Proposal or any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Competing Proposal, the Company shall deliver to Parent a written notice setting forth the material terms and conditions of any such inquiry, expression of interest, proposal, offer or Competing Proposal, including the identity of the Person making such inquiry, expression of interest, proposal, offer or Competing Proposal. The Company shall keep Parent reasonably informed on a reasonably current basis of any material amendment or modification to any such inquiry, expression of interest, proposal, offer or Competing

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Proposal as promptly as is reasonably practicable following the Company’s receipt in writing of such material amendment or modification. Notwithstanding the foregoing, the Company shall not be required to violate the terms of any confidentiality agreement in effect as of the date hereof.

(c) Notwithstanding anything to the contrary contained in this Agreement, at any time after the date hereof and prior to the earlier of receipt of the Requisite Shareholder Approvals and the termination of this Agreement in accordance with its terms, in the event that the Company receives a Competing Proposal from any Person that did not result from a material breach of Section 6.5(a), the Company Board, the Special Committee and the Company and their respective Representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, any Person making such Competing Proposal and its Representatives or potential sources of financing, if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal; provided that (i) prior to furnishing any material nonpublic information concerning the Company or its Subsidiaries, the Company receives from such Person, to the extent such Person is not already subject to a confidentiality agreement with the Company, an executed confidentiality agreement with such Person containing confidentiality terms that are not materially less favorable in the aggregate to the Company than those contained in the Liverpool Confidentiality Agreement (unless the Company offers to amend each Confidentiality Agreement to reflect such more favorable terms), it being understood that such confidentiality agreement need not contain a standstill provision or otherwise restrict the making, or amendment, of a Competing Proposal (and related communications) to the Company or the Company Board or Special Committee and (ii) any such material nonpublic information so furnished in writing shall be promptly made available to Parent to the extent it was not previously made available to any Parent Party or any of its Representatives. If the Company takes any action pursuant to this Section 6.5(c) or Section 6.5(e), the Family Group and Liverpool shall be released from Section 7 of the Family Confidentiality Agreement and Section 4 of the Liverpool Confidentiality Agreement, respectively.

(d) Except as otherwise provided in Section 6.5(e) or Section 6.5(f), during the Pre-Closing Period, the Company Board shall not (and no committee thereof, including the Special Committee, shall) (i) withdraw, withhold or modify, or propose publicly to withdraw, withhold or modify, in a manner adverse to Parent or Acquisition Sub, the Company Recommendation, (ii) adopt, approve or recommend, or propose publicly to approve or recommend, to the Company’s shareholders any Competing Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement, (iv) following the public disclosure of a Competing Proposal (which shall be deemed to include any public report about such Competing Proposal), fail to publicly reaffirm the Company Recommendation within ten (10) Business Days after Parent so requests in writing; provided that the Company shall not be required to reaffirm the Company Recommendation more than once per Competing Proposal (unless the terms of such Competing Proposal change in any material respects and such change is publicly disclosed), (v) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any Competing Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (or if the Shareholders’ Meeting is scheduled to be held within ten (10) Business Days from the date of such commencement, promptly and in any event prior to the date which is two (2) Business Days before the date on which the Shareholders’ Meeting is scheduled), (vi) publicly agree or propose an intention or resolution to do any of the foregoing (any such action described in clause (i) through (vi) being referred to as an “Adverse Recommendation Change”) or (vii) allow the Company or any of its Subsidiaries to execute or enter into, any definitive agreement to effect any Competing Proposal.

(e) Notwithstanding anything in this Agreement to the contrary, at any time prior to receipt of the Requisite Shareholder Approvals, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change or the Company Board (acting on the recommendation of the Special Committee) may authorize, adopt or approve a

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Competing Proposal and, with respect to such Competing Proposal constituting a Superior Proposal, cause or permit the Company to enter into a definitive agreement to effect such Superior Proposal substantially concurrently with the termination of this Agreement pursuant to Section 8.1(c)(ii), if:

(i) a bona fide Competing Proposal (that did not result from a material breach of Section 6.5(a)) is made to the Company by a Third Party;

(ii) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that (A) such Competing Proposal constitutes a Superior Proposal and (B) the failure to take such action with respect to such Competing Proposal would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law (it being agreed that such determination by the Company Board or the Special Committee under clause (A) or (B) above shall not, in itself, constitute an Adverse Recommendation Change);

(iii) the Company provides Parent prior written notice of the intention of the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee to make an Adverse Recommendation Change (a “Notice of Adverse Recommendation”) in response to such Competing Proposal, which notice shall include the material terms and conditions of such Competing Proposal including the identity of the Person making such Competing Proposal (it being agreed that neither the delivery of a Notice of Adverse Recommendation by the Company, nor any public announcement that the Company Board or the Special Committee has delivered such notice, shall, in itself, constitute an Adverse Recommendation Change);

(iv) upon the request by Parent, the Company has negotiated, and directed any of its applicable Representatives to negotiate, in good faith, with Parent and its Representatives during the four (4)-Business-Day period immediately after the date of such Notice of Adverse Recommendation with respect to any changes to the terms and conditions of this Agreement proposed by Parent in a binding irrevocable written offer to the Company prior to the expiration of such four (4)-Business-Day period; and

(v) after taking into account any changes to the terms and conditions of this Agreement proposed by Parent in a binding irrevocable written offer to the Company pursuant to clause (iv) above, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with its outside legal counsel and outside financial advisors, that (A) such Competing Proposal continues to constitute a Superior Proposal and (B) the failure to make an Adverse Recommendation Change with respect to such Superior Proposal or terminate this Agreement to enter into a definitive agreement to effect such Superior Proposal would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, even if such changes irrevocably offered in writing by Parent were to be given effect; provided that any material amendment to the terms of such Competing Proposal (whether or not in response to any changes irrevocably offered in writing by Parent pursuant to clause (iv) above and it being understood that any changes to the financial terms, including form, amount and timing of payment of consideration shall be deemed a material amendment) shall require a new Notice of Adverse Recommendation and an additional two (2)-Business-Day period from the date of such notice during which the terms of clause (iv) above and this clause (v) shall apply mutatis mutandis (other than the number of days).

(f) Notwithstanding anything in this Agreement to the contrary, other than in connection with a Competing Proposal (which shall be subject to Section 6.5(e)), at any time before the Requisite Shareholder Approvals are obtained, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change (and nothing in this Agreement shall prohibit or restrict the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee from effecting an Adverse Recommendation Change), if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that an Intervening Event has occurred and the failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with the

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directors’ fiduciary duties under applicable Law (it being agreed that such determination by the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee shall not, in itself, constitute an Adverse Recommendation Change); provided that, to the extent practicable, (i) the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee provides to Parent a Notice of Adverse Recommendation in response to such Intervening Event, which Notice of Adverse Recommendation shall describe such Intervening Event in reasonable detail (it being agreed that neither the delivery of the Notice of Adverse Recommendation by the Company nor any public announcement that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has delivered such notice shall, in itself, constitute an Adverse Recommendation Change); (ii) if requested by Parent, during the four (4)-Business-Day period immediately after delivery of the Notice of Adverse Recommendation, the Company and its Representatives negotiate in good faith with Parent and its Representatives relating to changes to the terms and conditions hereof set forth in a binding irrevocable written offer to the Company and (iii) at the end of such four (4)-Business-Day period and taking into account any changes to the terms hereof proposed by Parent in a binding irrevocable written offer to the Company, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that the failure to make such an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, even if such changes proposed by Parent were to be given effect.

(g) Nothing in this Agreement shall restrict the Company or the Company Board (or any committee thereof, including the Special Committee) from (i) taking or disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) otherwise making disclosure (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) to the shareholders of the Company to comply with applicable Law (it being agreed that a “stop, look and listen” communication by the Company Board (or any committee thereof, including the Special Committee) to the Company’s shareholders as contemplated under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change or give rise to a Parent termination right pursuant to Section 8.1(b)(iii)).

(h) For purposes of this Agreement:

(i) “Competing Proposal” shall mean any proposal or offer made by any Third Party or group (as defined in Section 13(d)(3) of the Exchange Act) of Third Parties (A) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (1) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of more than twenty percent (20%) of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (2) any one or more assets or businesses of the Company and its Subsidiaries that constitute more than twenty percent (20%) of the assets (based on the fair market value thereof as determined by the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee in good faith), revenue or net income (as measured in accordance with GAAP) of the Company and its Subsidiaries, taken as a whole, or (B) with respect to any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or its Subsidiaries pursuant to which any Third Party or group (as defined in Section 13(d)(3) of the Exchange Act) of Third Parties would, directly or indirectly, have beneficial ownership (as defined under Section 13(d) of the Exchange Act) of securities representing more than twenty percent (20%) of the total outstanding equity securities of the Company after giving effect to the consummation of such transaction.

(ii) “Superior Proposal” shall mean a Competing Proposal (with all references to “twenty percent (20%)” increased to “fifty percent (50%)”) made by a Third Party on terms that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its outside legal counsel and outside financial advisors and considering such factors as the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee considers to be appropriate

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(including the conditionality and the timing and likelihood of consummation of such proposal), would, if consummated, result in a transaction or series of related transactions that are more favorable to the Company’s shareholders than the transactions contemplated by this Agreement (including any changes to the terms of this Agreement committed to by Parent to the Company in writing in response to such Competing Proposal under the provisions of Section 6.5(e) and after taking into account any applicable Company Termination Fee).

(iii) “Intervening Event” shall mean any Effect or state of facts that, individually or in the aggregate, is material to the Company and its Subsidiaries, taken as a whole, that was not known by the Special Committee prior to the Company’s execution and delivery of this Agreement, which Effect or state of facts, becomes known by the Special Committee after the Company’s execution and delivery of this Agreement and prior to obtaining the Requisite Shareholder Approvals; provided that in no event shall any change, in itself, in the trading price or trading volume of Company Common Stock or the mere fact that the Company meets or exceeds any internal or published financial projections, forecasts or estimates for any period ending on or after the date hereof, be an Intervening Event or be taken into account in determining whether an Intervening Event has occurred, except that the underlying reasons for such change or meeting or exceeding such projections, forecasts or estimates may constitute an Intervening Event and may be taken into account in determining whether an Intervening Event has occurred.

Section 6.6 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent and Acquisition Sub agree that all rights to exculpation, indemnification, contribution and advancement of expenses for facts, events, acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with this Agreement or the transactions contemplated hereby and whether or not asserted before the Effective Time), now existing in favor of the current or former directors, officers or employees of the Company or any of its Subsidiaries or any other individual serving at the request of the Company or any of its Subsidiaries as a director, officer or employee of (or in a comparable role with) another Person (the “D&O Indemnified Parties”), as the case may be, shall survive the Merger and shall continue in full force and effect in accordance with their terms (it being agreed that, subject to compliance with applicable Law, after the Effective Time such rights shall be mandatory rather than permissive, if applicable), and Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, perform such obligations thereunder. For a period of six (6) years from the Effective Time, Parent and the Surviving Corporation, except as required by applicable Law, shall maintain in effect the exculpation, indemnification, advancement of expenses and limitation of director, officer and employee (or comparable) liability provisions of the Company’s and any of its indirect or direct Subsidiaries’ articles of incorporation, bylaws or other organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or any of its indirect or direct Subsidiaries with any of the D&O Indemnified Parties as in effect immediately prior to the Effective Time, and, except as required by applicable Law, shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties.

(b) Without limiting the foregoing, to the fullest extent permitted under applicable Law, Parent shall (and Parent shall cause the Surviving Corporation to) (i) indemnify, defend and hold harmless each D&O Indemnified Party against all losses, expenses (including reasonable attorneys’ fees and expenses and including expenses incurred in enforcing such D&O Indemnified Party’s rights under this Section 6.6), judgments, fines, claims, damages or liabilities and amounts paid in settlement with respect to all facts, events, acts or omissions by them in their capacities as such at any time prior to and including the Effective Time (including any matters arising in connection with this Agreement or the transactions contemplated hereby and whether or not asserted before the Effective Time); and (ii) pay in advance of the final disposition of any Action against any D&O Indemnified Party the fees and expenses (including reasonable attorneys’ fees) incurred in connection therewith by such D&O Indemnified Party promptly to such D&O Indemnified Party after statements therefor are received by the Company and, if required by the WBCA, the Surviving Corporation’s organizational documents or any applicable indemnification agreement, upon receipt by the Surviving Corporation (or, if applicable, a Subsidiary thereof) of a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined by a

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final, non-appealable judgment of a court of competent jurisdiction that such D&O Indemnified Party is not permitted to be indemnified under applicable Law. Notwithstanding anything to the contrary contained in this Section 6.6(b) or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Action for which indemnification would reasonably be expected to be sought hereunder, unless such settlement, compromise, consent or termination includes an unconditional release of all of the D&O Indemnified Parties covered by such Action from all liability arising out of such Action.

(c) For at least six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, maintain in full force and effect the coverage provided by the existing directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance in effect as of immediately prior to the Effective Time and maintained by the Company or any of its Subsidiaries, as applicable (collectively, the “Existing D&O Insurance Policies”), or provide substitute policies (with insurance carriers having an A.M. Best financial strength rating of least an “A”) for the Company, its Subsidiaries and the D&O Indemnified Parties who are currently covered by such Existing D&O Insurance Policies, in either case, with limits and on terms and conditions no less advantageous overall to the D&O Indemnified Parties than the Existing D&O Insurance Policies, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby. In lieu of such insurance, prior to the Effective Time, the Company may purchase prepaid, non-cancellable six (6)-year “tail” directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance (“Tail Coverage”), effective as of the Effective Time, with limits and on terms and conditions no less advantageous overall to the D&O Indemnified Parties than the Existing D&O Insurance Policies, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby (provided that Parent shall not be required to expend for such “tail” insurance an aggregate premium in excess of three hundred percent (300%) of the aggregate annual premium paid for the Existing D&O Insurance Policies (the “Maximum Amount”); provided, further that if such insurance is not available or the “annual premium” for such insurance exceeds the Maximum Amount, then Parent shall obtain the best coverage available for a cost not exceeding the Maximum Amount), and Parent shall cause the Surviving Corporation (or its applicable Subsidiaries) to maintain such Tail Coverage in full force and effect, without any modification, and continue to honor the obligations thereunder, in which event Parent shall cease to have any obligations under the first sentence of this Section 6.6(c).

(d) In the event that Parent, the Surviving Corporation, any of the Company’s Subsidiaries or any of their successors or assigns shall (i) consolidate with or merge or amalgamate into any other Person and shall not be the continuing or surviving company or entity of such consolidation, merger or amalgamation or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent, the Surviving Corporation, any such Subsidiary or all or substantially all of its or their properties and assets, as the case may be, assumes the obligations set forth in this Section 6.6.

(e) The D&O Indemnified Parties are third-party beneficiaries of this Section 6.6. The provisions of this Section 6.6 shall survive the Merger and are intended to be for the benefit of, and enforceable by, each D&O Indemnified Party and his or her successors, heirs or representatives. Parent and the Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any D&O Indemnified Party in enforcing its indemnity and other rights under this Section 6.6. The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other applicable rights such D&O Indemnified Party may have under the respective organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, applicable Law or otherwise.

(f) Notwithstanding anything herein to the contrary, if any claim (whether arising before, at or after the Effective Time) is made against any of the D&O Indemnified Parties on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 6.6 shall continue in effect until the final disposition of such claim. The provisions of this Section 6.6 shall not be amended in a manner that

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is adverse to any D&O Indemnified Party (including such D&O Indemnified Party’s successors, assigns and heirs, as applicable) without the consent of the D&O Indemnified Party (including the successors, assigns and heirs, as applicable) affected thereby.

Section 6.7 Notification of Certain Matters. During the Pre-Closing Period, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any written notice received by such party from any Person alleging that the Consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such Consent could reasonably be expected to be material to the Company, the Surviving Corporation or Parent, and (b) any Action commenced against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relates to this Agreement or the transactions contemplated by this Agreement (including the Merger). This Section 6.7 shall not apply to (i) Antitrust Laws, which are governed by Section 6.3, (ii) notification procedures relating to a Competing Proposal, which are governed by Section 6.5 or (iii) shareholder-related Actions, which are governed by Section 6.17.

Section 6.8 Public Announcements. Except as otherwise contemplated by Section 6.5 or in connection with any dispute among the parties hereto regarding this Agreement, the Company shall consult with Parent and Parent shall (and shall cause the other Parent Parties to) consult with the Company before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties hereto shall, and the Company and Parent shall (and Parent shall cause the other Parent Parties to) cause their respective Affiliates and Representatives acting on their behalf not to, issue any such press release or make any public statement prior to obtaining the consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the restrictions set forth in this Section 6.8 (including any obligation to obtain advance consent) shall not apply to any press release, public statement or other announcement issued or made, or proposed to be issued or made, by: (a) the Company or its Representatives in connection with a Competing Proposal, Superior Proposal, Adverse Recommendation Change or Intervening Event, (b) the Company, the Parent or their respective Representatives as may be required under applicable Law or obligations pursuant to applicable stock exchange rule or any listing agreement (in which event the Company or Parent, as the case may be, shall use its reasonable best efforts to provide a meaningful opportunity to the Company or Parent, as the case may be, to review and comment upon the portion of such press release or other announcement relating to this Agreement or the transactions contemplated hereby prior to making any such press release, public statement or other announcement), or (c) the Company, Parent or their respective Representatives that is consistent in all material respects with public disclosures or prior communications previously consented to by Parent or the Company, as applicable, in accordance with this Section 6.8 or otherwise made consistent with this Section 6.8, including investor conference calls, filings with the SEC, Q&As or other publicly disclosed documents, in each case, to the extent such disclosure is still accurate. In addition, the Company may, without Parent’s or Acquisition Sub’s consent, communicate with its suppliers, vendors, resellers, customers, distributors, creditors, employees, investors or other business partners of the Company or its Subsidiaries, and nothing in this Section 6.8 shall limit such communications by the Company and its Representatives; provided that such communication is consistent with prior communications of the Company or any communications plan previously agreed to by Parent and the Company in which case such communications may be made consistent with such plan. The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint release in the form mutually agreed by the Company and Parent. The contents of the Proxy Statement and Schedule 13E-3 shall be governed by Section 6.2 and not this Section 6.8 and public filings providing notice to or seeking Consent from any Governmental Authority made pursuant to Section 6.3 shall be governed by Section 6.3 and not this Section 6.8.

Section 6.9 Employee Benefits.

(a) Employees of the Company or its Subsidiaries immediately prior to the Effective Time who remain employees of Parent, the Surviving Corporation or any of their Affiliates following the Effective Time are hereinafter referred to as the “Continuing Employees”. For the period commencing at the Effective Time and ending one (1) year after the Effective Time (such period, the “Continuation Period”), Parent shall, or shall cause the Surviving Corporation or any of their respective Affiliates to,

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provide for each Continuing Employee, while such Continuing Employee remains employed by Parent, the Surviving Corporation or any of its Subsidiaries (i) base salary or wage rate, as applicable, that are no less favorable in the aggregate than those provided to such Continuing Employee as of immediately prior to the Effective Time, (ii) target short and long-term cash incentive compensation opportunities that are in the aggregate substantially comparable with the cash and equity compensation opportunities provided to such Continuing Employee as of immediately prior to the Effective Time and (iii) other employee benefits (excluding long-term incentive benefits, equity or equity-based compensation arrangements, change-in-control, retention or transaction-related benefits, defined benefit pension benefits and post-retirement welfare benefits) that are substantially comparable in the aggregate to those benefits (excluding long-term incentive benefits, equity or equity-based compensation arrangements, change-in-control, retention or transaction-related benefits, defined benefit pension benefits and post-retirement welfare benefits) in effect for Continuing Employees under Company Benefit Plans as of immediately prior to the Effective Time. Without limiting the generality of the foregoing, during the Continuation Period, Parent shall provide, or shall cause the Surviving Corporation or any of their respective Affiliates to provide, severance payments and benefits to each Continuing Employee whose employment is terminated during the Continuation Period (under circumstances that would have been treated as a qualifying termination of employment under the applicable severance arrangement) that are no less favorable in the aggregate than the severance payments and benefits that such Continuing Employee would have been eligible to receive under the applicable Company’s severance arrangements in effect immediately prior to the Effective Time and set forth in Section 4.12(a) of the Company Disclosure Letter.

(b) Parent hereby acknowledges that consummation of the Merger will constitute a “change in control” (or similar term) of the Company under the terms of the Company Stock Plans and Deferred Compensation Plans, as applicable.

(c) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation or any of their respective Subsidiaries to, assume and honor all obligations under the Deferred Compensation Plans and with respect to awards outstanding under the Company Stock Plans (as amended as contemplated herein), in each case, in accordance with their terms as in effect immediately prior to the Effective Time.

(d) For purposes of eligibility to participate, vesting and entitlement to, and level of, benefits where length of service is relevant (other than vesting of any equity or equity-based arrangements) under any benefit plan, policy, practice or arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries providing benefits to any Continuing Employees after the Effective Time (collectively, the “New Plans”), Parent shall, or shall cause the Surviving Corporation to cause the Continuing Employees to receive credit for service with the Company and its Subsidiaries (and any respective predecessors) prior to the Effective Time, to the same extent such service credit was granted under the corresponding benefit plan, policy, practice or arrangement of the Company or any of its Subsidiaries, except (i) to the extent any such service credit would result in the duplication of benefits or (ii) for purposes of any defined benefit pension plan or plan that provides retiree welfare benefits (other than any retiree welfare benefits under any Company Benefit Plan set forth on Section 4.12(a) of the Company Disclosure Letter). In addition and without limiting the generality of the foregoing, Parent shall, or shall cause the Surviving Corporation to: (i) cause each Continuing Employee to be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all New Plans to the extent that (A) coverage under such New Plan replaces coverage under a Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (collectively, the “Old Plans”), and (B) such Continuing Employee has satisfied all waiting time and other eligibility requirements under the Old Plan being replaced by the New Plan and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or other welfare benefits to any Continuing Employee, Parent shall cause (A) all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such conditions were inapplicable or waived under the comparable Old Plan and (B) any expenses incurred by any Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

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(e) Notwithstanding anything in this Section 6.9 to the contrary, nothing in this Agreement, whether express or implied, shall (i) be treated as an amendment or other modification of any Company Benefit Plan, New Plan or any other employee benefit plans of the Company or Parent or as a guarantee of employment for any employee of the Company or any of its Subsidiaries, (ii) create any third-party beneficiary rights in any director, officer, employee or individual Person, including any present or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries (including any beneficiary or dependent of such individual) or (iii) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee.

Section 6.10 Conduct of Business by Parent Pending the Merger. Parent and Acquisition Sub covenant and agree with the Company that during the Pre-Closing Period, Parent and Acquisition Sub shall not amend or otherwise change any of the organizational documents of Acquisition Sub, except for any amendments or changes as would not reasonably be expected to prevent, delay or impair the ability of Parent and Acquisition Sub to consummate the Merger and the other transactions contemplated by this Agreement.

Section 6.11 Financing.

(a) Each of Parent and Acquisition Sub shall, and shall cause the other Parent Parties to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the Financing and shall consummate the Rollover, in each case subject to Section 6.11(b), on the terms and subject only to the conditions set forth in the Financing Commitments (as the same may be amended in compliance with Section 6.11(b)) or any Alternative Financing (as defined below) (including any “flex” provisions applicable to the Debt Financing), including: (i) complying with and maintaining in full force and effect the Financing Commitments in accordance with the terms and subject to the conditions thereof, (ii) negotiating, entering into and delivering (and causing its Affiliates to negotiate, enter into and deliver) definitive agreements with respect to the Debt Financing on the terms and conditions set forth in the Debt Commitment Letter (including any “flex” provisions), (iii) satisfying, on a timely basis, all conditions to the availability of the Financing and the consummation of the Rollover to the extent within Parent’s, Acquisition Sub’s or the other Parent Parties’ control and assisting in the satisfaction of all other conditions to the Debt Financing and the definitive agreements entered into with respect to the Debt Commitment Letter, (iv) consummating the Financing in an amount, together with Company Cash on Hand not exceeding the Company Cash Amount, necessary to satisfy the Funding Obligations at or prior to the Closing, (v) consummating the Rollover immediately prior to the Effective Time, (vi) enforcing their rights under the Financing Commitments and the definitive agreements related to the Debt Financing and (vii) accepting to the extent necessary to obtain the full amount of the Debt Financing all flex provisions contemplated by the Debt Commitment Letter.

(b) Parent shall not, and shall cause the other Parent Parties not to, agree to or permit any amendments, supplements, replacements or other modifications to, obtain any replacement of, or grant any waivers of, any condition, remedy or other provision under (i) the Equity Commitment Letter without the prior written consent of the Company or (ii) the Debt Financing (other than to effect any flex provisions set forth in the Debt Commitment Letter) without the prior written consent of the Company if such amendments, supplements, replacements, waivers or modifications would or would reasonably be expected to (A) reduce the aggregate amount of the Debt Financing or the net cash proceeds available from the Debt Financing (including, in each case, by changing the amount of fees or other amounts to be paid (including original issue discount) with respect to the Debt Financing) such that the Parent Parties will not have sufficient cash proceeds to, when together with Company Cash on Hand not exceeding the Company Cash Amount, satisfy the Funding Obligations at or prior to the Closing, (B) (1) impose new or additional conditions or contingencies to the Debt Financing or otherwise expand any of the conditions or contingencies to the Debt Financing or (2) otherwise amend, waive or modify any of the conditions or contingencies to the Debt Financing, in the case of this clause (2), in a manner that could prevent or delay the Closing or otherwise prevent, delay or impair the ability of Parent and Acquisition Sub to obtain the Debt Financing or consummate the transactions contemplated hereby or (C) otherwise expand, amend, waive or modify any provisions of, or remedies under, the Debt Commitment Letter in a manner that would or would reasonably be expected to (1) prevent, delay or make less likely the funding of the Debt Financing

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(or the satisfaction of the conditions to the Financing) at the Closing, (2) adversely impact the ability of Parent or any of the other Parent Parties’ ability, to enforce their respective rights against the parties to the Financing Commitments or the definitive agreements with respect thereto or otherwise obtain the Debt Financing and consummate the transactions contemplated hereby, or (3) result in the termination of any Financing Commitment or any definitive agreement related thereto; provided that subject to compliance with the other provisions of this Section 6.11, Parent may amend, supplement or otherwise modify the Debt Commitment Letter to add lenders, lead arrangers, syndication agents or other Debt Financing Sources that have not executed the Debt Commitment Letter as of the date hereof (which will not change or waive the terms thereof other than to alter the commitment percentages of the parties thereto in accordance with the parameters set forth in the Debt Commitment Letter as of the date hereof). Subject to Parent’s obligation to obtain Alternative Financing pursuant to Section 6.11(d), Parent shall not permit, release or consent to the withdrawal, termination, repudiation or rescission of the Financing Commitments or any definitive agreement with respect to the Financing and shall not release or consent to the termination of the obligations of any Financing Source under the Financing or any Parent Party under the Rollover and Support Agreements, in each case of the foregoing, below an amount necessary to satisfy the Funding Obligations without the prior written consent of the Company. For purposes of this Agreement, references to “Debt Financing,” “Equity Financing,” “Debt Financing Sources,” “Debt Commitment Letter,” and “Equity Commitment Letter,” shall refer to such terms as hereafter amended, supplemented, replaced or modified, to the extent such amendment, supplementation, replacement or modification is permitted by this Section 6.11(b).

(c) Parent shall not (and shall cause the other Parent Parties not to): (i) award any agent, broker, investment banker, financial advisors or other firm or Person, except for Moelis & Company LLC and J.P. Morgan Securities LLC, any financial advisory role on an exclusive basis in connection with the Merger or the other transactions contemplated hereby or (ii) prohibit or restrict or seek to prohibit or restrict any bank or investment bank or other Third Party potential provider of debt or equity financing from providing or seeking to provide financing or financial advisory services to any Person (other than the Parent Parties) in connection with a transaction relating to the Company or its Subsidiaries or in connection with the Merger or the other transactions contemplated hereby.

(d) In the event that (i) all or any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter (including any flex provisions applicable thereto) or (ii) the Company informs Parent in writing that the Company Cash on Hand is expected to be less than the Company Cash Amount at the time that Parent is expected to be required to effect the Closing and as a result Parent will not have sufficient funds available at the Closing to consummate the transactions contemplated by this Agreement, Parent and Acquisition Sub shall, and shall cause the other Parent Parties to, within five (5) Business Days after the occurrence of such event, notify the Company in writing thereof and promptly after the occurrence of such event, (A) use their respective commercially reasonable efforts to take any and all actions to arrange and obtain alternative financing from the same or alternative financial institutions in an amount sufficient to enable Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement, that does not impose any conditions or contingencies that would be reasonably expected to prevent or delay the Closing or contain any terms that would reasonably be expected to prevent, delay or impair the ability of Parent and Acquisition Sub to obtain the Debt Financing or consummate the transactions contemplated hereby, as compared to the conditions and other terms set forth in the Debt Commitment Letter as of the date hereof (as amended in accordance with Section 6.11(b)), taking into account any flex provisions thereof as promptly as practicable following the occurrence of such event (the “Alternative Financing”) and (B) obtain and deliver a debt commitment letter to the Company with respect to such Alternative Financing, including true, correct and complete copies of any related executed fee letters, engagement letters and other agreements (provided that such fee letters may be redacted in the same manner as permitted by Section 5.7(a)) (collectively, including all exhibits, schedules, amendments, supplements, modifications and annexes thereto, a “New Debt Commitment Letter”); provided that, in no event shall Parent or Acquisition Sub be required to, and in no event shall its commercially reasonable efforts be deemed or construed to require it to, obtain Alternative Financing that includes terms and conditions, taken as a whole, that are less favorable to Parent or Acquisition Sub than the terms and conditions, taken as a whole, set forth in the Debt Commitment Letter as of the date hereof (taking into account any “market flex” provisions applicable thereto contained in the related fee letter) or would require it to pay any fees or agree to pay any interest rate amounts or original

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issue discount, in either case, materially in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof (taking into account any “market flex” provisions applicable thereto contained in the related fee letter). For purposes of this Agreement, references to “Financing” shall include the financing contemplated by any Alternative Financing and New Debt Commitment Letter to the extent permitted by this Section 6.11(d), and references to “Debt Commitment Letter”, “Debt Financing Sources”, or “Financing” shall include such documents (or commitments or financing sources, as applicable) in connection with any Alternative Financing and New Debt Commitment Letter to the extent permitted by this Section 6.11(d).

(e) Parent and Acquisition Sub shall (i) furnish the Company with complete, correct and executed copies (promptly upon their execution) of each amendment, supplement, replacement, waiver or other modification of the Financing Commitments and definitive financing documents for the Debt Financing (but, in the case of any fee letter or amendment thereto, subject to the redaction of such fee letter in a manner consistent with Section 5.7(a) hereof), (ii) give the Company prompt written notice of any (A) breach or default or any event that, with or without notice, lapse of time or both, would (or would reasonably be expected to) give rise to any default or breach by any party to the Financing Commitments of which Parent or Acquisition Sub becomes aware, including the receipt of any written notice or other written communication from any Financing Source with respect to any breach or default (or alleged breach or default) by any party to the Financing Commitments, (B) material dispute or disagreement between or among any parties to any Financing Commitments or the definitive documents relating to the Financing (other than ordinary course negotiations between the parties to the Financing Commitments) that would reasonably be expected to (1) result in all or any portion of the Financing Commitments becoming unavailable on the terms and conditions contemplated by the Financing Commitments (including, in respect of the Debt Commitment Letter, any flex provisions applicable thereto), (2) delay or make less likely the funding of the Financing (or the satisfaction of the conditions to the Financing) at the Closing or (3) impose new conditions or expand existing conditions to the funding of the Financing Commitments, (C) withdrawal, repudiation or termination or written threat of withdrawal, repudiation or termination thereof of which Parent or Acquisition Sub becomes aware or (D) event or circumstance that makes a condition precedent relating to the Financing or the Rollover unable to be satisfied by any party, (iii) notify the Company promptly (and in any event within two (2) Business Days) if for any reason Parent or Acquisition Sub no longer believes in good faith that it will be able to obtain all or any portion of the Financing or Rollover contemplated by the Financing Commitments on the terms and from the sources described therein and (iv) otherwise keep the Company, upon its request, reasonably and promptly informed of the status of its efforts to arrange the Financing (including any Alternative Financing), including by providing the Company with drafts of the definitive agreements or offering memoranda, as applicable, relating to the Financing a reasonable period of time prior to their execution or use.

(f) Without the prior written consent of Parent or the Company, as applicable (such consent not to be unreasonably withheld, conditioned or delayed), each of Parent and Acquisition Sub shall not, and shall cause the other Parent Parties not to, and the Company shall not, and shall cause each of its Subsidiaries not to, meet or have any communications with any of the Rating Agencies, except for (i) meetings that the Company’s Representatives (who shall be designated by the Special Committee and mutually agreeable to Parent) or Parent’s Representatives (who shall be mutually agreeable to the Company), as applicable, are given an opportunity to attend, (ii) written communications and materials so long as the sending party provided the other party with a reasonable opportunity to review and to propose comments on such written communications and materials, which the sending party will consider in good faith, and (iii) meetings or communications between Liverpool and the Rating Agencies that also issue credit ratings for Liverpool or its indebtedness so long as such meetings and communications make no reference to matters that would reasonably be expected to impact the credit ratings of the Company or its indebtedness, including the Senior Notes. Without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), each of Parent and Acquisition Sub shall not, and shall cause the other Parent Parties not to, make any statement, take any action, or refrain from taking any action inconsistent with the materials and communications provided to the Rating Agencies prior to the date of this Agreement to the extent relating to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby or relating to the Parent Parties, the Surviving Corporation, or its Subsidiaries following the Effective Time. Parent and Acquisition Sub shall, and shall cause the other Parent Parties to, inform their Representatives who would be reasonably expected to meet or communicate

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with the Rating Agencies or make statements relating to the Company, its Subsidiaries, and the transactions contemplated by this Agreement of the terms of this Section 6.11(f) and the obligations of the Parent Parties hereunder.

(g) Between the date of this Agreement and the Closing, Parent shall not, nor shall it permit any of its Subsidiaries to, incur any indebtedness for borrowed money without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Between the date of this Agreement and the Closing, Parent shall not, and shall cause the other Parent Parties not to, enter into any Contract that would increase the indebtedness of Parent or its Subsidiaries, including the Company, following the Closing, except as provided in the Debt Commitment Letter.

Section 6.12 Financing Cooperation.

(a) Prior to the Closing, the Company shall use reasonable best efforts to, and shall cause its Subsidiaries to use their reasonable best efforts to, in each case, at Parent’s sole cost and expense, provide customary cooperation reasonably requested by Parent or Acquisition Sub to assist Liverpool, Parent or Acquisition Sub in connection with their efforts to obtain the Debt Financing, and, to the extent applicable, the Liverpool Debt Financing, the Notes Enhancements and the Company Note Offer and Consent Solicitation, which cooperation shall include using reasonable best efforts to:

(i) furnish, or cause to be furnished to, Liverpool, Parent, Acquisition Sub and the Debt Financing Sources or Liverpool Debt Financing Sources the Required Financial Statements and the Projections and such other financial statements, schedules, other financial data or other information regarding the Company and its Subsidiaries that are (A) in the possession of the Company or reasonably available to the Company without undue burden or expense at such time and (B) reasonably requested by Liverpool, Parent, the Debt Financing Sources or the Liverpool Debt Financing Sources, except that the Company shall not be required to provide preliminary summary financial results or any trends discussion for any fiscal period of the Company for which historical financial statements or earnings release have not yet been made public (the “Pre-Release Information”) unless (w) the Pre-Release Information is consistent with the amount of information disclosed on Section 6.12(a) of the Company Disclosure Letter (except that any Pre-Release Information that is provided for due diligence purposes only and which shall not be disclosed orally or in writing in any offering material or otherwise shall not be limited to such amount of information), (x) the Company is confident of the accuracy of such Pre-Release Information, (y) disclosure of such Pre-Release Information is advisable or necessary, in the view of the Debt Financing Sources, Liverpool Debt Financing Sources or dealer manager with respect to a Company Note Offer and Consent Solicitation, at the time the offering or solicitation is being made, and (z) the Company has been given reasonable opportunity to review and provide comments on the proposed disclosure;

(ii) participate in a reasonable number of lender meetings, lender and investor presentations, drafting and due diligence sessions and meetings with the Rating Agencies, in each case, upon reasonable advance notice, during normal business hours and at mutually agreed times and locations (which, at the Company’s option, may be attended via teleconference or virtual meeting platforms);

(iii) provide reasonable assistance to Parent and Liverpool in the preparation of customary rating agency presentations, customary bank information memoranda and similar documents reasonably and customarily required in connection with the Debt Financing, the Liverpool Debt Financing and Company Note Offer and Consent Solicitation, in each case, solely with respect to information relating to the Company and its Subsidiaries;

(iv) furnish Parent for distribution to the Debt Financing Sources and the trustee and holders of the Senior Debt, as promptly as practicable with such information regarding the Company and its Subsidiaries as is customary in connection with, and otherwise provide customary assistance with, establishing any security required by the Debt Financing and Notes Enhancements (and perfection thereof, but with respect to perfection, only to the extent such perfection is required, pursuant to the terms of the Debt Commitment Letter, to be accomplished at the Effective Time);

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(v) cooperate with Parent in obtaining customary appraisals and field examinations required in connection with the Debt Financing upon reasonable advance notice, during normal business hours and at mutually agreed times, including permitting prospective lenders or investors involved in the Debt Financing to evaluate the Company’s and its Subsidiaries’ inventory, equipment, current assets, cash management systems, accounting systems and policies and procedures relating thereto for the purpose of establishing customary collateral arrangements and conducting customary collateral-related diligence, in each case, to the extent necessary to obtain any portion of the Debt Financing consisting of an asset-based credit facility;

(vi) ensure that an officer of the Company executes prior to the Closing customary “authorization” letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders; provided that such customary authorization letters (or the bank information memoranda in which such letters are included) shall include customary language that exculpates the Company, each of its Subsidiaries and their respective Representatives from any liability in connection with the unauthorized use by the recipients thereof of the information set forth in any such bank confidential information memoranda or similar memoranda or report distributed in connection therewith;

(vii) deliver at least four (4) Business Days prior to the Closing Date information and documentation related to the Company and its Subsidiaries required and reasonably requested in writing by Parent or Acquisition Sub at least ten (10) Business Days prior to the Closing Date with respect to compliance under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(viii) arrange for customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing (including the Payoff Letter) providing for the payoff, discharge and termination on the Closing Date of the Debt Payoff Amount (and cooperate in the replacement, backstop or cash collateralization of any outstanding letters of credit issued for the account of the Company or any of its Subsidiaries);

(ix) consult with Parent in connection with the negotiation of such definitive financing documents and agreements with respect to the Debt Financing, any Notes Enhancements and any Company Note Offer and Consent Solicitation and such other customary documents as may be reasonably requested by Parent with respect thereto;

(x) assist in borrowing base certificates required in connection with the Debt Financing for borrowings to be made on the Closing Date;

(xi) request that its independent accountants provide, and using reasonable best efforts to cause them to provide, with respect to the Liverpool Debt Financing referred to in clause (ii) of the definition thereof and any Company Note Offer and Consent Solicitation, and solely with respect to financial information relating to the Company and its Subsidiaries, comfort letters (including “negative assurance” comfort), agreed upon procedures letters (if required) and consents for use of their reports, in each case, consistent with customary market practice and on customary terms for similar financings and offerings;

(xii) introducing Parent to the existing banking relationships of the Company and its Subsidiaries; and

(xiii) permit the reasonable use by Parent and its Affiliates of the Company’s and its Subsidiaries’ logos, names and trademarks for syndication and underwriting, as applicable, of the Debt Financing, the Liverpool Debt Financing, Company Note Offer and Consent Solicitation and any Notes Enhancements, provided that such logos, names and trademarks are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and its or their marks;
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provided that in no event shall the Company have any cooperation obligations under this Section 6.12(a) in respect of the Liverpool Debt Financing other than pursuant to clauses (i), (ii), (iii), (vi), (xi) and (xiii) of this Section 6.12(a).

(b) Between the date of this Agreement and the Effective Time, Parent may (or, at Parent’s request, the Company shall) commence and conduct any of (x) a consent solicitation with respect to the Senior Debt and the related indentures to obtain from the requisite holders thereof consent to certain amendments to such Senior Notes or the related indentures (a “Consent Solicitation”), (y) an offer to exchange any or all of the outstanding Senior Debt for securities (secured or unsecured) of the Company (an “Offer to Exchange” and together with the Consent Solicitation, if any, a “Company Note Offer and Consent Solicitation”) or (z) any Notes Guarantee. Between the date of this Agreement and the Closing, Parent shall (or, at Parent’s request, the Company shall) use reasonable best efforts to give effect to the Notes Security Grant as promptly as reasonably practicable after the date hereof, and in the event that Parent does not take such actions or request that the Company take such actions, the Company shall be entitled to take such actions for all purposes under this Agreement. The effectiveness of each Company Note Offer and Consent Solicitation or any Notes Enhancements shall be expressly conditioned on the occurrence of the Effective Time. Each Company Note Offer and Consent Solicitation shall be conducted on such terms and conditions as may be proposed by Parent and are reasonably acceptable to the Company, except that Parent shall have the right to determine the terms set forth on Section 6.12(b) of the Parent Disclosure Letter after reasonable consultation with the Company; provided that the terms and conditions of any Company Note Offer and Consent Solicitation shall comply with any applicable provisions of the terms of the Senior Debt and the related indentures under which they are issued, the Existing Credit Agreement, the other Company Material Contracts, and applicable Law, including applicable SEC rules and regulations, and shall not reasonably be expected to result in the Debt Financing or the Liverpool Debt Financing being unavailable at the time that Parent is expected to be required to effect the Closing. Parent shall not conduct (or request that the Company conduct) any Company Note Offer and Consent Solicitation in a manner that would violate any applicable provisions of the terms of the Senior Debt and the indentures under which they are issued, the Existing Credit Agreement, or any other Company Material Contract or applicable Law, including applicable SEC rules and regulations, or in a manner that would reasonably be expected to result in the Debt Financing or the Liverpool Debt Financing being unavailable at the time that Parent is expected to be required to effect the Closing. Notwithstanding anything to the contrary in Section 6.12(a), (i) Parent shall be responsible for the preparation of any consent solicitation statement, offer to exchange, letter of transmittal, registration statement, prospectus, offering memorandum, other securities filing, and any other document related to or in connection with each Company Note Offer and Consent Solicitation (the “Offer and Consent Solicitation Documents”) and any documentation in connection with the Notes Enhancements (the “Notes Enhancements Documents”), subject to the Company’s rights under the second sentence of this Section 6.12(b), (ii) Parent shall consult with the Company and afford the Company a reasonable opportunity to review and comment on the Offer and Consent Solicitation Documents and any Notes Enhancements Documents and will consider and include any comments raised by the Company unless Parent objects thereto in good faith, (iii) Parent shall be responsible for the payment of all fees, costs and expenses in connection with such Company Note Offer and Consent Solicitation and any Notes Enhancements, (iv) Parent shall identify and engage any dealer manager, solicitation, information, collateral agent, collateral trustee, and depositary agents, trustees and other agents and advisors in connection with any Company Note Offer and Consent Solicitation and Notes Enhancements, who shall be reasonably acceptable to the Company, and the fees and expenses thereof will be paid directly by Parent, and (v) Parent shall cause its counsel to provide all legal opinions customary or required in connection with the transactions and actions contemplated by this Section 6.12(b). Without limiting Section 6.12(a), and subject to the limitations of Section 6.12(b), the Company shall use its reasonable best efforts, and shall cause its Subsidiaries to use their reasonable best efforts to, in each case, at Parent’s sole cost and expense, if requested by Parent, execute (in a form reasonably acceptable to the Company), file (if applicable) and deliver the Offer and Consent Solicitation Documents and any Note Enhancement Documents. Promptly following the expiration of the Consent Solicitation and subject to the receipt of any requisite consents, the Company shall (I) execute one or more supplemental indentures to the indenture governing each series of Senior Debt subject to the Consent Solicitation, in accordance with the terms thereof and providing for the amendments, security and guarantee arrangements, as applicable, contemplated in the Offer and Consent Solicitation Documents and (II) use reasonable best efforts to cause

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the trustee under such indenture to enter into such supplemental indentures; provided that notwithstanding the fact that such supplemental indentures may become effective earlier, the proposed amendments set forth therein shall not become operative until the Effective Time. As promptly as reasonably practicable after the finalization of the applicable Notes Enhancements Documents, the Company shall (I) execute one or more supplemental indentures to the indenture governing each series of Senior Debt subject to the Notes Security Grant (and the Notes Guarantees, if applicable, and any related security agreements and related documents), in accordance with the terms thereof and providing for the amendments, security and guarantee arrangements, as applicable, contemplated in the Notes Security Grant (or Notes Guarantees) and (II) use reasonable best efforts to cause the trustee under such indenture to enter into such supplemental indentures and any related agreements; provided that notwithstanding the fact that such supplemental indentures may become effective earlier, the proposed amendments set forth therein shall not become operative until the Effective Time. The consummation of any Company Note Offer and Consent Solicitation or any Notes Enhancement shall not be a condition to Closing, and, for the avoidance of doubt, the parties shall be required to effect the Closing at the time the Merger is required to be consummated in accordance with Section 2.2 whether or not any Company Note Offer and Consent Solicitation or any Notes Enhancement shall have been consummated.

(c) The cooperation and other obligations contemplated by Section 6.12(a) and (b) shall not require the Company or its Subsidiaries or any of their Representatives to:

(i) take any action that would (or would reasonably be expected to) cause any representation, warranty, covenant or other obligation in this Agreement to be breached or any closing condition to fail to be satisfied or would be reasonably expected to decrease the Company Cash on Hand below the Company Cash Amount at the time that Parent is expected to be required to effect the Closing;

(ii) waive or amend any terms of this Agreement;

(iii) execute, deliver, enter into, approve or perform any agreement, commitment, document or instrument, or modification of any agreement, commitment, document or instrument other than (A) the authorization letter contemplated by Section 6.12(a)(vi), (B) as required by the express terms of Section 6.12(b) and (C) those agreements, commitments, documents or instruments that are executed or delivered, as applicable, by Persons who will continue as officers of the Company or its Subsidiaries after the Closing and are subject to and contingent upon, and would not be effective prior to, the Closing;

(iv) deliver or cause the delivery of any legal opinions or any certificate as to solvency or any other certificate in connection with the Debt Financing other than the authorization letter contemplated by Section 6.12(a)(vi);

(v) adopt any resolutions, execute any consents or otherwise take any corporate or similar action other than any resolutions or consents by Persons who will continue as directors or managers, as applicable, of the Company or its Subsidiaries after the Closing that are subject to and contingent upon, and would not be effective prior to, the Closing;

(vi) pay any commitment or other similar fee, incur or reimburse any costs or expenses or incur any liability or obligation of any kind or give any indemnities prior to the Closing;

(vii) take any action if doing so could reasonably be expected to cause any director, officer, employee or stockholder of the Company or its Subsidiaries or their respective Representatives to incur any personal liability;

(viii) provide, or cause to be provided, any information the disclosure of which is prohibited or restricted under applicable Law or any binding agreement with a Third Party or is legally privileged or consists of attorney work product or could reasonably be expected to result in the loss of any attorney-client privilege;

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(ix) take any action that will conflict with or violate its organizational documents or any Laws or result in a violation or breach of, or default under, any Contract to which the Company or any of its Subsidiaries is a party;

(x) take any action that will unreasonably interfere with the ongoing operations of the Company and its Subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of the Company or its Subsidiaries;

(xi) prepare or deliver any financial statements or other financial data other than the Required Financial Statements and the Projections and the Pre-Release Information and such other financial statements, schedules, other financial data or other information regarding the Company and its Subsidiaries that are (A) in the possession of the Company or reasonably available to the Company without undue burden or expense at such time and (B) reasonably requested as provided in Section 6.12(a)(i), it being understood that under no circumstances shall the Company and its Subsidiaries be required to provide pro forma financial information, projections or other pro forma adjustments other than the Projections, all of which shall be the responsibility of Parent and Acquisition Sub (it being understood that while the Company shall be responsible for producing the Projections, Parent and Acquisition Sub shall provide the Company with the pro forma adjustments necessary to prepare such Projections on a pro forma basis for the transactions contemplated hereby); or

(xii) provide or prepare (1) any description of all or any portion of the Financing, the Liverpool Debt Financing, any Company Note Offer and Consent Solicitation, or any securities issued in lieu thereof, including any “capitalization” (with respect to any Parent Party), “description of notes,” “description of other indebtedness” or “plan of distribution,” any such description to be included in liquidity and capital resources disclosure or other information customarily provided by a lead arranger or an initial purchaser or underwriter, (2) risk factors relating to all or any component of the Financing, the Liverpool Debt Financing, any Company Note Offer and Consent Solicitation or any securities issued in lieu thereof, (3) any other information required by Rules 3-05 (with respect to acquisitions made by the Company or the Company’s Subsidiaries), 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or information required by required by Item 302, 402, 403, 404 or 601 of Regulation S-K under the Securities Act, as such provisions may be subsequently amended or supplemented and any additional related provisions of Regulation S-X or Regulation S-K that may be applicable to Financing, the Liverpool Debt Financing, any Company Note Offer and Consent Solicitation, or any securities issued in lieu thereof as may be implemented and applicable or any information regarding executive compensation and related person disclosure or XBRL exhibits and the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC- 27444A, (4) financial statements or other financial data (including selected financial data) for any period earlier than the fiscal year ended January 28, 2023 in the case of the Company and its Subsidiaries, (5) (A) the effects of purchase accounting or any adjustments related thereto for any applicable transaction, or (B) any tax consideration or use of proceeds disclosure, or (6) projections or other forward-looking statements other than the Projections (clauses (1) through (6), the “Excluded Information”).

(d) Parent shall be solely responsible for the contents (other than historical information of the Company and its Subsidiaries) and determination of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information. Any offering materials, presentations, bank information memoranda and other documents prepared by or on behalf of or utilized by Parent, Acquisition Sub or Liverpool, or the Debt Financing Sources or the Liverpool Debt Financing Sources, in connection with the Parent Parties’ financing activities in connection with the transactions contemplated hereby (including any Company Note Offer and Consent Solicitation or Notes Enhancement), which include any information provided by the Company or any of its Affiliates or Representatives, including any offering memorandum, banker’s book, prospectus or similar document used, or any other written offering materials used, in connection with any

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Debt Financing or Liverpool Debt Financing, shall include a conspicuous and customary disclaimer to the effect that none of the Company or any of its Subsidiaries or any of their respective Representatives have any responsibility for the content of such document and disclaim all responsibility therefor.

(e) Parent shall promptly upon request reimburse the Company for any reasonable and documented out-of-pocket expenses and costs (including outside attorneys’ fees and disbursements) incurred in connection with the Company’s, its Subsidiaries’ or their respective Representatives’ obligations under this Section 6.12 (it being understood that the reimbursement set forth in this paragraph shall not apply to any fees, costs and expenses that are incurred by, or on behalf of, the Company in connection with its ordinary course financial reporting requirements or which would have been incurred regardless of any cooperation with the Debt Financing, Liverpool Debt Financing or any Company Note Offer and Consent Solicitation); provided that Parent’s reimbursement obligations under this Section 6.12(e), except with respect to any Company Note Offer and Consent Solicitation or any Notes Enhancement, shall only be required to be paid if this Agreement is terminated without the Closing having occurred.

(f) Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines, Tax or expenses (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) suffered or incurred by any of them as a result of, or in connection with, the Company’s, its Subsidiaries’ or their respective Representatives’ obligations under this Section 6.12, the Debt Financing, the Liverpool Debt Financing, any Company Note Offer and Consent Solicitation, or any Notes Enhancement, or any information used in connection with the Debt Financing, the Liverpool Debt Financing, any Company Note Offer and Consent Solicitation or any Notes Enhancement and any action taken by any of them at the request of Liverpool, Parent, Acquisition Sub, any Debt Financing Sources or any Liverpool Debt Financing Sources pursuant to this Section 6.12 or otherwise in accordance with this Section 6.12, except, in each case, to the extent such losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines, Tax or expenses (including outside attorneys’ fees and disbursements) arose from the fraud, gross negligence, bad faith, intentional misrepresentation or willful misconduct by of the Company, its Subsidiaries or any of their respective Representatives, as determined in a final, non-appealable judgment of a court of competent jurisdiction.

(g) Notwithstanding anything herein to the contrary, Parent acknowledges and agrees that a breach of this Section 6.12 shall only constitute a material breach of the Company for purposes of Section 7.2(b) if (i) such breach is a material breach, (ii) Parent has provided the Company with written notice of such material breach (with reasonable specificity as to the basis for such breach and detailing in good faith reasonable steps that the Company could take to comply with this Section 6.12 in order to cure such breach) and the Company has failed to cure such breach in a reasonably timely manner, and (iii) such breach is the proximate cause of the Debt Financing not being consummated.

Section 6.13 Acquisition Sub; Parent Parties.

(a) During the Pre-Closing Period, Parent shall take all actions necessary to (i) cause Acquisition Sub and the other Parent Parties to perform their respective obligations under this Agreement and under the other Transaction Documents and (ii) ensure that, prior to the Effective Time, Acquisition Sub shall not engage in any activity, conduct any business, incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement or in furtherance of the transactions contemplated by this Agreement and the Financing. Any Consent or waiver by Parent under this Agreement shall be deemed to also be a Consent or waiver by Acquisition Sub.

(b) Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Acquisition Sub of, and the compliance by Acquisition Sub with, all of the covenants, agreements, obligations and undertakings of Acquisition Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Acquisition Sub hereunder. Parent shall, immediately following the execution and delivery of this Agreement, approve this Agreement in its capacity as sole shareholder of Acquisition Sub in accordance with applicable Law and the certificate of incorporation and bylaws of Acquisition Sub.

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Section 6.14 No Control of the Company’s Business. Nothing contained in this Agreement is intended to give Parent, Acquisition Sub or any of the other Parent Parties, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.15 Rule 16b-3 Matters. Notwithstanding anything in this Agreement to the contrary, prior to the Effective Time, the Company shall take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including any derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.16 Stock Exchange Matters. The Company shall cooperate with Parent to cause the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time; provided that such de-listing and termination shall not be effective until after the Effective Time.

Section 6.17 Shareholder Litigation. During the Pre-Closing Period, (a) the Company shall promptly advise Parent in writing of any threatened or commenced Action by a shareholder of the Company (other than the Parent Parties) against the Company or its directors or officers (in their capacities as such) arising out of or relating to this Agreement or the transactions contemplated by this Agreement and shall keep Parent reasonably informed regarding any such Action, (b) the Company shall control the defense of such shareholder Action and shall consult with Parent on significant decisions related to the defense, settlement or prosecution of any such shareholder Action (provided, that this obligation shall not require any communication that could reasonably result in a waiver of the attorney-client privilege between the Company and its counsel), and (c) the Company shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such shareholder Action arising or resulting from the transactions contemplated by this Agreement, or consent to the same without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Parent shall promptly advise the Company of any threatened or commenced Action by a shareholder of the Company against Parent, Acquisition Sub or any of the Parent Parties in their capacity as shareholders of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement after the date hereof. If such a shareholder Action is commenced, the applicable Parent Party or Parent Parties may, upon written notice to the Company, assume control of the defense of any claim that relates solely to Parent, Acquisition Sub, or any Parent Party in its capacity as a shareholder, and the Company shall have the same consultation and consent rights with respect to such defense as Parent would have with respect to a shareholder Action under the first sentence of this Section 6.17.

Section 6.18 Takeover Laws. Each of the parties hereto shall use all reasonable efforts (a) to take all action necessary so that no Takeover Law is or becomes applicable to restrict or prohibit this Agreement, the Merger or the other transactions contemplated by this Agreement and (b) if any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, to take all action necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize (to the greatest extent possible) the effects of such Takeover Law on this Agreement, the Merger and the other transactions contemplated by this Agreement.

Section 6.19 Repayment of Indebtedness. In connection with and conditioned upon the Effective Time, Parent shall provide and make available to the Company in immediately available funds an amount equal to that which is necessary for the Company and its Subsidiaries to repay and discharge in full all amounts outstanding or otherwise due and owing pursuant to the terms of the Existing Credit Agreement (including, without limitation, the pledge or deposit of cash collateral or issuance of backstop letters of credit in respect of the Company’s or any of its Subsidiaries’ existing letters of credit) (the “Company Debt”) in accordance with the Payoff Letter relating thereto, including accrued interest thereon and all fees and other obligations (including premiums, make-whole amounts, penalties or other charges or amounts that become payable thereunder as a result of the prepayment thereunder or the consummation of the transactions

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contemplated at the Closing or that may become due and payable at the Effective Time) of the Company or any of its Subsidiaries thereunder (collectively, the “Debt Payoff Amount”) and cause all Liens related to the Debt Payoff Amount to be terminated (other than the pledge or deposit of cash collateral in respect of the Company’s or any of its Subsidiaries’ existing letters of credit) in accordance with the Payoff Letter relating thereto. Subject to Parent’s compliance with the previous sentence, the Company shall pay (or shall cause to be paid) the Debt Payoff Amount to the Persons specified in the relevant Payoff Letter as promptly as practicable following the date the Company receives such Debt Payoff Amount, but no sooner than the Effective Time. The Company shall, on or prior to the Closing Date, provide Parent with a customary payoff letter (the “Payoff Letter”) from the agents on behalf of the financial institutions or other lenders party to the Existing Credit Agreement, which Payoff Letter shall set forth the aggregate amount required to satisfy in full all such indebtedness of the Company or any of its Subsidiaries under the Existing Credit Agreement to be discharged at the Closing, together with pay-off instructions for making such repayment on the Closing Date.

Section 6.20 Special Dividend. Prior to and contingent upon the occurrence of the Closing, the Company shall be permitted to declare in accordance with applicable Law a special cash dividend (the “Special Dividend”) to holders of record of Company Common Stock as of a date that is no later than one trading day prior to the Effective Time in an amount equal to (a) $0.25 per share of Company Common Stock or (b) if such amount would result in the Company Cash on Hand as of immediately prior to the Effective Time being less than $410,000,000 after giving effect to the aggregate amount of the Special Dividend to be paid on the issued and outstanding shares of Company Common Stock, Vested Company Options, Vested Company RSUs, and Vested Company PSUs (such aggregate amount, the “Special Dividend Payment”), the greatest amount per share of Company Common Stock less than $0.25 that would result in there being $410,000,000 in Company Cash on Hand as of immediately prior to the Effective Time after giving effect to the Special Dividend Payment (the “Special Dividend Per Share Amount”). For the avoidance of doubt, if the payment of the Special Dividend in an amount of $0.01 per share of Company Common Stock would cause there to be less than $410,000,000 in Company Cash on Hand as of immediately prior to the Effective Time after giving effect thereto, then there shall be no Special Dividend pursuant to this Agreement.

Article VII

CONDITIONS TO THE MERGER

Section 7.1 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent not prohibited by Law) waiver by each of the Company, Parent and Acquisition Sub at or prior to the Effective Time of the following conditions:

(a) the Requisite Shareholder Approvals shall have been obtained;

(b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

(c) no court of competent jurisdiction in the United States shall have issued or entered any Order that is then in effect that prohibits, enjoins or makes illegal the consummation of the Merger; and

(d) no Below Investment Grade Rating Event shall have occurred and is continuing.

Section 7.2 Conditions to Obligations of Parent and Acquisition Sub to Effect the Merger. The obligations of Parent and Acquisition Sub to effect the Merger are, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent not prohibited by Law) waiver by Parent at or prior to the Effective Time of the following conditions:

(a) (i) each of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company set forth in the first sentence of Section 4.1(a) (Organization and Qualification; Subsidiaries), Section 4.2(a), (b) and (c) (Capitalization), Section 4.3 (Authority Relative to Agreement), Section 4.9(b) (Absence of Certain Changes or Events), Section 4.19 (Vote Required), and Section 4.20 (Brokers)), without regard to materiality or Company Material Adverse Effect qualifiers contained within such representations and warranties, shall be true and correct as of the date hereof and as the Closing Date as though made as of the Closing Date (except to the extent

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such representations and warranties expressly relate to another date (in which case such representations and warranties shall be true and correct on and as of such other date)), other than failures to be true and correct as would not, individually or in the aggregate, have a Company Material Adverse Effect; (ii) the representations and warranties of the Company set forth in the first sentence of Section 4.1(a) (Organization and Qualification; Subsidiaries), Section 4.3 (Authority Relative to Agreement), Section 4.19 (Vote Required), and Section 4.20 (Brokers) shall be true and correct in all material respects on the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date (in which case such representations and warranties shall be true and correct in all material respects on and as of such other date)); (iii) the representations and warranties of the Company set forth in Section 4.2(a), (b) and (c) (Capitalization) shall be true as of the Specified Date in all but de minimis respects and (iv) the representation and warranty of the Company set forth in Section 4.9(b) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date;

(b) the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing Date; and

(c) the Company shall have delivered a certificate to Parent, dated as of the Closing Date and duly executed by a senior executive officer (or similar authorized person) of the Company, certifying to the effect that the conditions set forth in Section 7.2(a) and (b) have been satisfied.

Section 7.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent not prohibited by Law) waiver by the Company at or prior to the Effective Time of the following conditions:

(a) each of the representations and warranties of Parent and Acquisition Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct in all material respects on and as of such other date);

(b) Parent and Acquisition Sub shall have performed or complied in all material respects with their respective obligations required under this Agreement to be performed or complied with on or prior to the Closing Date; and

(c) Parent shall have delivered a certificate to the Company, dated as of the Closing Date and duly executed by a senior executive officer of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Article VIII

TERMINATION

Section 8.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Requisite Shareholder Approvals are obtained (except as otherwise expressly noted), as follows:

(a) by mutual written consent of each of Parent and the Company;

(b) by either Parent or the Company, if:

(i) the Merger shall not have been consummated on or before 5:00 p.m. (New York City time) on September 22, 2025 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party hereto if the failure of such party, and in the case of Parent, including the failure of Acquisition Sub, to perform or comply with any of its obligations contained in this Agreement has been the proximate cause of, or primarily resulted in, the failure of the Closing to have occurred on or before such date;

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(ii) prior to the Effective Time, any court of competent jurisdiction in the United States shall have issued or entered any Order permanently restraining, enjoining or otherwise prohibiting the Merger, and such Order shall have become final and non-appealable;

(iii) the Requisite Shareholder Approvals shall not have been obtained at the Shareholders’ Meeting duly convened therefor at which this Agreement has been voted upon; provided that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to a party if the failure to obtain the Requisite Shareholder Approvals was primarily due to the failure in any material respect of such party to perform any of its obligations under this Agreement (and in the case of Parent, including the failure of Acquisition Sub to perform any of its obligations under this Agreement or the failure of any Parent Party to perform its obligations under Section 2 of the Rollover and Support Agreements); or

(iv) a Below Investment Grade Rating Event has occurred and is continuing; provided that the right to terminate this Agreement under this Section 8.1(b)(iv) shall not be available to Parent or the Company until the date that is forty-five (45) days after the Below Investment Grade Rating Event has occurred;

(c) by the Company, if:

(i) Parent or Acquisition Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied, (B) has been identified by the Company in a written notice delivered to Parent and (C) is not capable of being cured, or is not cured, by Parent or Acquisition Sub on or before the earlier of (1) the date that is three (3) Business Days prior to the Outside Date or (2) the date that is thirty (30) calendar days following the Company’s delivery of written notice to Parent or Acquisition Sub, as applicable, of such breach; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company shall have breached, or failed to perform, any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 7.2(a) or Section 7.2(b) would not be satisfied;

(ii) prior to receipt of the Requisite Shareholder Approvals, (A) the Company shall have received a Superior Proposal, (B) the Company Board (acting upon the recommendation of the Special Committee) shall have authorized the Company to enter into a definitive acquisition agreement with respect to such Superior Proposal, (C) the Company shall have complied with Section 6.5(e) in respect of such Superior Proposal and (D) substantially concurrently with such termination, the Company shall have paid (or caused to be paid) to Parent or its designee the Company Termination Fee as specified in Section 8.3(a)(ii); or

(iii) after the Inside Date, (A) all of the conditions set forth in Section 7.1 and Section 7.2 shall have been satisfied (other than those conditions (1) the failure of which to be satisfied is attributable primarily to a breach or failure to perform by Parent or Acquisition Sub of its representations, warranties, covenants or agreements hereunder or (2) that by their terms are capable of being satisfied only on the Closing Date, so long as such conditions in this clause (2) are at the time of termination capable of being satisfied as if such time were the Closing or (to the extent not prohibited by Law) waived by the party hereto entitled to waive such conditions), (B) the Company shall have notified Parent in writing that all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions (1) the failure of which to be satisfied is attributable primarily to a breach or failure to perform by Parent or Acquisition Sub of its representations, warranties, covenants or agreements hereunder or (2) that by their terms are capable of being satisfied only on the Closing Date, so long as such conditions in this clause (2) are at the time of termination capable of being satisfied as if such time were the Closing or (to the extent not prohibited by Law) waived by the party hereto entitled to waive such conditions) and it stands ready, willing and able to consummate the Merger and (C) the Merger shall not have been consummated within three (3) Business Days after the later of (1) delivery of such notice referred to in clause (B) to Parent and (2) the date the Merger was required to be consummated pursuant

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to Section 2.2; provided that no party shall be permitted to terminate this Agreement pursuant to Section 8.1(b)(i) during the three (3)-Business-Day period following the notice referred to in clause (B) above; or

(d) by Parent, if:

(i) at any time prior to obtaining the Requisite Shareholder Approvals, the Company Board or the Special Committee shall have made an Adverse Recommendation Change; provided that Parent’s right to terminate this Agreement pursuant to this Section 8.1(d)(i) shall expire upon the earlier of (x) the Requisite Shareholder Approvals having been obtained and (y) 5:00 p.m. (New York City time) on the tenth (10th) Business Day following the date on which such Adverse Recommendation Change occurs; or

(ii) the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied, (B) has been identified by the Parent in a written notice delivered to the Company and (C) is not capable of being cured, or is not cured, by the Company on or before the earlier of (1) the date that is three (3) Business Days prior to the Outside Date and (2) the date that is thirty (30) calendar days following Parent’s delivery of written notice to the Company of such breach; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(ii) if Parent or Acquisition Sub has breached, or failed to perform, any of its representations, warranties, covenants or agreements in this Agreement, in any case, such that a condition contained in Section 7.3(a) or Section 7.3(b) would not be satisfied.

Section 8.2 Effect of Termination. In the event that this Agreement is validly terminated by either the Company or Parent and the Merger is abandoned pursuant to Section 8.1, written notice thereof shall be given to the other party or parties hereto, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of each party hereto shall cease; provided that no such termination shall relieve any party hereto of any liability, costs, expenses (including attorneys’ fees) or damages of any kind, all which shall be deemed in such event to be damages of such party, in the event of any Intentional Breach prior to such termination, in which case, except as otherwise provided in Section 8.3, the aggrieved party shall be entitled to all remedies available at law or in equity, including as provided in Section 9.7; provided further that the Confidentiality Agreements, the Guaranties, the Rollover and Support Agreements, the expense reimbursement and indemnification obligations contained in Section 6.12 (Financing Cooperation), the representations and warranties set forth in Section 4.24 and Section 5.14, the obligations under the penultimate sentence of Section 6.4(a) (Access to Information; Confidentiality), and the provisions of Section 6.8 (Public Announcements), this Section 8.2 (Effect of Termination), Section 8.3 (Termination Fees; Expenses) and Article IX shall survive any termination of this Agreement pursuant to Section 8.1 in accordance with their respective terms.

Section 8.3 Termination Fees; Expenses.

(a) Except in the event that this Agreement is validly terminated in a circumstance where any Reverse Termination Fee is payable, in the event that:

(i) (A) a Third Party has made to the Company or directly to the Company’s shareholders a Competing Proposal after the date of this Agreement, (B) this Agreement is subsequently validly terminated by the Company or Parent pursuant to Section 8.1(b)(iii) and at the time of the Shareholders’ Meeting such Competing Proposal has been publicly announced after the date of this Agreement and has not been rejected or otherwise withdrawn or abandoned and (C) concurrently with or within twelve (12) months after the date of such termination of this Agreement, the Company or any of its Subsidiaries consummates such Competing Proposal or enters into a definitive agreement to effect such Competing Proposal and such Competing Proposal is subsequently consummated; provided that for purposes of clause (C) of this Section 8.3(a)(i), the references to “twenty percent (20%)” in the definition of Competing Proposal shall be deemed to be references to “fifty percent (50%)”;

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(ii) this Agreement is validly terminated by the Company pursuant to Section 8.1(c)(ii); or

(iii) this Agreement is validly terminated by Parent pursuant to Section 8.1(d)(i),

then the Company shall (A) in the case of clause (i) above, no later than two (2) Business Days following the date of the consummation of such Competing Proposal, or in the case of clause (ii) above, prior to or substantially concurrently with such termination, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of Parent, the Alternative Transaction Termination Fee and (B) in the case of clause (iii) above, no later than two (2) Business Days after the date of such termination, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of Parent, the Adverse Recommendation Termination Fee (it being understood that notwithstanding any other provision of this Agreement in no event shall the Company be required to pay either the Alternative Transaction Termination Fee or the Adverse Recommendation Termination Fee on more than one occasion or pay both the Alternative Transaction Termination Fee and the Adverse Recommendation Termination Fee on any occasion).

(b) In the event this Agreement is terminated (i) by the Company pursuant to Section 8.1(c)(i) or Section 8.1(c)(iii) or by the Company or Parent pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii) at a time when the Company had the right to terminate this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(iii) or (ii) by the Company or Parent pursuant to Section 8.1(b)(iv) or by the Company or Parent pursuant to Section 8.1(b)(i) at a time when a Below Investment Grade Rating Event has occurred and is continuing, then in each case, Parent shall, in the case of termination by (A) Parent, simultaneously with such termination, or (B) the Company, no later than two (2) Business Days after the date of such termination, in the case of clause (A) and (B) above, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of the Company, (1) in the case of clause (i) above, the Base Reverse Termination Fee or (2) in the case of clause (ii) above, the Downgrade Reverse Termination Fee (it being understood that notwithstanding any other provision of this Agreement in no event shall Parent be required to pay (x) either the Base Reverse Termination Fee or the Downgrade Reverse Termination Fee on more than one occasion or (y) both the Base Reverse Termination Fee and the Downgrade Reverse Termination Fee on any occasion).

(c) Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Company’s rights set forth in Section 8.2, Section 8.3(e), Section 8.3(h) and Section 9.12, the Company’s receipt in full of the applicable Reverse Termination Fee pursuant to Section 8.3(b) (in circumstances where the Reverse Termination Fee is due pursuant to Section 8.3(b)) and the Additional Obligations (in circumstances where such amounts are due) shall constitute the sole and exclusive monetary remedy of the Company and its Subsidiaries against Parent, Acquisition Sub, the other Parent Parties, the Debt Financing Sources and the Liverpool Debt Financing Sources or any of their respective direct or indirect, former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that the Parent Parties shall also be obligated with respect to the Company’s rights set forth in Section 8.2, Section 8.3(e), Section 8.3(h) and Section 9.12).

(d) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Parent’s rights set forth in Section 8.2, Section 8.3(e), Section 8.3(h) and Section 9.12, Parent’s receipt in full of the applicable Company Termination Fee pursuant to Section 8.3(a), in circumstances where the Company Termination Fee is owed pursuant to Section 8.3(a), shall constitute the sole and exclusive monetary remedy of Parent and Acquisition Sub against the Company and its Subsidiaries and any of their respective direct or indirect, former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the “Company Related Parties”) for all losses and damages suffered by any Parent Related Party as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Company Related Parties

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shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that the Company shall also be obligated with respect to Parent’s and Acquisition Sub’s rights set forth in Section 8.2, Section 8.3(e), Section 8.3(h) and Section 9.12).

(e) Notwithstanding Section 8.3(c) and Section 8.3(d), (i) payment of the Reverse Termination Fee pursuant to Section 8.3(b) shall not constitute (A) liquidated damages with respect to any claim for damages or any other claim which the Company would be entitled to assert against Parent, any Parent Related Parties or any of their respective assets in connection with or relating to any such termination of this Agreement in the event of any Intentional Breach by a Parent Party prior to such termination, or (B) the sole and exclusive remedy in connection with or relating to any such termination of this Agreement in the event of any Intentional Breach by a Parent Party prior to such termination and (ii) payment of the Company Termination Fee pursuant to Section 8.3(a) shall not constitute (A) liquidated damages with respect to any claim for damages or any other claim which Parent or Acquisition Sub would be entitled to assert against the Company, any Company Related Parties or any of their respective assets in connection with or relating to any such termination of this Agreement in the event of any Intentional Breach by the Company prior to such termination, or (B) the sole and exclusive remedy in connection with or relating to any such termination of this Agreement in the event of any Intentional Breach by the Company prior to such termination.

(f) Notwithstanding anything to the contrary in this Agreement or the Transaction Documents, but subject to the Company’s specific performance remedies in Section 9.12 and the Company’s rights under the Confidentiality Agreements, the maximum aggregate liability, whether in equity or at Law, in Contract, in tort or otherwise of the Parent Parties collectively (including monetary damages for Intentional Breach) (i) under this Agreement or any other Transaction Document; (ii) in connection with the failure of the Merger (including the Financing) or the other transactions contemplated hereunder or under the Transaction Documents to be consummated; or (iii) in respect of any representation or warranty made or alleged to have been made in connection with this Agreement or any other Transaction Document, will not exceed under any circumstances an amount equal to the aggregate of (A) the Maximum Liability Amount (inclusive of any amounts paid under the Reverse Termination Fees), (B) any costs, expenses and interest payable pursuant to Section 8.3(h), (C) any reimbursement and indemnification amounts payable pursuant to Section 6.12, and (D) any expenses incurred by the Company in connection with enforcing its rights under the Limited Guaranties (clauses (B) through (D), the “Additional Obligations”).

(g) Notwithstanding anything to the contrary in this Agreement or the Transaction Documents, but subject to Parent’s specific performance remedies in Section 9.12, the maximum aggregate liability, whether in equity or at Law, in Contract, in tort or otherwise of the Company Related Parties collectively (including monetary damages for Intentional Breach) under this Agreement or any Transaction Document or in respect of any representation or warranty made or alleged to have been made in connection with this Agreement or any Transaction Document, will not exceed under any circumstances an amount equal to the aggregate of (A) the Maximum Liability Amount (inclusive of any amounts paid under the Termination Fees) and (B) any costs, expenses and interest payable pursuant to Section 8.3(h).

(h) Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and without these agreements, Parent, Acquisition Sub and the Company would not enter into this Agreement, (ii) each of the Company Termination Fee and the Reverse Termination Fee is not a penalty, but, except as set forth in Section 8.3(e), is liquidated damages, in a reasonable amount that will compensate the Company or Parent, as the case may be, in the circumstances in which such fee is payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the parties hereto would not enter into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, either Parent or the Company, as the case may be, commences a suit that results in a judgment against the other party for the payment of any amount set forth in this Section 8.3, such paying party shall pay the other party its costs and expenses in connection with such suit, together with interest on such amount due pursuant to this Section 8.3 at the annual rate of two percent (2%) plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date

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such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that nothing in this Section 8.3 shall be deemed to affect their respective rights under Section 9.12 in order to specifically enforce this Agreement.

Article IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and any instrument delivered pursuant to or in connection with this Agreement by any Person shall terminate at the Effective Time or, except as provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.6 and Section 6.9.

Section 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering party receives an affirmative confirmation (excluding automatic acknowledgement of receipt) from the party to whom notice was intended (or if such affirmative confirmation is not received on the day of delivery, effective on the next Business Day following the date of delivery), if delivered by email as listed below, or (c) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the intended recipient at the following addresses (or at such other physical or email address for a party as may be specified in a notice given in accordance with this Section 9.2):

if to Parent or Acquisition Sub:

c/o Nordstrom, Inc.
1617 Sixth Avenue,
Seattle, Washington 98101
Phone: (206) 628-2111
Attention: Erik Nordstrom

with copies to (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
E-mail:	ben.schaye@stblaw.com
jmendez@stblaw.com
Attention:	Benjamin P. Schaye
Juan F. Méndez

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if to the Company:

Nordstrom, Inc.
1617 Sixth Avenue
Seattle, Washington, 98101
E-mail:	Ann.Steines@nordstrom.com
Attention:	Ann Munson Steines, Chief Legal Officer, General Counsel and Corporate Secretary

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1001 Page Mill Road Building 1
Palo Alto, California 94304
Phone: (650) 565-7000
Email:	dzaba@sidley.com
Attention:	Derek Zaba

and

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Phone: (312) 853-7000
Email:	ggerstman@sidley.com
swilliams@sidley.com
Attention:	Gary Gerstman
Scott R. Williams

For purposes of clarity, any notice required to be provided to Acquisition Sub shall be deemed provided when made to Parent, subject to compliance with the other procedures set forth in this Section 9.2.

Section 9.3 Interpretation; Certain Definitions.

(a) The parties hereto have participated jointly in the negotiation and drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(b) Disclosure of any fact, circumstance or information in any section of the Company Disclosure Letter or Parent Disclosure Letter shall be deemed to be disclosure of such fact, circumstance or information with respect to any other section of the Company Disclosure Letter or Parent Disclosure Letter, respectively, if it is reasonably apparent on the face of such disclosure that such disclosure relates to any such other section. The inclusion of any item in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to be an acknowledgment that the information is required to be disclosed or admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

(c) The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The use of the word “or” shall not be exclusive, unless context requires otherwise. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to articles, sections, clauses, paragraphs, exhibits, annexes and schedules are to the articles, sections, clauses and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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Whenever the words “include,” “includes” or “including” (and words of similar meaning) are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa, and references to a Person are also to its permitted successors and assigns. The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to immediately prior to the execution and delivery of this Agreement, unless the context requires otherwise. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law and to any rules or regulations promulgated thereunder (in the case of a statute) as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States of America. All references to “U.S.” or the “United States” are to the United States of America, including its territories and possessions. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

(d) Unless otherwise specified, the words “made available to,” “delivered to” or “disclosed to” (or words of similar import) (i) Parent or Acquisition Sub include the documents (a) posted to the VDR, or otherwise provided to Parent or its Representatives in response to a due diligence request from Parent or its Representatives or otherwise, prior to 8:00 p.m. (New York City time) on the day immediately preceding the date of this Agreement or (b) included as an exhibit to the Company SEC Documents filed with, or furnished to, the SEC by the Company prior to the date of this Agreement and (ii) the Company include the documents provided to the Company or its Representatives prior to 8:00 p.m. (New York City time) on the day immediately preceding the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that the Financing, the Rollover, the Liverpool Debt Financing, and any Company Note Offers or Consent Solicitation is the responsibility of Parent and Acquisition Sub and not the Company or any Subsidiary of the Company and that (A) the Company makes no representations or warranties relating to the Financing, the Rollover, the Liverpool Debt Financing, any Company Note Offer and Consent Solicitation or any Notes Enhancement (including whether the Company has authorized the Financing, the Rollover, the Liverpool Debt Financing, any Company Note Offer and Consent Solicitation or any Notes Enhancement or whether any of the transactions contemplated by the Financing, the Rollover, the Liverpool Debt Financing, any Company Note Offer and Consent Solicitation or any Notes Enhancement conflict with or violate any obligation of the Company or any Subsidiary of the Company or Contract to which the Company or any Subsidiary of the Company is a party), (B) except for Section 6.12, none of the covenants of the Company in this Agreement require the Company to take any action relating to the Financing, the Rollover, the Liverpool Debt Financing, any Company Note Offer and Consent Solicitation or any Notes Enhancement and (C) for purposes of the representations and warranties and covenants and obligations of the Company hereunder, the transactions contemplated by this Agreement shall not include the Financing, the Rollover, the Liverpool Debt Financing, any Company Note Offer and Consent Solicitation or any Notes Enhancement. Reference to “other party hereto” or “other parties hereto” when derived from the Company shall mean Parent and Acquisition Sub and shall mean the Company when derived from either Parent or Acquisition Sub.

Section 9.4 Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof to any Person or circumstance is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions

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contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

Section 9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 9.5 shall be null and void.

Section 9.6 Entire Agreement. This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the other Transaction Documents, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. Parent and Acquisition Sub acknowledge that an Intentional Breach of a Transaction Document by any of the Parent Parties shall constitute an Intentional Breach of Parent and Acquisition Sub under this Agreement.

Section 9.7 No Third-Party Beneficiaries. Parent, Acquisition Sub and the Company hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other parties to this Agreement and are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder (including the right to rely upon the representations and warranties set forth in this Agreement), except for (a) Article III, which, after the Closing, shall be for the benefit of any Person entitled to payment thereunder, (b) Section 6.6 (Directors’ and Officers’ Indemnification and Insurance), which, after the Effective Time, shall be for the benefit of each D&O Indemnified Party, such D&O Indemnified Party’s heirs, executors or administrators and each D&O Indemnified Party’s representatives, (c) with respect to Section 8.3, the Parent Related Parties and the Company Related Parties, respectively, as it relates to the provisions specifically attributable to such Persons, (d) the rights of Affiliates and Representatives of the Company and its Subsidiaries to reimbursement and indemnification under Section 6.12 (Financing Cooperation) and (e) the right of the Company, on behalf of holders of shares of Company Common Stock, Vested Company Options, Vested Company RSUs and Vested Company PSUs (each of whom shall be an express third-party beneficiary of this Agreement to the extent required for this clause (e) to be enforceable) to pursue claims for damages, costs, expenses and liabilities of any kind suffered such persons in the event of an Intentional Breach of this Agreement by Parent or Acquisition Sub and other relief, including equitable relief, for a breach by Parent or Acquisition Sub of its obligations under this Agreement (provided that such holders shall not be entitled to pursue such damages, costs, expenses, liabilities or other relief on their own behalf). The parties agree that the rights of third-party beneficiaries under clauses (a) and (b) of this Section 9.7 shall not arise unless and until the Effective Time occurs. Each of the Persons identified in clauses (a) through (e) of this Section 9.7 shall be an express third-party beneficiary of this Agreement in accordance with such clauses and the provisions referenced therein; provided that the Persons named in clause (a) or (b) of this Section 9.7 shall be entitled to enforce their rights under this Agreement. In the event of an Intentional Breach, the breaching party shall be fully liable for any and all damages, costs, expenses, liabilities of any kind suffered by the other party, which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs and which, in the case of an Intentional Breach by a Parent Party, shall include, in addition to any other remedies available at law or in equity, a payment from Parent or Acquisition Sub in an amount representing, or based on the loss of, the premium the shareholders of the Company would be entitled to receive pursuant to the terms of this Agreement if the Merger were consummated in accordance with the terms hereof, and if, pursuant to the foregoing, the Company is entitled to receive any such payment, the Company shall be entitled to enforce Parent’s and Acquisition Sub’s payment obligation and, upon receipt of any such payment, the Company shall be entitled to retain the amount of such payment so received, in each case, as contemplated by Section 261(a)(1) of the Delaware General Corporation Law as if it were applicable to the Company, but subject to Section 8.3(f) and Section 8.3(g). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties may be subject to

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waiver by the parties hereto in accordance with Section 9.9 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding anything in this Agreement to the contrary, Parent, Acquisition Sub and the Company agree that the Debt Financing Sources and the Liverpool Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.7, Section 9.8, Section 9.11, Section 9.13 and Section 9.15 and that such Sections (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections) may not be amended in a manner materially adverse to the Debt Financing Sources or Liverpool Debt Financing Sources without the written consent of the parties to the Debt Commitment Letter or the parties to the Liverpool Debt Commitment Letter, as applicable.

Section 9.8 Amendment. This Agreement may be amended by mutual agreement of the Company and Parent at any time before or after receipt of the Requisite Shareholder Approvals; provided that (a) after the Requisite Shareholder Approvals have been obtained, there shall not be any amendment that by Law or in accordance with the rules of any stock exchange requires further approval by the shareholders of the Company without such further approval of such shareholders; (b) any amendment to this Section 9.8 or Section 8.3, Section 9.4, Section 9.5, Section 9.6, Section 9.7, Section 9.11, Section 9.13 or Section 9.15 or any defined term used therein (or any other provisions of this Agreement to the extent that such amendment would modify the substance of any of the foregoing Sections or any defined terms used therein), in each case to the extent such amendment would adversely affect the rights of a Debt Financing Source or Liverpool Debt Financing Source under such Section, shall also be approved by such parties to the Debt Commitment Letter or the parties to the Liverpool Debt Commitment Letter, as applicable; and (c) no amendment shall be made to this Agreement after the Effective Time. Any such amendment shall be valid only if set forth in an instrument in writing signed by each of the parties hereto.

Section 9.9 Extension; Waiver. At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance for its benefit of any obligation or other act of any other party hereto, (b) waive any breach or inaccuracy in the representations and warranties made to it by another party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition for its benefit contained herein; provided that after obtaining the Requisite Shareholder Approvals, there shall be no extension of or waiver under this Agreement that by Law or in accordance with the rules of any stock exchange require further approval by the shareholders of the Company without such further approval of such shareholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Acquisition Sub in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.10 Expenses; Transfer Taxes. Except as expressly set forth herein (including the following sentence), all Expenses shall be paid by the party incurring such Expenses, whether or not such transactions are consummated; provided that Parent shall pay all costs and Expenses in connection with the filings of the notification and report forms under any Antitrust Laws, and any other notices, filings or similar actions to obtain any other Consent of any Governmental Authority, in each case, in connection with the transactions contemplated by this Agreement. Parent or the Company, as applicable, shall timely and duly pay all Transfer Taxes.

Section 9.11 Governing Law.

(a) Except to the extent the Laws of the State of Washington are mandatorily applicable to the Merger (including under Chapter 23B.13 of the WBCA) and any other transactions contemplated by this Agreement, this Agreement and all Actions (whether based on Contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Acquisition Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance

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with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto: (i) agrees that it will not bring or support any Person in any Action before any Governmental Authority of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Debt Financing Sources or the Liverpool Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the financings contemplated thereby, in any forum other than the United States Federal and New York State courts located in New York County, State of New York and (ii) agrees that, except as specifically set forth in the Debt Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Debt Financing Sources or the Liverpool Debt Financing Sources in any way relating to this Agreement, the Debt Financing, the Liverpool Debt Financing or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

Section 9.12 Specific Performance.

(a) The parties hereto acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the right of a party hereto to cause the other parties hereto to consummate the Merger and the other transactions contemplated by this Agreement (subject to the immediately succeeding sentence), in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to an injunction, specific performance or other equitable remedies (i) to enforce Parent’s and Acquisition Sub’s obligations to consummate the Merger and (ii) to enforce Liverpool’s obligation to provide the Equity Financing, in each case shall be subject to the following additional requirements: (A) all conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are capable of being satisfied only on the Closing Date, but subject to the satisfaction or, if permissible, waiver of such conditions by the party entitled to waive such conditions) have been satisfied (or waived), (B) the Debt Financing has been funded or would be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded, in each case in an amount that would result in gross proceeds of at least the Funded Debt Amount; (C) the Company Cash on Hand is at least the Company Cash Amount (minus the net proceeds of any Alternative Financing arranged in respect of clause (ii) of Section 6.11(d)), (D) the Company has confirmed in a written notice that (i) the Company is ready, willing and able to consummate the Closing and (ii) if specific performance is granted and the Equity Financing and the portion of the Debt Financing that would result in gross proceeds of at least the Funded Debt Amount are funded, then the Company would take such actions required of it by this Agreement to cause the Closing to occur and (E) Parent and Acquisition Sub have failed to effect the Closing prior to the earlier of the third (3rd) Business Day following the delivery of such confirmation specified in clause (D) above and one (1) Business Day before the Outside Date. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or any other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to show proof of actual damages or provide any bond or other security in connection with any such Order.

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(b) To the extent any party hereto brings an Action to specifically enforce the performance of the terms and provisions of this Agreement (other than an Action to enforce specifically any provision that expressly survives the termination of this Agreement) or to specifically enforce the Equity Commitment Letter or the Rollover and Support Agreements, the Outside Date shall automatically be extended to (i) the twentieth (20th) Business Day following the later of the resolution of such Action and the resolution of any Action brought in another jurisdiction seeking enforcement of such Action or (ii) such other time period established by the court presiding over such Action. In the event that the condition set forth in Section 7.1(d) was satisfied at the time that an Action was brought to seek specific performance of Parent’s obligation to effect a Closing, Parent and Acquisition Sub shall not subsequently be permitted to assert the failure of such condition and Parent shall not be entitled to terminate this Agreement pursuant to Section 8.1(b)(iv).

(c) Each of the parties hereto agrees that nothing set forth in this Agreement shall require a party to institute any Action for (or limit a party’s right to institute any Action for) specific performance under this Section 9.12 prior, or as a condition, to exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Action seeking remedies pursuant to this Section 9.12 or anything set forth in this Section 9.12 restrict or limit a party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter, provided, however, that under no circumstances will either party be permitted or entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing and (y) monetary damages, including the applicable Reverse Termination Fee or Company Termination Fee.

Section 9.13 Consent to Jurisdiction.

(a) Each of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement and (e) agrees that each of the other parties hereto shall have the right to bring any Action for enforcement of a judgment entered by the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware. Each of Parent, Acquisition Sub and the Company agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Notwithstanding anything in this Agreement to the contrary, the Company and Parent, their respective Subsidiaries and each of their controlled Affiliates and each Parent Related Party, hereby: (i) agree that any Action, whether in law or in equity, whether in contract or in tort or otherwise, brought against the Debt Financing Sources or the Liverpool Financing Sources, arising out of or relating to, this Agreement or the transactions contemplated by this Agreement, including the Debt Financing and the Liverpool Debt Financing, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Action to the exclusive jurisdiction of such court, (ii) agree that any such Action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing or the Liverpool Debt Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Debt Commitment Letter or the Liverpool Debt Commitment Letter or in any definitive documentation related to the Debt Financing or the Liverpool Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Washington) and (iii) agree that none of the Debt Financing Sources or Liverpool

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Financing Sources shall have any liability to any Company Related Party relating to or arising out of this Agreement, the Debt Financing or the Liverpool Debt Financing (other than obligations to the Company or its Subsidiaries arising at or after the Effective Time).

(b) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.13(a) in any such Action by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 9.14 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.15 WAIVER OF JURY TRIAL. EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.15; PROVIDED, THAT NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, PARENT, ACQUISITION SUB AND THE COMPANY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY SUCH ACTION BROUGHT AGAINST THE DEBT FINANCING SOURCES OR THE LIVERPOOL DEBT FINANCING SOURCES IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT, THE DEBT COMMITMENT LETTER OR THE DEBT FINANCING OR THE TRANSACTIONS CONTEMPLATED THEREBY.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NORSE HOLDINGS, INC.
By:	/s/ Erik B. Nordstrom
	Name:	Erik B. Nordstrom
	Title:	Co-Chief Executive Officer
NAVY ACQUISITION CO. INC.
By:	/s/ Erik B. Nordstrom
	Name:	Erik B. Nordstrom
	Title:	President, Treasurer and Secretary
NORDSTROM, INC.
By:	/s/ Cathy R. Smith
	Name:	Cathy R. Smith
	Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

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APPENDIX A

As used in this Agreement, the following terms shall have the following meanings:

“Acquisition Sub” shall have the meaning set forth in the Preamble.

“Action” shall mean any claim, charges, demand, inquiry, action, suit, investigation, inquiries, arbitration, litigation, administrative hearing, enforcement proceeding or other similar proceeding, whether civil, criminal, administrative or investigative, at law or in equity, in each case by or before any Governmental Authority or arbitral body.

“Additional Obligations” shall have the meaning set forth in Section 8.3(f).

“Adverse Recommendation Change” shall have the meaning set forth in Section 6.5(d).

“Adverse Recommendation Termination Fee” shall mean $85,000,000.

“Advisor Engagement Letters” shall have the meaning set forth in Section 4.20.

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided that (i) none of the Parent Parties shall be deemed to be Affiliates of the Company or its Subsidiaries and (ii) the Parent Parties shall be deemed to be Affiliates of Parent and Acquisition Sub.

“Aggregate Merger Consideration” shall mean the product of (x) the number of shares of Company Common Stock issued and outstanding (other than those shares cancelled pursuant to Section 3.1(a)) immediately prior to the Effective Time multiplied by (y) the Merger Consideration.

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Financing” shall have the meaning set forth in Section 6.11(d).

“Alternative Transaction Termination Fee” shall mean $42,500,000.

“Anti-Corruption Laws” shall have the meaning set forth in Section 4.5(c).

“Anti-Money Laundering Laws” means the applicable anti-money laundering, anti-terrorist financing, and “know your customer” Laws of all jurisdictions where the Company and its Subsidiaries conduct business and the rules and regulations thereunder, including, as applicable, the Bank Secrecy Act, the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Antitrust Laws” shall mean the Sherman Act of 1890; the Clayton Act of 1914; the Federal Trade Commission Act of 1914; the HSR Act, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Articles of Merger” shall have the meaning set forth in Section 2.3(a).

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 4.3(a).

“Base Reverse Termination Fee” shall mean $170,000,000.

“Below Investment Grade Rating Event” shall have the meanings ascribed thereto in the Senior Notes, except that a Below Investment Grade Rating Event shall be deemed to have not occurred or be continuing for any series of Senior Notes for all purposes under this Agreement (including for the condition set forth in Section 7.1(d) and the right to terminate this Agreement set forth in Section 8.1(b)(iv)) in the event that a Successful Note Offer has occurred. A “Successful Note Offer” shall have occurred when the aggregate principal amount of all series of Senior Notes that have (i) tendered in an Offer to Exchange and been accepted by Parent or Company, as applicable, or (ii) tendered in an Offer to Exchange (in which all conditions to close such Offer to Exchange have otherwise been satisfied or waived other than (x) any

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condition based on the Merger having occurred or (y) those conditions that by their terms are only capable of being satisfied on the closing date of such Offer to Exchange, which would be satisfied if the closing were to occur as of such date) and do not have withdrawal rights is together at least the amount set forth on Schedule A-1 of the Parent Disclosure Letter.

“Blue Sky Laws” shall mean state securities or “blue sky” laws.

“Book-Entry Shares” shall have the meaning set forth in Section 3.1(b).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York or Governmental Authorities in the State of Washington are authorized or obligated by Law or executive order to close.

“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (including any changes in state or local law that are analogous to provisions of the CARES Act or adopted to conform to the CARES Act) and any legislative or regulatory guidance issued pursuant thereto.

“Certificates” shall have the meaning set forth in Section 3.1(b).

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986.

“Company” shall have the meaning set forth in the Preamble.

“Company Benefit Plan” shall have the meaning set forth in Section 4.12(a).

“Company Board” shall have the meaning set forth in the Recitals.

“Company Bylaws” shall have the meaning set forth in Section 4.1(a).

“Company Cash Amount” shall mean (i) $410,000,000 plus (ii) the Special Dividend Payment, if the Special Dividend is declared by the Company, minus (iii) the amount of expenses and costs for which the Company is entitled to be reimbursed under Section 6.12 that have not been paid to the Company.

“Company Cash on Hand” shall mean all available cash of the Company and its Subsidiaries, in each case determined in accordance with GAAP applied based on the Company’s historic practices and accounting policies and expressed in U.S. dollars; provided that the amount of cash deposited by the Company or its Subsidiaries with the Paying Agent in accordance with Section 3.2(a)(ii) and any cash deposited with the Company’s transfer agent in connection with payment of the Special Dividend shall be deemed to be Company Cash on Hand.

“Company Charter” shall have the meaning set forth in Section 4.1(a).

“Company Common Stock” shall have the meaning set forth in the Recitals.

“Company Debt” shall have the meaning set forth in Section 6.19.

“Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent concurrently with or prior to the execution of this Agreement, including the documents attached thereto or incorporated by reference therein (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed to be disclosed with respect to the corresponding section or subsection of this Agreement and any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure).

“Company Intellectual Property Rights” shall have the meaning set forth in Section 4.14(a).

“Company IT Assets” shall mean the computer systems, software and software platforms, hardware, electronic data processing and telecommunications networks, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology

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infrastructure and equipment, including any outsourced systems and processes (“IT Assets”), in each case, that are used by the Company or any of its Subsidiaries in connection with the operation of the business of the Company and its Subsidiaries.

“Company Material Adverse Effect” shall mean any change, event, effect or circumstance (each an “Effect”) which has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that none of the following, and no Effect arising out of or resulting from the following, shall constitute or be taken into account in determining whether there has been, or would reasonably expect to be, a Company Material Adverse Effect: (i) any Effect generally affecting the industries, businesses or markets in which the Company or its Subsidiaries operate; (ii) any development or change in any Law or GAAP (or changes in interpretations of any Law or GAAP) and, to the extent relevant to the business of the Company and its Subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment; (iii) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein or disruptions thereof) in the U.S. or global economy or financial, credit, banking, securities, debt or other capital markets (including changes in interest or currency exchange rates, any suspension of trading in securities generally on the NYSE, and any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions); (iv) any acts of God, natural disasters, force majeure events, terrorism, sabotage, armed hostilities, civil unrest, declared or undeclared acts of war, Pandemics (including, for the avoidance of doubt, any Pandemic Measures) or any escalation or worsening of any of the foregoing; (v) any seasonal fluctuations materially consistent with historical seasonal fluctuations affecting the business of the Company or its Subsidiaries; (vi) the negotiation, execution, announcement, consummation, existence or pendency of this Agreement or the transactions contemplated hereby, including by reason of (A) the identity of, or any facts or circumstances relating to, any Parent Party, (B) the plans or intentions of the Parent Parties with respect to the conduct of the business or the operations or strategy of the Company or any of its Subsidiaries following the Effective Time, (C) the failure to obtain any Consent of a Third Party, or any loss or diminution of rights or privileges, or any creation of, increase in or acceleration of obligations, pursuant to Contract or otherwise, in connection with the transactions contemplated by this Agreement or (D) the impact of any of the foregoing in this clause (vi) on any existing or potential relationships (contractual or otherwise) with suppliers, vendors, resellers, customers, distributors, creditors, employees, investors or other business partners of the Company or its Subsidiaries or any other Third Party, provided that no effect shall be given to this clause (vi) for purposes of the representation and warranty in Section 4.4(a); (vii) any action taken by or on behalf of the Company pursuant to, or required by, the explicit terms of this Agreement or with the prior written consent or at the prior written direction of Parent or Acquisition Sub; (viii) (A) any changes in the market price or trading volume of the Company Common Stock, (B) any failure by the Company or its Subsidiaries to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations or (C) any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries or any securities or indebtedness issued thereby (provided that the facts or occurrences giving rise to or contributing to such changes or failure referenced in this clause (viii) that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect); or (ix) any Action threatened or initiated by current or former shareholders or other securityholders of the Company against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution or performance of this Agreement or the transactions contemplated hereby; provided that with respect to clauses (i), (ii), (iii) and (iv), such Effects may be taken into account to the extent they materially and disproportionately adversely affect the Company and its Subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which the Company and its Subsidiaries operate.

“Company Material Contract” shall have the meaning set forth in Section 4.16(a).

“Company Note Offer and Consent Solicitation” shall have the meaning set forth in Section 6.12(b).

“Company Options” shall have the meaning set forth in Section 3.3(a)(i).

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“Company Permits” shall have the meaning set forth in Section 4.5(a).

“Company Recommendation” shall mean the recommendation of each of the Company Board, acting upon the recommendation of the Special Committee, and the Special Committee that the shareholders of the Company vote in favor of approving this Agreement.

“Company Related Parties” shall have the meaning set forth in Section 8.3(d).

“Company SEC Documents” shall have the meaning set forth in Section 4.6(a).

“Company Stock Plans” shall mean the Company’s 2019 Equity Incentive Plan and the Company’s 2010 Equity Incentive Plan, each as amended.

“Company Stock Purchase Plan” shall mean the Company’s Employee Stock Purchase Plan, as amended and restated.

“Company Termination Fee” shall mean the Alternative Transaction Termination Fee and the Adverse Recommendation Termination Fee.

“Competing Proposal” shall have the meaning set forth in Section 6.5(h)(i).

“Confidentiality Agreements” shall mean, together, the Family Confidentiality Agreement and the Liverpool Confidentiality Agreement.

“Consent” shall have the meaning set forth in Section 4.4(b).

“Consent Solicitation” shall have the meaning set forth in (a).

“Continuation Period” shall have the meaning set forth in Section 6.9(a).

“Continuing Employees” shall have the meaning set forth in Section 6.9(a).

“Contract” shall mean any written contract, subcontract, lease, sublease, conditional sales contract, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment or other agreement (excluding any purchase order, sales order, task order, work order or delivery order).

“control” (including the terms “controlled by” and “under common control with”) shall mean, with respect to a Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“Converted Option Cash Award” shall have the meaning set forth in Section 3.3(a)(ii).

“Converted PSU Award” shall have the meaning set forth in Section 3.3(c)(ii).

“Converted RSU Award” shall have the meaning set forth in Section 3.3(b)(ii).

“D&O Indemnified Parties” shall have the meaning set forth in Section 6.6(a).

“Debt Commitment Letter” shall have the meaning set forth in Section 5.7(a).

“Debt Financing” shall have the meaning set forth in Section 5.7(a).

“Debt Financing Sources” shall mean the entities that have committed to arrange or provide or otherwise entered into agreements to commit to arrange or provide all or any portion of the Debt Financing or any Alternative Financing, including the parties to any commitment letters (including the Debt Commitment Letter), joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ former, future or current direct or indirect equity holders, controlling Persons, general or limited partners, members, shareholders, officers, directors, managers, employees, agents, attorneys, advisors, and representatives and their respective successors and assigns. Notwithstanding anything in this Agreement to the contrary, none of the Parent Parties shall be considered Debt Financing Sources.

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“Debt Payoff Amount” shall have the meaning set forth in Section 6.19.

“Deferred Compensation Plans” shall mean the Company’s Deferred Compensation Plan, the Company’s Supplemental Executive Retirement Plan and the Company’s Directors Deferred Compensation Plan, each as amended.

“director” shall mean any member of the board of directors or any similar governing body.

“Dissenting Shareholder” shall have the meaning set forth in Section 3.5.

“Dissenting Shares” shall have the meaning set forth in Section 3.5.

“Downgrade Reverse Termination Fee” shall mean $100,000,000.

“Effective Time” shall have the meaning set forth in Section 2.3(a).

“Environmental Laws” shall mean all Laws and Orders concerning pollution, public or worker health or safety (to the extent relating to Hazardous Substances), or protection of the environment (including those relating to the use, handling, transport, treatment, storage or Release of any Hazardous Substance).

“Environmental Permits” shall mean any permit, registration, license or other authorization required under any applicable Environmental Law.

“Equity Commitment Letter” shall have the meaning set forth in the Recitals.

“Equity Financing” shall have the meaning set forth in the Recitals.

“ERISA” shall have the meaning set forth in Section 4.12(a).

“ERISA Affiliate” shall mean, for any Person, each trade or business, whether or not incorporated, that, together with such Person, would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Fund” shall have the meaning set forth in Section 3.2(a)(ii).

“Excluded Information” shall have the meaning set forth in Section 6.12(c).

“Existing Credit Agreement” shall mean that certain Revolving Credit Facility, dated as of May 6, 2022, by and among the Company, the lenders from time to time party thereto, the issuing banks from time to time party thereto and Wells Fargo Securities, LLC, as administrative agent, as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time.

“Existing D&O Insurance Policies” shall have the meaning set forth in Section 6.6(c).

“Expenses” shall mean all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Rollover and Support Agreements, the Equity Commitment Letter, the Debt Commitment Letter, the Guaranties, and the other contracts, documents and instruments related to this Agreement and the transactions contemplated hereby, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of shareholder approvals, any filing with, and obtaining of any necessary action or non-action or Consent from any Governmental Authority, including pursuant to any Antitrust Laws, engaging the services of the Paying Agent, any other filings with the SEC and all other matters related to the Closing and the other transactions contemplated by this Agreement.

“Family Confidentiality Agreement” shall mean that certain nondisclosure confidentiality agreement, dated as of April 17, 2024, by and among Erik B. Nordstrom, Peter E. Nordstrom, and certain related trusts and the Company and related joinders.

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“Family Group” shall mean the Persons listed on Schedule A-2 of the Parent Disclosure Letter.

“Final Exercise Date” shall have the meaning set forth in Section 3.3(f).

“Financing” shall have the meaning set forth in Section 5.7(a).

“Financing Commitments” shall have the meaning set forth in Section 5.7(a).

“Financing Sources” shall mean the Debt Financing Sources and Liverpool.

“Funded Debt Amount” shall mean the least of (i) $450,000,000, (ii) an amount sufficient to enable Parent and Acquisition Sub to pay the Funding Obligations required to be paid on the Closing Date (assuming receipt of the gross proceeds of the Equity Financing and the use of all Company Cash on Hand in excess of $100,000,000), and (iii) the amount of the Debt Financing requested to be funded by Parent in a notice to the Debt Financing Sources.

“Funding Obligations” shall have the meaning set forth in Section 5.7(b).

“Funds” shall have the meaning set forth in Section 5.7(b).

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, multi-national, national, federal, regional, state, provincial or local court, legislature, or any governmental, regulatory, self-regulatory authority, judicial or administrative authority, agency or commission, or other similar governmental authority, body, tribunal or subdivision thereof of competent jurisdiction.

“Guaranties” shall have the meaning set forth in the Recitals.

“Guarantors” shall have the meaning set forth in the Recitals.

“Hazardous Substances” shall mean any substance, material, chemical or waste that is defined as or included in the definition of, “hazardous substance”, “hazardous waste”, “hazardous material”, “toxic substance”, “pollutant” or “contaminant” (or for which liability or standards of conduct can be imposed) under any Environmental Law, including petroleum, asbestos, radioactive materials, per- and polyfluoroalkyl substances, lead and polychlorinated biphenyls.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder.

“Inside Date” shall mean sixty (60) days after the date hereof.

“Insurance Policy” shall have the meaning set forth in Section 4.22.

“Intellectual Property Rights” shall have the meaning set forth in Section 4.14(a).

“Intentional Breach” shall mean a material breach of any Transaction Document that is a consequence of an intentional act, or intentional failure to act, undertaken by the breaching party with the actual knowledge that the taking of such intentional act, or intentional failure to act, will, or will reasonably be expected to, cause such material breach. An Intentional Breach by a party shall include a party’s not consummating the Closing at the time the Closing is required to be consummated in accordance with Section 2.2; provided that Parent’s failure to effect the Closing following the occurrence and during the continuation of a Below Investment Grade Rating Event, or when the criteria set forth in clauses (B) and (C) of Section 9.12(a) are not present, shall not in and of itself constitute an Intentional Breach.

“Intervening Event” shall have the meaning set forth in Section 6.5(h)(iii).

“IRS” shall have the meaning set forth in Section 4.12(a).

“Knowledge” shall mean the actual (but not constructive or imputed) knowledge, without independent investigation, of (i) for the Company, each of the individuals listed on Appendix A of the Company Disclosure Letter and (ii) for Parent, each of the directors and officers of Parent and Acquisition Sub.

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“Law” shall mean any and all domestic (federal, state or local) or foreign laws (including common law), rules, statutes, directives, constitutions, treaties, conventions, ordinances, mandates, codes, regulations, orders, judgments or decrees or other similar requirements enacted, adopted, promulgated or applied by any Governmental Authority, including any Pandemic Measures.

“Leased Real Property” shall mean all real property leased or subleased (whether as tenant or subtenant) by the Company or any of its Subsidiaries.

“Lien” shall mean liens, license, claims, mortgages, encumbrances, pledges, security interests, adverse ownership interests or charges of any kind.

“Liverpool” shall mean El Puerto de Liverpool S.A.B. de C.V.

“Liverpool Confidentiality Agreement” shall mean that certain nondisclosure confidentiality agreement, dated as of December 14, 2023, by and between Liverpool and the Company.

“Liverpool Debt Financing” means (i) the senior unsecured bridge facility incurred pursuant to that certain debt commitment letter, dated as of the date hereof, by and among Liverpool and JPMorgan Chase Bank, N.A. (the “Liverpool Debt Commitment Letter”) or (ii) a broadly-marketed underwritten offering of debt securities under Rule 144A or Regulation S promulgated under the Securities Act.

“Liverpool Debt Financing Sources” shall mean the entities that have committed to arrange or provide or otherwise entered into agreements to commit to arrange or provide all or any portion of the Liverpool Debt Financing, including the parties to any commitment letters, joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto together with their respective Affiliates, and their and their respective Affiliates’ former, future or current direct or indirect equity holders, controlling Persons, general or limited partners, members, shareholders, officers, directors, managers, employees, agents, attorneys, advisors, and representatives and their respective successors and assigns. Notwithstanding anything in this Agreement to the contrary, none of the Parent Parties shall be considered Liverpool Debt Financing Sources.

“Malicious Code” shall mean any (i) “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware” or “worm” (as such terms are commonly understood in the software industry) or (ii) other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a Company IT Asset on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent.

“Maximum Amount” shall have the meaning set forth in Section 6.6(c).

“Maximum Liability Amount” shall mean $300,000,000.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 3.1(b).

“New Debt Commitment Letter” shall have the meaning set forth in Section 6.11(d).

“New Plans” shall have the meaning set forth in Section 6.9(d).

“Notice of Adverse Recommendation” shall have the meaning set forth in Section 6.5(e)(iii).

“Notes Enhancements” shall mean the Notes Security Grant and any Notes Guarantee.

“Notes Guarantee” shall mean any guarantees provided by the Company’s Subsidiaries for the benefit of the holders of the Senior Debt in connection with the Notes Security Grant.

“Notes Security Grant” shall mean an amendment of the Senior Debt, the indentures under which they are issued and/or entering into a security agreement and related arrangements to provide the Senior Debt with collateral on the terms and conditions presented to the Rating Agencies by Parent (which terms and conditions are reflected in written materials made available to the Company).

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“NYSE” shall mean the New York Stock Exchange.

“Offer and Consent Solicitation Documents” shall have the meaning set forth in Section 6.12(b).

“Offer to Exchange” shall have the meaning set forth in Section 6.12(b).

“Old Plans” shall have the meaning set forth in Section 6.9(d).

“Open Source Software” shall mean any software licensed, provided or distributed under any open-source or similar license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation) (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), Open Source Initiative and the Apache License).

“Order” shall mean any order, verdict, decision, writ, rule, ruling, directive, stipulation, determination, decree, settlement, judgment or injunction made, issued or entered by or with any Governmental Authority, whether preliminary, interlocutory or final.

“Other Required Filing” shall have the meaning set forth in Section 6.2(b).

“Outside Date” shall have the meaning set forth in Section 8.1(b)(i).

“Owned Real Property” shall mean all real property owned by the Company or any of its Subsidiaries, together with all buildings, improvements and fixtures located thereon and all appurtenances thereto.

“Pandemic” shall mean any outbreak, epidemics or pandemic relating to any virus (including influenza, SARS-CoV-2 or COVID-19), or any variants, evolutions or mutations thereof, and any further epidemics or pandemics arising therefrom.

“Pandemic Measures” shall mean any workforce reduction, quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with, related to or in response to any Pandemic, including the CARES Act and the Families First Coronavirus Response Act or any disaster plan of the Company or any change in applicable Laws related to in connection with or in response to a Pandemic.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Disclosure Letter” shall mean the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed to be disclosed with respect to the corresponding section or subsection of this Agreement and any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure).

“Parent Material Adverse Effect” shall mean any Effect which, individually or in the aggregate, has prevented or materially delayed or materially impaired or would reasonably be expected to prevent or materially delay or materially impair, the ability of Parent or Acquisition Sub to consummate the Merger and the other transactions contemplated by this Agreement.

“Parent Party” or “Parent Parties” shall mean Parent, Acquisition Sub, the Family Group, Liverpool and their respective Affiliates.

“Parent Related Parties” shall have the meaning set forth in Section 8.3(c).

“Paying Agent” shall have the meaning set forth in Section 3.2(a).

“Paying Agent Agreement” shall have the meaning set forth in Section 3.2(a).

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“Payoff Letter” shall have the meaning set forth in Section 6.19.

“Permitted Liens” shall mean (a) any Lien for Taxes, utilities, landlords and other governmental charges not yet due and payable or that are being contested in good faith by any appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (b) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed by the Company with the SEC and Liens securing indebtedness or liabilities that have otherwise been disclosed to Parent in writing, (c) such Liens or other imperfections of title, if any, that do not materially impair the value, occupancy or use of the Real Property in the conduct of the business of the Company and its Subsidiaries, including (i) easements or claims of easements whether or not shown by the public records, boundary line disputes, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (ii) any rights of parties in possession, (iii) any supplemental Taxes or assessments not shown by the public records which, in each case, are not yet due and payable or that are being contested in good faith by any appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP (iv) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (v) Liens imposed or promulgated by Laws with respect to Real Property and improvements, including zoning regulations, permits, licenses, utility easements, rights of way and similar Liens imposed or promulgated by any Governmental Authority which are not violated in any material respect, and (vi) non-monetary Liens disclosed on existing title policies, title reports or existing surveys made available to Parent prior to the date hereof, (d) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, suppliers’, cashiers’, landlords’ and similar Liens incurred in the ordinary course of business or arising by operation of law or that are not otherwise material, (e) Liens securing acquisition financing with respect to the applicable asset, including refinancings thereof, (f) non-exclusive licenses or other grants of Intellectual Property Rights in the ordinary course of business, (g) covenants, conditions, restrictions, rights of way, servitudes, encroachments, permits and oil, gas, mineral and any mining reservations, rights, licenses and leases that do not materially impair the value, occupancy or use of the Real Property, (h) pledges or deposits made in the ordinary course of business to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, Contracts, public or statutory obligations, and surety, stay, appeal, customs or performance bonds, in each case, arising in the ordinary course of business, (i) Liens resulting from securities Laws, (j) Liens incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar financing arrangements, (k) Liens created by (or at the request of) Parent, Acquisition Sub or any of the other Parent Parties, (l) Liens that will be removed prior to or at the Effective Time, (m) Liens securing obligations in connection with the Existing Credit Agreement, (n) Liens created by or resulting from any suit, claim, action or proceeding which is not otherwise a violation of the representations set forth in Article IV, (o) Liens that affect the underlying fee interest of any Leased Real Property not granted by the Company or any of its Subsidiaries, and (p) Liens that would not, individually or in the aggregate, reasonably be expected to have Company Material Adverse Effect.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Personal Data” shall mean data or information that (a) identifies or is reasonably capable of being associated with or identifying a natural person or (b) is defined as “personal data,” “personal information,” “personally identifiable information,” “protected health information”, “consumer health data” or a similar term under any Privacy Obligations.

“Pre-Closing Period” shall have the meaning set forth in Section 6.1.

“Pre-Release Information” shall have the meaning set forth in Section 6.12(a).

“Privacy Obligations” shall mean, to the extent applicable to the Company or its Subsidiaries, all (a) Laws and binding industry standards related to cybersecurity and the creation, processing, receipt, collection, maintenance, storage, transmission, transfer, disclosure and/or use of Personal Data, including HIPAA, (b) publicly facing privacy policies of the Company or its Subsidiaries or (c) material contractual

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requirements or obligations that in each case pertain to data privacy, cybersecurity or restrictions or obligations related to the collection or processing of Personal Data (including any security breach notification requirements).

“Projections” shall mean pro forma projections consisting of consolidated balance sheets and related consolidated statements of earnings and cash flows of the Company and its Subsidiaries covering the fiscal quarter in which the Closing Date occurs and the next three fiscal quarters thereafter and presented on a quarterly basis

“Proxy Statement” shall have the meaning set forth in Section 4.7.

“PSU Award” shall have the meaning set forth in Section 3.3(c)(i).

“Rating Agencies” shall mean Moody’s Investors Service Inc., and any successor to its rating agency business, S&P Global Ratings, a division of S&P Global, Inc. and any successor to its rating agency business, Fitch Ratings Limited, and any successor to its rating agency business, and any other “Rating Agency” as defined under the indenture for the Senior Notes.

“Real Property” shall mean the Owned Real Property and Leased Real Property.

“Real Property Leases” shall have the meaning set forth in Section 4.17(b).

“Release” shall mean any release, spill, emission, emptying, escaping, leaking, pumping, pouring, injection, deposit, disposal, discharge, dispersal, dumping or leaching into the environment.

“Representatives” shall mean, as to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents, advisors, consultants, representatives and controlling Persons and any representatives of the foregoing; provided that no member of the Family Group shall be deemed to be Representatives of the Company or its Subsidiaries for the purposes of this Agreement.

“Required Financial Statements” shall mean the (a) audited consolidated balance sheets and related consolidated statements of earnings, of shareholders’ equity and of cash flows of the Company and its Subsidiaries for the three most recent fiscal years ended at least 90 days prior to the Closing Date and (b) unaudited consolidated balance sheets and related consolidated statements of earnings, of shareholders’ equity and of cash flows of the Company and its Subsidiaries for each subsequent fiscal quarter ended at least 60 days before the Closing Date, other than the last fiscal quarter of any fiscal year.

“Requisite Shareholder Approvals” shall have the meaning set forth in Section 4.19.

“Reverse Termination Fee” shall mean the Downgrade Reverse Termination Fee or the Base Reverse Termination Fee.

“Rollover” shall have the meaning set forth in the Recitals.

“Rollover and Support Agreements” shall have the meaning set forth in the Recitals.

“Rollover Shares” shall have the meaning set forth in the Recitals.

“RSU Award” shall have the meaning set forth in Section 3.3(b)(i).

“Sanctioned Country” shall mean any country or region subject to economic sanctions or trade restrictions of the United States, the United Kingdom, the European Union or the United Nations that broadly prohibit or restrict dealings with such country or region (as of the date hereof, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called “Donetsk People’s Republic” and the so-called “Luhansk People’s Republic” regions of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” shall mean (i) any Person identified in any sanctions list maintained by the U.S. government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any member state of the

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European Union or the United Kingdom; (ii) any Person located, organized, or resident in any Sanctioned Country; and (iii) any Person directly or indirectly owned 50% or more by, controlled by or acting for the benefit or on behalf of a Person described in clauses (i) or (ii).

“Schedule 13E-3” shall have the meaning set forth in Section 4.7.

“SEC” shall mean the Securities and Exchange Commission.

“Secretary” shall have the meaning set forth in Section 2.3(a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Employee” shall have the meaning set forth in Section 6.1(E).

“Senior Debentures” shall mean the Company’s senior debentures issued under that certain Indenture by and between the Company and Norwest Bank Colorado, National Association, as Trustee, dated as of March 10, 1998, including the 6.95% Senior Debentures due 2028.

“Senior Debt” shall mean the Senior Debentures and the Senior Notes.

“Senior Notes” shall mean the Company’s senior notes issued under that certain Indenture by and between the Company and Wells Fargo Bank, National Association, dated as of December 3, 2007, including the Company’s 4.000% senior notes due 2027, 4.375% senior notes due 2030, 4.250% senior notes due 2031, 5.000% senior notes due 2044 and 7.00% senior notes due 2038.

“Shareholder Rights Agreement” shall mean that certain Shareholder Rights Agreement, dated as of September 19, 2022, by and between the Company and Computershare Trust Company, N.A., as Rights Agent, as amended by that certain First Amendment, dated as of August 21, 2023, that certain Second Amendment, dated as of September 3, 2024, and that certain Third Amendment, dated as of December 22, 2024.

“Shareholders’ Meeting” shall have the meaning set forth in Section 6.2(c).

“Solvent” shall have the meaning set forth in Section 5.12.

“Special Committee” shall have the meaning set forth in the Recitals.

“Special Dividend” shall have the meaning set forth in Section 6.20.

“Special Dividend Payment” shall have the meaning set forth in Section 6.20.

“Special Dividend Per Share Amount” shall have the meaning set forth in Section 6.20.

“Specified Date” shall have the meaning set forth in Section 4.2(a).

“Stock Unit” shall mean a notional unit credited to an account under a Deferred Compensation Plan that is measured by reference to a share of Company Common Stock.

“Stub Period Dividend” shall have the meaning set forth in Section 6.1(D).

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Superior Proposal” shall have the meaning set forth in Section 6.5(h)(ii).

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Tail Coverage” shall have the meaning set forth in Section 6.6(c).

“Takeover Laws” shall have the meaning set forth in Section 4.23.

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“Tax” or “Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, real property, personal property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; customs duties and tariffs; and other obligations of the same or of a similar nature to any of the foregoing.

“Tax Group” shall mean any “affiliated group” of corporations within the meaning of Section 1504 of the Code (or any similar affiliated, combined, consolidated, or unitary group or arrangement for group relief for state, local, or foreign Tax purposes).

“Tax Returns” shall mean returns, reports, declarations, information statements and similar documents, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or taxing authority, including any claim for refund or amended return.

“Third Party” shall mean any Person or group other than the Parent Parties.

“Trade Controls” shall have the meaning set forth in Section 4.5(d).

“Transaction Documents” means, collectively, this Agreement, the Rollover and Support Agreements, the Confidentiality Agreements, the Guaranties, the Financing Commitments and any other document contemplated by those agreements, or any document or instrument delivered in connection with this Agreement or those agreements.

“Transfer Taxes” shall mean any real property transfer, sales, use, gains, value added, stamp, documentary, recording, registration, conveyance, stock transfer, intangible property transfer, personal property transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes or governmental charges (together with any interest or penalty, addition to Tax or additional amount imposed) as levied by any Governmental Authority in connection with the transactions contemplated by this Agreement, including any payments made in lieu of any such Taxes or governmental charges that become payable in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” shall mean the income tax regulations promulgated under the Code.

“Unvested Company PSU” shall have the meaning set forth in Section 3.3(c)(ii).

“Unvested Company RSU” shall have the meaning set forth in Section 3.3(b)(ii).

“VDR” shall have the meaning set forth in Section 4.24(a).

“Vested Company Options” shall have the meaning set forth in Section 3.3(a)(i).

“Vested Company PSU” shall have the meaning set forth in Section 3.3(c)(i).

“Vested Company RSU” shall have the meaning set forth in Section 3.3(b)(i).

“Vested Option Payments” shall have the meaning set forth in Section 3.3(a)(i).

“Vested PSU Payments” shall have the meaning set forth in Section 3.3(c)(i).

“Vested RSU Payments” shall have the meaning set forth in Section 3.3(b)(i).

“WBCA” shall have the meaning set forth in the Recitals.

“WBCA Shareholder Approval” shall have the meaning set forth in Section 4.19.

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Exhibit A

Articles of Incorporation of the Surviving Corporation

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AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

Nordstrom, Inc.

ARTICLE I
NAME

The name of this corporation is Nordstrom, Inc.

ARTICLE II
Duration

The period of duration of this corporation is perpetual.

ARTICLE III
PURPOSE

This corporation is organized for the purpose of engaging in any business, trade or activity which may be conducted lawfully by a corporation organized under the Washington Business Corporation Act (the “Act”).

ARTICLE IV
SHARES

This corporation is authorized to issue One Hundred (100) shares of common stock.

ARTICLE V
NO PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE VI
NO CUMULATIVE VOTING

At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such shareholder for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

ARTICLE VII
BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

ARTICLE VIII
DIRECTORS

The number of directors of this corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

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ARTICLE IX
SHAREHOLDER ACTION ON LESS THAN
UNANIMOUS CONSENT

In any matter requiring shareholder action, the shareholders may act by consent of the shareholders holding of record, or otherwise entitled to vote in the aggregate, the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. No period of advance notice is required to be given to any nonconsenting shareholders.

ARTICLE X
LIMITATION OF DIRECTORS’ LIABILITY

Any personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director is eliminated, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled, or for any act or omission occurring prior to June 15, 1988, the date when this Article initially became effective. If hereafter the Act is amended to change the corporation’s power to eliminate or limit the liability of a director to the corporation, then, upon the effective date of the amendment and without further act:

if the amendment permits further elimination or limitation of liability, the liability of a director shall be additionally eliminated and limited to such further extent, or if the amendment changes the power to eliminate the liability of a director in any other respect, the liability of a director shall be eliminated and limited with respect to acts or omissions occurring after the effective date of the amendment to the fullest extent permitted by the Act as so amended.

No amendment or repeal of these Articles of Incorporation shall adversely affect any right or any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

ARTICLE XI
INDEMNIFICATION

Section 11.1 Right to Indemnification. Each person (including a person’s personal representative) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or by or in the right of the corporation, or otherwise (hereinafter a “proceeding”) by reason of the fact that he or she (or a person of whom he or she is a personal representative) is or was a director or officer of the corporation or an officer of a division of the corporation, or, while serving as a director or officer of the corporation or an officer of a division of the corporation, is or was acting at the request of the corporation as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, shall be indemnified and held harmless by the corporation against all expenses, liabilities and losses (including but not limited to attorneys’ fees, judgments, claims, fines, ERISA and other excise and other taxes and penalties and other adverse effects and amounts paid in settlement), reasonably incurred or suffered by the indemnitee; provided, however, that except as provided in Section 11.2 with respect to suits relating to rights to indemnification, the corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

No indemnification shall be provided to any indemnitee for acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of an indemnitee finally adjudged to be in violation of RCW 23B.08.310, or from or on account of any

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transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property, or services to which the person was not legally entitled. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Act is hereafter amended, the restrictions on indemnification set forth in this Section shall be as set forth in such amended statutory provision.

The right to indemnification granted in this Article is a contract right and includes the right to payment by, and the right to receive reimbursement from, the corporation of all expenses as they are incurred in connection with any proceeding in advance of its final disposition (hereinafter an “advance of expenses”); provided, however, that an advance of expenses received by an indemnitee in his or her capacity as a director or officer of the corporation, as an officer of a division of the corporation, or, acting at the request of the corporation, as director or officer of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever (and not in any other capacity in which service was or is rendered by such indemnitee unless such service was authorized by the board of directors of the corporation) shall be made only upon (i) receipt by the corporation of a written undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee, to repay advances of expenses if and to the extent it shall ultimately be determined by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to appeal), hereinafter a “final adjudication”, that the indemnitee is not entitled to be indemnified for such expenses under this Article, (ii) receipt by the corporation of written affirmation by the indemnitee of his or her good faith belief that he or she has met the standard of conduct applicable (if any) under the Act necessary for indemnification by the corporation under this Article, and (iii) a determination of the board of directors of the corporation, in its good faith belief, that the indemnitee has met the standard of conduct applicable (if any) under the Act necessary for indemnification by the corporation under this Article.

Section 11.2 Right of Indemnitee to Bring Suit. If any claim for indemnification under Section 11.1 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advance of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in any suit in which the corporation seeks to recover an advance of expenses, the corporation shall also pay to the indemnitee all the indemnitee’s expenses in connection with such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon the corporation’s receipt of indemnitee’s written claim (and in any suits relating to rights to indemnification where the required undertaking and affirmation have been received by the corporation) and thereafter the corporation shall have the burden of proof to overcome that presumption. Neither the failure of the corporation (including its board of directors, independent legal counsel, or shareholders) to have made a determination prior to other commencement of such suit that the indemnitee is entitled to indemnification, nor an actual determination by the corporation (including its board of directors, independent legal counsel or shareholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled. It shall be a defense to a claim for an amount of indemnification under this Article (other than a claim for advances of expenses prior to final disposition of a proceeding where the required undertaking and affirmation have been received by the corporation) that the claimant has not met the standards of conduct applicable (if any) under the Act to entitle the claimant to the amount claimed, but the corporation shall have the burden of proving such defense. If requested by the indemnitee, determination of the right to indemnity and amount of indemnity shall be made by final adjudication (as defined above) and such final adjudication shall supersede any determination made in accordance with RCW 23B.08.550.

Non-Exclusivity of Rights. The rights to indemnification (including, but not limited to, payment, reimbursement and advances of expenses) granted in this Article shall not be exclusive of any other powers or obligations of the corporation or of any other rights which any person may have or hereafter acquire under any statute, the common law, the corporation’s Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article XI, the rights to indemnification for an indemnitee under this Article XI shall vest at the time the indemnitee first becomes a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever and no repeal or amendment of, or adoption of any provision inconsistent with this

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Article XI shall adversely affect any rights to indemnification granted to an indemnitee pursuant hereto existing at, arising out of, or related to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

Section 11.3 Insurance, Contracts and Funding. The corporation may purchase and maintain insurance, at its expense, to protect itself and any person (including a person’s personal representative) who is or was a director, officer, employee or agent of the corporation or who is or was a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the power to indemnify such person against such expense, liability or loss is now or hereafter granted to the corporation under the Act. The corporation may enter into contracts granting indemnity, to any such person whether or not in furtherance of the provisions of this Article and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.

Section 11.4 Indemnification of Employees and Agents. The corporation may, by action of the board of directors, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agent of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted under, or provided by, the Act or otherwise.

Section 11.5 Separability of Provisions. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 11.6 Partial Indemnification. If an indemnitee is entitled to indemnification by the corporation for some or a portion of expenses, liabilities or losses, but not for the total amount thereof, the corporation shall nevertheless indemnify the indemnitee for the portion of such expenses, liabilities and losses to which the indemnitee is entitled.

Section 11.7 Successors and Assigns. All obligations of the corporation to indemnify (including, but not limited to, payment, reimbursement and advances of expenses) any indemnitee: (i) shall be binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the indemnitee, and (iii) shall continue as to any indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent (or other relationship or capacity).

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Annex B

December 22, 2024

Special Committee of the Board of Directors
Nordstrom, Inc.
1617 Sixth Avenue, Seattle, WA 98101

Members of the Special Committee of the Board:

We understand that Nordstrom, Inc. (“Nordstrom” or the “Company”), Norse Holdings, Inc. (the “Buyer”) and Navy Acquisition Co. Inc., a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated December 22, 2024 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock of the Company (the “Company Common Stock”) outstanding immediately prior to the effective time of the Merger, other than (i) shares held by the Company or owned of record by the Company or any subsidiary of the Company or shares held, directly or indirectly, by the Buyer or Acquisition Sub or any of their wholly owned subsidiaries (other than, in each case, shares held on behalf of a third party), (ii) Rollover Shares (as defined in the Merger Agreement) and (iii) Dissenting Shares (as defined in the Merger Agreement) (clauses (i), (ii) and (iii) collectively, the “Excluded Shares”), will be converted into the right to receive $24.25 per share in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 43% of the outstanding shares of the Company Common Stock are owned by El Puerto de Liverpool, S.A.B. de C.V. (“Liverpool”) and the Family Group (as defined in the Merger Agreement).

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) in the Merger pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than the Excluded Shares).

For purposes of the opinion set forth herein, we have:

1)      Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)      Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)      Reviewed certain financial projections prepared by the management of the Company (the “Management Projections”), which have been approved for our use by the Special Committee of the Board of Directors of the Company;

4)      Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)      Reviewed the reported prices and trading activity for the Company Common Stock;

6)      Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)      Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)      Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

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9)      Participated in certain discussions with the Special Committee of the Board of Directors of the Company, the other independent directors of the Company, and independent legal counsel to the Special Committee;

10)    Reviewed the Merger Agreement, the draft debt commitment letter from certain financing sources substantially in the form of the draft dated December 22, 2024, the draft equity commitment letter from Liverpool substantially in the form of the draft dated December 22, 2024 (the “Commitment Letters”) and certain related documents; and

11)    Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the Management Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company regarding the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions (the effect of which would be material to our analysis or this opinion), including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Commitment Letters or any Alternative Financing (as defined in the Merger Agreement), and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be paid to the holders of shares of the Company Common Stock (other than the Excluded Shares) in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

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This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of, and use by, the Special Committee of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) in the Merger pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than the Excluded Shares).

Very truly yours,
MORGAN STANLEY & CO. LLC
By:
Rohit Singh Managing Director

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Annex C

Centerview Partners LLC
31 West 52nd Street
New York, NY 10019

December 22, 2024

The Special Committee of the Board of Directors
Nordstrom, Inc.
1617 Sixth Avenue
Seattle, WA 98101

The Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, no par value per share (the “Shares”) (other than Excluded Shares, as defined below), of Nordstrom, Inc., a Washington corporation (the “Company”), of the $24.25 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Norse Holdings, Inc., a Delaware corporation (“Buyer”), Navy Acquisition Co. Inc., a Washington corporation and wholly owned subsidiary of Buyer (“Acquisition Sub”), and the Company. The Agreement provides Acquisition Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Buyer and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares held by the Company or owned of record by the Company or any subsidiary of the Company or Shares held, directly or indirectly, by the Buyer or Acquisition Sub or any of their wholly owned subsidiaries (other than, in each case, Shares held on behalf of a third party), (ii) Rollover Shares (as defined in the Agreement), and (iii) Dissenting Shares (as defined in the Agreement) (the Shares referred to in clauses (i), (ii) and (iii), together with any other Shares held by any other affiliate of the Company or Buyer, “Excluded Shares”)) will be converted into the right to receive $ 24.25 per Share in cash, without interest (the $24.25 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement with the Special Committee, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Buyer, Acquisition Sub, El Puerto de Liverpool, S.A.B. de C.V., Erik B. Nordstrom, Peter E. Nordstrom, James F. Nordstrom, Jr., Anne E. Gittinger, or Bruce Nordstrom (collectively, the “Significant Stockholders”), and we have not received any compensation from Buyer, Acquisition Sub or the Significant Stockholders during such period. We may provide financial advisory and other services to or with respect to the Company, Buyer or the Significant Stockholders or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Buyer, or any of their respective affiliates, or any other party that may be involved in the Transaction.

Annex C-1

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated December 22, 2024 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the fiscal years ended February 3, 2024, January 28, 2023 and January 29, 2022; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company, furnished to us by the Company and approved for our use by the Special Committee of the Board of Directors of the Company, for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the

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Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

CENTERVIEW PARTNERS LLC

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Annex D

EXECUTION VERSION

ROLLOVER, VOTING AND SUPPORT AGREEMENT

This ROLLOVER, VOTING AND SUPPORT AGREEMENT, dated as of December 22, 2024 (this “Agreement”), is made by and among the shareholders listed on the signature page(s) hereto (collectively, the “Shareholders” and each individually, a “Shareholder”), Norse Holdings, Inc., a Delaware corporation (“Parent”) (solely with respect to Sections 1, 11 and 14 through 23), and Nordstrom, Inc., a Washington corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Shareholder is the record and/or beneficial owner of the number of shares of Company Common Stock set forth opposite such Shareholder’s name on Schedule A hereto under the heading “Subject Shares” (together with such additional shares of Company Common Stock or other voting securities of the Company that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Shareholder that it is entitled to vote, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof until the Voting Expiration Date (as defined below), the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly-owned subsidiary of Parent (“Acquisition Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (including any amendment thereto, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Acquisition Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Company Board, acting on the recommendation of the Special Committee, has unanimously (excluding the members of the Company Board who are Parent Parties) (a) determined and declared that the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (b) approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement, and subject to receiving the Requisite Shareholder Approvals, the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (c) directed that the Merger Agreement be submitted to the shareholders of the Company to be approved and (d) upon the terms and subject to the conditions of the Merger Agreement, resolved to recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Company’s shareholders in accordance with Section 23B.11A.040 of the WBCA; and

WHEREAS, as a material inducement to, and as a condition to, the willingness of the Company to enter into the Merger Agreement, the Shareholders are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Rollover Contribution.

(a) Effective immediately prior to the Effective Time, on the terms and subject to the conditions set forth herein, each Shareholder hereby transfers, contributes and delivers (the “Rollover”) to Parent the number of shares of Company Common Stock set forth opposite the name of such Shareholder on Schedule A hereto under the heading “Rollover Shares” in exchange for that number of newly issued shares of common stock in Parent set forth beside the Shareholder’s name on Schedule A hereto under the heading “Parent Shares” (the “Parent Shares”). From time to time and without additional consideration, each Shareholder shall (at such Shareholder’s sole cost and

Annex D-1

expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at such Shareholder’s sole cost and expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Section 1.

(b) The Rollover shall be subject to the substantially simultaneous, but subsequent, consummation of the Merger in accordance with the terms and conditions of the Merger Agreement.

2. Voting of Shares.

(a) From the date of this Agreement until the earlier to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms and (ii) the occurrence of an Adverse Recommendation Change (the “Voting Expiration Date”), at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment, recess or postponement thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, each Shareholder shall vote or cause to be voted the Subject Shares (A) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (B) in favor of any proposal by the Company to adjourn, recess or postpone any meeting of the shareholders of the Company to a later date that complies with Section 6.2(d) of the Merger Agreement, (C) in favor of any other proposal considered and voted upon by shareholders of the Company necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (D) against any other proposal that would reasonably be expected to (x) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (y) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. For the avoidance of doubt, nothing in this Section 2 shall (x) require or limit any action or inaction on the part of any Shareholder other than in such Shareholder’s capacity as a shareholder of the Company or (y) impose any obligation to vote such Shareholder’s Subject Shares in any particular manner other than with respect to the matters described in clauses (A) through (D) hereof. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the termination of this Agreement in accordance with Section 12, a Governmental Authority enters an Order restraining, enjoining or otherwise prohibiting a Shareholder from taking any action pursuant to this Section 2, then the obligations of such Shareholder set forth in this Section 2 to take such action shall be of no force and effect for so long as such Order is in effect solely to the extent such Order restrains, enjoins or otherwise prohibits such Shareholder from taking any such action.

(b) The Company shall timely provide to each Shareholder sufficient information to confirm the manner in which the Subject Shares shall be, or have been, voted at any Shareholders’ Meeting pursuant to Section 2(a).

(c) Each Shareholder shall cause the Subject Shares to be counted as present for purposes of determining a quorum at each meeting of the shareholders of the Company called with respect to the matters set forth in Section 2(a). No Shareholder shall take any action, or refrain from taking any action, that would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by the Merger Agreement or that would reasonably be expected to materially restrict, limit or interfere with, or cause a material delay of, the performance of such Shareholder’s obligations hereunder, in each case other than as contemplated by Section 5 hereof.

3. Irrevocable Proxy.

(a) From the date of this Agreement until the Voting Expiration Date, each Shareholder irrevocably appoints the Company or any Person or Persons designated by the Company as its attorney-in-fact and proxy with full power of substitution and re-substitution, to the full extent of Shareholder’s voting rights with respect to all of such Shareholder’s Subject Shares (which proxy is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of Shareholder) and which appointment is coupled with an interest, including for purposes of Section 23B.07.220(4) of the WBCA) to (i) vote (or issue instructions to the record holder to

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vote) and (ii) execute (or issue instructions to the record holder to execute) written consents with respect to, all of such Shareholder’s Subject Shares in accordance with the provisions of Section 2; provided that each Shareholder’s grant of the proxy contemplated by this Section 3(a) shall be effective if, and only if, a Shareholder fails to deliver (or cause the record holder to deliver) to the Secretary of the Company, at least two (2) Business Days prior to the applicable meeting or deadline for action by written consent, as applicable, a duly executed irrevocable proxy card or written consent, as applicable, directing that such Shareholder’s Subject Shares be voted in accordance with Section 2. This proxy, if it becomes effective, is coupled with an interest, was given to secure the obligations of each Shareholder under Section 2, was given in consideration of and as an additional inducement of the Company to enter into the Merger Agreement and, in accordance with Section 23B.07.220(4) of the WBCA, shall be irrevocable, and each Shareholder agrees to execute any further agreement or form reasonably necessary to confirm and effectuate the grant of the proxy contained herein and hereby revokes any proxy previously granted by such Shareholder with respect to the Subject Shares.

(b) The irrevocable proxy and power of attorney granted by each Shareholder in this Section 3 shall not be terminated by any act of such Shareholder or other Shareholders, by operation of Law or upon the occurrence of any other event other than upon the valid termination of this Agreement in accordance with its terms, at which time such proxy shall automatically terminate, or pursuant to the last sentence of this Section 3(b). The irrevocable proxy and power of attorney granted by each Shareholder in this Section 3 and such Shareholder’s other obligations under this Agreement shall be binding upon such Shareholder’s heirs, successors, legal representatives and permitted assigns. The Company may terminate this proxy with respect to a Shareholder at any time at its sole election by written notice provided to such Shareholder.

4. Transfer of Shares. Each Shareholder covenants and agrees that from the date of this Agreement until the Expiration Date (as defined below) such Shareholder shall not, directly or indirectly, (a) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, including by operation of Law, (a “Transfer”), or cause or permit to be Transferred, any of the Subject Shares or any beneficial ownership, voting power or any other interest thereof or therein; (b) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect to the Subject Shares, in each case other than this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to any of the foregoing or (d) take any other action, that would prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of such Shareholder’s obligations hereunder; provided that the foregoing restrictions shall not apply to any Transfer of Subject Shares from any Shareholder to (i) any other Shareholder or (ii) an Affiliate of such Shareholder or any other Person for bona fide estate planning or estate administration purposes (each, a “Permitted Transfer”); provided further, in the case of clause (ii) so long as (A) the transferee thereof enters into a joinder in a form reasonably acceptable to the Company agreeing to become a party to this Agreement, make the representations set forth in Section 9, and be bound by the terms and conditions hereof as a Shareholder hereunder prior to or concurrently with such Transfer, (B) such transferee is able to perform its obligations under such joinder and (C) such Transfer would not reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of such Shareholder’s obligations hereunder or the consummation of the transactions contemplated by the Merger Agreement. Any Transfer or attempted Transfer of any Subject Shares or any beneficial ownership, voting power or any other interest thereof or therein in violation of this Section 4 shall be null and void and of no effect whatsoever.

5. Competing Proposals. In the event that the Company receives a Competing Proposal or any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Competing Proposal, each Shareholder shall, if requested to do so by the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee (provided that the Company is permitted pursuant to Section 6.5 of the Merger Agreement to engage in discussions with the Third Party submitting such Competing Proposal, inquiry, expression of interest, proposal or offer), explore in good faith the possibility of such Shareholder supporting such Competing Proposal, including the possibility of such Shareholder entering into a voting agreement with respect to such Competing Proposal, entering into an agreement with respect to the rollover or reinvestment of any shares of Company Common Stock owned by

Annex D-3

such Shareholder (including the post-closing governance terms with respect thereto) or selling such shares of Company Common Stock in such Competing Proposal, it being understood that such Shareholder’s decision as to whether to support such Competing Proposal or enter into any agreements with any Person or group of Persons with respect to such Competing Proposal shall be within such Shareholder’s sole discretion which it may exercise irrespective of the recommendation of the Company Board or the Special Committee; provided that such Shareholder shall not enter into any agreements relating to a Competing Proposal unless the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal.

6. Appropriate Action; Consents; Filings. Each Shareholder shall, and shall cause its Affiliates to, use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger set forth in the Merger Agreement to be satisfied as expeditiously as practicable (and in any event at least five (5) Business Days prior to the Outside Date).

7. Proxy Statement, Schedule 13E-3 and Other Required Filings. Each Shareholder hereby agrees to permit each of Parent and the Company to publish and disclose in the Proxy Statement, the Schedule 13E-3 or any Other Required Filings any information concerning such Shareholder that is required or reasonable to be included therein. To the knowledge of each Shareholder, the information supplied by such Shareholder for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 or any Other Required Filing will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

8. Additional Covenants of the Shareholders.

(a) Rating Agencies. Without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), each Shareholder shall not, and shall cause its Subsidiaries and Affiliates not to, meet or have any communications with any of the Rating Agencies, except for (A) meetings that the Company’s Representatives (who shall be designated by the Special Committee and mutually agreeable to Parent) are given an opportunity to attend and (B) written communications and materials so long as the Shareholders provided the Company with a reasonable opportunity to review and to propose comments on such written communications and materials, which the Shareholders will consider in good faith. Without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), each Shareholder shall not, and shall cause its Subsidiaries and Affiliates not to, make any statement, take any action, or refrain from taking any action inconsistent with the materials and communications provided to the Rating Agencies prior to the date of the Merger Agreement to the extent relating to the Merger Agreement, the other Transaction Documents and the transactions contemplated thereby or relating to the Parent Parties, the Surviving Corporation, or its Subsidiaries following the Effective Time. Each Shareholder shall inform their Representatives who would be reasonably expected to meet or communicate with the Rating Agencies or make statements relating to the Company, its Subsidiaries, and the transactions contemplated by the Merger Agreement of the terms of this Section 8(a) and the obligations of the Shareholder hereunder.

(b) Parent’s Obligations. Each Shareholder agrees to take, or refrain from taking, the actions that Parent is required to cause such Shareholder to take, or refrain from taking, in accordance with and subject to the terms contemplated by the Merger Agreement.

(c) Waiver of Dissenters’ Rights. Each Shareholder hereby waives, to the full extent of the law, and agrees not to assert any dissenters’ rights pursuant to Section 23B.13 of the WBCA or otherwise in connection with the Merger (unless the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has made an Adverse Recommendation Change (that has not been rescinded or otherwise withdrawn)) with respect to any and all Subject Shares held by the undersigned of record or beneficially owned.

Annex D-4

(d) No Legal Actions. Each Shareholder agrees that such Shareholder shall not (in such Shareholder’s capacity as a shareholder of the Company), bring, commence, institute, maintain, prosecute or voluntarily aid in any Action which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, the Merger Agreement, or (ii)  alleges that the execution and delivery of this Agreement by such Shareholder, or the approval of the Merger Agreement by the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee’s recommendation that the Company Board approve the Merger Agreement, breaches any fiduciary duty of the Company’s directors.

(e) Equity Awards. Notwithstanding the foregoing, nothing in this Agreement shall require a Shareholder to exercise any Company Option, RSU Award or PSU Award owned of record and/or beneficially by such Shareholder.

9. Representations and Warranties of each Shareholder. Each Shareholder on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to such Shareholder and such Shareholder’s ownership of the Subject Shares as follows as of the date hereof and as of immediately prior to the Effective Time:

(a) Authority. Such Shareholder has all requisite power and authority (or capacity, in the case of a Shareholder who is a natural person) to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (in the case of Shareholders who are not natural persons), executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). If such Shareholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution, delivery and performance by such Shareholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than (x) filings by such Shareholder with the SEC and (y) any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of such Shareholder’s obligations hereunder.

(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree or Law applicable to such Shareholder or to such Shareholder’s property or assets, except for such violations, conflicts, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of such Shareholder’s obligations hereunder. No consent (other than those that have been granted) of any Shareholder’s spouse is necessary under any “community property” or other Laws in order for such Shareholder to enter into and perform his obligations under this Agreement.

(c) Company Common Stock. Such Shareholder is the record and beneficial owner of, or is a trust or estate that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite such Shareholder’s name on Schedule A hereto, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than any of the foregoing (i) pursuant to this Agreement or (ii) that would not reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the

Annex D-5

performance of such Shareholder’s obligations hereunder. Such Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Shareholder’s name on Schedule A hereto under the heading “Subject Shares” (except that such Shareholder may be deemed to beneficially own Subject Shares owned by other Shareholders or underlying any Company Option, RSU Award or PSU Award). Such Shareholder has the sole right to vote or direct the vote of, such Subject Shares (it being understood (x) in the case of Shareholders that are trusts, that the trustees thereof have the right to cause such Shareholders to take such actions, and (y) in the case of Subject Shares held in a 401(k) plan or individual retirement account, any such Subject Shares for which a direction to vote is not given may be voted in accordance with the applicable governing documents), and such Shareholder has the sole right to dispose or direct the disposition of such Subject Shares, except as set forth in Section 7 of the Family Confidentiality Agreement. None of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares that would reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of such Shareholder’s obligations hereunder. Other than this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Shareholder to Transfer, or cause to be Transferred, any of the Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares other than pursuant to this Agreement.

(d) Reliance by the Company. Such Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.

(e) Litigation. As of the date hereof, there is no Action pending, or, to the knowledge of such Shareholder, threatened against such Shareholder that questions the validity of this Agreement or any action taken or to be taken by such Shareholder in connection with this Agreement.

(f) Other Agreements. Such Shareholder is not subject to any obligation that would reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of such Shareholder’s obligations hereunder or the performance of Parent and Acquisition Sub under the Merger Agreement. As of the date hereof, except for this Agreement, the Guaranty to which certain of the Shareholders are parties, that certain amended and restated letter agreement, dated as of December 22, 2024, by and among the Company and the Buyer Group party thereto, and that certain letter agreement, dated as of December 22, 2024, by and among the Company and the Family Guarantors party thereto, there are no contracts, undertakings, commitments, agreements, obligations, arrangements or understandings, whether written or oral, between such Shareholder or any of its Affiliates, on the one hand, and any other Person (other than another Parent Party), on the other hand, relating in any way to the transactions contemplated by the Merger Agreement, or to the ownership or operations of the Company after the Effective Time.

(g) Finders Fees. No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder, except for Moelis & Company LLC.

10. Representations and Warranties of the Company. The Company represents and warrants to the Shareholders as follows as of the date hereof and as of immediately prior to the Effective Time:

(a) The Company is a corporation duly incorporated and validly existing under the Laws of the State of Washington and has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company. This

Annex D-6

Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

11. Representations and Warranties of Parent. Parent represents and warrants to the Shareholders and the Company as follows as of the date hereof and as of immediately prior to the Effective Time:

(a) Authority. Parent is a corporation duly incorporated and validly existing under the Laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent has been duly and validly authorized by all necessary corporate action by Parent, and no other corporate action on the part of Parent is necessary to authorize the execution, delivery and performance of this Agreement by Parent. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution, delivery and performance by Parent of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of Parent’s obligations hereunder.

(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree or Law applicable to Parent or to Parent’s property or assets, except for such violations, conflicts, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to restrict, limit or interfere with, or cause a delay of, the performance of Parent’s obligations hereunder.

12. Shareholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Shareholder is entering into this Agreement severally and not jointly and with respect to the obligations set forth in Sections 1 and 2 hereof solely in such Shareholder’s capacity as the record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Shareholder in such Shareholder’s capacity as a director or officer of the Company. The taking of any actions (or any failures to act) by a Shareholder in such Shareholder’s capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

13. Termination. Except for those obligations which have earlier terminated on the Voting Expiration Date, this Agreement shall automatically terminate without further action upon the earlier to occur (the “Expiration Date”) of (a) the Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms; provided that subject in all cases to Section 14(b), no such termination shall relieve any party hereto or Parent under the Merger Agreement of any liability, costs, expenses (including attorneys’ fees) or damages of any kind, all of which shall be deemed in such event to be damages of such party and Parent under the Merger Agreement, in the event of any Intentional Breach of this Agreement by a Shareholder prior to such termination, in which case, subject in all cases to Section 14(b), the aggrieved party shall be entitled to all remedies available at law or in equity.

Annex D-7

14. Specific Performance; Limited Recourse.

(a) Each Shareholder acknowledges and agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that such Shareholder does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, each Shareholder acknowledges and agrees that the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, it is explicitly agreed that the Company’s right to an injunction, specific performance or other equitable remedy to enforce Shareholder’s obligations under Section 2, 3 and 5 of this Agreement is subject to the Company also seeking a similar injunction, specific performance or other equitable remedy under the other Rollover and Support Agreement against the party thereto solely to the extent such party thereto has not complied with, or is not complying with, the terms thereof with respect to the corresponding obligation under such Rollover and Support Agreement and compliance by such non-compliant party is reasonably expected to be necessary for obtaining the Requisite Shareholder Approvals. Each Shareholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the Company has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. The Company shall not be required to show proof of actual damages or provide any bond or other security in connection with seeking an injunction or any other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. These injunctive remedies are cumulative and shall be the Company’s sole remedy against a Shareholder under this Agreement unless the Company shall have sought and been denied injunctive remedies, and such denial is other than by reason of the absence of violation of such covenants, obligations or agreements.

(b) Notwithstanding anything to the contrary herein, but subject to the Company’s rights to specific performance pursuant to Section 14(a) hereof, the Company’s remedies pursuant to the Retained Claims as defined in, and subject to the terms and in accordance with the limitations set forth in, the Guaranties shall, and are intended to, be the sole and exclusive direct or indirect remedies available to the Company and its Affiliates against each Shareholder and the Non-Recourse Parties (as defined in the Guaranties) for any liability, loss, damages or recovery of any kind (including consequential, indirect or punitive damages, and whether at law, in equity or otherwise) arising under or in connection with any liabilities or obligations arising under, or in connection with, the Merger Agreement or this Agreement (whether willfully, intentionally, unintentionally or otherwise) or of the failure of the Merger to be consummated or otherwise in connection with the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to be made in connection herewith or therewith, including without limitation in the event Parent (1) breaches its obligations under the Merger Agreement, whether or not such breach is caused by a Shareholder’s breach of its obligations under this Agreement or (2) enforces its rights under the Merger Agreement. Each of the parties hereto agrees that an Intentional Breach or other material breach of this Agreement by a Shareholder shall constitute an Intentional Breach or material breach, as applicable, of Parent under the Merger Agreement, and the Company’s sole recourse to recover monetary damages in respect of such breach shall be those remedies available at law or in equity against Parent in accordance with, and subject to the limitations set forth in, the Merger Agreement and the Guarantors (and their permitted assigns) in accordance with, and subject to the limitations set forth in, the Guaranties.

15. Governing Law; Jurisdiction.

(a) Except to the extent the Laws of the State of Washington are mandatorily applicable, this Agreement and all Actions (whether based on Contract, tort or otherwise) arising out of or relating to this Agreement or the actions of a Shareholder or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the

Annex D-8

laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement and (v) agrees that each of the other parties hereto (and Liverpool as a third party beneficiary hereunder) shall have the right to bring any Action for enforcement of a judgment entered by the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and each party consents to such enforcement and covenants not to oppose such enforcement in any jurisdiction.

16. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE SHAREHOLDERS, OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 16.

17. Amendment, Waivers, etc. This Agreement may only be amended or otherwise modified by mutual agreement of the parties hereto in an instrument in writing signed by each of the parties. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

18. Assignment; Third Party Beneficiaries.

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto, shall survive the dissolution, death or incapacity of any Shareholder, and shall be binding upon the parties’ respective heirs, successors, legal representatives and permitted assigns, including with respect to any Shareholder, any Permitted Transferee. Any attempted assignment in violation of this Section 18 shall be null and void.

(b) The parties hereto hereby agree that their respective agreements and obligations set forth herein are solely for the benefit of the other parties hereto and their respective successors and permitted assigns, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any benefits, rights or remedies under this Agreement; provided, that Liverpool has relied on this Agreement and, accordingly, and Liverpool is an express third-party beneficiary hereof solely for purposes of seeking the specific performance of the Shareholders’ obligations hereunder in accordance with Section 14.

Annex D-9

19. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering party receives an affirmative confirmation (excluding automatic acknowledgement of receipt) from the party to whom notice was intended (or if such affirmative confirmation is not received on the day of delivery, effective on the next Business Day following the date of delivery), if delivered by email as listed below, or (c) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the intended recipient at the following addresses (or at such other physical or email address for a party as may be specified in a notice given in accordance with this Section 19).

20. Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof to any Person or circumstance is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

21. Entire Agreement. This Agreement (including the schedule hereto) and together with the other Transaction Documents to which any Shareholder is a party to, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. Each of the parties hereto acknowledges that the Company is entering into the Merger Agreement in reliance on the agreements of the Shareholders in this Agreement.

22. Interpretation. Section 9.3(c) of the Merger Agreement is incorporated by reference herein, mutatis mutandis.

23. Counterparts. This Agreement and any amendments or waivers hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page intentionally left blank]

Annex D-10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ERIK B. NORDSTROM
/s/ Erik B. Nordstrom
Erik B. Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-11

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JULIE A. NORDSTROM
/s/ Julie A. Nordstrom
Julie A. Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PETER E. NORDSTROM
/s/ Peter E. Nordstrom
Peter E. Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BRANDY F. NORDSTROM
/s/ Brandy F. Nordstrom
Brandy F. Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-14

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JAMES F. NORDSTROM, JR.
/s/ James F. Nordstrom, Jr.
James F. Nordstrom, Jr.
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-15

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KATHARINE T. NORDSTROM 2007 TRUST AGREEMENT
By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-16

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JULIA K. NORDSTROM 2007 TRUST AGREEMENT
By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-17

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AUDREY G. NORDSTROM 2007 TRUST AGREEMENT
By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-18

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LISA NORDSTROM
/s/ Lisa Nordstrom
Lisa Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]
Annex D-19

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANNE E. GITTINGER
/s/ Anne E. Gittinger
Anne E. Gittinger
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-20

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

1976 ELIZABETH J. NORDSTROM TRUST FBO ANNE GITTINGER
By:	/s/ Anne E. Gittinger
Name:	Anne E. Gittinger
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-21

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANNE E. GITTINGER TRUST U/W EVERETT W. NORDSTROM
By:	/s/ Charles W. Riley, Jr.
Name:	Charles W. Riley, Jr.
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-22

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUSAN E. DUNN
/s/ Susan E. Dunn
Susan E. Dunn
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-23

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUSAN E. DUNN TRUST U/W ELIZABETH J. NORDSTROM
By:	/s/ Susan E. Dunn
Name:	Susan E. Dunn
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-24

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ESTATE OF BRUCE A. NORDSTROM
By:	/s/ Margaret Jean O’Roark Nordstrom
Name:	Margaret Jean O’Roark Nordstrom
Title:	Co-Executor
By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Executor
By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Executor
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-25

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

1976 BRUCE A. NORDSTROM TRUST (AKA 1976 ELIZABETH J. NORDSTROM TRUST FBO BRUCE A. NORDSTROM)
By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Trustee
By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-26

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TRUST A U/W FRANCES W. NORDSTROM
By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Trustee
By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Trustee
By:	/s/ Charles W. Riley, Jr.
Name:	Charles W. Riley, Jr.
Title:	Co-Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-27

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARGARET JEAN O’ROARK NORDSTROM
/s/ Margaret Jean O’Roark Nordstrom
Margaret Jean O’Roark Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-28

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BRUCE AND JEANNIE NORDSTROM 2010 MFN TRUST
By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-29

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PETE AND BRANDY NORDSTROM 2010 MFN TRUST
By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-30

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BRUCE AND JEANNIE NORDSTROM 2012 CFN TRUST
By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-31

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PETE AND BRANDY NORDSTROM 2012 CFN TRUST
By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-32

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PETE AND BRANDY NORDSTROM 2012 CHILDREN’S TRUST
By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-33

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LEIGH E. NORDSTROM
/s/ Leigh E. Nordstrom
Leigh E. Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-34

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SAMUEL C. NORDSTROM
/s/ Samuel C. Nordstrom
Samuel C. Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-35

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SARA D. NORDSTROM
/s/ Sara D. Nordstrom
Sara D. Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-36

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ERIK AND JULIE NORDSTROM 2012 SARA D. NORDSTROM TRUST
By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-37

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LN 1989 TRUST JWN
By:	/s/ Linda Nordstrom
Name:	Linda Nordstrom
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-38

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LN HOLDINGS JWN LLC
By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Manager
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-39

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LN HOLDINGS JWN II LLC
By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Manager
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-40

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LN MEDINA FAMILY LLC
By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Manager
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-41

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALEXANDRA F. NORDSTROM
/s/ Alexandra F. Nordstrom
Alexandra F. Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-42

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BLAKE & MOLLY NORDSTROM 2012 TRUST FBO ALEXANDRA F. NORDSTROM
By:	/s/ Alexandra F. Nordstrom
Name:	Alexandra F. Nordstrom
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-43

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANDREW L. NORDSTROM
/s/ Andrew L. Nordstrom
Andrew L. Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-44

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BLAKE AND MOLLY NORDSTROM 2012 TRUST FBO ANDREW L NORDSTROM
By:	/s/ Andrew L. Nordstrom
Name:	Andrew L. Nordstrom
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-45

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MOLLY NORDSTROM
/s/ Molly Nordstrom
Molly Nordstrom
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-46

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BWN TRUST U/W BLAKE W. NORDSTROM
By:	/s/ Molly Nordstrom
Name:	Molly Nordstrom
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-47

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARI MOWAT WOLF
/s/ Mari Mowat Wolf
Mari Mowat Wolf
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-48

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KIMBERLY MOWAT BENTZ
/s/ Kimberly Mowat Bentz
Kimberly Mowat Bentz
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-49

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BLAKE MOWAT BENTZ 1991 TRUST
By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-50

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KYLE ANDREW BENTZ TRUST 1993
By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Trustee
Address:	[***]
Attention:	[***]
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Lane Powell PC
1420 Fifth Avenue, Suite 4200
Seattle, WA 98101
E-mail:	morganm@lanepowell.com
Attention:	Michael E. Morgan

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-51

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Solely with respect to Sections 1, 11 and 14 through 23 of this Agreement:

NORSE HOLDINGS, INC.
By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Chief Executive Officer
Address:	c/o Norse Holdings, Inc.
1617 Sixth Avenue
Seattle, WA 98101

Attention:	Erik B. Nordstrom
Email:	[***]

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
E-mail:	ben.schaye@stblaw.com
jmendez@stblaw.com

Attention:	Benjamin P. Schaye
Juan F. Méndez

[Signature Page to Rollover, Voting and Support Agreement]

Annex D-52

SCHEDULE A

Shareholder	Subject Shares	Rollover Shares	Parent Shares
Anne E. Gittinger	13,849,579	13,846,274	13,846,274
Anne E. Gittinger Trust u/w Everett W. Nordstrom	5,501,520	5,501,520	5,501,520
1976 Elizabeth J. Nordstrom Trust FBO Anne Gittinger	1,555,200	1,555,200	1,555,200
Susan E. Dunn	288,419	288,419	288,419
Susan E. Dunn Trust u/w Elizabeth J. Nordstrom	743,420	743,420	743,420
Estate of Bruce A. Nordstrom	10,244,147[1]	10,244,147	10,244,147
1976 Bruce A. Nordstrom Trust (aka 1976 Elizabeth J. Nordstrom Trust FBO Bruce A. Nordstrom)	1,555,200	1,555,200	1,555,200
Trust A u/w Frances W. Nordstrom	6,935,360[2]	4,323,261	4,323,261
Margaret Jean O’Roark Nordstrom	261,776	261,776	261,776
Peter E. Nordstrom	2,510,606[3]	2,510,606	2,510,606
Brandy F. Nordstrom	176,057	176,057	176,057
Erik B. Nordstrom	2,602,277	2,602,277	2,602,277
Julie A. Nordstrom	42,646	42,646	42,646
James F. Nordstrom, Jr.	813,346	806,098	806,098
Lisa Nordstrom	2,635	0	0
Katharine T. Nordstrom 2007 Trust Agreement	24,593	24,593	24,593
Julia K. Nordstrom 2007 Trust Agreement	24,592	24,592	24,592
Audrey G. Nordstrom 2007 Trust Agreement	24,592	24,592	24,592
LN 1989 TRUST JWN	169,801	169,801	169,801
LN Holdings JWN LLC	435,276	435,276	435,276
LN Holdings JWN II LLC	4,465,662	4,465,662	4,465,662
Alexandra F. Nordstrom	76,996	76,996	76,996
Blake & Molly Nordstrom 2012 Trust FBO Alexandra F. Nordstrom	96,394	96,394	96,394
Andrew L. Nordstrom	67,188	0	0
Blake and Molly Nordstrom 2012 Trust FBO Andrew L Nordstrom	96,394	51,264	51,264
Leigh E. Nordstrom	125,588	125,588	125,588
Samuel C. Nordstrom	121,396	121,396	121,396
Sara D. Nordstrom	69,806	69,806	69,806
Erik and Julie Nordstrom 2012 Sara D. Nordstrom Trust	47,518	47,518	47,518
Bruce and Jeannie Nordstrom 2010 MFN Trust	24,530	24,530	24,530
Pete and Brandy Nordstrom 2010 MFN Trust	3,403	3,403	3,403
Bruce and Jeannie Nordstrom 2012 CFN Trust	24,530	24,530	24,530
Pete and Brandy Nordstrom 2012 CFN Trust	3,403	3,403	3,403
Pete and Brandy Nordstrom 2012 Children’s Trust	192,789	192,789	192,789
Molly A. Nordstrom	487,807	377,626	377,626
BWN Trust u/w Blake W. Nordstrom	170,431	170,431	170,431
Mari Mowat Wolf	15,270	15,270	15,270
Kimberly Mowat Bentz	31,446	31,446	31,446
Blake Mowat Bentz 1991 Trust	2,985	2,985	2,985
Kyle Andrew Bentz Trust 1993	2,079	2,079	2,079
LN Medina Family LLC	15,834	15,834	15,834

____________

1      [***]

2      [***]

3      [***]
Annex D-53

Annex E

EXECUTION VERSION

ROLLOVER, VOTING AND SUPPORT AGREEMENT

This ROLLOVER, VOTING AND SUPPORT AGREEMENT, dated as of December 22, 2024 (this “Agreement”), is made by and among the shareholder listed on the signature page hereto (the “Shareholder”), Norse Holdings, Inc., a Delaware corporation (“Parent”) (solely with respect to Sections 1, 11 and 13 through 22), and Nordstrom, Inc., a Washington corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Shareholder is the record and/or beneficial owner of the number of shares of Company Common Stock set forth opposite the Shareholder’s name on Schedule A hereto (together with such additional shares of Company Common Stock or other voting securities of the Company that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by the Shareholder that it is entitled to vote, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof until the Voting Expiration Date (as defined below), the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly-owned subsidiary of Parent (“Acquisition Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (including any amendment thereto, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Acquisition Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Company Board, acting on the recommendation of the Special Committee, has unanimously (excluding the members of the Company Board who are Parent Parties) (a) determined and declared that the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (b) approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement, and subject to receiving the Requisite Shareholder Approvals, the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (c) directed that the Merger Agreement be submitted to the shareholders of the Company to be approved and (d) upon the terms and subject to the conditions of the Merger Agreement, resolved to recommend the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Company’s shareholders in accordance with Section 23B.11A.040 of the WBCA; and

WHEREAS, as a material inducement to, and as a condition to, the willingness of the Company to enter into the Merger Agreement, the Shareholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Rollover Contribution.

(a) Effective immediately prior to the Effective Time, on the terms and subject to the conditions set forth herein, the Shareholder hereby transfers, contributes and delivers (the “Rollover”) to Parent the number of shares of Company Common Stock set forth opposite the name of the Shareholder on Schedule A hereto in exchange for that number of newly issued shares of common stock in Parent set forth beside the Shareholder’s name on Schedule A hereto (the “Parent Shares”). From time to time and without additional consideration, the Shareholder shall (at the Shareholder’s sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional

Annex E-1

instruments, and shall (at the Shareholder’s sole cost and expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Section 1.

(b) The Rollover shall be subject to the substantially simultaneous, but subsequent, consummation of the Merger in accordance with the terms and conditions of the Merger Agreement.

2. Voting of Shares.

(a) From the date of this Agreement until the earlier to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms and (ii) the occurrence of an Adverse Recommendation Change (the “Voting Expiration Date”), at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment, recess or postponement thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, the Shareholder shall vote or cause to be voted the Subject Shares (A) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (B) in favor of any proposal by the Company to adjourn, recess or postpone any meeting of the shareholders of the Company to a later date that complies with Section 6.2(d) of the Merger Agreement, (C) in favor of any other proposal considered and voted upon by shareholders of the Company necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (D) against any other proposal that would reasonably be expected to (x) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (y) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. For the avoidance of doubt, nothing in this Section 2 shall (x) require or limit any action or inaction on the part of the Shareholder other than in the Shareholder’s capacity as a shareholder of the Company or (y) impose any obligation to vote the Shareholder’s Subject Shares in any particular manner other than with respect to the matters described in clauses (A) through (D) hereof. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the termination of this Agreement in accordance with Section 12, a Governmental Authority enters an Order restraining, enjoining or otherwise prohibiting a Shareholder from taking any action pursuant to this Section 2, then the obligations of the Shareholder set forth in this Section 2 to take such action shall be of no force and effect for so long as such Order is in effect solely to the extent such Order restrains, enjoins or otherwise prohibits the Shareholder from taking any such action.

(b) The Company shall timely provide to the Shareholder sufficient information to confirm the manner in which the Subject Shares shall be, or have been, voted at any Shareholders’ Meeting pursuant to Section 2(a).

(c) The Shareholder shall cause the Subject Shares to be counted as present for purposes of determining a quorum at each meeting of the shareholders of the Company called with respect to the matters set forth in Section 2(a). The Shareholder shall not take any action, or refrain from taking any action, that would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by the Merger Agreement or that would reasonably be expected to materially restrict, limit or interfere with, or cause a material delay of, the performance of the Shareholder’s obligations hereunder, in each case other than as contemplated by Section 5 hereof.

3. Irrevocable Proxy.

(a) From the date of this Agreement until the Voting Expiration Date, the Shareholder irrevocably appoints the Company or any Person or Persons designated by the Company as its attorney-in-fact and proxy with full power of substitution and re-substitution, to the full extent of Shareholder’s voting rights with respect to all of the Shareholder’s Subject Shares (which proxy is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of Shareholder) and which appointment is coupled with an interest, including for purposes of Section 23B.07.220(4) of the WBCA) to (i) vote (or issue instructions to the record holder to vote)

Annex E-2

and (ii) execute (or issue instructions to the record holder to execute) written consents with respect to, all of the Shareholder’s Subject Shares in accordance with the provisions of Section 2; provided that the Shareholder’s grant of the proxy contemplated by this Section 3(a) shall be effective if, and only if, the Shareholder fails to deliver (or cause the record holder to deliver) to the Secretary of the Company, at least two (2) Business Days prior to the applicable meeting or deadline for action by written consent, as applicable, a duly executed irrevocable proxy card or written consent, as applicable, directing that the Shareholder’s Subject Shares be voted in accordance with Section 2. This proxy, if it becomes effective, is coupled with an interest, was given to secure the obligations of the Shareholder under Section 2, was given in consideration of and as an additional inducement of the Company to enter into the Merger Agreement and, in accordance with Section 23B.07.220(4) of the WBCA, shall be irrevocable, and the Shareholder agrees to execute any further agreement or form reasonably necessary to confirm and effectuate the grant of the proxy contained herein and hereby revokes any proxy previously granted by the Shareholder with respect to the Subject Shares.

(b) The irrevocable proxy and power of attorney granted by the Shareholder in this Section 3 shall not be terminated by any act of the Shareholder or other shareholders, by operation of Law or upon the occurrence of any other event other than upon the valid termination of this Agreement in accordance with its terms, at which time such proxy shall automatically terminate, or pursuant to the last sentence of this Section 3(b). The irrevocable proxy and power of attorney granted by the Shareholder in this Section 3 and the Shareholder’s other obligations under this Agreement shall be binding upon the Shareholder’s heirs, successors, legal representatives and permitted assigns. The Company may terminate this proxy with respect to the Shareholder at any time at its sole election by written notice provided to the Shareholder.

4. Transfer of Shares. The Shareholder covenants and agrees that from the date of this Agreement until the Expiration Date (as defined below) the Shareholder shall not, directly or indirectly, (a) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, including by operation of Law, (a “Transfer”), or cause or permit to be Transferred, any of the Subject Shares or any beneficial ownership, voting power or any other interest thereof or therein; (b) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect to the Subject Shares, in each case other than this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to any of the foregoing or (d) take any other action, that would prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of the Shareholder’s obligations hereunder; provided that the foregoing restrictions shall not apply to any Transfer of Subject Shares from any Shareholder to an Affiliate of the Shareholder (each, a “Permitted Transfer”) so long as (A) the transferee thereof enters into a joinder in a form reasonably acceptable to the Company agreeing to become a party to this Agreement, make the representations set forth in Section 9, and be bound by the terms and conditions hereof as a Shareholder hereunder prior to or concurrently with such Transfer, (B) such transferee is able to perform its obligations under such joinder and (C) such Transfer would not reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of the Shareholder’s obligations hereunder or the consummation of the transactions contemplated by the Merger Agreement. Any Transfer or attempted Transfer of any Subject Shares or any beneficial ownership, voting power or any other interest thereof or therein in violation of this Section 4 shall be null and void and of no effect whatsoever.

5. Competing Proposals. In the event that the Company receives a Competing Proposal or any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Competing Proposal, the Shareholder shall, if requested to do so by the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee (provided that the Company is permitted pursuant to Section 6.5 of the Merger Agreement to engage in discussions with the Third Party submitting such Competing Proposal, inquiry, expression of interest, proposal or offer), explore in good faith the possibility of the Shareholder supporting such Competing Proposal, including the possibility of the Shareholder entering into a voting agreement with respect to such Competing Proposal, entering into an agreement with respect to the rollover or reinvestment of any shares of Company Common Stock owned by the Shareholder (including the post-closing governance terms with respect thereto) or selling such shares of

Annex E-3

Company Common Stock in such Competing Proposal, it being understood that the Shareholder’s decision as to whether to support such Competing Proposal or enter into any agreements with any Person or group of Persons with respect to such Competing Proposal shall be within the Shareholder’s sole discretion which it may exercise irrespective of the recommendation of the Company Board or the Special Committee; provided that the Shareholder shall not enter into any agreements relating to a Competing Proposal unless the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal.

6. Appropriate Action; Consents; Filings. The Shareholder shall, and shall cause its Affiliates to, use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger set forth in the Merger Agreement to be satisfied as expeditiously as practicable (and in any event at least five (5) Business Days prior to the Outside Date).

7. Proxy Statement, Schedule 13E-3 and Other Required Filings. The Shareholder hereby agrees to permit each of Parent and the Company to publish and disclose in the Proxy Statement, the Schedule 13E-3 or any Other Required Filings any information concerning the Shareholder that is required or reasonable to be included therein. To the knowledge of the Shareholder, the information supplied by the Shareholder for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 or any Other Required Filing will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

8. Additional Covenants of the Shareholder.

(a) Rating Agencies. Without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Shareholder shall not, and shall cause its Subsidiaries and Affiliates not to meet or have any communications with any of the Rating Agencies, except for (A) meetings that the Company’s Representatives (who shall be designated by the Special Committee and mutually agreeable to Parent) are given an opportunity to attend, (B) written communications and materials so long as the Shareholder provided the Company with a reasonable opportunity to review and to propose comments on such written communications and materials, which the Shareholder will consider in good faith, and (C) meetings or communications between the Shareholder and the Rating Agencies that also issue credit ratings for the Shareholder or its indebtedness so long as such meetings and communications make no reference to matters that would reasonably be expected to impact the credit ratings of the Company or its indebtedness, including the Senior Notes. Without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Shareholder shall not, and shall cause its Subsidiaries and Affiliates not to make any statement, take any action, or refrain from taking any action inconsistent with the materials and communications provided to the Rating Agencies prior to the date of the Merger Agreement to the extent relating to the Merger Agreement, the other Transaction Documents and the transactions contemplated thereby or relating to the Parent Parties, the Surviving Corporation, or its Subsidiaries following the Effective Time. The Shareholder shall inform its Representatives who would be reasonably expected to meet or communicate with the Rating Agencies or make statements relating to the Company, its Subsidiaries, and the transactions contemplated by the Merger Agreement of the terms of this Section 8(a) and the obligations of the Shareholder hereunder.

(b) Parent’s Obligations. The Shareholder agrees to take, or refrain from taking, the actions that Parent is required to cause the Shareholder to take, or refrain from taking, in accordance with and subject to the terms contemplated by the Merger Agreement.

(c) Waiver of Dissenters’ Rights. The Shareholder hereby waives, to the full extent of the law, and agrees not to assert any dissenters’ rights pursuant to Section 23B.13 of the WBCA or otherwise in connection with the Merger (unless the Company Board (acting upon the recommendation of the

Annex E-4

Special Committee) or the Special Committee has made an Adverse Recommendation Change (that has not been rescinded or otherwise withdrawn)) with respect to any and all Subject Shares held by the undersigned of record or beneficially owned.

(d) No Legal Actions. The Shareholder agrees that the Shareholder shall not (in the Shareholder’s capacity as a shareholder of the Company), bring, commence, institute, maintain, prosecute or voluntarily aid in any Action which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, the Merger Agreement, or (ii)  alleges that the execution and delivery of this Agreement by the Shareholder, or the approval of the Merger Agreement by the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee’s recommendation that the Company Board approve the Merger Agreement, breaches any fiduciary duty of the Company’s directors.

9. Representations and Warranties of the Shareholder. The Shareholder on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to the Shareholder and the Shareholder’s ownership of the Subject Shares as follows as of the date hereof and as of immediately prior to the Effective Time:

(a) Authority. The Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). The execution, delivery and performance by the Shareholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than (x) filings by the Shareholder with the SEC, the Mexican Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) or the Mexican Stock Exchange (Bolsa Mexicana de Valores) and (y) any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of the Shareholder’s obligations hereunder.

(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree or Law applicable to the Shareholder or to the Shareholder’s property or assets, except for such violations, conflicts, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of the Shareholder’s obligations hereunder.

(c) Company Common Stock. The Shareholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite the Shareholder’s name on Schedule A hereto, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than any of the foregoing (i) pursuant to this Agreement or (ii) that would not reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of the Shareholder’s obligations hereunder. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite the Shareholder’s name on Schedule A hereto. The Shareholder has the sole right to vote or direct the vote of, such Subject Shares, and the Shareholder has the sole right to dispose or direct the disposition of such Subject Shares, except as set forth in Section 4 of the Liverpool

Annex E-5

Confidentiality Agreement. None of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares that would reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of the Shareholder’s obligations hereunder. Other than this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Shareholder to Transfer, or cause to be Transferred, any of the Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares other than pursuant to this Agreement.

(d) Reliance by the Company. The Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement.

(e) Litigation. As of the date hereof, there is no Action pending, or, to the knowledge of the Shareholder, threatened against the Shareholder that questions the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.

(f) Other Agreements. The Shareholder is not subject to any obligation that would reasonably be expected to prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of the Shareholder’s obligations hereunder or the performance of Parent and Acquisition Sub under the Merger Agreement. As of the date hereof, except for this Agreement, the Equity Commitment Letter, the Guaranty to which the Shareholder is a party, and that certain amended and restated letter agreement, dated as of December 22, 2024, by and among the Company and the Buyer Group party thereto, there are no contracts, undertakings, commitments, agreements, obligations, arrangements or understandings, whether written or oral, between the Shareholder or any of its Affiliates, on the one hand, and any other Person (other than another Parent Party), on the other hand, relating in any way to the transactions contemplated by the Merger Agreement, or to the ownership or operations of the Company after the Effective Time.

(g) Finders Fees. No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder, except for J.P. Morgan Securities LLC.

10. Representations and Warranties of the Company. The Company represents and warrants to the Shareholder as follows as of the date hereof and as of immediately prior to the Effective Time:

(a) The Company is a corporation duly incorporated and validly existing under the Laws of the State of Washington and has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

11. Representations and Warranties of Parent. Parent represents and warrants to the Shareholder and the Company as follows as of the date hereof and as of immediately prior to the Effective Time:

(a) Authority. Parent is a corporation duly incorporated and validly existing under the Laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent has been duly and validly authorized by all necessary corporate action by Parent, and no other corporate action on the part of Parent is necessary to authorize the execution,

Annex E-6

delivery and performance of this Agreement by Parent. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution, delivery and performance by Parent of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent, materially restrict, limit or interfere with, or cause a material delay of, the performance of Parent’s obligations hereunder.

(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree or Law applicable to Parent or to Parent’s property or assets, except for such violations, conflicts, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to restrict, limit or interfere with, or cause a delay of, the performance of Parent’s obligations hereunder.

12. Termination. Except for those obligations which have earlier terminated on the Voting Expiration Date, this Agreement shall automatically terminate without further action upon the earlier to occur (the “Expiration Date”) of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, and (c) the valid termination of the Equity Commitment Letter in accordance with its terms; provided that subject in all cases to Section 13(b), no such termination shall relieve any party hereto or Parent under the Merger Agreement of any liability, costs, expenses (including attorneys’ fees) or damages of any kind, all of which shall be deemed in such event to be damages of such party and Parent under the Merger Agreement, in the event of any Intentional Breach of this Agreement by the Shareholder prior to such termination, in which case, subject in all cases to Section 13(b), the aggrieved party shall be entitled to all remedies available at law or in equity.

13. Specific Performance; Limited Recourse.

(a) The Shareholder acknowledges and agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Shareholder does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, Shareholder acknowledges and agrees that the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, it is explicitly agreed that the Company’s right to an injunction, specific performance or other equitable remedy to enforce the Shareholder’s obligations under Section 2, 3 and 5 of this Agreement is subject to the Company also seeking a similar injunction, specific performance or other equitable remedy under the other Rollover and Support Agreement against the parties thereto solely to the extent the parties thereto have not complied with, or are not complying with, the terms thereof with respect to the corresponding obligation under such Rollover and Support Agreement and compliance by such non-compliant parties is reasonably expected to be necessary for obtaining the Requisite Shareholder Approvals. The Shareholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the Company has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. The Company shall not be required to show proof of actual damages or provide any bond or other security in connection with seeking an injunction or any other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. These injunctive remedies are cumulative and shall be the Company’s sole remedy against the Shareholder under this Agreement unless the Company shall have sought and been denied injunctive remedies, and such denial is other than by reason of the absence of violation of such covenants, obligations or agreements.

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(b) Notwithstanding anything to the contrary herein, but subject to the Company’s rights to specific performance pursuant to Section 13(a) hereof, the Company’s remedies pursuant to the Retained Claims as defined in, and subject to the terms and in accordance with the limitations set forth in, the Guaranties shall, and are intended to, be the sole and exclusive direct or indirect remedies available to the Company and its Affiliates against a Shareholder and the Non-Recourse Parties (as defined in the Guaranties) for any liability, loss, damages or recovery of any kind (including consequential, indirect or punitive damages, and whether at law, in equity or otherwise) arising under or in connection with any liabilities or obligations arising under, or in connection with, the Merger Agreement or this Agreement (whether willfully, intentionally, unintentionally or otherwise) or of the failure of the Merger to be consummated or otherwise in connection with the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to be made in connection herewith or therewith, including without limitation in the event Parent (1) breaches its obligations under the Merger Agreement, whether or not such breach is caused by the Shareholder’s breach of its obligations under this Agreement or (2) enforces its rights under the Merger Agreement. Each of the parties hereto agrees that an Intentional Breach or other material breach of this Agreement by the Shareholder shall constitute an Intentional Breach or material breach, as applicable, of Parent under the Merger Agreement, and the Company’s sole recourse to recover monetary damages in respect of such breach shall be those remedies available at law or in equity against Parent in accordance with, and subject to the limitations set forth in, the Merger Agreement and the Guarantors (and their permitted assigns) in accordance with, and subject to the limitations set forth in, the Guaranties.

14. Governing Law; Jurisdiction.

(a) Except to the extent the Laws of the State of Washington are mandatorily applicable, this Agreement and all Actions (whether based on Contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Shareholder or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement and (v) agrees that each of the other parties hereto (and Liverpool as a third party beneficiary hereunder) shall have the right to bring any Action for enforcement of a judgment entered by the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and each party consents to such enforcement and covenants not to oppose such enforcement in any jurisdiction. The Shareholder hereby appoints Cogency Global Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any legal proceeding arising out of or based hereunder or the transactions contemplated hereby that may be instituted in the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware by the parties hereto, and service of process on the Authorized Agent shall be deemed effective service of process upon the Shareholder.

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15. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE SHAREHOLDER, OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 15.

16. Amendment, Waivers, etc. This Agreement may only be amended or otherwise modified by mutual agreement of the parties hereto in an instrument in writing signed by each of the parties. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

17. Assignment; Third Party Beneficiaries.

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto, shall survive the dissolution, death or incapacity of the Shareholder, and shall be binding upon the parties’ respective heirs, successors, legal representatives and permitted assigns, including with respect to any Shareholder, any Permitted Transferee. Any attempted assignment in violation of this Section 17 shall be null and void.

(b) The parties hereto hereby agree that their respective agreements and obligations set forth herein are solely for the benefit of the other parties hereto and their respective successors and permitted assigns, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any benefits, rights or remedies under this Agreement; provided, that Liverpool has relied on this Agreement and, accordingly, and Liverpool is an express third-party beneficiary hereof solely for purposes of seeking the specific performance of the Shareholder’s obligations hereunder in accordance with Section 13.

18. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering party receives an affirmative confirmation (excluding automatic acknowledgement of receipt) from the party to whom notice was intended (or if such affirmative confirmation is not received on the day of delivery, effective on the next Business Day following the date of delivery), if delivered by email as listed below, or (c) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the intended recipient at the following addresses (or at such other physical or email address for a party as may be specified in a notice given in accordance with this Section 18).

19. Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof to any Person or circumstance is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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20. Entire Agreement. This Agreement (including the schedule hereto) and together with the other Transaction Documents to which the Shareholder is a party to, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. Each of the parties hereto acknowledges that the Company is entering into the Merger Agreement in reliance on the agreements of the Shareholder in this Agreement.

21. Interpretation. Section 9.3(c) of the Merger Agreement is incorporated by reference herein, mutatis mutandis.

22. Counterparts. This Agreement and any amendments or waivers hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page intentionally left blank]

Annex E-10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NORDSTROM, INC.
By:	/s/ Cathy R. Smith
Name:	Cathy R. Smith
Title:	Chief Financial Officer
1617 Sixth Avenue
Seattle, Washington 98101
Email:	Ann.Steines@nordstrom.com
Attention:	Ann Munson Steines, Chief Legal Officer, General Counsel and Corporate Secretary
with copies (which shall not constitute notice) to:
Sidley Austin LLP
1001 Page Mill Road Building 1
Palo Alto, California 94304
Phone: (650) 565-7000
Email:	dzaba@sidley.com
Attention:	Derek Zaba
and
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Phone: (312) 853-7000
Email:	ggerstman@sidley.com
swilliams@sidley.com
Attention:	Gary Gerstman
Scott R. Williams

[Signature Page to Rollover, Voting and Support Agreement (Liverpool)]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EL PUERTO DE LIVERPOOL, S.A.B. DE C.V.
By:	/s/ Graciano Francisco Guichard González
Name:	Graciano Francisco Guichard González
Title:	Chairman of the Board
By:	/s/ Enrique Guijosa Hidalgo
Name:	Enrique Guijosa Hidalgo
Title:	Chief Executive Officer
Address:	Mario Pani No. 200,
Col. Santa Fe, Del. Cuajimalp
CDMX C.P. 05348
Attention:	Gonzalo Gallegos
Jacobo Apichoto
Email:	[***]
[***]
with copies (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
E-mail:	ben.schaye@stblaw.com
jmendez@stblaw.com
Attention:	Benjamin P. Schaye
Juan F. Méndez

[Signature Page to Rollover, Voting and Support Agreement (Liverpool)]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Solely with respect to Sections 1, 11 and 14 through 23 of this Agreement:

NORSE HOLDINGS, INC.
By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Chief Executive Officer
Address:	c/o Norse Holdings, Inc.
1617 Sixth Avenue
Seattle, WA 98101
Attention:	Erik B. Nordstrom
Email:	[***]
with copies (which shall not constitute notice) to:
Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
E-mail:	Keith.Trammell@wilmerhale.com
Michael.Gilligan@wilmerhale.com
Attention:	Keith Trammell
Michael Gilligan
and
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
E-mail:	ben.schaye@stblaw.com
jmendez@stblaw.com
Attention:	Benjamin P. Schaye
Juan F. Méndez

[Signature Page to Rollover, Voting and Support Agreement (Liverpool)]

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SCHEDULE A

Name of Shareholder	Number of Shares of Company Common Stock	Number of Shares of Parent Common Stock
El Puerto de Liverpool, S.A.B. de C.V.	15,755,000	15,755,000

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Annex F

CHAPTER 23B.13

RCW 23B.13.010 Definitions.

As used in this chapter:

(1)  “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2)  “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3)  “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4)  “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5)  “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)  “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)  “Shareholder” means the record shareholder or the beneficial shareholder.

RCW 23B.13.020 Right to dissent.

(1)  A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) Consummation of a merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11A.040 or the articles of incorporation, or would be required but for the provisions of RCW 23B.11A.045, and the shareholder is, or but for the provisions of RCW 23B.11A.045 would be, entitled to vote on the merger, except that the right to dissent will not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or (ii) if the corporation is a subsidiary and the merger is governed by RCW 23B.11A.050;

(b) A plan of share exchange, which has become effective, to which the corporation is a party as the corporation whose shares have been acquired, if the shareholder was entitled to vote on the plan;

(c) A sale, lease, exchange, or other disposition, which has become effective, of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business, if the shareholder was entitled to vote on the sale, lease, exchange, or other disposition, including a disposition in dissolution, but not including a disposition pursuant to court order or a disposition for cash pursuant to a plan by which all or substantially all of the net proceeds of the disposition will be distributed to the shareholders within one year after the date of the disposition;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation;

(e) Any action described in RCW 23B.25.120;

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(f) Any corporate action approved pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

(g) A plan of entity conversion in the case of a conversion of a domestic corporation to a foreign corporation, which has become effective, to which the domestic corporation is a party as the converting entity, if:

(i) The shareholder was entitled to vote on the plan; and

(ii) the shareholder does not receive shares in the surviving entity that have terms as favorable to the shareholder in all material respects and that represent at least the same percentage interest of the total voting rights of the outstanding shares of the surviving entity as the shares held by the shareholder before the conversion.

(2)  A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.831 through 25.10.886, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3)  The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

RCW 23B.13.030 Dissent by nominees and beneficial owners.

(1)  A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

(2)  A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder delivers to the corporation the record shareholder’s executed written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

RCW 23B.13.200 Notice of dissenters’ rights.

(1)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval by a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(2)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 would be submitted for approval by a vote at a shareholders’ meeting but for the provisions of *RCW 23B.11A.040, the offer made pursuant to *RCW 23B.11A.040 must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

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(3)  If corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, the shareholder consent described in RCW 23B.07.040(1)(b) and the notice described in RCW 23B.07.040(3)(a) must include a statement that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

*Reviser’s note: The reference to RCW 23B.11A.040 appears to be erroneous. RCW 23B.11A.045 was apparently intended.

RCW 23B.13.210 Notice of intent to demand payment.

(1)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed corporate action is effected, and (b) not vote such shares in favor of the proposed corporate action.

(2)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 does not require shareholder approval pursuant to *RCW 23B.11A.040, a shareholder who wishes to assert dissenters’ rights with respect to any class or series of shares:

(a) Shall deliver to the corporation before the shares are purchased pursuant to the offer under *RCW 23B.11A.040 written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed corporate action is effected; and

(b) Shall not tender, or cause to be tendered, any shares of such class or series in response to such offer.

(3)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, a shareholder who wishes to assert dissenters’ rights must not execute the consent or otherwise vote such shares in favor of the proposed corporate action.

(4)  A shareholder who does not satisfy the requirements of subsection (1), (2), or (3) of this section is not entitled to payment for the shareholder’s shares under this chapter.

*Reviser’s note: The reference to RCW 23B.11A.040 appears to be erroneous. RCW 23B.11A.045 was apparently intended.

RCW 23B.13.220 Dissenters’ rights-Notice.

(1)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved at a shareholders’ meeting, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(1) a notice in compliance with subsection (6) of this section.

(2)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with *RCW 23B.11A.040, the corporation shall within 10 days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(2) a notice in compliance with subsection (6) of this section.

(3)  If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.07.040, the notice delivered pursuant to RCW 23B.07.040(3)(b) to shareholders who satisfied the requirements of RCW 23B.13.210(3) shall comply with subsection (6) of this section.

(4)  In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(a)(ii), the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders of the subsidiary other than the parent a notice in compliance with subsection (6) of this section.

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(5)  In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(d) that, pursuant to RCW 23B.10.020(4)(b), is not required to be approved by the shareholders of the corporation, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders entitled to dissent under RCW 23B.13.020(1)(d) a notice in compliance with subsection (6) of this section.

(6)  Any notice under subsection (1), (2), (3), (4), or (5) of this section must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1), (2), (3), (4), or (5) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

*Reviser’s note: The reference to RCW 23B.11A.040 appears to be erroneous. RCW 23B.11A.045 was apparently intended.

RCW 23B.13.230 Duty to demand payment.

(1)  A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(6)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.

(2)  The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3)  A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.

RCW 23B.13.240 Share restrictions.

(1)  The corporation may restrict the transfer of uncertificated shares from the date the demand for payment under RCW 23B.13.230 is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2)  The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

RCW 23B.13.250 Payment.

(1)  Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

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(2)  The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

RCW 23B.13.260 Failure to take corporate action.

(1)  If the corporation does not effect the proposed corporate action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2)  If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to effect the proposed corporate action, it must deliver a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.

RCW 23B.13.270 After-acquired shares.

(1)  A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)  To the extent the corporation elects to withhold payment under subsection (1) of this section, after the effective date of the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall deliver with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

RCW 23B.13.280 Procedure if shareholder dissatisfied with payment or offer.

(1)  A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed corporate action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2)  A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

Annex F-5

§ 23B.13.300 Court action.

(1)  If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)  The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3)  The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4)  The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5)  The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6)  Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

§ 23B.13.310 Court costs and counsel fees.

(1)  The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2)  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3)  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Annex F-6

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION VOTE BY INTERNET Before The Meeting - Go to [●] or scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Pacific Time on [●] for shares held directly and by 11:59 p.m. Pacific Time on [●] for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - [●] Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Pacific Time on [●] for shares held directly and by 11:59 p.m. Pacific Time on [●] for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [●]. Scan to view materials & vote NORDSTROM, INC. 1617 SIXTH AVENUE SEATTLE, WASHINGTON 98101 Nordstrom TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NORDSTROM, INC. The Nordstrom Board and the Special Committee Recommend you vote “FOR” Item 1, “FOR” Item 2, and “FOR” Item 3. 1. To approve the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of December 22, 2024, by and among Nordstrom, Norse Holdings, Inc., and Navy Acquisition Co. Inc. For Against Abstain _ _ _ 2. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable by Nordstrom to its named executive officers in connection with the merger of Navy Acquisition Co. Inc., a wholly owned subsidiary of Norse Holdings, Inc., with and into Nordstrom. 3. To adjourn the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting. NOTE: At their discretion, the proxies are authorized to vote on any other business properly brought before the meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ITEMS 1, 2 AND 3. For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

NORDSTROM, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON [●] [●] Pacific Time [●] Nordstrom, Inc. 1617 Sixth Avenue Seattle, Washington 98101 Proxy This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxy holders on any other matter that properly comes before the meeting or any adjournments or postponements thereof. By signing the proxy, you revoke all prior proxies and appoint Ann Munson Steines and Kenneth J. Worzel, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting or at any adjournment or postponement thereof. See reverse for voting instructions.